FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-261279-06

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated November 18, 2024, may be amended or completed prior to the time of sale.

$740,674,000 (Approximate)

BANK5 2024-5YR12
(Central Index Key Number 0002044491)

as Issuing Entity

Banc of America Merrill Lynch Commercial Mortgage Inc.

(Central Index Key Number 0001005007)

as Depositor

Bank of America, National Association
(Central Index Key Number 0001102113)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

JPMorgan Chase Bank, National Association
(Central Index Key Number 0000835271)

Wells Fargo Bank, National Association

(Central Index Key Number 0000740906)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2024-5YR12

Banc of America Merrill Lynch Commercial Mortgage Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2024-5YR12 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class X-G, Class X-J, Class D, Class E, Class F, Class G, Class J, Class V and Class R certificates and the VRR Interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BANK5 2024-5YR12. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates and the VRR Interest. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates and the VRR Interest will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in January 2025. The rated final distribution date for the certificates is the distribution date in December 2057.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description
Class A-1	$2,556,000	[_]%	(5)	Class A-S-1(6)	$0(6)	[_]%	(6)
Class A-2 (6)	(6)(7)	[_]%	(5)(6)	Class A-S-2(6)	$0(6)	[_]%	(6)
Class A-2-1(6)	$0(6)(7)	[_]%	(6)	Class A-S-X1(6)	$0(6)	[_]%	(6)
Class A-2-2(6)	$0(6)(7)	[_]%	(6)	Class A-S-X2(6)	$0(6)	[_]%	(6)
Class A-2-X1(6)	$0(6)(7)	[_]%	(6)	Class B(6)	$43,692,000(6)	[_]%	(5)(6)
Class A-2-X2(6)	$0(6)(7)	[_]%	(6)	Class B-1(6)	$0(6)	[_]%	(6)
Class A-3(6)	(6)(7)	[_]%	(5)(6)	Class B-2(6)	$0(6)	[_]%	(6)
Class A-3-1(6)	$0(6)(7)	[_]%	(6)	Class B-X1(6)	$0(6)	[_]%	(6)
Class A-3-2(6)	$0(6)(7)	[_]%	(6)	Class B-X2(6)	$0(6)	[_]%	(6)
Class A-3-X1(6)	$0(6)(7)	[_]%	(6)	Class C(6)	$33,288,000(6)	[_]%	(5)(6)
Class A-3-X2(6)	$0(6)(7)	[_]%	(6)	Class C-1(6)	$0(6)	[_]%	(6)
Class X-A	$582,553,000(8)	[_]%	Variable(9)	Class C-2(6)	$0(6)	[_]%	(6)
Class X-B	$158,121,000(10)	[_]%	Variable(11)	Class C-X1(6)	$0(6)	[_]%	(6)
Class A-S(6)	$81,141,000(6)	[_]%	(5)(6)	Class C-X2(6)	$0(6)	[_]%	(6)

(Footnotes to this table begin on page 3)

You should carefully consider the summary of risk factors and the risk factors beginning on page 66 and page 68, respectively, of this prospectus.

None of the certificates, the VRR Interest or the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates and the VRR Interest will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Banc of America Merrill Lynch Commercial Mortgage Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, BofA Securities, Inc., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Academy Securities, Inc. and Drexel Hamilton, LLC will purchase the offered certificates from Banc of America Merrill Lynch Commercial Mortgage Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. BofA Securities, Inc., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as co-lead managers and joint bookrunners in the following manner: BofA Securities, Inc. is acting as sole bookrunning manager with respect to 44.7% of each class of offered certificates, Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to 22.8% of each class of offered certificates, J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to 20.7% of each class of offered certificates and Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 11.8% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about December 11, 2024. Banc of America Merrill Lynch Commercial Mortgage Inc. expects to receive from this offering approximately [_]% of the aggregate certificate balance of the offered certificates, plus accrued interest from December 1, 2024, before deducting expenses payable by the depositor.

BofA Securities	J.P. Morgan	Wells Fargo Securities	Morgan Stanley
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities, Inc. Co-Manager			Drexel Hamilton Co-Manager

November  [_], 2024

BANK5 2024-5YR12

Commercial Mortgage Pass-Through Certificates, Series BANK5 2024-5YR12
Geographic Overview of Mortgage Pool

Montana
1 property
$20,300,000
2.3% of total
Missouri
1 property
$65,000,000
7.4% of total
Iowa
4 properties
$2,472,552
0.3% of total
Illinois
1 property
$3,415,993
0.4% of total
Indiana
7 properties
$82,107,115
9.4% of total
Michigan
6 properties
$17,237,955
2.0% of total
Pennsylvania
4 properties
$17,016,774
1.9% of total
New York
19 properties
$274,500,000
31.3% of total
New Hampshire
1 property
$5,793,600
0.7% of total
Oregon
1 property
$8,300,000
0.9% of total
Ohio
10 properties
$47,351,441
5.4% of total
New Jersey
1 property
$2,370,000
0.3% of total
Nevada
1 property
$1,867,985
0.2% of total
Delaware
1 property
$4,549,000
0.5% of total
California
3 properties
$62,610,800
7.1% of total
West Virginia
14 properties
$14,726,000
1.7% of total
Virginia
1 property
$1,468,438
0.2% of total
South Carolina
1 property
$9,000,000
1.0% of total
North Carolina
6 properties
$35,010,148
4.0% of total
Arizona
6 properties
$20,778,000
2.4% of total
Georgia
2 properties
$15,385,000
1.8% of total
Oklahoma
16 properties
$27,000,000
3.1% of total
Texas
10 properties
$60,354,690
6.9% of total
Arkansas
4 properties
$9,973,813
1.1% of total
Alabama
3 properties
$12,341,813
1.4% of total
Florida
15 properties
$31,733,340
3.6% of total
Tennessee
7 properties
$22,830,625
2.6% of total
Kentucky
1 property
$524,920
0.1% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type

Industrial 3.1%
Other 0.1%
Hospitality 6.8%
Retail 20.2%
Self Storage 10.3%
Office 12.8%
Mixed Use 17.1%
Multifamily 13.4%
Manufactured Housing 16.2%

Summary of Certificates and VRR Interest

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)
Offered Certificates
Class A-1	$2,556,000		30.000%	[_]%	(5)	September 2029	2.56	1 – 57
Class A-2(6)		(6)(7)	30.000%	[_]%	(5)(6)	(7)	(7)	(7)
Class A-3(6)		(6)(7)	30.000%	[_]%	(5)(6)	(7)	(7)	(7)
Class X-A	$582,553,000	(8)	NAP	[_]%	Variable(9)	NAP	NAP	NAP
Class X-B	$158,121,000	(10)	NAP	[_]%	Variable(11)	NAP	NAP	NAP
Class A-S(6)	$81,141,000	(6)	20.250%	[_]%	(5)(6)	December 2029	5.01	60 – 60
Class B(6)	$43,692,000	(6)	15.000%	[_]%	(5)(6)	December 2029	5.01	60 – 60
Class C(6)	$33,288,000	(6)	11.000%	[_]%	(5)(6)	December 2029	5.01	60 – 60
Non-Offered Certificates(14)
Class X-D	$28,088,000	(12)	NAP	[_]%	Variable(13)	NAP	NAP	NAP
Class X-F	$18,725,000	(12)	NAP	[_]%	Variable(13)	NAP	NAP	NAP
Class X-G	$11,443,000	(12)	NAP	[_]%	Variable(13)	NAP	NAP	NAP
Class X-J	$33,289,000	(12)	NAP	[_]%	Variable(13)	NAP	NAP	NAP
Class D	$18,725,000		8.750%	[_]%	(5)	December 2029	5.01	60 – 60
Class E	$9,363,000		7.625%	[_]%	(5)	December 2029	5.01	60 – 60
Class F	$18,725,000		5.375%	[_]%	(5)	December 2029	5.01	60 – 60
Class G	$11,443,000		4.000%	[_]%	(5)	December 2029	5.01	60 – 60
Class J	$33,289,000		0.000%	[_]%	(5)	December 2029	5.01	60 – 60
Class V(15)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Class R(16)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (7) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-J certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are presented in the aggregate, taking into account the certificate balances of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentages set forth for the Class A-S, Class B and Class C certificates represent the approximate credit support for the underlying Class A-S, Class B and Class C trust components, respectively. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(5)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class J certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(6)	The Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class D, Class E, Class F, Class G and Class J certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”
(7)	The exact initial certificate balances or notional amounts of the Class A-2-1, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components (and consequently, the exact initial certificate balance or notional amount of
3

each class of Class A-2 Exchangeable Certificates and Class A-3 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-2 and Class A-3 trust components are expected to be within the applicable ranges reflected in the following chart. The aggregate of the initial certificate balances of the Class A-2 and Class A-3 trust components is expected to be approximately $579,997,000, subject to a variance of plus or minus 5%. The Class A-2-X1 and Class A-2-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-2 trust component. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-3 trust component. In the event that the Class A-3 trust component is issued with an initial certificate balance of $579,997,000, the Class A-2 trust component (and, correspondingly, the Class A-2 Exchangeable Certificates) will not be issued.

Trust Components	Expected Range of Initial Certificate Balance	Expected Range of Assumed Final Distribution Dates	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2 trust component	$0 - $275,000,000	NAP – November 2029	NAP – 4.86	NAP / 57 – 59
Class A-3 trust component	$304,997,000 - $579,997,000	December 2029 – December 2029	4.90 – 4.94	57 – 60 / 59 – 60
(8)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1 certificates and the Class A-2 and Class A-3 trust components outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(10)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-D, Class X-F, Class X-G and Class X-J certificates are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The notional amount of each class of the Class X-F, Class X-G and Class X-J certificates will be equal to the certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.
(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-F, Class X-G and Class X-J certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	Not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates or concerning the VRR Interest is presented solely to enhance your understanding of the offered certificates.
(15)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. As of the closing date, there are no mortgage loans with an anticipated repayment date included in the trust, and consequently there will be no excess interest payable on the Class V certificates. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.
4

(16)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

VRR Interest Summary

Non-Offered Eligible Vertical Interest	Approximate Initial VRR Interest Balance(1)	Approximate Initial VRR Interest Rate	VRR Interest Rate Description	Assumed Final Distribution Date(2)	Expected Weighted Average Life (Years)(3)	Expected Principal Window (Months)(3)
Class RR Certificates(4)	$34,738,500	[_]%	(5)	December 2029	4.93	1 – 60
RR Interest	$9,062,500	[_]%	(5)	December 2029	4.93	1 – 60
(1)	The Class RR Certificates and the RR Interest will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules), which is expected to be acquired and retained by the sponsors as described under “Credit Risk Retention”. The Class RR Certificates and the RR Interest collectively comprise the “VRR Interest”. The VRR Interest represents the right to receive approximately 5.00% of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the certificates and the VRR Interest on each distribution date, as further described under “Credit Risk Retention”. The owner of the RR Interest is referred to in this prospectus as the “RR Interest Owner” and the RR Interest Owner and the holders of the Class RR Certificates (the “Class RR Certificateholders”) are referred to collectively in this prospectus as the “VRR Interest Owners”. See “Credit Risk Retention”.
(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(3)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR Interest are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(4)	The Class RR certificates will be certificated but will not be “certificates” for purposes of this prospectus. The RR Interest will not be a “certificate” for purposes of this prospectus and is not being offered by this prospectus.
(5)	Although they do not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for each of the RR Interest and the Class RR Certificates will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, which mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The Class X-D, Class X-F, Class X-G, Class X-J, Class D, Class E, Class F, Class G, Class J, Class V and Class R certificates and the VRR Interest are not offered by this prospectus. Any information in this prospectus concerning these certificates or the VRR Interest is presented solely to enhance your understanding of the offered certificates.

5

TABLE OF CONTENTS

Summary of Certificates and VRR Interest	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	25
Summary of Risk Factors	66
Risk Factors	68
Risks Related to Market Conditions and Other External Factors	68
The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	68
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	69
Risks Relating to the Mortgage Loans	70
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	70
Risks of Commercial and Multifamily Lending Generally	71
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	73
Retail Properties Have Special Risks	78
Mixed Use Properties Have Special Risks	81
Manufactured Housing Properties Have Special Risks	82
Multifamily Properties Have Special Risks	83
Office Properties Have Special Risks	86
Self Storage Properties Have Special Risks	88
Hospitality Properties Have Special Risks	89
Risks Relating to Affiliation with a Franchise or Hotel Management Company	91
Industrial Properties Have Special Risks	92
Mortgaged Properties Leased to Startup Companies Have Special Risks	94
Mortgaged Properties Leased to Government Tenants Have Special Risks	94
Condominium Ownership May Limit Use and Improvements	94
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	96
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	97
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	98
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	100
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	101
Risks Related to Zoning Non-Compliance and Use Restrictions	103
Risks Relating to Inspections of Properties	105
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	105
Insurance May Not Be Available or Adequate	105
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	106
Terrorism Insurance May Not Be Available for All Mortgaged Properties	107
Risks Associated with Blanket Insurance Policies or Self-Insurance	108
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	109
Limited Information Causes Uncertainty	109
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	110
6

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	111
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	112
Static Pool Data Would Not Be Indicative of the Performance of this Pool	112
Appraisals May Not Reflect Current or Future Market Value of Each Property	113
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	114
The Borrower’s Form of Entity May Cause Special Risks	115
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	118
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	118
Other Financings or Ability to Incur Other Indebtedness Entails Risk	119
Tenancies-in-Common May Hinder Recovery	121
Risks Relating to Enforceability of Cross-Collateralization	121
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	122
Risks Associated with One Action Rules	122
State Law Limitations on Assignments of Leases and Rents May Entail Risks	123
Various Other Laws Could Affect the Exercise of Lender’s Rights	123
Risks of Anticipated Repayment Date Loans	124
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	124
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	125
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	127
Risks Related to Ground Leases and Other Leasehold Interests	127
Increases in Real Estate Taxes May Reduce Available Funds	129
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	129
Risks Related to Conflicts of Interest	130
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	130
The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers	133
The Servicing of Certain Other Whole Loans Will Shift to Other Servicers	133
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	133
Potential Conflicts of Interest of Each Applicable Master Servicer and Special Servicer	135
Potential Conflicts of Interest of the Operating Advisor	137
Potential Conflicts of Interest of the Asset Representations Reviewer	138
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	139
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	142
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan	143
Other Potential Conflicts of Interest May Affect Your Investment	143
7

Other Risks Relating to the Certificates	144
EU Securitization Regulation and UK Securitization Framework Due Diligence Requirements	144
Recent Developments Concerning the Proposed Japanese Retention Requirements	146
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	148
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	151
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	155
Payments Allocated to the VRR Interest or the Certificates Will Not Be Available to the Certificates or the VRR Interest, Respectively	156
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	156
Risks Relating to Modifications of the Mortgage Loans	162
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	164
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event of Default	165
Risks Relating to Interest on Advances and Special Servicing Compensation	165
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	165
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	166
The Requirement of Each Applicable Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	167
Each applicable Master Servicer, any Sub-Servicer or each applicable Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	167
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	168
General	170
The Certificates May Not Be a Suitable Investment for You	170
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	171
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	171
Other Events May Affect the Value and Liquidity of Your Investment	171
The Certificates Are Limited Obligations	172
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	172
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	173
Description of the Mortgage Pool	175
8

General	175
Co-Originated Whole Loans and Third-Party Originated Mortgage Loans	177
Certain Calculations and Definitions	177
Definitions	178
Mortgage Pool Characteristics	194
Overview	194
Property Types	195
Significant Obligors	202
Mortgage Loan Concentrations	203
Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	204
Geographic Concentrations	205
Mortgaged Properties With Limited Prior Operating History	205
Tenancies-in-Common and Crowd-Funded Entities	206
Condominium and Other Shared Interests	206
Fee & Leasehold Estates; Ground Leases	207
Environmental Considerations	207
Redevelopment, Renovation and Expansion	212
Assessment of Property Value and Condition	212
Litigation and Other Considerations	213
Condemnations	214
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	214
Tenant Issues	215
Tenant Concentrations	215
Lease Expirations and Terminations	216
Purchase Options and Rights of First Refusal	219
Affiliated Leases	220
Competition from Certain Nearby Properties	220
Insurance Considerations	221
Use Restrictions	222
Appraised Value	223
Non-Recourse Carveout Limitations	223
Real Estate and Other Tax Considerations	225
Delinquency Information	227
Certain Terms of the Mortgage Loans	227
Amortization of Principal	227
Due Dates; Mortgage Rates; Calculations of Interest	228
ARD Loans	228
Single-Purpose Entity Covenants	229
Prepayment Protections and Certain Involuntary Prepayments	230
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	232
Defeasance	233
Releases; Partial Releases; Property Additions	234
Escrows	237
Mortgaged Property Accounts	238
Exceptions to Underwriting Guidelines	239
Additional Indebtedness	240
General	240
Whole Loans	240
Mezzanine Indebtedness	240
Other Secured Indebtedness	242
Preferred Equity	242
Other Unsecured Indebtedness	243
9

The Whole Loans	243
General	243
The Serviced Pari Passu Whole Loans	249
The Non-Serviced Pari Passu Whole Loans	252
The Rockefeller Center Pari Passu-A/B Whole Loan	256
Additional Information	265
Transaction Parties	266
The Sponsors and Mortgage Loan Sellers	266
Bank of America, National Association	266
Morgan Stanley Mortgage Capital Holdings LLC	281
JPMorgan Chase Bank, National Association	294
Wells Fargo Bank, National Association	305
The Depositor	318
The Issuing Entity	319
The Certificate Administrator and Trustee	320
The Master Servicer	323
The Primary Servicer	328
The Special Servicer	336
The Operating Advisor and Asset Representations Reviewer	340
Credit Risk Retention	342
General	342
VRR Interest	343
Qualifying CRE Loans	345
Description of the Certificates	346
General	346
Distributions	349
Method, Timing and Amount	349
Available Funds	350
Priority of Distributions	352
Pass-Through Rates	355
Exchangeable Certificates	357
Interest Distribution Amount	361
Principal Distribution Amount	361
Certain Calculations with Respect to Individual Mortgage Loans	363
Excess Interest	365
Application Priority of Mortgage Loan Collections or Whole Loan Collections	365
Allocation of Yield Maintenance Charges and Prepayment Premiums	369
Assumed Final Distribution Date; Rated Final Distribution Date	373
Prepayment Interest Shortfalls	374
Subordination; Allocation of Realized Losses	376
Reports to Certificateholders and VRR Interest Owners; Certain Available Information	379
Certificate Administrator Reports	379
Information Available Electronically	386
Voting Rights	391
Delivery, Form, Transfer and Denomination	391
Book-Entry Registration	392
Definitive Certificates	395
Certificateholder Communication	395
Access to Certificateholders’ Names and Addresses	395
Requests to Communicate	396
List of Certificateholders and VRR Interest Owners	396
Description of the Mortgage Loan Purchase Agreements	397
10

General	397
Dispute Resolution Provisions	409
Asset Review Obligations	409
Pooling and Servicing Agreement	410
General	410
Assignment of the Mortgage Loans	410
Servicing Standard	411
Subservicing	413
Advances	414
P&I Advances	414
Servicing Advances	415
Nonrecoverable Advances	416
Recovery of Advances	417
Accounts	419
Withdrawals from the Collection Account	421
Servicing and Other Compensation and Payment of Expenses	424
General	424
Master Servicing Compensation	431
Special Servicing Compensation	433
Disclosable Special Servicer Fees	438
Certificate Administrator and Trustee Compensation	439
Operating Advisor Compensation	439
Asset Representations Reviewer Compensation	440
CREFC® Intellectual Property Royalty License Fee	441
Appraisal Reduction Amounts	441
Maintenance of Insurance	449
Modifications, Waivers and Amendments	453
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	459
Inspections	461
Collection of Operating Information	462
Special Servicing Transfer Event	463
Asset Status Report	466
Realization Upon Mortgage Loans	470
Sale of Defaulted Loans and REO Properties	473
The Directing Certificateholder	476
General	476
Major Decisions	479
Asset Status Report	484
Replacement of a Special Servicer	484
Control Termination Event and Consultation Termination Event	484
Servicing Override	487
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	488
Rights of the Holders of Serviced Pari Passu Companion Loans	488
Limitation on Liability of Directing Certificateholder	488
The Operating Advisor	489
General	489
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	490
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	491
Recommendation of the Replacement of a Special Servicer	494
Eligibility of Operating Advisor	494
11

Other Obligations of Operating Advisor	495
Delegation of Operating Advisor’s Duties	496
Termination of the Operating Advisor With Cause	496
Rights Upon Operating Advisor Termination Event	497
Waiver of Operating Advisor Termination Event	497
Termination of the Operating Advisor Without Cause	498
Resignation of the Operating Advisor	498
Operating Advisor Compensation	498
The Asset Representations Reviewer	499
Asset Review	499
Eligibility of Asset Representations Reviewer	504
Other Obligations of Asset Representations Reviewer	505
Delegation of Asset Representations Reviewer’s Duties	506
Asset Representations Reviewer Termination Events	506
Rights Upon Asset Representations Reviewer Termination Event	507
Termination of the Asset Representations Reviewer Without Cause	507
Resignation of Asset Representations Reviewer	508
Asset Representations Reviewer Compensation	508
Limitation on Liability of Risk Retention Consultation Parties	508
Replacement of a Special Servicer Without Cause	509
Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	512
Termination of a Master Servicer or Special Servicer for Cause	513
Servicer Termination Events	513
Rights Upon Servicer Termination Event	515
Waiver of Servicer Termination Event	516
Resignation of a Master Servicer or Special Servicer	517
Limitation on Liability; Indemnification	518
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	521
Dispute Resolution Provisions	522
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	522
Repurchase Request Delivered by a Party to the PSA	522
Resolution of a Repurchase Request	523
Mediation and Arbitration Provisions	525
Servicing of the Non-Serviced Mortgage Loans	527
General	527
Servicing of the Queens Center Mortgage Loan, the Gateway Center North Mortgage Loan and the Sunbelt MHC Portfolio Mortgage Loan	530
Servicing of the Mini Mall Self Storage Mortgage Loan	531
Servicing of the Rockefeller Center Mortgage Loan	531
Servicing of the Bay Plaza Community Center Mortgage Loan and the Ignite Portfolio Mortgage Loan	532
Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans	533
Rating Agency Confirmations	534
Evidence as to Compliance	537
Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding	538
Termination; Retirement of Certificates	539
Amendment	540
Resignation and Removal of the Trustee and the Certificate Administrator	543
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	545
12

Certain Legal Aspects of Mortgage Loans	545
General	545
Types of Mortgage Instruments	546
Leases and Rents	546
Personalty	547
Foreclosure	547
General	547
Foreclosure Procedures Vary from State to State	547
Judicial Foreclosure	547
Equitable and Other Limitations on Enforceability of Certain Provisions	548
Nonjudicial Foreclosure/Power of Sale	548
Public Sale	548
Rights of Redemption	550
Anti-Deficiency Legislation	550
Leasehold Considerations	551
Cooperative Shares	551
Bankruptcy Laws	551
Environmental Considerations	559
General	559
Superlien Laws	559
CERCLA	559
Certain Other Federal and State Laws	560
Additional Considerations	560
Due-on-Sale and Due-on-Encumbrance Provisions	561
Subordinate Financing	561
Default Interest and Limitations on Prepayments	561
Applicability of Usury Laws	562
Americans with Disabilities Act	562
Servicemembers Civil Relief Act	562
Anti-Money Laundering, Economic Sanctions and Bribery	563
Potential Forfeiture of Assets	563
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	564
Pending Legal Proceedings Involving Transaction Parties	565
Use of Proceeds	565
Yield and Maturity Considerations	566
Yield Considerations	566
General	566
Rate and Timing of Principal Payments	566
Losses and Shortfalls	567
Certain Relevant Factors Affecting Loan Payments and Defaults	568
Delay in Payment of Distributions	569
Yield on the Certificates with Notional Amounts	569
Weighted Average Life	570
Pre-Tax Yield to Maturity Tables	575
Material Federal Income Tax Considerations	581
General	581
Qualification as a REMIC	582
Exchangeable Certificates	584
Taxation of Regular Interests	584
Status of Offered Certificates	585
Taxation of Regular Interests	585
General	585
13

Original Issue Discount	585
Acquisition Premium	588
Market Discount	588
Premium	589
Election To Treat All Interest Under the Constant Yield Method	589
Treatment of Losses	590
Yield Maintenance Charges and Prepayment Premiums	591
Sale or Exchange of Regular Interests	591
3.8% Medicare Tax on “Net Investment Income”	592
Information Reporting	592
Taxation of Certain Foreign Investors	592
FATCA	593
Backup Withholding	594
Taxes That May Be Imposed on a REMIC	594
Prohibited Transactions	594
Contributions to a REMIC After the Startup Day	594
Net Income from Foreclosure Property	595
Administrative Matters	595
REMIC Partnership Representative	595
Reporting Requirements	596
Certain State and Local Tax Considerations	597
Plan of Distribution (Conflicts of Interest)	597
Incorporation of Certain Information by Reference	601
Where You Can Find More Information	602
Financial Information	602
Certain ERISA Considerations	603
General	603
Plan Asset Regulations	603
Administrative Exemptions	604
Insurance Company General Accounts	606
Legal Investment	607
Legal Matters	608
Ratings	608
Index of Defined Terms	611

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

14

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS; HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, ANY MASTER SERVICER, ANY SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTIES, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES GENERALLY. IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT

15

OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates and VRR Interest, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Banc of America Merrill Lynch Commercial Mortgage Inc.;
●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
16

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the BANK5 2024-5YR12 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NON-GAAP FINANCIAL MEASURES

This prospectus presents a number of non-GAAP financial measures, including Underwritten Net Cash Flow as well as other terms used to measure and present information relating to operation and performance of the Mortgaged Properties that are commonly used in the commercial real estate and real estate finance industries. In addition, the presentation of Net Operating Income includes adjustments that reflect various non-GAAP measures.

As presented in this prospectus, these terms are measures that are not presented in accordance with generally accepted accounting principles (“GAAP”). They are not measurements of financial performance under GAAP and should not be considered as alternatives to performance measures derived in accordance with GAAP or as alternatives to net income or cash flows from operating activities or as illustrative measures of liquidity. While some of these terms are widely-used within the commercial real estate and real estate finance industries, these terms have limitations as analytical tools, and investors should not consider them in isolation or as substitutes for analysis of results as if reported under GAAP.

The non-GAAP financial measures presented are not intended as alternatives to any measures of performance in conformity with GAAP. Investors should therefore not place undue reliance on non-GAAP financial measures or ratios calculated using those measures.

The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures presented in this prospectus may not comply with these rules.

17

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS

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AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE

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PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

EU SECURITIZATION REGULATION AND UK SECURITIZATION FRAMEWORK

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES AND THE VRR INTEREST, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY (A) REGULATION (EU) 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) THE SECURITISATION REGULATIONS 2024 (SI 2024/102) OF THE UK, AS AMENDED FROM TIME TO TIME, THE SECURITISATION SOURCEBOOK OF THE HANDBOOK OF RULES AND GUIDANCE ADOPTED BY THE UK FINANCIAL CONDUCT AUTHORITY (“SECN”) AND THE SECURITISATION PART OF THE RULEBOOK OF PUBLISHED POLICY OF THE PRUDENTIAL REGULATION AUTHORITY OF THE BANK OF ENGLAND (THE “PRASR”), TOGETHER WITH THE RELEVANT PROVISIONS OF THE UK FINANCIAL SERVICES AND MARKETS ACT 2000 (TOGETHER, THE “UK SECURITIZATION FRAMEWORK”). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION WHICH MAY BE REQUIRED BY ANY POTENTIAL INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION FRAMEWORK. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION FRAMEWORK. CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS THAT ARE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION FRAMEWORK. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SECURITIZATION REGULATION AND UK SECURITIZATION FRAMEWORK DUE DILIGENCE REQUIREMENTS” IN THIS PROSPECTUS.

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PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

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W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA) (“INSTITUTIONAL INVESTOR”) PURSUANT TO SECTION 304 OF THE SFA. UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER INFORMATION STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER, DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME, OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE, WAS ISSUED IN CONNECTION WITH AN OFFER, OR THE LISTING FOR QUOTATION, OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS, AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME, AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

THE REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY

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OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENTS

NO REPRESENTATION IS MADE AS TO WHETHER THE TRANSACTION DESCRIBED HEREIN WOULD COMPLY WITH THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) RISK RETENTION RULE (AS MORE FULLY DESCRIBED UNDER “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—RECENT DEVELOPMENTS CONCERNING THE PROPOSED JAPANESE RETENTION REQUIREMENTS” BELOW) AND NO PARTY TO THE TRANSACTION DESCRIBED HEREIN HAS COMMITTED TO RETAIN A NET ECONOMIC INTEREST IN THE SECURITIZATION CALCULATED FOR THE PURPOSE OF COMPLYING WITH SUCH REQUIREMENTS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF

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THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

NOTICE TO INVESTORS: FLORIDA

SALES IN FLORIDA WILL BE MADE ONLY TO (A) PERSONS THAT ARE “QUALIFIED INSTITUTIONAL BUYERS” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT AND (B) PERSONS THAT ARE A BANK, TRUST COMPANY, SAVINGS INSTITUTION, INSURANCE COMPANY, DEALER, INVESTMENT COMPANY (AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR PENSION OR PROFIT-SHARING TRUST WITHIN THE MEANING OF SECTION 517.061(9) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2024-5YR12.
Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc., a Delaware corporation, and a wholly owned subsidiary of Bank of America, National Association, a national banking association organized under the laws of the United States of America, which is a subsidiary of Bank of America Corporation. The depositor’s address is One Bryant Park, New York, New York 10036 and its telephone number is (980) 388-7451. See “Transaction Parties—The Depositor”.
Issuing Entity	BANK5 2024-5YR12, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors and Originators	The sponsors of this transaction are:
●	Bank of America, National Association, a national banking association
●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company
●	JPMorgan Chase Bank, National Association, a national banking association
●	Wells Fargo Bank, National Association, a national banking association
These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.
The originators of this transaction are:
●	Bank of America, National Association, a national banking association
●	Morgan Stanley Bank, N.A., a national banking association
●	JPMorgan Chase Bank, National Association, a national banking association
●	Wells Fargo Bank, National Association, a national banking association

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The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:
Sellers of the Mortgage Loans
Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Bank of America, National Association	Bank of America, National Association	11	$391,835,000	44.7%
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	9	156,635,000	17.9
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	3	111,500,000	12.7
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	2	47,800,000	5.5
Morgan Stanley Mortgage Capital Holdings LLC / JPMorgan Chase Bank, National Association(2)	Morgan Stanley Bank, N.A./ JPMorgan Chase Bank, National Association(2)	1	85,000,000	9.7
Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association(3).	Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association(3)	1	83,250,000	9.5
Total		27	$876,020,000	100.0%

(1)	Certain of the mortgage loans were co-originated or are part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated Whole Loans and Third-Party Originated Mortgage Loans”.
(2)	The Queens Center mortgage loan (9.7%) is part of a whole loan that was co-originated by German American Capital Corporation, Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, Bank of Montreal and Morgan Stanley Bank, N.A. Morgan Stanley Mortgage Capital Holdings LLC is acting as mortgage loan seller with respect to Note A-5-2, Note A-5-3 and Note A-5-4, with an aggregate outstanding principal balance as of the cut-off date of $43,000,000. JPMorgan Chase Bank, National Association is acting as mortgage loan seller with respect to Note A-3-2, Note A-3-4 and Note A-3-5, with an aggregate outstanding principal balance as of the cut-off date of $42,000,000.
(3)	The Mini Mall Self Storage mortgage loan (9.5%) is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc. Wells Fargo Bank, National Association is acting as mortgage loan seller and originator with respect to Note A-1-B and Note A-1-C, with an aggregate outstanding principal balance as of the cut-off date of $55,500,000. JPMorgan Chase Bank, National Association is acting as mortgage loan seller and originator with respect to Note A-3-A and Note A-3-C, with an aggregate outstanding principal balance as of the cut-off date of $27,750,000.

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See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
Master Servicer	Wells Fargo Bank, National Association will be the master servicer. The master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan serviced pursuant to the pooling and servicing agreement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-23A, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.
Prior to the applicable servicing shift securitization date, any servicing shift whole loan will be serviced by the applicable master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans”.
Certain mortgage loans will be serviced by the master servicer under another pooling and servicing agreement as set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Primary Servicer	Midland Loan Services, a Division of PNC Bank, National Association, is expected to act as primary servicer and perform servicing duties delegated by the master servicer with respect to certain mortgage loans to be sold to the depositor by JPMorgan Chase Bank, National Association, pursuant to a primary servicing agreement to be entered into with the master servicer and is also the primary servicer of the Bay Plaza Community Center whole loan pursuant to a certain primary servicing agreement (subject to the BANK5 2024-5YR10 pooling and servicing agreement) and the primary servicer of the Queens Center whole loan until the securitization of the related note A-1-1 companion loan pursuant to a certain primary servicing agreement (subject to the BANK5 2024-5YR11 pooling and servicing agreement). The principal servicing office of Midland Loan Services, a

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Division of PNC Bank, National Association, is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—The Primary Servicer”.
Special Servicer	KeyBank National Association, a national banking association, is expected to act as the initial special servicer under the pooling and servicing agreement. KeyBank National Association will act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The applicable special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating and processing and/or providing or withholding consent as to certain major decisions relating to such mortgage loans and related companion loans as to which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of KeyBank National Association are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.
If the applicable special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). At any time after the occurrence and during the continuance of a control termination event, or if the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the

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controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30-day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.
KeyBank National Association is expected to be appointed as a special servicer by CMBS 4 Sub 6, LLC, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.
Prior to the applicable servicing shift securitization date, any servicing shift whole loan, if necessary, will be specially serviced by the applicable special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans”.
Certain mortgage loans will be specially serviced, if necessary, by the special servicer under another pooling and servicing agreement as set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices). Following the transfer of the mortgage

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loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to any servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to any servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.
With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, National Association, a national banking association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The custodian with respect to any servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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The custodian with respect to any non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of each applicable special servicer, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	Subject to the rights of the holders of subordinate companion loans solely with respect to any serviced A/B whole loan described under “Description of the Mortgage Pool—The Whole Loans”, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any servicing shift mortgage loan and (ii) any excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage (by certificate balance) of the controlling class certificateholders. In certain circumstances (such as when no directing certificateholder has been appointed

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and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even though there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.
With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.
The controlling class will be the most subordinate class of the Class F, Class G and Class J certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the principal balance certificates other than the control eligible certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class J certificates.
It is anticipated that on the closing date, CMBS 4 Sub 6, LLC or its affiliate, and in each case an entity advised by Prime Finance Advisor, L.P., will purchase the Class F, Class G, Class J, Class X-F, Class X-G, Class X-J and Class V certificates, and that CMBS 4 Sub 6, LLC or its affiliate will be appointed as the initial directing certificateholder.
With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the servicing shift

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securitization date, the rights of the controlling noteholder of the related servicing shift whole loan (if the related control note is included in the related future securitization) are expected to be exercisable by the directing certificateholder under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting a servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.
With respect to any serviced subordinate companion loan described under “Description of the Mortgage Pool—The Whole Loans”, during such time as the holder of such subordinate companion loan is no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the directing certificateholder will have generally similar (although not necessarily identical) consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans”.
With respect to any non-serviced whole loan, the entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the pooling and servicing agreement for the indicated transaction (or other indicated party) and will have certain consent and consultation rights with respect to such whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
As of the closing date, there will be no servicing shift whole loans or serviced whole loans. Accordingly, all references in this prospectus to any servicing shift whole loan, servicing shift mortgage loan, serviced whole loan and any related terms should be disregarded.

Risk Retention

Consultation Party	The “risk retention consultation parties” will be (i) a party selected by Bank of America, National Association, (ii) a party selected by Morgan Stanley Bank, N.A., (iii) a party selected by JPMorgan Chase Bank, National Association, and (iv) a party selected by Wells Fargo Bank, National Association, in each case, as an owner of

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the VRR Interest. Each risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC, JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association (in each case, or an affiliate thereof) are expected to be appointed as the initial risk retention consultation parties.
With respect to any risk retention consultation party or any holder of the VRR Interest by whom such risk Retention Consultation Party was appointed, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in December 2024 (or, in the case of any mortgage loan that has its first due date after December 2024, the date that would have been its due date in December 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about December 11, 2024.

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Distribution Date	The 4th business day following each determination date. The first distribution date will be in January 2025.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Kansas, Pennsylvania, New York, North Carolina, Texas, the District of Columbia or any of the jurisdictions in which the respective primary servicing offices of any master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
Collection Period	For any mortgage loan and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

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Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	September 2029
Class A-2	NAP – November 2029(1)(2)
Class A-3	December 2029 – December 2029(1)(2)
Class X-A	NAP
Class X-B	NAP
Class A-S	December 2029(2)
Class B	December 2029(2)
Class C	December 2029(2)

(1)	The range of assumed final distribution dates is based on the initial certificate balance of the Class A-2 trust component ranging from $0 to $275,000,000 and the initial certificate balance of the Class A-3 trust component ranging from $304,997,000 to $579,997,000.
(2)	Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates that are principal balance certificates will have the same assumed final distribution date as the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown in the table.
The rated final distribution date will be the distribution date in December 2057.

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Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into by the depositor, each applicable master servicer, each applicable special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2024-5YR12: Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class X-A, Class X-B, Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2.
The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class X-J, Class D, Class E, Class F, Class G, Class J, Class V and Class R.
The Class RR certificates will be certificated, but will not be “certificates” for purposes of this prospectus and are not being offered by this prospectus. The RR Interest will not be a “certificate” for purposes of this prospectus and is not being offered by this prospectus.

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Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Aggregate Certificate Balance or Notional Amount		Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$2,556,000		0.29%	30.000%
Class A-2		(2)(3)	(2)(3)	30.000%
Class A-3		(2)(3)	(2)(3)	30.000%
Class X-A	$582,553,000		NAP	NAP
Class X-B	$158,121,000		NAP	NAP
Class A-S	$81,141,000	(2)	9.26%(2)	20.250%
Class B	$43,692,000	(2)	4.99%(2)	15.000%
Class C	$33,288,000	(2)	3.80%(2)	11.000%

(1)	The approximate initial credit support percentages with respect to the Class A-1, Class A-2 and Class A-3 certificates are presented in the aggregate, taking into account the certificate balances of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentage set forth for the Class A-S certificates represents the approximate credit support for the underlying Class A-S trust component. The approximate initial credit support percentage set forth for the Class B certificates represents the approximate credit support for the underlying Class B trust component. The approximate initial credit support percentage set forth for the Class C certificates represents the approximate credit support for the underlying Class C trust component. The VRR interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.
(2)	Each class of Exchangeable Certificates will have the certificate balance or notional amount described under “Description of the Certificates—Distributions—Exchangeable Certificates.”
(3)	The exact initial certificate balances or notional amounts of the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components (and consequently, the exact initial certificate balance or notional amount of each class of Class A-2 Exchangeable Certificates and Class A-3 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balance of the Class A-2 trust component is expected to be within the range of $0 - $275,000,000 (0.00% - 31.39% of the Initial Pool Balance), and the initial certificate balance of the Class A-3 trust component is expected to be within the range of $304,997,000 - $579,997,000 (34.82% - 66.21% of the Initial Pool Balance). The aggregate initial certificate balance of the Class A-2 and Class A-3 trust components is expected to be approximately $579,997,000, subject to a variance of plus or minus 5%. The Class A-2-X1 and Class A-2-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-2 trust component. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-3 trust component.

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Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:
Class	Approx. Initial Pass-Through Rate(1)
Class A-1	[_]%
Class A-2(2)	[_]%
Class A-3(2)	[_]%
Class X-A	[_]%
Class X-B	[_]%
Class A-S(2)	[_]%
Class B(2)	[_]%
Class C(2)	[_]%

(1)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(2)	Each class of Exchangeable Certificates will have the pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”

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B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.
For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by any special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.
For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each applicable master servicer and special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.
The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) at a servicing fee rate equal to a per annum rate ranging from 0.00313% to 0.07250%.
Any primary servicing fees or sub-servicing fees with respect to each serviced mortgage loan and any related serviced companion loan will be paid by the master

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servicer or special servicer, respectively, out of the fees described above.
The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $3,500. No special servicer will be entitled to a special servicing fee with respect to any non-serviced mortgage loan.
Each applicable master servicer and special servicer is also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan) at a per annum rate equal to 0.01076%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.
The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan (excluding any related companion loans) at a per annum rate equal to 0.00146%. The operating advisor will also be entitled under certain circumstances to a consulting fee.
The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan (excluding any related companion loans) at a per annum rate equal to 0.00029%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other

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Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any successor REO loan will be payable to CRE Finance Council® as a license fee for use of their names and trademarks, including an investor reporting package.
Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders and the VRR Interest Owners. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.
With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at the per annum rate set forth below. In addition, each party to the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan will be entitled to receive other fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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NON-SERVICED MORTGAGE LOANS(1)
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
Queens Center	0.00125% per annum	0.25%(2)(3)
Mini Mall Self Storage	0.00250% per annum	0.25%(4)
Gateway Center North	0.00250% per annum	0.25%(2)
Rockefeller Center	0.000625% per annum	0.25%(5)
Bay Plaza Community Center	0.00125% per annum	0.25%(4)
Sunbelt MHC Portfolio	0.01000% per annum	0.25%(2)
Ignite Portfolio	0.01000% per annum	0.25%(4)

(1)	Included as part of the servicing fee rate.
(2)	Such fee rate is subject to a minimum amount equal to $3,500 for any month in which such fee is payable.
(3)	From and after the securitization of the related note A-1-1 companion loan, such mortgage loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be as specified in such pooling and servicing agreement.
(4)	Such fee rate is subject to a minimum amount equal to $5,000 for any month in which such fee is payable.
(5)	Such fee rate is subject to a maximum amount equal to $2,250,000 per calendar year.

Distributions

A. Allocation between

VRR Interest and

Certificates	The aggregate amount available for distributions to holders of the certificates and the VRR Interest on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, each applicable special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and for distribution to holders of the certificates, on the other hand. The portion of such amount allocable to (a) the VRR interest will at all times be the product of such amount multiplied by 5% and (b) the certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage referenced in clause (a), in each case such percentages being referred to in this prospectus as the respective “percentage allocation entitlements”.

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B. Amount and Order

of Distributions on

Certificates	On each distribution date, funds available for distribution to the certificates (other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:
First, to the Class A-1, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;
Second, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components as follows: (i) to the extent of applicable funds allocated to principal and available for distribution: (a) first, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second, to principal on the Class A-2 trust component until the certificate balance of the Class A-2 trust component has been reduced to zero and (c) third, to principal on the Class A-3 trust component, until the certificate balance of the Class A-3 trust component has been reduced to zero, or (ii) if the certificate balance of each class of certificates and trust components other than the Class A-1 certificates and the Class A-2 and Class A-3 trust components has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates or trust components, applicable funds available for distributions of principal will be distributed to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, pro rata, without regard to the distribution priorities described above;
Third, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, to reimburse the Class A-1 certificates and the Class A-2 and Class A-3 trust components, first, in an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes or trust components, and then in an amount equal to, and pro rata based upon, interest on that amount at the pass-through rate for such class or trust component compounded monthly from the date the related realized loss was allocated to such class or trust component;
Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust

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component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;
Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;
Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class C trust component, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;

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Seventh, to the non-offered certificates (other than the Class X-D, Class X-F, Class X-G, Class X-J, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and
Eighth, to the Class R certificates, any remaining amounts.
Principal and interest payable to the trust components will be distributed pro rata to the corresponding classes of exchangeable certificates representing interests therein in accordance with their class percentage interests therein as described under “Description of the Certificates—Distributions—Exchangeable Certificates”.
For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) and the VRR interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—VRR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.
A description of the amount of principal required to be distributed to each class of certificates entitled to principal and the VRR interest on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—VRR Interest—Priority of Distributions”, respectively.

D. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the VRR Interest, on the one hand, and the certificates, on the other hand, in accordance with their respective percentage allocation entitlements. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

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For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the allocation between the VRR Interest and the certificates and the corresponding entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the VRR Interest and the certificates and the manner in which the certificate allocations are further allocated to certain classes of those certificates in ascending order (beginning with certain non-offered certificates) to reduce the certificate balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-J, Class V or Class R certificates or any class of Exchangeable Certificates with an “X” suffix, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates and any class of Exchangeable Certificates with an “X” suffix and, therefore, the amount of interest they accrue. Principal losses on the mortgage loans allocated to the VRR Interest will reduce the VRR Interest balance.

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(1)	The maximum certificate balances of Class A-2, Class A-3, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial certificate balance of the Class A-2 and Class A-3 trust components discussed above under “—Certificate Balances and Notional Amounts”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under “Description of the Certificates—Distribution.”
(2)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates are interest-only certificates.
(3)	The Class X-D, Class X-F, Class X-G and Class X-J certificates are non-offered certificates.
(4)	Other than the Class X-D, Class X-F, Class X-G, Class X-J, Class V and Class R certificates.
(5)	The VRR Interest is an “eligible vertical interest” (as defined in Regulation RR) that will comprise the Class RR certificates and the RR interest. The Class RR certificates will be in certificated form, but will not be “certificates” for purposes of this prospectus. The RR Interest will not be a “certificate” for purposes of this prospectus.
Other than the subordination of certain classes of certificates, as described above, and the limited credit support provided by the VRR Interest, as described below, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the certificates (as a collective whole), and as described above any losses incurred on

48

the mortgage loans will be allocated between the VRR Interest, on the one hand, and the certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.
The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1 certificates and the Class A-2 and Class A-3 trust components. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C trust components.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—VRR Interest—Allocation of VRR Interest Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the VRR Interest and the allocation of losses to the certificates and the VRR Interest.

F. Shortfalls in Available

Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the VRR Interest and certificates. The reduction in amounts available for distribution to the certificates will reduce distributions to the classes of certificates with the lowest payment priorities.
Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that any special servicer is entitled to receive;
●	interest on advances made by any master servicer, any special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

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●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.
In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by any master servicer will be allocated between the VRR Interest, on the one hand, and the certificates, on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the certificates are required to be further allocated among all of the classes of certificates (other than the Exchangeable Certificates) and all trust components entitled to interest, on a pro rata basis based on their respective amounts of accrued interest for the related distribution date, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. See “Description of the Certificates—Prepayment Interest Shortfalls”.
G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates and the VRR Interest on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any successor REO loan (other than any portion of an REO loan related to a companion loan) serviced by such master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be non-recoverable. Neither any master servicer

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nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.
The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If the applicable master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee or the special servicer determines that the advance would be non-recoverable. If an interest advance is made by the applicable master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.
No master servicer or special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.
See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	Each master servicer may be required to make advances with respect to the mortgage loans (other than any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.
No special servicer will have an obligation to make any property protection advances (although they may elect

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to make them in an emergency circumstance in their sole discretion). If any special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.
If the applicable master servicer fails to make a required advance of this type, the trustee will be required to make this advance. No master servicer or special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.
See “Pooling and Servicing Agreement—Advances”.
With respect to any non-serviced mortgage loan, the applicable master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	Each applicable master servicer, special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates and the VRR Interest. Neither the applicable master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.
With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced

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mortgage loan in accordance with the related intercreditor agreement.
The Mortgage Pool
The Mortgage Pool	The issuing entity’s primary assets will be 27 commercial mortgage loans, each evidenced by one or more promissory notes secured by, generally, first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 147 commercial, multifamily and/or manufactured housing community properties. See “Description of the Mortgage Pool—General”.
The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $876,020,000.
Whole Loans
Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger “whole loan”, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan Cut-off Date LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
Queens Center	$85,000,000	9.7%	$440,000,000	NAP	49.5%	49.5%	1.84x	1.84x
Mini Mall Self Storage	$83,250,000	9.5%	$96,750,000	NAP	73.8%	73.8%	1.71x	1.71x
Gateway Center North	$65,000,000	7.4%	$235,000,000	NAP	67.7%	67.7%	1.20x	1.20x
Rockefeller Center	$60,000,000	6.8%	$1,908,500,000	$1,531,500,000	32.3%	57.4%	3.17x	1.54x
Bay Plaza Community Center	$51,000,000	5.8%	$229,000,000	NAP	59.6%	59.6%	1.54x	1.54x
Sunbelt MHC Portfolio	$50,000,000	5.7%	$75,000,000	NAP	50.4%	50.4%	1.58x	1.58x
Ignite Portfolio	$11,100,000	1.3%	$83,000,000	NAP	64.5%	64.5%	1.44x	1.44x

(1)	Calculated including any related pari passu companion loans, but excluding any related subordinate companion loans or mezzanine debt.
(2)	Calculated including any related pari passu companion loans and any related subordinate companion loans, but excluding any related mezzanine debt.

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Each whole loan that will be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”. As of the Closing Date, there are no serviced whole loans or serviced companion loans related to the trust.
Each servicing shift whole loan (a “servicing shift whole loan”, and the related mortgage loan, a “servicing shift mortgage loan”) will initially be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (each, a “servicing shift securitization date”), it is anticipated that each servicing shift whole loan will be serviced under, and by the applicable master servicer (a “servicing shift master servicer”) and the applicable special servicer (a “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”). Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the applicable servicing shift securitization date, each servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”. As of the Closing Date, there are no servicing shift whole loans related to the trust.
Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Non-Serviced Whole Loans(1)(2)

Whole Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Queens Center	BANK5 2024-5YR11(3)	9.7%	Wells Fargo Bank, National Association(4)	Midland Loan Services, a Division of PNC Bank, National Association	Computershare Trust Company, National Association
Mini Mall Self Storage	WFCM 2024-5C2	9.5%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, N.A.
Gateway Center North	BANK5 2024-5YR11	7.4%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Computershare Trust Company, National Association
Rockefeller Center	ROCK 2024-CNTR	6.8%	Wells Fargo Bank, National Association	KeyBank National Association	Computershare Trust Company, National Association
Bay Plaza Community Center	BANK5 2024-5YR10	5.8%	Wells Fargo Bank, National Association(4)	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association
Sunbelt MHC Portfolio	BANK5 2024-5YR11	5.7%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Computershare Trust Company, National Association
Ignite Portfolio	BANK5 2024-5YR10	1.3%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association
Whole Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Holder
Queens Center	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Eightfold Real Estate Capital, L.P. or an affiliate
Mini Mall Self Storage	Computershare Trust Company, N.A.	Computershare Trust Company, N.A.	Pentalpha Surveillance LLC	RREF V – D AIV RR H, LLC
Gateway Center North	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Eightfold Real Estate Capital, L.P. or an affiliate
Rockefeller Center	Computershare Trust Company, National Association	Computershare Trust Company, National Association	NAP	NAP
Bay Plaza Community Center	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	RREF V – D AIV RR L, LLC or an affiliate
Sunbelt MHC Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Eightfold Real Estate Capital, L.P. or an affiliate
Ignite Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	RREF V – D AIV RR L, LLC or an affiliate

(1)	Information in this table is presented as of the closing date of the related securitization or, if such securitization has not yet closed, reflects information regarding the expected parties to such securitization.
(2)	With respect to each servicing shift whole loan, the right to remove the related special servicer and other control rights will be exercisable by the holder of the related control note designated under the related co-lender agreement. If such control note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the control note holder.
(3)	The Queens Center whole loan is expected to be serviced under the pooling and servicing agreement governing the BANK5 2024-5YR11 trust. From and after the securitization of the related note A-1-1 companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization and the related master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing certificateholder will be the parties specified in such pooling and servicing agreement.
(4)	The primary servicer for each of the Queens Center mortgage loan (until the securitization of the related note A-1-1 companion loan) and the Bay Plaza Community Center mortgage loan is Midland Loan Services, a Division of PNC Bank, National Association.

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Mortgage Loan Characteristics
The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any related subordinate companion loan (or any subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).
In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. In addition, appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.
The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property

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level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or part of a group of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1.
The mortgage loans will have the following approximate characteristics as of the cut-off date:
Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$876,020,000
Number of mortgage loans	27
Number of mortgaged properties	147
Number of crossed loans	0
Crossed loans as a percentage	0.0%
Range of Cut-off Date Balances	$4,500,000 to $85,000,000
Average Cut-off Date Balance	$32,445,185
Range of Mortgage Rates	5.3700% to 7.8980%
Weighted average Mortgage Rate	6.3231%
Range of original terms to maturity(2)	60 months to 60 months
Weighted average original term to maturity(2)	60 months
Range of remaining terms to maturity(2)	57 months to 60 months
Weighted average remaining term to maturity(2)	59 months
Range of original amortization terms(3)	360 months to 360 months
Weighted average original amortization term(3)	360 months
Range of remaining amortization terms(3)	360 months to 360 months
Weighted average remaining amortization term(3)	360 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	32.3% to 73.8%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	57.9%
Range of LTV Ratios as of the maturity date or anticipated repayment date(2)(4)(5)(6)	32.3% to 73.8%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(2)(4)(5)(6)	57.7%
Range of U/W NCF DSCRs(5)(6)(7)	1.20x to 3.17x
Weighted average U/W NCF DSCR(5)(6)(7)	1.67x
Range of U/W NOI Debt Yields(5)(6)	7.6% to 18.2%
Weighted average U/W NOI Debt Yield(5)(6)	11.2%
Percentage of Initial Pool Balance consisting of:
Interest Only	92.6%
Amortizing Balloon	7.4%

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(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to any mortgage loan with an anticipated repayment date, if any, calculated as of the related anticipated repayment date.
(3)	Excludes 26 mortgage loans (92.6%) identified on Annex A-1, which are interest-only for the entire term or until the anticipated repayment date, as applicable.
(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(5)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the Rockefeller Center mortgage loan (6.8%), the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 57.4%, 57.4%, 1.54x and 10.3%, respectively.
(6)	In the case of cross-collateralized and cross-defaulted mortgage loans, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(7)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.
All of the mortgage loans (other than the Rockefeller Center mortgage loan (6.8%)) accrue interest on an actual/360 basis. With respect to the Rockefeller Center mortgage loan (6.8%), interest accrues on the basis of a 360-day year consisting of twelve 30-day months.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	With respect to the 833-837 Maple Street mortgage loan (1.5%), the mortgage loan refinanced a prior mortgage loan that matured October 15, 2024, and was accordingly in maturity default on the November 13, 2024 origination date of the current mortgage loan. The current mortgage loan refinanced the prior loan in full.

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None of the other mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of the mortgage loan. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.
With respect to the Two Towne Square mortgage loan (1.2%), the previous loan (the “Previous Loan”) securing the related mortgaged property had an original maturity date of February 6, 2024, with respect to which the borrower had secured a 60-day forbearance with the previous lender. However, the previously largest tenant at the property occupying approximately 20.0% of the mortgaged property’s net rentable area vacated, and the borrower was unable to secure a refinance within the 60-day period, and the Previous Loan entered into special servicing. The mortgage loan subsequently refinanced the Previous Loan while the parties were negotiating a longer-term forbearance.

Properties with Limited

Operating History	69 of the mortgaged properties (14.1%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date or are leased fee properties and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance.

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Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances and the exchangeable certificates with notional amounts that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts (other than any exchangeable certificates) will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.
You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.
See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.
Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Wells Fargo Bank, National Association, as retaining sponsor, see “Credit Risk Retention”.

EU Securitization Regulation

and UK Securitization

Regulation	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the

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securitization constituted by the issue of the certificates and the VRR Interest, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Framework. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Framework. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Framework. Consequently, the offered certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Framework. See “Risk Factors—Other Risks Relating to the Certificates— EU Securitization Regulation and UK Securitization Framework Due Diligence Requirements” in this prospectus.

Information Available to

Certificateholders and

VRR Interest Owners	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record (initially expected to be Cede & Co., in the case of the offered certificates) and each VRR Interest owner, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record and the VRR Interest owners may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates will be available to certificateholders through:
●	the certificate administrator’s website initially located at www.ctslink.com; and
may be available to certificateholders through:
●	the master servicer’s website initially located at www.wellsfargo.com/com/comintro.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (excluding for the purposes of this calculation the Polsinelli Headquarters

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mortgage loan), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.
The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class D and Class E certificates and the Class A-2, Class A-3, Class A-S, Class B and Class C trust components are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates), (iii) such holder (or holders) pay an amount equal to the VRR Interest’s proportionate share of the price specified in this prospectus and (iv) each applicable master servicer consents to the exchange.
See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders or the VRR Interest Owners in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”), provided that, with respect to any joint mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by it to the depositor as

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if the note(s) contributed by such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders, the VRR Interest Owners and any related companion loan holder (as a collective whole as if such certificateholders, VRR Interest Owners and companion loan holder constituted a single lender).
With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and, in certain cases, any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.
Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of any entitlement to interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and amounts in the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

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In addition, the portion of the issuing entity consisting of entitlement to the excess interest (if any) accrued on any mortgage loan with an anticipated repayment date will be classified as a trust (the “grantor trust”), the beneficial owners of which will be the holders of the Class V certificates and the VRR Interest owners. The upper-tier REMIC will issue several classes of uncertificated REMIC “regular interests,” some of which will be held by the grantor trust. The grantor trust will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of REMIC “regular interests” issued by the upper-tier REMIC.
Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will represent beneficial ownership of one or more REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class [_] certificates will represent regular interests issued with original issue discount, the Class [_] certificates will represent regular interests issued with de minimis original issue discount and that the Class [_] certificates will represent regular interests issued at a premium for federal income tax purposes.
See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	Until the SEC adopts rules establishing a different creditworthiness standard, the Class A-1 certificates, the Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, the Class X-A certificates, the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by one of the rating agencies

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or another NRSRO, and the other classes of Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.
The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).
See “Legal Investment”.
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.
See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: The underwriting of certain mortgage loans and the historical financial information may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date, which may result in non-payment of the mortgage loans.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., retail, mixed use, manufactured housing, multifamily, office, self storage, hospitality and industrial) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
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●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Ratings: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

If you are considering an investment in a class of exchangeable certificates, you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

Risks Related to Market Conditions and Other External Factors

The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

A global outbreak of a novel coronavirus and a related respiratory disease (“COVID-19”) spread throughout the world, causing a global pandemic. The COVID-19 pandemic was declared a public health emergency of international concern by the World Health Organization, and the former president of the United States made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of state governments in the United States made emergency declarations and attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses.

The COVID-19 pandemic and the responses thereto led to disruptions in the global supply chain, the financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. We cannot assure you whether or when all people and nations will resume full economic activity.

Furthermore, we cannot assure you as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider the impact that one or more future surges in COVID-19 cases could have on economic conditions. We cannot assure you that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

With respect to the mortgage pool, it is unclear how many borrowers were adversely affected by the COVID-19 pandemic. To the extent borrowers were adversely affected, such borrowers may have less ability to weather future downturns in business occasioned by future surges in COVID-19 cases which may render them unable to meet their payment

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obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates.

Investors should understand that the underwriting of mortgage loans may be based in part on pre-COVID-19 pandemic performance. When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates and VRR Interest”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. See “Description of the Mortgage Pool—Definitions”.

In addition, the loss models used by the rating agencies to rate the certificates may not fully reflect the effects of the COVID-19 pandemic. We cannot assure you that any future decline in economic conditions precipitated by future surges in COVID-19 or other pandemics cases and future measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The effects of the COVID-19 pandemic, including as a result of any future surges in COVID-19 cases, may continue to heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicers, the special servicers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicers, the special servicers and the other transaction parties have increased recently in part because of new technologies, the use of

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the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially and substantially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Moreover, certain mortgage loans may permit the replacement of the guarantor subject to the requirements set forth in the related mortgage loan documents. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.

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With respect to certain of the mortgage loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the mortgaged property, pursuant to such mortgage loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

The non-recourse carveout provisions contained in certain of the mortgage loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the mortgaged property to the extent that there is sufficient cash flow generated by the mortgaged property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In all cases, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to, or incidences of, crime, risk of terrorism or other factors;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
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●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.
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A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. Factors unrelated to a tenant’s operations at a particular mortgaged property may also result in the tenant’s failure to make payments under its lease (including, for example, economic sanctions imposed on the tenant’s parent company or other financial distress experienced by affiliates of the tenant). If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires.

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We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria, or more generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

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Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. In addition, in certain circumstances lease payments of affiliated tenants may be higher relative to those of non-affiliated tenants and/or market rents, resulting in higher net operating income at the property. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be

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deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or
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any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially

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adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Retail Properties Have Special Risks

Certain of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

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Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. A number of retailers, including retailers that have stores located at the mortgaged properties, have announced ongoing store closures or are in financial distress, and other tenants at the mortgaged properties have co-tenancy clauses related to such retailers. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumers: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Additionally, the grocery store industry is highly competitive and is characterized by intense price competition, narrow margins, increasing fragmentation of retail and online formats, entry of non-traditional competitors and market consolidation. In addition, evolving customer preferences and the advancement of online, delivery, ship to home, and mobile

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channels in the industry enhance the competitive environment. Grocery stores may be undercut by competition that have greater financial resources to take measures such as altering product mixes, reducing prices, providing home/in-store fulfillment, or online ordering.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor

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tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties may have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail or other properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases. In addition, certain properties may have one or more tenants that operate a medical marijuana dispensary. Although such operations may comply with applicable state law, the possession and sale of marijuana for medicinal purposes remains illegal under applicable federal law.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, and “—Industrial Properties Have Special Risks”, as

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applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Manufactured Housing Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as: other manufactured housing community properties, apartment buildings and site-built single family homes;
●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing property);
●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Manufactured housing and recreational vehicle communities have few or no insurable buildings or improvements and thus do not have casualty insurance or have very low limits of casualty insurance in comparison with the related mortgage loan balances. In the event that a manufactured housing or recreational vehicle community property constitutes a nonconforming use or has other zoning non-conformities, and a casualty or other event occurs with respect to which the applicable zoning ordinance does not permit continuance of the manufactured housing community use, or requires the community to operate with a lower number of tenants, it is anticipated that the insurance proceeds, if any, in connection with such event would be substantially lower than the principal balance of the related

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mortgage loan or the allocated loan balance of the related property. Further, since many manufactured housing communities are located in areas with low land value, the lender would generally not be able to recover the shortfall by foreclosing on the land. Accordingly, the issuing entity could experience a substantial loss.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended to accommodate short-term occupancy by recreational vehicles, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Certain jurisdictions may give the related homeowner’s association or even individual homeowners a right of first refusal with respect to a proposed sale of the manufactured housing community property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
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●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;
●	that certain multifamily properties may be considered to be “flexible apartment properties”, which properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord

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may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases, with such increases limited to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. Furthermore, changes to such programs may impose additional limits on rent increases that were not contemplated when the related mortgage loans were originated. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

In addition, certain mortgaged properties in New York City may have tenants that benefit from the New York City Family Homelessness and Eviction Supplement (“CityFHEPS”), a rental assistance program administered by the New York City Department of Social Services. Eligible families can participate in the CityFHEPS program for up to five

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years, and they must reapply annually. If families still need help after the initial five-year period, they can apply for an extension. Families may lose eligibility for the CityFHEPS program for various reasons, including, among other reasons, the household no longer has a child under 18 years of age (or under 19 years of age who is a full time student), changes in the income of household members, or changes in a cash assistance case of household members. The CityFHEPS program is subject to the availability of funding. Rents paid by the CityFHEPS may be above market. The related mortgaged property may lose significant income if tenants are unable to continue to qualify for such program, or the borrower is unable to continue leasing units to tenants who qualify for such program or if the program is changed or terminated. There can be no assurance that tenants at a mortgaged property will be able to continue to qualify for such program, that the related borrower will be able to continue leasing units at a mortgaged property to tenants who qualify for such program or that the CityFHEPS program will continue.

Certain of the mortgage loans may be subject to New York’s Section 421-a (16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a (16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the

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Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

In addition, the COVID-19 pandemic has resulted in lower than normal utilization levels with respect to office properties and it is uncertain how utilization levels will be impacted in the future. In the event that office tenants continue to implement full or partial “work from home” or other remote work policies, the overall demand for office space may be adversely affected for a significant time, which may impact the ability of the borrowers to lease their properties, and may impact the operation and cash flow of the properties and/or the borrowers’ ability to refinance the mortgage loans at maturity.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

In addition, in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are generally of shorter-term duration, and user turnover is generally greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Shorter-term space leases and users may be more impacted by economic fluctuations compared to traditional long term office leases. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with

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longer-term lease obligations. Additionally, if there is a concentration of subleases of the co-working space to a single tenant or affiliated tenants, expiration or termination of such subleases may leave a large block of the co-working space unoccupied. The business model for co-working tenants is evolving, and in markets where co-working tenants represent significant market share, deteriorating performance at any one location may create disruption across other co-working locations and affect the broader office market as well. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

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Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans

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provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces and/or waterparks and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, bars or waterparks will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

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In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

Some of the hospitality properties may operate family entertainment resorts that include waterparks, pools and/or swimming facilities. There are inherent risks of accidents or injuries at family entertainment resorts, including accidents or injuries at waterparks, particularly for young children. Potential waterpark accidents and injuries include falls, cuts or other abrasions, concussions and other head injuries, sickness from contaminated water, chlorine-related irritation, injuries resulting from equipment malfunctions and drownings. One or more accidents, injuries or incidents of sicknesses at any of the waterparks at the mortgaged properties or at other similar facilities could adversely affect the related borrower’s safety reputation among potential customers, decrease overall occupancy rates, increase the cost of or make unavailable the appropriate liability insurance policies and increase operating costs by requiring additional measures to make safety precautions even more visible and effective.

In addition, such hospitality properties are subject to the potential risks associated with concentration of the resorts under the same brand. A negative public image or other adverse event that becomes associated with such brand could adversely affect the related borrowers’ business and revenues.

If accidents, injuries or sicknesses occur at any such hospitality properties, the related borrowers may be held liable for costs related to the injuries or face litigation proceedings relating to such accidents and sicknesses. There can be no assurance that any liability insurance maintained by the related borrowers against such risks will be adequate or available at all times and in all circumstances to cover any liability for these costs. In addition, many jurisdictions do not insure against punitive damages, and the related borrowers would not be covered if they experienced a judgment including punitive damages. Such borrowers’ business, financial condition and results of operations would be adversely affected to the extent claims and associated expenses resulting from accidents or injuries exceed insurance recoveries. See “—Insurance May Not Be Available or Adequate” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set

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forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise affiliation (either through a franchise, license or management agreement, as the case may be) could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
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●	unavailability of labor sources;
●	supply chain disruptions;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use; and
●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

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Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Startup companies generally have a low success rate. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease and may default on its lease.

Mortgaged Properties Leased to Government Tenants Have Special Risks

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations or upon the loss of access to certain government programs or upon other events related to government status.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will

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have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders and the VRR Interest owners to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot

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assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

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Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are: retail, mixed use, manufactured housing, multifamily, office, self storage and hospitality. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. As a result, areas affected by such events

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may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, Indiana, Missouri, California, Texas and Ohio. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

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Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders and the VRR Interest owners.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—JPMorgan Chase Bank, National Association—JPMCB’s

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Underwriting Guidelines and Processes”; and “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

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The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, office or mixed use properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, office or mixed use properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, office or mixed use properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

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Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, television studios, arcades and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

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Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs,

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increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments

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which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impact of climate change, including, for example, laws that require mortgaged properties to comply with certain green building certification programs (e.g. LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

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Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the VRR Interest owners.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (the “NFIP”) is scheduled to expire on December 20, 2024. We cannot assure you if or when the program will be reauthorized. Expiration of the NFIP could have an adverse effect on the value of properties in flood zones or their ability to be repaired or rebuilt after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
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●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the immediately preceding calendar year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism

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Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans or groups of cross-collateralized mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See also representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, some or all of which are covered under the same self-insurance or blanket

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insurance policy, and which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior 3 calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders and the VRR Interest Owners; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the

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available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten cash flows for the mortgage pool may not reflect any potential impacts of the COVID-19 pandemic. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the

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debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders or the VRR Interest owners until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for any master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders and the VRR Interest owners. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders and the VRR Interest owners. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

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The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”; and “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will

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affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other

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factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. See “Description of the Mortgage Pool—Appraised Value”.

Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”; and “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the

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borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain mortgage loans may have been structured similarly to a Maryland indemnity deed of trust (an “IDOT”). An IDOT is structured so that the lender makes the loan to the owner of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a mortgage on the property owner’s property. Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities. In the case of a mortgage loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain

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other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan, or in lieu of one or more reserve funds. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation

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in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as tenants-in-common. In the case of a mortgaged property that is owned by tenants-in-common, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities” in this prospectus. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

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A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates or owners. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders and the VRR Interest owners. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

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Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured

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loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such

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arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one

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or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders and the VRR Interest owners as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial

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foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or a similar structure, state law may provide that the lender will not have a perfected security interest in the underlying property rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s, operating lessee’s or similar party’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders and the VRR Interest owners. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing

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notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service (and in some cases, mezzanine debt service), the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan (or in some cases, provided no event of default under the related mortgage loan is continuing, may be applied pro rata to payment of principal of the related mortgage loan and a related mezzanine loan) until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. With respect to any anticipated repayment date mortgage loan which has a related mezzanine loan, the payment of debt service on the related mezzanine loan will reduce the amount of excess cash flow available to pay down the principal. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also come under pressure as a result of the failure of SVB, Signature Bank and First Republic Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. In addition, the lockbox accounts and certain other accounts for certain of the Mortgage Loans were held at Signature Bank, and have been transferred to Bridge Bank or Flagstar. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Also, recent news reports have indicated that some rating agencies are assessing a number of financial institutions for possible downgrades and that some institutions have already been the subject of downgrades, which may trigger the obligation

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to transfer accounts held at other institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, in some cases the related mortgage loan documents permit lockbox accounts to be maintained at institutions that do not meet the customary rating requirements under such mortgage loan documents, so long as such institutions meet certain other requirements under the mortgage loan documents related to the lockbox account, such as, without limitation, the requirement to transfer all amounts on deposit in the related lockbox account once every business day.

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.

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A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits each applicable special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the applicable master servicer nor the applicable special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

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See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any mortgage loans secured by properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan. Properties that are less energy efficient or that produce higher greenhouse gas emissions may also be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Tenants at certain properties may also be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

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Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot

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assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material effect on the cash flow and net income of the related borrower.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

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Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The originators originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Bank of America, National Association, one of the sponsors and originators and an initial risk retention consultation party, and BofA Securities, Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates and/or the VRR Interest. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the mortgage rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that

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may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees and affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees and affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Bank of America, National Association, Morgan Stanley Bank, N.A., Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association, each an originator, are each expected to hold a portion of the VRR Interest as described in “Credit Risk Retention”, and are expected to be appointed (or appoint an affiliated entity) as the initial risk retention consultation parties by the holders of the VRR Interest. Each risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from any risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation parties and the holders of the VRR Interest by whom they are appointed may have interests that are in conflict with those of certain other certificateholders, in particular if such risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to

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minimize the effect of certain of these conflicts of interest, for so long as any borrower party is a risk retention consultation party or the holder of the VRR Interest by whom such risk retention consultation party was appointed (any such loan referred to in this context as an “excluded loan” as to such party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Bank of America, National Association, Morgan Stanley Bank, N.A., Wells Fargo Bank, National Association or JPMorgan Chase Bank, National Association (in each case as holders of the VRR Interest (or any such party (or affiliate thereof) that is a risk retention consultation party)) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, any of Bank of America, National Association’s, Morgan Stanley Bank, N.A.’s, Wells Fargo Bank, National Association’s or JPMorgan Chase Bank, National Association’s employees, personnel or affiliates, in each case, involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. For the avoidance of doubt, the above covenants and restrictions will not apply to Wells Fargo Bank, National Association, in its capacity as master servicer. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Nor can there be any assurance that any of Bank of America, National Association, Morgan Stanley Bank, N.A., Wells Fargo Bank, National Association or JPMorgan Chase Bank, National Association (in each case as holders of the VRR Interest) or a risk retention consultation party will not seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

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The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of any servicing shift whole loans will be governed by the pooling and servicing agreement for this securitization only temporarily, in each case until the related servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the master servicer and the special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”. As of the closing date, there are no servicing shift whole loans related to the trust.

The Servicing of Certain Other Whole Loans Will Shift to Other Servicers

The servicing of the Queens Center whole loan is expected to be governed by the BANK5 2024-5YR11 pooling and servicing agreement only temporarily, until the securitization of the related controlling pari passu companion loan. Upon the securitization of such companion loan, the servicing and administration of the related whole loan will shift to the applicable master servicer and the applicable special servicer under the pooling and servicing agreement that governs the securitization of such companion loan and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement. In this respect, the risks with respect to the Queens Center whole loan are similar to those of servicing shift whole loans as described above under “—The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers.”

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or

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otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, each expected holder of the VRR Interest and the parties expected to be designated to consult with each applicable special servicer on their behalf as the risk retention consultation parties are affiliated with an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

Similarly, there can be no assurance that any actions Bank of America, National Association, Morgan Stanley Bank, N.A., Wells Fargo Bank, National Association or JPMorgan Chase Bank, National Association, each an affiliate of an Underwriting Entity, takes in its capacity as the holder of the VRR Interest or as a risk retention consultation party will necessarily be aligned with the interests of the holders of other classes of certificates.

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In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Each of the Underwriter Entities is an affiliate of one or more other parties involved in this transaction, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of Each Applicable Master Servicer and Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other

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Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to each applicable special servicer, for so long as any special servicer obtains knowledge that it has become a borrower party with respect to an excluded special servicer loan, such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). At any time after the occurrence and during the continuance of a control termination event, or if the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BANK5 2024-5YR12 non-offered certificates or the VRR Interest owners, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each applicable master servicer and special servicer services and is expected to continue to service, in the ordinary course of its businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real

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properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of each applicable master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. Such enforcement may also be influenced by any affiliation between such master servicer or special servicer, as applicable, and the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Similarly, it is expected that each applicable master servicer and special servicer for this transaction also act in one or more other capacities in the securitizations governing the servicing of non-serviced mortgage loans. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is (or is affiliated with) a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan or servicing shift mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial

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operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, any master servicer, any special servicer, the directing certificateholder, the risk retention consultation parties, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, any master servicer, any special servicer, the directing certificateholder, the risk retention consultation parties, mortgaged property owners and

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their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that CMBS 4 Sub 6, LLC or its affiliate will be appointed as the initial directing certificateholder. Each applicable special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, at all times, other than with respect to certain excluded loans) (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans for which it acts as special servicer under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates or the VRR Interest. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loans or non-serviced whole loans), (ii) the controlling noteholder of any servicing shift whole loan prior to the applicable servicing shift securitization date or (iii) the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of

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a non-serviced whole loan, may direct the applicable special servicer or the applicable special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

The controlling noteholder or directing certificateholder indicated in such table has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holders (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the applicable special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will

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become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, any special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

With respect to serviced whole loans other than any servicing shift whole loan, each special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates or the VRR Interest, and it may have interests in conflict with those of the certificateholders and the VRR Interest owners. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the VRR Interest owners. However, the applicable special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the applicable special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders or VRR Interest owners, especially if the applicable directing certificateholder, controlling noteholder or their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan” with respect to the directing certificateholder), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded loan (however, the

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directing certificateholder will be provided certain notices and certain information relating to any such excluded loan as described in the pooling and servicing agreement). As of the closing date, the Fifth Third Center Mortgage Loan is expected to be an excluded loan with respect to the directing certificateholder. In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to any such mortgage loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or otherwise seek to exert its influence over the applicable special servicer in the event any such mortgage loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F, Class G and Class J certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.
The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will

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provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer or an affiliate will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with each master servicer and special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to any servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans”.

It is expected that CMBS 4 Sub 6, LLC or its affiliate, and in each case an entity advised by Prime Finance Advisor, L.P., will be the initial directing certificateholder. KeyBank National Association is expected to act as the special servicer and it or an affiliate assisted CMBS 4 Sub 6, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, or if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
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●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In certain such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will often contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, not all mortgage loan documents will contain such provisions and violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Framework Due Diligence Requirements

Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the EU under the EU Securitization Regulation (the “EU Due Diligence Requirements”), and in the UK under the UK Securitization Framework (the “UK Due Diligence Requirements”), in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the Certificates.

The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor.”

The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Framework) being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) trustees or managers of an occupational pension scheme as defined in the FSMA, and certain fund managers appointed under the UK Pensions Act 1995 in respect of such schemes; (c) alternative investment fund managers as defined in the UK Alternative Investment Fund Managers Regulations 2013 with permission under Part 4A of FSMA (in respect of managing an alternative investment fund), who market or manage alternative investment funds in the UK (and additionally, small registered UK alternative investment fund managers as defined

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in the UK Alternative Investment Fund Managers Regulations 2013); (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (f) CRR firms as defined in the UK CRR; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor.”

EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors.” EU Securitization Regulation and UK Securitization Framework are each a “Securitization Regulation” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Due Diligence Requirements” means, in relation to an Institutional Investor the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Framework, a country other than the UK.

The applicable Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless:

(a)	in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, in accordance with the risk retention requirement under (i) Article 6 of the EU Securitization Regulation (the “EU Retention Requirements”) and (ii) Article 6 of Chapter 2 and Chapter 4 of the PRASR and SECN 5 (the “UK Retention Requirements” and, together with the EU Retention Requirements, the “EU/UK Risk Retention Requirements”), and the risk retention is disclosed to the Institutional Investor;
(b)	in the case of an EU Institutional Investor, it has verified that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder. In its report to the European Parliament and Council on the functioning of the EU Securitization Regulation on October 10, 2022, the European Commission stated that it is of the view that an EU Institutional Investor assuming an exposure to any securitization (including where the SSPE and any originator and sponsor are outside of the European Union, as is the case in the transaction contemplated herein) is required to verify compliance in full by the relevant originator, sponsor or SSPE with Article 7 of the EU Securitization Regulation;
(c)	in the case of a UK Institutional Investor, it has verified that the originator, sponsor or original lender has, has made available sufficient information to enable the investor to independently assess the risks of holding the securitisation position and has committed to make further information available on an ongoing basis, as appropriate, including (but not limited to) details relating to the underlying exposures on a quarterly basis and quarterly investor reports providing updates on the credit quality and performance of the underlying exposures; and
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(d)	in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the EU Securitization Regulation or the UK Securitization Framework, as applicable) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Due Diligence Requirements, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Due Diligence Requirements.

Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the Certificates.

None of the sponsors, the depositor, the underwriters, nor any other party to the transaction described herein intends to retain a material net economic interest in the securitization constituted by the issuance of the Certificates in a manner that would satisfy any of the EU/UK Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any Certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the Certificates are not a suitable investment for Institutional Investors. As a result, a Certificateholder’s ability to transfer its Certificates, or the price it may receive upon its sale of Certificates, may be adversely affected.

Recent Developments Concerning the Proposed Japanese Retention Requirements

The Japanese Financial Services Agency the (“JFSA”) recently published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors

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seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the certificates equal to at least 5% of the exposure of the total underlying assets in the transaction (the “Japanese Retention Requirement”) or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination with respect to the mortgage loans by such investors, the Japanese Retention Requirement as set out in the JRR Rule will apply to an investment by such investors in the certificates. The Japanese investors to which the JRR Rule applies include banks, bank holding companies, credit unions (shinyo kinko), credit cooperatives (shinyo kumiai), labor credit unions (rodo kinko), agricultural credit cooperatives (nogyo kyodo kumiai), ultimate parent companies of large securities companies and certain other financial institutions regulated in Japan (such investors, “Japanese Affected Investors”). Such Japanese Affected Investors may be subject to punitive capital requirements and/or other regulatory penalties with respect to investments in securitizations that fail to comply with the Japanese Retention Requirement.

The JRR Rule became effective on March 31, 2019. At this time, you should understand that there are a number of unresolved questions and no established line of authority, precedent or market practice that provides definitive guidance with respect to the JRR Rule, and no assurances can be made as to the content, impact or interpretation of the JRR Rule. In particular, the basis for the determination of whether an asset is “inappropriately originated” remains unclear, and therefore unless the JFSA provides further specific clarification, it is possible that this transaction may contain assets deemed to be “inappropriately originated” and as a result may not be exempt from the Japanese Retention Requirement. The JRR Rule or other similar requirements may deter Japanese Affected Investors from purchasing the certificates, which may limit the liquidity of the certificates and adversely affect the price of the certificates in the secondary market. Whether and to what extent the JFSA may provide further clarification or interpretation as to the JRR Rule is unknown.

Each purchaser or prospective purchaser of certificates is itself responsible for monitoring and assessing any changes to Japanese risk retention laws and regulations, including any delegated or implementing legislation made pursuant to the JRR Rule, and for analyzing its own regulatory position. Each purchaser or prospective purchaser of certificates is advised to consult with its own advisers regarding the suitability of the certificates for investment and the applicability of the JRR Rule and the Japanese Retention Requirement to this transaction. None of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, any master servicer, any special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates makes any representation or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person, including any Japanese Affected Investor, and none of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, any master servicer, any special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates intends to take any steps to comply (or facilitate compliance by any person, including any Japanese Affected Investor) with the JRR Rule or makes any representation, warranty or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person.

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Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

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As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. Finally, other Securities and Exchange Commission enforcement actions, including litigation, against any rating agency or other regulatory issues involving a rating agency could result in a downgrade, withdrawal or qualification of an assigned rating, which could have an adverse impact on the liquidity, market value and regulatory characteristics of the certificates. As a recent example of an enforcement action, on February 16, 2021, the Securities and Exchange Commission filed a civil action against Morningstar Credit Ratings, LLC (“MCR”), a former credit rating agency. The complaint alleges that MCR’s “general description” of its ratings procedures and methodologies in its Form NRSRO registration filed with the Securities and Exchange Commission failed to include specific disclosure relating to adjustments permitted by certain modeling methodology, which adjustments were used by MCR in rating 30 CMBS transactions from 2015 to 2016. The complaint also alleged certain related failures of internal controls. The complaint did not make any allegations about the integrity of any MCR ratings, but it alleged that the adjustments benefited the issuers that paid for those ratings by lowering credit enhancement requirements for the relevant ratings in those transactions. The complaint, filed in federal district court in the Southern District of New York, sought injunctive relief, disgorgement with prejudgment interest, and civil penalties. The civil action was settled on June 7, 2022, without MCR admitting or denying

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the allegations of the complaint. MCR is not a rating agency. Moreover, no MCR credit ratings remain outstanding for any transactions or obligors. This complaint is an example of continuing regulatory scrutiny of the credit rating industry, which could affect any rating agency or the ratings that it assigns to any certificates.

In addition, on September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance”

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Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the pooling and servicing agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings. Failure to maintain the ongoing rating requirements may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those required ratings. See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement. In addition, accounts established and maintained under the pooling and servicing agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement were downgraded below the applicable eligibility criteria and a rating agency confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria. Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully

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recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending

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upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders and the VRR Interest owners. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes. In particular, the formulas for calculating the entitlements of the classes of Exchangeable IO Certificates to such amounts are different than the formulas for calculating the entitlements of the Class X-A and Class X-B certificates to such amounts.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates or trust component, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of

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prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates or trust components.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 certificates and Class A-2 and Class A-3 trust components
Class X-B	Class A-S, Class B and Class C trust components
Class A-2-X1	Class A-2-1 certificates
Class A-2-X2	Class A-2-2 certificates
Class A-3-X1	Class A-3-1 certificates
Class A-3-X2	Class A-3-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if any master servicer, any special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has

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determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and the VRR Interest and will result in a reduction of the certificate balance (or notional amount) of a class of certificates and the VRR Interest balance of the VRR Interest, pro rata based on the respective percentage allocation entitlements of the certificates (collectively) and the VRR Interest as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if a master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates and the VRR Interest, pro rata based on their respective percentage allocation entitlements as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the certificates, first the Class J certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component, then the Class B trust component, then the Class A-S trust component and, then, pro rata, the Class A-1 certificates and the Class A-2 and Class A-3 trust components, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class or trust component. Any portion of such amount applied to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the certificate balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component. A reduction in the certificate balance of the Class A-1 certificates or the Class A-2 or Class A-3 trust components will result in a corresponding reduction in the notional amount of the Class X-A certificates, and a reduction of the certificate balance of the Class A-S, Class B or Class C trust components will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S Exchangeable Certificates (collectively), the Class B Exchangeable Certificates (collectively) and the Class C Exchangeable Certificates (collectively) to receive payments of principal and interest in respect of the certificates and otherwise payable on the certificates they hold will be

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subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any such certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the certificates will generally be subordinated to those of the holders of the Class A-1, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates, Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates, and, if your certificates are Class B Exchangeable Certificates or Class C Exchangeable Certificates, to those of the holders of the Class A-S Exchangeable Certificates and, if your certificates are Class C Exchangeable Certificates, to those of the holders of the Class B Exchangeable Certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of such other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the mortgage loans, which such losses are allocated between it, on one hand, and the certificates, on the other hand, as described under “Credit Risk Retention—VRR Interest—Allocation of VRR Realized Losses”.

Payments Allocated to the VRR Interest or the Certificates Will Not Be Available to the Certificates or the VRR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the certificates and the VRR Interest, pro rata, based upon their respective percentage allocation entitlements. Amounts received and allocated to the certificates will not be available to satisfy any amounts due and payable to the VRR Interest. Likewise, amounts received and allocated to the VRR Interest will not be available to satisfy any amounts due and payable to the certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the certificates and the VRR Interest, pro rata, based upon their respective percentage allocation entitlements. See “Description of the Certificates—Distributions” and “Credit Risk Retention—VRR Interest”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders and the VRR Interest owners generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than any mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation parties under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such

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non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates or the VRR Interest owners in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by allocated cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information—Certificate Administrator Reports”.

The Class V and Class R certificates and the VRR Interest will not have any voting rights; however, the holders of the VRR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have certain limited consultation rights) and the right to replace each special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event occurs and is continuing (other than with respect to servicing shift mortgage loans, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace each special servicer, but will retain consultation rights and if a consultation termination event occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. The holder of the controlling companion loan for each servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the applicable special servicer with or without cause, regardless of whether a control termination event exists. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

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With respect to any serviced A/B whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during a control appraisal period with respect to any serviced A/B whole loan, the directing certificateholder will have the same rights (including the rights described above) with respect to such serviced A/B whole loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

In addition, each risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and any risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and any risk retention consultation party, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to any non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the applicable special servicer or the applicable master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan and, therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder (as determined under clause (ii) of the definition thereof) so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although any master servicers or special servicers under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage

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loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan, the risk retention consultation parties and the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

(i)               may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)            may act solely in the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)         does not have any duties to the holders of any class of certificates other than the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person;

(iv)          may take actions that favor the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)             will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, a risk retention consultation party or the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing (and, with respect to a Serviced A/B Whole Loan, a Control Appraisal Period is in effect), the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and

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Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, the VRR Interest owners and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders, the VRR Interest owners and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the applicable master servicer or the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace Each Applicable Master Servicer, Each Applicable Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loans or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, each special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

The certificateholders and the VRR Interest owners will generally have no right to replace and terminate a master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace any master servicer, any special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), or with respect to any servicing shift whole loan, the holders of the controlling notes related to such whole loans, and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders and the VRR Interest owners will generally have no right to replace the master servicer or the special servicer of a pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders and VRR Interest owners may have a limited right to replace the

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master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to any serviced A/B whole loan, the holder of the related subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition,

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such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan; however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the applicable special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates or the VRR Interest owners;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder or VRR Interest owner may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer in order to

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maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by each applicable special servicer may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of each applicable special servicer in maximizing collections for the transaction and the impediments each applicable special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates and the VRR Interest. The pooling and servicing agreement obligates each applicable special servicer not to consider the interests of individual classes of certificates or of the VRR Interest. You should note that in connection with considering a modification or other type of loss mitigation, the applicable special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates and the VRR Interest.

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Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (except Bank of America, National Association in its capacity as a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, any related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, absent a material breach of a representation or warranty, the applicable mortgage loan seller will have no obligation to repurchase a mortgage loan if the related borrower is or has been adversely affected by the COVID-19 pandemic. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to any joint mortgage loan, each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

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Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event of Default

With respect to each whole loan with one or more subordinate companion loans, prior to the occurrence and continuance of certain mortgage loan events of default specified in the related co-lender agreement, any collections of scheduled principal payments and certain other unscheduled principal payments with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan, the related pari passu companion loans and the related subordinate companion loans on a pro rata and pari passu basis. Such pro rata distributions of principal will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such subordinate companion loans.

See “Description of the Mortgage Pool—The Whole Loans—The Rockefeller Center Passu-A/B Whole Loan” in this prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders and the VRR Interest owners to receive distributions on the offered certificates and the VRR Interest, respectively. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the

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related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy, insolvency, conservatorship or receivership of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors to the depositor in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) from its repudiation powers for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or bank insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or insolvency cases. In this regard, legal opinions on bankruptcy law and bank insolvency matters unavoidably have inherent limitations primarily because of the pervasive equity powers of the bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. As a result, we cannot assure you that the FDIC, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

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Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of Each Applicable Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates or the VRR Interest continuing to hold the full non-notionally reduced amount of such certificates or the VRR Interest for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Each applicable Master Servicer, any Sub-Servicer or each applicable Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of each applicable master servicer, any sub-servicer, each applicable special servicer, the certificate administrator and the custodian to perform their respective duties under the PSA or any related sub-servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect each applicable master servicer’s, any sub-servicer’s or each applicable special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

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Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

See “Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other restrictions, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders and the VRR Interest owners. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates, the VRR Interest owners and any related companion loan holder, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders and the VRR Interest owners.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of applicable Treasury regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

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REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to an ordinary deduction or a capital loss.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service (“IRS”), eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification, the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes

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circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

State and Local Taxes Could Adversely Impact Your Investment

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations,” potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the Mortgaged Properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction or (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.

We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of Certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

General

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing

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factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn, may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States have experienced steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

See “—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of
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such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

In addition, on February 24, 2022, Russia launched a military invasion of Ukraine. The European Union, United States, United Kingdom, Canada, Japan and a number of other countries responded by announcing successively more restrictive sanctions against Russia, various Russian individuals, corporations and private banks, and the Russian central bank, which aim to limit such sanctioned persons’ and entities’ access to the global economy, Russian foreign reserves and personal assets held domestically and internationally. As economies and financial markets throughout the world become increasingly interdependent, events or conditions in one country or region are more likely to adversely impact markets or issuers in other countries or regions. The current Russia-Ukraine conflict is expected to have a particularly significant negative effect on the costs of energy, food and mineral resources and is expected to exacerbate inflationary pressures throughout the global economy. Furthermore, there may be a heightened risk of cyber-warfare, biological warfare or nuclear warfare launched by Russia against other countries in response to political opposition and imposed sanctions or perceptions of increased NATO involvement in the conflict. The evolution of the conflict and actions taken by governments in response to such conflict, and the consequences, economic or otherwise, are unpredictable and may be far reaching and long lasting. As a result, we cannot predict the immediate or longer-term effects of the conflict on the global economy or on the performance of the mortgage loans or underlying mortgaged properties.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates and the VRR Interest will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the VRR Interest, on one hand, and the certificates, on the other hand, as described in “Credit Risk Retention—VRR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders and the VRR Interest owners will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The offered certificates are a new issue of securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in

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the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

Except as regards the status of certain Classes as “mortgage related securities” for purposes of SMMEA, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in
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most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	Until the SEC adopts rules establishing a different creditworthiness standard, the Class A-1 certificates, the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class X-A certificates, the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates will constitute “mortgage related securities” for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by at least one NRSRO, and the other classes of
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Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date. We cannot assure you that a borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on such mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 27 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $876,020,000 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in December 2024 (or, in the case of any Mortgage Loan that has its first due date after December 2024, the date that would have been its due date in December 2024 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

7 Mortgage Loans (46.3%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans”. Each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating

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agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans		Number of Mortgaged Properties		Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Bank of America, National Association	Bank of America, National Association	1	1	4	2	$391,835,000	44.7%
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.		9	4	7	156,635,000	17.9
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association		3		3	111,500,000	12.7
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association		2		2	47,800,000	5.5
Morgan Stanley Mortgage Capital Holdings LLC / JPMorgan Chase Bank, National Association(2)	Morgan Stanley Bank, N.A./ JPMorgan Chase Bank, National Association(2)		1		1	85,000,000	9.7
Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association(3).	Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association(3)		1	5	2	83,250,000	9.5
Total		2	7	14	7	$876,020,000	100.0%

(1)	Certain of the Mortgage Loans were co-originated or are part of Whole Loans that were co-originated by the related Mortgage Loan Seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the Mortgage Loan Seller and transferred to the Mortgage Loan Seller. See “—Co-Originated Whole Loans and Third-Party Originated Mortgage Loans” below.
(2)	The Queens Center Mortgage Loan (9.7%) is part of a Whole Loan that was co-originated by German American Capital Corporation, Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, Bank of Montreal and Morgan Stanley Bank, N.A. Morgan Stanley Mortgage Capital Holdings LLC is acting as Mortgage Loan Seller with respect to Note A-5-2, Note A-5-3 and Note A-5-4, with an aggregate outstanding principal balance as of the Cut-off Date of $43,000,000. JPMorgan Chase Bank, National Association is acting as Mortgage Loan Seller with respect to Note A-3-2, Note A-3-4 and Note A-3-5, with an aggregate outstanding principal balance as of the Cut-off Date of $42,000,000.
(3)	The Mini Mall Self Storage Mortgage Loan (9.5%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc. Wells Fargo Bank, National Association is acting as Mortgage Loan Seller and originator with respect to Note A-1-B and Note A-1-C, with an aggregate outstanding principal balance as of the Cut-off Date of $55,500,000. JPMorgan Chase Bank, National Association is acting as Mortgage Loan Seller and originator with respect to Note A-3-A and Note A-3-C, with an aggregate outstanding principal balance as of the Cut-off Date of $27,750,000.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or manufactured housing community properties (each, a “Mortgaged Property”).

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The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated Whole Loans and Third-Party Originated Mortgage Loans

Each of the following Mortgage Loans is part of a Whole Loan that was co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

●	The Queens Center Mortgage Loan (9.7%) is part of a Whole Loan that was co-originated by German American Capital Corporation, Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, Bank of Montreal and Morgan Stanley Bank, N.A.
●	The Mini Mall Self Storage Mortgage Loan (9.5%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc.
●	The Rockefeller Center Mortgage Loan (6.8%) is part of a Whole Loan that was co-originated by Bank of America, National Association and Wells Fargo Bank, National Association.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on December 11, 2024 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Queens Center Mortgage Loan or the Queens Center Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property may be referred to by name (for example, the Queens Center Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Companion Loan may be identified by name (for example, the Queens Center Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by

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the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

With respect to each Mortgaged Property, any appraisal of such Mortgaged Property, Phase I environmental report, Phase II environmental report or seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) was prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below. In addition, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination and have not been updated. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, such term means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan;
●	in the case of a Mortgage Loan that provides for an initial interest-only period or multiple interest-only periods and provides for scheduled amortization payments after the expiration of such initial interest-only period or between such interest-only periods prior to the maturity date or the Anticipated Repayment Date, as applicable, such term means 12 times the monthly payment of principal and interest payable during the amortization period(s); and
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●	in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, “Annual Debt Service” means 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, or, if such Mortgage Loan provides for an initial interest-only period and provides for amortization payments in accordance with a specified payment schedule after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, such term means 12 times the average of the principal and interest payments for the first 12 payment periods during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the monthly payment in effect as of the Cut-off Date, subject to the proviso to the prior sentence. Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise expressly indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table below:

Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As-Is”)	LTV Ratio at Maturity or ARD (“Other Than As-Is”)	Other Than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity or ARD (“As-Is”)	“As-Is” Appraised Value
Two Towne Square(1)	1.2%	45.4%	45.4%	$23,124,501	51.7%	51.7%	$20,300,000

(1)	With respect to the Two Towne Square Mortgage Loan (1.2%), the Other Than “As-Is” Appraised Value represents the “Hypothetical As If TIs and LCs are Funded” Appraised Value, which reflects (a) hypothetical condition that all reported outstanding tenant improvements and leasing commissions have been funded and (b) excess land value of $1,500,000. At origination, the related borrower deposited $1,324,500 for outstanding tenant improvements.

With respect to the Mini Mall Self Storage Mortgage Loan (9.5%), the appraisals determined (i) an aggregate “as-is” market value of the Mortgaged Properties of $234,300,000 and (ii) a Portfolio Appraised Value of the Mortgaged Properties, with a

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portfolio appraisal valuation of $244,000,000, which reflects the aggregate as-is appraised value of the Mortgaged Properties, inclusive of an approximately 4.1% portfolio premium.

With respect to the Rockefeller Center Mortgage Loan (6.8%), the appraised value represents the “as-is” Appraised Value for the Mortgaged Properties of $6,100,000,000, which reflects a portfolio premium of 0.2%, as of July 31, 2024. The sum of the individual appraised values of the Mortgaged Properties is $6,090,000,000, which was rounded to $6,100,000,000 by the appraiser for the portfolio value.

With respect to the Oklahoma Industrial Portfolio Mortgage Loan (3.1%), the appraised value represents the “as portfolio” Appraised Value for the Mortgaged Properties of $45,800,000, which assumes the properties are sold together on a bulk basis and reflects a portfolio premium of 1.2%, as of August 27, 2024. The sum of the individual appraised values of the Mortgaged Properties is $45,240,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 59.7%.

With respect to the 833-837 Maple Street Mortgage Loan (1.5%), the borrower is in the process of applying for a 421-a tax exemption, which has not been approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”. The appraisal for the 833-837 Maple Street Mortgaged Property calculates the net present value of such 421-a tax exemption to be $4,312,617. If such net present value were to be subtracted from the $21,000,000 appraised value of the 833-837 Maple Street Mortgaged Property, the appraised value would be $16,687,383, which would result in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 80.9%. There can be no assurance that a 421-a tax exemption will be approved, or of what the appraised value or actual value of the 833-837 Maple Street Mortgaged Property would be if the exemption were not approved.

With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.
●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to,
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utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan or group of cross-collateralized Mortgage Loans appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value. See also the footnotes to Annex A-1 to this prospectus for more information.

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See the definition of “Appraised Value” above with respect to certain assumptions affecting the LTV Ratio of the Mortgage Loans.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, LTV Ratios were calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a portion of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group).

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the Cut-off Date LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

See the definition of “Appraised Value” above with respect to certain assumptions affecting the LTV Ratio of the Mortgage Loans.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related Cut-off Date LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the Cut-off Date,

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and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten NCF DSCR”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

The 833-837 Maple Street Mortgage Loan (1.5%) was underwritten assuming a 421-a tax exemption, which the related borrower is in the process of applying for, would be granted. Based on estimated unabated taxes, U/W NCF DSCR would be 1.06x.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Debt Service Coverage Ratio is calculated on the basis of the aggregate Underwritten Net Cash Flow generated by all the Mortgaged Properties securing the group and the aggregate Annual Debt Service payable under all of those Mortgage Loans (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Debt Service Coverage Ratio than is shown on Annex A-1.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that

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are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are continuing) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise expressly indicated. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group and the aggregate units for the Mortgaged Properties in such group.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date”, “LTV Ratio at Maturity / ARD” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio at Maturity or ARD is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

See the definition of “Appraised Value” above with respect to certain assumptions affecting the LTV Ratio of the Mortgage Loans.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the LTV Ratio at Maturity or ARD was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion

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Loan(s) (but excluding any related Subordinate Companion Loan) as of the stated maturity date or Anticipated Repayment Date, as applicable.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio at Maturity or ARD is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the maturity date or Anticipated Repayment Date, as applicable, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) LTV Ratio at Maturity or ARD than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means (other than as set forth in the proviso to this definition), for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of retail, office and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms

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occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.
●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.
●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
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●	“D/@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“DorYM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.
●	“DorYM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).
●	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Qualified Opportunity Zone” means qualified opportunity zones (“QOZs”) under Code Section 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the IRS, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the IRS. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ. See Annex A-1 for information regarding which Mortgaged Properties are located in QOZs as of the Cut-off Date.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage, industrial/warehouse facility, any combination of the foregoing or other single-purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in

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the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the

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discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in its entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. Lastly, notwithstanding the foregoing, the vacancy assumption used in determining the revenue component of Underwritten Net Cash Flow may have used vacancy information for the subject Mortgaged Property and the related markets that predates the impact of the COVID-19 pandemic.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero) and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in

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the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

The 833-837 Maple Street Mortgage Loan (1.5%) was underwritten assuming a 421-a tax exemption, which the related borrower is in the process of applying for, would be granted. Based on estimated unabated taxes, the Underwritten Net Cash Flow would be $867,782.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan.

The 833-837 Maple Street Mortgage Loan (1.5%) was underwritten assuming a 421-a tax exemption, which the related borrower is in the process of applying for, would be granted. Based on estimated unabated taxes, the U/W NCF Debt Yield would be 6.4%.

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With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NCF Debt Yield is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Initial Pool Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

Underwritten Net Operating Income for the 833-837 Maple Street Mortgage Loan (1.5%) was underwritten assuming a 421-a tax exemption, which the related borrower is in the process of applying for, would be granted. Based on estimated unabated taxes, U/W NOI would be $876,032.

The Underwritten Net Operating Income for cooperative mortgaged properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related Mortgage Loan, assuming that the related Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

“Underwritten Net Operating Income Debt Service Coverage Ratio”, “Underwritten NOI DSCR” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

Underwritten Net Operating Income for the 833-837 Maple Street Mortgage Loan (1.5%) was underwritten assuming a 421-a tax exemption, which the related borrower is in the

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process of applying for, would be granted. Based on estimated unabated taxes, U/W NOI DSCR would be 1.07x.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Net Operating Income Debt Service Coverage Ratio is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Operating Income Debt Service Coverage Ratio than is shown on Annex A-1.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan.

Underwritten Net Operating Income for the 833-837 Maple Street Mortgage Loan (1.5%) was underwritten assuming a 421-a tax exemption, which the related borrower is in the process of applying for, would be granted. Based on estimated unabated taxes, U/W NOI Debt Yield would be 6.5%.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NOI Debt Yield is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as a multifamily housing property, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property

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operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units or (e) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

A Mortgage Loan’s Mortgage Rate may be lower than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-1 for certain information regarding each Mortgage Loan that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annex A-1 and Annex A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$876,020,000
Number of Mortgage Loans	27
Number of Mortgaged Properties	147
Number of Crossed Loans	0
Crossed Loans as a percentage	0.0%
Range of Cut-off Date Balances	$4,500,000 to $85,000,000
Average Cut-off Date Balance	$32,445,185
Range of Mortgage Rates	5.3700% to 7.8980%
Weighted average Mortgage Rate	6.3231%
Range of original terms to maturity(2)	60 months to 60 months
Weighted average original term to maturity(2)	60 months
Range of remaining terms to maturity(2)	57 months to 60 months
Weighted average remaining term to maturity(2)	59 months
Range of original amortization terms(3)	360 months to 360 months
Weighted average original amortization term(3)	360 months
Range of remaining amortization terms(3)	360 months to 360 months
Weighted average remaining amortization term(3)	360 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	32.3% to 73.8%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	57.9%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)(6)	32.3% to 73.8%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)(6)	57.7%
Range of U/W NCF DSCRs(5)(6)(7)	1.20x to 3.17x
Weighted average U/W NCF DSCR(5)(6)(7)	1.67x
Range of U/W NOI Debt Yields(5)(6)	7.6% to 18.2%
Weighted average U/W NOI Debt Yield(5)(6)	11.2%
Percentage of Initial Pool Balance consisting of:
Interest Only	92.6%
Amortizing Balloon	7.4%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to any Mortgage Loan with an Anticipated Repayment Date, if any, calculated as of the related Anticipated Repayment Date.
(3)	Excludes 26 Mortgage Loans (92.6%) identified on Annex A-1, which are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.
(4)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the Appraised Value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(5)	In the case of Mortgage Loans that have one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the Rockefeller Center Mortgage Loan (6.8%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten Net Cash Flow Debt Service Coverage Ratio and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 57.4%, 57.4%, 1.54x and 10.3%, respectively.
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(6)	In the case of cross-collateralized and cross-defaulted mortgage loans, the U/W NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and the U/W NOI Debt Yield have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(7)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

The issuing entity will include 9 Mortgage Loans (46.1%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The following table shows the property type concentrations of the Mortgaged Properties:

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Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Retail
Anchored	3	$85,562,286	9.8%
Super Regional Mall	1	85,000,000	9.7
Unanchored	3	6,000,000	0.7
Single Tenant	1	204,000	0.0
Subtotal:	8	$176,766,286	20.2%
Mixed Use
Retail/Office	2	$101,000,000	11.5%
Office/Retail	7	48,378,857	5.5
Subtotal:	9	$149,378,857	17.1%
Manufactured Housing
Manufactured Housing	31	$97,672,600	11.1%
RV Park	6	22,352,200	2.6
Manufactured Housing/RV Park	9	22,195,200	2.5
Subtotal:	46	$142,220,000	16.2%
Multifamily
Garden	3	$94,450,000	10.8%
Mid Rise	2	22,500,000	2.6
Subtotal:	5	$116,950,000	13.4%
Office
CBD	7	$112,365,143	12.8%
Subtotal:	7	$112,365,143	12.8%
Self Storage
Self Storage	53	$90,550,000	10.3%
Subtotal:	53	$90,550,000	10.3%
Hospitality
Full Service	2	$59,984,000	6.8%
Subtotal:	2	$59,984,000	6.8%
Industrial
Warehouse/Distribution	8	$10,868,432	1.2%
Flex	5	9,863,719	1.1
Warehouse	3	6,267,849	0.7
Subtotal:	16	$27,000,000	3.1%
Other
Theater	1	$805,714	0.1%
Subtotal:	1	$805,714	0.1%
Total:	147	$876,020,000	100.0%
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(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of nonpayment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” below.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth in the above chart, we note the following:

●	In the case of the Queens Center Mortgage Loan (9.7%), the related Mortgaged Property has a Macy’s store as an anchor store at the shopping center at which the Mortgaged Property is situated but Macy’s is not included as collateral for the Mortgage Loan. On February 27, 2024, Macy’s, Inc. (“Macy’s”) announced the closure of approximately 150 locations through 2026, but did not identify the locations that would be closed. There can be no assurance that the Macy’s store situated in the shopping center in which the Mortgaged Property is located will remain open for business or that the closing of the Macy’s store will not adversely impact the Mortgaged Property. The closure of the Macy’s store in the related shopping center may trigger co-tenancy provisions of the applicable lease(s).

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	Each of the mixed use Mortgaged Properties has one or more retail and office components. See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks”, as applicable.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

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●	With respect to the Sunbelt MHC Portfolio Mortgage Loan (5.7%), the Mortgaged Properties include 2,630 manufactured housing pads and 1,301 recreational vehicle pads. Of the 1,301 recreational vehicle pads, 389 are leased annually and 912 are leased seasonally, leading to a total of 88% of the underwritten rent for the Mortgaged Properties being derived from manufactured housing pads or from recreational vehicle pads that are rented on an annual basis. Further, all of the related Mortgaged Properties (except for one) are age-restricted to adults 55 years and older.
●	With respect to the Holiday City MHC Mortgage Loan (3.1%), the Mortgaged Property includes 491 manufactured housing pads and 64 apartment units. Of the 491 manufactured housing pads, 227 (46.2%) are occupied by manufactured homes owned by affiliates of the borrower, and leased to the occupants of such homes by such affiliates. Approximately 92.5% of such homes were occupied as of the September 2024 rent roll. No income from such homes has been underwritten and such homes are not collateral for the Mortgage Loan. Pad rent for such manufactured homes is paid for by the individual tenants. The Mortgage Loan does not limit the number of homes that may be owned by borrower affiliates. However, the Mortgage Loan documents provide that if an affiliate of the borrower owns 20% of the manufactured homes on the Mortgaged Property, if an event of default or cash sweep event period is continuing, no occupied manufactured homes owned by an affiliate of the borrower may be moved off the Mortgaged Property without lender approval, unless promptly replaced by a replacement manufactured home of at least equivalent value. The Mortgage Loan documents further provide that if no event of default or cash sweep event period is continuing, no more than 20% of the occupied manufactured homes owned by an affiliate of the borrower may be moved off the Mortgaged Property per year without lender approval, unless promptly replaced by a replacement manufactured home of at least equivalent value.
●	With respect to the ARX Portfolio Mortgage Loan (2.6%), 63 of the total of 443 pads at the related Mortgaged Properties (14.2%) are occupied by manufactured homes owned by affiliates of the borrower, and leased to the occupants of such homes by such affiliates. Approximately 65% of such homes across the portfolio were occupied as of the September 2024 rent roll. No income from such homes has been underwritten and such homes are not collateral for the Mortgage Loan. Pad rent for such manufactured homes is paid for by the individual tenants. The Mortgage Loan does not limit the number of homes that may be owned by borrower affiliates. The ARX Portfolio Mortgage Loan documents contain provisions limiting the removal of borrower affiliate owned homes similar to those described above for the Holiday City Mortgage Loan.
●	In addition, with respect to the ARX Portfolio Mortgage Loan (2.6%), the Driftwood Mortgaged Property (0.5%), is subject to a Delaware rent control ordinance. Pursuant to such ordinance, the borrower received approval to increase monthly rents; however, for existing tenants such increase may only be made over a 10-year period.
●	With respect to the Saratoga MHC Portfolio Mortgage Loan (1.4%), four of the Mortgaged Properties are manufactured housing communities and one is a recreational vehicle park. 70 of the total of 318 pads at the manufactured housing Mortgaged Properties (22.0%) are occupied by manufactured homes owned by affiliates of the borrower, and leased to the occupants of such homes by such affiliates. No income from such homes has been underwritten and such homes are
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not collateral for the Mortgage Loan. Pad rent for such manufactured homes is paid for by the individual tenants. The Mortgage Loan does not limit the number of homes that may be owned by borrower affiliates. The Saratoga MHC Portfolio Mortgage Loan documents contain provisions limiting the removal of borrower affiliate owned homes similar to those described above for the Holiday City Mortgage Loan.

●	With respect to the Ignite Portfolio Mortgage Loan (1.3%), of the total of 2,489 pads at the related Mortgaged Properties, 202 are occupied by manufactured homes owned by an affiliate of the borrower, and leased to the occupants of such homes by such affiliate. 142 of such manufactured homes are at the Auburn Crossing Mortgaged Property, 24 are at the Candlewood Mortgaged Property, and the remaining Mortgaged Properties each have from one to seven of such affiliate-owned manufactured homes. No income from the manufactured homes has been underwritten and the homes are not collateral for the Mortgage Loan. Pad rent for such manufactured homes is paid for by the individual tenants. The Mortgage Loan does not limit the number of homes that may be owned by borrower affiliates.
●	With respect to the Greenlaw MHC Mortgage Loan (0.6%), 7 of the total of 67 pads at the related Mortgaged Properties (10.4%) are occupied by manufactured homes owned by affiliates of the borrower, and leased to the occupants of such homes by such affiliates. Approximately 85.7% of such homes were occupied as of September 19, 2024. No income from such homes has been underwritten and such homes are not collateral for the Mortgage Loan. Pad rent for such manufactured homes is paid for by the individual tenants. The Mortgage Loan does not limit the number of homes that may be owned by borrower affiliates.
●	With respect to the Anna Crossing MHC Mortgage Loan (0.5%), 10 of the total of 96 pads at the related Mortgaged Properties (10.4%) are occupied by manufactured homes owned by affiliates of the borrower, and leased to the occupants of such homes by such affiliates. Approximately 100% of such homes were occupied as of October 4, 2024. No income from such homes has been underwritten and such homes are not collateral for the Mortgage Loan. Pad rent for such manufactured homes is paid for by the individual tenants. The Mortgage Loan does not limit the number of homes that may be owned by borrower affiliates.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Multifamily Properties

With respect to the multifamily properties and mixed use properties with a multifamily component set forth in the above chart, we note the following:

●	With respect to the 833-837 Maple Street Mortgage Loan (1.5%), in conjunction with applying for a 421-a tax exemption (which has not yet been obtained), the related borrower was required to designate at least 30% of the units at the Mortgaged Property as affordable housing reserved for tenancy earning up to 130% of Area Median Income. The related borrower has designated 10 of the 33 units as affordable housing units. Further, all of the affordable units at the Mortgaged Property are rent stabilized units and will be regulated by the Division of Housing and Community Renewal during the 35-year term of the applied-for 421-a
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tax benefit. In addition, the related borrower has utilized the CityFHEPS program, a rental assistance program administered by the New York City Department of Social Services to help tenants find and keep housing, in order to lease the Mortgaged Property. See “Description of the Mortgage Pool—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks.” The tenants must qualify for individual vouchers under the program. Based on the October 2024 rent roll, the CityFHEPS program is expected to be responsible for no more than 29.1% of the rent generated by the Mortgaged Property.

●	In addition, with respect to the 833-837 Maple Street Mortgage Loan (1.5%), the monthly payment of rent under the CityFHEPS program has not yet commenced for certain of the tenants who are leasing their apartments under that program. There are 6 affordable units for which the lender has not yet received the required CityFHEPS paperwork. At origination, the borrower deposited $453,560 into an earnout reserve. The borrower has the right to receive up to six disbursements from such account, provided that it satisfies the Earnout Release Conditions (as defined below) with respect to such disbursement prior to November 13, 2025. The “Earnout Release Conditions” include (i) no event of default or cash sweep event exists, (ii) the tenants are in actual physical occupancy of all the affordable housing units for which the borrower is requesting a disbursement, pursuant to executed leases, (iii) full unabated rent is being paid for each such unit, (iv) any prepaid rent for such units has been deposited with the lender, (v) the borrower has delivered to the lender a true and complete copy of a payment voucher for each tenant of such units confirming that such tenants are receiving the benefits of subsidized rental payments under the CityFHEPs program, and a CityFHEPs approval notice for each such unit, and (vi) the lender has received such other documents as it may request in its reasonable discretion. In addition, if the borrower fails to comply with the terms of CityFHEPS or the CityFHEPS program ceases to exist, there is recourse against the guarantor for the amount of $4,050,000, which recourse will terminate if the affordable units are leased at rates approved by the lender. Further, the borrower and the guarantor have entered into a master lease with respect to the affordable housing units as described under “—Affiliated Leases.” If Underwritten NOI and Underwritten NCF were calculated assuming that rents were paid under the Section 8 Program (rather than the CityFHEPs program), and that the 421-a tax exemption was not received, the U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield would be 1.04x, 1.03x, 6.3% and 6.2%, respectively.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

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Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	With respect to the Rockefeller Center Mortgage Loan (6.8%), with respect to The Little Nell Mortgaged Property, the borrower sponsor has entered into a 99-year lease with respect to the 7th through 17th floors (160,019 SF) of the 10 Rockefeller Plaza Mortgaged Property (which were previously utilized as office space) with Little Nell Big Apple, to convert such floors to hotel use. Little Nell Big Apple is currently under a free rent period and the rent on the hotel lease will commence on the earlier of (i) the hotel opening date or (ii) March 1, 2026. All tenant and financial information related to The Little Nell Mortgaged Property is included in the 10 Rockefeller Plaza Mortgaged Property. The Little Nell Hotel is expected to be an unflagged independent hotel.
●	With respect to the Renaissance Newport Beach Mortgage Loan (6.7%), food and beverage revenues at the related Mortgaged Property represent approximately 25.2% of underwritten total revenue.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance ($)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Renaissance Newport Beach	$59,000,000	6.7%	12/31/2049	12/1/2029

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus as well as “—Insurance Considerations” and “—Specialty Use Concentrations”. For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

Industrial Properties

In the case of the industrial properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

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Specialty Use Concentrations

Certain Mortgaged Properties have one of the five largest tenants by NRA that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance by allocated loan amount
Movie Theater and Entertainment	3	11.6%
Restaurant	4	8.1%
Grocery	1	7.4%
Health Club	2	6.7%
Bank Branch	3	4.9%
Medical/laboratory/technical training center	1	0.2%

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

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Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit/SF(1)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Property Type
Queens Center	$85,000,000	9.7%	$1,274.17	1.84x	49.5%	Retail
Mini Mall Self Storage	$83,250,000	9.5%	$73.16	1.71x	73.8%	Self Storage
Elevate on Main	$72,500,000	8.3%	$181,250.00	1.35x	68.4%	Multifamily
Gateway Center North	$65,000,000	7.4%	$498.99	1.20x	67.7%	Retail
Polsinelli Headquarters	$65,000,000	7.4%	$256.11	1.39x	57.2%	Office
Rockefeller Center	$60,000,000	6.8%	$273.12	3.17x	32.3%	Various
Renaissance Newport Beach	$59,000,000	6.7%	$132,882.88	2.03x	49.5%	Hospitality
Bay Plaza Community Center	$51,000,000	5.8%	$492.25	1.54x	59.6%	Mixed Use
Sunbelt MHC Portfolio	$50,000,000	5.7%	$31,790.44	1.58x	50.4%	Manufactured Housing
Artisan Circle	$50,000,000	5.7%	$176.84	1.63x	53.9%	Mixed Use
Fifth Third Center	$27,500,000	3.1%	$53.59	2.16x	43.9%	Office
Holiday City MHC	$27,500,000	3.1%	$56,008.15	1.31x	61.2%	Manufactured Housing
Oklahoma Industrial Portfolio	$27,000,000	3.1%	$77.78	1.51x	59.0%	Industrial
ARX Portfolio	$23,000,000	2.6%	$51,918.74	1.30x	64.1%	Manufactured Housing
Helena Skyway	$20,300,000	2.3%	$124.54	1.47x	69.8%	Retail
Top 3 Total/Weighted Average	$240,750,000	27.5%		1.65x	63.6%
Top 5 Total/Weighted Average	$370,750,000	42.3%		1.52x	63.2%
Top 10 Total/Weighted Average	$640,750,000	73.1%		1.74x	57.0%
Top 15 Total/Weighted Average	$766,050,000	87.4%		1.71x	57.3%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan. In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(2)	With respect to the Rockefeller Center Mortgage Loan (6.8%) the U/W NCF DSCR and Cut-off Date LTV Ratio calculated including the related Subordinate Companion Loans are 1.54x and 57.4%, respectively.
(3)	See the definition of “Appraised Value” under “—Certain Calculations and Definitions—Definitions” for additional information regarding the calculation of the Cut-off Date LTV Ratio, including any such values calculated using non-“as-is” values.

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For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.6% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans or groups of Cross-Collateralized Mortgage Loans set forth in the table below (31.2%), are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)(2)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan or Cross-Collateralized Group	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Mini Mall Self Storage	Multi-property Loan	$83,250,000	9.5%
Rockefeller Center	Multi-property Loan	60,000,000	6.8
Sunbelt MHC Portfolio	Multi-property Loan	50,000,000	5.7
Oklahoma Industrial Portfolio	Multi-property Loan	27,000,000	3.1
ARX Portfolio	Multi-property Loan	23,000,000	2.6
Saratoga MHC Portfolio	Multi-property Loan	12,625,000	1.4
Ignite Portfolio	Multi-property Loan	11,100,000	1.3
GK Retail Portfolio	Multi-property Loan	6,000,000	0.7
Total		$272,975,000	31.2%

(1)	Total may not equal the sum of such amounts listed due to rounding.
(2)	In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. For example, with respect to the Ignite Portfolio Mortgage Loan (1.3%), the Fox Meadows Mortgaged Property (0.1%) is comprised of two non-contiguous properties within 0.2 miles of each other operating as one property.

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Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	19	$274,500,000	31.3%
Indiana	7	$82,107,115	9.4%
Missouri	1	$65,000,000	7.4%
California	3	$62,610,800	7.1%
Texas	10	$60,354,690	6.9%
Ohio	10	$47,351,441	5.4%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 22 other states, with no more than 4.0% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	8 Mortgaged Properties, securing approximately 12.8% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports no Mortgaged Property has a seismic expected loss greater than 13.0%.
●	12 Mortgaged Properties, securing approximately 5.8% of the Initial Pool Balance by allocated loan amount, are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland, and are therefore more susceptible to hurricanes. See representation and warranty no. 18 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).
●	Mortgaged Properties located in California, Texas and Arizona, among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties With Limited Prior Operating History

69 of the Mortgaged Properties (14.1%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date or are leased fee properties and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related

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borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common and Crowd-Funded Entities

With respect to the Polsinelli Headquarters Mortgage Loan (7.4%), the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

●   The Mortgage Loans identified on Annex A-1 as Polsinelli Headquarters, Rockefeller Center, Artisan Circle and Helena Skyway (collectively, 22.3%) are secured in whole or in part by the related borrower’s interest in one or more units in a condominium or similar shared interest structure. With respect to each such Mortgage Loan, except as described below, the borrower generally controls the appointment and voting of the condominium (or other shared interest structure) board or the condominium (or other shared interest structure) owners cannot take actions or cause the condominium association (or other shared interest structure) to take actions that would affect the borrower’s unit without the borrower’s consent.

●   With respect to the Polsinelli Headquarters Mortgage Loan (7.4%), the related Mortgaged Property is comprised of two of three total condominium units in the related condominium regime: the "Office Unit", consisting of the 10-story office building, and the “Garage Unit", consisting of the parking structure. The third (non-collateral) unit is the "Hotel Unit", consisting of an adjacent hotel, The Fontaine Hotel. The borrowers maintain a combined 71.43% voting interest in the condominium association. The borrowers have effective operational control over the condominium association, except certain major decisions, including the amendment or termination of the condominium regime, new easements, assignment of association income and certain common element improvements, require unanimous consent of all unit owners.

●   With respect to the Rockefeller Center Mortgage Loan (6.8%), with respect to the 30 Rock Condos Mortgaged Property, the borrower owns 54 condominium units and an approximately 53.1% undivided interest in the common elements. The balance of the condominium units are owned by an NBC-affiliated entity (NBCUniversal Atlas LLC), and leased or sub-leased to NBC. Expenses of the condominium are shared among the owners in accordance with their respective interests therein. The condominium is governed by a five-member board of managers, three of whom are selected by the borrower and two of whom are selected by NBC. Substantially all management decisions are vested in an executive committee consisting of the three managers selected by the borrower,

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provided that certain capital improvements and/or alterations that may adversely affect NBC or the condominium are subject to prior review and comment by NBC.

●   See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)(3)	144	$725,084,226	82.8%
Fee/Leasehold(4)	1	85,000,000	9.7
Leasehold	2	65,935,774	7.5
Total	147	$876,020,000	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.
(3)	With respect to the Bay Plaza Community Center Mortgage Loan (5.8%), the lien on the mortgage with respect to a portion of the Mortgaged Property is on both the fee and the leasehold interests in such portion of the property pursuant to a ground lease between SP Center, LLC, one of the two borrowers, as the ground lessor, and BPCC Lease, LLC, the other borrower, as the ground lessee.
(4)	With respect to such Mortgage Loan, the Mortgaged Property consists of both a fee interest and a leasehold interest.

In general, except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 6 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the ASTM International (“ASTM”) standard for a Phase I environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas

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of potential or identified mold, depending on the property use and/or age. Additionally, as warranted pursuant to ASTM standards, supplemental Phase II site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and laboratory analysis. Unless expressly indicated below, the borrower was not required to remediate the RECs and other conditions described below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties:

●	With respect to the Gateway Center North Mortgage Loan (7.4%), the related ESA identified a controlled recognized environmental condition (“CREC”) in connection with the operation of a former landfill located at the related Mortgaged Property that, based on subsurface investigations, was the source of soil and groundwater contamination. Remediation included the disposal of over 2,000 tons of excavated on-site fill material that was not suitable for reuse, excavation and removal of hazardous lead impacted fill, and excavation and removal of petroleum-impacted soil. A passive sub-membrane depressurization methane mitigation system and vapor barrier membranes were installed below all retail building foundation slabs. Additionally, the entire site was capped with 8-inch-thick concrete foundation slabs, asphalt cover, concrete cover and approved imported fill material. Based on the completed remediation and installation of engineering controls (vapor membranes and site caps), the historical use of the Mortgaged Property represents a CREC.
●	With respect to the Renaissance Newport Beach Mortgage Loan (6.7%), the related ESA identified a REC in relation to dry cleaning operations formerly conducted at the Mortgaged Property and recommended that a limited sub-surface investigation be conducted in order to determine the presence or absence of soil, soil vapor and/or groundwater contamination. An air permit was issued for use of a synthetic solvent dry cleaning unit at the Mortgaged Property in 1985. Hazardous waste manifests for the Mortgaged Property confirmed the generation of halogenated solvent waste and identified the generation of unspecific solvent mixture/waste that was classified under waste code D001 (ignitable waste). An opinion of probable cost (“OPC”) was obtained from the environmental consultant, which estimated the probable cost to complete additional evaluation and remediate potential contamination would be $1,139,306 (with a probable maximum estimate of $1,983,977). The borrower has obtained an environmental policy from SiriusPoint Specialty Insurance Corp., which has a term of 8 years commencing on the loan origination date, a limit of $10,000,000 for each pollution condition and in the aggregate, and a $25,000 per claim self-insurance retention.
●	With respect to the Sunbelt MHC Mortgage Loan (5.7%) as to the Wildwood Acres Mortgaged Property (0.2%), the western portion of the Mortgaged Property was utilized as an unauthorized landfill and was filled in with construction debris sometime in the late 1970s to the early 1980s. A Florida Department of Environmental Protection (“FDEP”) inspection was conducted in 1982 and found remnants of construction debris at the Mortgaged Property which was likely used as grade filling. The origin of the fill material was unknown. The FDEP concluded
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that the "landfill operation" had not been properly closed. Because there were no regulations indicating the property could not be developed, the western portion of the Mortgaged Property was redeveloped in the mid-1980s as the current mobile home park with the maintenance of any former filling operations maintained by its owners. On November 13, 2002, the FDEP conducted an inspection based on complaints from residents having settlement issues and damages associated with their mobile homes and subsidence of the former landfill materials. Subsequently, the FDEP issued a warning letter on March 4, 2003, indicating that the landfill had not stabilized to date, therefore continued maintenance of the site including erosion control, maintenance of soil cover over the waste, refilling of possible sinkholes, and prevention of ponding of water remained the responsibility of the property owner. The FDEP required the property owner to develop and implement a plan and schedule for the correction of deficiencies. Site investigations conducted in 1997 and 2003 indicated the presence of buried construction debris, such as broken concrete, brick, asphalt shingles, and wood; however, no hazardous materials were identified. A letter to the FDEP indicated that the property owner proposed to bring in two feet of soil to spread over the affected areas and lay sod. It was also proposed that the property owner would maintain the site including erosion control, maintenance of soil cover over the waste and the prevention of pooling of water which would be directed to the on-site stormwater retention pond. Documentation of an operation and maintenance plan in connection with the former landfill operations was not provided to the environmental consultant. Although this former unauthorized landfill was issued a No Further Action status, it appears the maintenance of a soil cover over the former landfill area is required as a control. In the event of future development, additional investigation may be warranted. As such, the environmental consultant concluded that the historical landfill is considered a CREC.

●	With respect to the Oklahoma Industrial Portfolio Mortgage Loan (3.1%), RECs were identified at the 1700 South Eastern Avenue, 6701 South Eastern Avenue, 4700 North Bryant Avenue, 5204 West I-40 Service Road and 5055 South Eastern Avenue Mortgaged Properties, as described below. The borrower has obtained an environmental policy from Alliant Insurance Services Inc., which has a term of 8 years commencing on the loan origination date, a limit of $20,000,000 for each pollution condition and in the aggregate, and a $25,000 per claim self-insurance retention.
●	With respect to the 1700 South Eastern Avenue Mortgaged Property (0.4%), the related ESA identified RECs and a potential vapor encroachment condition due to uses of the Mortgaged Property and adjoining properties. The ESA noted a 500-gallon aboveground storage tank for the storage of waste solvent at the property in connection with the use of solvents in a parts washer used on the property for approximately 32 years. Additionally, an adjoining property conducted uniform cleaning activities from at least 1970 until 1984, which may have utilized tetrachloroethylene (PCE), and another adjoining property (referred to as the Pitman/Pittman Property) is the known location of a groundwater plume containing PCE, trichloroethylene (TCE) and dichloroethylene (DCE).The ESA recommended that a limited subsurface investigation be conducted in order to determine the presence or absence of soil, soil vapor and/or groundwater contamination due to the current/historical use of the Mortgaged Property and adjoining properties. An OPC was obtained and estimated the probable cost of cleanup at $508,926 (with a probable maximum estimate of $1,271,160).
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●	With respect to the 6701 South Eastern Avenue Mortgaged Property (0.3%), a REC was identified at the Mortgaged Property related to historical oil wells located on the Mortgaged Property and on adjoining properties. An oil production well was drilled at the Mortgaged Property in 1969 to a total depth of 6800 feet. Records indicate that the well was plugged and abandoned under permit in 1995. An OPC was obtained and estimated the probable cost of cleanup at $742,591 (with a probable maximum estimate of $2,591,524).
●	With respect to the 4700 North Bryant Avenue Mortgaged Property (0.2%), the related ESA identified a REC related to industrial uses at the Mortgaged Property since the 1970s, and the presumed use of hazardous materials associated with the business types that historically operated at the property. The ESA noted a grated drain at the eastern exterior of the building in an area that was formerly used as a wash bay, which grate was reportedly connected to an oil-water separator that connects to a leach field. The ESA recommended that a limited subsurface investigation be conducted in order to determine the presence or absence of soil, soil vapor and/or groundwater contamination due to the historical use of the Mortgaged Property. An OPC was obtained and estimated the probable cost of cleanup at $808,843 (with a probable maximum estimate of $1,657,286).
●	With respect to the 5204 West I-40 Service Road Mortgaged Property (0.2%), the related ESA identified what appeared to be features of a septic system at the northwest corner of the property to the south of the western-most building. Based on the long historical industrial use (approximately 49 years) and as the system represents a direct conduit to the subsurface of the Mortgaged Property for any materials discharged to this system from such building, the utilization of a septic system is considered a REC. The ESA recommended that a limited subsurface investigation be conducted in order to determine the presence or absence of soil, soil vapor and/or groundwater contamination due to the historical use of the Mortgaged Property, and recommended routine sampling of the onsite water wells to ensure safe drinking water is provided to the Mortgaged Property. An OPC was obtained and estimated the probable cost of cleanup at $264,660 (with a probable maximum estimate of $743,952).
●	With respect to the 5055 South Eastern Avenue Mortgaged Property (0.1%), the related ESA identified a REC related to the use of the property by a commercial and industrial waste treatment and disposal business from 2008 until approximately 2020. Such historical operations included treating wastewater from various food and commercial/industrial processes that contained machining oils, hydraulic fluids, sludges and related solids, and engine oils. Waste fluids were brought to the facility and any oils were separated from the water via gravity within open tanks. The solids and oils were solidified with polymer and taken off-site for disposal or composted. The remaining fluid from the mixture was tested, treated, adjusted for pH, pumped into an onsite grease trap and then discharged to the municipal sewer system. Additionally, a trench drain was observed west of the subject building and reportedly is used during the washing of dirt and debris off of construction equipment. The drain discharges to a concrete pit that is pumped out on an as-needed basis. It was unclear to the environmental consultant whether the concrete pit is the same structure as the former grease trap, or if the grease trap was removed and replaced with the concrete pit. Based on the historical onsite waste treatment and disposal activities and lack of information pertaining to the integrity of the concrete pit and disposition of the former grease trap, the historical use of the Mortgaged
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Property represents a REC. The ESA recommended that a limited subsurface investigation be conducted in order to determine the presence or absence of soil, soil vapor and/or groundwater contamination due to the historical use of the Mortgaged Property and lack of information pertaining to the onsite concrete pit and former grease trap. An OPC was obtained and estimated the probable cost of cleanup at $718,476 (with a probable maximum estimate of $1,331,682).

●	With respect to the ARX Portfolio Mortgage Loan (2.6%), the related ESAs identified RECs at the Birchwood and Barton Court Mortgaged Properties, and a business environmental risk at the Malaga Mortgaged Property, as follows:
●	With respect to the Birchwood Mortgaged Property (1.0%), the related ESA noted an open Voluntary Cleanup Program (“VCP”) database entry. Review of available information indicated that there had been soil-only contamination caused by the release of heating oil from an aboveground storage tank, which had been identified in a Pennsylvania Department of Environmental Protection (“PADEP”) inspection on September 18, 2015. PADEP correspondence noted that there were no active public water supply sources within a half-mile of the contamination site, but no further information was available for review regarding the extent or status of cleanup activities. Based on its active case status, the ESA concluded that the VCP listing represented a REC, and recommended completion of cleanup activities in accordance with PADEP requirements. An OPC was obtained and estimated the probable cost of such cleanup at $105,000. An environmental impairment liability insurance policy was obtained with respect to the Birchwood Mortgaged Property from Great American E&S Insurance Company, in the name of the borrower, and with the lender and its successors and assigns as their interests may appear as additional named insureds, with a limit of $1,000,000 per incident and in the aggregate, a self insured retention of up to $50,000, and with a term ending October 30, 2032.
●	With respect to the Barton Court Mortgaged Property (0.3%), the related ESA noted an open VCP database entry. Review of available information indicated that there had been a release resulting in soil-only contamination. No further information was available for review, and at the time of the report there had been no response from PADEP. Based on the lack of available information and the open case status, the ESA concluded that the VCP listing represented a REC, and recommended completion of soil investigation and cleanup activities in accordance with PADEP requirements. An OPC was obtained and estimated the probable cost of such investigation and cleanup at $15,000.
●	With respect to the Malaga Mortgaged Property (0.3%), the related ESA noted that the permit for the on-site septic system was expired as of October 31, 2023, and recommended renewal of that permit. An OPC was obtained at closing and estimated the probable cost of such renewal at $25,000.

At origination, $155,000, representing 125% of the amounts estimated in the OPCs for the Barton Court Mortgaged Property and Malaga Mortgaged Property and 100% of the amount estimated in the OPC for the Birchwood Mortgaged Property, was deposited into an environmental reserve. The lender has the right to direct such funds to be applied for any purposes

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related to the environmental work identified in the applicable OPC. The lender is required to release such reserve (or the applicable portion) to the borrower upon satisfaction of certain conditions, including the delivery of a no further action letter or substantial equivalent regarding the relevant matter, and in the case of the Malaga Mortgaged Property, the lender’s receipt of a reissued permit.

●	With respect to the GK Retail Portfolio Mortgage Loan (0.7%), the ESA for the Okemos Plaza Mortgaged Property identified a CREC related to the operation of a gasoline station at the site from 1970 to 2007. Four confirmed releases of petroleum products have been reported in connection with 15 former underground storage tank (UST) systems, and the property currently has an open regulatory status for the UST releases. Impacted soil was excavated and removed offsite and over a million gallons of groundwater was remediated. Post-remediation soil and groundwater sample results indicated residual concentrations of several petroleum constituents greater than current Michigan Department of Environment, Great Lakes, and Energy (EGLE) Part 213 Risk-Based Screening Levels, including benzene, ethylbenzene, methyl-tert-butyl ether (MTBE), toluene and xylenes in soil, and benzene, MTBE and xylenes in groundwater. As a result, the borrower has due care obligations with respect the property under Part 213 of EGLE, which obligations include preventing exacerbation of the impact, preventing unacceptable exposure to the impact, taking precautions against the reasonably foreseeable acts or omissions of third parties, and providing notifications to EGLE and others.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same

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method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 6 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates.

With respect to the Ignite Portfolio Mortgage Loan (1.3%), the borrowers related to the Rabbit River and Country Meadows Mortgaged Properties, along with affiliated entities, are being sued by a plaintiff alleging unpaid bills for water monitoring services. The borrowers maintain that the services provided were deficient, and are defending the lawsuit. At origination, the borrower deposited $86,009, representing the unpaid amounts alleged in the complaint, into a litigation reserve, which may be released to the borrower upon the settlement, dismissal or issuance of a judgment with respect to the foregoing litigation. In addition, with respect to the Ignite Portfolio Mortgage Loan, in 2011 a 15% owner of the borrowers was subject to a final judgement with the SEC in connection with a settlement agreement, pursuant to which he was enjoined from violating sections 5 and 6 of the Securities Act of 1933, required to pay $141,818 consisting of disgorgement of proceeds gained by the conduct alleged by the SEC and interest thereon, and required to pay a civil penalty of $65,000.

With respect to the 833-837 Maple Street Mortgage Loan (1.5%), the non-recourse carveout guarantor is subject to an adversary proceeding by the bankruptcy trustee of the estate of a person who had transferred a property to an entity affiliated with the guarantor. The bankruptcy trustee has alleged that the deed to such property was obtained fraudulently from the bankrupt party. The bankrupt party had previously brought a case against the entity that currently owns the property on similar grounds, which was settled. The guarantor has informed the lender that his attorney intends to move to dismiss the current proceeding on the ground that the bankruptcy trustee has not substantiated the claim of fraud. There can be no assurance as to the outcome of this proceeding. In the

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event that the guarantor did not prevail in the proceeding, the guarantor-related entity may be required to reconvey the property to the bankruptcy estate of the former owner of the property.

With respect to the Two Towne Square Mortgage Loan (1.2%), Gary Shiffman, one of the managers of the related borrower, is a defendant in a lawsuit currently pending before the Michigan Court of Appeals, alleging that Shiffman wrongly benefitted from a payout on a life insurance that belonged to the plaintiff. The case was initially dismissed in May 2023, but the plaintiff has appealed and the case is currently pending.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	22 of the Mortgage Loans (89.3%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.
●	2 of the Mortgage Loans (6.2%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.
●	3 of the Mortgage Loans (4.5%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.
●	With respect to the 833-837 Maple Street Mortgage Loan (1.5%), the Mortgage Loan refinanced a prior mortgage loan that matured October 15, 2024, and was accordingly in maturity default on the November 13, 2024 origination date of the current Mortgage Loan. The current Mortgage Loan refinanced the prior loan in full.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the Queens Center Mortgage Loan, the Gateway Center North Mortgage Loan, the Fifth Third Center Mortgage Loan, the 833-837 Maple Street Mortgage Loan, the Two Towne Square Mortgage Loan, the Division Street Apartments Mortgage Loan and the GK Retail Portfolio Mortgage Loan (collectively, 24.6%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on
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mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

●   In particular, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, we note the following:

●	With respect to the Queens Center Mortgage Loan (9.7%), the borrower sponsor has disclosed that it has sponsored other commercial real estate projects that have been the subject of mortgage loan defaults and foreclosures or deeds-in-lieu of foreclosure on loans secured by such projects.
●	With respect to the Gateway Center North Mortgage Loan (7.4%), the borrower sponsor (The Related Companies, L.P.) has sponsored other real estate projects that have been the subject of mortgage loan defaults, foreclosure proceedings and/or deed-in-lieu of foreclosure.
●	With respect to the Fifth Third Center Mortgage Loan (3.1%), the subject property was the subject of foreclosure in September 2023 and the borrower is an affiliate of the foreclosing lender. The property was previously owned by Hertz Investment Group, which obtained $54,000,000 financing from Prime Finance in 2019. In June 2023 Hertz defaulted on its loan, and Prime Finance acquired the property through a UCC foreclosure.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	19 Mortgaged Properties (3.3%) are each leased entirely to a single tenant.
●	4 Mortgaged Properties (8.1%) are leased to multiple tenants; however, one such tenant occupies 50% or more of the NRA of such Mortgaged Property.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance

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of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the tables entitled “Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties, certain of

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such tenants have unilateral termination options with respect to all or a portion of their space as set forth below:

●	With respect to the Queens Center Mortgage Loan (9.7%), (a) Primark, the largest tenant at the Mortgaged Property (13.3% of the net rentable area), has the right to terminate its lease if its gross sales between December 2027 and November 2028 do not exceed $23,000,000, provided it gives notice within 90 days following November 2028, with the payment of a termination fee in the form of a negotiable check made payable to the landlord in an amount equal to the unamortized portion, as of the end of the fifth lease year, of the sum of certain allowances for construction and other interior work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination; (b) ZARA, the second largest tenant at the Mortgaged Property (8.8% of the net rentable area), has the right to terminate its lease, provided it gives notice 270 days prior to (i) December 31, 2028 or (ii) May 31, 2031, with the payment of a termination fee in the form of a negotiable check made payable to the landlord in an amount equal to the unamortized portion, as of the end of the fifth lease year, of the sum of certain allowances for construction work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination; and (c) H&M, the third largest tenant at the Mortgaged Property (4.8% of the net rentable area), has the right to terminate its lease if its gross sales (i) between January 2028 and December 2028 do not exceed $16,000,000 or (ii) between January 2031 and December 2031 do not exceed $18,000,000, in each case, provided that it gives notice within 120 days following such period, with the payment of a termination fee in an amount equal to 50% (if terminated based on sales in 2028) or 25% (if terminated based on sales in 2031) of the unamortized portion of the sum of certain allowances for construction and other interior work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
●	With respect to the Bay Plaza Community Center Mortgage Loan (5.8%), effective between March 26, 2034 and March 26, 2035 upon 360 days’ notice, NYC – ACS, the fifth largest tenant at the Mortgaged Property (6.6% of the net rentable area), has a one-time right to terminate its lease upon payment of a termination fee in an amount equal to the unamortized portion of the sum of (i) brokerage commission that landlord paid the NYC – ACS’s broker, (ii) the borrower’s contribution towards the buildout of NYC – ACS’s space, and (iii) $1,012,500.
●	With respect to the Fifth Third Center Mortgage Loan (3.1%), the largest tenant, McDonald Hopkins LLC, has a right to terminate its lease effective January 31, 2031 upon 12 months’ prior notice. In addition, McDonald Hopkins LLC has a space contraction right as to 10,000 square feet effective January 31, 2028 upon 12 months’ prior notice.
●	With respect to the Helena Skyway Mortgage Loan (2.3%), within the 60 days following the end of the measurement period upon 60 days prior notice, the fifth largest tenant, Shoe Department, has a right to terminate its lease if tenant’s gross sales are less than $1,200,000 for the 12-month period ending April 30, 2025. In addition, both borrower and Shoe Department have the right to terminate the premises lease with 90 day’s prior notice.

●   With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at

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such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options see the charts entitled “Tenant Summary” and “Lease Rollover Schedule” for certain tenants at the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent, may have subleased their spaces in whole or part or may be in negotiation.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the Queens Center Mortgage Loan (9.7%), Primark, the largest tenant at the Mortgaged Property (13.3% of the net rentable area), has executed its lease but has not taken occupancy. According to the borrower sponsor, the borrower has met its obligations under the lease to deliver the space, and Primark is expected to take occupancy in December 2024.
●	With respect to the Polsinelli Headquarters Mortgage Loan (7.4%), rent for the largest tenant, Polsinelli PC, is underwritten on a straight-line rent averaging basis through the loan term.
●	With respect to the Rockefeller Center Mortgage Loan (6.8%), the third largest tenant, Christie’s, has an aggregate of $35,661,288 of abated rent remaining, and the fourth largest tenant, JPMorgan Chase Bank, National Association, has an aggregate of $2,596,984 of abated rent remaining for the terms of their respective leases. The lender obtained an upfront rent reserve in the amount of such abated rent at loan closing. In addition, the rent for the second largest tenant, Lazard Group LLC, the fourth largest tenant, JPMorgan Chase Bank, National Association, and the fifth largest tenant, NBC, was underwritten on a straight-line rent averaging basis.
●	With respect to the Artisan Circle Mortgage Loan (5.7%), Collectiv Academy, the fifth largest tenant at the Mortgaged Property (4.4% of the net rentable area), has executed its lease but is not yet in occupancy or paying rent. Collectiv Academy is expected to take occupancy in August 2025 and commence paying full rent in November 2025. The borrower deposited at loan origination a total of $794,282 toward free rent, including $359,596 allocated to Collective Academy.
●	With respect to the Fifth Third Center Mortgage Loan (3.1%), the third largest tenant, HWH Architects Engineers Planners Inc., the rent for each of January 2025, January 2026 and January 2027 is abated. A rent concession reserve was required at origination for the related free rent amounts. In addition, the fourth largest tenant, Roetzel & Andress, has subleased and aggregate 9,628 square feet to Bratenahl Capital Partners Ltd. and Western Reserve Trust Company which such
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sublease expires on April 30, 2030. Further, the rent for the second largest tenant, Fifth Third Bank, N.A., was underwritten on a straight line rent averaging basis.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to Mini Mall Self Storage, Gateway Center North and Oklahoma Industrial Portfolio (collectively, 20.0%), each such Mortgaged Property is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representations and warranties nos 7 and 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Mini Mall Self Storage Mortgage Loan (9.5%), with respect to the Enterprise – Rucker Blvd Mortgaged Property, a commercial billboard tenant at the property has a right of first refusal (“ROFR”) to acquire its leased billboard parcel only if the borrower receives an offer to purchase such property on terms which it would otherwise agree to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.
●	With respect to the Gateway Center North Mortgage Loan (7.4%), JCPenney, the largest tenant, has a ROFR under the related ground lease to purchase its pad site if a bona fide offer is received from a third party to purchase its pad site that the borrower is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed-in-lieu thereof.
●	With respect to the Oklahoma Industrial Portfolio Mortgage Loan (3.1%), the indicated single-tenants at the following Mortgaged Properties have ROFRs: (i) 3300 North Banner Road (AAA Person-to-Person Listing, Co.), (ii) 6701 S Eastern Ave (Sunstate Equipment Co. LLC), (iii) 401 North Sara Rd (MHC Truck Leasing, LLC) and (iv) 5055 South Eastern Ave (Sunstate Equipment Co. LLC). Pursuant to subordination, non-disturbance and attornment agreements (SNDAs) received from AAA Person-to-Person Listing Co. and MHC Truck Leasing, LLC, the applicable tenant's ROFR will not apply to a transfer of the related Mortgaged Property in connection with foreclosure or deed-in-lieu of foreclosure or a subsequent sale. Pursuant to SNDAs received from Sunstate Equipment Co. LLC, such tenant’s ROFR will not apply to a transfer of the related Mortgaged Property in connection with foreclosure or deed-in-lieu of foreclosure, but will apply to a subsequent sale.
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See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”. See also representation and warranty no. 7 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Affiliated Leases

Certain of the Mortgaged Properties may be leased in whole or in part by borrowers or borrower affiliates.

With respect to the 833-837 Maple Street Mortgage Loan (1.5%), the borrower entered into a master lease with the guarantor, pursuant to which the guarantor is required to pay rent for the ten affordable housing units at the related Mortgaged Property for a term ending upon either (i) all of the indebtedness under the Mortgage Loan being indefeasibly paid in full or (ii) in the event that all or any portion of the Mortgaged Property is conveyed to the lender or any affiliate, subsidiary or nominee of the lender by foreclosure or other conveyance or assignment in lieu thereof, the date that is five years following the date of such conveyance or assignment. The rent payable under the master lease is equal to $31,670 per month, less any rents paid to lender or a receiver of the Mortgaged Property by any third party tenant or government entity. The lender is a third-party beneficiary of the master lease.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

●	With respect to the Queens Center Mortgage Loan (9.7%), three of the properties in the competitive set for the Mortgaged Property are owned by the borrower sponsor.
●	With respect to the Rockefeller Center Mortgage Loan (6.8%), the related borrower sponsor owns one or more properties near the Mortgaged Property that may compete with the Mortgaged Property.
●	With respect to the Gateway Center North Mortgaged Property (7.4%), the property was developed in 2014 as the second phase of the larger Gateway Center shopping center. The first phase of the development, Gateway Center South (not part of the collateral), was originally developed and opened by the borrower sponsor in 2002, and is currently owned by the borrower sponsor. Gateway Center South is 100.0% leased and is anchored by BJ’s Wholesale Club, Home Depot and Target.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

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Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California, Arizona, Montana, Tennessee and Oregon) do not require earthquake insurance. 8 of the Mortgaged Properties (collectively, 12.8%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 13.0%. See representation and warranty no. 18 on Annex D-1 and the exceptions to representation and warranty no. 18 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, except as otherwise described above, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that

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are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

●   In the case of such Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions thereto on Annex D-2.

●   With respect to the Mini Mall Self Storage Mortgage Loan (9.5%), such Mortgage Loan is secured by 52 Mortgaged Properties containing 18,338 self storage units that are located across nine states. With respect to certain individual Mortgaged Properties, the self storage use is legally non-conforming, the applicable zoning ordinance does not permit full rebuilding following a material casualty as a matter of right, and information sufficient to enable the lender to evaluate the adequacy of insurance proceeds to pay down an allocable amount of the mortgage debt was unavailable. The Mortgage Loan documents require the borrower to provide property insurance at full replacement cost with law and ordinance coverage, including loss of use coverage that insures against losses to the undamaged portion of the affected property’s improvements occasioned by the application of a law or ordinance (proceeds being paid on an actual cash value basis, which is replacement cost less depreciation). While law and ordinance coverage at full limits is in-place, the lender did not undertake any specific property-level analysis of the adequacy of insurance proceeds and land values to pay down the Mortgage Loan if authorization to rebuild were not obtained and the property were sold as-is for that purpose, and we cannot assure you that the Mortgage Loan performance and remaining collateral value would not be materially adversely affected if an individual property’s use were unable to be continued under such circumstances. With respect to any such legally nonconforming properties following a casualty where the applicable zoning ordinance requires

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discretionary authorization for the borrower to rebuild, the Mortgage Loan documents require that the borrower obtain the authorization to rebuild the self storage improvements within 90 days following such casualty (with provision for certain lender-approved extensions). If the borrower is unable to do so, it must pay down the loan in an amount equal to the allocated loan amount for any affected individual property (with credit given for net insurance proceeds received by the lender). If it does not make such payment, its failure to do is a cash trap event, and the borrower and guarantor have personal liability for losses related to such non-payment.

●   In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. Such modifications may be subject to review and approval of the applicable authority, and any such approval process, even if successful, could delay any redevelopment or alteration of the related Mortgaged Property. For example:

●	With respect to the Rockefeller Center Mortgage Loan (6.8%), the New York City Landmarks Commission has recorded Notices of Designation assigning landmark status to the exteriors of all of the constituent individual properties. The Landmarks Commission has also designated as landmarks portions of the interiors of the 30 Rockefeller Plaza, 45 Rockefeller Plaza, 1 Rockefeller Plaza and Radio City Music Hall Mortgaged Properties. As a result, such Mortgaged Properties may be subject to preservation requirements and regulations that may result in increased costs and delays or otherwise impede alterations or renovations, or restoration following casualty, among other things.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse

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guarantor under a Mortgage Loan will be less, and may be materially and substantially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Rockefeller Center Mortgage Loan (6.8%), the related loan documents provide that the borrower and guarantor’s liability for enumerated bankruptcy-related full recourse events is capped at 10% of the outstanding loan amount at the time such event occurs, plus enforcement costs. In addition, the loan documents provide that if environmental insurance satisfying loan document requirements is provided, only the SPE borrower, operating lessees and certain subsidiaries of the borrowers have losses recourse-type environmental liability. If environmental insurance satisfying loan document requirements is not provided, both the SPE borrower and guarantor have losses recourse-type environmental liability. The loan documents require that the borrower maintain a pollution legal liability (PLL)-type environmental insurance policy covering the Mortgage Properties with minimum coverage limits of $35 million per incident and $35 million in the aggregate, with a self-insured retention or deductible of no more than $100,000 per incident and having a policy term at least three years past loan maturity. In the event the policy limits in place at loan origination are eroded by 50% or more due to claims, the borrower will be required to reinstate the available environmental coverage limits within 60 days to the limits in place at loan origination. The Phase I environmental site assessment for the Mortgaged Properties obtained in connection with loan origination identified a recognized environmental condition (REC) at the 10 Rockefeller Plaza Mortgaged Property. The REC related to 12 underground storage tanks, all of which were removed in 1990. In lieu of a Phase II environmental site assessment, the lender required environmental insurance as described above. The environmental consultant provided an opinion of probable cost with a 90% confidence interval that the maximum cost of remediation would not exceed $683,650.
●	A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.
●	With respect to certain of the Mortgage Loans, the lender is required to make claims under an environmental insurance policy prior to making claims under the related environmental indemnity.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate and other tax matters relating to certain Mortgaged Properties.

●	With respect to the Queens Center Mortgage Loan (9.7%), a portion of the Mortgaged Property to the west of 92nd Street and the parcel occupied by Macy’s, the latter of which is not part of the Mortgaged Property, together constitute a single tax lot (the “Shared Tax Lot”). The real estate taxes on the Shared Tax Lot are allocated between Macy’s and one of the two borrowers which owns the Mortgaged Property (the “Property Borrower”) under a reciprocal easement agreement (the “REA”). Under the REA, Macy's pays approximately 40% of the total property taxes assessed against the Shared Tax Lot to the Property Borrower, who then makes the required tax payments to the applicable taxing authority. There are no other operating covenants in place governing the operation of the Shared Tax Lot. In the event of default under the Mortgage Loan documents, the lender has the right to require, among other related rights, the Property Borrower to exercise the rights of the Property Borrower under the REA to pursue the creation of a separate tax lot for the portion of the Mortgaged Property that is part of the Shared Tax Lot, such that no portion of the Mortgaged Property shares a tax lot with any real property that is not subject to the lien of the Mortgage Loan. The borrowers and the non-recourse carveout guarantor have provided a non-recourse carveout for any losses arising from the lender’s inability to foreclose on the portion of the Mortgaged Property that is part of the Shared Tax Lot caused by (i) the City of New York’s refusal to accept for recordation a deed in foreclosure (in accordance with its 2005 advisement that it would no longer accept deeds for recordation which affect only a portion of a tax lot) with respect to such portion of the Mortgaged Property, and (ii) the borrowers’ failure to promptly pursue the creation of a separate tax lot for the portion of the Mortgaged Property comprising the Shared Tax Lot. Such recourse obligation is subject to various limitations set forth in the loan documents. Further, there is no assurance the non-recourse carveout guarantor will have the financial ability to perform such guaranty. In addition, the other borrower (the “Pledgor Borrower”) pledged its interest in the Property Borrower in order to provide an additional method for the lender to take title to the Mortgaged Property in the event the Shared Tax Lot created an impediment to foreclosure. However, under REMIC regulations, when foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property. The pledged equity ownership interest in the Property Borrower is not anticipated to qualify as foreclosure property for REMIC purposes, which could delay or prevent the REMIC from acquiring the beneficial interest in the pledged equity ownership interest or otherwise realizing any proceeds from its disposition.
●	With respect to the Gateway Center North Mortgage Loan (7.4%), the related Mortgaged Property currently benefits from a 25-year tax abatement under the Industrial and Commercial Abatement Program, which has been in place since the
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2015/2016 tax year and will continue through the 2040/2041 tax year. The abatement amount is currently 100% through the 2031/2032 tax year and reduces thereafter each year until expiration. The tax abatement for the current tax year is approximately $8.0 million. Property taxes were underwritten based on the reduced tax amount as a result of the abatement.

●	With respect to the Polsinelli Headquarters Mortgage Loan (7.4%), the development of the office portion of the Mortgaged Property was financed by the issuance of $120.0 million of industrial development revenue bonds (“Chapter 100 Bonds”) arranged by the Missouri Development Finance Board and issued by the City of Kansas City (the “City”). The City ground leased the Mortgaged Property to the borrowers, the borrowers hold the related Chapter 100 Bonds and the Chapter 100 Bonds were pledged as collateral for the related Mortgage Loan. The borrowers’ lease payments to the City under the ground lease for the office property are used to pay the interest on the Chapter 100 Bonds, effectively reimbursing the borrowers for their lease payments. The City, as issuer of the Chapter 100 Bonds, also authorized a property tax abatement for the Polsinelli Headquarters Property for the term of the Chapter 100 Bonds. The Chapter 100 Bonds mature on December 1, 2037, at which time the tax abatement will expire and the ground lease will expire, reverting the fee interest back to the borrowers. Therefore, property taxes were not underwritten. In addition, the related development agreement requires the City to pay the borrowers a redirected tax incentive derived from the earnings tax, sales tax and tourism tax-related revenue generated by the related development, subject to Polsinelli law firm, the largest tenant, substantially occupying its leased space for a period of 20 years (matching Polsinelli PC’s initial lease term).
●	With respect to Bay Plaza Community Center Mortgage Loan (5.8%), one of the two lots comprising the related Mortgaged Property, identified as Lot 802, benefits from the Industrial and Commercial Abatement Program (“ICAP”), which is effective through the tax year 2039/2040, and the other lot, identified as Lot 810, benefits from Industrial and Commercial Incentive Program (“ICIP”), which is effective through the tax year 2029/2030. The exemption amount for Lot 802 is 100% through the tax year 2025/2026 and the reduces thereafter each year until expiration of ICAP. The exemption amount for Lot 810 is approximately 56% in the tax year 2024/2025 and reduces thereafter each year until expiration of ICIP. The Mortgage Loan matures in 2029. Property taxes were underwritten based on the abated taxes.
●	With respect to the 833-837 Maple Street Mortgage Loan (1.5%), the related borrower has applied for a 35-year 421-a tax abatement under the New York City Department of Housing Preservation and Development’s (“HPD”) 421-a tax abatement program. The 421-a tax abatement is expected to provide: (i) a 100% tax exemption for the first 25 years and (ii) an exemption based on the percentage of affordable units during the last 10 years. For the Mortgaged Property, the 421-a tax abatement has not yet been approved and the abatement period has not yet started. There can be no assurance the 421-a tax abatement will be approved. The full unabated estimated real estate taxes for the 2024/2025 tax year are $241,669, compared to the underwritten abated taxes of $6,999. At origination, borrower deposited the amount of $241,669 into an escrow account. Those funds will be released to the borrower upon receipt by the lender of (i) a Certificate of Eligibility issued by HPD, (ii) evidence of approval by the Department of Finance of the borrower’s final 421-a tax application confirming that the borrower’s final
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application has been approved and (iii) a tax bill confirming that the tax benefit has been implemented consistent with the underwriting (or a revised notice of property value issued by the Department of Finance). Debt service coverage ratios and debt yields set forth in this prospectus for the Mortgage Loan have been calculated assuming the 421-a tax abatement will be approved, and that the Mortgaged Property will receive rent payments under the CityFHEPS program. The Underwritten NCF Debt Service Coverage Ratio, without assuming the approval of the 421-a tax abatement application, would be 1.06x. The Underwritten NCF Debt Yield, without assuming the approval of the 421-a tax abatement application, would be 6.4%.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

26 Mortgage Loans (92.6%) provide for interest-only payments for the entire term to stated maturity or Anticipated Repayment Date, with no scheduled amortization prior to that date.

1 Mortgage Loan (7.4%) requires monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity or Anticipated Repayment Date.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance (%)
Interest Only	26	$811,020,000	92.6%
Amortizing Balloon	1	65,000,000	7.4
Total:	27	$876,020,000	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto.

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Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
First	19	$474,470,000	54.2%
Fifth	2	60,500,000	6.9
Sixth	3	233,250,000	26.6
Ninth	1	60,000,000	6.8
Eleventh	2	47,800,000	5.5
Total:	27	$876,020,000	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	11	$538,550,000	61.5%
4	6	115,835,000	13.2
5	10	221,635,000	25.3
Total:	27	$876,020,000	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple and/or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans (other than the Rockefeller Center Mortgage Loan (6.8%)) accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”). With respect to the Rockefeller Center Mortgage Loan (6.8%), interest accrues on the basis of a 360-day year consisting of twelve 30-day months.

ARD Loans

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A-1 will set forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to an ARD Loan is the

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interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The ARD Loans may be interest-only or partial interest-only; consequently, the repayment of an ARD Loan in full on the applicable Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto). The Anticipated Repayment Date provisions described above, to the extent applicable, may result in an incentive for the borrower to repay such ARD Loan on or before the applicable Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on the applicable Anticipated Repayment Date.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents (and in some cases, debt service under a related mezzanine loan) and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid (if and to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class V certificates and the VRR Interest.

See the footnotes to Annex A-1 for more information regarding the terms of the ARD Loans.

As of the Closing Date, there are no ARD Loans included in the Trust and consequently there will be no Excess Interest payable on the Class V Certificates.

Single-Purpose Entity Covenants

See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to the 833-837 Maple Street Mortgage Loan (1.5%), the related non-recourse carveout guarantor has agreed to full recourse for the Mortgage Loan in the event that following the occurrence and during the continuance of an event of default, the Mortgaged Property fails for any reason to enjoy a 35-year Affordable New York Program tax exemption pursuant to 421-a (16) on the increased value due to construction of the improvements, or if, with respect to the affordable housing units at the Mortgaged Property the borrower is unable to, or elects to, charge less than the then-current maximum rate published by the New York City Department of Housing Preservation and Development for households earning up to 130% of area median income. In addition, the guarantor has entered into a master lease as described under “—Affiliated Leases.” There can be no assurance that the guarantor will have the financial resources to perform its obligations under the guaranty or the master lease. Further, the existence of such obligations may increase the risk of consolidation of the assets and liabilities of the borrower with those of the guarantor and his affiliates.

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See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid or defeased in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or condemnation, to prepay the remaining principal balance of the Mortgage Loan or the remaining allocated loan amount of the related Mortgaged Property (in each case, after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	16 Mortgage Loans (60.5%) prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower, for a specified period of time (after an initial period of at least two years following the date of initial issuance of the Offered Certificates), to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations
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and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan (or, in the case of an Anticipated Repayment Date or open prepayment date, in the amount of the then-remaining principal balance) and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loans are freely prepayable.

●	8 Mortgage Loans (16.6%) prohibit voluntary principal prepayments during a Lock-out Period, following such Lock-out Period, for a specified period of time, permit the related borrower to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loans are freely prepayable.
●	1 Mortgage Loan (9.7%) prohibits voluntary principal prepayments during a Lock-out Period, following such Lock-out Period, thereafter, for a specified period of time, permit the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.
●	1 Mortgage Loan (7.4%) prohibits voluntary principal prepayments during a Lock-out Period, following such Lock-out Period, for a specified period of time, permits the related borrower to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, thereafter, for a specified period of time, permits the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.
●	1 Mortgage Loan (5.7%) permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, and thereafter such Mortgage Loans are freely prepayable.
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The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
4	1	2.3%
5	1	0.5
6	2	6.9
7	23	90.3
Total	27	100.0%

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
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●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders and the VRR Interest Owners); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of 18 of the Mortgage Loans (77.7%) (the “Defeasance Loans”) permit the applicable borrower (in most cases, provided that no event of default exists) at any time after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) (or in certain cases, the borrower may be required to provide such government securities rather than the Defeasance Deposit) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or Anticipated Repayment Date or the first day of an open period, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

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For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Mini Mall Self Storage Mortgage Loan (9.5%), following the expiration of the defeasance lockout period, the loan documents permit the borrower to obtain the release of any individual property in connection with a third party sale, subject to certain conditions, including: (i) partial defeasance of the loan in an amount equal to the greater of (A) 130% of the allocated loan amount for such release property, and (B) 100% of the net sales proceeds; (ii) the post-release debt service coverage ratio of the remaining properties is equal or greater than (A) 1.71x and (B) the pre-release debt service coverage ratio of all encumbered properties; (iii) the post-release debt yield of the remaining properties is equal or greater than (A) 10.32% and (B) the pre-release debt yield of all encumbered properties; (iv) an opinion of counsel.
●	With respect to the Rockefeller Center Mortgage Loan (6.8%), following the expiration of the defeasance lockout period, the loan documents permit the borrower to obtain the release of any individual property in connection with its sale to an unaffiliated third party, subject to certain conditions, including: (i) the borrower partially defeases the Mortgage Loan (or, from and after the open prepayment period, prepays the loan) in an amount (A) for each of the 30 Rockefeller Plaza and 45 Rockefeller Plaza Mortgaged Properties, equal to 120% of the allocated loan amounts for such Mortgaged Properties, and (B) equal to 110% of the allocated loan amounts for all other individual Mortgaged Properties; (ii) the post-release NCF DSCR for remaining Mortgaged Properties being equal to or greater than the pre-release NCF DSCR ratio, provided that the borrower may partially defease or prepay the Mortgage Loan is such amount necessary to satisfy such NCF DSCR requirement; (iii) the post-release NOI debt yield for remaining Mortgaged Properties being equal to or greater than the pre-release NOI debt yield, provided that the borrower may partially defease or prepay the Mortgage Loan is such amount necessary to satisfy such NOI debt yield requirement; (iv) compliance with all applicable REMIC requirements; and (v) a rating agency confirmation.
●	With respect to the Sunbelt MHC Portfolio Mortgage Loan (5.7%), the borrower has the right to obtain the release of any one or more Eligible Sunbelt Individual Properties (as defined below) upon prepayment of the applicable Sunbelt Release Price (as defined below), together with, if prior to the open prepayment period, a
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prepayment fee equal to the greater of 1.0% of the principal amount prepaid and a yield maintenance premium, and upon satisfaction of various conditions, including but not limited to (i) the debt service coverage ratio of all of the related Mortgaged Properties after the release is greater than the greater of the debt service coverage ratio immediately prior to the release and the debt service coverage ratio as of the origination date, (ii) the loan-to-value ratio of all of the related Mortgaged Properties after the release is no greater than the lesser of the loan-to-value ratio immediately prior to the release and the loan-to-value ratio as of the origination date, (iii) with respect to any Mortgaged Properties located in Florida, the borrower has delivered to the lender a waiver from any homeowner’s association then in effect acknowledging receipt of notice of its right to purchase the Mortgaged Property pursuant to Florida law, and waiving such homeowner’s association’s right of first refusal to purchase such Mortgaged Property, and (iv) compliance with REMIC related conditions. “Eligible Sunbelt Individual Property” means each Sunbelt MHC Portfolio Property; provided, however, that each of the River Run (Main) Property and the River Run (Beech Hill) Property will only qualify as an Eligible Sunbelt Individual Property collectively, and not individually. “Sunbelt Release Price” means (i) with respect to each of the first five released Mortgaged Properties, an amount equal to the greater of (a) 105% of the allocated loan amount with respect to such Mortgaged Property and (b) 60% of the net sales proceeds for such Mortgaged Property, (ii) with respect to each of the next five released Mortgaged Properties, an amount equal to the greater of (a) 110% of the allocated loan amount with respect to such Mortgaged Property and (b) 65% of the net sales proceeds for such Mortgaged Property, and (iii) with respect to each of the remaining released Mortgaged Properties, an amount equal to the greater of (a) 115% of the allocated loan amount with respect to such Mortgaged Property and (b) 70% of the net sales proceeds applicable to such released Mortgaged Property.

●	With respect to the Holiday City MHC Mortgage Loan (3.1%),which is comprised of 491 manufactured housing pads and 64 apartment units, at any time on or after December 1, 2026, the borrower has the right to obtain release of a parcel containing the apartment units (the “Apartment Parcel”) upon prepayment of the greater of 120% of the related allocated loan amount (which allocated loan amount is $4,839,000) and 80% of the net sales proceeds of the Apartment Parcel, together with, if prior to the open prepayment date, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium, upon satisfaction of the following conditions, among others; (i) after giving effect to the partial release, the debt service coverage ratio for the remaining Mortgaged Property is at least the greater of the debt service coverage ratio immediately prior to the partial release and 1.30x, (ii) after giving effect to the partial release, the debt yield for the remaining Mortgaged Property is at least the greater of the debt yield immediately prior to the partial release and 8.1%, (iii) as of the date of the partial release, the loan-to-value ratio for the remaining Mortgaged Property is no greater than the lesser of the loan-to-value ratio immediately prior to the partial release and 61.2%, (iv) sale to a third party, (v) the remaining Mortgaged Property will have access to all public streets that the entire Mortgaged Property had access to prior to the partial release and (vi) satisfaction of REMIC related conditions.
●	With respect to the Oklahoma Industrial Portfolio Mortgage Loan (3.1%), the borrower has the right at any time after December 11, 2026 to obtain the release of no more than three individual Mortgaged Properties (except the 1700 South Eastern Avenue Mortgaged Property may not be released) in connection with a
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bona fide third-party sale of any such Mortgaged Property, subject to the satisfaction of certain conditions, including but not limited to the following: (i) the borrower partially defeases the Mortgage Loan in an amount equal to the greater of (a) the net proceeds from the sale of such individual Mortgaged Property and (b) 125% of the allocated loan amount for such individual Mortgaged Property, (ii) after giving effect to such release, the loan-to-value ratio does not exceed 59.7%, (iii) after giving effect to such release, the debt service coverage ratio is equal to or greater than the greater of (a) the debt service coverage ratio for all of the Mortgaged Properties then remaining as collateral for the Mortgage Loan (including the individual property requested to be released) immediately preceding the release of the applicable Mortgaged Property and (b) 1.60x, (iv) after giving effect to such release, the debt yield is equal to or greater than the greater of (a) the debt yield for all of the Mortgaged Properties then remaining as collateral for the Mortgage Loan (including the individual property requested to be released) immediately preceding the release of the applicable Mortgaged Property or (b) 11.25%, (v) rating agency confirmation is obtained, (vi) compliance with REMIC requirements; and (vii) if at the time of the requested release any individual Mortgaged Property has any environmental condition which requires remediation, as determined by the lender in its sole discretion (a "Remediation Property"), the borrower cannot release any individual Mortgaged Property that is not a Remediation Property until each such Remediation Property is released.

●	With respect to the ARX Portfolio Mortgage Loan (2.6%), the borrower has the right at any time after November 1, 2026 and prior to May 1, 2029 to obtain the release of any of the related Mortgaged Properties, subject to the satisfaction of certain conditions, including but not limited to the following: (i) the borrower must prepay the greater of (a) 115% of the allocated loan amount of the Mortgaged Property being released and (b) 75% of the net sales proceeds of such Mortgaged Property, together with a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium; (ii) the debt yield immediately following the release must be at least the greater of (a) the debt yield immediately prior to the release and (b) 8.00%; (iii) the debt service coverage ratio immediately following the release must be at least the greater of (a) the debt service coverage ratio immediately prior to the release and (b) 1.30x; (iv) the loan-to-value ratio immediately following the release must be no greater than the lesser of (a) the loan-to-value ratio immediately prior to the release and (b) 65.1%; and (v) the release must comply with REMIC requirements.
●	With respect to the Ignite Portfolio Mortgage Loan (1.3%), at any time after the date that is two years after the origination date, the borrowers have the right to obtain the release of any one or more Eligible Individual Properties (as defined below), upon (i) prepayment of a release price equal to the greater of (x) 110% of the allocated loan amount of the Mortgaged Property being released and (y) 75% of the net sales proceeds of such Mortgaged Property, together with, if prior to the open prepayment period, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium, and (ii) satisfaction of certain conditions, including but not limited to (a) the debt service coverage ratio and debt yield of the related Mortgaged Properties after the release must be at least equal to the greater of the debt service coverage ratio and debt yield as of the origination date, and the debt service coverage ratio and debt yield immediately preceding the release, (b) the loan-to-value ratio of the Mortgaged Properties after the release must be no greater than the lesser of the loan-to-value ratio as of the origination date and the loan-to-value ratio immediately preceding the release, and
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(c) satisfaction of REMIC related conditions. “Eligible Individual Property” means each of the Candlewood Mortgaged Property, the Auburn Crossing Mortgaged Property, the Harborton Estates Mortgaged Property, the Fox Meadows Mortgaged Property, the Westview Estates Mortgaged Property, the Michigan Mortgaged Properties collectively (comprised of the Rabbit River and Country Meadows Mortgaged Properties) and the Iowa Mortgaged Properties collectively (comprised of the Fawn Brook, Fawn Creek, Lake View and South Town Mortgaged Properties).

Furthermore, some of the Mortgage Loans, including the Queens Center Mortgage Loan (9.7%), may permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

23 of the Mortgage Loans (69.3%) provide for monthly or upfront escrows to cover planned capital expenditures, ongoing replacements and capital repairs or franchise-mandated property improvement plans.

22 of the Mortgage Loans (62.8%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

8 of the Mortgage Loans are secured in whole or in part by retail, mixed use, office, industrial and theater properties (54.0%), and provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions (“TI/LC”) or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use and industrial properties only.

16 of the Mortgage Loans (37.0%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

In certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. In addition, certain of the Mortgage Loans described above permit the related borrower to post a guaranty in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

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See also Annex A-3 for additional information on reserves at the Mortgaged Properties securing the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	10	$439,800,000	50.2%
Springing	14	341,635,000	39.0
Soft/Springing Cash Management	3	94,585,000	10.8
Total:	27	$876,020,000	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

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●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hotel Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

None of the Mortgage Loans were originated by the applicable Mortgage Loan Seller with one or more exceptions to such Mortgage Loan Seller’s underwriting guidelines and/or typical underwriting procedures.

None of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”; and “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”.

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Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of

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ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each Sponsor has informed us that it is not aware of any existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Rockefeller Center	$60,000,000	$175,000,000	57.48%	1.34x	9.03%	Yes	Yes
Bay Plaza Community Center	$51,000,000	N/A	59.574468%	1.54x	N/A	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.
(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.
(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and repurchase rights. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

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Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other subordinate secured debt subject to the terms of the related Mortgage Loan documents or as otherwise expressly permitted by applicable law.

With respect to the Queens Center Mortgage Loan (9.7%), the borrowers have the right to obtain a PACE Loan (as defined below) for an amount not to exceed $10,000,000. “PACE Loan” means (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

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Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Further, certain sponsors may have applied for and received so-called PPP loans from the U.S. government that, while related to the mortgaged property, are not direct obligations of the related borrower. If the sponsor does not satisfy eligibility criteria for the forgiveness of such loans, the sponsor’s wherewithal to provide support to the mortgaged property could be impaired, and increase the risk of a borrower default.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

The Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 as Queens Center, Mini Mall Self Storage, Gateway Center North, Rockefeller Center, Bay Plaza Community Center, Sunbelt MHC Portfolio and Ignite Portfolio (collectively, 46.3%) are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

In this prospectus, references to (i) any specified Whole Loan should be construed to refer to the Whole Loan comprised of the related Mortgage Loan with the same name and any related Companion Loan(s) and (ii) any specified Companion Loan should be construed to refer to the Companion Loan that together with the related Mortgage Loan with the same name comprise the related Whole Loan with the same name.

The following terms are used in reference to the Whole Loans:

“BANK5 2024-5YR10 PSA” means the pooling and servicing agreement that governs the servicing of the (i) Bay Plaza Community Center Whole Loan and (ii) Ignite Portfolio Whole Loan.

“BANK5 2024-5YR11 PSA” means the pooling and servicing agreement that is expected to govern the servicing of (i) the Queens Center Whole Loan, until the securitization of the

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related note A-1-1 Companion Loan, (ii) the Gateway Center North Whole Loan and (iii) the Sunbelt MHC Portfolio Whole Loan.

“Control Appraisal Period” means, with respect to any Serviced A/B Whole Loan, the period during which a “Control Appraisal Event” (or analogous term) exists under the related Intercreditor Agreement.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced Certificate Administrator” means, with respect to each Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Custodian” means, with respect to each Non-Serviced Whole Loan, the custodian under the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to each Non-Serviced Whole Loan, the directing certificateholder (or the equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to each Non-Serviced Whole Loan, the master servicer or servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of (i) the Queens Center Mortgage Loan, (ii) the Mini Mall Self Storage Mortgage Loan, (iii) the Gateway Center North Mortgage Loan, (iv) the Rockefeller Center Mortgage Loan, (v) the Bay Plaza Community Center Mortgage Loan, (vi) the Sunbelt MHC Portfolio Mortgage Loan, (vii) the Ignite Portfolio Mortgage Loan and (viii) each Servicing Shift Mortgage Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced Pari Passu-A/B Whole Loan” means the Rockefeller Center Whole Loan.

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“Non-Serviced Pari Passu Companion Loan” means, with respect to each Non-Serviced Whole Loan, any pari passu promissory note other than the Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Queens Center Whole Loan, (ii) the Mini Mall Self Storage Whole Loan, (iii) the Gateway Center North Whole Loan, (iv) the Bay Plaza Community Center Whole Loan, (v) the Sunbelt MHC Portfolio Whole Loan, (vi) the Ignite Portfolio Whole Loan and (vii) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced PSA” means (i) with respect to the Queens Center Mortgage Loan, until the securitization of the related note A-1-1 Companion Loan, the BANK5 2024-5YR11 PSA, and after the securitization of the related note A-1-1 Companion Loan, the pooling and servicing agreement that creates the trust whose assets include such note A-1-1 Companion Loan, (ii) with respect to the Mini Mall Self Storage Mortgage Loan, the WFCM 2024-5C2 PSA, (iii) with respect to the Gateway Center North Mortgage Loan and the Sunbelt MHC Portfolio Mortgage Loan, the BANK5 2024-5YR11 PSA, (iv) with respect to the Rockefeller Center Mortgage Loan, the Rock Trust 2024-CNTR TSA, and (v) with respect to the Bay Plaza Community Center Mortgage Loan and the Ignite Portfolio Mortgage Loan, the BANK5 2024-5YR10 PSA.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means with respect to each Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to each Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu-A/B Whole Loans, (ii) the Non-Serviced Pari Passu Whole Loans and (iii) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Rock Trust 2024-CNTR TSA” means the trust and servicing agreement that governs the servicing of the Rockefeller Center Whole Loan.

“Serviced A/B Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan, a Serviced Subordinate Companion Loan and, in certain cases, one or more Serviced Pari Passu Companion Loans. As of the Closing Date, there will be no Serviced A/B Whole Loan related to the Trust.

“Serviced Companion Loan” means any of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans.

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“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Whole Loan, any pari passu promissory note other than the Serviced Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means each Servicing Shift Mortgage Loan (prior to the related Servicing Shift Securitization Date). As of the Closing Date, there will be no Serviced Pari Passu Mortgage Loan related to the Trust.

“Serviced Pari Passu Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan and one or more Serviced Pari Passu Companion Loans and includes each Servicing Shift Whole Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Subordinate Companion Loan” means, with respect to any Serviced A/B Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“Serviced Whole Loan” means each Serviced A/B Whole Loan and each Serviced Pari Passu Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, there will be no Servicing Shift Mortgage Loans related to the Trust.

“Servicing Shift PSA” means, with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the pooling and servicing agreement or trust and servicing agreement entered into in connection with the securitization of the related Control Note.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Control Note.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the related Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, there will be no Servicing Shift Whole Loans related to the Trust.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“WFCM 2024-5C2 PSA” means the pooling and servicing agreement that is anticipated to govern the servicing of the Mini Mall Self Storage Whole Loan.

As of the closing date, there will be no Servicing Shift Whole Loans or Serviced Whole Loans. Accordingly, all references in this prospectus to any Servicing Shift Whole Loan, Servicing Shift Mortgage Loan, Serviced Whole Loan and any related terms should be disregarded.

The table entitled “Whole Loan Summary” under “Summary of Terms—Description of the Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set

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forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing holder under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Description of the Mortgage Pool”.

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Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder
Queens Center	Note A-1-1	Control	$50,000,000	German American Capital Corporation
	Note A-1-2	Non-Control	$25,000,000	German American Capital Corporation
	Note A-1-3	Non-Control	$25,000,000	German American Capital Corporation
	Note A-1-4	Non-Control	$20,000,000	German American Capital Corporation
	Note A-1-5	Non-Control	$15,000,000	German American Capital Corporation
	Note A-1-6	Non-Control	$15,000,000	German American Capital Corporation
	Note A-2-1	Non-Control	$15,000,000	WFCM 2024-5C2(1)
	Note A-2-2	Non-Control	$15,000,000	Goldman Sachs Bank USA
	Note A-2-3	Non-Control	$15,000,000	Goldman Sachs Bank USA
	Note A-2-4	Non-Control	$15,000,000	Goldman Sachs Bank USA
	Note A-2-5	Non-Control	$15,000,000	Goldman Sachs Bank USA
	Note A-2-6	Non-Control	$25,000,000	Goldman Sachs Bank USA
	Note A-3-1	Non-Control	$43,000,000	BANK5 2024-5YR11(2)
	Note A-3-2	Non-Control	$20,000,000	BANK5 2024-5YR12
	Note A-3-3	Non-Control	$15,000,000	WFCM 2024-5C2(1)
	Note A-3-4	Non-Control	$15,000,000	BANK5 2024-5YR12
	Note A-3-5	Non-Control	$7,000,000	BANK5 2024-5YR12
	Note A-4-1	Non-Control	$15,000,000	Bank of Montreal
	Note A-4-2	Non-Control	$15,000,000	Bank of Montreal
	Note A-4-3	Non-Control	$15,000,000	Bank of Montreal
	Note A-4-4	Non-Control	$15,000,000	Bank of Montreal
	Note A-4-5	Non-Control	$15,000,000	Bank of Montreal
	Note A-4-6	Non-Control	$25,000,000	Bank of Montreal
	Note A-5-1	Non-Control	$32,000,000	BANK5 2024-5YR11(2)
	Note A-5-2	Non-Control	$20,000,000	BANK5 2024-5YR12
	Note A-5-3	Non-Control	$15,000,000	BANK5 2024-5YR12
	Note A-5-4	Non-Control	$8,000,000	BANK5 2024-5YR12
Mini Mall Self Storage	Note A-1-A	Control	$34,500,000	WFCM 2024-5C2(1)
	Note A-1-B	Non-Control	$52,500,000	BANK5 2024-5YR12
	Note A-1-C	Non-Control	$3,000,000	BANK5 2024-5YR12
	Note A-2-A	Non-Control	$17,250,000	WFCM 2024-5C2(1)
	Note A-2-B	Non-Control	$27,750,000	Citi Real Estate Funding Inc.
	Note A-3-A	Non-Control	$18,750,000	BANK5 2024-5YR12
	Note A-3-B	Non-Control	$17,250,000	WFCM 2024-5C2(1)
	Note A-3-C	Non-Control	$9,000,000	BANK5 2024-5YR12
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Gateway Center North	Note A-1	Control	$77,000,000	BANK5 2024-5YR11(2)
	Note A-2	Non-Control	$60,000,000	Bank of America, National Association
	Note A-3	Non-Control	$53,000,000	Bank of America, National Association
	Note A-4	Non-Control	$50,000,000	BANK5 2024-5YR12
	Note A-5	Non-Control	$25,000,000	Bank of America, National Association
	Note A-6	Non-Control	$20,000,000	Bank of America, National Association
	Note A-7	Non-Control	$15,000,000	BANK5 2024-5YR12
Rockefeller Center	Note A-1	Non-Control	$1,121,100,000	ROCK 2024-CNTR
	Note A-2	Non-Control	$747,400,000	ROCK 2024-CNTR
	Note A-3	Non-Control	$30,000,000	BANK5 2024-5YR12
	Note A-4	Non-Control	$20,000,000	WFCM 2024-5C2(1)
	Note A-5	Non-Control	$30,000,000	BANK5 2024-5YR12
	Note A-6	Non-Control	$20,000,000	WFCM 2024-5C2(1)
	Note B-1	Control	$918,900,000	ROCK 2024-CNTR
	Note B-2	Control	$612,600,000	ROCK 2024-CNTR
Bay Plaza Community Center	Note A-1	Control	$83,000,000	BANK5 2024-5YR10
	Note A-2-1	Non-Control	$69,000,000	WFCM 2024-5C2(1)
	Note A-2-2	Non-Control	$11,000,000	BANK5 2024-5YR12
	Note A-3	Non-Control	$67,000,000	BANK5 2024-5YR11(2)
	Note A-4	Non-Control	$40,000,000	BANK5 2024-5YR12
	Note A-5	Non-Control	$10,000,000	BANK5 2024-5YR11(2)
Sunbelt MHC Portfolio	Note A-1	Control	$75,000,000	BANK5 2024-5YR11(2)
	Note A-2	Non-Control	$25,000,000	BANK5 2024-5YR12
	Note A-3	Non-Control	$15,000,000	BANK5 2024-5YR12
	Note A-4	Non-Control	$10,000,000	BANK5 2024-5YR12
Ignite Portfolio	Note A-1	Control	$83,000,000	BANK5 2024-5YR10
	Note A-2	Non-Control	$11,100,000	BANK5 2024-5YR12

(1)	The WFCM 2024-5C2 securitization trust is expected to close on or about November 27, 2024.
(2)	The BANK5 2024-5YR11 securitization trust is expected to close on or about November 20, 2024.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of any master servicer, any special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

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Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Servicing Shift Whole Loans. With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to Servicing Shift Whole Loans. With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—

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General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or a designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will generally expire 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the applicable special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a

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Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan. If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer or the trustee, as applicable, to the extent provided under the PSA. None of any master servicer, any special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

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With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights. With respect to each Non-Serviced Pari Passu Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or its designated representative) is (or is an affiliate of) the

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related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will generally expire 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

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In addition, if the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File. The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan. If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan under the related Non-Serviced PSA, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

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The Rockefeller Center Pari Passu-A/B Whole Loan

General

The Rockefeller Center Mortgage Loan (6.8%) is part of a split loan structure comprised of six senior promissory notes (the “Rockefeller Center A Notes”) and two subordinate promissory notes (the “Rockefeller Center B Notes” and, together with the Rockefeller Center A Notes, the “Rockefeller Center Notes”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $3,500,000,000. Two such senior promissory notes designated Note A-3 and Note A-5, with an initial principal balance of $60,000,000 (the “Rockefeller Center Mortgage Loan”), will be deposited into this securitization. The Rockefeller Center A/B Whole Loan is evidenced by (i) the Rockefeller Center Mortgage Loan, (ii) two senior promissory notes designated Note A-1 and Note A-2 (the “Rockefeller Center Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $1,868,500,000; (iii) the remaining senior promissory notes (see the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”) (the “Rockefeller Center Non-Standalone Pari Passu Companion Loans” and, together with the Rockefeller Center Standalone Pari Passu Companion Loans, the “Rockefeller Center Pari Passu Companion Loans”; the Rockefeller Center Non-Standalone Pari Passu Companion Loans together with the Rockefeller Center Mortgage Loan, the “Rockefeller Center Non-Standalone Loans”), which have an aggregate initial principal balance of $40,000,000; and (iv) two subordinate promissory notes designated Note B-1 and Note B-2 (the “Rockefeller Center Subordinate Companion Loans” and, together with the Rockefeller Center Standalone Pari Passu Companion Loans, the “Rockefeller Center Standalone Companion Loans”), which have an aggregate initial principal balance of $1,531,500,000.

The Rockefeller Center Mortgage Loan, the Rockefeller Center Pari Passu Companion Loans and the Rockefeller Center Subordinate Companion Loans are referred to herein, collectively, as the “Rockefeller Center A/B Whole Loan”, and the Rockefeller Center Pari Passu Companion Loans and the Rockefeller Center Subordinate Companion Loans are referred to herein as the “Rockefeller Center Companion Loans”. The Rockefeller Center Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Rockefeller Center Mortgage Loan. The Rockefeller Center Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the Rockefeller Center Mortgage Loan and Rockefeller Center Pari Passu Companion Loans.

Only the Rockefeller Center Mortgage Loan is included in the issuing entity. The Rockefeller Center Standalone Companion Loans were contributed to a securitization trust (the “ROCK 2024-CNTR Securitization”) governed by the ROCK 2024-CNTR Trust and Servicing Agreement (the “ROCK 2024-CNTR TSA”). The Rockefeller Center Non-Standalone Pari Passu Companion Loans are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized Rockefeller Center Non-Standalone Pari Passu Companion Loans are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the Rockefeller Center A/B Whole Loan are subject to a Co-Lender Agreement (the “Rockefeller Center Co-Lender Agreement”). The following summaries describe certain provisions of the Rockefeller Center Co-Lender Agreement.

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Servicing

The Rockefeller Center A/B Whole Loan (including the Rockefeller Center Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the ROCK 2024-CNTR TSA by Wells Fargo Bank, National Association, as servicer (the “Rockefeller Center Servicer”), and, if necessary, KeyBank National Association, as special servicer (the “Rockefeller Center Special Servicer”), in the manner described in “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the Rockefeller Center Co-Lender Agreement.

Custody of the Mortgage File

Computershare Trust Company, National Association is the custodian of the Rockefeller Center A/B Whole Loan (including the Rockefeller Center Mortgage Loan) pursuant to the terms of the ROCK 2024-CNTR TSA.

Advances

The master servicer or the trustee will be responsible for making any required principal and interest advances on the Rockefeller Center Mortgage Loan (but not on the Rockefeller Center Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Rockefeller Center Mortgage Loan.

Property protection advances in respect of the Rockefeller Center Whole Loan will be made by the Rockefeller Center Servicer or the trustee under the ROCK 2024-CNTR TSA (the “Rockefeller Center Trustee”), as applicable, unless a determination of non-recoverability is made under the ROCK 2024-CNTR TSA.

Application of Payments

The Rockefeller Center Co-Lender Agreement sets forth the respective rights of the holder of the Rockefeller Center Mortgage Loan, the holders of the Rockefeller Center Pari Passu Companion Loans and the holders of the Rockefeller Center Subordinate Companion Loans with respect to distributions of funds received in respect of the Rockefeller Center A/B Whole Loan, and provides, in general, that:

If no (a) event of default under the Rockefeller Center Whole Loan with respect to an obligation of the mortgage borrower (the “Rockefeller Center Borrower”) to pay money due under the Rockefeller Center Whole Loan or (b) non-monetary event of default pursuant to which the Rockefeller Center Whole Loan becomes a specially serviced loan (a “Rockefeller Center Triggering Event of Default”) has occurred or if a Rockefeller Center Triggering Event of Default has occurred but is no longer continuing, then all amounts tendered by the Rockefeller Center Borrower (net of certain amounts payable or reimbursable to the Rockefeller Center Servicer or the Rockefeller Special Servicer, as applicable) will be distributed as follows:

first, (a) initially, to the Rockefeller Center Standalone Companion Loans (or the Rockefeller Center Servicer or the Rockefeller Center Trustee) and, if applicable, to the Rockefeller Center Non-Standalone Loans (or the master servicers of the related securitization trusts containing a Rockefeller Center Non-Standalone Loan (each, a “Rockefeller Center Non-Standalone Loan Securitization Trust”)), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable property advances (or in the case of a master servicer of any Rockefeller Center Non-Standalone Loan

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Securitization Trust, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the applicable servicer or the applicable trustee from general collections of the related Rockefeller Center Non-Standalone Loan Securitization Trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (b) then, to the Rockefeller Center A Notes (or the Rockefeller Center Servicer or the Rockefeller Center Trustee and, if applicable, the master servicers of the related Rockefeller Center Non-Standalone Loan Securitization Trusts), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable monthly payment advances or analogous concept under the Rockefeller Center Non-Standalone Loan Securitization Trust(s), as applicable, that remain unreimbursed (together with interest thereon at the applicable Advance Rate or analogous advance rate under such Rockefeller Center Non-Standalone Loan Securitization Trust), (c) then, to the Rockefeller Center Subordinate Companion Loans (or the Rockefeller Center Servicer or the Rockefeller Center Trustee), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable monthly payment advances that remain unreimbursed (together thereon at the applicable advance rate), and (d) finally, on a pro rata and pari passu basis (based on the aggregate outstanding principal balance of the Rockefeller Center Standalone Companion Notes), to the Rockefeller Center Standalone Companion Notes (or the Rockefeller Center Servicer or the Rockefeller Center Trustee), up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate).

second, to the Rockefeller Center Standalone Companion Loans (or the Rockefeller Center Servicer, the Rockefeller Center Special Servicer or the Rockefeller Center Trustee, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the Rockefeller Center Standalone Companion Loans (or the Rockefeller Center Servicer, Rockefeller Center Special Servicer or the Rockefeller Center Trustee, as applicable), with respect to the Rockefeller Center Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the ROCK 2024-CNTR TSA;

third, (a) initially, to the Rockefeller Center A Notes and the Rockefeller Center Subordinate Companion Loans (or the Rockefeller Center Servicer), the applicable accrued and unpaid servicing fee on the related Rockefeller Center A Note or Rockefeller Center Subordinate Companion Loan (without duplication of any portion of the servicing fee paid by the Rockefeller Center Borrower), as the case may be, and (B) then, to the Rockefeller Center A Notes and the Rockefeller Center Subordinate Companion Loans (or the Rockefeller Center Special Servicer), any special servicing fees, any work-out fees and liquidation fees earned by it with respect to the Rockefeller Center Whole Loan under the ROCK 2024-CNTR TSA;

fourth, pari passu to the Rockefeller Center A Notes, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related

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interest rate on such Rockefeller Center A Note, net of the applicable servicing fee rate, with the aggregate amount so payable to be allocated between Rockefeller Center A Notes on a pro rata basis according to the amount of accrued and unpaid interest due to each such Rockefeller Center A Note;

fifth, pari passu, in respect of principal, to the Rockefeller Center A Notes all payments and prepayments of amounts allocable to the reduction of the principal balance of the Rockefeller Center Whole Loan in accordance with the loan documents for the Rockefeller Center Whole Loan (the “Rockefeller Center Loan Documents”) until the principal balances of the Rockefeller Center A Notes have been reduced to zero, with the aggregate amount so payable to be allocated between Rockefeller Center A Notes on a pro rata basis (based on their respective outstanding principal balances);

sixth, if the proceeds of any foreclosure sale or any liquidation of the Rockefeller Center Whole Loan or the Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(v), pari passu to each Rockefeller Center A Note, in each case, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Rockefeller Center A Note, plus interest thereon at the related Rockefeller Center A Note interest rate minus the servicing fee, with the aggregate amount so payable to be allocated between Rockefeller Center A Notes on a pro rata basis according to the amount of realized losses previously allocated to each such Rockefeller Center A Note;

seventh, to the Rockefeller Center Subordinate Companion Loans, which Rockefeller Center Subordinate Companion Loans, if any, are no longer included in the ROCK 2024-CNTR securitization (or the Rockefeller Center Servicer, Rockefeller Center Special Servicer or Rockefeller Center Trustee, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such Rockefeller Center Subordinate Companion Loan (or the Rockefeller Center Servicer, the Rockefeller Center Special Servicer or the Rockefeller Center Trustee), with respect to the Rockefeller Center Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the ROCK 2024-CNTR TSA;

eighth, pari passu, to each Rockefeller Center Subordinate Companion Loan, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such Rockefeller Center Subordinate Companion Loan, net of the applicable servicing fee rate, with the aggregate amount so payable to be allocated between the Rockefeller Center Subordinate Companion Loans on a pro rata basis according to the amount of accrued and unpaid interest due to each such Rockefeller Center Subordinate Companion Loan;

ninth, pari passu, in respect of principal to Rockefeller Center Subordinate Companion Loans, all payments and prepayments of amounts allocable to the reduction of the principal balance of the Rockefeller Center Whole Loan in accordance with the Rockefeller Center Loan Documents until the principal balances of the Rockefeller Center Subordinate Companion Loans have been reduced to zero, with the aggregate amount so payable to be allocated between

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the Rockefeller Center Subordinate Companion Loans on a pro rata basis (based on their respective outstanding principal balances);

tenth, if the proceeds of any foreclosure sale or any liquidation of the Rockefeller Center Whole Loan or the Rockefeller Center Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix), pari passu, to each Rockefeller Center Subordinate Companion Loan, in each case, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Rockefeller Center Subordinate Companion Loan, plus interest thereon at the related Rockefeller Center Subordinate Companion Loan interest rate minus the applicable servicing fee, with the aggregate amount so payable to be allocated between the Rockefeller Subordinate Companion Loans on a pro rata basis according to the amount of realized losses previously allocated to each such Rockefeller Subordinate Companion Loan;

eleventh, to each Rockefeller Center A Note, any prepayment charge, to the extent actually paid by the Rockefeller Center Borrower and allocable to any prepayment of the related Rockefeller Center A Note under the Rockefeller Center Loan Documents pro rata based on the applicable prepayment charge entitlement of such Rockefeller Center A Note, with the aggregate amount so payable to be allocated between the Rockefeller Center A Notes according to the respective amounts due to them under the Rockefeller Center Co-Lender Agreement;

twelfth, to each Rockefeller Center Subordinate Companion Loan, any prepayment charge, to the extent actually paid by the Rockefeller Center Borrower and allocable to any prepayment of the related Rockefeller Center Subordinate Companion Loan under the Rockefeller Center Loan Documents pro rata based on the applicable prepayment charge entitlement of such Rockefeller Center Subordinate Companion Loan, with the aggregate amount so payable to be allocated between the Rockefeller Center Subordinate Companion Loans according to the respective amounts due to them under the Rockefeller Center Co-Lender Agreement;

thirteenth, any interest accrued at the default rate under the Rockefeller Center Loan Documents on the principal balance to the extent such default interest amount is (a) actually paid by the Rockefeller Center Borrower, (b) in excess of interest accrued on the principal balance at the whole loan rate under the Rockefeller Center Loan Documents and (c) not required to be paid to the Rockefeller Center Servicer, the Rockefeller Center Trustee or the Rockefeller Center Special Servicer, or the master servicer or trustee under a servicing agreement relating to any Rockefeller Center Non-Standalone Loan Securitization Trust, pro rata and pari passu, to each Rockefeller Center A Note and each Rockefeller Center Subordinate Companion Loan in an amount calculated on the principal balance of the related Rockefeller Center Note at the excess of (x) the related default rate for such Rockefeller Center Note over (y) the note rate for such Rockefeller Center Note with the aggregate amount so payable to be allocated between the Rockefeller Center Notes on a pro rata basis according to the respective amounts due to such Rockefeller Center Notes under the Rockefeller Center Co-Lender Agreement;

fourteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the Rockefeller Center Servicer, the Rockefeller Center Trustee or the Rockefeller Center Special Servicer or the master servicer or trustee under a trust and servicing agreement relating to any Rockefeller

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Center Non-Standalone Loan Securitization Trust), to each Rockefeller Center A Note and each Rockefeller Center Subordinate Companion Loan its percentage interest of any assumption fees and penalty charges, in each case to the extent actually paid by the Rockefeller Center Borrower; and

fifteenth, any excess amount not otherwise applied pursuant to the foregoing clauses first-fourteenth above to the Rockefeller Center Notes pro rata and pari passu in accordance with their respective initial percentage interests.

Notwithstanding clause fourteenth above, to the extent that the Rockefeller Center Borrower actually pays any assumption fees, such assumption fees otherwise allocable to the Rockefeller Center Notes instead will be payable as additional servicing compensation as provided in the ROCK 2024-CNTR TSA.

The Rockefeller Center Servicer and the Rockefeller Center Special Servicer, as applicable, will have no obligation to deposit any amounts that are additional servicing compensation into the applicable collection account or REO Account, as applicable, and are entitled to retain any such amount that such party is entitled to under the ROCK 2024-CNTR TSA.

After the occurrence of and during the continuance of a Rockefeller Center Triggering Event of Default, all amounts tendered by the Rockefeller Center Borrower (net of certain amounts payable or reimbursable to the Rockefeller Center Servicer or the Rockefeller Center Special Servicer, as applicable) will be distributed as follows:

first, (a) initially, to the Rockefeller Center Standalone Companion Loans (or the Rockefeller Center Servicer or the Rockefeller Center Trustee) and, if applicable, to the Rockefeller Center Non-Standalone Loans (or the master servicers of the related Rockefeller Center Non-Standalone Loan Securitization Trusts), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable property advances (or in the case of a master servicer of any Rockefeller Center Non-Standalone Loan Securitization Trust, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the Rockefeller Center Servicer or the Rockefeller Center Trustee from general collections of the related Rockefeller Center Non-Standalone Loan Securitization Trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (b) then, to the Rockefeller Center A Notes (or the Rockefeller Center Servicer or the Rockefeller Center Trustee and, if applicable, the master servicers of the related Rockefeller Center Non-Standalone Loan Securitization Trusts), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable monthly payment advances or analogous concept under the Rockefeller Center Non-Standalone Loan Securitization Trusts, as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous advance rate under such Rockefeller Center Non-Standalone Loan Securitization Trust), (c) then, to the Rockefeller Center Subordinate Companion Loans (or the Rockefeller Center Servicer or the Rockefeller Center Trustee), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable monthly payment advances that remain unreimbursed (together thereon at the applicable advance rate), and (d) finally, on a pro rata and pari passu basis (based on the aggregate outstanding principal balance of the Rockefeller Center Standalone Companion Loans), to the Rockefeller Center Standalone Companion Loans (or the Rockefeller Center Servicer or the

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Rockefeller Center Trustee), up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

second, to the Rockefeller Center Standalone Companion Loans (or the Rockefeller Center Servicer, Rockefeller Center Special Servicer or the Rockefeller Center Trustee, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such Rockefeller Center Notes (or the Rockefeller Center Servicer, Rockefeller Center Special Servicer or the Rockefeller Center Trustee, as applicable), with respect to the Rockefeller Center Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the ROCK 2024-CNTR TSA;

third, (a) initially, to the Rockefeller Center A Notes and the Rockefeller Center Subordinate Companion Loans (or the Rockefeller Center Servicer), the applicable accrued and unpaid servicing fee on the related Rockefeller Center A Note or Rockefeller Center Subordinate Companion Loan (without duplication of any portion of the servicing fee paid by the Rockefeller Center Borrower), as the case may be, and (b) then, to the Rockefeller Center A Notes and the Rockefeller Center Subordinate Companion Loans (or the Rockefeller Center Special Servicer), any special servicing fees, any work-out fees and liquidation fees earned by it with respect to the Rockefeller Center Whole Loan under the ROCK 2024-CNTR TSA;

fourth, pari passu to the Rockefeller Center A Notes, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such Rockefeller Center A Note, net of the servicing fee rate, with the aggregate amount so payable to be allocated between Rockefeller Center A Notes on a pro rata basis according to the amount of accrued and unpaid interest due to each such Rockefeller Center A Note;

fifth, pari passu, to each Rockefeller Center Subordinate Companion Loan, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such Rockefeller Center Subordinate Companion Loan, net of the servicing fee rate, with the aggregate amount so payable to be allocated between the Rockefeller Center Subordinate Companion Loans on a pro rata basis according to the amount of accrued and unpaid interest due to each such Rockefeller Center Subordinate Companion Loan;

sixth, pari passu, in respect of principal, to the Rockefeller Center A Notes, all remaining funds until the principal balances of the Rockefeller Center A Notes have been reduced to zero, with the aggregate amount so payable to be allocated between Rockefeller Center A Notes on a pro rata basis (based on their respective outstanding principal balances);

seventh, if the proceeds of any foreclosure sale or any liquidation of the Rockefeller Center Whole Loan or the Rockefeller Center Mortgaged Property exceed the amounts required to be applied in accordance with clauses (i)-(vi), pari passu to each Rockefeller Center A Note, in each case, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to such

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Rockefeller Center A Note, plus interest thereon at the related Rockefeller Center Note interest rate minus the servicing fee, with the aggregate amount so payable to be allocated between Rockefeller Center A Notes on a pro rata basis according to the amount of realized losses previously allocated to each such Rockefeller Center A Note;

eighth, to the Rockefeller Center Subordinate Companion Loans, which Rockefeller Center Subordinate Companion Loans, if any, are no longer included in the ROCK 2024-CNTR securitization (or the Rockefeller Center Servicer, the Rockefeller Center Special Servicer or the Rockefeller Center Trustee, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such Rockefeller Center Subordinate Companion Loans (or the Rockefeller Center Servicer, the Rockefeller Center Special Servicer or the Rockefeller Center Trustee), with respect to the Rockefeller Center Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the ROCK 2024-CNTR TSA;

ninth, pari passu, in respect of principal to Rockefeller Center Subordinate Companion Loans, all remaining funds until the principal balances of the Rockefeller Center Subordinate Companion Loans have been reduced to zero, with the aggregate amount so payable to be allocated between the Rockefeller Center Subordinate Companion Loans on a pro rata basis (based on their respective outstanding principal balances);

tenth, if the proceeds of any foreclosure sale or any liquidation of the Rockefeller Center Whole Loan or the Rockefeller Center Mortgaged Property exceed the amounts required to be applied in accordance with clauses (i)-(ix), pari passu, to each Rockefeller Center Subordinate Companion Loan, in each case, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Rockefeller Center Subordinate Companion Loan, plus interest thereon at the related Rockefeller Center Note interest rate minus the servicing fee, with the aggregate amount so payable to be allocated between Rockefeller Center Subordinate Companion Loans on a pro rata basis according to the amount of realized losses previously allocated to each such Rockefeller Center Subordinate Companion Loan;

eleventh, to each Rockefeller Center A Note, any prepayment charge, to the extent actually paid by the Rockefeller Center Borrower and allocable to any prepayment of the related Rockefeller Center A Note under the Rockefeller Center Loan Documents pro rata based on the prepayment charge entitlement of such Rockefeller Center A Note, with the aggregate amount so payable to be allocated between the Rockefeller Center A Notes according to the respective amounts due to them under the Rockefeller Center Co-Lender Agreement;

twelfth, to each Rockefeller Center Subordinate Companion Loan, any prepayment charge, to the extent actually paid by the Rockefeller Center Borrower and allocable to any prepayment of the related Rockefeller Center Subordinate Companion Loan under the Rockefeller Center Loan Documents pro rata based on the prepayment charge entitlement of such Rockefeller Center Subordinate Companion Loan, with the aggregate amount so payable to be

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allocated between the Rockefeller Center Subordinate Companion Loans according to the respective amounts due to them under the Rockefeller Center Co-Lender Agreement;

thirteenth, any interest accrued at the applicable default rate on the principal balance to the extent such default interest amount is (a) actually paid by the Rockefeller Center Borrower, (b) in excess of interest accrued on the principal balance of the Rockefeller Center Whole Loan at the interest rate of the Rockefeller Center Whole Loan and (c) not required to be paid to the Rockefeller Center Servicer, the Rockefeller Center Trustee or the Rockefeller Center Special Servicer, or the master servicer or trustee under a servicing agreement relating to any Rockefeller Center Non-Standalone Loan Securitization Trust, pro rata and pari passu, to each Rockefeller Center A Note and each Rockefeller Center Subordinate Companion Loan in an amount calculated on the principal balance of the related Rockefeller Center Note at the excess of (x) the related default rate for such Rockefeller Center Note over (y) the note rate for such Rockefeller Center Note with the aggregate amount so payable to be allocated between the Rockefeller Center Notes on a pro rata basis according to the respective amounts due to such Rockefeller Center Notes under the Rockefeller Center Co-Lender Agreement;

fourteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the Rockefeller Center Servicer, the Rockefeller Center Trustee or the Rockefeller Center Special Servicer or the master servicer or trustee under a trust and servicing agreement relating to any Rockefeller Center Non-Standalone Loan Securitization Trust), to each Rockefeller Center A Note and each Rockefeller Center Subordinate Companion Loan its percentage interest of any assumption fees and penalty charges, in each case to the extent actually paid by the Rockefeller Center Borrower; and

fifteenth, any excess amount not otherwise applied pursuant to clauses first–fourteenth above will be distributed to the Rockefeller Center Notes pro rata and pari passu in accordance with their respective initial percentage interests.

Notwithstanding clause fourteenth above, to the extent that the Rockefeller Center Borrower actually pays any assumption fees, such assumption fees otherwise allocable to the Rockefeller Center Notes instead will be payable as additional servicing compensation as provided in the ROCK 2024-CNTR TSA.

Consultation and Control

The “controlling holder” under the Rockefeller Center Co-Lender Agreement will be the ROCK 2024-CNTR Trust, whose rights in such capacity will be generally exercised by the directing holder under the ROCK 2024-CNTR TSA so long as no subordinate control period under the ROCK 2024-CNTR TSA is in effect (subject to other terms and conditions in the ROCK 2024-CNTR TSA). At any time a subordinate control period is not in effect, the rights of the “controlling holder” under the Rockefeller Center Co-Lender Agreement will be generally exercised by the Rockefeller Center Special Servicer or the certificateholders of the ROCK 2024-CNTR Trust. For the avoidance of doubt, so long as any Rockefeller Center Subordinate Companion Loan is included in the ROCK 2024-CNTR Trust, any purchase option or cure rights of a the holders of the Rockefeller Center Subordinate Companion Loans under the Rockefeller Center Co-Lender Agreement will not apply.

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In addition, each holder of a Rockefeller Center Non-Standalone Pari Passu Companion Loan or Rockefeller Center Mortgage Loan (or its representative) will have the right under the Rockefeller Center TSA to receive all documents, certificates, instruments, notices, reports, operating statements, rent rolls and other information provided to the certificateholders of the ROCK 2024-CNTR Trust.

No objection, direction or advice by any noteholder under the Rockefeller Center Co-Lender Agreement may require or cause the Rockefeller Center Servicer or the Rockefeller Center Special Servicer, as applicable, to violate any provision of the Rockefeller Center Loan Documents, applicable law, the ROCK 2024-CNTR TSA, the Rockefeller Center Co-Lender Agreement, the REMIC provisions of the Code or the Rockefeller Center Servicer or Rockefeller Center Special Servicer’s obligation to act in accordance with the servicing standard under the ROCK 2024-CNTR TSA.

Sale of Defaulted Loan

Pursuant to the terms of the Rockefeller Center Co-Lender Agreement, if the Rockefeller Center Whole Loan becomes a defaulted loan, and if the Rockefeller Center Special Servicer determines to sell the Rockefeller Center Whole Loan that has become a specially serviced loan in accordance with the ROCK 2024-CNTR TSA, then the Rockefeller Center Special Servicer will be required to sell the Rockefeller Center Standalone Companion Loans, Rockefeller Center Non-Standalone Pari Passu Companion Loans and the Rockefeller Center Mortgage Loan together as one whole loan. The Rockefeller Center Special Servicer is required to give each holder of the Rockefeller Center Non-Standalone Pari Passu Companion Loans and the Rockefeller Center Mortgage Loan Companion Loan Holder ten (10) Business Days’ notice of its intention to sell the Rockefeller Center Whole Loan. In connection with any such sale, the Rockefeller Center Special Servicer will be required to follow the procedures in the ROCK 2024-CNTR TSA.

Special Servicer Appointment Rights

Pursuant to the terms of the Rockefeller Center Co-Lender Agreement, the “controlling noteholder” with respect to the Rockefeller Center Whole Loan (which will be the ROCK 2024-CNTR Trust) will have the right, with or without cause, to replace the special servicer then acting with respect to the Rockefeller Center Whole Loan and appoint a replacement special servicer without the consent of the holders of the Rockefeller Center Non-Standalone Pari Passu Companion Loans or the Rockefeller Center Mortgage Loan. The directing holder under the ROCK 2024-CNTR TSA (during a subordinate control period under the ROCK 2024-CNTR TSA), and the applicable certificateholders with the requisite percentage of voting rights under the ROCK 2024-CNTR TSA (after a subordinate control period under the ROCK 2024-CNTR TSA) will exercise the rights of the ROCK 2024-CNTR Trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the Rockefeller Center Whole Loan and appoint a replacement special servicer pursuant to the ROCK 2024-CNTR TSA.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

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The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in November 2024 and ending on a hypothetical Determination Date in December 2024. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Bank of America, National Association, Morgan Stanley Bank, N.A., JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC, JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association, on or about December 11, 2024 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Bank of America, National Association

General

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America’s Securitization Program

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have

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served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2020	2021	2022	2023	9/30/2024
Multifamily	$412,820,000	$1,576,830,000	$232,015,000	$0	$541,493,491
Office	805,375,000	2,238,206,667	591,310,000	789,100,001	584,200,000
Retail	1,055,850,000	529,055,000	859,459,375	1,056,100,000	263,285,000
Industrial	292,725,000	4,255,654,000	2,053,524,502	0	2,109,546,667
Manufactured Housing	12,950,000	197,260,000	70,735,000	19,000,000	47,000,000
Self Storage	210,841,250	303,825,400	762,467,500	24,150,000	589,973,000
Lodging	270,500,000	970,000,000	1,780,143,333	500,096,295	2,602,900,000
Mixed Use	219,725,000	139,610,000	0	23,750,000	380,250,000
Other	7,500,000	402,510,992	0	0	23,700,000
Total	$3,288,286,250	$10,612,952,059	$6,349,654,710	$2,412,196,296	$7,142,348,158

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards Overview.

Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have

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affected the underwriting of Bank of America Mortgage Loans (as defined below), see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;
●	existing mortgage verification;
●	credit references;
●	certified financial statements for mortgagor and borrower principals;
●	tenant/resident leases;
●	ground leases;
●	property operating statements;
●	real estate tax bills;
●	purchase contract (if applicable);
●	appraisal;
●	engineering report;
●	seismic report (if applicable);
●	environmental report;
●	site plan;
●	certificate of occupancy;
●	evidence of zoning compliance;
●	insurance policies;
●	borrower structure/authority documents; and
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●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America Mortgage Loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front

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reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

In addition, Bank of America may in some instances have reduced the term interest rate that Bank of America would otherwise charge on a Bank of America Mortgage Loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Bank of America Mortgage Loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Bank of America Mortgage Loan satisfied Bank of America’s minimum debt service coverage ratio underwriting requirements for such Bank of America Mortgage Loan.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not
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available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.
●	Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it
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agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America Mortgage Loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America Mortgage Loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.
●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or
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percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See
“—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America mortgage loans was originated with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans (each a “Bank of America Mortgage Loan”) that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America Mortgage Loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America Mortgage Loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

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Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America Mortgage Loans, including:

●	certain information from the related mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and search results obtained by Bank of America for each of the Bank of America Mortgage Loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;
●	comparing numerical information regarding the Bank of America Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this prospectus.

Legal Review. For each Bank of America Mortgage Loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the

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exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America Mortgage Loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America Mortgage Loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America Mortgage Loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America Mortgage Loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America Mortgage Loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America Mortgage Loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America Mortgage Loan that it elects to substitute for a Bank of America Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if

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appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Bank of America Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the Bank of America Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing October 1, 2021 and ending September 30, 2024 (the “Bank of America Reporting Period”), the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the quarterly period from July 1, 2024 through September 30, 2024 was set forth in a Form ABS-15G filed by Bank of America on November 15, 2024. The Central Index Key Number of Bank of America is 0001102113.

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Repurchases and Replacements
Asset Class: Commercial Mortgages1

Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[5]			Demand Withdrawn[6]			Demand Rejected[7]
			#	$	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bridger Commercial Funding LLC	55	0	0	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bank of America, N.A.	55	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	15,906,981.76	100.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	0	0	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	PNC Bank, National Association	52	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
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Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[5]			Demand Withdrawn[6]			Demand Rejected[7]
			#	$	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(9) (0001612124)	X	Bank of America, N.A.	20	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(9) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	20,285,654.59	100.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(9) (0001612124)	X	CIBC Inc.	16	0	27.98	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Hudson’s Bay Simon JV Trust Commercial Mortgage Pass-Through Certificates 2015-HBFL(9)		JPMorgan Chase Bank, N.A. (52.63%), Bank of America, N.A. (23.68%), Column Financial, Inc. (23.68%), asset co-originated	1	609,389,123.90	0.42	0	0	0	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Commercial Mortgages Total			514	645,581,760.25		0	0	0	0	0		0	0		4	0		0	0		0	0

(1)	Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
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(2)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.
(3)	Reflects assets subject to new demands to repurchase or replace that were received during the Bank of America Reporting Period. Activity appearing in the other applicable columns of this table (“Assets That Were Repurchased or Replaced”, “Assets Pending Repurchase or Replacement (within cure period)”, “Demand in Dispute”, “Demand Withdrawn” and “Demand Rejected”) may relate to demands received during or prior to the Bank of America Reporting Period. If an asset was subject to a new demand and additional activity during the Bank of America Reporting Period, information regarding the asset will appear in this column and the other applicable column in this table.
(4)	Reflects assets that were repurchased or replaced during the Bank of America Reporting Period.
(5)	Includes assets for which any of the following situations apply as of the end of the Bank of America Reporting Period:
a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by the end of the Bank of America Reporting Period;
b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or
c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the Bank of America Reporting Period.

(6)	Includes assets for which the party demanding the repurchase or replacement of such asset agreed during the Bank of America Reporting Period to rescind its demand.
(7)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Bank of America Reporting Period.
(8)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and June 30, 2022, or (b) for any asset no longer part of the pool assets at the end of the Bank of America Reporting Period, as zero.
(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial Bank of America Reporting Period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on November 15, 2024. The Central Index Key Number of Bank of America is 0001102113.
(10)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial Bank of America Reporting Period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on November 15, 2024. The Central Index Key Number of BAMLCM is 0001005007.

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Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Bank of America will retain $19,591,750 VRR Interest Balance of the VRR Interest. However, Bank of America or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time. Bank of America will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and one of the mortgage loan sellers of this securitization and an anticipated initial Risk Retention Consultation Party. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”) (22.8%), which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization. Morgan Stanley Bank may also be the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including

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Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2023.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2023	5.1	1.7	2.4	4.0
Year ending December 31, 2022	12.3	2.7	3.8	6.5
Year ending December 31, 2021	16.8	6.9	4.8	11.7
Year ending December 31, 2020	6.4	2.2	2.6	4.9
Year ending December 31, 2019	18.4	6.3	3.4	9.8

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.
(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to September 30, 2024, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $122,876,688,194.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and

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New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or borrower sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

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The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

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Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.
●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends
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beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be

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written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.
●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily
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cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II environmental site assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.
●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or

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otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to the Morgan Stanley Group’s underwriting guidelines described above in respect of the MSMCH Mortgage Loans, see “Description of the Mortgage Pool-Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH

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securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;
●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such Mortgage Loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

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Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the 10 largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next 5 largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated (or, with respect to any mortgage loan that is part of a whole loan originated by one or more other originators, co-originated) in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated (or, with respect to any mortgage loan that is part of a whole loan originated by one or more other originators, co-originated) in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing October 1, 2021 and ending September 30, 2024, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from July 1, 2024 through September 30, 2024 was set forth in a Form ABS-15G filed by MSMCH on November 13, 2024. The Central Index Key Number of MSMCH is 0001541557.

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Repurchases and Replacements(1)
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator(2)	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period)(5)			Demand in Dispute(6)			Demand Withdrawn(7)			Demand Rejected(8)
			#	$	%	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)
BANK 2021-BNK31 (0001840121)(11)	X	Wells Fargo Bank, N.A.	16	311,413,202	34.4%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		Morgan Stanley Bank, N.A.	17	274,568,000	30.3%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%	1	4,500,000	0.5%	0	-	0%
		Bank of America, N.A.	11	259,652,948	28.7%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		National Cooperative Bank, N.A.	17	59,552,254	6.6%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
Issuing Entity Subtotal			61	905,186,404	100%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%	1	4,500,000	0.5%	0	-	0%
Aggregate Total						2	15,639,689		0	-		0	-		0	-		2	15,639,689		0	-

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.
(3)	Reflects aggregate numbers for all demand activity shown in this table.
(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from October 1, 2021 through September 30, 2024. The demand related to loans reported in this column may have been received prior to such reporting period.
(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from October 1, 2021 through September 30, 2024.
(6)	Includes demands received during and prior to the reporting period from October 1, 2021 through September 30, 2024, unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.
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(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from October 1, 2021 through September 30, 2024. The demand related to loans reported in this column may have been received prior to such reporting period.
(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from October 1, 2021 through September 30, 2024. The demand related to loans reported in this column may have been received prior to such reporting period.
(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the September 2024 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool or the relevant securitization was paid off entirely. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.
(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the September 2024 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.
(11)	A repurchase demand was received with respect to the 1049 Fifth Avenue mortgage loan on August 28, 2023. Following such demand, Morgan Stanley Mortgage Capital Holdings LLC repurchased the 1049 Fifth Avenue mortgage loan on November 15, 2023.

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Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley Bank will retain $9,981,750 VRR Interest Balance of the VRR Interest. Any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time. Morgan Stanley Bank will be required to retain its portion of the VRR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation (“JPMC”) whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2023, of JPMC, and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMC, as they become available, may be obtained without charge by each person to whom this prospectus is delivered at the SEC’s website at www.sec.gov. The 2023 annual report of JPMC is available on JPMC’s website at www.jpmorganchase.com. None of the documents that JPMC files with the SEC or any of the information on, or accessible through, either the SEC’s website or JPMC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB Securitization Program

The following is a description of JPMCB’s commercial mortgage backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, manufactured housing community and multifamily properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2023, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $184 billion. Of that amount, approximately $145 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC”), a subsidiary of JPMCB, as depositor. In its fiscal year ended December 31, 2023, JPMCB originated and securitized approximately $2 billion of commercial mortgage loans, of which approximately $372 million were securitized by JPMCCMSC.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a

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sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans or portions thereof originated or acquired by it (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each

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JPMCB Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;
●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions of the Code.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

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Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Guidelines and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the

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credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A-1 to this prospectus. The loan-to-value ratio, in general, is

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the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may also reflect prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis. The “as-stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that

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significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many

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instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

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Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to JPMCB’s Disclosed Underwriting Guidelines

JPMCB has disclosed generally its underwriting guidelines with respect to JPMCB’s Mortgage Loans. However, one or more of JPMCB’s Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of JPMCB’s Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, JPMCB may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria.

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Compliance with Rule 15Ga-1 under the Exchange Act

JPMCCMSC’s most recently filed Form ABS-15G, that includes information related to JPMCB, was filed with the SEC on November 4, 2024, which is the same date as JPMCB’s most recently filed Form ABS-15G for this asset class. The Central Index Key (or CIK) number for JPMCCMSC is 0001013611 and the CIK number for JPMCB is set forth on the cover of this prospectus. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by JPMCB (or a predecessor), which activity occurred during the period from October 1, 2021 to September 30, 2024 (the “Rule 15Ga-1 Reporting Period” ) or is still outstanding.

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH (CIK # 0001743796)		JPMorgan Chase Bank, National Association	1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH MZ		JPMorgan Chase Bank, National Association	1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2019-MFP		JPMorgan Chase Bank, National Association	1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00
Total by Asset Class			2	$908,500,000		3	$644,337,344		0	0.00		0	0.00		2	$644,337,344		0	0.00		0	0.00

(1)       In connection with the preparation of this table, JPMCB undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which we are a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in our records regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any Repurchase obligations of the party or parties making those representations or warranties based on our records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to us. Our ability to Provide Reportable Information that is not already in our records is significantly dependent upon the cooperation of those other Demand Entities. Any applicable Reportable Information that is not contained herein is unknown and is not available to us without unreasonable effort or expense, because some Demand Entities are no longer in existence, some Demand Entities have not agreed to provide Reportable Information, some Demand Entities may not have provided complete Reportable Information, and some Demand Entities may be unable or unwilling to provide Reportable Information without unreasonable effort or expense (or without imposing unreasonable expense on us). The information in this Form ABS-15G has not been verified by any third party. In addition, the information in this Form ABS-15G does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.

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Retained Interests in This Securitization

Neither JPMCB nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that JPMCB will retain $9,062,500 VRR Interest Balance of the VRR Interest directly from the depositor on the Closing Date. However, JPMCB or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time. JPMCB will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules.

The information set forth under “—JPMorgan Chase Bank, National Association” has been provided by JPMCB.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 30 Hudson Yards, 62nd Floor, New York, New York 10001. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately

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$81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2023, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $4.2 billion. Since the beginning of 2010 through September 30, 2024, Wells Fargo Bank originated approximately 2,896 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $68.0 billion, which were included in 228 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have

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affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors. In addition, Wells Fargo Bank may in some instances have reduced the term interest rate that Wells Fargo Bank would otherwise charge on a Wells Fargo Bank mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Wells Fargo Bank mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the

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debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Wells Fargo Bank mortgage loan satisfied Wells Fargo Bank’s minimum debt service coverage ratio underwriting requirements for such Wells Fargo Bank mortgage loan.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective

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multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
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●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage
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loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Mini Mall Self Storage Mortgage Loan (9.5%) is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material

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respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;
●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage

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loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third

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party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from October 1, 2021 to September 30, 2024 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

WFCM Commercial Mortgage Trust 2018-C45, Commercial Mortgage Pass-Through Certificates, Series 2018-C45	x	Wells Fargo Bank, National Association	14	271,350,036.00	41.19	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
CIK #: 1741690		Barclays Bank PLC	11	172,882,585.00	26.24	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	7	113,800,000.00	17.27	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC(11)	17	100,732,798.00	15.29	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09

Issuing Entity Subtotal			49	658,765,419.00	100.00	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09

Wells Fargo Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC(12)	8	85,142,723.00	8.85	1	32,650,000.00	3.39	0	0.00	0.00	0	0.00	0.00	1	28,810,156.00	3.93	0	0.00	0.00	1	28,810,156.00	3.93
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.92	0	0.00	0.00	1	30,761,712.00	3.92

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2018-C46		Wells Fargo Bank, National Association	16	253,493,356.00	36.63	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK # 1748940		Barclays Bank PLC(13)	8	147,873,396.00	21.37	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		BSPRT CMBS Finance, LLC	12	122,987,798.00	17.77	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC	10	121,505,000.00	17.56	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	3	46,250,000.00	6.68	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			49	692,109,550.00	100.00	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

FRESB 2018-SB53 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB53		Federal Home Loan Mortgage Corporation(14)(15)	226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31	X	Wells Fargo Bank, National Association	16	311,413,202.00	34.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Morgan Stanley Mortgage Capital Holdings LLC(16)	17	274,568,000.00	30.3	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Bank of America, National Association	11	259,652,948.00	28.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	17	59,552,254.00	6.6	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			61	905,186,404.00	100.00	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			487	3,807,416,145.00		7	96,296,303.00		3	21,988,416.00		2	36,600,000.00		2	37,519,939.92		0	0.00		2	37,519,939.92

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
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(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)
(11)	LNR Partners, LLC (“LNR”), as special servicer for Loan No. 27 (5800 N. Course, LLC, the “Loan”) claimed in a letter dated November 4, 2022, that C-III Commercial Mortgage LLC (“C-III”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the intent and execution of a cash flow sweep at origination of the Loan. LNR has demanded C-III repurchase the Loan due to a breach of the RWs. In a letter dated November 18, 2022, C-III acknowledged receipt of the LNR repurchase request and it is disputing LNR’s breach allegation.
(12)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer (the “General Special Servicer”) for Mortgage Loan number 5 (with respect to the property known as “Aloft Houston by the Galleria,” located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic Real Estate Finance LLC (“AREF”) (formerly known as Silverpeak Real Estate Finance LLC) repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, AREF rejected the Repurchase Request because a Material Document Defect can be addressed by curing (as set forth in Section 5(a) of the applicable Mortgage Loan Purchase Agreement), and even if the deficiency described in the Repurchase Request were a Material Document Defect, it has already been cured, by virtue of the existence and effectiveness of an Interim Franchise Agreement that was executed on July 13, 2020. On January 6, 2021, counsel for the General Special Servicer on behalf of the Trustee filed a complaint in the Supreme Court of the State of New York seeking that AREF repurchase the Aloft Houston Loan on the basis of a Material Document Defect. On, August 29, 2023, the Supreme Court of the State of New York adjudicated in favor of the General Special Servicer on behalf of the Trustee. Argentic plans to appeal this judgement.
(13)	Argentic Services Company LP, as special servicer for the 350 East 52nd Street loan (the “Loan”) claimed in a letter dated February 25, 2022, that Barclays Bank PLC (“Barclays”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material defect related to the guarantor being a debtor in bankruptcy prior to the origination date of the Loan. Argentic Services Company LP has demanded Barclays repurchase the Loan due to a breach of the RWs. In a letter dated March 8, 2022, Barclays further acknowledged receipt of the Argentic Services Company LP repurchase request and noted it is reviewing the related circumstances to determine its course of action.
(14)	KeyBank National Association (“KeyBank”), as special servicer for the 287 McGuinness Boulevard loan, the 293 McGuinness Boulevard loan, and the 299 McGuinness Boulevard loan (together, the “Loans”) claimed in a letter dated April 18, 2022 that Federal Home Loan Mortgage Corporation (“Freddie Mac”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to NYC Buildings stop work orders and construction work violations not being remedied. On June 7, 2022, Freddie Mac sent notice of its election to repurchase the Loans at the applicable purchase price, without agreeing to the validity of the allegation of breach made in the special servicer’s communication. In said June 7, 2022 correspondence, Freddie Mac noted its intention to work with parties to the pooling and servicing agreement to effectuate such repurchase pursuant to the terms of the mortgage loan repurchase agreement.
(15)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, The Community Preservation Corporation, Inc. was the underlying originator.
(16)	KeyBank National Association (“KeyBank”), as special servicer for Loan No. 38 (1049 5th Avenue, the “Loan”) claimed in a letter dated September 7, 2023, that Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the legality and enforceability of the mortgage. KeyBank has demanded Morgan Stanley repurchase the Loan due to one or more breaches of certain RWs.

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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from July 1, 2024 through September 30, 2024 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on November 7, 2024, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on November 7, 2024, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $5,165,000 VRR Interest Balance of the VRR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

The Depositor

Banc of America Merrill Lynch Commercial Mortgage Inc. is a Delaware corporation and was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. The depositor was originally incorporated in the State of Delaware on December 13, 1995 under the name “NationsLink Funding Corporation” and filed Certificates of Amendment to its Certificate of Incorporation changing its name to “Banc of America Commercial Mortgage Inc.” on August 24, 2000 and further changing its name to “Banc of America Merrill Lynch Commercial Mortgage Inc.” on July 1, 2010. The depositor is a subsidiary of Bank of America, National Association. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below. The depositor maintains its principal office at One Bryant Park, New York, New York 10036. The depositor’s telephone number is (980) 388-7451.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Exchange Act, (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the custodian and the

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certificate administrator against certain securities laws liabilities and (v) signing, or contracting with the master servicer to sign, any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BANK5 2024-5YR12 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the certificates and the Class RR Certificates, making distributions, providing reports to Certificateholders and the VRR Interest Owners and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates and the Class RR Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that each applicable master servicer, each applicable special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer. A discussion of the duties of the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Certificate Administrator and Trustee”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities

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described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, each applicable master servicer, each applicable special servicer, the operating advisor, the asset representations reviewer and the underwriters. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Certificate Administrator and Trustee

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator, certificate registrar, trustee and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.1 billion (USD) in assets as of June 30, 2024. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

Computershare Trust Company will act as trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of June 30, 2024, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee,

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on approximately 528 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $292 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2024, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator on approximately 1,261 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $716 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian (the “Custodian”) of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders and the VRR Interest Owners. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2024, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 429,158 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsor or their affiliates and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

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For two CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2023 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2023 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2023 Computershare CMBS Annual Statement of Compliance disclosed that certain classes were underpaid and other classes overpaid for two consecutive months. The payment error was caused by an administrative error relating to the reimbursement of non-recoverable advances. Computershare Trust Company corrected the error in the next month.

For one CMBS transaction, the related Subject 2023 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the servicer’s report where funds received in connection with a principal adjustment on a liquidated loan were not distributed to holders resulting in an underpayment to one class. Computershare Trust Company revised the distribution to correct the payment error three months after the payment error occurred.

For each of the two CMBS transactions, the related Subject 2023 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity.  However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, Computershare Trust Company and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

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The certificate administrator and the trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s and the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

On August 20, 2024, Wells Fargo & Company announced that it had entered into a definitive agreement with Trimont LLC (“Trimont”) to sell its third-party servicing segment of its commercial mortgage servicing business (“CMS”) (the “Transaction”). The Transaction is expected to close Q1 2025 subject to customary closing conditions (the “CMS Acquisition Closing Date”). Most of the CMS employees of Wells Fargo Bank along with most of the existing CMS systems and technology, aligned with the third-party servicing segment, are expected to transfer to Trimont as part of the Transaction. The Transaction does not include, and the retained employees will service, Wells Fargo Bank’s originated loans for Fannie Mae, Freddie Mac (only primary servicing), and FHA/Ginnie Mae.

Wells Fargo Bank will perform its obligations as master servicer under the PSA through its CMS line of business. In connection with the Transaction, Wells Fargo Bank intends to transfer its duties, obligations and rights as master servicer under the PSA to Trimont LLC or another Trimont-affiliated entity that satisfies the eligibility and consent requirements applicable to a successor master servicer under the PSA, or to otherwise engage Trimont LLC or another Trimont-affiliated entity as its agent to execute all of its powers and perform all of its duties as master servicer under the PSA; provided that the terms of the PSA will state that any such appointment of Trimont LLC or another Trimont-affiliated entity as its agent will not relieve Wells Fargo Bank of responsibility for its duties or obligations under the PSA.

Until the CMS Acquisition Closing Date, Wells Fargo Bank is expected to act as the master servicer under the PSA for all of the Mortgage Loans to be deposited into the trust fund (in such capacity, the “Master Servicer”). Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086-23A, 550 South Tryon Street, 23rd Floor, Charlotte, North Carolina 28202.

Wells Fargo Bank is also (i) the Retaining Sponsor, an anticipated holder of a portion of the VRR Interest and expected to be an initial Risk Retention Consultation Party, (ii) a sponsor, an originator and a mortgage loan seller, (iii) an affiliate of Wells Fargo Securities, LLC, an underwriter, (iv) expected to be the master servicer under the BANK5 2024-5YR11 PSA, pursuant to which each of the Gateway Center North Mortgage Loan and the Sunbelt MHC Portfolio Mortgage Loan is expected to be serviced and pursuant to which the Queens Center Mortgage Loan is expected to be serviced until the securitization of the related note A-1-1 Companion Loan, (v) expected to be the master servicer under the WFCM 2024-5C2 PSA, pursuant to which the Mini Mall Self Storage Mortgage Loan is expected to be serviced, (vi) the master servicer under the BANK5 2024-5YR10 PSA, pursuant to which each of the Bay Plaza Community Center and the Ignite Portfolio Mortgage Loan is serviced, and (vii)

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the servicer under the ROCK 2024-CNTR TSA, pursuant to which the Rockefeller Center Mortgage Loan is serviced.

Wells Fargo Bank has been servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2021	As of 12/31/2022	As of 12/31/2023	As of 9/30/2024
By Approximate Number:	29,704	27,480	25,184	24,309
By Approximate Aggregate Unpaid Principal Balance (in billions):	$619.35	$599.96	$569.60	$560.50

Within this portfolio, as of September 30, 2024, are approximately 18,865 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $445.2 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of September 30, 2024, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2021	$461,645,275,707	$1,395,817,923	0.30%
Calendar Year 2022	$447,783,265,998	$1,178,103,154	0.26%
Calendar Year 2023	$417,536,836,151	$951,214,812	0.23%
YTD Q3 2024	$413,736,186,985	$967,751,283	0.23%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.
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Wells Fargo Bank is rated by Fitch, S&P and DBRS, Inc. (“Morningstar DBRS”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch[1]	S&P	Morningstar DBRS[2]
Primary Servicer:	CPS1	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2+	Above Average	MOR CS2

1 Fitch’s rating does not reflect the impact of the definitive agreement to enter into the Transaction. Fitch will evaluate the Transaction and its impact on operations on Wells Fargo Bank when Fitch is provided notice by the parties on the scope and timing of the Transaction. The servicer ratings of Wells Fargo Bank are likely to be placed on “Rating Watch Negative” during the integration period associated with the Transaction as is consistent with Fitch’s criteria and historical practice.

2 Each rating from Morningstar DBRS has been placed “Under Review with Negative Implications” following the announcement of the Transaction. Morningstar DBRS will monitor Wells Fargo Bank’s “ability to fulfill its ongoing duties and obligations without any service disruptions.”

The long-term issuer ratings of Wells Fargo Bank are “A+” by S&P, “Aa2” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, Wells Fargo Bank instituted a requirement that its personnel, including those in the commercial mortgage servicing group, but subject to certain exceptions, work remotely, beginning on March 16, 2020 or as soon as possible thereafter, and continuing until March 14, 2022. Personnel returned to their offices on March 14, 2022 on a hybrid flexible model that allows for some remote work. This remote-working capability is part of Wells Fargo Bank’s business continuity plan. Based on management’s review of its remote-working capability and resources and its daily review of actual results since instituting the remote-working requirement, Wells Fargo Bank does not expect the remote-working to adversely affect its servicing operations in any material respect.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
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●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo Bank;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing & tracking;
●	credit investigation & background checks; and
●	defeasance calculations.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

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The Master Servicer will enter into one or more agreements with the mortgage loan sellers (1) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Serviced Mortgage Loans and/or (2) to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Wells Fargo Bank Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Wells Fargo Bank Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, which may include, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any MSMCH Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and Bank of America, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, which may include, prior to their inclusion in the trust fund, some or all of the Bank of America Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Bank of America Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $5,165,000 VRR Interest Balance of the VRR Interest. However, Wells Fargo Bank or its affiliates may acquire additional certificates. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. Each applicable master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for

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those advances and the terms of each applicable master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding each applicable master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. Each applicable master servicer’s rights and obligations with respect to indemnification, and certain limitations on each applicable master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Primary Servicer

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), is expected to act as the primary servicer of with respect to certain Mortgage Loans to be sold to the Depositor by JPMorgan Chase Bank, National Association (collectively 21.2%) (such Mortgage Loans, the “Midland Serviced Mortgage Loans”). Midland is expected to be initially responsible for the primary servicing and administration of such Midland Serviced Mortgage Loans pursuant to a certain primary servicing agreement expected to be entered into between Midland, as primary servicer, and Wells Fargo Bank, National Association, as Master Servicer (the "Midland Primary Servicing Agreement"). Certain servicing and administrative functions may also be provided by one or more subservicers that previously serviced the mortgage loans for the applicable loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade CMBS by S&P, Moody’s, Fitch, DBRS Morningstar and KBRA. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and DBRS Morningstar. For each category, S&P ranks Midland as “Strong”. DBRS Morningstar ranks Midland as “MOR CS2” for master servicer, “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland’s policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland’s personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

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In accordance with the PSA and Midland Primary Servicing Agreement, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the PSA, including, but not limited to, with respect to one or more of the following tasks:

●	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
●	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
●	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
●	administering certain aspects relating to reserve account disbursement requests;
●	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
●	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
●	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
●	performing property inspections and preparing the related property inspection reports;
●	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
●	processing loan and bring current statements and updating receivables;
●	per Midland’s requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
●	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland’s asset managers’ processing of certain asset management transactions).

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under the PSA. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, the PSA and applicable law.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Midland Serviced Mortgage Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Midland Serviced Mortgage Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

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No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of September 30, 2024, Midland was master and primary servicing approximately 19,695 commercial and multifamily mortgage loans with a principal balance of approximately $441 billion. The collateral for such loans may be located in all 50 states, the District of Columbia, Puerto Rico, Guam, U.S. Virgin Islands and Canada. Approximately 13,849 of such loans, with a total principal balance of approximately $344 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2021 to 2023.

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Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2021	2022	2023
CMBS	$302	$328	$336
Other	$301	$315	$244
Total	$603	$642	$580

As of September 30, 2024, Midland was named the special servicer in approximately 301 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $117 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 196 assets with an outstanding principal balance of approximately $4.8 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2021 to 2023.

Portfolio Size –Special Servicing	Calendar Year End (Approximate amounts in billions)
	2021	2022	2023
Total	$163	$162	$119

Midland is also (i) expected to be the special servicer under the BANK5 2024-5YR11 PSA, pursuant to which the Gateway Center North Whole Loan and the Sunbelt MHC Portfolio Whole Loan are expected to be serviced and the Queens Center Whole Loan is expected to be serviced until the securitization of the related note A-1-1 Companion Loan, and (ii) the primary servicer of the Bay Plaza Community Center Whole Loan pursuant to a certain primary servicing agreement (subject to the BANK5 2024-5YR10 pooling and servicing agreement) and (iii) the primary servicer of the Queens Center Whole Loan until the securitization of the related note A-1-1 Companion Loan pursuant to a certain primary servicing agreement (subject to the BANK5 2024-5YR11 pooling and servicing agreement).

From time to time, Midland and/or its affiliates may purchase or sell securities, including, CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Pursuant to certain interim servicing agreements between JPMCB and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity certain of the JPMCB Mortgage Loans.

Pursuant to certain interim servicing agreements between MSMCH and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

PNC Bank, National Association (“PNC Bank”), and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered

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to the trust fund as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

The foregoing information concerning the Primary Servicer has been provided by Midland.

Summary of the Midland Primary Servicing Agreements

Midland has acquired the right to be appointed as the primary servicer of the Midland Serviced Mortgage Loans and any related Companion Loans (together with the Midland Serviced Mortgage Loans, the “Midland Serviced Loans”). Accordingly, Wells Fargo Bank, National Association, as master servicer, and Midland, as primary servicer, will be required to enter into the Midland Primary Servicing Agreement to be dated as of December 1, 2024. The primary servicing of the Midland Serviced Loans will be governed by the Midland Primary Servicing Agreement. The following summary describes certain provisions of the Midland Primary Servicing Agreement relating to the primary servicing and administration of the Midland Serviced Loans. Any reference to Mortgage Loans (or related defined terms) in this section is intended to only apply to the Midland Serviced Mortgage Loans.

Pursuant to the Midland Primary Servicing Agreement, Midland, as primary servicer, on behalf of the Master Servicer, will be responsible for certain of the obligations of the Master Servicer with respect to the Midland Serviced Mortgage Loans described in “Pooling and Servicing Agreement”, including, but not limited to: collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts (consistent with the requirements of the PSA) to hold such collections; remitting to the Master Servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments, funds allocated for payment to any related Serviced Companion Loan Holder and payments in the nature of additional servicing compensation due to Midland, as primary servicer; collecting borrower reports, budgets, operating statements, income statements, and rent rolls; preparing reports (including, but not limited to, collection reports, monthly remittance reports, and various CREFC® reports) and performing annual inspections of the related Mortgaged Property; promptly notifying Master Servicer of any defaults under the Midland Serviced Mortgage Loans, collection issues or customer issues; provided that Midland will not take any action with respect to enforcing such loans without the prior written approval of the Master Servicer; monitoring borrower insurance obligations on such loans and obtaining such property level insurance when the borrower fails to maintain such insurance; maintaining an appropriate fidelity bond and errors and omissions insurance (or self-insurance). Midland will be responsible for performing the primary servicing of the Midland Serviced Loans in a manner consistent with the Servicing Standard under the PSA.

Midland may hold certain original letters of credit on behalf of the Master Servicer and Trustee for the benefit of the Certificateholders and the VRR Interest Owners, but will not hold any other portion of the Mortgage File; provided that from time to time, Midland may temporarily have possession of certain other documents in the Mortgage File in connection with certain servicing duties. Additionally, Midland will be responsible for maintaining the servicing file (or any portion thereof) and releasing files in accordance with the PSA and the Midland Primary Servicing Agreement. Any portion of the servicing file or the Mortgage File in Midland’s possession will be required to be held by Midland, on behalf of the Master Servicer for the benefit of the Certificateholders and the VRR Interest Owners and will be identified in accordance with Midland’s customary procedures by assigning a loan number that will reflect the ownership of the related Mortgage Loan by the trustee.

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Midland will have no obligation to make, or be permitted to make, any principal and interest advance or any servicing advances except as described in the following sentence. With respect to any servicing advance required to be made on an urgent or emergency basis such that Midland is unable to provide the Master Servicer with sufficient notice to enable the Master Servicer to make such servicing advance, Midland may, in Midland’s sole discretion, make such servicing advance with prior notice to the Master Servicer if reasonably practicable and the Master Servicer will be required to reimburse Midland for such servicing advance and interest thereon within 5 Business Days of receipt of written request therefor.

Midland will not communicate directly with any Rating Agency regarding the Midland Serviced Mortgage Loans or the Midland Primary Servicing Agreement except in limited circumstances set forth in the Midland Primary Servicing Agreement.

For so long as Midland is not the special servicer under the PSA, Midland may not take any action with respect to any Major Decision or certain other actions as set forth in the Midland Primary Servicing Agreement unless Midland has confirmed with the Master Servicer that the Master Servicer is either obligated to process or that the Master Servicer and the special servicer have mutually agreed that the Master Servicer shall process such request pursuant to the PSA.  Following such confirmation, Midland may not permit or consent to any Major Decision or take any other action requiring the approval of the Master Servicer under the Midland Primary Servicing Agreement without the prior written approval of the Master Servicer. Such consent will be subject to the consent of the special servicer to the extent set forth in the PSA. Midland will process and close any defeasance and obtain any required consent of the Master Servicer to such defeasance. The Master Servicer will be required to request any such approvals or any Rating Agency Confirmation, if applicable.

During any such time that Midland is acting as the special servicer under the PSA (if Midland were to be appointed as a successor special servicer), and subject to the following paragraph, if pursuant to the PSA the Master Servicer is responsible for processing any Major Decision or certain other actions as set forth in the Midland Primary Servicing Agreement, then Midland will be required to perform the obligations of the Master Servicer with respect to such transaction (including dealing directly with, and obtaining the consent of, the special servicer on matters for which the PSA requires the Master Servicer to deal with, or obtain the consent of, the special servicer) without the approval of the Master Servicer, but subject to all requirements and restrictions set forth in the relevant provisions of the PSA and the paragraph below; provided, however, that the Midland will be required to copy the Master Servicer on all correspondence to the special servicer and the related mortgagor regarding such matters and Midland will be required to prepare any package and analysis necessary to obtain any required Rating Agency Confirmation and forward such package to the Master Servicer. Midland will process and close any defeasance and obtain any required consent of the Master Servicer to such defeasance. The Master Servicer (not Midland) will deal with the 17g-5 Information Provider and the Rating Agencies to the extent required by the PSA with respect to such matters. Notwithstanding the foregoing, with respect to any assumption, transfer, defeasance, or certain other actions as set forth in the Midland Primary Servicing Agreement for which the PSA does not require the Master Servicer to obtain the consent or approval of the special servicer, Midland will not be permitted to consent to any such action without the prior written consent of the Master Servicer. With respect to any such proposed action requiring the consent of the Master Servicer, Midland will be required to perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer and, if the Master Servicer consents to any such modification, extension, waiver, consent or other action, Midland shall close such transaction or grant

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such consent. Midland will not be permitted to permit any principal prepayment or defeasance with respect to any Mortgage Loan or Serviced Companion Loan without the written consent of the Master Servicer.

In the event that Midland, in the good faith and reasonable judgment of the Master Servicer, violates the Servicing Standard or otherwise commits a “Servicer Termination Event” under the PSA in connection with the granting or withholding of any approval as described in the prior paragraph, Midland thereafter will no longer be permitted to exercise the approval rights described in the prior paragraph and will thereafter be required to seek the approval of the Master Servicer. Midland, in processing each of these transactions, will be required to apprise the Master Servicer of its actions from time to time, to the extent and as further set forth in the Midland Primary Servicing Agreement. Midland will also be required to provide all reasonable cooperation to the Master Servicer in connection with the Master Servicer’s duties under the PSA to oversee Midland as a sub-servicer.

Midland will also timely provide such certifications, reports and registered public accountant attestations required by the Midland Primary Servicing Agreement or by the Master Servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

With respect to all servicing responsibilities of the Master Servicer under the PSA which are not being performed by Midland under the Midland Primary Servicing Agreement, Midland will be required to reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities.

As compensation for its activities under the Midland Primary Servicing Agreement, Midland will be paid a primary servicing fee with respect to the Midland Serviced Loans only to the extent that the Master Servicer receives the servicing fee with respect to such Midland Serviced Loans under the PSA. Midland will be entitled to certain additional servicing compensation as further set forth in the Midland Primary Servicing Agreement with respect to the Midland Serviced Loans, including, but not limited to, a portion of Modification Fees, assumption fees and defeasance fees, but only from amounts to which the Master Servicer is entitled under the PSA.

Neither Midland nor any partners, directors, officers, shareholders, members, managers, employees or agents of Midland (the “Midland Parties”) will be under any liability to the Master Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Midland Primary Servicing Agreement, or for errors in judgment. However, this will not protect the Midland Parties against any breach of warranties or representations made in the Midland Primary Servicing Agreement, or against any liability that would otherwise be imposed on Midland by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the Midland Primary Servicing Agreement for a breach of the Servicing Standard) in the performance of its duties under the Midland Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the Midland Primary Servicing Agreement. The Midland Parties will be indemnified by the Master Servicer against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) (collectively, the "Losses”) incurred by Midland in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the Midland Primary Servicing Agreement, the Midland Serviced Loans or the certificates or the VRR Interest resulting from the Master Servicer’s

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willful misconduct, bad faith, fraud, or negligence in the performance of duties under the Midland Primary Servicing Agreement or negligent disregard of its obligations under the Midland Primary Servicing Agreement. The Midland Parties will be indemnified by the Issuing Entity, to the extent provided in the PSA, against any Losses incurred by Midland in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the Midland Primary Servicing Agreement, the Midland Serviced Loans, the certificates or the VRR Interest, other than any Losses (i) that are specifically required to be borne by Midland without right of reimbursement pursuant to the terms of the Midland Primary Servicing Agreement, (ii) that are incurred in connection with any breach of representation or warranty made by Midland in the Midland Primary Servicing Agreement, (iii) that are incurred by reason of by reason of willful misconduct, bad faith, or negligence of Midland in the performance of its obligations or duties under the Midland Primary Servicing Agreement or negligent disregard of obligations and duties under the Midland Primary Servicing Agreement; provided, however, that the indemnification described in this sentence will be strictly limited to any actual amount of indemnification received by the Master Servicer under the PSA as a result of pursuing the Issuing Entity on behalf of Midland for such indemnification.

Midland will indemnify and hold harmless the Master Servicer and its partners, directors, officers, shareholders, members, managers, employees or agents against any Losses incurred by the Master Servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Midland Primary Servicing Agreement, the PSA, the certificates or the VRR Interest by reason of (1) any breach by Midland of a representation or warranty made by Midland in the Midland Primary Servicing Agreement or (2) any willful misconduct, bad faith, or negligence by Midland in the performance of its obligations or duties under the Midland Primary Servicing Agreement or under the PSA or by reason of negligent disregard of such obligations and duties.

The Midland Primary Servicing Agreement may be terminated with respect to a particular Midland Serviced Loan or in certain cases the entire Midland Primary Servicing Agreement only if any of the following occurs:

●	the Master Servicer (or the depositor to the extent the depositor has the right to terminate Midland under the PSA) elects to terminate Midland following an event of default under the Midland Primary Servicing Agreement (which will generally be similar in nature and scope to the Servicer Termination Events described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”);
●	upon resignation by Midland in accordance with the terms of the Midland Primary Servicing Agreement;
●	solely with respect to any Servicing Shift Whole Loan, upon the securitization of the related Control Note;
●	at the option of the purchaser of any Midland Serviced Loans pursuant to the terms of the PSA; provided that any such termination pursuant to this clause will only be effective with respect to the purchased Midland Serviced Loans and not with respect to the entire agreement;
●	upon the later of the final payment or other liquidation of the last Midland Serviced Loans and disposition of all REO Property and remittance of all funds thereunder;
●	upon termination of the PSA; or
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●	by mutual consent of Midland and the Master Servicer in writing.

Notwithstanding the foregoing, upon any termination of Midland, Midland will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and is required to cooperate fully with the Master Servicer to transition primary servicing of the Midland Serviced Loans to the Master Servicer or its designee.

Additionally, in connection with the BANK5 2024-5YR10 transaction, Wells Fargo Bank entered into a primary servicing agreement (the “BANK5 2024-5YR10 Midland Primary Servicing Agreement”) with Midland that governs the primary servicing of the Bay Plaza Community Center Whole Loan. Midland is required to primary service the Bay Plaza Community Center Whole Loan in accordance with the BANK5 2024-5YR10 Midland Primary Servicing Agreement and the BANK5 2024-5YR10 PSA. The BANK5 2024-5YR10 Midland Primary Servicing Agreement has terms substantially similar to the Midland Primary Servicing Agreement described above, however, certain terms, such as events of default and termination triggers, correspond to the terms of the BANK5 2024-5YR10 PSA rather than those contained in the PSA.

Similarly, in connection with the BANK5 2024-5YR11 transaction, Wells Fargo Bank expects to enter into a primary servicing agreement (the “BANK5 2024-5YR11 Midland Primary Servicing Agreement”) with Midland that will govern the primary servicing of the Queens Center Whole Loan until the securitization of the related note A-1-1 Companion Loan. Midland will be required to primary service the Queens Center Whole Loan in accordance with the BANK5 2024-5YR11 Midland Primary Servicing Agreement and the BANK5 2024-5YR11 PSA. The BANK5 2024-5YR11 Midland Primary Servicing Agreement will have terms substantially similar to the Midland Primary Servicing Agreement described above, however, certain terms, such as events of default and termination triggers, will correspond to the terms of the BANK5 2024-5YR11 PSA rather than those contained in the PSA.

The foregoing information under this section titled “—The Midland Primary Servicing Agreement” has been provided by Wells Fargo. None of the depositor, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer

KeyBank National Association, a national banking association (“KeyBank”) is expected to be appointed to act as a special servicer under the PSA. KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank is not an affiliate of the issuing entity, the depositor, the Mortgage Loan Sellers, the master servicer, the trustee, the certificate administrator, the operating advisor, or the asset representations reviewer. The principal servicing offices of KeyBank are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

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Loans	12/31/2021	12/31/2022	12/31/2023	6/30/2024
By Approximate Number	18,122	18,346	18,238	21,594
By Approximate Aggregate Principal Balance (in billions)	$379.3	$426.9	$442.1	$474.1

Within this servicing portfolio are, as of June 30, 2024, approximately 12,945 loans with a total principal balance of approximately $300.4 billion that are included in approximately 952 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2023, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in CMBS transactions since 1998. As of June 30, 2024, KeyBank was named as special servicer with respect to commercial mortgage loans in 391 commercial mortgaged-backed securities transactions totaling approximately $204.8 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 320 commercial mortgage loans with an aggregate outstanding principal balance of approximately $6.56 billion, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

The following table sets forth information on the size and growth of KeyBank’s managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in CMBS transactions in the United States.

CMBS (US)	12/31/2021	12/31/2022	12/31/2023	6/30/2024
By Approximate Number of Transactions	357	359	372	391
By Approximate Aggregate Principal Balance (in billions)……………………………	$178.9	$196.3	$194.0	$204.8

KeyBank has resolved over $12.53 billion of U.S. commercial mortgage loans over the past 10 years. The following table sets forth information on the amount of U.S. commercial mortgage loans that KeyBank has resolved in each of the past 10 calendar years (in billions).

2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
$0.63	$1.40	$0.27	$0.23	$0.12	$0.32	$3.20	$2.00	$1.15	$3.21

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Financial Services LLC (“S&P”), Fitch, and Morningstar DBRS. Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the

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ratings of “CMS1” as a master servicer, “CPS1-” as a primary servicer, and “CSS1-” as a special servicer. Morningstar DBRS has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar DBRS’ ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s deposits and debt obligations.

	S&P	Fitch	Moody’s
Long-Term Deposits	N/A	A-	A2
Short-Term Deposits	N/A	F2	P-1
Long-Term Debt Obligations	BBB+	BBB+	Baa1
Short-Term Debt Obligations	A-2	F2	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material adverse impact on the performance of the underlying Mortgage Loans or the performance of the Certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrowers.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the PSA for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

As the special servicer, KeyBank is generally responsible for the special servicing functions with respect to the Mortgage Loans and any REO Property. Additionally, KeyBank

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may from time to time perform some of its servicing obligations under the PSA through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the PSA as if KeyBank had not retained any such vendors.

The manner in which collections on the underlying Mortgage Loans are to be maintained is described in “Pooling and Servicing Agreement – Realization Upon Mortgage Loans”. Generally, all amounts received by KeyBank in connection with any REO Property held by the issuing entity are deposited into an REO account.

KeyBank will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer or special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the underlying Mortgage Loans pursuant to the PSA.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

Neither KeyBank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth above under this sub-heading “—The Special Servicer” regarding KeyBank has been provided by KeyBank.

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause” in this prospectus.

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The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of a Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of KeyBank as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “—Inspections”, “—Collection of Operating Information” and “Description of the Certificates—Appraisal Reduction Amounts” in this prospectus. KeyBank’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA with respect to each Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) and each Serviced Whole Loan (other than any Servicing Shift Whole Loan). Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of September 30, 2024, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $388.2 billion issued in 451 transactions.

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As of September 30, 2024, Park Bridge Lender Services was acting as asset representations reviewer for 192 commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $171.5 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders or the VRR Interest Owners, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification.” Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification.

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Credit Risk Retention

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to this securitization. The VRR Interest is intended to be an “eligible vertical interest” (as such terms are defined in the Credit Risk Retention Rules), and Wells Fargo Bank, National Association, a national banking association, is acting as the retaining sponsor under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”). Bank of America, Morgan Stanley Bank, JPMCB and Wells Fargo Bank (the “Retaining Parties”) will retain the indicated amount of the VRR Interest below.

The VRR Interest will have an aggregate VRR Interest Balance as of the Closing Date of approximately $43,801,000, representing approximately 5.0% of all “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust (which will consist of the certificates (other than the Class R certificates) and the VRR Interest). The effective interest rate of the VRR Interest will be equal to the WAC Rate. A portion of the VRR Interest will be certificated and represented by the definitive Class RR certificates (the “Class RR Certificates”), and a portion of the VRR Interest will be uncertificated and referred to herein as the “RR Interest”. The owner of the RR Interest is referred to as the “RR Interest Owner” and the RR Interest Owner and the holders of the Class RR Certificates (the “Class RR Certificateholders”) are referred to collectively as the “VRR Interest Owners”.

Wells Fargo Bank will be permitted to offset the amount of its required risk retention by the portions of the VRR Interest acquired by each of Bank of America, Morgan Stanley Bank and JPMCB, as originators of one or more of the securitized assets. For a description of the originators, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

On the Closing Date, the Retaining Sponsor will acquire from the depositor, and retain, in the form of a portion of the Class RR Certificates, $5,165,000 of the VRR Interest, representing approximately 11.8% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. Bank of America, National Association, a national banking association, will acquire from the depositor, and retain, in the form of a portion of the Class RR Certificates, $19,591,750 of the VRR Interest, representing approximately 44.7% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest and representing at least 20% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. Bank of America originated approximately 44.7% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Morgan Stanley Bank, N.A., a national banking association, will acquire from the depositor, and retain, in the form of a portion of the Class RR Certificates, $9,981,750 of the VRR Interest, representing approximately 22.8% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest and representing at least 20% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. Morgan Stanley Bank originated approximately 22.8% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. JPMorgan Chase Bank, National Association, a national banking association, will acquire from the depositor, and retain, in the form of the RR Interest, $9,062,500 of the VRR Interest, representing approximately 20.7% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest and representing at least 20% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. JPMCB originated approximately

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20.7% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Each Retaining Party (other than Wells Fargo Bank) will acquire its applicable portion of the VRR Interest from the depositor pursuant to an exchange under Rule 11(a)(1)(iv)(B) of the Credit Risk Retention Rules, whereby such Retaining Party will sell to the depositor (in the case of Morgan Stanley Bank, through its affiliate, MSMCH) the Mortgage Loans (or applicable portions thereof) that it has originated in exchange for cash consideration and such applicable portion of the VRR Interest. The VRR Interest Balance of such applicable portion of the VRR Interest (i) will, subject to certain adjustments for deal proceeds and expenses, represent a reduction in the price received by such Retaining Party from the depositor for the Mortgage Loans (or applicable portions thereof) sold by such Retaining Party (in the case of Morgan Stanley Bank, through its affiliate, MSMCH) to the depositor for inclusion in the Mortgage Pool and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by such Retaining Party in accordance with the Credit Risk Retention Rules.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates and the VRR Interest, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under this “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the offered certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Framework Due Diligence Requirements” in this prospectus.

VRR Interest

VRR Interest Available Funds

The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the certificates other than the Class R certificates (as a collective whole). The amount available for distribution to the holders of the VRR Interest on each Distribution Date will, in general, equal the sum of (i) the Required Credit Risk Retention Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the VRR Interest Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “VRR Interest Available Funds”).

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The “VRR Interest Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the VRR Interest Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Required Credit Risk Retention Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Distributions—Available Funds”).

Priority of Distributions

On each Distribution Date, for so long as the aggregate VRR Interest Balance of the VRR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the VRR Interest Available Funds, in the following order of priority:

First, to the RR Interest and the Class RR Certificates, pro rata based on their respective VRR Interest Balances, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest and the Class RR Certificates, pro rata based on their respective VRR Interest Balances, in reduction of the VRR Interest Balance thereof, an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the VRR Interest Balance of the VRR Interest has been reduced to zero; and

Third, to the RR Interest and the Class RR Certificates, pro rata based on their respective VRR Interest Balances, up to an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of reimbursed Realized Losses and interest thereon distributed to the holders of the Regular Certificates and Trust Components pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus;

provided, that to the extent any VRR Interest Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, as representing the residual interests in each Trust REMIC, in compliance with the Code and applicable Treasury regulations. A REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC.  A REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, Treasury regulations require that the amount, if any, remaining in a REMIC after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-Retained Percentage” is 100% minus the Required Credit Risk Retention Percentage.

The “VRR Interest Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Regular Certificates and Trust Components according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

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The “VRR Principal Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Regular Certificates and Trust Components according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Risk Retention Allocation Percentage” will equal the Required Credit Risk Retention Percentage divided by the Non-Retained Percentage.

Allocation of VRR Interest Realized Losses

The certificate administrator will be required to allocate any VRR Interest Realized Losses to the VRR Interest in reduction of the VRR Interest Balance thereof.

The “VRR Interest Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Required Credit Risk Retention Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any successor REO Loans expected to be outstanding immediately following such Distribution Date, is less than (ii) the VRR Interest Balance of the VRR Interest after giving effect to distributions of principal on such Distribution Date.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the VRR Interest, pro rata, based on the VRR Interest Balance of the RR Interest and the Class RR Certificates, in an aggregate amount equal to the Required Credit Risk Retention Percentage of such Excess Interest distributable to all certificates and the VRR Interest. Excess Interest will not be available to make distributions to any class of certificates (other than the Class V certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Yield Maintenance Charge or Prepayment Premium

On each Distribution Date, the certificate administrator is required to distribute to the holders of the VRR Interest the Required Credit Risk Retention Percentage of any Yield Maintenance Charge or Prepayment Premium received on or prior to the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Qualifying CRE Loans

The Retaining Parties have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

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The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Description of the Certificates

General

The certificates and the VRR Interest will be issued pursuant to a pooling and servicing agreement, between the depositor, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2024-5YR12 will consist of the following classes: the Class A-1 certificates, the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates (collectively, with the Class A-S Exchangeable Certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates (collectively, the “Class X Certificates”), and the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G, Class J, Class V and Class R certificates.

The issuing entity will also issue an “eligible vertical interest” (as defined in Regulation RR), a portion of which will be certificated and represented by the definitive Class RR certificates (the “Class RR Certificates”), and the other portion of which will be uncertificated and referred to herein as the “RR Interest”. The Class RR certificates and the RR Interest are collectively referred to in this prospectus as the “VRR Interest”. Each of the Class RR Certificates and the RR Interest will represent interests in a REMIC regular interest and a portion of the entitlement to Excess Interest and will be entitled to receive certain distributions under the PSA as described under “Credit Risk Retention.” However, neither the Class RR Certificates nor the RR Interest will be a “certificate” for purposes of this prospectus.

The Class A Certificates (other than the Class A-S Exchangeable Certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class J certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R

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certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates (in each case, excluding the Exchangeable Certificates) are collectively referred to in this prospectus as the “Regular Certificates”.

The “Exchangeable Certificates” are comprised of (i) the Class A-2, Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2 certificates (collectively, the “Class A-2 Exchangeable Certificates”), (ii) the Class A-3, Class A-3-1, Class A-3-2, Class A-3-X1 and Class A-3-X2 certificates (collectively, the “Class A-3 Exchangeable Certificates”), (iii) the Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates (collectively, the “Class A-S Exchangeable Certificates”), (iv) the Class B, Class B-1, Class B-2, Class B-X1 and Class B-X2 certificates (collectively, the “Class B Exchangeable Certificates”) and (v) the Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates (collectively, the “Class C Exchangeable Certificates”). The Class A-2-X1, Class A-2-X2, Class A-3-X1, Class A-3-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2 certificates are collectively referred to herein as the “Exchangeable IO Certificates.”

The Certificates (other than the Class X Certificates and the Exchangeable IO Certificates) are referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X-A certificates, the Class X-B certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, the Class X Certificates and the Exchangeable IO Certificates will have the respective Notional Amounts, and the Class RR Certificates and the RR Interest will have the respective VRR Interest Balances, shown under “Summary of Certificates and VRR Interest”.

The “Certificate Balance” of any class of Principal Balance Certificates or Exchangeable P&I Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Exchangeable P&I Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates or Exchangeable P&I Trust Component on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates or Exchangeable P&I Trust Component in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or Exchangeable P&I Trust Component may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The “VRR Interest Balance” of the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the VRR Interest Balance of the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, will be reduced by any distributions of principal actually made on, and by any VRR Interest Realized Losses actually allocated to, the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, on that Distribution Date. In the event that VRR Interest Realized Losses previously allocated to the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, in reduction of its VRR

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Interest Balance are recovered subsequent to such VRR Interest Balance being reduced to zero, holders of the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “Credit Risk Retention—VRR Interest—Priority of Distributions” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates, the Exchangeable IO Certificates and the Exchangeable IO Trust Components will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components outstanding from time to time. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C Trust Components outstanding from time to time. The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates outstanding from time to time. The Notional Amount of each class of the Class X-F, Class X-G and Class X-J certificates will equal the Certificate Balance outstanding from time to time of the Class of Principal Balance Certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X Certificates.

The Notional Amounts of the Class A-2-X1 and Class A-2-X2 Trust Components will equal the Certificate Balance of the Class A-2 Trust Component. The Notional Amounts of the Class A-2-X1 and Class A-2-X2 Certificates will equal the Certificate Balances of the Class A-2-1 and Class A-2-2 Certificates, respectively.

The Notional Amounts of the Class A-3-X1 and Class A-3-X2 Trust Components will equal the Certificate Balance of the Class A-3 Trust Component. The Notional Amounts of the Class A-3-X1 and Class A-3-X2 Certificates will equal the Certificate Balances of the Class A-3-1 and Class A-3-2 Certificates, respectively.

The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Trust Components will equal the Certificate Balance of the Class A-S Trust Component. The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Certificates will equal the Certificate Balances of the Class A-S-1 and Class A-S-2 Certificates, respectively.

The Notional Amounts of the Class B-X1 and Class B-X2 Trust Components will equal the Certificate Balance of the Class B Trust Component. The Notional Amounts of the Class B-X1 and Class B-X2 Certificates will equal the Certificate Balances of the Class B-1 and Class B-2 Certificates, respectively.

The Notional Amounts of the Class C-X1 and Class C-X2 Trust Components will equal the Certificate Balance of the Class C Trust Component. The Notional Amounts of the Class C-X1 and Class C-X2 Certificates will equal the Certificate Balances of the Class C-1 and Class C-2 Certificates, respectively.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan allocated as described under “—Excess Interest” below.

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“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V certificates and the Exchangeable Certificates), the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1, Class A-3-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components and the regular interest portion of the VRR Interest will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates and the portion of the VRR Interest representing the entitlement to receive Excess Interest will be issued by the grantor trust (the “Grantor Trust”). The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of the REMIC “regular interests” issued by the Upper-Tier REMIC.

Distributions

Method, Timing and Amount

Distributions on the certificates and the VRR Interest are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in January 2025.

All distributions (other than the final distribution on any certificate or the VRR Interest) are required to be made to the Certificateholders in whose names the certificates are registered and the VRR Interest Owners previously identified to the certificate administrator, in each case, as of the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder or VRR Interest Owner at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder or VRR Interest Owner, as applicable, has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder or VRR Interest Owner, as applicable. The final distribution on any certificate or the VRR Interest is required to be made in like manner, but only upon presentation and surrender of the certificate (or certificate evidencing the applicable portion of the VRR Interest, if any) at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests. All distributions made with respect to the VRR Interest will be allocated pro rata among the VRR Interest Owners based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. The Percentage Interest of any Class V or Class R certificate will be set forth on the face thereof. The portion

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of the VRR Interest owned by any VRR Interest Owner is referred to herein as a “Percentage Interest.”

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). Each master servicer will be entitled to retain any interest or other income earned on such funds and each master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the VRR Interest Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates and the VRR Interest on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in each applicable Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan or Companion Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in each applicable Collection Account that are due or reimbursable to any person other than the Certificateholders or the VRR Interest Owners;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in each applicable Collection Account;
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●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates and the VRR Interest Owners);
●	all Yield Maintenance Charges and Prepayment Premiums;
●	all amounts deposited in a Collection Account in error;
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan; and

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the applicable Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by any master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by any master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders and the VRR Interest Owners); and

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Certificates on each Distribution Date will, in general, equal the sum of (i) the Non-Retained Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (the “Available Funds”).

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) (x) the aggregate portion of the Interest Distribution Amount for each class of Regular Certificates and each Trust Component that would remain unpaid as of the close of business on the Distribution Date, divided by (y) the Non-Retained Percentage, and (b) (x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Retained Percentage, and (ii) any outstanding Realized Losses and VRR Interest Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the VRR Interest Gain-on-Sale Remittance Amount as part of the definition of VRR Interest Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of

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the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates and the Trust Components have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes and Trust Components;

Second, to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, in reduction of the Certificate Balances of those classes, in the following priority:

(i)	prior to the Cross-Over Date:

(a)  to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(b)  to the Class A-2 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made on such Distribution Date), until the Certificate Balance of the Class A-2 Trust Component is reduced to zero; and

(c)  to the Class A-3 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made on such Distribution Date), until the Certificate Balance of the Class A-3 Trust Component is reduced to zero; and

(ii)	on or after the Cross-Over Date, to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components are reduced to zero;

Third, to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, first, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class or Trust Component, then in an amount equal to, and pro rata based upon, interest on that amount at the Pass-Through Rate for such class or Trust Component compounded monthly from the date the related Realized Loss was allocated to such class or Trust Component;

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Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Fifth, to the Class A-S Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Seventh, to the Class B, Class B-X1 and Class B-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eighth, to the Class B Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Tenth, to the Class C, Class C-X1 and Class C-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eleventh, to the Class C Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount

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equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class J certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, to the Class J certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class J certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class

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compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates) and the Class A-S, Class B and Class C Trust Components have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses or VRR Interest Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates or Trust Component in respect of which a reimbursement is made.

Principal and interest payable on the Trust Components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “—Exchangeable Certificates.”

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Principal Balance Certificates for any Distribution Date will equal one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the WAC Rate for the related Distribution Date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related Distribution Date or (iv) a variable rate per annum equal to the WAC Rate for the related Distribution Date minus a specified percentage.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1 certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 Trust Components for such Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components for the related Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation)

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

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The Pass-Through Rate for each Class of the Class X-F, Class X-G and Class X-J certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate for the related Distribution Date on the Class of Principal Balance Certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X Certificates.

Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components. See “—Exchangeable Certificates” below.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than their allocated portion of Excess Interest, if any, with respect to any ARD Loan, allocated as described under “—Excess Interest” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Fee Rate; provided, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the applicable master servicer, the applicable special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Fee Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to (i) any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest

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accrues on the Mortgage Loan (which, in the case of the any Componentized Mortgage Loan, is the weighted average of the interest rates of the respective components of such Mortgage Loan) or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate or (ii) any Mortgage Loan or related Companion Loan after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date. For the avoidance of doubt, the Mortgage Rate of any ARD Loan will not be construed to include the excess of the related Revised Rate over the related Initial Rate.

“Componentized Mortgage Loan” means any Mortgage Loan that has been divided into more than one component under the related loan agreement for purposes of calculating interest and other amounts payable under such Mortgage Loan. There are no Componentized Mortgage Loans related to the Trust.

Exchangeable Certificates

Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding Certificate Balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related Certificate Balances or Notional Amounts) will be decreased, and those of the Received Classes (and consequently their related Certificate Balances or Notional Amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-2	Class A-2-1, Class A-2-X1
Class A-2	Class A-2-2, Class A-2-X2
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the Closing Date, the Issuing Entity will issue the following “Trust Components,” each with the initial Certificate Balance (or, if such Trust Component has an “X” suffix, Notional Amount) and Pass-Through Rate set forth next to it in the table below. Each Trust Component with an “X” suffix is referred to herein as an “Exchangeable IO Trust Component,” and each other Trust Component is referred to herein as an “Exchangeable P&I Trust Component.” Each Trust Component will be a REMIC “regular interest” issued by the Upper-Tier REMIC. Each Exchangeable IO Trust Component will not be entitled to distributions of principal.

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Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-2	See footnote (7) to the table under “Summary of Certificates”	Class A-2 Certificate Pass-Through Rate minus 1.00%
Class A-2-X1	Equal to Class A-2 Trust Component Certificate Balance	0.50%
Class A-2-X2	Equal to Class A-2 Trust Component Certificate Balance	0.50%
Class A-3	See footnote (7) to the table under “Summary of Certificates”	Class A-3 Certificate Pass-Through Rate minus 1.00%
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-S	$81,141,000	Class A-S Certificate Pass-Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class B	$43,692,000	Class B Certificate Pass-Through Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$33,288,000	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the Trust Components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of Certificates, divided by (y) the Certificate Balance of the Class A-2 Trust Component (if such class of Exchangeable Certificates has an “A-2” designation), the Class A-3 Trust Component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-S Trust Component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B Trust Component (if such class of Exchangeable Certificates has a “B” designation) or the Class C Trust Component (if such class of Exchangeable Certificates has a “C” designation).

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Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-2 Exchangeable Certificates”	Class A-2	Class A-2, Class A-2-X1, Class A-2-X2
	Class A-2-1	Class A-2, Class A-2-X2
	Class A-2-2	Class A-2
	Class A-2-X1	Class A-2-X1
	Class A-2-X2	Class A-2-X1, Class A-2-X2
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-2, Class A-3, Class A-S, Class B or Class C Trust Component, respectively. The maximum Certificate Balances of Class A-2, Class A-3, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial Certificate Balance of the Class A-2 and Class A-3 Trust Components discussed in footnote (7) to the table under “Summary of the Certificates”) will be issued on the Closing Date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-2 Trust Component and Class A-3 Trust Component, Class A-S Trust Component, Class B Trust Component or Class C Trust Component, respectively. Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a

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Certificate Balance will have the same approximate initial credit support percentage, Assumed Final Distribution Date, weighted average life and expected principal window as the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown above in the “Summary of Certificates and VRR Interest” table.

Appraisal Reduction Amounts and Collateral Deficiency Amounts (and Realized Losses) allocated to each of the Class A-2, Class A-3, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to notionally reduce (or reduce) their Certificate Balances in accordance with their Class Percentage Interests therein.

Exchange Limitations

A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are the required denominations of Surrendered Classes necessary to make the desired exchange for applicable Received Classes, may be unable to obtain other Exchangeable Certificates sufficient to compose the required denominations or may be able only to exchange a portion (if any) of its Exchangeable Certificates. Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Considerations—Exchangeable Certificates.” The Trust Components will not be withdrawn from the Grantor Trust in connection with any exchange.

Exchange Procedures

If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the certificate administrator no later than three business days before the proposed exchange date via email to CCTCMBSBondAdmin@computershare.com. The exchange date can generally be any business day other than the first or last business day of the month. The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Balance(s) or Notional Amount(s) and original Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes and Received Classes, the Certificateholder’s DTC participant number and the proposed exchange date. A notice becomes irrevocable on the second business day before the proposed exchange date.

Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the certificate administrator will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange. The certificate administrator will also reduce the outstanding Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes, and increase the outstanding Certificate Balance(s) or Notional Amount(s) of the Received Classes, on the certificate register. The Certificateholder and the certificate administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

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The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates or Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates or Trust Component will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates or Trust Component will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount or Exchangeable IO Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)  the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

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(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date;

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders and the VRR Interest Owners on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by any master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

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The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)              the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)           all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)        the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)        any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

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(i)              the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)           the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses and VRR Interest Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to any master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by such master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders and the VRR Interest Owners or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such

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Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates in an amount equal to the Non-Retained Percentage of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. Because there are no ARD Loans related to the Trust as of the Closing Date, there will be no Excess Interest distributable to the Class V Certificates.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any

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related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof

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in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero); and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions. Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced

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due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to

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be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(x) to the classes of Certificates specified below, in the following amounts:

(1) to each class of the Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date,

(2) to the Class A-2-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-2-1 certificates and the applicable principal prepayment,

(3) to the Class A-2-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-2-2 certificates and the applicable principal prepayment,

(4) to the Class A-3-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that Distribution Date, and the denominator of which is

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the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(5) to the Class A-3-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(6) to the Class A-S-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(7) to the Class A-S-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(8) to the Class B-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable

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principal prepayment and (ii) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(9) to the Class B-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(10) to the Class C-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(11) to the Class C-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(12) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 certificates and the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1 certificates and the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates as described above,

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(13) to the Class X-B certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates, as described above, and

(14) to the Class X-D certificates, any remaining portion of the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above in this clause (x), and

(y) to the VRR Interest (and, correspondingly, pro rata to the Class RR Certificates and the RR Interest based on their respective Percentage Interests in the VRR Interest), the Required Credit Risk Retention Percentage of such Yield Maintenance Charge or Prepayment Premium.

All Yield Maintenance Charges and Prepayment Premiums referred to above will be net of any Liquidation Fees payable therefrom.

Notwithstanding any of the foregoing in clause (x) to the contrary, if at any time the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will be required to pay to the holders of each remaining Class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) the Non-Retained Percentage of any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the Pass-Through Rate on that class, then the Base Interest Fraction will equal zero; and
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●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the Pass-Through Rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-F, Class X-G, Class X-J, Class V or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates or the VRR Interest, as applicable, is the Distribution Date on which the aggregate Certificate Balance or VRR Interest Balance, as applicable, of that class of certificates or the VRR Interest, as

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applicable, would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be the date set forth next to such class (or, with respect to each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance the date set forth next to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively) in the table under “Summary of Certificates and VRR Interest” above.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in December 2057. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Serviced Mortgage Loan or Serviced Whole Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to any Serviced A/B Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on

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each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)            the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)         the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer in such Collection Period, calculated at a rate of (i) 0.00250% per annum with respect to any mortgage loan serviced by Wells Fargo Bank, National Association as the master servicer (other than any Midland Serviced Mortgage Loans) and (ii) 0.00125% per annum with respect to any Midland Serviced Mortgage Loans, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Serviced Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Serviced Mortgage Loans or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders or the VRR Interest Owners to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the applicable special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing and, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the applicable master servicer will be required to pay the portion of such Compensating Interest Payments

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allocable to any related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by each applicable master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall”. The “Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Retained Percentage of the Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among the classes of Regular Certificates and the Trust Components, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. For any Distribution Date, any portion of the Excess Prepayment Interest Shortfall allocated to a Trust Component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Certificates will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class J certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Exchangeable Certificates will likewise have the benefit of the subordination of the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class J certificates. The Class B Exchangeable Certificates will likewise have the benefit of the subordination of the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class J certificates. The Class C Exchangeable Certificates will likewise have the benefit of the subordination of the Class D, Class E, Class F, Class G and Class J certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Certificates that are Principal Balance Certificates on any Distribution Date will be made first, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, second, to the Class A-2 Trust Component, until its Certificate Balance has been reduced to zero and third, to the Class A-3 Trust Component, until its Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, in each case, that are still outstanding, pro rata (based upon their respective Certificate Balances), until their

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Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, the percentage interest in the issuing entity evidenced by the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components by the Subordinate Certificates.

Following retirement of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B and Class C Trust Components and the Class D, Class E, Class F, Class G and Class J certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class J certificates) and Trust Components as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders and the VRR Interest Owners on that date, the certificate administrator is required to calculate the Realized Loss and VRR Interest Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse each applicable master servicer, each applicable special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class J certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

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fifth, to the Class D certificates;

sixth, to the Class C Trust Component;

seventh, to the Class B Trust Component; and

eighth, to the Class A-S Trust Component.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Any Realized Loss applied to the Class A-2, Class A-3, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein.

Realized Losses will not be allocated to the VRR Interest, the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates or the Exchangeable IO Certificates or the Exchangeable IO Trust Components. However, the Notional Amounts of the classes of Class X Certificates or Exchangeable IO Certificates or Exchangeable IO Trust Components will be reduced if the related classes of Principal Balance Certificates or Exchangeable P&I Trust Components are reduced by such Realized Losses.

In general, Realized Losses and VRR Interest Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to each applicable special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee” and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan that has a related Subordinate Companion Loan, losses will be allocated first to each related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates, a Trust Component or the VRR Interest will be considered outstanding until its Certificate Balance, Notional Amount or VRR Interest Balance, as applicable, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance or VRR Interest Balance, as applicable, to zero, reimbursements of any previously allocated Realized Losses or VRR Interest Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates and the VRR Interest, as

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applicable, in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above and, with respect to the VRR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—VRR Interest—Priority of Distributions”.

Reports to Certificateholders and VRR Interest Owners; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by each applicable master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder and VRR Interest Owner of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate or a VRR Interest Owner, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates or in reduction of the VRR Interest Balance of the VRR Interest and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class or the VRR Interest, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder or VRR Interest Owner, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder, Certificate Owner or VRR Interest Owner reasonably requests, to enable Certificateholders and the VRR Interest Owners to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by any master servicer, the certificate administrator or any special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)      a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

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(2)      a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)      a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)      a CREFC® advance recovery report;

(5)      a CREFC® total loan report;

(6)      a CREFC® operating statement analysis report;

(7)      a CREFC® comparative financial status report;

(8)      a CREFC® net operating income adjustment worksheet;

(9)      a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, each applicable master servicer, each applicable special servicer, the trustee and the certificate administrator will not be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the VRR Interest Owners by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® Schedule AL file;
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the applicable master servicer from the applicable special servicer).
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In addition, each master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Serviced Mortgage Loan and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2025, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12 month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the applicable master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2025, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, each applicable master servicer, each applicable special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by any master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any person (including the Directing Certificateholder or a Risk Retention Consultation Party and any VRR Interest

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Owner) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, that, if a special servicer obtains knowledge that it has become a Borrower Party, such special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the applicable master servicer nor the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan. As of the Closing Date, CMBS 4 Sub 6, LLC is expected to be an Excluded Controlling Class Holder with respect to the Fifth Third Center Mortgage Loan.

The “Risk Retention Consultation Parties” will be each of (i) a party selected by Bank of America, National Association, (ii) a party selected by Morgan Stanley Bank, N.A., (iii) a party selected by JPMorgan Chase Bank, National Association, and (iv) a party selected by Wells Fargo Bank, National Association, in each case, as an owner of the VRR Interest. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of any Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of such Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). For the avoidance of doubt, there may be multiple Risk Retention Consultation Parties. The initial Risk Retention Consultation Parties are expected to be Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC, JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master

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servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means with respect to the Directing Certificateholder or any Controlling Class Certificateholder, a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party. As of the Closing Date, the Fifth Third Center Mortgage Loan is expected to be an Excluded Controlling Class Loan.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to a Risk Retention Consultation Party or any holder of the VRR Interest by whom such Risk Retention Consultation Party was appointed, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, such party is a Borrower Party. As of the Closing Date, the Fifth Third Center Mortgage Loan is expected to be an Excluded Loan.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, a VRR Interest Owner, the Directing Certificateholder or a Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is a Risk Retention Consultation Party or is a

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person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA (2) if such person is a Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder or a Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to Excluded Information on the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will be deemed not to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of each applicable master servicer, each applicable special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or the applicable

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special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of any special servicer’s, any master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, any master servicer, any special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, Morningstar Credit Information & Analytics, LLC, RealInsight, Thomson Reuters Corporation and KBRA Analytics, LLC, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder or VRR Interest Owner that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder or VRR Interest Owner, as applicable, copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder or VRR Interest Owner, as applicable; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder or VRR Interest Owner, as applicable, may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the applicable master servicer or the applicable special servicer or caused to be prepared by the

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applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders and VRR Interest Owners will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
o	the CREFC® loan setup file delivered to the certificate administrator by a master servicer;
●	the following “SEC EDGAR filings”:
o	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
o	the CREFC® collateral summary files;
o	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator); and
o	the annual reports as provided by the operating advisor;
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report as provided by a special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
o	any appraisals delivered in connection with any Asset Status Report;
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o	any CREFC® appraisal reduction template received by the certificate administrator; and
o	any notice or documents provided to the certificate administrator by the depositor, the applicable master servicer or the applicable special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
o	notice of final payment on the certificates or the VRR Interest;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders or VRR Interest Owners of the termination of a master servicer or special servicer;
o	any notice of resignation or termination of a master servicer or special servicer;
o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders or VRR Interest Owners of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;
o	any notice of the occurrence of an Operating Advisor Termination Event;
o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
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o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
o	any Attestation Reports delivered to the certificate administrator;
o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and
o	any notice or documents provided to the certificate administrator by the depositor or any applicable master servicer directing the certificate administrator to post to the “special notices” tab;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders, Certificate Owners and VRR Interest Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by each Retaining Party with the Credit Risk Retention Rules.

provided, that with respect to a Control Termination Event or Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of the existence of such Excluded Loan.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and each of the applicable master servicer and the applicable special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

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Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders, VRR Interest Owners and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) any master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by any special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity, the Certificateholders and/or the VRR Interest Owners, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or a Risk

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Retention Consultation Party (in its capacity as a Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder, VRR Interest Owner and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders, VRR Interest Holders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, VRR Interest Owner or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies, any Certificateholder or any prospective Certificateholder or any VRR

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Interest Owner that has in each case provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders or VRR Interest Owners only those persons in whose names the certificates or VRR Interest, as applicable, are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)      2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)      in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class V or Class R certificates or the VRR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the applicable Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of

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$10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers

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and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the applicable special servicer or the applicable master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a

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Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear

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Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, any master servicer, any special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class RR Certificates are expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners thereof.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

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Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder, Certificate Owner or VRR Interest Owner to communicate with other Certificateholders, Certificate Owners or VRR Interest Owners related to Certificateholders, Certificate Owners or VRR Interest Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder, Certificate Owner or VRR Interest Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder, Certificate Owner or VRR Interest Owner is interested in communicating with other Certificateholders, Certificate Owners or VRR Interest Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders, Certificate Owners or VRR Interest Owners may use to contact the requesting Certificateholder, Certificate Owner or VRR Interest Owner.

Any Certificateholder, Certificate Owner or VRR Interest Owner wishing to communicate with other Certificateholders, Certificate Owners or VRR Interest Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BANK5 2024-5YR12

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders, Certificate Owners or VRR Interest Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates or VRR Interest, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates or VRR Interest, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates or VRR Interest: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a Certificateholder’s, Certificate Owner’s or VRR Interest Owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders and VRR Interest Owners

Upon the written request of any Certificateholder or VRR Interest Owner, which is required to include a copy of the communication the Certificateholder or VRR Interest Owner proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series and/or VRR

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Interest Owners with respect to their rights under the PSA or the certificates and/or the VRR Interest, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder or VRR Interest Owner (at such Certificateholder’s or VRR Interest Owner’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders or VRR Interest Owners related to the class of certificates or the VRR Interest, as applicable. In addition, upon written request to the certificate administrator of any Certificateholder, certificate owner (if applicable) or VRR Interest Owner that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder, certificate owner or VRR Interest Owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of each applicable MLPA and the related discussion below, a Joint Mortgage Loan will constitute a “Mortgage Loan” under each of the respective MLPAs pursuant to which the related mortgage loan sellers are selling Mortgage Loans, only to the extent of the portion thereof to be sold to the depositor by the applicable mortgage loan seller.

“Joint Mortgage Loan” means any Mortgage Loan represented by multiple promissory notes, which promissory notes will be contributed to this securitization by more than one mortgage loan seller.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                    the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                 the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (or a copy provided by the applicable recording office if a certified copy cannot be provided by such office, provided that the Custodian is not required to investigate whether the recording office cannot provide a certified copy);
(iii)             an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

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(iv)               the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (or a copy provided by the applicable recording office if a certified copy cannot be provided by such office, provided that the Custodian is not required to investigate whether the recording office cannot provide a certified copy);

(v)                  an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)               the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)            originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)         the original or a copy of the policy or certificate of lender’s title insurance (which may be in electronic form) issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)             any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)             the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)          the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)       the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)        the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

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(xv)           the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case, as applicable;

(xvi)        the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)     the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)  the original or a copy of all related environmental insurance policies.

With respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date (or, in certain cases, a later date to be specified in the PSA) and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Securitization Date.

Notwithstanding anything to the contrary contained herein, with respect to any Joint Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage notes as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. In addition, with respect to such Joint Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence File to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)          A copy of each of the following documents:

(i)                       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                    the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

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(iii)                 any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)                  all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                     the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                  any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)               any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)            any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)                any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                   any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)                any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)             any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)          all related environmental reports; and

(xiv)           all related environmental insurance policies;

(b)          a copy of any engineering reports or property condition reports;

(c)          other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property), copies of a rent roll;

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(d)          for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)          a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)           a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)          a copy of the appraisal for the related Mortgaged Property(ies);

(h)         for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)           a copy of the applicable mortgage loan seller’s asset summary;

(j)           a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)          a copy of all zoning reports;

(l)           a copy of financial statements of the related mortgagor;

(m)        a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)         a copy of all UCC searches;

(o)          a copy of all litigation searches;

(p)          a copy of all bankruptcy searches;

(q)          a copy of any origination settlement statement;

(r)           a copy of the insurance summary report;

(s)          a copy of organizational documents of the related mortgagor and any guarantor;

(t)           a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)         a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)          a copy of any closure letter (environmental); and

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(w)         a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (or portion thereof) sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders or any VRR Interest Owner in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(i) such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (ii); or

(ii) in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of

(x) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or

(y) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

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(B) repurchase the affected Mortgage Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the applicable master servicer, the applicable special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

A delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such delay precludes the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable and (iv) such Material Defect does not relate to the applicable mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel or other hospitality property, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to

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deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If a cross-collateralized Mortgage Loan is required to be repurchased or substituted for and the applicable Material Defect does not constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related group of cross-collateralized Mortgage Loans (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related cross-collateralized group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for the other cross-collateralized Mortgage Loan(s) in the related cross-collateralized group unless such other cross-collateralized Mortgage Loans satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria defined below. In the event that the remaining cross-collateralized Mortgage Loans in such cross-collateralized group satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected cross-collateralized Mortgage Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the cross-collateralized Mortgage Loans in the related cross-collateralized group. Any reserve or other cash collateral or letters of credit securing the cross-collateralized Mortgage Loans will be allocated among the related cross-collateralized Mortgage Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in this paragraph and the following paragraph, all other terms of the related Mortgage Loans will remain in full force and effect without any modification thereof.

Notwithstanding the immediately preceding paragraph, if the related Mortgage provides for the partial release of one or more of the cross-collateralized Mortgage Loans, the depositor may cause the related mortgage loan seller to repurchase only that cross-collateralized Mortgage Loan required to be repurchased, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related cross-collateralized Mortgage Loan(s) fully comply with the terms and conditions of the related Mortgage, the PSA and the related MLPA, including the Cross-Collateralized Mortgage Loan Repurchase Criteria, (ii) in connection with such partial release, the related mortgage loan seller obtains an opinion of counsel (at such mortgage loan seller’s expense) to the effect that the contemplated action will not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) in connection with such partial release, the related mortgage loan seller delivers or causes to be delivered to the custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

With respect to any cross-collateralized Mortgage Loan, to the extent that the applicable mortgage loan seller is required or elects, as applicable, to repurchase or substitute for such

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cross-collateralized Mortgage Loan in the manner prescribed in either of the two preceding paragraphs while the trustee continues to hold any other cross-collateralized Mortgage Loans in the related cross-collateralized group, the applicable mortgage loan seller and the Enforcing Servicer, on behalf of the trustee, as assignee of the depositor, will, as set forth in the related MLPA, forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the trustee, the Primary Collateral securing the Mortgage Loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the cross-collateralized Mortgage Loans held by such party, then both parties have agreed in the related MLPA to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loan can be modified in a manner that complies with the related MLPA to remove the threat of material impairment as a result of the exercise of remedies.

“Cross-Collateralized Mortgage Loan Repurchase Criteria” means, with respect to any group of cross-collateralized Mortgage Loans as to which one or more (but not all) of the cross-collateralized Mortgage Loans therein are affected by a Material Defect (the cross-collateralized Mortgage Loan(s) in such cross-collateralized group affected by such Material Defect, for purposes of this definition, the “affected cross-collateralized Mortgage Loans” and the other cross-collateralized Mortgage Loan(s) in such cross-collateralized group, for purposes of this definition, the “remaining cross-collateralized Mortgage Loans”) (i) the debt service coverage ratio for all the remaining cross-collateralized Mortgage Loans for the 4 most recently reported calendar quarters preceding the repurchase or substitution shall not be less than the least of (a) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) for the 4 preceding calendar quarters preceding the repurchase or replacement and (c) 1.25x, (ii) the loan-to-value ratio for all the remaining cross-collateralized Mortgage Loans determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the related mortgage loan seller shall not be greater than the greatest of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire cross-collateralized group, (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire such cross-collateralized group, including the affected cross-collateralized Mortgage Loan(s) at the time of repurchase or substitution, and (c) 75%, (iii) the related mortgage loan seller, at its expense, shall have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a cross-collateralized Mortgage Loan shall not cause (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity, (iv) the related mortgage loan seller causes the affected cross-collateralized Mortgage Loan to become not cross-collateralized and cross-defaulted with the remaining related cross-collateralized Mortgage Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral for any cross-collateralized Mortgage Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the Primary Collateral for the Mortgage Loan removed from the Trust) and (v) (other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder shall have

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consented to the repurchase or substitution of the affected cross-collateralized Mortgage Loan, which consent shall not be unreasonably withheld, conditioned or delayed.

With respect to any cross-collateralized Mortgage Loan, “Primary Collateral” means that portion of the related Mortgaged Property designated as directly securing such cross-collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such cross-collateralized Mortgage Loan.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (for so long as no Control Termination Event has occurred and is continuing and in respect of any Mortgage Loan that is not an Excluded Loan with respect to such Directing Certificateholder or the holder of the majority of the Controlling Class, with the consent of the Directing Certificateholder) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or successor REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or successor REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan (or successor REO Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or successor REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or successor REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to any Joint Mortgage

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Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)  have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

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(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)        not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n) have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)  be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders, the VRR Interest Owners and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans (or portion thereof) sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with

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a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. If any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon the applicable mortgage loan seller’s remittance of such costs and expenses, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.

As stated above, with respect to a Material Defect related to any Joint Mortgage Loan, each of the related mortgage loan sellers will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the related mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA (if such Whole Loan is a Serviced Whole Loan) or the related Non-Serviced PSA (if such Whole Loan is a Non-Serviced Whole Loan) and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

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Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans serviced under the PSA (the “Serviced Mortgage Loans”), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Others”, on and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the

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depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates and the VRR Interest Owners. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates and the VRR Interest Owners. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders and the VRR Interest Owners the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders and the VRR Interest Owners (as a collective whole as if such Certificateholders and the VRR Interest Owners constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders, the VRR Interest Owners and the holder of the related Companion Loans (as a collective whole as if such Certificateholders, the VRR Interest Owners and the holder or holders of the related Companion Loans constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loans), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

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(A) any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate or any portion of the VRR Interest (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the applicable master servicer to make advances;

(D) the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the applicable master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or a related Companion Loan the applicable master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

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Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, any master servicer or special servicer. Notwithstanding the foregoing, no special servicer may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

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Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)      all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)      in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, each master servicer will be required to make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to reduce or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. To the extent that any master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

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No master servicer or the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan or any cure payment payable by a holder of a Serviced Subordinate Companion Loan.

No special servicer will be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that any master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, no master servicer, special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

No special servicer will have an obligation to make any Servicing Advances or recoverability determination with respect to any Servicing Advance. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of any master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and the VRR Interest Owners and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

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The applicable master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, no master servicer, special servicer or the trustee will be obligated to make any Advance that the applicable master servicer or the applicable special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option, make a determination in accordance with the Servicing Standard that any previously made or proposed P&I Advance or Servicing Advance is or would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Mortgage Loan, to the applicable master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which any related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the applicable master servicer and the trustee. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is non-recoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If any special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders and the VRR Interest Owners. Each master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the applicable

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special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders and the VRR Interest Owners.

With respect to a Non-Serviced Whole Loan, if any Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the applicable master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or the VRR Interest or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan except as described under “Description of the Mortgage Pool—The Whole Loans”, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the applicable master servicer or the applicable special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the applicable master servicer, the applicable special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loans, as applicable, the applicable master servicer, the applicable special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account.

If the funds in each applicable Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the

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majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by any master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in each applicable Collection Account for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of a master servicer, it has not timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in each applicable Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in each applicable Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic

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Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners. Each master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation or full, partial or discounted payoff of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The applicable master servicer will also be required to establish and maintain one or more segregated custodial accounts (collectively, the “Companion Distribution Account”) with respect to the Serviced Companion Loans, each of which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners.

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On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by each applicable master servicer from the applicable Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates or distributable to the VRR Interest with respect to its interest in the Grantor Trust) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates and the Exchangeable Certificates and to make distributions of interest and principal from VRR Interest Available Funds to the holders of the VRR Interest, as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—VRR Interest—Priority of Distributions”, respectively.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and of the VRR Interest Owners. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by each applicable master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the P&I Advance Date immediately preceding the applicable Distribution Date, the applicable master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by such master servicer during the related Collection Period.

The certificate administrator may be required to establish and maintain two accounts (the “Gain-on-Sale Reserve Account” and the “VRR Interest Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and the VRR Interest Owners, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), the amounts will be deposited into the Gain-on-Sale Reserve Account in an amount equal to the Non-Retained Percentage multiplied by such amounts and into the VRR Interest Gain-on-Sale Reserve Account in an amount equal to the Required Credit Risk Retention Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and

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payable on the Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and the amounts in the VRR Interest Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of VRR Interest Available Funds to all amounts due and payable on the VRR Interest (including to reimburse for VRR Interest Realized Losses previously allocated to the VRR Interest). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and VRR Interest Gain-on-Sale Reserve Account, as applicable, to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates, the Trust Components and the VRR Interest have been made.

Each special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners.

Each applicable Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, the VRR Interest Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by any master servicer, the certificate administrator or any special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

Any master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                         to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans for which it acts as master servicer on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)                      to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for

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Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)                   to pay to the applicable master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                    to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                       to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                    to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)                 to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)              to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)                  to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                     to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” and “—Special Servicing Compensation”;

(xi)                  to recoup any amounts deposited in its Collection Account in error;

(xii)               to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

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(xiii)            to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)             to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of any master servicer, any special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)                to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)             to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)          to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)       to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)           in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i) through (xviii) above;

(xx)              to reimburse the operating advisor for any Operating Advisor Expenses incurred by and reimbursable to it by the issuing entity pursuant to the PSA;

(xxi)           to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxii)        to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xix) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

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Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the applicable master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Companion Loan; provided that a P&I Advance will be reimbursable from the proceeds of the Whole Loan prior to any distribution to the promissory notes comprising such Whole Loan to the extent provided under the related Intercreditor Agreement, as described under “Description of the Mortgage Pool—The Whole Loans”. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates and the VRR Interest on any Distribution Date will generally be net of the following amounts:

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicers	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicers	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicers(2)	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee / Special Servicers(2)	With respect to (i) each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans for which the applicable special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)	Modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan and income on the amounts held in certain accounts and certain permitted investments.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator/Trustee	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (but not any related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower actually pays with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in each applicable Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).	Out of general collections on deposit in each applicable Collection Account.	Monthly
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).	Out of general collections on deposit in each applicable Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan the sum of: (i) $21,150 multiplied by the number of Subject Loans, plus (ii) $2,125 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,800 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,550 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in each applicable Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicers, Special Servicers or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account, subject to certain limitations.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Interest on Servicing Advances / Master Servicers, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in each applicable Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in each applicable Collection Account.	Time to time
Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicers, Special Servicers, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in each applicable Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and applicable special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the applicable master servicer and the applicable special servicer as provided in the PSA.
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Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to with respect to the Mortgage Loans, a per annum rate ranging from 0.00313% to 0.07250%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; provided, that if any such matter involves a Major Decision, then such master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent such applicable master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided, that if any such matter involves a Major Decision (regardless of whether it relates to a Master Servicer Decision), then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;
●	with respect to accounts held by such applicable master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements and demand charges actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) for beneficiary statements and demands prepared by such master servicer;
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●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and
●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such penalty charges, late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive all or a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce, waive or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce, waive or elect not to charge the portion of any such fee due to the other and (B) to the extent either such master servicer or such special servicer exercises its right to reduce, waive or elect not to charge its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which such special servicer would have been entitled if such master servicer had charged a fee and such master servicer will not be entitled to any of such fee charged by such special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which such master servicer would have been entitled if such special servicer had charged a fee and such special servicer will not be entitled to any portion of such fee charged by such master servicer.

In addition, each master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. Each master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such

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Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Fee Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” which fee is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

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The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater (i) of a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments (other than the balloon payments that are received within 120 days following the related maturity date as a result of a Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full if such Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event”), and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the

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related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If any special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If any special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the applicable special servicer with respect to each (a) Non-Specially Serviced Loan with respect to which it acts as Enforcing Servicer; (b) Specially Serviced Loan or (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which such special servicer receives (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or (iii) any Loss of Value Payment or Purchase Price paid by a Mortgage Loan Seller (except if such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach or document defect within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period). The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Companion Loan) and any REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to, the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)            (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller

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makes such Loss of Value Payment within the 90 day initial cure period or, if applicable, within the subsequent 90 day extended cure period,

(ii)         the purchase of (A) any Specially Serviced Loan that is part of a Serviced A/B Whole Loan or related REO Property by the holder of the related Subordinate Companion Loan or (B) of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)      the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)       with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan (if any) by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)          the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to the Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)       if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer is not permitted to collect and retain a liquidation fee or similar fee from the related borrower regardless of whether the collection of such fee is provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

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Each special servicer will also be entitled to additional servicing compensation to each Mortgage Loan and Serviced Companion Loan for which it acts as special servicer in the form of:

(i)           100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)        100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Serviced Mortgage Loans and Serviced Companion Loans that are not Specially Serviced Loans to the extent the applicable special servicer is processing the underlying transaction,

(iii)     100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)      100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

(v)          50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Serviced Mortgage Loans or Serviced Companion Loan(s) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision, and

(vi)      100% of charges for beneficiary statements and demand charges actually paid by the borrowers to the extent such beneficiary statements or demand charges are prepared by such special servicer; and

(vii)  100% of any charges collected for checks intended for deposit in the applicable REO account maintained by the special servicer and returned for insufficient funds.

The applicable special servicer will also be entitled to penalty charges, including late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any Loss of Value Payment reserve account in Permitted Investments, and each special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided, that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the applicable master servicer or the applicable

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special servicer exercises its right to reduce or elect not to charge its respective portion in any fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the applicable master servicer had charged a fee, and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable master servicer would have been entitled if the applicable special servicer had charged a fee, and the applicable special servicer will not be entitled to any portion of such fee charged by the applicable master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as a special servicer under the PSA, no special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

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“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal review fees received or retained by either special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01076% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding any related Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00146% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower actually pays) with respect to any Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the VRR Interest have been reduced to zero as a result of the allocation of Realized Losses and VRR Interest Realized Losses to such certificates and VRR Interest, as applicable, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates and the VRR Interest as described above in “—Withdrawals from each applicable Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is

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actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00029% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $21,150 multiplied by the number of Subject Loans, plus (ii) $2,125 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,800 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,550 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates and the VRR Interest as described above in “—Withdrawals from each applicable Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations

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reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the applicable master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders and the VRR Interest Owners, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, an Appraisal Reduction Amount and an Allocated Appraisal Reduction Amount are required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)      120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)      the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by any special servicer;

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(3)      30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)      30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)      60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)      90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)      immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to any such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date on which the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA that is in the possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below, equal to the excess of:

(a)        the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)        the excess of

1.    the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the
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applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.    the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,
b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and
c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) in accordance with the related Intercreditor Agreement and second, pro rata, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Retained Percentage of such Appraisal Reduction Amount.

The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Retained Percentage of such Cumulative Appraisal Reduction Amount.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the applicable special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any

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Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the applicable master servicer that is in the possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount.

Following the applicable master servicer’s receipt from the applicable special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file, and the certificate administrator will calculate the Allocated Appraisal Reduction Amount and the Allocated Cumulative Appraisal Reduction Amount.

Each such report of the Appraisal Reduction Amount will also be forwarded by the applicable master servicer (or the applicable special servicer if the related Whole Loan is a Specially Serviced Loan) to the holder of any related Serviced Pari Passu Companion Loan (or if applicable, to the Other Master Servicer of the securitization into which such Serviced Pari Passu Companion Loan has been sold).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the master servicer in the master servicer’s possession reasonably necessary to calculate the Appraisal Reduction Amount and (b) the occurrence of such Appraisal Reduction Event. The applicable master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request; provided, that the applicable special servicer’s failure to timely make such a request will not relieve the applicable master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. No master servicer will calculate Appraisal Reduction Amounts.

With respect to each Serviced Mortgage Loan and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a

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Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of each applicable Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information in the possession of the applicable master servicer that is reasonably requested by the applicable special servicer from the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Serviced Companion Loan by the applicable master servicer (or the applicable special servicer if the related Whole Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan as to such party), the applicable special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer has no knowledge of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders and the VRR Interest Owners. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s), on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Serviced Mortgage Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

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As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates or Trust Component then-outstanding (i.e., first, to the Class J certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, pro rata based on their respective interest entitlements, to the Class C, Class C-X1 and Class C-X2 Trust Components, seventh, pro rata based on their respective interest entitlements, to the Class B, Class B-X1 and Class B-X2 Trust Components, eighth, pro rata based on their respective interest entitlements, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, and finally, pro rata based on their respective interest entitlements, to the Class A-1 certificates, the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 Trust Components). See “—Advances” and “Description of the Certificates—Distributions—Exchangeable Certificates” in this prospectus. The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the VRR Interest.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the VRR Interest on the one hand and the certificates, on the other hand, based on the Required Credit Risk Retention Percentage and the Non-Retained Percentage, respectively.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the applicable master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the applicable master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicer (with regard to Non-Serviced Mortgage Loans), the trustee, the operating advisor (unless a Control Termination Event has occurred and is continuing and the applicable special servicer has calculated any such Collateral Deficiency Amount) or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB

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Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Serviced Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the applicable special servicer, the applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation or determination of any Appraisal Reduction Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The applicable master servicer (other than with respect to Non-Serviced Mortgage Loans), the operating advisor (unless a Control Termination Event has occurred and is continuing and the applicable special servicer has calculated any such Collateral Deficiency Amount) and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Collateral Deficiency Amount. The special servicer, the operating advisor and certificate administrator will be entitled to conclusively rely on the applicable master servicer’s calculations of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

“Allocated Collateral Deficiency Amount” means, with respect to any Collateral Deficiency Amount, the Non-Retained Percentage of such Collateral Deficiency Amount.

For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event, and (y) determining the Voting Rights of the related Classes for purposes of removal of the applicable special servicer or the operating advisor, Allocated Appraisal Reduction Amounts and Allocated Collateral Deficiency Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance

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Certificates (other than any Exchangeable Certificates) and the Trust Components, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class or Trust Component is notionally reduced to zero (i.e., first, to the Class J certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C Trust Component, seventh, to the Class B Trust Component, eighth, to the Class A-S Trust Component, and finally, pro rata based on their respective Certificate Balances, to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Allocated Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class J certificates, second, to the Class G certificates, and then, to the Class F certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), but only to the extent of the Allocated Appraisal Reduction Amounts and Allocated Cumulative Appraisal Reduction Amounts as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer (in the case of a Serviced Mortgage Loan) or the applicable master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the applicable master servicer or the applicable special servicer, as the case may be, and the applicable master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Notwithstanding any of the foregoing to the contrary, the holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The applicable special servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non Serviced Special Servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the applicable

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master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans) and the applicable special servicer (for any Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Serviced Mortgage Loan) receipt of information that is in the possession of the applicable master servicer and reasonably requested by the applicable special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the applicable special servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable

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interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable master servicer (with respect to a Non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period. In addition, upon the written request of a Risk Retention Consultation Party with respect to any individual triggering event, the applicable special servicer will be required to consult on a non-binding basis with such Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by such special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, no master servicer will be required to maintain, and will be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, each applicable master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower

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does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that each applicable master servicer and special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable master servicer (with respect to a non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the applicable master servicer, and the applicable master servicer (in the case of a Specially Serviced Loan, after notice from the applicable special servicer) will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable master servicer or special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of

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the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Parties (solely with respect to the Specially Serviced Loans), the applicable master servicer (with respect to a Non-Specially Serviced Loan) or applicable special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. The master servicer (at its own expense) and the special servicer (at the expense of the trust fund) may rely on insurance consultants in making the determinations described above.

During the period that the applicable master servicer or the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of a Risk Retention Consultation Party, consulting (on a non-binding basis) with such Risk Retention Consultation Party, neither the applicable master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the applicable special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and any Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period)) and, with respect to a Specially Serviced Loan and upon request of a Risk Retention Consultation Party, upon non-binding consultation with such Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or

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special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and any related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders and the VRR Interest Owners. Any cost incurred by any master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and each applicable special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by any special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the applicable special servicer from general collections in the Collection Accounts.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The applicable master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or the consent or approval of the applicable special servicer. The applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the applicable special servicer nor the applicable master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or does not otherwise cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust, or cause the Grantor Trust or any Trust REMIC to be subject to tax. With respect to any Major Decision that the applicable

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master servicer and the applicable special servicer have mutually agreed will be processed by such master servicer, such master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the applicable special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer having obtained the consent or deemed consent of the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder or Subordinate Companion Loan holder, as applicable, and such objection is communicated to the applicable special servicer) within 10 business days plus, if applicable, any additional time period permitted in the related Intercreditor Agreement (or, with respect to a Serviced A/B Whole Loan, the period prescribed in the related Intercreditor Agreement) of such party’s receipt from the applicable special servicer of such special servicer’s or the applicable master servicer’s, as applicable, recommendation and analysis and all information reasonably requested by such party with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the applicable special servicer will be required to consult with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer and, unless such master servicer and such special servicer mutually agree that such master servicer will process such request as described above, the applicable special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and such master servicer will have no further obligation with respect to such request or such Major Decision.

With respect to a Non-Specially Serviced Loan (and in the case of clause (x), a Non-Serviced Mortgage Loan), the following actions will be performed by the applicable master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the applicable master servicer will not be required to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder (other than as provided below in this paragraph), the special servicer or a Risk Retention Consultation Party:

(i)                 grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements, (except that, other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

(ii)              consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in

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respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(iii)           approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)            grant routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities, including approval of new leases and amendments to current leases (other than for ground leases)(provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)               consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)            consent to a change in property management relating to any Mortgage Loan and related Serviced Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, (a) the Directing Certificateholder’s consent (or deemed consent) will be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $5,000,000 and (b) the applicable master servicer will be required to deliver notice to the Directing Certificateholder of any such replacement referenced in the preceding clause (a) promptly after completion of such replacement);

(vii)         approve annual operating budgets for Mortgage Loans;

(viii)      consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, other than any release, reduction, or withdrawal that would constitute a Major Decision;

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(ix)          grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(x)             any modification, amendment, consent to a modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and other than amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement) the Directing Certificateholder’s consent (or deemed consent) will be required for any such modification to an intercreditor, co-lender or similar agreement other than during a Control Termination Event, and if any modification or amendment would adversely impact the applicable special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness;

(xi)          any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xii)       approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment;

(xiii)    any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; and

(xiv)     grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting

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such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement; provided, further, that, with respect to any Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period with regard to such Serviced A/B Whole Loan, the foregoing matters will not include (and Master Servicer Decision will not include) any action that constitutes a “major decision” under the related Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the applicable master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of a Risk Retention Consultation Party, with respect to any Major Decision in respect of a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with such Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus, (y) with respect to any Serviced A/B Whole Loan, any rights of the holder of the related Subordinate Companion Loan to consent to such modification, waiver or amendment and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the applicable special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or the applicable

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special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by applicable REMIC provisions of the Code, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The applicable special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The applicable special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)   extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of a Risk Retention Consultation Party, with non-binding consultation with such Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the applicable special servicer closes any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, such special servicer will be required to notify the applicable master servicer, the holder of any related Serviced Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the applicable master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or any Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), a Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the applicable master servicer agrees to any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, such master servicer will be required to notify the certificate administrator, the trustee, the applicable special servicer (and such special servicer will be required to forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing)), a Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not the applicable master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or a Risk Retention Consultation Party), the holder of any related Serviced Companion Loan and the 17g-5

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Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and special servicer and to the holder of any related Serviced Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Neither the master servicer nor the special servicer may enter into or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The applicable master servicer (with respect to a Serviced Mortgage Loan or a related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that if such matter is a Major Decision (i) (y) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given if a response to the request for consent is not provided within 10 business days after the Directing Certificateholder’s receipt of such special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to such special servicer in order to grant or withhold such consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has consulted with the Directing Certificateholder) or (z) with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan is obtained by the applicable special servicer, to

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the extent required by the terms of the related Intercreditor Agreement if and to the extent required, and pursuant to the process described under “—The Directing Certificateholder—Major Decisions” below and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the applicable master servicer or the applicable special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any). The applicable master servicer (with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that if such matter is a Major Decision (i) (y) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given if a response to the request for consent is not provided within 10 business days after the Directing Certificateholder’s receipt of the applicable special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the applicable special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the applicable special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and as to which such matter involves a Major Decision, the applicable master servicer will be required to promptly provide the applicable special servicer with written notice of any such request for such matter and, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. With respect to such request, the applicable master servicer is required to

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continue to cooperate with the applicable special servicer by delivering any additional information in such master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to such a “due-on-sale” or “due-on-encumbrance” clause. If the applicable master servicer and applicable special servicer mutually agree that the applicable master servicer is to process such request, the applicable master servicer will be required to provide the applicable special servicer with such master servicer’s written recommendation and analysis, to the extent such master servicer is recommending approval, and all information in such master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the applicable special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that such special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, such special servicer’s consent to such matter will be deemed granted.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to a Risk Retention Consultation Party or the holder of the VRR Interest by whom such Risk Retention Consultation Party was appointed, upon request of any Risk Retention Consultation Party, the applicable special servicer will be required to consult on a non-binding basis with the applicable Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement. No master servicer or special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year

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2026 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2027) unless a physical inspection has been performed by the applicable special servicer within the previous 12 months; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the applicable special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from each applicable Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loans, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). With respect to any Serviced A/B Whole Loan, the costs will be allocated, first, as an expense of the holder of the related Subordinate Companion Loan, and second, as an expense of the holder of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.

Collection of Operating Information

With respect to each Serviced Mortgage Loan, the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2025 and the calendar year ending on December 31, 2025. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

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Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by any special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing if:

(1)      the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer or the applicable special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer, as applicable (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable, and such special servicer will be required to promptly forward such documentation to the Directing Certificateholder) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the applicable master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)      the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)      the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period)) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than

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a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered on or before the date on which the subject payment was due a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period)) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)      there has occurred a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable

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special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders and VRR Interest Owners (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days));

(5)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)      the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)      the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)      the applicable master servicer or the applicable special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)      the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement))) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders and VRR Interest Owners (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable

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cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders and the VRR Interest Owners with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. No master servicer or special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the applicable master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan for which it acts as special servicer and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then-current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event and, in the case of any Serviced A/B Whole Loan, only prior to the occurrence and continuance of a Consultation Termination Event and during a Control Appraisal Period with respect to the related Subordinate Companion Loan);
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●	with respect to any Serviced A/B Whole Loan, to the extent the related Subordinate Companion Loan is not subject to a Control Appraisal Period, the holder of the related Subordinate Companion Loan;
●	each Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event and, with respect to any Serviced A/B Whole Loan, only to the extent that it is subject to a Control Appraisal Period);
●	the applicable master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any
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negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and
●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by any special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders, the VRR Interest Owners and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders, the VRR Interest Owners and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer, prior to the occurrence and continuance of a Control Termination Event, will act pursuant to

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the Directing Certificateholder’s direction, if consistent with the Servicing Standard, and after the occurrence and continuance of a Control Termination Event, may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. Prior to the occurrence of a Control Termination Event, the applicable special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following the approval or deemed approval of the Directing Certificateholder.

If a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, if both a Control Termination Event has occurred and is continuing and a Control Appraisal Period is in effect), the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). The operating advisor will be required to provide comments to the applicable special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates) and the VRR Interest Owners, as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders and the VRR Interest Owners as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders, the VRR Interest Owners and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the applicable special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan or any Serviced A/B Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period)) and the operating advisor will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation

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Termination Event, the Directing Certificateholder will not have any right to receive any Asset Status Report or otherwise consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan and prior to the occurrence and continuance of a Control Appraisal Period, the applicable special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the holder of the Serviced Subordinate Companion Loan will have the same rights as the Directing Certificateholder described hereunder with respect thereto, and the Directing Certificateholder will have no approval rights over any such Asset Status Report unless a Control Appraisal Period exists. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred and such Serviced Mortgage Loan is a Defaulted Loan, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders and the VRR Interest Owners, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders and the VRR Interest Owners (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and VRR Interest Owners and, if applicable,

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Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders and the VRR Interest Owners (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders, VRR Interest Owners and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate or the VRR Interest is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of

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Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the VRR Interest Owners is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders and VRR Interest Owners to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates and the VRR Interest Owners. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, the VRR Interest Owners and, with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the applicable special servicer is required to remit to the applicable master servicer for deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

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Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders and the VRR Interest Owners or, in the case of a Serviced Whole Loan, Certificateholders, VRR Interest Owners and any holder of the related Serviced Pari Passu Companion Loan or any holder of a related Serviced Subordinate Companion Loan (as a collective whole as if such Certificateholders, VRR Interest Owners and Companion Holder constituted a single lender and, with respect to a Serviced A/B Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders, the VRR Interest Owners and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the applicable special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the applicable Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the VRR Interest Owners. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the holder of the related Subordinate Companion Loan (with respect to a Serviced A/B Whole Loan, but only prior to the occurrence of a Control Appraisal Period), and each Risk Retention Consultation Party 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan or Serviced Whole Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable master servicer or applicable special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to such master servicer or special servicer, as applicable (and such master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder);

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and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be an offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders, the VRR Interest Owners and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) each Risk Retention

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Consultation Party, in each case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders, the VRR Interest Owners and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, VRR Interest Owners and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders, the VRR Interest Owners and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, VRR Interest Owners and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). Each applicable special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related Companion Loan (with respect to a Whole Loan if it is a Defaulted Loan), any related Companion Holder or its representative, any holder of a related mezzanine loan or any known affiliate of any such party described above.

Notwithstanding any of the foregoing to the contrary, with respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell the related Pari Passu Companion Loans (and, in certain cases, to the extent permitted in the related Intercreditor Agreement, the related Subordinate Companion Loans) together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the applicable special servicer in writing. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan (to the extent such consent is required under the related Intercreditor Agreement), unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right and obligation to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to

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such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders and the VRR Interest Owners, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates and the VRR Interest will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the next paragraph and under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the applicable special servicer, with respect to all Major Decisions for all Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, (2) the applicable master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period

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with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

Each Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to any Risk Retention Consultation Party or the holder of the VRR Interest by whom such Risk Retention Consultation Party was appointed) on a strictly non-binding basis with the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, that

(1)      absent that selection, or

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder as determined pursuant to clause (ii) above is expected to be CMBS 4 Sub 6, LLC or its affiliate.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which is the holder listed next to the related Control Note in the column “Note Holder” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

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In no event will the applicable master servicer or the applicable special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the applicable master servicer and the applicable special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The applicable master servicer and the applicable special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Allocated Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class J certificates. The Control Eligible Certificates will not include the VRR Interest, and the VRR Interest is not permitted to be a Controlling Class.

The “Control Eligible Certificates” will be any of the Class F, Class G and Class J certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee, any certificateholder or any VRR Interest Owner may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, each applicable master servicer, each applicable special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to any master servicer or special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is

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identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or a Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or the applicable Risk Retention Consultation Party, as applicable, is received within 10 business days after the receipt of the Directing Certificateholder or the applicable Risk Retention Consultation Party, as applicable, of written request for input on any required consent or consultation and receipt of all reasonably requested information on any required consent or consultation, the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved or consulted on the specific matter; provided, that the failure of the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer will not be permitted to take (or consent to any master servicer’s taking) any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (ix) of the definition of “Major Decision”) after receipt of the applicable special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder and reasonably available to the applicable special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”) (provided that if such written consent has not been received by the applicable special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action). If the applicable master servicer and the applicable special servicer have mutually agreed that the applicable master servicer will process any Major Decision, the applicable master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the applicable special servicer, which consent will be deemed given (unless earlier objected to by the applicable special servicer) 10 business days after the applicable special servicer’s receipt from the applicable master servicer of the applicable master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the applicable special servicer and reasonably available to the applicable master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. Upon request, the applicable special servicer, other than with respect to an Excluded Loan as to any Risk Retention Consultation Party or the holder of the VRR Interest by whom such Risk Retention Consultation Party was appointed (except to the extent set forth above in “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with a Risk Retention Consultation Party with respect to such Major Decision; provided, that prior to the

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occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. The foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or holder of the majority of the Controlling Class.

“Major Decision” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, each of the following:

(i)                                             any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Specially Serviced Loan that comes into and continues in default;

(ii)                                          any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of “Master Servicer Decision”;

(iii)                                       any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the applicable special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(iv)                                        any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(v)                                           any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clauses (xiii) or (xiv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(vi)                                        (a) any property management company changes with respect to a Specially Serviced Loan with a principal balance equal to or greater than $5,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, (b) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan that is a Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party or (c) franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(vii)                                     releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage

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Loan documents (provided, however, that any releases for which there is lender discretion of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(viii)                                  any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)                                      other than in the case of a Non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(x)                                         other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet or (b) such transaction is not a routine leasing matter;

(xi)                                      other than in the case of a Non-Specially Serviced Loan or a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the applicable master servicer will additionally require the consent of such master servicer as a condition to its effectiveness;

(xii)                                   any consent to incurrence of additional debt by the borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s approval is required under the related Mortgage Loan documents;

(xiii)                                requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (vii) of this definition and clause (viii) of the definition of Master Servicer Decision;

(xiv)                                 other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xv)                                    agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if

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such proposed modification, waiver, consent or amendment is with respect to (a) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (b) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xvi)                                 determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvii)                              other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xviii)                           following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(xix)                               other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xx)                                  the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the applicable special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans and Serviced Companion Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan and any Serviced Companion Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, such master servicer will continue to cooperate with reasonable requests of such special servicer by delivering any additional information in such master servicer’s possession to such special servicer that is reasonably requested by such special servicer relating to such Major Decision. Except as mutually agreed to by the master servicer and the special servicer, the master servicer will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

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In addition, the applicable master servicer is required to provide the applicable special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease are required to be paid by the applicable master servicer as a Servicing Advance.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the rights described in this section, and the rights to exercise any “major decision” under the related Intercreditor Agreement with respect to any Serviced A/B Whole Loan will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have the generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to any Risk Retention Consultation Party or the holder of the VRR Interest by whom such Risk Retention Consultation Party was appointed), the applicable special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to a Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder and the Risk Retention Consultation Parties will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the applicable Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with respect to any Excluded Loan with respect to a Risk Retention Consultation Party or the holder of the VRR Interest by whom such Risk Retention Consultation Party was appointed, the Risk Retention Consultation Parties will remain entitled to receive any notices, reports or information to which it is entitled, and the

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applicable special servicer and any other applicable party will be required to consult with the applicable Risk Retention Consultation Party (on a non-binding basis) in connection with any action to be taken or refrained from being taken.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by any special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party or, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to receive any Asset Status Reports or consult with the applicable special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Notwithstanding the foregoing, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by the holder of the related Subordinate Companion Loan. The applicable special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the Directing Certificateholder will have no approval rights over any such Asset Status Report. However, during a Control Appraisal Period with respect to a Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace any special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, such special servicer will be required to consult with a Risk Retention Consultation Party in connection with any Major

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Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by such Risk Retention Consultation Party. Any such consultation will not be binding on the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event such special servicer receives no response from the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve such special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event such special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation (which request is required to include the related Major Decision Reporting Package) and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

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If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the Class F certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when no class of Control Eligible Certificates has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

The certificate administrator will notify the operating advisor, the master servicers and the special servicers within 10 business days of the existence or cessation of (i) any Control Termination Event or (ii) any Consultation Termination Event.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding any proviso to, or any other contrary provision in, the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan as to such party.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it

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does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Master Servicer Decision or Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders and the VRR Interest Owners (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders, the VRR Interest Owners and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, if and to the extent required pursuant to the PSA, provides the Directing Certificateholder and such Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Similarly, with respect to any Serviced A/B Whole Loan, in the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the related holder of the Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period (or any matter requiring consultation with the related holder of the Subordinate Companion Loan)) is necessary to protect the interests of the Certificateholders, as a collective whole (taking into account the subordinate nature of the related Subordinate Companion Loan), the applicable master servicer or the applicable special servicer, as the case may be, may take any such action without waiting for the related Companion Holder’s response (or without waiting to consult with the related Companion Holder); provided that the applicable special servicer or master servicer, as applicable, provides the related holder of the Subordinate Companion Loan with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or, in the case of any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan or (ii) may follow any advice or consultation provided by the Directing Certificateholder, any Risk Retention Consultation Party, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative), or, in the case of a Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose any master

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servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of a master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders and the VRR Interest Owners.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Controlling Holder, as applicable. The issuing entity, as the holder of a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an applicable Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Whole Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and
“—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity, the Certificateholders or the VRR Interest Owners for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder and VRR Interest Owner will be deemed to acknowledge and agree, by its acceptance of its certificates or portion of the VRR Interest, as applicable, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the VRR Interest Owners;

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(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates (other than the Controlling Class) or to the VRR Interest Owners;

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates and over the interests of the VRR Interest Owners; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder or VRR Interest Owner may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by any master servicer or special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder and VRR Interest Owner will acknowledge and agree, by its acceptance of its certificates or portion of the VRR Interest, that the holders of a Servicing Shift Companion Loan, a Non-Serviced Companion Loan or a Control Note (prior to the occurrence and continuance of a Control Appraisal Period, if applicable) or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates, any Certificateholder, any third party, the VRR Interest or any VRR Interest Owner. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to each applicable special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder or VRR Interest Owner. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a “broker” or “dealer” within the meaning

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of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan or any related REO Properties, except as described under “—Description of the Mortgage Pool—The Whole Loans”. In addition, the operating advisors or equivalent parties (if any) under the applicable Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA. Furthermore, the operating advisor will have no obligations or responsibility at any time to review or assess the actions of the applicable master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any annual report.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan (other than a Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, unless both a Control Termination Event and a Control Appraisal Period have occurred and are continuing), the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of any special servicer:

(a)  promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)  promptly reviewing each Final Asset Status Report; and

(c)  reviewing (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the applicable special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) and (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a material mathematical error contained in such calculations, then the operating advisor will be required to notify such special servicer of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the applicable special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with such special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder or any Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between such special servicer and Directing Certificateholder or

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such Risk Retention Consultation Party with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the applicable special servicer in accordance with the terms of the PSA. In addition, after the occurrence and continuance of a Control Termination Event, no Asset Status Report will be a Final Asset Status Report unless and until the operating advisor is consulted with or deemed to have been consulted with pursuant to the PSA. No such consultation will be required prior to a Control Termination Event and, during such period, the operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicers.

The applicable special servicer will be required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report. Each Final Asset Status Report will be required to be labeled or otherwise identified or communicated as being final by the applicable special servicer.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan (other than a Servicing Shift Mortgage Loan) or Serviced Whole Loan, (other than a Servicing Shift Whole Loan), after a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, after the occurrence and during the continuance of both a Control Termination Event and a Control Appraisal Period), the operating advisor’s obligations will consist of the following:

(a)  the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)  the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)  the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) substantially in the form attached to this prospectus as Annex C to be provided to the applicable special servicer, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)  the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the applicable special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) or (2) net present value calculations used in the applicable

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special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)               after the calculation but prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information that is either in the special servicer’s possession or reasonably obtainable by the special servicer and reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)            if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)         if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

With respect to the operating advisor’s review of net present value or Appraisal Reduction Amount calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of the applicable special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value or Appraisal Reduction Amount calculation.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders, the VRR Interest Owners and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders, VRR Interest Owners and Companion Holders constituted a single lender), and not to holders of any particular class of certificates or VRR Interest Owner (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, any Certificateholder, the Directing Certificateholder, any VRR Interest Owner, any Risk Retention Consultation Party, or any of their respective affiliates.

Annual Report. After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the

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applicable special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the applicable special servicer, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders and the VRR Interest Owners (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 in the prior calendar year and setting forth its assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA; provided, however, that in the event such special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the applicable special servicer’s obligations under the PSA that the operating advisor determines, in accordance with the Operating Advisor Standard, to be immaterial.

The operating advisor’s annual report will be prepared on the basis of the applicable special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the applicable special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of the items required to be reviewed by it pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to a special servicer if, during the prior calendar year, no Final Asset Status Report was prepared by such special servicer in connection with a Specially Serviced Loan or REO Property.

No annual report prepared by the operating advisor under the circumstances described above will be permitted to include an analysis of the applicable special servicer’s performance in respect of any Serviced A/B Whole Loan until after the occurrence and continuance of a related Control Appraisal Period under the related Intercreditor Agreement.

The applicable special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In

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addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of a Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines (i) that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders and VRR Interest Owners as a collective whole, then the operating advisor may recommend the replacement of such special servicer in the manner described in “—Replacement of a Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)    that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the applicable special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)    that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, the Directing Certificateholder, any Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)    that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become a special servicer; and

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

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Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from a special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or a Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or a Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including, without limitation, information contained within any Asset Status Report or Final Asset Status Report) that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the Special Servicer’s obligations under the PSA (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the applicable special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates or the VRR Interest; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its

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personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of

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assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and VRR Interest Owners electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to each applicable special servicer, each applicable master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), the Risk Retention Consultation Parties, any Companion Holder, the Certificateholders, the VRR Interest Owners and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

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Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class X-F, Class X-G, Class X-J, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and each Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

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In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders and VRR Interest Owners by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register and VRR Interest Owners’ addresses appearing in the certificate administrator’s registry of ownership. On each Distribution Date after providing such notice to the Certificateholders and VRR Interest Owners, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to each applicable master servicer, each applicable special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

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We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 80 prior pools of commercial mortgage loans for which Bank of America, National Association (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after October 1, 2015 the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least sixty (60) days at the end of any reporting period between January 1, 2019 and September 30, 2024 was approximately 22.91%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two largest Mortgage Loans in the Mortgage Pool represent approximately 19.2% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of

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Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, each Risk Retention Consultation Party, the Certificateholders and the VRR Interest Owners. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the applicable master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)             a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)          a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)       a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

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(iv)        a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)           a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)        a copy of any notice previously delivered by the applicable master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)     copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications (and, if such documents are not in its possession, solely with respect to any Mortgage Loan sold by such mortgage loan seller that is a Non-Serviced Mortgage Loan, the mortgage loan seller will be required to make a request under the applicable Non-Serviced PSA for any such documents that are not in its possession). In the event any missing documents with respect to a Non-Serviced Mortgage Loan are not provided by the mortgage loan seller, the asset representations reviewer will request such documents from the parties to the related Non-Serviced PSA, to the extent that the asset representations reviewer is entitled to request such documents under such Non-Serviced PSA.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

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Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder or VRR Interest Owner will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to non-Specially Serviced

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Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the applicable special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is

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required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify each applicable master servicer, each applicable special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS Morningstar, Fitch, Kroll Bond Rating Agency, LLC, Moody’s or S&P and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, Kroll Bond Rating Agency, LLC, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, any Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, the VRR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders and VRR Interest Owners), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates or the VRR Interest; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset

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representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)             any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)          any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)       any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)        a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a

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conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)           the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)        the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and VRR Interest Owners (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator is required to promptly provide notice to all Certificateholders, all VRR Interest Owners and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders, all VRR Interest Owners and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee is required to terminate all of the rights and obligations of

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the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Parties

The Risk Retention Consultation Parties will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Parties will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that a Risk Retention Consultation Party:

(a)          may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)          may act solely in the interests of the holders of the VRR Interest;

(c)          does not have any liability or duties to the holders of any class of certificates;

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(d)          may take actions that favor the interests of the holders of one or more classes of certificates or of the VRR Interest Owners over the interests of the holders of one or more other classes of certificates and over the interests of the VRR Interest Owners; and

(e)          will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder or VRR Interest Owner may take any action whatsoever against the applicable Risk Retention Consultation Party or any director, officer, employee, agent or principal of the applicable Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or special servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, any special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and the holder of such Subordinate Companion Loan will be entitled to replace the applicable special servicer with or without cause in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and

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(iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to use reasonable efforts to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint a replacement special servicer within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any

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applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to a special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become a special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders and the VRR Interest Owners, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, and (viii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding commercial mortgage-backed securities rated by Moody’s) and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

The terms of the PSA described above regarding the replacement of the applicable special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loans. Rather, with respect to any Servicing Shift Whole Loan, the holder of the related Control Note will have the right to replace the applicable special servicer then acting with

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respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan. If such Control Note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the Control Note holder.

Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines in accordance with the Operating Advisor Standard, that (i) the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders and VRR Interest Owners as a collective whole, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder and VRR Interest Owner of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder or a Controlling Holder with respect to a Serviced A/B Whole Loan (unless a related Control Appraisal Period has occurred and is continuing) from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the applicable special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

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Notwithstanding the foregoing, the operating advisor will not be permitted to recommend the replacement of the special servicer with respect to any Serviced A/B Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced A/B Whole Loan under the related Intercreditor Agreement and a Control Termination Event has occurred and is continuing.

In any case, the trustee will be required to notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace the applicable special servicer will not apply to any Serviced A/B Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced A/B Whole Loan under the related Intercreditor Agreement.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to any master servicer or special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by such special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be,

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under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan or the VRR Interest Owners and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   either Moody’s or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by Moody’s or KBRA, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) such Rating Agency (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)  such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

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“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an applicable Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

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Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder (subject to the related Intercreditor Agreement as described under “Description of the Mortgage Pool—The Whole Loans”), will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Serviced Pari Passu Companion Loan Securities. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the applicable master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if any Servicer Termination Event on the part of the applicable master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the applicable master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, that a Servicer Termination Event under clause (a), (b), (f) or (g) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under

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clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits each applicable master servicer and each applicable special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

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Limitation on Liability; Indemnification

The PSA will provide that none of any master servicer (including in any capacity as the paying agent for any Companion Loan), any special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders, VRR Interest Owners or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of any master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), any special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust or (iii) cause a tax to be imposed on the trust, any Trust REMIC or the Grantor Trust under the relevant provisions of the Code (for which determination, the applicable master servicer and the applicable special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that each applicable master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), each applicable special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

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The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, and the Non-Serviced Securitization Trust (with respect to any Non-Serviced Mortgage Loan to the extent provided under the related Intercreditor Agreement) will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of any master servicer (including in any capacity as the paying agent for any Companion Loan), any special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each applicable master servicer, each applicable special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders and VRR Interest Owners (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders, the VRR Interest Owners and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and

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special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. Each applicable master servicer, each applicable special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, any master servicer, any special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in each applicable Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate

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registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

With respect to any indemnification provisions in the PSA providing that the trust or a party thereto is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by an Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

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Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable master servicer and the applicable special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the applicable special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the Directing Certificateholder and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related

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MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will be required to within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and

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the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including non-binding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice, and (c) the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the

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issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders and the VRR Interest Owners to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 60 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in

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effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to

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perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted payoff or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

The servicing terms of each such Non-Serviced PSA expected to be in effect as of the Closing Date as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BANK5 2024-5YR12 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to any master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees
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under the PSA between each applicable master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace each applicable special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to each applicable master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform and, in certain cases, for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
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●	While each applicable special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BANK5 2024-5YR12 mortgage pool, if necessary).
●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with

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respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders and the VRR Interest Owners with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

Servicing of the Queens Center Mortgage Loan, the Gateway Center North Mortgage Loan and the Sunbelt MHC Portfolio Mortgage Loan

The Queens Center Mortgage Loan (until the securitization of the related note A-1-1 companion loan), the Gateway Center North Mortgage Loan and the Sunbelt MHC Portfolio Mortgage Loan are expected to be serviced pursuant to the BANK5 2024-5YR11 PSA. The servicing terms of the BANK5 2024-5YR11 PSA are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer, primary servicer or sub-servicer, as applicable, will earn a primary servicing fee that is to be calculated, (i) with respect to the Queens Center Mortgage Loan, at 0.00125% per annum, (ii) with respect to the Gateway Center North Mortgage Loan, at 0.00250% per annum and (iii) with respect to the Sunbelt MHC Portfolio Mortgage Loan, at 0.01000% per annum.
●	Upon the related Whole Loan becoming a specially serviced loan under the BANK5 2024-5YR11 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25% per annum. Such fee is subject to a floor of $3,500 for the related month.
●	In connection with a workout of the related Mortgage Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to the lesser of (i) 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan and (ii) $1,000,000. Such fee is subject to a floor of $25,000.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to the lesser of (i) 1.00% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or the related REO Property and (ii) such lower rate that would result in a liquidation fee of $1,000,000. Such fee is subject to a floor of $25,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Following the securitization of the related note A-1-1 companion Loan, the Queens Center Mortgage Loan will be serviced under the pooling and servicing agreement entered into in connection with such securitization. The terms of such future pooling and servicing agreement are not definitively known or available at this time. See “—Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans.”

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Servicing of the Mini Mall Self Storage Mortgage Loan

The Mini Mall Self Storage Mortgage Loan is expected to be serviced pursuant to the WFCM 2024-5C2 PSA. The servicing terms of the WFCM 2024-5C2 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the related Mortgage Loan that is to be calculated at 0.0250% per annum.
●	Upon the related Whole Loan becoming a specially serviced loan under the WFCM 2024-5C2 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $5,000.
●	In connection with a workout of the Mini Mall Self Storage Mortgage Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the Mini Mall Self Storage Whole Loan or the related REO Property. If such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Rockefeller Center Mortgage Loan

The Rockefeller Center Mortgage Loan is being serviced pursuant to the ROCK 2024-CNTR TSA. The servicing terms of the ROCK 2024-CNTR TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—Servicing of the Non-Serviced Mortgage Loans” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the ROCK 2024-CNTR TSA earns a primary servicing fee with respect to the Rockefeller Center Mortgage Loan equal to 0.000625% per annum.
●	Upon the Rockefeller Center Mortgage Loan becoming a specially serviced loan under the ROCK 2024-CNTR TSA, the related Non-Serviced Special Servicer under the ROCK 2024-CNTR TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25% per annum subject to a cap of $2,250,000 per calendar year.
●	The related Non-Serviced Special Servicer under the ROCK 2024-CNTR TSA will be entitled to a workout fee determined, with respect to each applicable principal and
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interest collection, at a workout fee rate equal to 0.50% subject to a cap of $5,000,000 per occurrence.

The related Non-Serviced Special Servicer under the ROCK 2024-CNTR TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50% subject to a cap of $5,000,000 per occurrence.

●	The ROCK 2024-CNTR TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There will be no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to the ROCK 2024-CNTR TSA.
●	The ROCK 2024-CNTR TSA does not provide for any operating advisor or similar entity.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Rockefeller Center A/B Whole Loan”.

Servicing of the Bay Plaza Community Center Mortgage Loan and the Ignite Portfolio Mortgage Loan

The Bay Plaza Community Center Mortgage Loan and the Ignite Portfolio Mortgage Loan are serviced pursuant to the BANK5 2024-5YR10 PSA. The servicing terms of the BANK5 2024-5YR10 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to (i) the Bay Plaza Community Center Mortgage Loan that is to be calculated at 0.00125% per annum and (ii) the Ignite Portfolio Mortgage Loan that is to be calculated at 0.01000% per annum.
●	Upon the related Whole Loan becoming a specially serviced loan under the BANK5 2024-5YR10 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $5,000.
●	In connection with a workout of the related Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on such corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.0% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is subject to a floor of $25,000 with respect to such Whole Loan.
●	The operating advisor under the BANK5 2024-5YR10 PSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the BANK5 2024-5YR12 operating advisor is entitled to consult
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with the BANK5 2024-5YR12 special servicer. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the BANK5 2024-5YR10 PSA securitization trust is 25% or less than the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts) or the principal balance of the senior-most class of the control eligible certificates issued by the BANK5 2024-5YR10 PSA securitization trust is less than 25% of the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts). In addition, the operating advisor under the BANK5 2024-5YR10 PSA will at any time be entitled to recommend the termination of the BANK5 2024-5YR10 PSA special servicer if it determines, in its sole discretion exercised in good faith, that (i) such special servicer is not performing its duties as required under the BANK5 2024-5YR10 PSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the special servicer would be in the best interest of the BANK5 2024-5YR10 PSA certificateholders as a collective whole. Such recommendation would then be subject to confirmation by the BANK5 2024-5YR10 PSA certificateholders pursuant to a certificateholder vote.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans

The Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to the Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.
●	Following the related Servicing Shift Securitization Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.
●	Until the related Servicing Shift Securitization Date, the applicable master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.
●	Following the related Servicing Shift Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled
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to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).

●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.
●	The related Non-Serviced PSA will provide for a primary servicing fee, liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Mortgage Loan that are calculated in a manner similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.0025% per annum, 0.25% per annum, 1.00% and 1.00%, respectively (subject to any customary market minimum amounts and fee offsets).
●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement (to the extent the related control note is included in the related securitization trust) will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to any Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers”.

Similarly, the Queens Center Mortgage Loan is expected to be serviced pursuant to the BANK5 2024-5YR11 PSA, until the securitization of the related note A-1-1 Companion Loan. From and after the securitization of such promissory note, such Whole Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of such promissory note. The terms of and parties to any such future pooling and servicing agreement are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Certain Other Whole Loans Will Shift to Other Servicers.” The statements above with respect to a Servicing Shift Mortgage Loan and the related Non-Serviced PSA following the related Servicing Shift Securitization Date apply equally to the Queens Center Mortgage Loan and the related future pooling and servicing agreement following the securitization of the related lead servicing promissory note.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating

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Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of any master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) the applicable replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a

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Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” are Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”).

Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder or VRR Interest Owner consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan

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documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to any special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified
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by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

If the party’s Assessment of Compliance or the related Attestation Report identifies any material instance of noncompliance with the servicing criteria, such party will also be required to provide a discussion of (1) the relationship, if any, between the identified instance and the servicing of the Mortgage Loans and (2) any steps taken to remedy such identified instance to the extent related to its activities with respect to asset backed securities transactions taken as a whole involving such party and that are backed by the same asset type backing the certificates.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder or VRR Interest Owner will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates or VRR Interest, unless the Certificateholder or VRR Interest Owner previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the VRR Interest Owners and/or the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA, the certificates or the VRR Interest or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders or any of the VRR Interest Owners, unless the Certificateholders or the VRR Interest Owners have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

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Each Certificateholder and VRR Interest Owner will be deemed under the PSA to have expressly covenanted with every other Certificateholder and VRR Interest Owner and the trustee, that no one or more Certificateholders or VRR Interest Owner will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of any other holders of certificates or VRR Interest Owners, or to obtain or seek to obtain priority over or preference to any other Certificateholder or VRR Interest Owner, or to enforce any right under the PSA, the certificates or the VRR Interest, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders and VRR Interest Owners.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders and VRR Interest Owners of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Certificates (other than the Class V and Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Required Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the VRR Interest in exchange for the surrender of the VRR Interest, and (b) an amount equal to the product of (i) the Non-Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (B) below in exchange for the then-outstanding Certificates (other than the Class V and Class R certificates) (provided, that (A) the aggregate certificate balance of the Class A-1, Class D and Class E certificates and the Class A-2, Class A-3, Class A-S, Class B and Class C Trust Components is reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding Certificates (other than the Class V and Class R certificates) and (C) each applicable master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each VRR Interest Owner, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

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The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer, and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity if the aggregate Stated Principal Balance of the pool of Mortgage Loans is less than 1.0% of the Initial Pool Balance (excluding for the purposes of this calculation the Polsinelli Headquarters Mortgage Loan). This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and less (c) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). The voluntary exchange of certificates (other than the Class V and Class R certificates) for the remaining Mortgage Loans is not subject to the above-described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the special servicers or, if neither special servicer exercises its option, both of the master servicers wish to elect to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in each applicable Collection Account and not otherwise payable to a person other than the Certificateholders and the VRR Interest Owners, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates, VRR Interest Owners or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the VRR Interest, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in each applicable Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or VRR Interest Owner, as evidenced in writing by

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an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate or the VRR Interest is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder, VRR Interest Owner or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, VRR Interest Owner or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder or VRR Interest Owner not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, each applicable master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order

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to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder or VRR Interest Owner, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administrator must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of (x) the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class and (y) the VRR Interest Owners (if affected by such amendment) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates or VRR Interest Owners, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class or the VRR Interest (or any portion thereof) without the consent of the holder of such certificate or the related VRR Interest Owner, or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any VRR Interest Owner or holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such VRR Interest Owner or holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates or VRR Interest, without the consent of the holders of all certificates of that class then outstanding or all VRR Interest Owners, as applicable, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates and the VRR Interest Owners or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade,

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withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, each applicable master servicer, each applicable special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to each applicable master servicer, each applicable special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of any master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, any master servicer or special servicer, as the case may be), (ii)(a) in the case of the trustee, an institution (I) whose long-term senior unsecured debt or issuer credit rating is rated at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer credit rating of at least “Baa3” by Moody’s if the master servicer maintains a long-term senior unsecured debt or issuer credit rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s), (II) whose long-term senior unsecured debt or issuer credit rating is rated at least “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as either (1) the master servicer has a rating on its long-term senior unsecured debt of at least “A” by Fitch or has a short-term rating of at least “F1” by Fitch, or (2) the trustee maintains an agreement with a national banking association with a rating of at least “A” on its long-term senior unsecured debt or issuer credit rating by Fitch or a short-term rating of “F1” by Fitch which agreement provides for such national banking association to make advances if the trustee, in its capacity as backup advancing party, is unwilling or unable to do so; provided, further, that

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the trustee will notify Fitch within thirty (30) days in the event there is a downgrade of such banking association’s Fitch rating, the agreement is terminated, or any other changes that may limit the agreement) and (III) whose long-term senior unsecured debt or issuer credit rating is rated at least “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include Moody’s and Fitch), (b) in the case of the Certificate Administrator, an institution whose long-term senior unsecured debt rating or issuer credit rating is rated at least “Baa3” by Moody’s, or (c) in the case of each of clause (ii)(a) and (ii)(b), such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iii) an entity that is not a prohibited party.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, each applicable master servicer, each applicable special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, all VRR Interest Owners, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to each applicable master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or any master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to each applicable master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and

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(ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded

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mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a

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replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest in that personal property, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

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Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that

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physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause

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contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

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Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with

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or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the

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Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the

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commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon

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the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been

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recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

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Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

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A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged

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property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

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The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the

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owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certiﬁcateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition

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prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest,

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including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certiﬁcates, and would not be covered by advances or, any form of credit support provided in connection with the certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the

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regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions
Involving Transaction Parties

The depositor is an affiliate of Bank of America, a mortgage loan seller, an originator, a sponsor, an anticipated initial risk retention consultation party and the current holder of one or more of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, and an affiliate of BofA Securities, Inc., one of the underwriters.

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller, a sponsor and an anticipated initial risk retention consultation party, is an affiliate of Morgan Stanley & Co. LLC, one of the underwriters, and of Morgan Stanley Bank, an originator.

JPMCB, a mortgage loan seller, a sponsor, an originator and an anticipated initial risk retention consultation party, is an affiliate of J.P. Morgan Securities LLC, one of the underwriters.

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a mortgage loan seller, the retaining sponsor, a sponsor, an originator and an anticipated initial risk retention consultation party, is also the master servicer under this securitization, and is an affiliate of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (or is expected to be) the master servicer under (i) the BANK5 2024-5YR10 PSA, (ii) the BANK5 2024-5YR11 PSA, (iii) the WFCM 2024-5C2 PSA, and (iv) the ROCK 2024-CNTR TSA, each of which governs (or is expected to govern) the servicing of one or more Non-Serviced Whole Loans.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Bank of America, each a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by MSMCH or those affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

Pursuant to certain interim servicing agreements between each of JPMCB and MSMCH and certain of their respective affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity certain of the JPMCB Mortgage Loans.

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Midland is also (i) expected to be the special servicer under the BANK5 2024-5YR11 PSA, pursuant to which the Gateway Center North Whole Loan and the Sunbelt MHC Portfolio Whole Loan are expected to be serviced and the Queens Center Whole Loan is expected to be serviced until the securitization of the related note A-1-1 Companion Loan, and (ii) the primary servicer of the Bay Plaza Community Center Whole Loan pursuant to a certain primary servicing agreement (subject to the BANK5 2024-5YR10 pooling and servicing agreement) and (iii) the primary servicer of the Queens Center Whole Loan until the securitization of the related note A-1-1 Companion Loan pursuant to a certain primary servicing agreement (subject to the BANK5 2024-5YR11 pooling and servicing agreement).

Computershare is the interim custodian of the loan files for all of the mortgage loans that MSMCH (except with respect to each Non-Serviced Mortgage Loan) will transfer to the depositor.

Computershare, the certificate administrator, custodian and trustee, is also the certificate administrator, custodian and trustee under (i) the WFCM 2024-5C2 PSA, pursuant to which the Mini Mall Self Storage Whole Loan is expected to be serviced, (ii) the BANK5 2024-5YR11 PSA, pursuant to which each of the Gateway Center North Whole Loan and the Sunbelt MHC Portfolio Whole Loan are expected to be serviced and, until the securitization of the related note A-1-1 Companion Loan, the Queens Center Whole Loan is expected to be serviced, (iii) the BANK5 2024-5YR10 PSA, pursuant to which each of the Bay Plaza Community Center Whole Loan and the Ignite Portfolio Whole Loan are serviced and (iv) the ROCK 2024-CNTR TSA, pursuant to which the Rockefeller Center Whole Loan is serviced.

KeyBank National Association is expected to act as a special servicer, and it or its affiliate with its due diligence of the mortgage loans prior to the closing date.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of Each Applicable Master Servicer and Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates and the VRR Interest not being offered

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by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums are allocated to the class of Offered Certificates (and the extent to which they are collected), and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Serviced Subordinate Companion Loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

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Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, no master servicer or special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that any master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates or Exchangeable IO Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest

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that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss and a VRR Interest Realized Loss occur when the principal balance of a Mortgage Loan is reduced without a ratable distribution (based on the allocation of amounts among the Certificates (other than the Class V certificates), on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders and VRR Interest Owners in reduction of the Certificate Balances of the certificates and the VRR Interest Balance of the VRR Interest. Realized Losses and VRR Interest Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates or Trust Components indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 certificates and Class A-2 and Class A-3 Trust Components
Class X-B	Class A-S, Class B and Class C Trust Components
Class A-2-X1	Class A-2-1 Certificates
Class A-2-X2	Class A-2-2 Certificates
Class A-3-X1	Class A-3-1 Certificates
Class A-3-X2	Class A-3-2 Certificates
Class A-S-X1	Class A-S-1 Certificates
Class A-S-X2	Class A-S-2 Certificates
Class B-X1	Class B-1 Certificates
Class B-X2	Class B-2 Certificates
Class C-X1	Class C-1 Certificates
Class C-X2	Class C-2 Certificates

Certificateholders and VRR Interest Owners are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

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The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates or Trust Components indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Certificates and other factors described above.

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Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 certificates and Class A-2 and Class A-3 Trust Components
Class X-B	Class A-S, Class B and Class C Trust Components
Class A-2-X1	Class A-2-1 Certificates
Class A-2-X2	Class A-2-2 Certificates
Class A-3-X1	Class A-3-1 Certificates
Class A-3-X2	Class A-3-2 Certificates
Class A-S-X1	Class A-S-1 Certificates
Class A-S-X2	Class A-S-2 Certificates
Class B-X1	Class B-1 Certificates
Class B-X2	Class B-2 Certificates
Class C-X1	Class C-1 Certificates
Class C-X2	Class C-2 Certificates

Any optional termination by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates and the VRR Interest will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—VRR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment (or, with respect to any Serviced A/B Whole Loan, allocation of principal payments to the related Mortgage Loan) each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The

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columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans (or, with respect to any Serviced A/B Whole Loan, principal payments are allocated to the related Mortgage Loan) are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay (or, with respect to any Serviced A/B Whole Loan, principal payments will be allocated) at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of the Class A-2 and Class A-3 Certificates, the percentage of the potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables below with respect to the Class A-2, Class A-3, Class A-S, Class B and Class C certificates apply equally to each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates, respectively that has a certificate balance. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;
●	the initial aggregate certificate balance, notional amount or VRR Interest Balance, as the case may be, of each interest-bearing class of certificates or the VRR Interest is as described in this prospectus;
●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;
●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;
●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;
●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;
●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;
●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;
571

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);
●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;
●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;
●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
●	no Yield Maintenance Charges or Prepayment Premiums are collected;
●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;
●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), any special servicer, any master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in January 2025; and
●	the Offered Certificates are settled with investors on December 11, 2024.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

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Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2025	82%	82%	82%	82%	82%
December 2026	62%	62%	62%	62%	62%
December 2027	41%	41%	41%	41%	41%
December 2028	18%	18%	18%	18%	18%
December 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.56	2.53	2.53	2.53	2.53

Percent of the Maximum Initial Certificate Balance ($275,000,000)(1)
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.86	4.76	4.65	4.53	4.36
(1)	The exact initial Certificate Balance of the Class A-2 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-2 Certificates; however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($0)(1)
of the Class A-2 Certificates
at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	NAP	NAP	NAP	NAP	NAP
December 2025	NAP	NAP	NAP	NAP	NAP
December 2026	NAP	NAP	NAP	NAP	NAP
December 2027	NAP	NAP	NAP	NAP	NAP
December 2028	NAP	NAP	NAP	NAP	NAP
December 2029 and thereafter	NAP	NAP	NAP	NAP	NAP
Weighted Average Life (years)	NAP	NAP	NAP	NAP	NAP
(1)	The exact initial Certificate Balance of the Class A-2 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-2 Certificates; however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.
573

Percent of the Maximum Initial Certificate Balance ($579,997,000)(1)
of the Class A-3 Certificates
at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.90	4.85	4.79	4.70	4.41
(1)       The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 Certificates; however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($304,997,000)(1)
of the Class A-3 Certificates
at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.94	4.93	4.90	4.84	4.45

(1)       The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-3 Certificates; however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	5.01	5.01	4.98	4.93	4.51
574

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	5.01	5.01	5.01	4.98	4.51

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	5.01	5.01	5.01	5.01	4.51

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from December 1, 2024 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to any Serviced A/B Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered

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Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

576

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_ ]%	[_]%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-2-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_ ]%	[_]%

Pre-Tax Yield to Maturity for the Class A-2-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[ _]%	[_]%

Pre-Tax Yield to Maturity for the Class A-2-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-2-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[ _]%	[_]%

Pre-Tax Yield to Maturity for the Class A-2-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-2-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_ ]%	[_]%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

577

Pre-Tax Yield to Maturity for the Class A-3-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-3-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-3-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-3-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

578

Pre-Tax Yield to Maturity for the Class A-S-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class B-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class B-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

579

Pre-Tax Yield to Maturity for the Class B-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class B-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class C-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class C-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class C-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class C-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates and the VRR Interest. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors subject to the alternative minimum tax, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to Excess Interest, which will be held in the Grantor Trust and not by any Trust REMIC) and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-J, Class D, Class E, Class F, Class G and Class J certificates, the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1, Class A-3-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components (the “Trust Components”) and the regular interest portion of the VRR Interest (the entitlement of the VRR Interest to Excess Interest will be held through the Grantor Trust) (collectively, the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

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In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the portion of the issuing entity holding the entitlement to any Excess Interest, the Excess Interest Distribution Account and the arrangement for holding the Trust Components will be classified as a trust under Treasury Regulations Section 301.7701-4(c) (the “Grantor Trust”). The holders of the Class V certificates and the VRR Interest Owners will be treated as the beneficial owners of the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code. The Upper-Tier REMIC will issue the Trust Components, all of which will be held by the Grantor Trust. The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership under Section 671 of the Code of one or more Trust Components.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a

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temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the Mortgage Loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

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If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed. In addition, investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Exchangeable Certificates

Whether or not an Exchangeable Certificate represents one, or more than one, Regular Interest, each Regular Interest represented by an Exchangeable Certificate will be treated as a separately taxable interest: the basis of each such Regular Interest and the income, deduction, loss and gain of each such Regular Interest should be accounted for separately.

Upon acquiring an Exchangeable Certificate for cash, the Certificateholder must establish a separate basis in each of the Regular Interests. The Certificateholder can do so by allocating the cost of the Certificate among the Regular Interest(s) based on their relative fair market values at the time of acquisition. Similarly, if a Certificateholder disposes of an Exchangeable Certificate for cash, the Certificateholder must establish a separate gain or loss for each Regular Interest. The Certificateholder can do so by allocating the amount realized for the Certificate among the Regular Interests based on their relative fair market values at the time of disposition.

Because each of the one or more Regular Interests underlying an Exchangeable Certificate will be treated as a separately taxable interest, no gain or loss will be realized upon surrendering one Exchangeable Certificate representing one group of Trust Components in exchange for two or more Exchangeable Certificates representing the same group of Trust Components in different combinations. Regardless of the value of the Certificates received, immediately after the exchange, each of the Regular Interests represented by the Certificate surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately. Similarly, no gain or loss will be realized upon surrendering two or more Exchangeable Certificates representing one group of Trust Components in exchange for one or more Exchangeable Certificates representing the same group of Trust Components in different combinations. Regardless of the value of the Exchangeable Certificate or Certificates received, immediately after the exchange, each of the Regular Interests underlying the Exchangeable Certificates surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately.

Taxation of Regular Interests

Each Regular Interest generally will be treated for federal income tax purposes as a debt instrument issued by the Upper-Tier REMIC. The discussion that follows applies separately to each Regular Interest represented by a Certificate.

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Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 5 of the Mortgaged Properties 13.4% are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee

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Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [_] Certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates and the Exchangeable IO Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate or an Exchangeable IO Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

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Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPP; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [_] Certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a

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Class X-A or Class X-B certificate or an Exchangeable IO Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates or the Exchangeable IO Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to

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include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made, and to all market discount instruments acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making such election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all premium bonds (other than bonds paying interest exempt from tax) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [_] Certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest

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being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount instruments acquired, by the holder as of the first day of the taxable year for which the election is made and to all premium bonds or market discount instruments, acquired thereafter. The election is made on the holder’s federal income tax return for the year in which the Regular Interest is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following

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sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates or Exchangeable IO Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not

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exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an Exchangeable Certificate or any portion of the VRR Interest, the related Certificateholder or VRR Interest Owner must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the related interest in the Grantor Trust.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from

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the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments, made to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders that are subject to the FATCA requirements and that fail to provide the certificate administrator with proof

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that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates (including interest, original issue discount and, under certain circumstances, principal distributions), and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” unless the Certificateholder (i) is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number, or (ii) other than a holder of a Class R certificate, is a Non-U.S. Person and either (i) provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or (ii) can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted

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in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Administrative Matters

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R certificates, rather than the Trust REMICs, liable for any taxes arising from audit adjustments to the related Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of these rules on them.

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Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own such Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other non-exempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Class V certificates or any Class of Exchangeable Certificates or VRR Interest Owners who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and fourteen days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL

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INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates and nonresident VRR Interest Owners solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require such nonresident holders to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from such nonresident holders. We cannot assure you that holders of offered certificates or VRR Interest Owners will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Plan of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-2-1	Class A-2-2
BofA Securities, Inc	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC	[_]	[_]	[_]	[_]
J.P. Morgan Securities LLC.	[_]	[_]	[_]	[_]
Wells Fargo Securities, LLC	[_]	[_]	[_]	[_]
Academy Securities, Inc	[_]	[_]	[_]	[_]
Drexel Hamilton, LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class A-2-X1	Class A-2-X2	Class A-3	Class A-3-1
BofA Securities, Inc	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC	[_]	[_]	[_]	[_]
J.P. Morgan Securities LLC.	[_]	[_]	[_]	[_]
Wells Fargo Securities, LLC
Academy Securities, Inc
Drexel Hamilton, LLC
Total	$ [_]	$ [_]	$ [_]	$ [_]
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Underwriter	Class A-3-2	Class A-3-X1	Class A-3-X2	Class X-A
BofA Securities, Inc	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC	[_]	[_]	[_]	[_]
J.P. Morgan Securities LLC.	[_]	[_]	[_]	[_]
Wells Fargo Securities, LLC
Academy Securities, Inc
Drexel Hamilton, LLC
Total	$ [_]	$ [_]	$ [_]	$ [_]

Underwriter	Class X-B	Class A-S	Class A-S-1	Class A-S-2
BofA Securities, Inc	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC	[_]	[_]	[_]	[_]
J.P. Morgan Securities LLC.	[_]	[_]	[_]	[_]
Wells Fargo Securities, LLC	[_]	[_]	[_]	[_]
Academy Securities, Inc
Drexel Hamilton, LLC
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class A-S-X1	Class A-S-X2	Class B	Class B-1
BofA Securities, Inc	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC	[_]	[_]	[_]	[_]
J.P. Morgan Securities LLC.	[_]	[_]	[_]	[_]
Wells Fargo Securities, LLC	[_]	[_]	[_]	[_]
Academy Securities, Inc
Drexel Hamilton, LLC
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class B-2	Class B-X1	Class B-X2	Class C
BofA Securities, Inc	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC	[_]	[_]	[_]	[_]
J.P. Morgan Securities LLC.	[_]	[_]	[_]	[_]
Wells Fargo Securities, LLC	[_]	[_]	[_]	[_]
Academy Securities, Inc
Drexel Hamilton, LLC
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class C-1	Class C-2	Class C-X1	Class C-X2
BofA Securities, Inc	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC	[_]	[_]	[_]	[_]
J.P. Morgan Securities LLC.	[_]	[_]	[_]	[_]
Wells Fargo Securities, LLC
Academy Securities, Inc
Drexel Hamilton, LLC
Total	$ [_]	$ [_]	$ [_]	$ [_]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

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The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [_]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2024, before deducting expenses payable by the depositor (estimated at approximately $[_] excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters are under no obligation to make a market in the Offered Certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the Underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. See “Risk Factors—General—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a mortgage loan seller, an originator and a sponsor, and is an affiliate of Banc of America Merrill Lynch Commercial Mortgage Inc., the depositor. Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of MSMCH, which is a sponsor and a mortgage loan seller, and Morgan Stanley Bank, which is an originator. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMorgan Bank, National Association, which is a sponsor, an originator and a mortgage loan seller. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator and a mortgage loan seller and is also the master servicer. The above-referenced mortgage loan sellers or their

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affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of BofA Securities, Inc., which is one of the underwriters, and a co-lead manager and joint bookrunner for this offering, affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of J.P. Morgan Securities LLC, which is one of the underwriters, and a co-lead manager and joint bookrunner for this offering and affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of BofA Securities, Inc., of the purchase price for the Offered Certificates and the following payments:

(1)	the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America;
(2)	the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH (or, with respect to the Queens Center Mortgage Loan, the portion thereof allocable to MSMCH);
(3)	the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by JPMCB (or, with respect to each of the Queens Center Mortgage Loan and the Mini Mall Self Storage Mortgage Loan, the applicable portion thereof allocable to JPMCB); and
(4)	the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank (or, with respect to the Mini Mall Self Storage Mortgage Loan, the portion thereof allocable to Wells Fargo Bank).

As a result of the circumstances described above, each of BofA Securities, Inc., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking

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affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”), and, in other jurisdictions, locally registered entities.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of SIPC and the NYSE.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, FINRA, the National Futures Association (“NFA”) and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any EU Retail Investors (as defined above) in the EEA. For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates.

Each underwriter has represented and agreed that:

(a) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any UK Retail Investor (as defined above) in the UK. For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates.

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the UK.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes

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as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the following disclosures filed by the depositor on or prior to the date of the filing of this prospectus are hereby incorporated by reference into this prospectus:  the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at One Bryant Park, New York, New York 10036, Attention: President, or by telephone at (646) 855-3953.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333- 261279) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

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Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee or other compensation; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets

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include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of BofA Securities, Inc., PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), to the predecessor of Morgan Stanley & Co. LLC, Prohibited Transaction Exemption (“PTE”) 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), to J.P. Morgan Securities LLC, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), and to the predecessor of Wells Fargo Securities, LLC, PTE 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), each as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by BofA Securities, Inc., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC and provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, each master servicer, each special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market

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value of the mortgage loans and the sum of all payments made to and retained by each applicable master servicer, each applicable special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, any master servicer, any special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of

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ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary”) will be deemed to have represented by its acquisition of such Offered Certificates that none of the depositor, the issuing entity, any underwriter, the trustee, any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities, has provided any investment recommendation or investment advice to the Plan or the Plan Fiduciary in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption (all of the applicable conditions of which are satisfied) is available to cover the purchase or holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan Fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of

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PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

Based on interpretive guidance provided by the SEC (as further described below), the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class X-A certificates, the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by one of the Rating Agencies or another NRSRO, and the other classes of Offered Certificates will not constitute “mortgage related securities.” While Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, the various classes of Offered Certificates may or may not qualify as “mortgage related securities” for purposes of SMMEA at the time such new standards are effective.

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The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

Except as regards the status of certain classes as “mortgage related securities” for purposes of SMMEA, we make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any rating of a class of certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value, and regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from each of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates and that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from at least 2 of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

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The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in December 2057. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts

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receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one or more NRSROs hired by the depositor, the depositor may have only requested ratings for certain Classes of rated Offered Certificates, due in part to the subordination levels provided by that NRSRO for such Classes of Offered Certificates. If the depositor had selected any such NRSRO to rate the Classes of Offered Certificates not rated by it, the ratings on such Classes of Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

@%(#)	186
17g-5 Information Provider	390
1986 Act	584
1996 Act	560
30/360 Basis	433
401(c) Regulations	607
AB Modified Loan	447
Accelerated Mezzanine Loan Lender	383
Acceptable Insurance Default	451
Acting General Counsel’s Letter	167
Actual/360 Basis	228
Actual/360 Loans	420
ADA	562
Additional Exclusions	451
Administrative Fee Rate	356
ADR	178
Advances	415
Affirmative Asset Review Vote	501
Aggregate Available Funds	350
Aggregate Excess Prepayment Interest Shortfall	376
Aggregate Gain-on-Sale Entitlement Amount	351
Aggregate Principal Distribution Amount	361
Allocated Appraisal Reduction Amount	443
Allocated Collateral Deficiency Amount	447
Allocated Cumulative Appraisal Reduction Amount	443
Annual Debt Service	178
Anticipated Repayment Date	228
Appraisal Institute	308
Appraisal Reduction Amount	442
Appraisal Reduction Event	441
Appraised Value	179
Appraised-Out Class	448
Approved Exchange	22
ARD Loan	228
Assessment of Compliance	537
Asset Representations Reviewer Asset Review Fee	440
Asset Representations Reviewer Fee	440
Asset Representations Reviewer Fee Rate	440

Asset Representations Reviewer Termination Event	506
Asset Representations Reviewer Upfront Fee	440
Asset Review	503
Asset Review Notice	501
Asset Review Quorum	501
Asset Review Report	504
Asset Review Report Summary	504
Asset Review Standard	503
Asset Review Trigger	499
Asset Review Vote Election	500
Asset Status Report	466
Assumed Final Distribution Date	373
Assumed Scheduled Payment	363
ASTM	207
Attestation Report	538
Available Funds	351
Balloon Balance	180
Balloon or ARD LTV Ratio	184
Balloon or ARD Payment	185
BAMLCM	280
Bank of America	266
Bank of America Data File	275
Bank of America Guidelines	268
Bank of America Mortgage Loan	274
Bank of America Qualification Criteria	277
Bank of America Reporting Period	277
Bank of America Securitization Database	275
BANK5 2024-5YR10 PSA	243
BANK5 2024-5YR11 PSA	243
Bankruptcy Code	551
Base Interest Fraction	372
Beds	192
Borrower Party	383
Borrower Party Affiliate	383
Breach Notice	402
Bridge Bank	124
BSCMI	294
C(WUMP)O	21
Cash Flow Analysis	180
CERCLA	559
Certificate Administrator/Trustee Fee	439
Certificate Administrator/Trustee Fee Rate	439
Certificate Balance	347

611

Certificate Owners	393
Certificateholder	384
Certificateholder Quorum	510
Certificateholder Repurchase Request	522
Certifying Certificateholder	395
CityFHEPS	85
Class A Certificates	346
Class A-2 Exchangeable Certificates	347
Class A-2-1 Exchangeable Certificates	359
Class A-3 Exchangeable Certificates	347, 359
Class A-S Exchangeable Certificates	347, 359
Class B Exchangeable Certificates	347, 359
Class C Exchangeable Certificates	347, 359
Class Percentage Interest	358
Class RR Certificateholders	5, 342
Class RR Certificates	342, 346
Class X Certificates	346
Clearstream	392
Clearstream Participants	394
Closing Date	177, 266
CMBS	171
CMS	323
CMS Acquisition Closing Date	323
Code	169
Collateral Deficiency Amount	447
Collection Account	419
Collection Period	351
Communication Request	396
Companion Distribution Account	419
Companion Holder	243
Companion Holders	243
Companion Loans	175
Compensating Interest Payment	375
Componentized Mortgage Loan	357
Computershare	320
Computershare Limited	320
Computershare Trust Company	320
Constant Prepayment Rate	570
Consultation Termination Event	486
Control Appraisal Period	244
Control Eligible Certificates	478
Control Note	244
Control Termination Event	486
Controlling Class	478
Controlling Class Certificateholder	478
Controlling Holder	244
Corrected Loan	466
Corresponding Trust Components	358

COVID-19	68
CPP	570
CPR	570
CPY	570
CRE Loans	291, 314
CREC	208
Credit Risk Retention Rules	342
CREFC®	380
CREFC® Intellectual Property Royalty License Fee	441
CREFC® Intellectual Property Royalty License Fee Rate	441
CREFC® Reports	379
Cross-Collateralized Mortgage Loan Repurchase Criteria	405
Cross-Over Date	355
CTS	320
Cumulative Appraisal Reduction Amount	446, 448
Cure/Contest Period	504
Custodian	321
Cut-off Date	175
Cut-off Date Balance	181
Cut-off Date Loan-to-Value Ratio	182
Cut-off Date LTV Ratio	182
D(#)	186
D/@%(#)	187
Debt Service Coverage Ratio	183
Defaulted Loan	473
Defeasance Deposit	233
Defeasance Loans	233
Defeasance Lock-Out Period	233
Defeasance Option	233
Definitive Certificate	392
Delegated Directive	18
Delinquent Loan	500
Demand Entities	279, 292
Depositories	392
Determination Date	349
Diligence File	399
Directing Certificateholder	477
Disclosable Special Servicer Fees	438
Discount Rate	373
Dispute Resolution Consultation	524
Dispute Resolution Cut-off Date	524
Distribution Accounts	419
Distribution Date	349
Distribution Date Statement	379
Dodd-Frank Act	173
DOL	603
DorYM(#)	187
DorYM@%(#)	187
DSCR	183

612

DTC	392
DTC Participants	392
DTC Rules	394
Due Date	228, 352
EDGAR	602
EEA	18
Effective Gross Income	180
Eligible Asset Representations Reviewer	505
Eligible Individual Property	237
Eligible Operating Advisor	494
Eligible Sunbelt Individual Property	235
Enforcing Party	522
Enforcing Servicer	522
ESA	207, 299
Escrow/Reserve Mitigating Circumstances	302
EU PRIIPS Regulation	18
EU Prospectus Regulation	18
EU Qualified Investor	18
EU Retail Investor	18
Euroclear	392
Euroclear Operator	394
Euroclear Participants	394
EUWA	18
Excess Interest	228, 349
Excess Interest Distribution Account	420
Excess Modification Fee Amount	434
Excess Modification Fees	432
Excess Prepayment Interest Shortfall	376
Exchange Act	266
Exchangeable Certificates	347
Exchangeable IO Certificates	347
Exchangeable IO Trust Component	357
Exchangeable P&I Trust Component	357
Exchangeable Trust Components	581
Excluded Controlling Class Holder	382
Excluded Controlling Class Loan	383
Excluded Information	383
Excluded Loan	383
Excluded Plan	605
Excluded Special Servicer	510
Excluded Special Servicer Loan	510
Exemption	604
Exemption Rating Agency	604
FATCA	593
FDEP	208
FDIA	165
FDIC	124, 166

FIEL	23
Final Asset Status Report	490
Final Dispute Resolution Election Notice	524
Financial Promotion Order	19
FINRA	601
FIRREA	167, 299
Fitch	536
Flagstar	124
FPO Persons	19
FSMA	18
GAAP	17
Gain-on-Sale Remittance Amount	351
Gain-on-Sale Reserve Account	420
Garn Act	561
GLA	184
Government Securities	231
Grantor Trust	349, 582
HSTP Act	86
ICAP	226
ICIP	226
IDOT	115
Indirect Participants	393
Initial Delivery Date	466
Initial Pool Balance	175
Initial Rate	228
Initial Requesting Certificateholder	522
Initial Subordinate Companion Loan Holder	478
In-Place Cash Management	184
Institutional Investor	22
Insurance and Condemnation Proceeds	419
Intercreditor Agreement	243
Interest Accrual Amount	361
Interest Accrual Period	361
Interest Distribution Amount	361
Interest Reserve Account	420
Interest Shortfall	361
Interested Person	475
Investor Certification	383
IRS	169
Japanese Affected Investors	147
Japanese Retention Requirement	147
JFSA	23, 146
Joint Mortgage Loan	397
JPMC	294
JPMCB	294
JPMCB Data Tape	296
JPMCB Deal Team	295
JPMCB Mortgage Loans	295
JPMCB’s Qualification Criteria	297
JPMCCMSC	294

613

JRR Rule	147
KBRA	536
KeyBank	336
L(#)	186
Liquidation Fee	435
Liquidation Fee Rate	435
Liquidation Proceeds	419
Loan Per Unit	184
Loan-Specific Directing Certificateholder	477
Local Law 97	127
Lock-out Period	230
Loss of Value Payment	406
Losses	334
Lower-Tier Regular Interests	581
Lower-Tier REMIC	349, 581
LTV Ratio	181
LTV Ratio at Maturity / ARD	184
LTV Ratio at Maturity or Anticipated Repayment Date	184
LTV Ratio at Maturity or ARD	184
Macy’s	197
MAI	407
Major Decision	480
Major Decision Reporting Package	479
MAS	22
Master Servicer	323
Master Servicer Decision	454
Material Defect	402
Maturity Date Balloon or ARD Payment	185
MCR	149
Midland	328
Midland Parties	334
Midland Primary Servicing Agreement	328
Midland Serviced Loans	332
Midland Serviced Mortgage Loans	328
MIFID II	18
MLPA	397
Modification Fees	433
Moody’s	325, 337, 536
Morgan Stanley Bank	281
Morgan Stanley Group	281
Morgan Stanley Origination Entity	283
Morningstar DBRS	325
Mortgage	176
Mortgage File	397
Mortgage Loans	175
Mortgage Note	176
Mortgage Pool	175
Mortgage Rate	356
Mortgaged Property	176

MSMCH	281
MSMCH Data File	290
MSMCH Mortgage Loans	281
MSMCH Qualification Criteria	291
MSMCH Securitization Database	289
Net Mortgage Rate	356
Net Operating Income	185
NFA	601
NFIP	106
NI 33-105	24
NOI Date	185
Non-Control Note	244
Non-Controlling Holder	244
Nonrecoverable Advance	416
Non-Retained Percentage	344
Non-Serviced Certificate Administrator	244
Non-Serviced Companion Loan	54, 244
Non-Serviced Companion Loans	54
Non-Serviced Custodian	244
Non-Serviced Directing Certificateholder	244
Non-Serviced Master Servicer	244
Non-Serviced Mortgage Loan	54, 244
Non-Serviced Pari Passu Companion Loan	245
Non-Serviced Pari Passu Whole Loan	245
Non-Serviced Pari Passu-A/B Whole Loan	244
Non-Serviced PSA	245
Non-Serviced Securitization Trust	245
Non-Serviced Special Servicer	245
Non-Serviced Trustee	245
Non-Serviced Whole Loan	54, 245
Non-Specially Serviced Loan	482
Non-U.S. Person	593
Notional Amount	348
NRA	185
NRSRO	382
NRSRO Certification	385
O(#)	186
OCC	266, 305
Occupancy Date	186
Occupancy Rate	185
Offered Certificates	347
OID Regulations	585
OLA	167
Operating Advisor Consulting Fee	439
Operating Advisor Expenses	440
Operating Advisor Fee	439
Operating Advisor Fee Rate	439
Operating Advisor Standard	492

614

Operating Advisor Termination Event	496
Operating Advisor Upfront Fee	439
Other Master Servicer	245
Other PSA	245
Other Special Servicer	245
P&I Advance	414
P&I Advance Date	414
PACE	123
PACE Loan	242
Pads	192
PAR	300
Par Purchase Price	473
Pari Passu Companion Loans	175
Park Bridge Financial	340
Park Bridge Lender Services	340
Participants	392
Parties in Interest	603
Pass-Through Rate	355
Patriot Act	563
Percentage Interest	349
Periodic Payments	350
Permitted Investments	350, 421
Permitted Special Servicer/Affiliate Fees	439
PIPs	212
PL	309
Plan Fiduciary	606
Plans	603
PML	309
PNC Bank	331
PRC	21
Preliminary Dispute Resolution Election Notice	524
Prepayment Assumption	587
Prepayment Interest Excess	374
Prepayment Interest Shortfall	374
Prepayment Premium	373
Prepayment Provisions	186
Primary Collateral	406
Prime Rate	419
Principal Balance Certificates	347
Principal Distribution Amount	362
Principal Shortfall	363
Privileged Information	495
Privileged Information Exception	495
Privileged Person	381
Professional Investors	21
Prohibited Prepayment	375
Promotion of Collective Investment Schemes Exemptions Order	19
Property Borrower	225

Proposed Course of Action	523
Proposed Course of Action Notice	523
PSA	346
PSA Party Repurchase Request	522
PTCE	606
PTE	604
Purchase Price	406
QOZs	187
Qualification Criteria	313
Qualified Opportunity Zone	187
Qualified Replacement Special Servicer	511
Qualified Substitute Mortgage Loan	407
Qualifying CRE Loan Percentage	345
RAC No-Response Scenario	535
Rated Final Distribution Date	374
Rating Agencies	536
Rating Agency Confirmation	536
REA	81
Realized Loss	377
REC	208
Received Classes	357
Record Date	349
Registration Statement	602
Regular Certificates	347
Regular Interestholder	585
Regular Interests	581
Regulation AB	538
Reimbursement Rate	418
Related Proceeds	417
Release Date	233
Relevant Persons	20
Relief Act	562
Remaining Term to Maturity or ARD	187
REMIC	581
REMIC LTV Test	169
REMIC Regulations	581
REO Account	421
REO Loan	364
REO Property	466
Repurchase Request	522
Requesting Certificateholder	524
Requesting Holders	448
Requesting Investor	396
Requesting Party	534
Required Credit Risk Retention Percentage	346
Requirements	563
Residual Certificates	347
Resolution Failure	522
Resolved	522

615

Restricted Group	604
Restricted Party	495
Retaining Parties	342
Retaining Sponsor	342
Review Materials	501
Revised Rate	228
RevPAR	187
Risk Retention Allocation Percentage	345
Risk Retention Consultation Parties	382
ROCK 2024-CNTR Securitization	256
ROCK 2024-CNTR TSA	256
Rock Trust 2024-CNTR TSA	245
Rockefeller Center A Notes	256
Rockefeller Center A/B Whole Loan	256
Rockefeller Center B Notes	256
Rockefeller Center Borrower	257
Rockefeller Center Co-Lender Agreement	256
Rockefeller Center Companion Loans	256
Rockefeller Center Mortgage Loan	256
Rockefeller Center Non-Standalone Loan Securitization Trust	257
Rockefeller Center Non-Standalone Loans	256
Rockefeller Center Non-Standalone Pari Passu Companion Loans	256
Rockefeller Center Notes	256
Rockefeller Center Pari Passu Companion Loans	256
Rockefeller Center Servicer	257
Rockefeller Center Special Servicer	257
Rockefeller Center Standalone Companion Loans	256
Rockefeller Center Standalone Pari Passu Companion Loans	256
Rockefeller Center Subordinate Companion Loans	256
Rockefeller Center Triggering Event of Default	257
Rockefeller Center Trustee	257
ROFO	219
ROFR	219
Rooms	192
RR Interest	342, 346
RR Interest Owner	5, 342
Rule 15Ga-1 Reporting Period	303, 314

Rule 17g-5	385
S&P	337
Scheduled Principal Distribution Amount	362
SEC	266
Securities Act	537
Securitization Accounts	346, 421
SEL	309
Senior Certificates	346
Serviced A/B Whole Loan	245
Serviced Companion Loan	54, 245
Serviced Mortgage Loans	410
Serviced Pari Passu Companion Loan	246
Serviced Pari Passu Companion Loan Securities	515
Serviced Pari Passu Mortgage Loan	246
Serviced Pari Passu Whole Loan	246
Serviced Subordinate Companion Loan	246
Serviced Whole Loan	54, 246
Servicer Termination Event	513
Servicing Advances	415
Servicing Fee	431
Servicing Fee Rate	431
Servicing Shift Master Servicer	54
Servicing Shift Mortgage Loan	54, 246
Servicing Shift Pooling and Servicing Agreement	54
Servicing Shift PSA	246
Servicing Shift Securitization Date	54, 246
Servicing Shift Special Servicer	54
Servicing Shift Whole Loan	54, 246
Servicing Standard	412
SF	187
SFA	22
SFO	21
Shared Tax Lot	225
Similar Law	603
SIPC	601
SMMEA	64, 607
Special Servicing Fee	434
Special Servicing Fee Rate	434
Specially Serviced Loans	463
Sq. Ft.	187
Square Feet	187
Startup Day	582
Stated Principal Balance	363
Structured Product	21
Structuring Assumptions	571

616

Subject 2023 Computershare CMBS Annual Statement of Compliance	322
Subject Loan	440
Subordinate Certificates	346
Subordinate Companion Loan	246
Subordinate Companion Loans	175
Sub-Servicing Agreement	413
Sunbelt Release Price	235
Surrendered Classes	357
SVB	124
T-12	187
Term to Maturity	187
Termination Purchase Amount	539
Terms and Conditions	395
Tests	503
Third Party Report	178
TI/LC	237
Title V	562
Total Operating Expenses	180
Transaction	323
Trimont	323
TRIPRA	107
Trust	319
Trust Components	357
Trust REMICs	349, 581
TTM	187
U.S. Person	593
U/W DSCR	183
U/W Expenses	188
U/W NCF	188
U/W NCF Debt Yield	190
U/W NCF DSCR	183
U/W NOI	191
U/W NOI Debt Yield	192
U/W NOI DSCR	191
U/W Revenues	192
UCC	546
UK	18
UK MIFIR Product Governance Rules	19
UK PRIIPS Regulation	19
UK Prospectus Regulation	19
UK Qualified Investor	19
UK Retail Investor	18
Underwriter Entities	133
Underwriting Agreement	597
Underwritten Debt Service Coverage Ratio	183
Underwritten Expenses	188

Underwritten NCF	188
Underwritten NCF Debt Yield	190
Underwritten NCF DSCR	183
Underwritten Net Cash Flow	188
Underwritten Net Cash Flow Debt Service Coverage Ratio	183
Underwritten Net Operating Income	191
Underwritten Net Operating Income Debt Service Coverage Ratio	191
Underwritten NOI	191
Underwritten NOI Debt Yield	192
Underwritten NOI DSCR	191
Underwritten Revenues	192
Units	192
Unscheduled Principal Distribution Amount	362
Unsolicited Information	502
Upper-Tier REMIC	349, 581
Volcker Rule	174
Voting Rights	391
VRR Interest	5, 346
VRR Interest Available Funds	343
VRR Interest Balance	347
VRR Interest Distribution Amount	344
VRR Interest Gain-on-Sale Remittance Amount	344
VRR Interest Gain-on-Sale Reserve Account	420
VRR Interest Owners	5, 342
VRR Principal Distribution Amount	345
WAC Rate	356
Wachovia Bank	305
Weighted Average Mortgage Rate	193
Weighted Averages	193
Wells Fargo	320
Wells Fargo Bank	305, 320
Wells Fargo Bank Data Tape	312
Wells Fargo Bank Deal Team	312
WFCM 2024-5C2 PSA	246
Whole Loan	175
Withheld Amounts	420
Workout Fee	434
Workout Fee Rate	434
Workout-Delayed Reimbursement Amount	418
Yield Maintenance Charge	373
YM(#)	186
YM@(#)	187

617

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Annex A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built
1	Loan	5, 8, 9, A	1	Queens Center	9.7%	100.0%	MSBNA/JPMCB	MSMCH/JPMCB	NAP	NAP	90-15 Queens Boulevard	Elmhurst	Queens	NY	11373	Retail	Super Regional Mall	1973
2	Loan	5, 6, 7, 10, 11	52	Mini Mall Self Storage	9.5%		WFB/JPMCB	WFB/JPMCB	NAP	NAP	Various	Various	Various	Various	Various	Self Storage	Self Storage	Various
2.01	Property		1	Carroll	0.9%	9.0%					3900 Columbus-Lancaster Road	Carroll	Fairfield	OH	43112	Self Storage	Self Storage	1994-2005
2.02	Property		1	Enterprise - Rucker Blvd	0.8%	8.1%					2801 Rucker Boulevard	Enterprise	Coffee	AL	36330	Self Storage	Self Storage	2005
2.03	Property		1	West Memphis	0.7%	7.2%					701 AR-77	West Memphis	Crittenden	AR	72301	Self Storage	Self Storage	2004
2.04	Property		1	Belpre	0.4%	4.3%					138 Lee Street, 485 Lee Street and 1924 Washington Boulevard	Belpre	Washington	OH	45714	Self Storage	Self Storage	1989-2015
2.05	Property		1	Marietta	0.4%	4.3%					1306 Pike Street and 104 Ellsworth Avenue	Marietta	Washington	OH	45750	Self Storage	Self Storage	1980-2019
2.06	Property		1	Enterprise - Geneva Hwy	0.3%	3.7%					1232 Geneva Highway	Enterprise	Coffee	AL	36330	Self Storage	Self Storage	1997
2.07	Property		1	Parkersburg - Garfield Ave	0.3%	3.6%					2351 Garfield Avenue	Parkersburg	Wood	WV	26101	Self Storage	Self Storage	1982
2.08	Property		1	Bridgeport	0.3%	3.2%					61 Ocean Mines Road	Bridgeport	Harrison	WV	26330	Self Storage	Self Storage	2019
2.09	Property		1	Enterprise - Salem Rd	0.3%	3.1%					4021 Salem Road	Enterprise	Coffee	AL	36330	Self Storage	Self Storage	1964, 2016
2.10	Property		1	Elizabethton	0.2%	2.5%					480 TN-91	Elizabethton	Carter	TN	37643	Self Storage	Self Storage	2019
2.11	Property		1	Cedar Lake	0.2%	2.3%					10630 and 10706 West 133rd Street	Cedar Lake	Lake	IN	46303	Self Storage	Self Storage	1930-1999
2.12	Property		1	Kannapolis	0.2%	2.2%					2745 North Cannon Boulevard	Kannapolis	Rowan	NC	28083	Self Storage	Self Storage	1987
2.13	Property		1	Johnson City - South Roan	0.2%	2.2%					2501 South Roan Street	Johnson City	Washington	TN	37601	Self Storage	Self Storage	2004
2.14	Property		1	Cincinnati	0.2%	2.1%					1109 Alfred Street	Cincinnati	Hamilton	OH	45214	Self Storage	Self Storage	1901
2.15	Property		1	Mooresville	0.2%	2.1%					1242 South Old State Route 67	Mooresville	Morgan	IN	46158	Self Storage	Self Storage	1985
2.16	Property		1	Bloomington	0.2%	2.0%					4910 and 4990 North Lakeview Drive	Bloomington	Monroe	IN	46303	Self Storage	Self Storage	2000-2001
2.17	Property		1	Newton	0.2%	2.0%					3005 Nathan Street	Newton	Catawba	NC	28658	Self Storage	Self Storage	1983
2.18	Property		1	Proctorville	0.2%	1.9%					700 County Road 411	Proctorville	Lawrence	OH	45669	Self Storage	Self Storage	2019-2022
2.19	Property		1	Kingsport - Brookside School	0.2%	1.9%					149 Brookside School Lane	Kingsport	Sullivan	TN	37660	Self Storage	Self Storage	1956
2.2	Property		1	Bristol	0.2%	1.8%					818 Commonwealth Avenue	Bristol	Bristol	VA	24201	Self Storage	Self Storage	1999
2.21	Property		1	Hurricane	0.2%	1.8%					316 Putnam Village Drive	Hurricane	Putnam	WV	25526	Self Storage	Self Storage	2017
2.22	Property		1	Blountville	0.2%	1.7%					2851 TN-394	Blountville	Sullivan	TN	37617	Self Storage	Self Storage	2013
2.23	Property		1	Little Rock	0.2%	1.7%					19501 Arch Street Northwest	Little Rock	Saline	AR	72206	Self Storage	Self Storage	1994
2.24	Property		1	Cedar Lake - Wicker Ave	0.2%	1.7%					13077 West Wicker Avenue	Cedar Lake	Lake	IN	46303	Self Storage	Self Storage	2018-2022
2.25	Property		1	Clarksville	0.2%	1.7%					677 South Crawford Street and 1802 Freeway Lane	Clarksville	Johnson	AR	72830	Self Storage	Self Storage	2001
2.26	Property		1	Parkersburg	0.2%	1.6%					112 College Parkway and 5239 Emerson Avenue	Parkersburg	Wood	WV	26104	Self Storage	Self Storage	2002
2.27	Property		1	Piney Flats	0.1%	1.4%					6460 Bristol Highway	Piney Flats	Sullivan	TN	37686	Self Storage	Self Storage	2012
2.28	Property		1	Cross Lanes	0.1%	1.4%					5290 Big Tyler Road	Cross Lanes	Kanawha	WV	25313	Self Storage	Self Storage	2014
2.29	Property		1	Shelby	0.1%	1.4%					612 Smith Street and 516 East Dixon Boulevard	Shelby	Cleveland	NC	28150, 28152	Self Storage	Self Storage	1978, 1994
2.30	Property		1	Batesville	0.1%	1.4%					1009 Batesville Boulevard	Southside	Independence	AR	72501	Self Storage	Self Storage	2000
2.31	Property		1	Greeneville	0.1%	1.3%					1375 West Andrew Johnson Highway	Greeneville	Greene	TN	37745	Self Storage	Self Storage	2006
2.32	Property		1	Cleveland - N. Washington	0.1%	1.2%					201 North Washington	Cleveland	Liberty	TX	77327	Self Storage	Self Storage	2000
2.33	Property		1	Morgantown - Lower Aarons	0.1%	1.2%					482 Lower Aarons Creek Road	Morgantown	Monongalia	WV	26508	Self Storage	Self Storage	1998
2.34	Property		1	Morgantown - Canyon Rd	0.1%	1.2%					855 Canyon Road	Morgantown	Monongalia	WV	26508	Self Storage	Self Storage	2008
2.35	Property		1	Asheville	0.1%	1.1%					241 Old Weaverville Road	Asheville	Buncombe	NC	28804	Self Storage	Self Storage	2015
2.36	Property		1	Splendora - Old Hwy 59N	0.1%	0.9%					14098 Old Highway 59 North	Splendora	Montgomery	TX	77372	Self Storage	Self Storage	1992
2.37	Property		1	Nitro - 1st Ave S	0.1%	0.9%					901 1st Avenue South	Nitro	Kanawha	WV	25143	Self Storage	Self Storage	2008
2.38	Property		1	Elkview	0.1%	0.8%					5116 and 5149 Elk River Road	Elkview	Kanawha	WV	25071	Self Storage	Self Storage	1994, 1999
2.39	Property		1	Nitro - 4131 1st St	0.1%	0.8%					4131 1st Avenue	Nitro	Putnam	WV	25143	Self Storage	Self Storage	1982
2.40	Property		1	Splendora - US-59	0.1%	0.7%					13952 US-59 Business	Splendora	Montgomery	TX	77372	Self Storage	Self Storage	2006
2.41	Property		1	Conroe - Hwy 105E	0.1%	0.6%					16842 TX-105	Conroe	Montgomery	TX	77306	Self Storage	Self Storage	2001
2.42	Property		1	Coolville	0.1%	0.6%					792 State Route 7	Coolville	Athens	OH	45723	Self Storage	Self Storage	2014
2.43	Property		1	Little Hocking	0.1%	0.6%					21 Clifton Road	Little Hocking	Washington	OH	45742	Self Storage	Self Storage	2009
2.44	Property		1	Ravenswood	0.1%	0.5%					514 Washington Street	Ravenswood	Jackson	WV	26164	Self Storage	Self Storage	2021
2.45	Property		1	Racine	0.0%	0.5%					52691 OH-124	Racine	Meigs	OH	45771	Self Storage	Self Storage	1999
2.46	Property		1	Cedar Lake - 127th Pl.	0.0%	0.5%					11220 and 11221 127th Place	Cedar Lake	Lake	IN	46303	Self Storage	Self Storage	2004
2.47	Property		1	Conroe - Woodland Forest	0.0%	0.4%					18401 Woodland Forest Drive	Conroe	Montgomery	TX	77306	Self Storage	Self Storage	2001
2.48	Property		1	Nitro - 11th St	0.0%	0.3%					1101 11th Street	Nitro	Kanawha	WV	25143	Self Storage	Self Storage	1994
2.49	Property		1	Conroe - Bryant Rd	0.0%	0.2%					419 Bryant Road	Conroe	Montgomery	TX	77303	Self Storage	Self Storage	1995
2.50	Property		1	Cleveland - CR388	0.0%	0.2%					288 County Road 388	Cleveland	Liberty	TX	77328	Self Storage	Self Storage	1970
2.51	Property		1	Nitro - 503 Main Ave	0.0%	0.2%					503 Main Avenue	Nitro	Kanawha	WV	25143	Self Storage	Self Storage	1996
2.52	Property		1	Nitro - 1202 Main Ave	0.0%	0.2%					1202 Main Avenue	Nitro	Kanawha	WV	25143	Self Storage	Self Storage	1956
3	Loan		1	Elevate on Main	8.3%	100.0%	BANA	BANA	NAP	NAP	5504 Town Center Drive	Granger	St. Joseph	IN	46530	Multifamily	Garden	2000
4	Loan	5, B	1	Gateway Center North	7.4%	100.0%	BANA	BANA	NAP	NAP	501 Gateway Drive	Brooklyn	Kings	NY	11239	Retail	Anchored	2014
5	Loan		1	Polsinelli Headquarters	7.4%	100.0%	BANA	BANA	NAP	NAP	900 West 48th Place	Kansas City	Jackson	MO	64112	Office	CBD	2013
6	Loan	5, 6, 7, 12, 13, 14, 15	15	Rockefeller Center	6.8%		BANA	BANA	NAP	NAP	Various	New York	New York	NY	Various	Various	Various	Various
6.01	Property		1	30 Rockefeller Plaza	2.9%	42.8%					30 Rockefeller Plaza	New York	New York	NY	10112	Mixed Use	Office/Retail	1932
6.02	Property		1	45 Rockefeller Plaza	1.0%	14.1%					45 Rockefeller Plaza	New York	New York	NY	10111	Mixed Use	Office/Retail	1934
6.03	Property		1	10 Rockefeller Plaza	0.5%	7.6%					10 Rockefeller Plaza	New York	New York	NY	10020	Mixed Use	Office/Retail	1939
6.04	Property		1	1230 Avenue Of The Americas	0.5%	7.5%					1230 Avenue Of The Americas	New York	New York	NY	10020	Office	CBD	1939
6.05	Property		1	50 Rockefeller Plaza	0.4%	5.4%					50 Rockefeller Plaza	New York	New York	NY	10020	Mixed Use	Office/Retail	1938
6.06	Property		1	1 Rockefeller Plaza	0.3%	4.0%					1 Rockefeller Plaza	New York	New York	NY	10020	Office	CBD	1936
6.07	Property		1	600 Fifth Avenue	0.3%	3.9%					600 Fifth Avenue	New York	New York	NY	10020	Mixed Use	Office/Retail	1952
6.08	Property		1	620 Fifth Avenue	0.3%	3.7%					620 Fifth Avenue	New York	New York	NY	10020	Mixed Use	Office/Retail	1936
6.09	Property		1	610 Fifth Avenue	0.2%	3.0%					610 Fifth Avenue	New York	New York	NY	10020	Mixed Use	Office/Retail	1932
6.1	Property		1	1270 Avenue Of The Americas	0.2%	2.5%					1270 Avenue Of The Americas	New York	New York	NY	10020	Office	CBD	1931
6.11	Property		1	30 Rock Condos	0.1%	1.6%					30 Rockefeller Plaza	New York	New York	NY	10112	Office	CBD	1932
6.12	Property		1	The Little Nell	0.1%	1.6%					10 Rockefeller Plaza	New York	New York	NY	10020	Hospitality	Full Service	1939
6.13	Property		1	Radio City Music Hall	0.1%	1.3%					1260 Avenue Of The Americas	New York	New York	NY	10020	Other	Theater	1932
6.14	Property		1	1240 Avenue Of The Americas	0.0%	0.4%					1240 Avenue Of The Americas	New York	New York	NY	10020	Retail	Anchored	1890
6.15	Property		1	1258 Avenue Of The Americas	0.0%	0.3%					1258 Avenue Of The Americas	New York	New York	NY	10020	Retail	Single Tenant	1933
7	Loan		1	Renaissance Newport Beach	6.7%	100.0%	BANA	BANA	NAP	NAP	4500 MacArthur Boulevard	Newport Beach	Orange	CA	92660	Hospitality	Full Service	1985
8	Loan	5, 16, C	1	Bay Plaza Community Center	5.8%	100.0%	JPMCB	JPMCB	NAP	NAP	2100 Bartow Avenue	Bronx	Bronx	NY	10475	Mixed Use	Retail/Office	1988, 2013
9	Loan	5, 6, 7, D	21	Sunbelt MHC Portfolio	5.7%		MSBNA	MSMCH	NAP	NAP	Various	Various	Various	Various	Various	Manufactured Housing	Various	Various
9.01	Property		1	River Run	0.7%	11.6%					12 Sir Lancelot Drive	Exeter	Rockingham	NH	03833	Manufactured Housing	Manufactured Housing	1970
9.02	Property		1	Las Quintas	0.4%	7.9%					10442 North Frontage Road	Yuma	Yuma	AZ	85365	Manufactured Housing	RV Park	1997
9.03	Property		1	Del Pueblo	0.4%	7.0%					14794 South Avenue 3 East	Yuma	Yuma	AZ	85365	Manufactured Housing	Manufactured Housing/RV Park	2001
9.04	Property		1	River Grove	0.4%	6.9%					8440 U.S. Highway 1	Sebastian	Brevard	FL	32976	Manufactured Housing	Manufactured Housing	1982
9.05	Property		1	Indian Skies	0.4%	6.5%					1050 South Arizona Boulevard	Coolidge	Pinal	AZ	85128	Manufactured Housing	RV Park	1950
9.06	Property		1	Quail Run	0.4%	6.4%					14010 South Amado Boulevard	Arizona City	Pinal	AZ	85123	Manufactured Housing	RV Park	1989
9.07	Property		1	Kastaway Key	0.3%	5.8%					4918 14th Street West	Bradenton	Manatee	FL	34207	Manufactured Housing	Manufactured Housing/RV Park	1947
9.08	Property		1	Landing Resort	0.3%	5.5%					37400 Chancey Road	Zephyrhills	Pasco	FL	33541	Manufactured Housing	RV Park	1990
9.09	Property		1	Ridgecrest	0.3%	4.9%					170 North Yonge Street	Ormond Beach	Volusia	FL	32174	Manufactured Housing	Manufactured Housing/RV Park	1950
9.1	Property		1	Olive Hill	0.2%	4.1%					2921 Wyandotte Avenue	Oroville	Butte	CA	95966	Manufactured Housing	Manufactured Housing	1968
9	Property		1	Wildwood Acres	0.2%	3.9%					503 Shawn Avenue	Wildwood	Sumter	FL	34785	Manufactured Housing	Manufactured Housing	2015
9.12	Property		1	Orange Grove	0.2%	3.8%					647 and 661 Nuna Avenue	Fort Myers	Lee	FL	33905	Manufactured Housing	Manufactured Housing/RV Park	1964
9.13	Property		1	Elmwood	0.2%	3.5%					3300 South Nova Road	South Daytona	Volusia	FL	32129	Manufactured Housing	Manufactured Housing	1949

A-1-1

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built
9.14	Property		1	Seabranch	0.2%	3.2%					5545 South Kanner Highway	Stuart	Martin	FL	34997	Manufactured Housing	Manufactured Housing/RV Park	1958
9.15	Property		1	Royal Palms	0.2%	3.1%					560 West Pleasant Avenue	Tulare	Tulare	CA	93274	Manufactured Housing	Manufactured Housing/RV Park	1968
9.16	Property		1	Sandbar	0.2%	3.1%					40703 Stewart Road	Dade City	Pasco	FL	33525	Manufactured Housing	Manufactured Housing/RV Park	1954
9.17	Property		1	San Tan Vista	0.2%	3.0%					654 East Ranch Road	San Tan Valley	Pinal	AZ	85140	Manufactured Housing	Manufactured Housing	1966
9.18	Property		1	Lake Ridge	0.2%	2.9%					451 East Burleigh Boulevard	Tavares	Lake	FL	32778	Manufactured Housing	Manufactured Housing	1961
9.19	Property		1	Cliftwood	0.2%	2.7%					7101 West Anthony Road	Ocala	Marion	FL	34479	Manufactured Housing	Manufactured Housing/RV Park	1973
9.2	Property		1	Zephyr Palms	0.1%	2.3%					35120 State Road 54	Zephyrhills	Pasco	FL	33541	Manufactured Housing	RV Park	1982
9.21	Property		1	Bamboo	0.1%	2.0%					2430 Charles Road	Hallandale Beach	Broward	FL	33009	Manufactured Housing	Manufactured Housing	1960
10	Loan	17	1	Artisan Circle	5.7%	100.0%	JPMCB	JPMCB	NAP	NAP	816 Foch Road & 2973 Crockett Street	Fort Worth	Tarrant	TX	76107	Mixed Use	Retail/Office	2008
11	Loan		1	Fifth Third Center	3.1%	100.0%	WFB	WFB	NAP	NAP	600 Superior Avenue East	Cleveland	Cuyahoga	OH	44114	Office	CBD	1991
12	Loan	7, 18, E	1	Holiday City MHC	3.1%	100.0%	MSBNA	MSMCH	NAP	NAP	553 Corbin Street	Jacksonville	Onslow	NC	28546	Manufactured Housing	Manufactured Housing	1985
13	Loan	6, 7, 19	16	Oklahoma Industrial Portfolio	3.1%		BANA	BANA	NAP	NAP	Various	Various	Various	OK	Various	Industrial	Various	Various
13.01	Property		1	1700 South Eastern Avenue	0.4%	13.2%					1700 South Eastern Avenue	Oklahoma City	Oklahoma	OK	73129	Industrial	Warehouse	1992, 2003, 2013, 2019
13.02	Property		1	3300 North Banner Road	0.4%	11.8%					3300 North Banner Road	El Reno	Canadian	OK	73036	Industrial	Flex	2019
13.03	Property		1	6701 South Eastern Avenue	0.3%	10.5%					6701 South Eastern Avenue	Oklahoma City	Oklahoma	OK	73149	Industrial	Flex	2009
13.04	Property		1	401 North Sara Road	0.3%	9.3%					401 North Sara Road	Yukon	Canadian	OK	73099	Industrial	Warehouse/Distribution	2016
13.05	Property		1	3280 Davinion Road	0.2%	6.8%					3280 Davinion Road	El Reno	Canadian	OK	73036	Industrial	Warehouse/Distribution	2018
13.06	Property		1	4700 North Bryant Avenue	0.2%	6.5%					4700 North Bryant Avenue	Oklahoma City	Oklahoma	OK	73121	Industrial	Warehouse	1977
13.07	Property		1	5204 West I-40 Service Road	0.2%	6.2%					5204 West I 40 Service Road	Oklahoma City	Oklahoma	OK	73128	Industrial	Flex	1978, 1982, 2013
13.08	Property		1	7408-7424 Southwest 69th Street	0.2%	6.0%					7408-7424 Southwest 69th Street	Oklahoma City	Oklahoma	OK	73169	Industrial	Flex	2020
13.09	Property		1	3105 Davinion Road	0.2%	5.8%					3105 Davinion Road	El Reno	Canadian	OK	73036	Industrial	Warehouse/Distribution	2018
13.1	Property		1	3380 Davinion Road	0.2%	5.4%					3380 Davinion Road	El Reno	Canadian	OK	73036	Industrial	Warehouse/Distribution	2018
13.11	Property		1	3205 Davinion Road	0.2%	5.4%					3205 Davinion Road	El Reno	Canadian	OK	73036	Industrial	Warehouse/Distribution	2018
13.12	Property		1	9111 West 96th Street South	0.1%	3.5%					9111 West 96th Street South	Sapulpa	Creek	OK	74066	Industrial	Warehouse	2014
13.13	Property		1	5311 Southwest 11th Street	0.1%	3.5%					5311 Southwest 11th Street	Oklahoma City	Oklahoma	OK	73128	Industrial	Warehouse/Distribution	1980, 2016
13.14	Property		1	5055 South Eastern Avenue	0.1%	2.3%					5055 South Eastern Avenue	Oklahoma City	Oklahoma	OK	73129	Industrial	Warehouse/Distribution	1997
13.15	Property		1	5302 Southwest 11th Street	0.1%	2.1%					5302 Southwest 11th Street	Oklahoma City	Oklahoma	OK	73128	Industrial	Flex	1981
13.16	Property		1	5230 Southwest 11th Street	0.1%	1.8%					5230 Southwest 11th Street	Oklahoma City	Oklahoma	OK	73128	Industrial	Warehouse/Distribution	1998, 2002
14	Loan	6, 7, F	5	ARX Portfolio	2.6%		MSBNA	MSMCH	NAP	NAP	Various	Various	Various	Various	Various	Manufactured Housing	Manufactured Housing	Various
14.01	Property		1	Birchwood	1.0%	39.8%					1946 Wyoming Road	Pittston	Luzerne	PA	18643	Manufactured Housing	Manufactured Housing	1972
14.02	Property		1	Driftwood	0.5%	19.8%					South Route 5	Millsboro	Sussex	DE	19966	Manufactured Housing	Manufactured Housing	1975
14.03	Property		1	Freemansburg	0.4%	17.0%					5200 Freemansburg Avenue	Easton	Northampton	PA	18045	Manufactured Housing	Manufactured Housing	1971
14.04	Property		1	Barton Court	0.3%	13.1%					Barton Court Drive	Bartonsville	Monroe	PA	18321	Manufactured Housing	Manufactured Housing	1980
14.05	Property		1	Malaga	0.3%	10.3%					260 Marshall Mill Road	Malaga	Gloucester	NJ	08328	Manufactured Housing	Manufactured Housing	1987
15	Loan		1	Helena Skyway	2.3%	100.0%	WFB	WFB	NAP	NAP	2005-2080 Cromwell Dixon Lane and 2790 Washington Street	Helena	Lewis and Clark	MT	59602	Retail	Anchored	2007
16	Loan		1	Ventura Apartments	1.6%	100.0%	BANA	BANA	NAP	NAP	4505 Wooddale Avenue	Memphis	Shelby	TN	38118	Multifamily	Garden	1975
17	Loan	20	1	833-837 Maple Street	1.5%	100.0%	MSBNA	MSMCH	NAP	NAP	833-837 Maple Street	Brooklyn	Kings	NY	11203	Multifamily	Mid Rise	2024
18	Loan	6, G	5	Saratoga MHC Portfolio	1.4%		MSBNA	MSMCH	NAP	NAP	Various	Various	Various	Various	Various	Manufactured Housing	Manufactured Housing	Various
18.01	Property		1	Oakhill	0.4%	27.6%					1331 Oakhill Street	Lakeland	Polk	FL	33815	Manufactured Housing	Manufactured Housing	1970
18.02	Property		1	Holly Hill Ashland and Holly Hill Iowa	0.3%	24.0%					460 Ridgewood Avenue and 240 7th Street	Holly Hill	Volusia	FL	32117	Manufactured Housing	Manufactured Housing	1970
18.03	Property		1	Los Robles	0.3%	18.4%					63 Sherwood Forest Lane	Rockdale	Milam	TX	76567	Manufactured Housing	Manufactured Housing	1969
18.04	Property		1	Fairview	0.2%	15.3%					3413 Whichard Road	Greenville	Pitt	NC	27834	Manufactured Housing	Manufactured Housing	1971
18.05	Property		1	Silver City RV Park	0.2%	14.8%					1615 South Mojave Road	Las Vegas	Clark	NV	89104	Manufactured Housing	Manufactured Housing	1955
19	Loan	5, 6, 7, H	11	Ignite Portfolio	1.3%		MSBNA	MSMCH	NAP	NAP	Various	Various	Various	Various	Various	Manufactured Housing	Manufactured Housing	Various
19.01	Property		1	Candlewood	0.4%	30.8%					808 North Prairie View Road	Mahomet	Champaign	IL	61853	Manufactured Housing	Manufactured Housing	1970
19.02	Property		1	Auburn Crossing	0.3%	23.0%					1112 West 7th Street	Auburn	De Kalb	IN	46706	Manufactured Housing	Manufactured Housing	1965
19.03	Property		1	Fawn Creek	0.1%	10.7%					1900 IA-64	Anamosa	Jones	IA	52205	Manufactured Housing	Manufactured Housing	1969
19.04	Property		1	Harborton Estates	0.1%	8.4%					503 Caravan Court	Middletown	Dauphin	PA	17057	Manufactured Housing	Manufactured Housing	1960
19.05	Property		1	Fawn Brook	0.1%	5.6%					26 Harvard Avenue	Maquoketa	Jackson	IA	52060	Manufactured Housing	Manufactured Housing	1988
19.06	Property		1	Fox Meadows	0.1%	4.7%					1304 South 16th Street	Murray	Calloway	KY	42071	Manufactured Housing	Manufactured Housing	1985
19.07	Property		1	South Town	0.1%	4.6%					510 East 2nd Street	Wilton	Muscatine	IA	52778	Manufactured Housing	Manufactured Housing	1975
19.08	Property		1	Rabbit River	0.1%	4.3%					3471 Homer Drive	Wayland	Allegan	MI	49348	Manufactured Housing	Manufactured Housing	1972
19.09	Property		1	Westview Estates	0.1%	4.1%					4012 Venice Road	Sandusky	Erie	OH	44870	Manufactured Housing	Manufactured Housing	1971
19.1	Property		1	Country Meadows	0.0%	2.3%					1249 M-222	Martin	Allegan	MI	49070	Manufactured Housing	Manufactured Housing	1970
19.11	Property		1	Lake View	0.0%	1.4%					2609 South Frederick Avenue	Oelwein	Fayette	IA	50662	Manufactured Housing	Manufactured Housing	1965
20	Loan	21, I	1	Two Towne Square	1.2%	100.0%	JPMCB	JPMCB	NAP	NAP	2 Towne Square	Southfield	Oakland	MI	48076	Office	CBD	2001
21	Loan		1	Greens at Fort Mill	1.0%	100.0%	MSBNA	MSMCH	NAP	NAP	114 East Elliott Street	Fort Mill	York	SC	29715	Multifamily	Mid Rise	2014
22	Loan		1	Division Street Apartments	0.9%	100.0%	BANA	BANA	NAP	NAP	6518, 6512 and 6410-6476 Southeast Division Street	Portland	Multnomah	OR	97206	Multifamily	Garden	1968-2016
23	Loan	22	1	Commerce Station RV Park	0.9%	100.0%	BANA	BANA	NAP	NAP	5473 Mount Olive Road	Commerce	Jackson	GA	30529	Manufactured Housing	RV Park	1970
24	Loan		1	CityLine Lumpkin 400	0.8%	100.0%	BANA	BANA	NAP	NAP	210 Ethan Allen Drive	Dahlonega	Lumpkin	GA	30533	Self Storage	Self Storage	2006
25	Loan	6	3	GK Retail Portfolio	0.7%		BANA	BANA	NAP	NAP	Various	Various	Various	MI	Various	Retail	Unanchored	Various
25.01	Property		1	Canton Plaza	0.3%	46.3%					220 and 302 North Canton Center Road	Canton	Wayne	MI	48187	Retail	Unanchored	2009
25.02	Property		1	Lansing Plaza	0.2%	30.4%					3201 East Grand River Avenue	Lansing	Ingham	MI	48912	Retail	Unanchored	2007
25.03	Property		1	Okemos Plaza	0.2%	23.4%					4901 Okemos Road	Okemos	Ingham	MI	48864	Retail	Unanchored	1984
26	Loan	J	1	Greenlaw MHC	0.6%	100.0%	MSBNA	MSMCH	NAP	NAP	2600 East 4th Avenue	Flagstaff	Coconino	AZ	86004	Manufactured Housing	Manufactured Housing/RV Park	1965
27	Loan	K	1	Anna Crossing MHC	0.5%	100.0%	MSBNA	MSMCH	NAP	NAP	1015 North Powell Pkwy	Anna	Collin	TX	75409	Manufactured Housing	Manufactured Housing	1975

A-1-2

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method
1	Loan	5, 8, 9, A	1	Queens Center	2004	412,033	SF	1,274.17	85,000,000	85,000,000	85,000,000	5.37000%	0.01676%	5.35324%	NAP	385,657.99	NAP	4,627,895.88	Interest Only	No	Actual/360
2	Loan	5, 6, 7, 10, 11	52	Mini Mall Self Storage	Various	2,460,347	SF	73.16	83,250,000	83,250,000	83,250,000	5.97000%	0.01801%	5.95199%	NAP	419,921.09	NAP	5,039,053.08	Interest Only	No	Actual/360
2.01	Property		1	Carroll	NAP	219,400	SF		7,515,625	7,515,625	7,515,625
2.02	Property		1	Enterprise - Rucker Blvd	2019	186,240	SF		6,717,813	6,717,813	6,717,813
2.03	Property		1	West Memphis	2022	131,220	SF		6,003,250	6,003,250	6,003,250
2.04	Property		1	Belpre	NAP	136,250	SF		3,584,375	3,584,375	3,584,375
2.05	Property		1	Marietta	NAP	107,700	SF		3,538,125	3,538,125	3,538,125
2.06	Property		1	Enterprise - Geneva Hwy	2019	142,125	SF		3,045,563	3,045,563	3,045,563
2.07	Property		1	Parkersburg - Garfield Ave	1987, 1988, 1991, 1996, 2003, 2007	98,750	SF		3,006,250	3,006,250	3,006,250
2.08	Property		1	Bridgeport	2020, 2023	75,080	SF		2,659,375	2,659,375	2,659,375
2.09	Property		1	Enterprise - Salem Rd	NAP	74,585	SF		2,578,438	2,578,438	2,578,438
2.10	Property		1	Elizabethton	2023	48,550	SF		2,081,250	2,081,250	2,081,250
2.11	Property		1	Cedar Lake	NAP	73,317	SF		1,900,875	1,900,875	1,900,875
2.12	Property		1	Kannapolis	2018	41,375	SF		1,863,875	1,863,875	1,863,875
2.13	Property		1	Johnson City - South Roan	2009	34,500	SF		1,861,563	1,861,563	1,861,563
2.14	Property		1	Cincinnati	2001	46,165	SF		1,776,000	1,776,000	1,776,000
2.15	Property		1	Mooresville	2003	48,260	SF		1,706,625	1,706,625	1,706,625
2.16	Property		1	Bloomington	NAP	34,325	SF		1,634,938	1,634,938	1,634,938
2.17	Property		1	Newton	NAP	42,050	SF		1,632,625	1,632,625	1,632,625
2.18	Property		1	Proctorville	2022	47,050	SF		1,595,625	1,595,625	1,595,625
2.19	Property		1	Kingsport - Brookside School	2019	29,375	SF		1,549,375	1,549,375	1,549,375
2.2	Property		1	Bristol	NAP	35,250	SF		1,468,438	1,468,438	1,468,438
2.21	Property		1	Hurricane	2021	31,175	SF		1,456,875	1,456,875	1,456,875
2.22	Property		1	Blountville	NAP	30,950	SF		1,445,313	1,445,313	1,445,313
2.23	Property		1	Little Rock	2022	45,150	SF		1,438,375	1,438,375	1,438,375
2.24	Property		1	Cedar Lake - Wicker Ave	NAP	65,600	SF		1,433,750	1,433,750	1,433,750
2.25	Property		1	Clarksville	2011	56,350	SF		1,375,938	1,375,938	1,375,938
2.26	Property		1	Parkersburg	2018, 2019	54,525	SF		1,352,813	1,352,813	1,352,813
2.27	Property		1	Piney Flats	2014	28,275	SF		1,179,375	1,179,375	1,179,375
2.28	Property		1	Cross Lanes	NAP	26,150	SF		1,179,375	1,179,375	1,179,375
2.29	Property		1	Shelby	NAP	43,250	SF		1,156,250	1,156,250	1,156,250
2.30	Property		1	Batesville	2013	35,950	SF		1,156,250	1,156,250	1,156,250
2.31	Property		1	Greeneville	NAP	19,350	SF		1,063,750	1,063,750	1,063,750
2.32	Property		1	Cleveland - N. Washington	NAP	23,090	SF		994,375	994,375	994,375
2.33	Property		1	Morgantown - Lower Aarons	NAP	32,200	SF		994,375	994,375	994,375
2.34	Property		1	Morgantown - Canyon Rd	2014	34,050	SF		971,250	971,250	971,250
2.35	Property		1	Asheville	NAP	12,080	SF		925,000	925,000	925,000
2.36	Property		1	Splendora - Old Hwy 59N	NAP	23,300	SF		781,625	781,625	781,625
2.37	Property		1	Nitro - 1st Ave S	2010	19,250	SF		728,438	728,438	728,438
2.38	Property		1	Elkview	2009	29,150	SF		693,750	693,750	693,750
2.39	Property		1	Nitro - 4131 1st St	1991, 1999, 2004, 2008	25,775	SF		670,625	670,625	670,625
2.40	Property		1	Splendora - US-59	NAP	21,400	SF		555,000	555,000	555,000
2.41	Property		1	Conroe - Hwy 105E	2013	16,200	SF		531,875	531,875	531,875
2.42	Property		1	Coolville	NAP	19,800	SF		497,188	497,188	497,188
2.43	Property		1	Little Hocking	NAP	19,910	SF		462,500	462,500	462,500
2.44	Property		1	Ravenswood	NAP	11,925	SF		448,625	448,625	448,625
2.45	Property		1	Racine	NAP	19,650	SF		425,500	425,500	425,500
2.46	Property		1	Cedar Lake - 127th Pl.	NAP	12,600	SF		374,625	374,625	374,625
2.47	Property		1	Conroe - Woodland Forest	NAP	10,200	SF		300,625	300,625	300,625
2.48	Property		1	Nitro - 11th St	NAP	9,950	SF		272,875	272,875	272,875
2.49	Property		1	Conroe - Bryant Rd	NAP	9,200	SF		198,875	198,875	198,875
2.50	Property		1	Cleveland - CR388	1983	10,800	SF		173,438	173,438	173,438
2.51	Property		1	Nitro - 503 Main Ave	NAP	6,175	SF		154,938	154,938	154,938
2.52	Property		1	Nitro - 1202 Main Ave	2001	5,350	SF		136,438	136,438	136,438
3	Loan		1	Elevate on Main	2023	400	Units	181,250.00	72,500,000	72,500,000	72,500,000	5.49000%	0.01801%	5.47199%	NAP	336,294.27	NAP	4,035,531.24	Interest Only	No	Actual/360
4	Loan	5, B	1	Gateway Center North	NAP	601,212	SF	498.99	65,000,000	65,000,000	65,000,000	6.82700%	0.01801%	6.80899%	NAP	374,931.89	NAP	4,499,182.68	Interest Only	No	Actual/360
5	Loan		1	Polsinelli Headquarters	NAP	253,796	SF	256.11	65,000,000	65,000,000	62,196,905	7.82800%	0.01801%	7.80999%	469,176.38	NAP	5,630,116.56	NAP	Amortizing Balloon	No	Actual/360
6	Loan	5, 6, 7, 12, 13, 14, 15	15	Rockefeller Center	Various	7,207,470	SF	273.12	60,000,000	60,000,000	60,000,000	5.39209%	0.01614%	5.37596%	NAP	269,604.50	NAP	3,235,254.00	Interest Only	No	30/360
6.01	Property		1	30 Rockefeller Plaza	2019-2024	1,627,738	SF		25,698,857	25,698,857	25,698,857
6.02	Property		1	45 Rockefeller Plaza	2019-2024	1,299,726	SF		8,458,286	8,458,286	8,458,286
6.03	Property		1	10 Rockefeller Plaza	2019-2024	481,299	SF		4,584,000	4,584,000	4,584,000
6.04	Property		1	1230 Avenue Of The Americas	2019-2024	739,920	SF		4,476,000	4,476,000	4,476,000
6.05	Property		1	50 Rockefeller Plaza	NAP	508,677	SF		3,245,143	3,245,143	3,245,143
6.06	Property		1	1 Rockefeller Plaza	2019-2024	613,308	SF		2,410,286	2,410,286	2,410,286
6.07	Property		1	600 Fifth Avenue	2019-2024	436,788	SF		2,360,571	2,360,571	2,360,571
6.08	Property		1	620 Fifth Avenue	2019-2024	124,152	SF		2,213,143	2,213,143	2,213,143
6.09	Property		1	610 Fifth Avenue	2019-2024	134,265	SF		1,818,857	1,818,857	1,818,857
6.1	Property		1	1270 Avenue Of The Americas	2019-2024	521,518	SF		1,494,857	1,494,857	1,494,857
6.11	Property		1	30 Rock Condos	2019-2024	NAP	NAP		984,000	984,000	984,000
6.12	Property		1	The Little Nell	NAP	160,019	SF		984,000	984,000	984,000
6.13	Property		1	Radio City Music Hall	2019-2024	548,250	SF		805,714	805,714	805,714
6.14	Property		1	1240 Avenue Of The Americas	2019-2024	5,761	SF		262,286	262,286	262,286
6.15	Property		1	1258 Avenue Of The Americas	2019-2024	6,049	SF		204,000	204,000	204,000
7	Loan		1	Renaissance Newport Beach	2018	444	Rooms	132,882.88	59,000,000	59,000,000	59,000,000	6.86500%	0.01801%	6.84699%	NAP	342,217.07	NAP	4,106,604.84	Interest Only	No	Actual/360
8	Loan	5, 16, C	1	Bay Plaza Community Center	2023	568,813	SF	492.25	51,000,000	51,000,000	51,000,000	6.13000%	0.01676%	6.11324%	NAP	264,143.40	NAP	3,169,720.80	Interest Only	No	Actual/360
9	Loan	5, 6, 7, D	21	Sunbelt MHC Portfolio	NAP	3,932	Pads	31,790.44	50,000,000	50,000,000	50,000,000	5.68700%	0.02551%	5.66149%	NAP	240,249.42	NAP	2,882,993.04	Interest Only	No	Actual/360
9.01	Property		1	River Run	NAP	267	Pads		5,793,600	5,793,600	5,793,600
9.02	Property		1	Las Quintas	NAP	453	Pads		3,939,200	3,939,200	3,939,200
9.03	Property		1	Del Pueblo	NAP	479	Pads		3,490,800	3,490,800	3,490,800
9.04	Property		1	River Grove	NAP	173	Pads		3,442,400	3,442,400	3,442,400
9.05	Property		1	Indian Skies	NAP	288	Pads		3,238,400	3,238,400	3,238,400
9.06	Property		1	Quail Run	NAP	311	Pads		3,177,200	3,177,200	3,177,200
9.07	Property		1	Kastaway Key	NAP	175	Pads		2,916,400	2,916,400	2,916,400
9.08	Property		1	Landing Resort	NAP	270	Pads		2,774,800	2,774,800	2,774,800
9.09	Property		1	Ridgecrest	NAP	131	Pads		2,470,000	2,470,000	2,470,000
9.1	Property		1	Olive Hill	NAP	128	Pads		2,051,200	2,051,200	2,051,200
9	Property		1	Wildwood Acres	NAP	131	Pads		1,944,000	1,944,000	1,944,000
9.12	Property		1	Orange Grove	NAP	128	Pads		1,889,600	1,889,600	1,889,600
9.13	Property		1	Elmwood	NAP	102	Pads		1,736,000	1,736,000	1,736,000

A-1-3

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method
9.14	Property		1	Seabranch	NAP	91	Pads		1,582,000	1,582,000	1,582,000
9.15	Property		1	Royal Palms	NAP	96	Pads		1,559,600	1,559,600	1,559,600
9.16	Property		1	Sandbar	NAP	239	Pads		1,536,000	1,536,000	1,536,000
9.17	Property		1	San Tan Vista	NAP	67	Pads		1,522,400	1,522,400	1,522,400
9.18	Property		1	Lake Ridge	NAP	96	Pads		1,460,400	1,460,400	1,460,400
9.19	Property		1	Cliftwood	NAP	105	Pads		1,340,800	1,340,800	1,340,800
9.2	Property		1	Zephyr Palms	NAP	156	Pads		1,137,600	1,137,600	1,137,600
9.21	Property		1	Bamboo	NAP	46	Pads		997,600	997,600	997,600
10	Loan	17	1	Artisan Circle	NAP	282,744	SF	176.84	50,000,000	50,000,000	50,000,000	7.27100%	0.01676%	7.25424%	NAP	307,166.09	NAP	3,685,993.08	Interest Only	No	Actual/360
11	Loan		1	Fifth Third Center	2019-2021	513,152	SF	53.59	27,500,000	27,500,000	27,500,000	7.25700%	0.01801%	7.23899%	NAP	168,616.06	NAP	2,023,392.72	Interest Only	No	Actual/360
12	Loan	7, 18, E	1	Holiday City MHC	NAP	491	Pads	56,008.15	27,500,000	27,500,000	27,500,000	6.15000%	0.01801%	6.13199%	NAP	142,894.97	NAP	1,714,739.64	Interest Only	No	Actual/360
13	Loan	6, 7, 19	16	Oklahoma Industrial Portfolio	Various	347,136	SF	77.78	27,000,000	27,000,000	27,000,000	7.17000%	0.01801%	7.15199%	NAP	163,565.63	NAP	1,962,787.56	Interest Only	No	Actual/360
13.01	Property		1	1700 South Eastern Avenue	NAP	100,820	SF		3,570,737	3,570,737	3,570,737
13.02	Property		1	3300 North Banner Road	NAP	28,466	SF		3,191,102	3,191,102	3,191,102
13.03	Property		1	6701 South Eastern Avenue	NAP	40,000	SF		2,831,735	2,831,735	2,831,735
13.04	Property		1	401 North Sara Road	NAP	11,600	SF		2,498,887	2,498,887	2,498,887
13.05	Property		1	3280 Davinion Road	NAP	11,600	SF		1,846,585	1,846,585	1,846,585
13.06	Property		1	4700 North Bryant Avenue	1998	35,040	SF		1,742,743	1,742,743	1,742,743
13.07	Property		1	5204 West I-40 Service Road	NAP	24,000	SF		1,665,925	1,665,925	1,665,925
13.08	Property		1	7408-7424 Southwest 69th Street	NAP	11,610	SF		1,619,649	1,619,649	1,619,649
13.09	Property		1	3105 Davinion Road	NAP	11,600	SF		1,573,374	1,573,374	1,573,374
13.1	Property		1	3380 Davinion Road	NAP	11,600	SF		1,470,814	1,470,814	1,470,814
13.11	Property		1	3205 Davinion Road	NAP	11,600	SF		1,463,237	1,463,237	1,463,237
13.12	Property		1	9111 West 96th Street South	NAP	20,550	SF		954,369	954,369	954,369
13.13	Property		1	5311 Southwest 11th Street	NAP	11,250	SF		933,397	933,397	933,397
13.14	Property		1	5055 South Eastern Avenue	NAP	5,400	SF		607,812	607,812	607,812
13.15	Property		1	5302 Southwest 11th Street	NAP	6,000	SF		555,308	555,308	555,308
13.16	Property		1	5230 Southwest 11th Street	NAP	6,000	SF		474,326	474,326	474,326
14	Loan	6, 7, F	5	ARX Portfolio	NAP	443	Pads	51,918.74	23,000,000	23,000,000	23,000,000	6.08000%	0.01801%	6.06199%	NAP	118,151.85	NAP	1,417,822.20	Interest Only	No	Actual/360
14.01	Property		1	Birchwood	NAP	207	Pads		9,162,000	9,162,000	9,162,000
14.02	Property		1	Driftwood	NAP	72	Pads		4,549,000	4,549,000	4,549,000
14.03	Property		1	Freemansburg	NAP	57	Pads		3,908,000	3,908,000	3,908,000
14.04	Property		1	Barton Court	NAP	60	Pads		3,011,000	3,011,000	3,011,000
14.05	Property		1	Malaga	NAP	47	Pads		2,370,000	2,370,000	2,370,000
15	Loan		1	Helena Skyway	2010	163,003	SF	124.54	20,300,000	20,300,000	20,300,000	6.11400%	0.01801%	6.09599%	NAP	104,865.01	NAP	1,258,380.12	Interest Only	No	Actual/360
16	Loan		1	Ventura Apartments	2023	166	Units	82,228.92	13,650,000	13,650,000	13,650,000	7.11900%	0.07551%	7.04349%	NAP	82,103.33	NAP	985,239.96	Interest Only	No	Actual/360
17	Loan	20	1	833-837 Maple Street	NAP	33	Units	409,090.91	13,500,000	13,500,000	13,500,000	5.98000%	0.01801%	5.96199%	NAP	68,209.38	NAP	818,512.56	Interest Only	No	Actual/360
18	Loan	6, G	5	Saratoga MHC Portfolio	NAP	318	Pads	39,701.26	12,625,000	12,625,000	12,625,000	6.07000%	0.01801%	6.05199%	NAP	64,748.42	NAP	776,981.04	Interest Only	No	Actual/360
18.01	Property		1	Oakhill	NAP	79	Pads		3,478,316	3,478,316	3,478,316
18.02	Property		1	Holly Hill Ashland and Holly Hill Iowa	NAP	93	Pads		3,027,423	3,027,423	3,027,423
18.03	Property		1	Los Robles	NAP	76	Pads		2,318,878	2,318,878	2,318,878
18.04	Property		1	Fairview	NAP	64	Pads		1,932,398	1,932,398	1,932,398
18.05	Property		1	Silver City RV Park	NAP	6	Pads		1,867,985	1,867,985	1,867,985
19	Loan	5, 6, 7, H	11	Ignite Portfolio	NAP	2,489	Pads	37,806.35	11,100,000	11,100,000	11,100,000	6.08000%	0.02551%	6.05449%	NAP	57,021.11	NAP	684,253.32	Interest Only	No	Actual/360
19.01	Property		1	Candlewood	NAP	651	Pads		3,415,993	3,415,993	3,415,993
19.02	Property		1	Auburn Crossing	NAP	669	Pads		2,556,303	2,556,303	2,556,303
19.03	Property		1	Fawn Creek	NAP	227	Pads		1,186,792	1,186,792	1,186,792
19.04	Property		1	Harborton Estates	NAP	186	Pads		935,774	935,774	935,774
19.05	Property		1	Fawn Brook	NAP	131	Pads		623,888	623,888	623,888
19.06	Property		1	Fox Meadows	NAP	174	Pads		524,920	524,920	524,920
19.07	Property		1	South Town	NAP	121	Pads		509,704	509,704	509,704
19.08	Property		1	Rabbit River	NAP	102	Pads		479,270	479,270	479,270
19.09	Property		1	Westview Estates	NAP	110	Pads		456,504	456,504	456,504
19.1	Property		1	Country Meadows	NAP	64	Pads		258,685	258,685	258,685
19.11	Property		1	Lake View	NAP	54	Pads		152,168	152,168	152,168
20	Loan	21, I	1	Two Towne Square	NAP	181,727	SF	57.78	10,500,000	10,500,000	10,500,000	7.89800%	0.06551%	7.83249%	NAP	70,067.33	NAP	840,807.96	Interest Only	No	Actual/360
21	Loan		1	Greens at Fort Mill	2022	64	Units	140,625.00	9,000,000	9,000,000	9,000,000	6.18000%	0.01801%	6.16199%	NAP	46,993.75	NAP	563,925.00	Interest Only	No	Actual/360
22	Loan		1	Division Street Apartments	2020-2023	59	Units	140,677.97	8,300,000	8,300,000	8,300,000	6.35000%	0.01801%	6.33199%	NAP	44,530.84	NAP	534,370.08	Interest Only	No	Actual/360
23	Loan	22	1	Commerce Station RV Park	2023	178	Pads	45,421.35	8,085,000	8,085,000	8,085,000	6.73200%	0.04551%	6.68649%	NAP	45,986.81	NAP	551,841.72	Interest Only	No	Actual/360
24	Loan		1	CityLine Lumpkin 400	2021	87,941	SF	83.01	7,300,000	7,300,000	7,300,000	6.15400%	0.01801%	6.13599%	NAP	37,956.79	NAP	455,481.48	Interest Only	No	Actual/360
25	Loan	6	3	GK Retail Portfolio	Various	38,913	SF	154.19	6,000,000	6,000,000	6,000,000	7.85000%	0.01801%	7.83199%	NAP	39,795.14	NAP	477,541.68	Interest Only	No	Actual/360
25.01	Property		1	Canton Plaza	NAP	17,532	SF		2,775,701	2,775,701	2,775,701
25.02	Property		1	Lansing Plaza	NAP	8,284	SF		1,822,430	1,822,430	1,822,430
25.03	Property		1	Okemos Plaza	2009	13,097	SF		1,401,869	1,401,869	1,401,869
26	Loan	J	1	Greenlaw MHC	NAP	67	Pads	80,746.27	5,410,000	5,410,000	5,410,000	6.05200%	0.01801%	6.03399%	NAP	27,663.38	NAP	331,960.56	Interest Only	No	Actual/360
27	Loan	K	1	Anna Crossing MHC	NAP	100	Pads	45,000.00	4,500,000	4,500,000	4,500,000	6.07400%	0.08551%	5.98849%	NAP	23,093.85	NAP	277,126.20	Interest Only	No	Actual/360

A-1-4

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)
1	Loan	5, 8, 9, A	1	Queens Center	60	59	60	59	0	0	10/28/2024	1	6	12/6/2024	NAP	11/6/2029	NAP	5	0	L(25),DorYM1(28),O(7)	96,970,236	47,239,932	49,730,304
2	Loan	5, 6, 7, 10, 11	52	Mini Mall Self Storage	60	59	60	59	0	0	10/31/2024	1	6	12/6/2024	NAP	11/6/2029	NAP	5	0	L(25),D(28),O(7)	24,537,945	6,293,461	18,244,484
2.01	Property		1	Carroll																	1,963,678	333,858	1,629,820
2.02	Property		1	Enterprise - Rucker Blvd																	1,778,183	318,895	1,459,288
2.03	Property		1	West Memphis																	1,521,906	351,003	1,170,903
2.04	Property		1	Belpre																	987,824	206,123	781,701
2.05	Property		1	Marietta																	917,800	177,485	740,316
2.06	Property		1	Enterprise - Geneva Hwy																	858,824	178,890	679,933
2.07	Property		1	Parkersburg - Garfield Ave																	1,135,890	220,359	915,531
2.08	Property		1	Bridgeport																	835,651	176,673	658,978
2.09	Property		1	Enterprise - Salem Rd																	723,628	147,346	576,282
2.10	Property		1	Elizabethton																	518,932	154,355	364,577
2.11	Property		1	Cedar Lake																	632,855	277,617	355,237
2.12	Property		1	Kannapolis																	543,573	157,110	386,464
2.13	Property		1	Johnson City - South Roan																	584,900	164,062	420,838
2.14	Property		1	Cincinnati																	556,499	228,837	327,662
2.15	Property		1	Mooresville																	485,581	140,884	344,697
2.16	Property		1	Bloomington																	448,084	113,622	334,462
2.17	Property		1	Newton																	419,763	128,754	291,009
2.18	Property		1	Proctorville																	374,318	66,011	308,307
2.19	Property		1	Kingsport - Brookside School																	362,617	112,240	250,377
2.2	Property		1	Bristol																	461,479	97,701	363,778
2.21	Property		1	Hurricane																	439,641	100,290	339,351
2.22	Property		1	Blountville																	470,069	127,278	342,791
2.23	Property		1	Little Rock																	393,303	109,001	284,302
2.24	Property		1	Cedar Lake - Wicker Ave																	422,515	220,958	201,558
2.25	Property		1	Clarksville																	474,246	147,396	326,850
2.26	Property		1	Parkersburg																	518,579	88,850	429,730
2.27	Property		1	Piney Flats																	395,299	106,994	288,305
2.28	Property		1	Cross Lanes																	369,446	104,324	265,122
2.29	Property		1	Shelby																	371,278	203,106	168,172
2.30	Property		1	Batesville																	410,188	116,404	293,784
2.31	Property		1	Greeneville																	308,448	73,723	234,725
2.32	Property		1	Cleveland - N. Washington																	338,982	122,337	216,645
2.33	Property		1	Morgantown - Lower Aarons																	341,994	64,441	277,553
2.34	Property		1	Morgantown - Canyon Rd																	376,026	90,186	285,841
2.35	Property		1	Asheville																	218,435	54,433	164,002
2.36	Property		1	Splendora - Old Hwy 59N																	245,874	76,957	168,916
2.37	Property		1	Nitro - 1st Ave S																	280,595	70,707	209,888
2.38	Property		1	Elkview																	310,283	97,181	213,101
2.39	Property		1	Nitro - 4131 1st St																	231,474	61,742	169,733
2.40	Property		1	Splendora - US-59																	205,704	87,863	117,841
2.41	Property		1	Conroe - Hwy 105E																	161,791	60,287	101,503
2.42	Property		1	Coolville																	143,131	33,216	109,914
2.43	Property		1	Little Hocking																	137,714	23,487	114,226
2.44	Property		1	Ravenswood																	147,584	27,825	119,759
2.45	Property		1	Racine																	124,794	26,642	98,153
2.46	Property		1	Cedar Lake - 127th Pl.																	117,387	58,714	58,673
2.47	Property		1	Conroe - Woodland Forest																	94,618	25,595	69,023
2.48	Property		1	Nitro - 11th St																	109,161	28,919	80,242
2.49	Property		1	Conroe - Bryant Rd																	81,094	34,471	46,622
2.50	Property		1	Cleveland - CR388																	61,950	37,883	24,067
2.51	Property		1	Nitro - 503 Main Ave																	71,076	39,905	31,171
2.52	Property		1	Nitro - 1202 Main Ave																	53,283	20,522	32,761
3	Loan		1	Elevate on Main	60	58	60	58	0	0	9/10/2024	2	1	11/1/2024	NAP	10/1/2029	NAP	0	4	L(26),D(27),O(7)	7,740,126	2,648,609	5,091,517
4	Loan	5, B	1	Gateway Center North	60	59	60	59	0	0	10/22/2024	1	6	12/6/2024	NAP	11/6/2029	NAP	5	0	L(23),YM1(2),DorYM1(28),O(7)	35,451,392	9,908,655	25,542,737
5	Loan		1	Polsinelli Headquarters	0	0	60	60	360	360	11/8/2024	0	1	1/1/2025	1/1/2025	12/1/2029	NAP	10	5	L(24),D(29),O(7)	11,501,099	3,027,511	8,473,588
6	Loan	5, 6, 7, 12, 13, 14, 15	15	Rockefeller Center	60	59	60	59	0	0	10/18/2024	1	9	12/9/2024	NAP	11/9/2029	NAP	0	0	L(25),D(28),O(7)	694,432,418	388,843,893	305,588,525
6.01	Property		1	30 Rockefeller Plaza																	270,891,676	131,596,781	139,294,894
6.02	Property		1	45 Rockefeller Plaza																	103,491,096	59,610,687	43,880,409
6.03	Property		1	10 Rockefeller Plaza																	54,538,417	26,359,050	28,179,368
6.04	Property		1	1230 Avenue Of The Americas																	57,002,139	34,208,749	22,793,391
6.05	Property		1	50 Rockefeller Plaza																	40,124,564	22,904,676	17,219,888
6.06	Property		1	1 Rockefeller Plaza																	35,809,006	28,723,104	7,085,902
6.07	Property		1	600 Fifth Avenue																	44,399,155	22,378,100	22,021,055
6.08	Property		1	620 Fifth Avenue																	18,337,497	10,274,947	8,062,550
6.09	Property		1	610 Fifth Avenue																	16,521,285	9,543,317	6,977,968
6.1	Property		1	1270 Avenue Of The Americas																	29,352,325	23,131,231	6,221,093
6.11	Property		1	30 Rock Condos																	NAV	NAV	NAV
6.12	Property		1	The Little Nell																	NAV	NAV	NAV
6.13	Property		1	Radio City Music Hall																	20,813,066	19,448,685	1,364,380
6.14	Property		1	1240 Avenue Of The Americas																	1,674,454	237,857	1,436,598
6.15	Property		1	1258 Avenue Of The Americas																	1,477,739	426,710	1,051,029
7	Loan		1	Renaissance Newport Beach	60	60	60	60	0	0	11/8/2024	0	1	1/1/2025	NAP	12/1/2029	NAP	5	0	L(24),D(29),O(7)	35,317,194	25,544,944	9,772,250
8	Loan	5, 16, C	1	Bay Plaza Community Center	60	58	60	58	0	0	9/17/2024	2	1	11/1/2024	NAP	10/1/2029	NAP	0	0	L(24),YM1(29),O(7)	32,153,664	8,699,508	23,454,156
9	Loan	5, 6, 7, D	21	Sunbelt MHC Portfolio	60	58	60	58	0	0	9/19/2024	2	1	11/1/2024	NAP	10/1/2029	NAP	0	5	YM1(53),O(7)	21,982,648	11,838,277	10,144,371
9.01	Property		1	River Run																	2,072,280	953,555	1,118,725
9.02	Property		1	Las Quintas																	1,942,091	1,122,978	819,114
9.03	Property		1	Del Pueblo																	1,820,400	1,124,184	696,217
9.04	Property		1	River Grove																	1,426,087	697,569	728,518
9.05	Property		1	Indian Skies																	1,324,706	664,706	660,000
9.06	Property		1	Quail Run																	1,334,020	692,768	641,252
9.07	Property		1	Kastaway Key																	1,087,233	518,279	568,954
9.08	Property		1	Landing Resort																	1,215,024	629,344	585,680
9.09	Property		1	Ridgecrest																	918,711	408,721	509,990
9.1	Property		1	Olive Hill																	1,417,971	993,514	424,458
9	Property		1	Wildwood Acres																	608,843	207,900	400,943
9.12	Property		1	Orange Grove																	869,224	563,727	305,497
9.13	Property		1	Elmwood																	744,014	343,881	400,134

A-1-5

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)
9.14	Property		1	Seabranch																	819,244	440,198	379,046
9.15	Property		1	Royal Palms																	752,150	533,090	219,060
9.16	Property		1	Sandbar																	879,936	554,518	325,418
9.17	Property		1	San Tan Vista																	446,212	105,512	340,700
9.18	Property		1	Lake Ridge																	624,189	334,476	289,712
9.19	Property		1	Cliftwood																	582,064	296,363	285,702
9.2	Property		1	Zephyr Palms																	700,984	457,846	243,137
9.21	Property		1	Bamboo																	397,264	195,149	202,115
10	Loan	17	1	Artisan Circle	60	60	60	60	0	0	11/8/2024	0	5	1/5/2025	NAP	12/5/2029	NAP	0	0	L(24),D(30),O(6)	9,984,695	4,204,612	5,780,083
11	Loan		1	Fifth Third Center	60	60	60	60	0	0	11/12/2024	0	11	1/11/2025	NAP	12/11/2029	NAP	0	0	L(24),D(29),O(7)	11,620,617	5,091,478	6,529,139
12	Loan	7, 18, E	1	Holiday City MHC	60	60	60	60	0	0	11/7/2024	0	1	1/1/2025	NAP	12/1/2029	NAP	0	5	L(23),YM1(30),O(7)	3,565,440	1,483,048	2,082,392
13	Loan	6, 7, 19	16	Oklahoma Industrial Portfolio	60	60	60	60	0	0	11/8/2024	0	1	1/1/2025	NAP	12/1/2029	NAP	0	0	L(24),D(29),O(7)	3,523,516	346,936	3,176,580
13.01	Property		1	1700 South Eastern Avenue																	514,294	82,798	431,496
13.02	Property		1	3300 North Banner Road																	431,811	38,167	393,644
13.03	Property		1	6701 South Eastern Avenue																	351,271	0	351,271
13.04	Property		1	401 North Sara Road																	336,464	35,464	301,000
13.05	Property		1	3280 Davinion Road																	154,400	15,888	138,512
13.06	Property		1	4700 North Bryant Avenue																	244,845	24,922	219,923
13.07	Property		1	5204 West I-40 Service Road																	227,930	24,298	203,632
13.08	Property		1	7408-7424 Southwest 69th Street																	185,901	28,501	157,400
13.09	Property		1	3105 Davinion Road																	218,901	17,401	201,500
13.1	Property		1	3380 Davinion Road																	208,819	18,117	190,702
13.11	Property		1	3205 Davinion Road																	204,754	17,514	187,240
13.12	Property		1	9111 West 96th Street South																	148,681	29,173	119,508
13.13	Property		1	5311 Southwest 11th Street																	86,772	4,633	82,139
13.14	Property		1	5055 South Eastern Avenue																	74,655	0	74,655
13.15	Property		1	5302 Southwest 11th Street																	69,000	5,042	63,958
13.16	Property		1	5230 Southwest 11th Street																	1/3/2078	9/26/1913	4/8/2064
14	Loan	6, 7, F	5	ARX Portfolio	60	59	60	59	0	0	10/30/2024	1	1	12/1/2024	NAP	11/1/2029	NAP	5	5	L(23),YM1(30),O(7)	2,611,551	767,832	1,843,719
14.01	Property		1	Birchwood																	991,018	357,362	633,657
14.02	Property		1	Driftwood																	472,934	69,681	403,253
14.03	Property		1	Freemansburg																	460,230	102,367	357,864
14.04	Property		1	Barton Court																	410,881	139,498	271,383
14.05	Property		1	Malaga																	276,488	98,925	177,563
15	Loan		1	Helena Skyway	60	59	60	59	0	0	10/21/2024	1	11	12/11/2024	NAP	11/11/2029	NAP	0	0	L(25),D(31),O(4)	2,282,176	766,108	1,516,068
16	Loan		1	Ventura Apartments	60	57	60	57	0	0	8/5/2024	3	1	10/1/2024	NAP	9/1/2029	NAP	5	4	L(27),D(26),O(7)	1,867,384	599,917	1,267,467
17	Loan	20	1	833-837 Maple Street	60	60	60	60	0	0	11/13/2024	0	1	1/1/2025	NAP	12/1/2029	NAP	0	5	L(24),D(29),O(7)	NAV	NAV	NAV
18	Loan	6, G	5	Saratoga MHC Portfolio	60	60	60	60	0	0	11/12/2024	0	1	1/1/2025	NAP	12/1/2029	NAP	5	5	L(23),YM1(30),O(7)	1,951,164	932,508	1,018,656
18.01	Property		1	Oakhill																	NAV	NAV	NAV
18.02	Property		1	Holly Hill Ashland and Holly Hill Iowa																	NAV	NAV	NAV
18.03	Property		1	Los Robles																	NAV	NAV	NAV
18.04	Property		1	Fairview																	NAV	NAV	NAV
18.05	Property		1	Silver City RV Park																	NAV	NAV	NAV
19	Loan	5, 6, 7, H	11	Ignite Portfolio	60	57	60	57	0	0	8/2/2024	3	1	10/1/2024	NAP	9/1/2029	NAP	0	5	L(23),YM1(30),O(7)	10,974,515	3,269,878	7,704,637
19.01	Property		1	Candlewood																	2,877,454	630,392	2,247,062
19.02	Property		1	Auburn Crossing																	2,863,176	917,730	1,945,446
19.03	Property		1	Fawn Creek																	969,861	180,115	789,746
19.04	Property		1	Harborton Estates																	1,003,989	424,755	579,234
19.05	Property		1	Fawn Brook																	559,030	144,695	414,335
19.06	Property		1	Fox Meadows																	635,210	240,321	394,890
19.07	Property		1	South Town																	515,829	134,942	380,887
19.08	Property		1	Rabbit River																	505,343	204,661	300,682
19.09	Property		1	Westview Estates																	533,362	209,391	323,971
19.1	Property		1	Country Meadows																	288,420	82,946	205,475
19.11	Property		1	Lake View																	222,840	99,932	122,908
20	Loan	21, I	1	Two Towne Square	60	60	60	60	0	0	11/13/2024	0	5	1/5/2025	NAP	12/5/2029	NAP	0	0	L(25),YM1(29),O(6)	3,963,433	2,425,436	1,537,997
21	Loan		1	Greens at Fort Mill	60	60	60	60	0	0	11/8/2024	0	1	1/1/2025	NAP	12/1/2029	NAP	5	5	L(24),D(29),O(7)	1,371,816	656,788	715,028
22	Loan		1	Division Street Apartments	60	58	60	58	0	0	9/13/2024	2	1	11/1/2024	NAP	10/1/2029	NAP	5	4	L(26),D(27),O(7)	986,048	368,545	617,503
23	Loan	22	1	Commerce Station RV Park	60	60	60	60	0	0	11/12/2024	0	1	1/1/2025	NAP	12/1/2029	NAP	5	4	L(24),D(29),O(7)	1,689,852	652,206	1,037,646
24	Loan		1	CityLine Lumpkin 400	60	59	60	59	0	0	10/23/2024	1	1	12/1/2024	NAP	11/1/2029	NAP	5	4	L(25),D(28),O(7)	906,365	256,916	649,449
25	Loan	6	3	GK Retail Portfolio	60	60	60	60	0	0	11/5/2024	0	1	1/1/2025	NAP	12/1/2029	NAP	5	4	L(24),D(29),O(7)	1,008,919	441,776	567,142
25.01	Property		1	Canton Plaza																	460,614	187,240	273,375
25.02	Property		1	Lansing Plaza																	290,144	120,276	169,868
25.03	Property		1	Okemos Plaza																	258,160	134,261	123,899
26	Loan	J	1	Greenlaw MHC	60	60	60	60	0	0	11/9/2024	0	1	1/1/2025	NAP	12/1/2029	NAP	0	5	L(23),YM1(30),O(7)	518,550	102,599	415,951
27	Loan	K	1	Anna Crossing MHC	60	59	60	59	0	0	10/15/2024	1	1	12/1/2024	NAP	11/1/2029	NAP	5	5	L(23),YM1(32),O(5)	518,145	131,427	386,719

A-1-6

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)
1	Loan	5, 8, 9, A	1	Queens Center	9/30/2024	T-12	99,301,114	46,818,839	52,482,275	12/31/2023	T-12	102,751,752	47,275,208	55,476,544	12/31/2022	T-12	95.8%	100,774,128	47,153,562	53,620,566	119,490	968,757	52,532,319
2	Loan	5, 6, 7, 10, 11	52	Mini Mall Self Storage	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	75.1%	25,498,875	6,590,351	18,908,524	331,912	0	18,576,612
2.01	Property		1	Carroll	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	74.5%	2,017,528	347,094	1,670,434	29,598	0	1,640,836
2.02	Property		1	Enterprise - Rucker Blvd	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	80.7%	1,816,864	337,730	1,479,134	25,125	0	1,454,009
2.03	Property		1	West Memphis	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	74.3%	1,562,942	340,123	1,222,819	17,702	0	1,205,117
2.04	Property		1	Belpre	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	66.0%	1,133,227	330,263	802,964	18,381	0	784,584
2.05	Property		1	Marietta	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	70.2%	963,019	215,194	747,825	14,529	0	733,296
2.06	Property		1	Enterprise - Geneva Hwy	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	63.6%	901,982	192,303	709,679	19,173	0	690,506
2.07	Property		1	Parkersburg - Garfield Ave	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	85.5%	1,289,124	343,806	945,318	13,322	0	931,996
2.08	Property		1	Bridgeport	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	88.0%	966,908	202,429	764,479	10,129	0	754,350
2.09	Property		1	Enterprise - Salem Rd	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	81.1%	763,042	153,353	609,689	10,062	0	599,627
2.10	Property		1	Elizabethton	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	60.8%	552,972	149,461	403,511	6,550	0	396,961
2.11	Property		1	Cedar Lake	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	61.9%	589,672	287,500	302,172	9,891	0	292,282
2.12	Property		1	Kannapolis	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	89.6%	553,880	151,488	402,392	5,582	0	396,811
2.13	Property		1	Johnson City - South Roan	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	91.4%	603,974	171,449	432,525	4,654	0	427,871
2.14	Property		1	Cincinnati	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	78.3%	543,278	228,318	314,960	6,228	0	308,732
2.15	Property		1	Mooresville	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	70.3%	478,822	125,782	353,041	6,510	0	346,530
2.16	Property		1	Bloomington	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	87.1%	422,306	105,772	316,535	4,631	0	311,904
2.17	Property		1	Newton	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	75.3%	400,985	128,173	272,812	5,673	0	267,139
2.18	Property		1	Proctorville	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	83.2%	462,875	74,756	388,119	6,347	0	381,771
2.19	Property		1	Kingsport - Brookside School	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	67.7%	364,726	114,379	250,348	3,963	0	246,385
2.2	Property		1	Bristol	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	81.5%	484,022	112,149	371,873	4,755	0	367,117
2.21	Property		1	Hurricane	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	91.9%	529,098	110,047	419,051	4,206	0	414,845
2.22	Property		1	Blountville	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	73.0%	448,995	132,653	316,342	4,175	0	312,166
2.23	Property		1	Little Rock	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	56.2%	350,305	100,598	249,707	6,091	0	243,616
2.24	Property		1	Cedar Lake - Wicker Ave	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	57.6%	413,010	233,831	179,179	8,850	0	170,329
2.25	Property		1	Clarksville	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	75.2%	453,320	134,896	318,423	7,602	0	310,822
2.26	Property		1	Parkersburg	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	80.2%	559,426	96,446	462,981	7,356	0	455,625
2.27	Property		1	Piney Flats	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	77.7%	385,641	87,859	297,782	3,814	0	293,967
2.28	Property		1	Cross Lanes	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	87.8%	395,489	98,640	296,850	3,528	0	293,322
2.29	Property		1	Shelby	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	65.5%	389,142	198,206	190,935	5,835	0	185,101
2.30	Property		1	Batesville	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	73.7%	382,575	107,878	274,697	4,850	0	269,848
2.31	Property		1	Greeneville	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	78.9%	310,319	64,489	245,829	2,610	0	243,219
2.32	Property		1	Cleveland - N. Washington	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	79.9%	325,329	111,129	214,200	3,115	0	211,085
2.33	Property		1	Morgantown - Lower Aarons	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	85.2%	391,840	71,335	320,505	4,344	0	316,161
2.34	Property		1	Morgantown - Canyon Rd	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	80.8%	408,459	101,004	307,455	4,594	0	302,862
2.35	Property		1	Asheville	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	86.5%	250,383	54,749	195,634	1,630	0	194,004
2.36	Property		1	Splendora - Old Hwy 59N	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	67.8%	242,253	67,275	174,979	3,143	0	171,835
2.37	Property		1	Nitro - 1st Ave S	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	76.8%	263,947	65,288	198,659	2,597	0	196,062
2.38	Property		1	Elkview	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	77.9%	316,468	96,025	220,443	3,932	0	216,511
2.39	Property		1	Nitro - 4131 1st St	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	84.0%	278,014	71,902	206,112	3,477	0	202,635
2.40	Property		1	Splendora - US-59	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	53.7%	193,260	66,553	126,707	2,887	0	123,820
2.41	Property		1	Conroe - Hwy 105E	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	56.9%	144,950	56,317	88,633	2,185	0	86,447
2.42	Property		1	Coolville	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	79.4%	169,609	31,200	138,409	2,671	0	135,738
2.43	Property		1	Little Hocking	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	80.9%	156,146	29,335	126,811	2,686	0	124,125
2.44	Property		1	Ravenswood	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	83.6%	163,806	30,641	133,165	1,609	0	131,557
2.45	Property		1	Racine	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	58.6%	119,704	29,003	90,702	2,651	0	88,051
2.46	Property		1	Cedar Lake - 127th Pl.	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	68.1%	111,056	56,890	54,165	1,700	0	52,466
2.47	Property		1	Conroe - Woodland Forest	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	67.3%	88,912	22,610	66,302	1,376	0	64,926
2.48	Property		1	Nitro - 11th St	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	72.1%	112,368	25,188	87,180	1,342	0	85,838
2.49	Property		1	Conroe - Bryant Rd	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	66.7%	77,125	35,409	41,716	1,241	0	40,475
2.50	Property		1	Cleveland - CR388	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	55.3%	67,588	33,965	33,623	1,457	0	32,166
2.51	Property		1	Nitro - 503 Main Ave	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	81.9%	75,439	38,197	37,242	833	0	36,409
2.52	Property		1	Nitro - 1202 Main Ave	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	70.3%	52,748	19,272	33,476	722	0	32,754
3	Loan		1	Elevate on Main	7/31/2024	T-12	7,366,332	2,557,231	4,809,101	12/31/2023	T-12	6,667,718	2,350,260	4,317,458	12/31/2022	T-12	95.2%	8,199,889	2,664,761	5,535,128	100,000	0	5,435,128
4	Loan	5, B	1	Gateway Center North	8/31/2024	T-12	34,848,697	9,860,190	24,988,506	12/31/2023	T-12	34,479,241	9,936,749	24,542,492	12/31/2022	T-12	94.7%	35,640,597	10,159,122	25,481,475	71,801	478,672	24,931,003
5	Loan		1	Polsinelli Headquarters	9/30/2024	T-12	11,159,256	2,955,140	8,204,116	12/31/2023	T-12	10,785,024	2,797,107	7,987,917	12/31/2022	T-12	95.0%	11,251,551	3,127,447	8,124,104	63,449	253,798	7,806,857
6	Loan	5, 6, 7, 12, 13, 14, 15	15	Rockefeller Center	7/31/2024	T-12	679,696,998	407,293,663	272,403,335	12/31/2023	T-12	627,505,587	370,835,572	256,670,015	12/31/2022	T-12	92.7%	746,062,620	386,983,682	359,078,938	1,441,494	21,622,410	336,015,034
6.01	Property		1	30 Rockefeller Plaza	7/31/2024	T-12	266,605,086	138,486,714	128,118,373	12/31/2023	T-12	250,681,979	108,403,722	142,278,257	12/31/2022	T-12	90.6%	300,687,726	137,759,844	162,927,882	325,548	4,883,214	157,719,120
6.02	Property		1	45 Rockefeller Plaza	7/31/2024	T-12	96,073,063	61,160,117	34,912,946	12/31/2023	T-12	82,793,005	58,792,245	24,000,760	12/31/2022	T-12	91.6%	114,668,917	60,355,656	54,313,260	259,945	3,899,178	50,154,137
6.03	Property		1	10 Rockefeller Plaza	7/31/2024	T-12	45,458,782	28,808,863	16,649,919	12/31/2023	T-12	37,439,575	26,144,900	11,294,675	12/31/2022	T-12	100.0%	49,064,911	26,756,306	22,308,605	128,264	1,923,954	20,256,388
6.04	Property		1	1230 Avenue Of The Americas	7/31/2024	T-12	58,338,849	35,081,923	23,256,925	12/31/2023	T-12	56,173,910	37,053,201	19,120,710	12/31/2022	T-12	99.8%	64,296,661	33,657,594	30,639,067	147,984	2,219,760	28,271,323
6.05	Property		1	50 Rockefeller Plaza	7/31/2024	T-12	36,893,555	22,727,691	14,165,865	12/31/2023	T-12	20,884,318	22,131,253	(1,246,934)	12/31/2022	T-12	97.5%	44,264,339	22,548,776	21,715,563	101,735	1,526,031	20,087,797
6.06	Property		1	1 Rockefeller Plaza	7/31/2024	T-12	43,659,864	30,580,350	13,079,514	12/31/2023	T-12	49,310,487	30,383,515	18,926,972	12/31/2022	T-12	92.2%	41,660,128	27,689,210	13,970,917	122,662	1,839,924	12,008,332
6.07	Property		1	600 Fifth Avenue	7/31/2024	T-12	43,359,726	26,714,078	16,645,648	12/31/2023	T-12	39,929,880	26,130,944	13,798,936	12/31/2022	T-12	90.1%	37,198,477	22,641,313	14,557,163	87,358	1,310,364	13,159,442
6.08	Property		1	620 Fifth Avenue	7/31/2024	T-12	17,755,128	10,180,241	7,574,887	12/31/2023	T-12	16,121,155	8,625,171	7,495,984	12/31/2022	T-12	99.5%	19,243,268	10,386,788	8,856,480	24,830	372,456	8,459,193
6.09	Property		1	610 Fifth Avenue	7/31/2024	T-12	16,305,296	9,505,243	6,800,053	12/31/2023	T-12	15,004,229	8,550,129	6,454,101	12/31/2022	T-12	95.9%	19,110,216	9,050,107	10,060,108	26,853	402,795	9,630,460
6.1	Property		1	1270 Avenue Of The Americas	7/31/2024	T-12	31,175,857	23,500,292	7,675,564	12/31/2023	T-12	33,921,931	24,330,905	9,591,026	12/31/2022	T-12	76.6%	31,472,343	22,648,946	8,823,398	104,304	1,564,554	7,154,540
6.11	Property		1	30 Rock Condos	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.12	Property		1	The Little Nell	NAV	NAP	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.13	Property		1	Radio City Music Hall	7/31/2024	T-12	20,988,471	19,893,209	1,095,262	12/31/2023	T-12	22,558,687	19,703,099	2,855,588	12/31/2022	T-12	100.0%	21,136,049	13,028,796	8,107,253	109,650	1,644,750	6,352,853
6.14	Property		1	1240 Avenue Of The Americas	7/31/2024	T-12	1,630,374	232,363	1,398,010	12/31/2023	T-12	1,262,512	179,305	1,083,206	12/31/2022	T-12	100.0%	1,707,268	136,191	1,571,077	1,152	17,283	1,552,642
6.15	Property		1	1258 Avenue Of The Americas	7/31/2024	T-12	1,452,948	422,579	1,030,369	12/31/2023	T-12	1,423,917	407,183	1,016,734	12/31/2022	T-12	100.0%	1,552,318	324,154	1,228,165	1,210	18,147	1,208,808
7	Loan		1	Renaissance Newport Beach	9/30/2024	T-12	33,635,077	24,275,653	9,359,424	12/31/2023	T-12	31,388,294	23,061,479	8,326,815	12/31/2022	T-12	74.8%	35,254,004	25,138,591	10,115,413	1,762,700	0	8,352,713
8	Loan	5, 16, C	1	Bay Plaza Community Center	6/30/2024	T-12	32,188,080	9,157,596	23,030,484	12/31/2023	T-12	31,351,881	9,203,234	22,148,647	12/31/2022	T-12	91.6%	39,831,349	11,772,713	28,058,636	85,322	1,177,896	26,795,419
9	Loan	5, 6, 7, D	21	Sunbelt MHC Portfolio	8/31/2024	T-12	20,664,491	11,260,087	9,404,404	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	77.3%	22,893,651	11,323,701	11,569,951	200,120	0	11,369,831
9.01	Property		1	River Run	8/31/2024	T-12	1,910,457	1,030,860	879,597	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	94.6%	2,314,897	917,866	1,397,031	13,350	0	1,383,681
9.02	Property		1	Las Quintas	8/31/2024	T-12	1,778,144	945,747	832,397	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	69.6%	1,977,379	1,097,992	879,387	22,650	0	856,737
9.03	Property		1	Del Pueblo	8/31/2024	T-12	1,789,854	1,026,110	763,744	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	50.0%	1,860,814	1,105,805	755,009	23,950	0	731,059
9.04	Property		1	River Grove	8/31/2024	T-12	1,350,200	665,051	685,150	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	1,527,895	620,250	907,644	8,650	0	898,994
9.05	Property		1	Indian Skies	8/31/2024	T-12	1,213,280	640,667	572,614	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	66.8%	1,353,464	624,043	729,421	14,400	0	715,021
9.06	Property		1	Quail Run	8/31/2024	T-12	1,224,432	678,107	546,325	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	65.9%	1,377,486	674,765	702,721	16,794	0	685,927
9.07	Property		1	Kastaway Key	8/31/2024	T-12	944,403	459,522	484,881	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	83.1%	1,164,176	511,634	652,542	8,750	0	643,792
9.08	Property		1	Landing Resort	8/31/2024	T-12	1,168,937	638,532	530,405	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	59.1%	1,248,887	651,650	597,237	13,500	0	583,737
9.09	Property		1	Ridgecrest	8/31/2024	T-12	883,087	375,680	507,406	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	81.5%	964,410	379,496	584,914	6,550	0	578,364
9.1	Property		1	Olive Hill	8/31/2024	T-12	1,381,635	915,310	466,325	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	1,474,622	962,180	512,442	6,400	0	506,042
9	Property		1	Wildwood Acres	8/31/2024	T-12	562,244	202,830	359,414	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	80.2%	642,928	186,763	456,165	6,550	0	449,615
9.12	Property		1	Orange Grove	8/31/2024	T-12	886,892	529,201	357,691	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	55.7%	893,804	503,845	389,959	6,400	0	383,559
9.13	Property		1	Elmwood	8/31/2024	T-12	690,334	347,108	343,226	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	87.6%	745,459	328,705	416,754	5,100	0	411,654

A-1-7

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)
9.14	Property		1	Seabranch	8/31/2024	T-12	748,691	440,949	307,742	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	87.2%	780,057	421,966	358,091	4,550	0	353,541
9.15	Property		1	Royal Palms	8/31/2024	T-12	730,493	504,934	225,560	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	90.8%	800,124	448,693	351,431	6,432	0	344,999
9.16	Property		1	Sandbar	8/31/2024	T-12	839,010	499,172	339,838	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	56.9%	887,495	534,716	352,779	11,950	0	340,829
9.17	Property		1	San Tan Vista	8/31/2024	T-12	408,149	108,315	299,834	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	470,343	103,103	367,241	3,350	0	363,891
9.18	Property		1	Lake Ridge	8/31/2024	T-12	567,677	315,809	251,869	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	94.9%	668,617	324,105	344,512	4,800	0	339,712
9.19	Property		1	Cliftwood	8/31/2024	T-12	521,297	299,949	221,348	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	86.9%	604,404	292,424	311,980	5,250	0	306,730
9.2	Property		1	Zephyr Palms	8/31/2024	T-12	685,785	440,821	244,963	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	67.3%	713,120	438,437	274,683	7,800	0	266,883
9.21	Property		1	Bamboo	8/31/2024	T-12	379,488	195,413	184,076	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	89.0%	423,269	195,262	228,007	2,944	0	225,063
10	Loan	17	1	Artisan Circle	5/31/2024	T-12	9,614,772	4,126,738	5,488,034	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	82.4%	10,567,740	4,529,118	6,038,622	44,532	0	5,994,090
11	Loan		1	Fifth Third Center	9/30/2024	T-12	10,244,742	5,348,270	4,896,472	9/30/2023	T-12	9,968,237	5,370,086	4,598,151	12/31/2022	T-12	69.3%	10,114,904	5,246,811	4,868,093	110,631	392,755	4,364,707
12	Loan	7, 18, E	1	Holiday City MHC	8/31/2024	T-12	3,335,928	1,427,139	1,908,789	12/31/2023	T-12	2,916,020	1,406,079	1,509,941	12/31/2022	T-12	87.0%	3,678,900	1,390,983	2,287,917	40,550	0	2,247,367
13	Loan	6, 7, 19	16	Oklahoma Industrial Portfolio	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	94.8%	4,110,612	993,785	3,116,827	34,714	114,377	2,967,736
13.01	Property		1	1700 South Eastern Avenue	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	606,468	186,894	419,575	10,082	33,219	376,274
13.02	Property		1	3300 North Banner Road	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	511,154	97,404	413,750	2,847	9,379	401,524
13.03	Property		1	6701 South Eastern Avenue	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	482,546	115,390	367,157	4,000	13,179	349,977
13.04	Property		1	401 North Sara Road	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	404,882	80,881	324,001	1,160	3,822	319,019
13.05	Property		1	3280 Davinion Road	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	268,447	51,466	216,981	1,160	3,822	211,999
13.06	Property		1	4700 North Bryant Avenue	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	296,734	70,773	225,961	3,504	11,545	210,911
13.07	Property		1	5204 West I-40 Service Road	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	260,511	64,759	195,752	2,400	7,908	185,444
13.08	Property		1	7408-7424 Southwest 69th Street	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	269,393	59,393	210,000	1,161	3,825	205,013
13.09	Property		1	3105 Davinion Road	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	0.0%	0	39,424	(39,424)	1,160	3,822	(44,406)
13.1	Property		1	3380 Davinion Road	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	218,267	45,441	172,826	1,160	3,822	167,844
13.11	Property		1	3205 Davinion Road	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	234,967	45,247	189,720	1,160	3,822	184,738
13.12	Property		1	9111 West 96th Street South	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	167,098	54,956	112,142	2,055	6,771	103,316
13.13	Property		1	5311 Southwest 11th Street	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	151,233	30,211	121,022	1,125	3,707	116,190
13.14	Property		1	5055 South Eastern Avenue	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	90,540	19,120	71,420	540	1,779	69,101
13.15	Property		1	5302 Southwest 11th Street	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	77,010	16,801	60,209	600	1,977	57,632
13.16	Property		1	5230 Southwest 11th Street	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	71,359	15,624	55,735	600	1,977	53,158
14	Loan	6, 7, F	5	ARX Portfolio	8/31/2024	T-12	2,501,051	931,248	1,569,802	12/31/2023	T-12	2,358,245	828,145	1,530,100	12/31/2022	T-12	79.0%	2,776,518	908,808	1,867,710	22,891	0	1,844,819
14.01	Property		1	Birchwood	8/31/2024	T-12	961,152	454,475	506,676	12/31/2023	T-12	925,352	352,559	572,794	12/31/2022	T-12	67.5%	1,038,898	403,915	634,983	10,350	0	624,633
14.02	Property		1	Driftwood	8/31/2024	T-12	436,033	100,889	335,144	12/31/2023	T-12	397,068	109,172	287,896	12/31/2022	T-12	95.0%	534,335	97,017	437,318	3,600	0	433,718
14.03	Property		1	Freemansburg	8/31/2024	T-12	434,953	111,766	323,187	12/31/2023	T-12	403,342	116,793	286,548	12/31/2022	T-12	87.4%	469,347	130,931	338,416	3,591	0	334,825
14.04	Property		1	Barton Court	8/31/2024	T-12	385,490	170,606	214,883	12/31/2023	T-12	351,868	152,195	199,673	12/31/2022	T-12	84.4%	426,774	162,615	264,160	3,000	0	261,160
14.05	Property		1	Malaga	8/31/2024	T-12	283,423	93,512	189,911	12/31/2023	T-12	280,615	97,426	183,189	12/31/2022	T-12	76.9%	307,163	114,331	192,832	2,350	0	190,482
15	Loan		1	Helena Skyway	7/31/2024	T-12	2,235,553	732,620	1,502,933	12/31/2023	T-12	2,134,163	599,551	1,534,612	12/31/2022	T-12	95.0%	2,799,252	808,422	1,990,830	32,601	113,406	1,844,823
16	Loan		1	Ventura Apartments	8/31/2024	T-12	1,515,560	644,411	871,149	12/31/2023	T-12	715,921	570,323	145,598	12/31/2022	T-12	93.2%	1,952,401	590,829	1,361,572	41,500	0	1,320,072
17	Loan	20	1	833-837 Maple Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	93.4%	1,243,512	132,810	1,110,702	8,250	0	1,102,452
18	Loan	6, G	5	Saratoga MHC Portfolio	8/31/2024	T-12	1,767,628	879,891	887,737	12/31/2023	T-12	1,503,959	750,585	753,374	12/31/2022	T-12	75.9%	1,986,854	953,945	1,032,909	18,350	0	1,014,559
18.01	Property		1	Oakhill	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.02	Property		1	Holly Hill Ashland and Holly Hill Iowa	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.03	Property		1	Los Robles	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.04	Property		1	Fairview	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.05	Property		1	Silver City RV Park	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19	Loan	5, 6, 7, H	11	Ignite Portfolio	5/31/2024	T-12	10,618,714	2,657,298	7,961,416	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	77.0%	11,818,966	3,358,592	8,460,374	128,110	0	8,332,264
19.01	Property		1	Candlewood	5/31/2024	T-12	2,681,514	405,110	2,276,404	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	70.1%	2,942,328	597,746	2,344,582	32,550	0	2,312,032
19.02	Property		1	Auburn Crossing	5/31/2024	T-12	2,752,938	761,710	1,991,228	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	75.0%	3,139,904	1,017,753	2,122,151	33,450	0	2,088,701
19.03	Property		1	Fawn Creek	5/31/2024	T-12	958,549	205,251	753,298	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	86.6%	1,072,732	186,106	886,626	12,712	0	873,914
19.04	Property		1	Harborton Estates	5/31/2024	T-12	983,331	336,066	647,265	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	75.6%	1,083,274	423,869	659,405	9,300	0	650,105
19.05	Property		1	Fawn Brook	5/31/2024	T-12	555,438	99,930	455,508	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	87.6%	611,627	145,468	466,159	6,812	0	459,347
19.06	Property		1	Fox Meadows	5/31/2024	T-12	667,331	217,514	449,817	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	76.3%	721,360	252,183	469,177	9,048	0	460,129
19.07	Property		1	South Town	5/31/2024	T-12	518,657	125,265	393,392	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	90.9%	577,466	143,013	434,454	6,250	0	428,204
19.08	Property		1	Rabbit River	5/31/2024	T-12	468,801	191,753	277,048	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	80.1%	543,299	202,050	341,249	5,100	0	336,149
19.09	Property		1	Westview Estates	5/31/2024	T-12	528,812	156,287	372,525	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	84.3%	548,107	200,063	348,044	5,900	0	342,144
19.1	Property		1	Country Meadows	5/31/2024	T-12	280,313	61,862	218,451	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	74.7%	333,961	82,645	251,317	4,288	0	247,029
19.11	Property		1	Lake View	5/31/2024	T-12	223,031	96,551	126,480	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	244,909	107,697	137,211	2,700	0	134,511
20	Loan	21, I	1	Two Towne Square	9/30/2024	T-12	4,688,595	2,361,928	2,326,667	12/31/2023	T-12	4,423,997	2,223,730	2,200,266	12/31/2022	T-12	83.5%	4,137,762	2,419,918	1,717,844	36,345	161,382	1,520,117
21	Loan		1	Greens at Fort Mill	9/30/2024	T-12	1,377,276	649,605	727,670	12/31/2023	T-12	1,180,365	658,696	521,669	12/31/2022	T-12	91.2%	1,342,257	612,153	730,104	16,646	0	713,459
22	Loan		1	Division Street Apartments	9/30/2024	T-12	951,260	349,739	601,521	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	94.3%	1,048,971	367,044	681,927	14,750	0	667,177
23	Loan	22	1	Commerce Station RV Park	9/30/2024	T-12	1,496,138	546,539	949,599	12/31/2023	T-12	1,316,055	511,384	804,671	12/31/2022	T-12	82.9%	1,700,881	675,594	1,025,287	8,900	0	1,016,387
24	Loan		1	CityLine Lumpkin 400	8/31/2024	T-12	862,961	241,958	621,003	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	81.8%	902,201	219,150	683,051	8,851	0	674,200
25	Loan	6	3	GK Retail Portfolio	8/31/2024	T-12	827,046	425,705	401,341	12/31/2023	T-12	972,924	366,405	606,519	12/31/2022	T-12	94.3%	1,181,663	451,006	730,657	7,782	48,644	674,231
25.01	Property		1	Canton Plaza	8/31/2024	T-12	433,353	176,933	256,420	12/31/2023	T-12	489,874	151,692	338,182	12/31/2022	T-12	95.0%	516,722	189,066	327,656	3,506	21,916	302,234
25.02	Property		1	Lansing Plaza	8/31/2024	T-12	237,271	119,612	117,659	12/31/2023	T-12	315,609	102,854	212,755	12/31/2022	T-12	95.0%	343,570	124,252	219,318	1,657	10,356	207,305
25.03	Property		1	Okemos Plaza	8/31/2024	T-12	156,421	129,159	27,262	12/31/2023	T-12	167,441	111,859	55,582	12/31/2022	T-12	92.6%	321,371	137,688	183,683	2,619	16,372	164,692
26	Loan	J	1	Greenlaw MHC	8/31/2024	T-12	475,262	113,126	362,135	12/31/2023	T-12	388,491	124,072	264,419	12/31/2022	T-12	95.0%	557,852	121,074	436,778	3,550	0	433,228
27	Loan	K	1	Anna Crossing MHC	8/31/2024	T-12	470,305	124,984	345,321	12/31/2023	T-12	421,240	114,965	306,275	12/31/2022	T-12	95.0%	504,554	129,015	375,539	5,800	0	369,739
A-1-8

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA
1	Loan	5, 8, 9, A	1	Queens Center	1.88	1.84	10.2%	10.0%	1,060,000,000	As Is	9/19/2024	49.5%	49.5%	95.4%	10/7/2024	No	Primark	54,832	13.3%
2	Loan	5, 6, 7, 10, 11	52	Mini Mall Self Storage	1.74	1.71	10.5%	10.3%	244,000,000	As Portfolio	8/10/2024	73.8%	73.8%	75.8%	10/7/2024
2.01	Property		1	Carroll					21,200,000	As Is	8/6/2024			77.3%	10/7/2024	NAP	NAP	NAP	NAP
2.02	Property		1	Enterprise - Rucker Blvd					18,900,000	As Is	8/9/2024			81.1%	10/7/2024	NAP	NAP	NAP	NAP
2.03	Property		1	West Memphis					16,900,000	As Is	8/5/2024			76.9%	10/7/2024	NAP	NAP	NAP	NAP
2.04	Property		1	Belpre					9,300,000	As Is	8/6/2024			75.1%	10/7/2024	NAP	NAP	NAP	NAP
2.05	Property		1	Marietta					9,950,000	As Is	8/6/2024			74.1%	10/7/2024	NAP	NAP	NAP	NAP
2.06	Property		1	Enterprise - Geneva Hwy					8,350,000	As Is	8/9/2024			75.4%	10/7/2024	NAP	NAP	NAP	NAP
2.07	Property		1	Parkersburg - Garfield Ave					7,775,000	As Is	8/9/2024			89.9%	10/7/2024	NAP	NAP	NAP	NAP
2.08	Property		1	Bridgeport					6,875,000	As Is	8/10/2024			87.2%	10/7/2024	NAP	NAP	NAP	NAP
2.09	Property		1	Enterprise - Salem Rd					6,800,000	As Is	8/9/2024			85.4%	10/7/2024	NAP	NAP	NAP	NAP
2.10	Property		1	Elizabethton					7,600,000	As Is	8/5/2024			66.0%	10/7/2024	NAP	NAP	NAP	NAP
2.11	Property		1	Cedar Lake					6,850,000	As Is	8/5/2024			56.1%	10/7/2024	NAP	NAP	NAP	NAP
2.12	Property		1	Kannapolis					5,250,000	As Is	8/5/2024			85.0%	10/7/2024	NAP	NAP	NAP	NAP
2.13	Property		1	Johnson City - South Roan					5,000,000	As Is	8/5/2024			91.9%	10/7/2024	NAP	NAP	NAP	NAP
2.14	Property		1	Cincinnati					5,000,000	As Is	8/6/2024			73.4%	10/7/2024	NAP	NAP	NAP	NAP
2.15	Property		1	Mooresville					4,800,000	As Is	8/5/2024			75.4%	10/7/2024	NAP	NAP	NAP	NAP
2.16	Property		1	Bloomington					4,350,000	As Is	8/6/2024			72.9%	10/7/2024	NAP	NAP	NAP	NAP
2.17	Property		1	Newton					4,600,000	As Is	8/5/2024			69.8%	10/7/2024	NAP	NAP	NAP	NAP
2.18	Property		1	Proctorville					4,100,000	As Is	8/6/2024			84.5%	10/7/2024	NAP	NAP	NAP	NAP
2.19	Property		1	Kingsport - Brookside School					4,550,000	As Is	8/5/2024			75.3%	10/7/2024	NAP	NAP	NAP	NAP
2.2	Property		1	Bristol					3,775,000	As Is	8/10/2024			82.4%	10/7/2024	NAP	NAP	NAP	NAP
2.21	Property		1	Hurricane					3,750,000	As Is	8/9/2024			92.5%	10/7/2024	NAP	NAP	NAP	NAP
2.22	Property		1	Blountville					4,000,000	As Is	8/5/2024			73.6%	10/7/2024	NAP	NAP	NAP	NAP
2.23	Property		1	Little Rock					4,050,000	As Is	8/4/2024			54.5%	10/7/2024	NAP	NAP	NAP	NAP
2.24	Property		1	Cedar Lake - Wicker Ave					7,000,000	As Is	8/4/2024			50.3%	10/7/2024	NAP	NAP	NAP	NAP
2.25	Property		1	Clarksville					3,750,000	As Is	8/4/2024			70.6%	10/7/2024	NAP	NAP	NAP	NAP
2.26	Property		1	Parkersburg					3,475,000	As Is	8/10/2024			76.5%	10/7/2024	NAP	NAP	NAP	NAP
2.27	Property		1	Piney Flats					3,150,000	As Is	8/5/2024			77.2%	10/7/2024	NAP	NAP	NAP	NAP
2.28	Property		1	Cross Lanes					3,050,000	As Is	8/9/2024			89.1%	10/7/2024	NAP	NAP	NAP	NAP
2.29	Property		1	Shelby					3,750,000	As Is	8/5/2024			70.6%	10/7/2024	NAP	NAP	NAP	NAP
2.30	Property		1	Batesville					3,000,000	As Is	8/5/2024			75.8%	10/7/2024	NAP	NAP	NAP	NAP
2.31	Property		1	Greeneville					2,900,000	As Is	8/5/2024			82.2%	10/7/2024	NAP	NAP	NAP	NAP
2.32	Property		1	Cleveland - N. Washington					2,700,000	As Is	8/10/2024			81.0%	10/7/2024	NAP	NAP	NAP	NAP
2.33	Property		1	Morgantown - Lower Aarons					2,550,000	As Is	8/10/2024			82.8%	10/7/2024	NAP	NAP	NAP	NAP
2.34	Property		1	Morgantown - Canyon Rd					2,500,000	As Is	8/10/2024			80.0%	10/7/2024	NAP	NAP	NAP	NAP
2.35	Property		1	Asheville					2,550,000	As Is	8/5/2024			84.4%	10/7/2024	NAP	NAP	NAP	NAP
2.36	Property		1	Splendora - Old Hwy 59N					2,200,000	As Is	8/10/2024			61.8%	10/7/2024	NAP	NAP	NAP	NAP
2.37	Property		1	Nitro - 1st Ave S					1,875,000	As Is	8/9/2024			75.6%	10/7/2024	NAP	NAP	NAP	NAP
2.38	Property		1	Elkview					1,800,000	As Is	8/9/2024			77.9%	10/7/2024	NAP	NAP	NAP	NAP
2.39	Property		1	Nitro - 4131 1st St					1,725,000	As Is	8/9/2024			86.5%	10/7/2024	NAP	NAP	NAP	NAP
2.40	Property		1	Splendora - US-59					1,500,000	As Is	8/10/2024			49.3%	10/7/2024	NAP	NAP	NAP	NAP
2.41	Property		1	Conroe - Hwy 105E					1,500,000	As Is	8/10/2024			56.8%	10/7/2024	NAP	NAP	NAP	NAP
2.42	Property		1	Coolville					1,300,000	As Is	8/6/2024			79.0%	10/7/2024	NAP	NAP	NAP	NAP
2.43	Property		1	Little Hocking					1,200,000	As Is	8/6/2024			78.9%	10/7/2024	NAP	NAP	NAP	NAP
2.44	Property		1	Ravenswood					1,150,000	As Is	8/9/2024			85.5%	10/7/2024	NAP	NAP	NAP	NAP
2.45	Property		1	Racine					1,200,000	As Is	8/6/2024			58.9%	10/7/2024	NAP	NAP	NAP	NAP
2.46	Property		1	Cedar Lake - 127th Pl.					1,350,000	As Is	8/5/2024			60.7%	10/7/2024	NAP	NAP	NAP	NAP
2.47	Property		1	Conroe - Woodland Forest					850,000	As Is	8/10/2024			62.3%	10/7/2024	NAP	NAP	NAP	NAP
2.48	Property		1	Nitro - 11th St					700,000	As Is	8/9/2024			70.9%	10/7/2024	NAP	NAP	NAP	NAP
2.49	Property		1	Conroe - Bryant Rd					600,000	As Is	8/10/2024			58.7%	10/7/2024	NAP	NAP	NAP	NAP
2.50	Property		1	Cleveland - CR388					500,000	As Is	8/10/2024			65.7%	10/7/2024	NAP	NAP	NAP	NAP
2.51	Property		1	Nitro - 503 Main Ave					400,000	As Is	8/9/2024			82.6%	10/7/2024	NAP	NAP	NAP	NAP
2.52	Property		1	Nitro - 1202 Main Ave					350,000	As Is	8/9/2024			72.0%	10/7/2024	NAP	NAP	NAP	NAP
3	Loan		1	Elevate on Main	1.37	1.35	7.6%	7.5%	106,000,000	As Is	8/26/2024	68.4%	68.4%	97.0%	10/15/2024	NAP	NAP	NAP	NAP
4	Loan	5, B	1	Gateway Center North	1.23	1.20	8.5%	8.3%	443,000,000	As Is	9/6/2024	67.7%	67.7%	96.3%	9/3/2024	No	JCPenney (Ground Lease)	122,473	20.4%
5	Loan		1	Polsinelli Headquarters	1.44	1.39	12.5%	12.0%	113,700,000	As Is	9/3/2024	57.2%	54.7%	100.0%	10/23/2024	No	Polsinelli PC	234,877	92.5%
6	Loan	5, 6, 7, 12, 13, 14, 15	15	Rockefeller Center	3.38	3.17	18.2%	17.1%	6,100,000,000	As Is	7/31/2024	32.3%	32.3%	92.6%	7/1/2024
6.01	Property		1	30 Rockefeller Plaza					2,602,679,711	As Is	7/31/2024			89.9%	7/1/2024	No	Deloitte LLP	506,091	31.1%
6.02	Property		1	45 Rockefeller Plaza					860,000,000	As Is	7/31/2024			91.4%	7/1/2024	No	Baker & Hostetler LLP	153,592	11.8%
6.03	Property		1	10 Rockefeller Plaza					466,000,000	As Is	7/31/2024			100.0%	7/1/2024	No	Christie's	259,712	54.0%
6.04	Property		1	1230 Avenue Of The Americas					455,000,000	As Is	7/31/2024			99.5%	7/1/2024	No	Simon & Schuster, Inc.	300,120	40.6%
6.05	Property		1	50 Rockefeller Plaza					330,000,000	As Is	7/31/2024			95.1%	7/1/2024	No	Katten Muchin Rosenman LLP	143,899	28.3%
6.06	Property		1	1 Rockefeller Plaza					245,000,000	As Is	7/31/2024			91.5%	7/1/2024	No	Atalaya Capital Management LP	25,976	4.2%
6.07	Property		1	600 Fifth Avenue					240,000,000	As Is	7/31/2024			90.0%	7/1/2024	No	Lazard Group LLC	84,335	19.3%
6.08	Property		1	620 Fifth Avenue					225,000,000	As Is	7/31/2024			99.2%	7/1/2024	No	NBC	50,570	40.7%
6.09	Property		1	610 Fifth Avenue					185,000,000	As Is	7/31/2024			89.8%	7/1/2024	No	Catterton Latin America Management L.L.C.	18,313	13.6%
6.1	Property		1	1270 Avenue Of The Americas					152,000,000	As Is	7/31/2024			77.4%	7/1/2024	No	1270 Office Suites LLC	37,157	7.1%
6.11	Property		1	30 Rock Condos					100,000,000	As Is	7/31/2024			NAP	NAP	No	NAP	NAP	NAP
6.12	Property		1	The Little Nell					100,000,000	As Is	7/31/2024			100.0%	7/1/2024	Yes	Little Nell Big Apple	160,019	100.0%
6.13	Property		1	Radio City Music Hall					82,000,000	As Is	7/31/2024			100.0%	7/1/2024	Yes	Radio City Productions LLC	548,250	100.0%
6.14	Property		1	1240 Avenue Of The Americas					26,606,122	As Is	7/31/2024			100.0%	7/1/2024	No	Rock Center Townhouse F & B, LLC	3,651	63.4%
6.15	Property		1	1258 Avenue Of The Americas					20,714,166	As Is	7/31/2024			100.0%	7/1/2024	Yes	Warby Parker Retail Inc	6,049	100.0%
7	Loan		1	Renaissance Newport Beach	2.46	2.03	17.1%	14.2%	119,200,000	As Is	9/13/2024	49.5%	49.5%	74.8%	9/30/2024	NAP	NAP	NAP	NAP
8	Loan	5, 16, C	1	Bay Plaza Community Center	1.61	1.54	10.0%	9.6%	470,000,000	As Is	7/25/2024	59.6%	59.6%	89.7%	6/1/2024	No	Stop & Shop	67,333	11.8%
9	Loan	5, 6, 7, D	21	Sunbelt MHC Portfolio	1.61	1.58	9.3%	9.1%	248,170,000	As Is	Various	50.4%	50.4%	71.2%	8/31/2024
9.01	Property		1	River Run					26,760,000	As Is	7/20/2024			95.1%	8/31/2024	NAP	NAP	NAP	NAP
9.02	Property		1	Las Quintas					23,100,000	As Is	7/25/2024			71.1%	8/31/2024	NAP	NAP	NAP	NAP
9.03	Property		1	Del Pueblo					20,300,000	As Is	7/25/2024			41.1%	8/31/2024	NAP	NAP	NAP	NAP
9.04	Property		1	River Grove					18,700,000	As Is	7/29/2024			99.4%	8/31/2024	NAP	NAP	NAP	NAP
9.05	Property		1	Indian Skies					13,475,000	As Is	7/22/2024			64.6%	8/31/2024	NAP	NAP	NAP	NAP
9.06	Property		1	Quail Run					15,200,000	As Is	7/19/2024			65.9%	8/31/2024	NAP	NAP	NAP	NAP
9.07	Property		1	Kastaway Key					16,300,000	As Is	7/29/2024			85.1%	8/31/2024	NAP	NAP	NAP	NAP
9.08	Property		1	Landing Resort					10,700,000	As Is	7/29/2024			54.4%	8/31/2024	NAP	NAP	NAP	NAP
9.09	Property		1	Ridgecrest					12,600,000	As Is	7/26/2024			80.2%	8/31/2024	NAP	NAP	NAP	NAP
9.1	Property		1	Olive Hill					12,010,000	As Is	7/25/2024			98.4%	8/31/2024	NAP	NAP	NAP	NAP
9	Property		1	Wildwood Acres					7,800,000	As Is	7/29/2024			83.2%	8/31/2024	NAP	NAP	NAP	NAP
9.12	Property		1	Orange Grove					7,600,000	As Is	8/7/2024			42.2%	8/31/2024	NAP	NAP	NAP	NAP
9.13	Property		1	Elmwood					8,400,000	As Is	7/26/2024			89.2%	8/31/2024	NAP	NAP	NAP	NAP

A-1-9

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA
9.14	Property		1	Seabranch					6,600,000	As Is	7/29/2024			89.0%	8/31/2024	NAP	NAP	NAP	NAP
9.15	Property		1	Royal Palms					8,350,000	As Is	7/29/2024			90.6%	8/31/2024	NAP	NAP	NAP	NAP
9.16	Property		1	Sandbar					7,000,000	As Is	7/29/2024			50.6%	8/31/2024	NAP	NAP	NAP	NAP
9.17	Property		1	San Tan Vista					7,975,000	As Is	7/22/2024			100.0%	8/31/2024	NAP	NAP	NAP	NAP
9.18	Property		1	Lake Ridge					7,600,000	As Is	7/26/2024			95.8%	8/31/2024	NAP	NAP	NAP	NAP
9.19	Property		1	Cliftwood					5,400,000	As Is	7/26/2024			88.6%	8/31/2024	NAP	NAP	NAP	NAP
9.2	Property		1	Zephyr Palms					7,100,000	As Is	7/29/2024			64.7%	8/31/2024	NAP	NAP	NAP	NAP
9.21	Property		1	Bamboo					5,200,000	As Is	7/30/2024			89.1%	8/31/2024	NAP	NAP	NAP	NAP
10	Loan	17	1	Artisan Circle	1.64	1.63	12.1%	12.0%	92,700,000	As Is	10/16/2024	53.9%	53.9%	83.4%	11/1/2024	No	LA Fitness	44,531	15.7%
11	Loan		1	Fifth Third Center	2.41	2.16	17.7%	15.9%	62,700,000	As Is	10/21/2024	43.9%	43.9%	70.3%	11/5/2024	No	McDonald Hopkins, LLC	59,190	11.5%
12	Loan	7, 18, E	1	Holiday City MHC	1.33	1.31	8.3%	8.2%	44,900,000	As Is	8/12/2024	61.2%	61.2%	85.9%	9/1/2024	NAP	NAP	NAP	NAP
13	Loan	6, 7, 19	16	Oklahoma Industrial Portfolio	1.59	1.51	11.5%	11.0%	45,800,000	As Portfolio	8/27/2024	59.0%	59.0%	100.0%	12/1/2024
13.01	Property		1	1700 South Eastern Avenue					8,200,000	As Is	8/22/2024			100.0%	12/1/2024	Yes	Ace Transfer & Storage, Co.	100,820	100.0%
13.02	Property		1	3300 North Banner Road					4,700,000	As Is	8/24/2024			100.0%	12/1/2024	Yes	AAA Person-to-Person Listing, Co.	28,466	100.0%
13.03	Property		1	6701 South Eastern Avenue					4,400,000	As Is	8/22/2024			100.0%	12/1/2024	Yes	Sunstate Equipment Co. LLC	40,000	100.0%
13.04	Property		1	401 North Sara Road					3,600,000	As Is	8/24/2024			100.0%	12/1/2024	Yes	MHC Truck Leasing, LLC	11,600	100.0%
13.05	Property		1	3280 Davinion Road					2,800,000	As Is	8/24/2024			100.0%	12/1/2024	Yes	RelaDyne, Inc.	11,600	100.0%
13.06	Property		1	4700 North Bryant Avenue					2,700,000	As Is	8/20/2024			100.0%	12/1/2024	Yes	White’s Welding, LLC	35,040	100.0%
13.07	Property		1	5204 West I-40 Service Road					2,300,000	As Is	8/22/2024			100.0%	12/1/2024	Yes	American Truck Training	24,000	100.0%
13.08	Property		1	7408-7424 Southwest 69th Street					2,370,000	As Is	8/27/2024			100.0%	12/1/2024	Yes	Gravity Power & Rental, LLC	11,610	100.0%
13.09	Property		1	3105 Davinion Road					2,700,000	As Is	8/24/2024			100.0%	12/1/2024	Yes	Vault Pressure Control, LLC	11,600	100.0%
13.1	Property		1	3380 Davinion Road					2,800,000	As Is	8/24/2024			100.0%	12/1/2024	Yes	DTE Enterprises, LLC	11,600	100.0%
13.11	Property		1	3205 Davinion Road					2,800,000	As Is	8/24/2024			100.0%	12/1/2024	Yes	CTE Properties, LLC	11,600	100.0%
13.12	Property		1	9111 West 96th Street South					2,150,000	As Is	8/16/2024			100.0%	12/1/2024	Yes	Ace Transfer & Storage, Co.	20,550	100.0%
13.13	Property		1	5311 Southwest 11th Street					1,400,000	As Is	8/22/2024			100.0%	12/1/2024	Yes	R&D Truck and Trailer Repairs, Inc.	11,250	100.0%
13.14	Property		1	5055 South Eastern Avenue					890,000	As Is	8/22/2024			100.0%	12/1/2024	Yes	Sunstate Equipment Co. LLC	5,400	100.0%
13.15	Property		1	5302 Southwest 11th Street					710,000	As Is	8/22/2024			100.0%	12/1/2024	Yes	Eden’s Garden Supply, LLC	6,000	100.0%
13.16	Property		1	5230 Southwest 11th Street					720,000	As Is	8/22/2024			100.0%	12/1/2024	Yes	Flow Control Services, LLC	6,000	100.0%
14	Loan	6, 7, F	5	ARX Portfolio	1.32	1.30	8.1%	8.0%	35,900,000	As Is	Various	64.1%	64.1%	80.4%	9/30/2024
14.01	Property		1	Birchwood					14,300,000	As Is	9/10/2024			70.5%	9/30/2024	NAP	NAP	NAP	NAP
14.02	Property		1	Driftwood					7,100,000	As Is	9/18/2024			97.2%	9/30/2024	NAP	NAP	NAP	NAP
14.03	Property		1	Freemansburg					6,100,000	As Is	9/10/2024			89.5%	9/30/2024	NAP	NAP	NAP	NAP
14.04	Property		1	Barton Court					4,700,000	As Is	9/10/2024			85.0%	9/30/2024	NAP	NAP	NAP	NAP
14.05	Property		1	Malaga					3,700,000	As Is	9/19/2024			80.9%	9/30/2024	NAP	NAP	NAP	NAP
15	Loan		1	Helena Skyway	1.58	1.47	9.8%	9.1%	29,100,000	As Is	9/18/2024	69.8%	69.8%	100.0%	9/27/2024	No	Hobby Lobby	55,000	33.7%
16	Loan		1	Ventura Apartments	1.38	1.34	10.0%	9.7%	21,500,000	As Is	7/10/2024	63.5%	63.5%	94.6%	7/24/2024	NAP	NAP	NAP	NAP
17	Loan	20	1	833-837 Maple Street	1.36	1.35	8.2%	8.2%	21,000,000	As Is	8/8/2024	64.3%	64.3%	93.9%	11/5/2024	NAP	NAP	NAP	NAP
18	Loan	6, G	5	Saratoga MHC Portfolio	1.33	1.31	8.2%	8.0%	19,600,000	As Is	Various	64.4%	64.4%	77.0%	9/9/2024
18.01	Property		1	Oakhill					5,400,000	As Is	9/3/2024			86.1%	9/9/2024	NAP	NAP	NAP	NAP
18.02	Property		1	Holly Hill Ashland and Holly Hill Iowa					4,700,000	As Is	9/3/2024			73.1%	9/9/2024	NAP	NAP	NAP	NAP
18.03	Property		1	Los Robles					3,600,000	As Is	9/10/2024			69.7%	9/9/2024	NAP	NAP	NAP	NAP
18.04	Property		1	Fairview					3,000,000	As Is	9/12/2024			78.1%	9/9/2024	NAP	NAP	NAP	NAP
18.05	Property		1	Silver City RV Park					2,900,000	As Is	9/9/2024			100.0%	9/9/2024	NAP	NAP	NAP	NAP
19	Loan	5, 6, 7, H	11	Ignite Portfolio	1.46	1.44	9.0%	8.9%	145,900,000	As Is	Various	64.5%	64.5%	78.0%	Various
19.01	Property		1	Candlewood					44,900,000	As Is	6/7/2024			71.3%	6/15/2024	NAP	NAP	NAP	NAP
19.02	Property		1	Auburn Crossing					33,600,000	As Is	6/11/2024			75.2%	6/15/2024	NAP	NAP	NAP	NAP
19.03	Property		1	Fawn Creek					15,600,000	As Is	6/13/2024			87.7%	6/15/2024	NAP	NAP	NAP	NAP
19.04	Property		1	Harborton Estates					12,300,000	As Is	6/3/2024			76.3%	6/15/2024	NAP	NAP	NAP	NAP
19.05	Property		1	Fawn Brook					8,200,000	As Is	6/13/2024			88.5%	6/15/2024	NAP	NAP	NAP	NAP
19.06	Property		1	Fox Meadows					6,900,000	As Is	6/10/2024			74.7%	6/16/2024	NAP	NAP	NAP	NAP
19.07	Property		1	South Town					6,700,000	As Is	6/13/2024			93.4%	6/15/2024	NAP	NAP	NAP	NAP
19.08	Property		1	Rabbit River					6,300,000	As Is	6/3/2024			80.4%	6/15/2024	NAP	NAP	NAP	NAP
19.09	Property		1	Westview Estates					6,000,000	As Is	6/11/2024			84.5%	6/15/2024	NAP	NAP	NAP	NAP
19.1	Property		1	Country Meadows					3,400,000	As Is	6/3/2024			75.0%	6/15/2024	NAP	NAP	NAP	NAP
19.11	Property		1	Lake View					2,000,000	As Is	6/13/2024			96.3%	6/15/2024	NAP	NAP	NAP	NAP
20	Loan	21, I	1	Two Towne Square	2.04	1.81	16.4%	14.5%	23,124,501	Hypothetical As If TIs and LCs are Funded	11/1/2024	45.4%	45.4%	80.5%	11/11/2024	No	TD Bank	34,575	19.0%
21	Loan		1	Greens at Fort Mill	1.29	1.27	8.1%	7.9%	13,900,000	As Is	10/4/2024	64.7%	64.7%	92.2%	10/24/2024	NAP	NAP	NAP	NAP
22	Loan		1	Division Street Apartments	1.28	1.25	8.2%	8.0%	11,800,000	As Is	8/8/2024	70.3%	70.3%	96.6%	11/4/2024	NAP	NAP	NAP	NAP
23	Loan	22	1	Commerce Station RV Park	1.86	1.84	12.7%	12.6%	13,475,000	As Is	10/2/2024	60.0%	60.0%	86.9%	10/31/2024	NAP	NAP	NAP	NAP
24	Loan		1	CityLine Lumpkin 400	1.50	1.48	9.4%	9.2%	11,200,000	As Is	9/11/2024	65.2%	65.2%	78.4%	8/31/2024	NAP	NAP	NAP	NAP
25	Loan	6	3	GK Retail Portfolio	1.53	1.41	12.2%	11.2%	10,700,000	As Is	9/4/2024	56.1%	56.1%	96.1%	9/1/2024
25.01	Property		1	Canton Plaza					4,950,000	As Is	9/4/2024			100.0%	9/1/2024	No	Bastion Enterprises, LLC	4,400	25.1%
25.02	Property		1	Lansing Plaza					3,250,000	As Is	9/4/2024			100.0%	9/1/2024	No	My Wireless National, LLC	3,500	42.3%
25.03	Property		1	Okemos Plaza					2,500,000	As Is	9/4/2024			88.5%	9/1/2024	No	PSP Stores, LLC	8,500	64.9%
26	Loan	J	1	Greenlaw MHC	1.32	1.31	8.1%	8.0%	7,900,000	As Is	7/10/2024	68.5%	68.5%	97.0%	10/31/2024	NAP	NAP	NAP	NAP
27	Loan	K	1	Anna Crossing MHC	1.36	1.33	8.3%	8.2%	10,400,000	As Is	8/1/2024	43.3%	43.3%	100.0%	10/4/2024	NAP	NAP	NAP	NAP

A-1-10

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA
1	Loan	5, 8, 9, A	1	Queens Center	1/31/2035	ZARA	36,463	8.8%	11/30/2033	H&M	19,694	4.8%
2	Loan	5, 6, 7, 10, 11	52	Mini Mall Self Storage
2.01	Property		1	Carroll	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	Enterprise - Rucker Blvd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	West Memphis	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	Belpre	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	Marietta	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	Enterprise - Geneva Hwy	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	Parkersburg - Garfield Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.08	Property		1	Bridgeport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.09	Property		1	Enterprise - Salem Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.10	Property		1	Elizabethton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.11	Property		1	Cedar Lake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.12	Property		1	Kannapolis	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.13	Property		1	Johnson City - South Roan	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.14	Property		1	Cincinnati	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.15	Property		1	Mooresville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.16	Property		1	Bloomington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.17	Property		1	Newton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.18	Property		1	Proctorville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.19	Property		1	Kingsport - Brookside School	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.2	Property		1	Bristol	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.21	Property		1	Hurricane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.22	Property		1	Blountville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.23	Property		1	Little Rock	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.24	Property		1	Cedar Lake - Wicker Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.25	Property		1	Clarksville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.26	Property		1	Parkersburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.27	Property		1	Piney Flats	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.28	Property		1	Cross Lanes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.29	Property		1	Shelby	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.30	Property		1	Batesville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.31	Property		1	Greeneville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.32	Property		1	Cleveland - N. Washington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.33	Property		1	Morgantown - Lower Aarons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.34	Property		1	Morgantown - Canyon Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.35	Property		1	Asheville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.36	Property		1	Splendora - Old Hwy 59N	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.37	Property		1	Nitro - 1st Ave S	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.38	Property		1	Elkview	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.39	Property		1	Nitro - 4131 1st St	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.40	Property		1	Splendora - US-59	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.41	Property		1	Conroe - Hwy 105E	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.42	Property		1	Coolville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.43	Property		1	Little Hocking	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.44	Property		1	Ravenswood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.45	Property		1	Racine	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.46	Property		1	Cedar Lake - 127th Pl.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.47	Property		1	Conroe - Woodland Forest	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.48	Property		1	Nitro - 11th St	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.49	Property		1	Conroe - Bryant Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.50	Property		1	Cleveland - CR388	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.51	Property		1	Nitro - 503 Main Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.52	Property		1	Nitro - 1202 Main Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan		1	Elevate on Main	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	5, B	1	Gateway Center North	8/31/2034	ShopRite	89,774	14.9%	10/31/2034	Burlington Coat Factory	73,864	12.3%
5	Loan		1	Polsinelli Headquarters	10/31/2033	Firm Foundation Group, LLC	5,276	2.1%	6/30/2029	Compass Missouri, LLC	5,197	2.0%
6	Loan	5, 6, 7, 12, 13, 14, 15	15	Rockefeller Center
6.01	Property		1	30 Rockefeller Plaza	9/30/2028	Lazard Group LLC	359,283	22.1%	10/31/2033	Haynes and Boone, LLP	123,418	7.6%
6.02	Property		1	45 Rockefeller Plaza	2/28/2027	Tishman Speyer Properties, L.P.	118,967	9.2%	3/31/2039	Equinox Rockefeller Center, Inc.	84,952	6.5%
6.03	Property		1	10 Rockefeller Plaza	3/31/2050	JPMorgan Chase Bank, National Association	105,980	22.0%	8/31/2037	NBC	25,808	5.4%
6.04	Property		1	1230 Avenue Of The Americas	11/30/2034	JPMorgan Chase Bank, National Association	174,273	23.6%	8/31/2037	Christie's	113,500	15.3%
6.05	Property		1	50 Rockefeller Plaza	7/31/2032	Citrin Cooperman & Company, LLP	110,742	21.8%	6/30/2037	Applied Underwriters, Inc	36,740	7.2%
6.06	Property		1	1 Rockefeller Plaza	1/31/2033 (22,043 SF), 6/30/2025 (3,393 SF)	NYC Tourism & Conventions, Inc.	22,994	3.7%	4/30/2046 (22,994 SF), 7/31/2029 (327 SF)	6th Floor Studio	22,013	3.6%
6.07	Property		1	600 Fifth Avenue	10/31/2033	EHE Holdings, Inc.	66,343	15.2%	2/29/2040	Rock CW, L.L.C.	33,172	7.6%
6.08	Property		1	620 Fifth Avenue	4/30/2031	Davis Selected Advisers - NY, Inc.	18,412	14.8%	11/30/2031	Truist Bank	12,043	9.7%
6.09	Property		1	610 Fifth Avenue	7/31/2034	The Johnson Company, Inc	17,839	13.3%	3/31/2027	GFO Advisory Services, LLC	10,368	7.7%
6.1	Property		1	1270 Avenue Of The Americas	1/31/2034	Chapman And Cutler LLP	30,571	5.9%	4/30/2030	Palladium Capital Management IV & V, LLC	19,097	3.7%
6.11	Property		1	30 Rock Condos	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	The Little Nell	2/16/2122	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.13	Property		1	Radio City Music Hall	8/31/2038	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.14	Property		1	1240 Avenue Of The Americas	1/31/2036	Magnolia Rock Center LLC	2,110	36.6%	9/30/2026	NAP	NAP	NAP
6.15	Property		1	1258 Avenue Of The Americas	1/31/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan		1	Renaissance Newport Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	5, 16, C	1	Bay Plaza Community Center	10/31/2033	AMC	55,700	9.8%	6/30/2029	UFT	45,008	7.9%
9	Loan	5, 6, 7, D	21	Sunbelt MHC Portfolio
9.01	Property		1	River Run	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Las Quintas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Del Pueblo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	River Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Indian Skies	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	Quail Run	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.07	Property		1	Kastaway Key	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.08	Property		1	Landing Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.09	Property		1	Ridgecrest	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.1	Property		1	Olive Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Property		1	Wildwood Acres	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.12	Property		1	Orange Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.13	Property		1	Elmwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-11

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA
9.14	Property		1	Seabranch	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.15	Property		1	Royal Palms	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.16	Property		1	Sandbar	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.17	Property		1	San Tan Vista	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.18	Property		1	Lake Ridge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.19	Property		1	Cliftwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.2	Property		1	Zephyr Palms	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.21	Property		1	Bamboo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	17	1	Artisan Circle	9/30/2025	Movie Tavern	34,260	12.1%	6/30/2030	PMG Worldwide	33,606	11.9%
11	Loan		1	Fifth Third Center	1/31/2035	Fifth Third Bank, N.A.	42,416	8.3%	10/31/2029 (37,661 SF), 10/31/2027 (4,755 SF)	HWH Architects Engineers Planners Inc.	29,125	5.7%
12	Loan	7, 18, E	1	Holiday City MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	6, 7, 19	16	Oklahoma Industrial Portfolio
13.01	Property		1	1700 South Eastern Avenue	3/31/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	3300 North Banner Road	3/31/2028	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.03	Property		1	6701 South Eastern Avenue	2/28/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.04	Property		1	401 North Sara Road	7/31/2028	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.05	Property		1	3280 Davinion Road	12/31/2028	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.06	Property		1	4700 North Bryant Avenue	1/31/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.07	Property		1	5204 West I-40 Service Road	8/31/2027	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.08	Property		1	7408-7424 Southwest 69th Street	8/31/2027	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.09	Property		1	3105 Davinion Road	1/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.1	Property		1	3380 Davinion Road	6/30/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.11	Property		1	3205 Davinion Road	4/30/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.12	Property		1	9111 West 96th Street South	12/31/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.13	Property		1	5311 Southwest 11th Street	7/31/2030	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.14	Property		1	5055 South Eastern Avenue	6/30/2027	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.15	Property		1	5302 Southwest 11th Street	10/31/2027	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.16	Property		1	5230 Southwest 11th Street	10/31/2027	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	6, 7, F	5	ARX Portfolio
14.01	Property		1	Birchwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Driftwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Freemansburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	Barton Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.05	Property		1	Malaga	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan		1	Helena Skyway	10/31/2030	TJ Maxx	23,841	14.6%	10/31/2028	Sierra Trading Post	20,000	12.3%
16	Loan		1	Ventura Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	20	1	833-837 Maple Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	6, G	5	Saratoga MHC Portfolio
18.01	Property		1	Oakhill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.02	Property		1	Holly Hill Ashland and Holly Hill Iowa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.03	Property		1	Los Robles	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.04	Property		1	Fairview	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.05	Property		1	Silver City RV Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	5, 6, 7, H	11	Ignite Portfolio
19.01	Property		1	Candlewood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	Auburn Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.03	Property		1	Fawn Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.04	Property		1	Harborton Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.05	Property		1	Fawn Brook	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.06	Property		1	Fox Meadows	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.07	Property		1	South Town	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.08	Property		1	Rabbit River	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.09	Property		1	Westview Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.1	Property		1	Country Meadows	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.11	Property		1	Lake View	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	21, I	1	Two Towne Square	12/31/2031	Atwell	25,702	14.1%	46538	Nemak	14,344	7.9%
21	Loan		1	Greens at Fort Mill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan		1	Division Street Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	22	1	Commerce Station RV Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	CityLine Lumpkin 400	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	6	3	GK Retail Portfolio
25.01	Property		1	Canton Plaza	8/31/2025	Keller & Stein Florist, Inc	3,000	17.1%	10/31/2028	Aki3, Inc.	2,640	15.1%
25.02	Property		1	Lansing Plaza	9/30/2026	New You Dental MGMT- Lansing, LLC	2,922	35.3%	4/30/2031	Lansing Eats, LLC	1,862	22.5%
25.03	Property		1	Okemos Plaza	10/31/2027	Segge 6, INC	1,580	12.1%	5/31/2025	Khloe & Ethan, LLC	1,517	11.6%
26	Loan	J	1	Greenlaw MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	K	1	Anna Crossing MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-12

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF
1	Loan	5, 8, 9, A	1	Queens Center	1/31/2035	Runway NY	16,053	3.9%	1,993 SF expiring 3/31/2025; 14,060 SF expiring 8/31/2025	American Eagle Outfitters	10,268
2	Loan	5, 6, 7, 10, 11	52	Mini Mall Self Storage
2.01	Property		1	Carroll	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	Enterprise - Rucker Blvd	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	West Memphis	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	Belpre	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	Marietta	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	Enterprise - Geneva Hwy	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	Parkersburg - Garfield Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.08	Property		1	Bridgeport	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.09	Property		1	Enterprise - Salem Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.10	Property		1	Elizabethton	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.11	Property		1	Cedar Lake	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.12	Property		1	Kannapolis	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.13	Property		1	Johnson City - South Roan	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.14	Property		1	Cincinnati	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.15	Property		1	Mooresville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.16	Property		1	Bloomington	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.17	Property		1	Newton	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.18	Property		1	Proctorville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.19	Property		1	Kingsport - Brookside School	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.2	Property		1	Bristol	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.21	Property		1	Hurricane	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.22	Property		1	Blountville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.23	Property		1	Little Rock	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.24	Property		1	Cedar Lake - Wicker Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.25	Property		1	Clarksville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.26	Property		1	Parkersburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.27	Property		1	Piney Flats	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.28	Property		1	Cross Lanes	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.29	Property		1	Shelby	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.30	Property		1	Batesville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.31	Property		1	Greeneville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.32	Property		1	Cleveland - N. Washington	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.33	Property		1	Morgantown - Lower Aarons	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.34	Property		1	Morgantown - Canyon Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.35	Property		1	Asheville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.36	Property		1	Splendora - Old Hwy 59N	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.37	Property		1	Nitro - 1st Ave S	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.38	Property		1	Elkview	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.39	Property		1	Nitro - 4131 1st St	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.40	Property		1	Splendora - US-59	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.41	Property		1	Conroe - Hwy 105E	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.42	Property		1	Coolville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.43	Property		1	Little Hocking	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.44	Property		1	Ravenswood	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.45	Property		1	Racine	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.46	Property		1	Cedar Lake - 127th Pl.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.47	Property		1	Conroe - Woodland Forest	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.48	Property		1	Nitro - 11th St	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.49	Property		1	Conroe - Bryant Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.50	Property		1	Cleveland - CR388	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.51	Property		1	Nitro - 503 Main Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.52	Property		1	Nitro - 1202 Main Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan		1	Elevate on Main	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	5, B	1	Gateway Center North	2/28/2030	P.C. Richard & Son	33,593	5.6%	1/31/2027	T.J.Maxx	32,960
5	Loan		1	Polsinelli Headquarters	9/30/2026	JJ's Bar & Grill, Inc.	4,888	1.9%	12/31/2029	The Monarch Bar, LLC	3,498
6	Loan	5, 6, 7, 12, 13, 14, 15	15	Rockefeller Center
6.01	Property		1	30 Rockefeller Plaza	5/31/2041 (70,225 SF), 5/31/2026 (38,193 SF), 12/31/2024 (15,000 SF)	Sheppard, Mullin, Richter & Hampton LLP	108,002	6.6%	7/31/2034	NBC	93,043
6.02	Property		1	45 Rockefeller Plaza	12/31/2033	Rockefeller & Co., Inc.	64,445	5.0%	5/31/2034	Goldberg Lindsay & Co., LLC	55,757
6.03	Property		1	10 Rockefeller Plaza	12/31/2038	NES Merchandising, Inc.	12,887	2.7%	5/31/2027	MB | SB-4SB02	2,812
6.04	Property		1	1230 Avenue Of The Americas	3/31/2050	TSP Co Working (Studio)	110,670	15.0%	12/31/2040	Adams Street Partners, LLC	18,227
6.05	Property		1	50 Rockefeller Plaza	5/30/2033	Suffolk Construction Company Inc.	23,499	4.6%	9/30/2033	Urbn US Retail LLC	23,145
6.06	Property		1	1 Rockefeller Plaza	12/31/2024	Christie's Swing Space	21,991	3.6%	12/31/2024	Emery, Celli, Brinckerhoff, Abady, Ward & Maazel LLP	20,102
6.07	Property		1	600 Fifth Avenue	10/31/2043	Trepp, LLC	25,429	5.8%	11/30/2028	Ryan, Inc.	17,964
6.08	Property		1	620 Fifth Avenue	9/30/2028	Matte Projects	7,868	6.3%	6/30/2029	Cole Haan Company Store, LLC	7,229
6.09	Property		1	610 Fifth Avenue	11/30/2027	The Pinkerton Foundation	7,704	5.7%	7/31/2027	Matte Projects	7,199
6.1	Property		1	1270 Avenue Of The Americas	8/31/2036 (14,291 SF) and 8/31/2025 (4,806 SF)	Capvision Elite (US) Limited	18,102	3.5%	12/31/2024	Citizens Bank, N.A.	17,996
6.11	Property		1	30 Rock Condos	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	The Little Nell	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.13	Property		1	Radio City Music Hall	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.14	Property		1	1240 Avenue Of The Americas	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.15	Property		1	1258 Avenue Of The Americas	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan		1	Renaissance Newport Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	5, 16, C	1	Bay Plaza Community Center	7/31/2044	Raymour & Flanigan	43,000	7.6%	12/31/2029	NYC - ACS	37,500
9	Loan	5, 6, 7, D	21	Sunbelt MHC Portfolio
9.01	Property		1	River Run	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Las Quintas	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Del Pueblo	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	River Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Indian Skies	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	Quail Run	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.07	Property		1	Kastaway Key	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.08	Property		1	Landing Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.09	Property		1	Ridgecrest	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.1	Property		1	Olive Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Property		1	Wildwood Acres	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.12	Property		1	Orange Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.13	Property		1	Elmwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-13

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF
9.14	Property		1	Seabranch	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.15	Property		1	Royal Palms	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.16	Property		1	Sandbar	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.17	Property		1	San Tan Vista	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.18	Property		1	Lake Ridge	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.19	Property		1	Cliftwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.2	Property		1	Zephyr Palms	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.21	Property		1	Bamboo	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	17	1	Artisan Circle	2/28/2027	Common Desk	13,063	4.6%	10/31/2027	Collectiv Academy	12,398
11	Loan		1	Fifth Third Center	8/31/2028	Roetzel & Andress (fka Brouse Mcdowell LPA)	28,608	5.6%	4/30/2030	Nurenberg, Paris, Heller & Maccarthy Co.	19,235
12	Loan	7, 18, E	1	Holiday City MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	6, 7, 19	16	Oklahoma Industrial Portfolio
13.01	Property		1	1700 South Eastern Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	3300 North Banner Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.03	Property		1	6701 South Eastern Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.04	Property		1	401 North Sara Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.05	Property		1	3280 Davinion Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.06	Property		1	4700 North Bryant Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.07	Property		1	5204 West I-40 Service Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.08	Property		1	7408-7424 Southwest 69th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.09	Property		1	3105 Davinion Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.1	Property		1	3380 Davinion Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.11	Property		1	3205 Davinion Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.12	Property		1	9111 West 96th Street South	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.13	Property		1	5311 Southwest 11th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.14	Property		1	5055 South Eastern Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.15	Property		1	5302 Southwest 11th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.16	Property		1	5230 Southwest 11th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	6, 7, F	5	ARX Portfolio
14.01	Property		1	Birchwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Driftwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Freemansburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	Barton Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.05	Property		1	Malaga	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan		1	Helena Skyway	11/30/2034	ULTA	10,085	6.2%	5/31/2033	Shoe Department	9,600
16	Loan		1	Ventura Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	20	1	833-837 Maple Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	6, G	5	Saratoga MHC Portfolio
18.01	Property		1	Oakhill	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.02	Property		1	Holly Hill Ashland and Holly Hill Iowa	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.03	Property		1	Los Robles	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.04	Property		1	Fairview	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.05	Property		1	Silver City RV Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	5, 6, 7, H	11	Ignite Portfolio
19.01	Property		1	Candlewood	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	Auburn Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.03	Property		1	Fawn Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.04	Property		1	Harborton Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.05	Property		1	Fawn Brook	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.06	Property		1	Fox Meadows	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.07	Property		1	South Town	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.08	Property		1	Rabbit River	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.09	Property		1	Westview Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.1	Property		1	Country Meadows	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.11	Property		1	Lake View	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	21, I	1	Two Towne Square	49125	Telemus Capital Partners	14,063	7.7%	2,395 SF expiring 6/30/2025; 11,668 SF expiring 1/31/2026	Goodman Acker, P.C.	11,190
21	Loan		1	Greens at Fort Mill	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan		1	Division Street Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	22	1	Commerce Station RV Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	CityLine Lumpkin 400	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	6	3	GK Retail Portfolio
25.01	Property		1	Canton Plaza	4/30/2028	Kung Coffee Canton, LLC	1,800	10.3%	7/31/2026	Hawk Delights, LLC	1,700
25.02	Property		1	Lansing Plaza	12/31/2028	NAP	NAP	NAP	NAP	NAP	NAP
25.03	Property		1	Okemos Plaza	5/31/2029	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	J	1	Greenlaw MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	K	1	Anna Crossing MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-14

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest
1	Loan	5, 8, 9, A	1	Queens Center	2.5%	9/30/2032	10/18/2024	NAP	10/22/2024	NAP	NAP	No	Fee/Leasehold
2	Loan	5, 6, 7, 10, 11	52	Mini Mall Self Storage
2.01	Property		1	Carroll	NAP	NAP	8/23/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.02	Property		1	Enterprise - Rucker Blvd	NAP	NAP	8/28/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.03	Property		1	West Memphis	NAP	NAP	8/21/2024	NAP	8/21/2024	NAP	NAP	No	Fee
2.04	Property		1	Belpre	NAP	NAP	8/20/2024	NAP	Various	NAP	NAP	Various	Fee
2.05	Property		1	Marietta	NAP	NAP	8/20/2024	NAP	Various	NAP	NAP	Yes - AE	Fee
2.06	Property		1	Enterprise - Geneva Hwy	NAP	NAP	8/23/2024	NAP	8/23/2024	NAP	NAP	No	Fee
2.07	Property		1	Parkersburg - Garfield Ave	NAP	NAP	8/26/2024	NAP	8/30/2024	NAP	NAP	Yes - AE	Fee
2.08	Property		1	Bridgeport	NAP	NAP	8/21/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.09	Property		1	Enterprise - Salem Rd	NAP	NAP	8/22/2024	NAP	8/23/2024	NAP	NAP	No	Fee
2.10	Property		1	Elizabethton	NAP	NAP	8/21/2024	NAP	8/23/2024	NAP	NAP	Yes - AE	Fee
2.11	Property		1	Cedar Lake	NAP	NAP	Various	NAP	Various	NAP	NAP	No	Fee
2.12	Property		1	Kannapolis	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.13	Property		1	Johnson City - South Roan	NAP	NAP	8/20/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.14	Property		1	Cincinnati	NAP	NAP	8/21/2024	NAP	8/28/2024	NAP	NAP	No	Fee
2.15	Property		1	Mooresville	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.16	Property		1	Bloomington	NAP	NAP	8/21/2024	NAP	8/20/2024	NAP	NAP	No	Fee
2.17	Property		1	Newton	NAP	NAP	8/21/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.18	Property		1	Proctorville	NAP	NAP	8/20/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.19	Property		1	Kingsport - Brookside School	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	Yes - A	Fee
2.2	Property		1	Bristol	NAP	NAP	8/26/2024	NAP	8/30/2024	NAP	NAP	No	Fee
2.21	Property		1	Hurricane	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.22	Property		1	Blountville	NAP	NAP	8/22/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.23	Property		1	Little Rock	NAP	NAP	8/21/2024	NAP	8/21/2024	NAP	NAP	Yes - AE	Fee
2.24	Property		1	Cedar Lake - Wicker Ave	NAP	NAP	8/23/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.25	Property		1	Clarksville	NAP	NAP	8/22/2024	NAP	Various	NAP	NAP	No	Fee
2.26	Property		1	Parkersburg	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.27	Property		1	Piney Flats	NAP	NAP	8/22/2024	NAP	8/20/2024	NAP	NAP	No	Fee
2.28	Property		1	Cross Lanes	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.29	Property		1	Shelby	NAP	NAP	Various	NAP	Various	NAP	NAP	No	Fee
2.30	Property		1	Batesville	NAP	NAP	8/23/2024	NAP	8/23/2024	NAP	NAP	No	Fee
2.31	Property		1	Greeneville	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.32	Property		1	Cleveland - N. Washington	NAP	NAP	8/21/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.33	Property		1	Morgantown - Lower Aarons	NAP	NAP	8/21/2024	NAP	8/21/2024	NAP	NAP	Yes - A	Fee
2.34	Property		1	Morgantown - Canyon Rd	NAP	NAP	8/21/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.35	Property		1	Asheville	NAP	NAP	8/22/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.36	Property		1	Splendora - Old Hwy 59N	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.37	Property		1	Nitro - 1st Ave S	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.38	Property		1	Elkview	NAP	NAP	Various	NAP	8/26/2024	NAP	NAP	Yes - AE	Fee
2.39	Property		1	Nitro - 4131 1st St	NAP	NAP	8/22/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.40	Property		1	Splendora - US-59	NAP	NAP	8/26/2024	NAP	8/22/2024	NAP	NAP	No	Fee
2.41	Property		1	Conroe - Hwy 105E	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.42	Property		1	Coolville	NAP	NAP	8/20/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.43	Property		1	Little Hocking	NAP	NAP	8/26/2024	NAP	8/23/2024	NAP	NAP	No	Fee
2.44	Property		1	Ravenswood	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.45	Property		1	Racine	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.46	Property		1	Cedar Lake - 127th Pl.	NAP	NAP	8/23/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.47	Property		1	Conroe - Woodland Forest	NAP	NAP	8/21/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.48	Property		1	Nitro - 11th St	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.49	Property		1	Conroe - Bryant Rd	NAP	NAP	8/22/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.50	Property		1	Cleveland - CR388	NAP	NAP	8/22/2024	NAP	8/26/2024	NAP	NAP	No	Fee
2.51	Property		1	Nitro - 503 Main Ave	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	Various	Fee
2.52	Property		1	Nitro - 1202 Main Ave	NAP	NAP	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee
3	Loan		1	Elevate on Main	NAP	NAP	9/4/2024	NAP	8/30/2024	NAP	NAP	No	Fee
4	Loan	5, B	1	Gateway Center North	5.5%	8/31/2029	9/19/2024	NAP	9/11/2024	NAP	NAP	No	Fee
5	Loan		1	Polsinelli Headquarters	1.4%	8/17/2027	9/19/2024	NAP	9/19/2024	NAP	NAP	No	Leasehold
6	Loan	5, 6, 7, 12, 13, 14, 15	15	Rockefeller Center
6.01	Property		1	30 Rockefeller Plaza	5.7%	7/31/2031 (73,579 SF), 10/31/2034 (11,049 SF), 9/30/2031 (4,133 SF), 9/30/2032 (2,023 SF), 12/31/2024 (1,130 SF), 2/29/2032 (825 SF), 9/30/2030 (304 SF)	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee
6.02	Property		1	45 Rockefeller Plaza	4.3%	12/31/2025	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee
6.03	Property		1	10 Rockefeller Plaza	0.6%	12/31/2040	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee
6.04	Property		1	1230 Avenue Of The Americas	2.5%	6/30/2035	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee
6.05	Property		1	50 Rockefeller Plaza	4.6%	1/12/2033	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee
6.06	Property		1	1 Rockefeller Plaza	3.3%	10/31/2035	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee
6.07	Property		1	600 Fifth Avenue	4.1%	2/28/2025	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee
6.08	Property		1	620 Fifth Avenue	5.8%	12/31/2027	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee
6.09	Property		1	610 Fifth Avenue	5.4%	6/30/2029	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee
6.1	Property		1	1270 Avenue Of The Americas	3.5%	3/31/2025	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee
6.11	Property		1	30 Rock Condos	NAP	NAP	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee
6.12	Property		1	The Little Nell	NAP	NAP	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee
6.13	Property		1	Radio City Music Hall	NAP	NAP	9/6/2024	NAP	9/9/2024	NAP	NAP	No	Fee
6.14	Property		1	1240 Avenue Of The Americas	NAP	NAP	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee
6.15	Property		1	1258 Avenue Of The Americas	NAP	NAP	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee
7	Loan		1	Renaissance Newport Beach	NAP	NAP	9/25/2024	NAP	9/17/2024	9/17/2024	13%	No	Fee
8	Loan	5, 16, C	1	Bay Plaza Community Center	6.6%	9/25/2044	7/31/2024	NAP	7/31/2024	NAP	NAP	No	Fee
9	Loan	5, 6, 7, D	21	Sunbelt MHC Portfolio
9.01	Property		1	River Run	NAP	NAP	7/31/2024	NAP	7/31/2024	NAP	NAP	No	Fee
9.02	Property		1	Las Quintas	NAP	NAP	7/31/2024	NAP	7/29/2024	8/31/2024	5%	No	Fee
9.03	Property		1	Del Pueblo	NAP	NAP	7/31/2024	NAP	7/31/2024	8/31/2024	5%	No	Fee
9.04	Property		1	River Grove	NAP	NAP	7/31/2024	NAP	7/27/2024	NAP	NAP	Yes - A	Fee
9.05	Property		1	Indian Skies	NAP	NAP	7/31/2024	NAP	7/27/2024	NAP	NAP	No	Fee
9.06	Property		1	Quail Run	NAP	NAP	7/31/2024	NAP	7/27/2024	NAP	NAP	No	Fee
9.07	Property		1	Kastaway Key	NAP	NAP	7/31/2024	NAP	7/27/2024	NAP	NAP	Yes - AE	Fee
9.08	Property		1	Landing Resort	NAP	NAP	7/31/2024	NAP	7/31/2024	NAP	NAP	No	Fee
9.09	Property		1	Ridgecrest	NAP	NAP	7/31/2024	NAP	7/31/2024	NAP	NAP	No	Fee
9.1	Property		1	Olive Hill	NAP	NAP	7/31/2024	NAP	7/31/2024	8/31/2024	4%	No	Fee
9	Property		1	Wildwood Acres	NAP	NAP	7/31/2024	NAP	7/31/2024	NAP	NAP	No	Fee
9.12	Property		1	Orange Grove	NAP	NAP	7/31/2024	NAP	7/27/2024	NAP	NAP	Yes - AE	Fee
9.13	Property		1	Elmwood	NAP	NAP	7/31/2024	NAP	7/31/2024	NAP	NAP	No	Fee

A-1-15

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest
9.14	Property		1	Seabranch	NAP	NAP	7/31/2024	NAP	7/31/2024	NAP	NAP	No	Fee
9.15	Property		1	Royal Palms	NAP	NAP	7/31/2024	NAP	7/27/2024	8/31/2024	4%	No	Fee
9.16	Property		1	Sandbar	NAP	NAP	7/31/2024	NAP	7/27/2024	NAP	NAP	No	Fee
9.17	Property		1	San Tan Vista	NAP	NAP	7/31/2024	NAP	7/27/2024	NAP	NAP	No	Fee
9.18	Property		1	Lake Ridge	NAP	NAP	7/31/2024	NAP	7/27/2024	NAP	NAP	No	Fee
9.19	Property		1	Cliftwood	NAP	NAP	7/31/2024	NAP	7/27/2024	NAP	NAP	No	Fee
9.2	Property		1	Zephyr Palms	NAP	NAP	7/31/2024	NAP	7/27/2024	NAP	NAP	No	Fee
9.21	Property		1	Bamboo	NAP	NAP	7/31/2024	NAP	7/27/2024	NAP	NAP	Yes - AE	Fee
10	Loan	17	1	Artisan Circle	4.4%	10/31/2030	10/16/2024	NAP	10/15/2024	NAP	NAP	No	Fee
11	Loan		1	Fifth Third Center	3.7%	5/31/2028	10/24/2024	NAP	10/24/2024	NAP	NAP	No	Fee
12	Loan	7, 18, E	1	Holiday City MHC	NAP	NAP	8/7/2024	NAP	8/8/2024	NAP	NAP	No	Fee
13	Loan	6, 7, 19	16	Oklahoma Industrial Portfolio
13.01	Property		1	1700 South Eastern Avenue	NAP	NAP	9/13/2024	NAP	9/13/2024	NAP	NAP	No	Fee
13.02	Property		1	3300 North Banner Road	NAP	NAP	9/13/2024	NAP	9/13/2024	NAP	NAP	Yes - A, X	Fee
13.03	Property		1	6701 South Eastern Avenue	NAP	NAP	9/13/2024	NAP	9/13/2024	NAP	NAP	Yes - AE, X	Fee
13.04	Property		1	401 North Sara Road	NAP	NAP	9/13/2024	NAP	9/13/2024	NAP	NAP	No	Fee
13.05	Property		1	3280 Davinion Road	NAP	NAP	9/13/2024	NAP	9/13/2024	NAP	NAP	No	Fee
13.06	Property		1	4700 North Bryant Avenue	NAP	NAP	9/13/2024	NAP	9/13/2024	NAP	NAP	No	Fee
13.07	Property		1	5204 West I-40 Service Road	NAP	NAP	9/13/2024	NAP	9/13/2024	NAP	NAP	No	Fee
13.08	Property		1	7408-7424 Southwest 69th Street	NAP	NAP	9/13/2024	NAP	9/13/2024	NAP	NAP	No	Fee
13.09	Property		1	3105 Davinion Road	NAP	NAP	9/13/2024	NAP	9/13/2024	NAP	NAP	No	Fee
13.1	Property		1	3380 Davinion Road	NAP	NAP	9/13/2024	NAP	9/13/2024	NAP	NAP	No	Fee
13.11	Property		1	3205 Davinion Road	NAP	NAP	9/13/2024	NAP	9/13/2024	NAP	NAP	No	Fee
13.12	Property		1	9111 West 96th Street South	NAP	NAP	9/16/2024	NAP	9/13/2024	NAP	NAP	No	Fee
13.13	Property		1	5311 Southwest 11th Street	NAP	NAP	9/16/2024	NAP	9/13/2024	NAP	NAP	No	Fee
13.14	Property		1	5055 South Eastern Avenue	NAP	NAP	9/13/2024	NAP	9/13/2024	NAP	NAP	Yes - AE, X	Fee
13.15	Property		1	5302 Southwest 11th Street	NAP	NAP	9/16/2024	NAP	9/13/2024	NAP	NAP	No	Fee
13.16	Property		1	5230 Southwest 11th Street	NAP	NAP	9/16/2024	NAP	9/13/2024	NAP	NAP	No	Fee
14	Loan	6, 7, F	5	ARX Portfolio
14.01	Property		1	Birchwood	NAP	NAP	9/10/2024	NAP	9/10/2024	NAP	NAP	No	Fee
14.02	Property		1	Driftwood	NAP	NAP	9/10/2024	NAP	9/10/2024	NAP	NAP	No	Fee
14.03	Property		1	Freemansburg	NAP	NAP	9/10/2024	NAP	9/10/2024	NAP	NAP	No	Fee
14.04	Property		1	Barton Court	NAP	NAP	9/10/2024	NAP	9/10/2024	NAP	NAP	No	Fee
14.05	Property		1	Malaga	NAP	NAP	9/10/2024	NAP	9/10/2024	NAP	NAP	No	Fee
15	Loan		1	Helena Skyway	5.9%	MTM	9/4/2024	NAP	9/4/2024	9/4/2024	10%	No	Fee
16	Loan		1	Ventura Apartments	NAP	NAP	7/11/2024	NAP	7/11/2024	7/11/2024	7%	No	Fee
17	Loan	20	1	833-837 Maple Street	NAP	NAP	8/19/2024	NAP	8/8/2024	NAP	NAP	No	Fee
18	Loan	6, G	5	Saratoga MHC Portfolio
18.01	Property		1	Oakhill	NAP	NAP	9/11/2024	NAP	9/11/2024	NAP	NAP	No	Fee
18.02	Property		1	Holly Hill Ashland and Holly Hill Iowa	NAP	NAP	9/11/2024	NAP	9/11/2024	NAP	NAP	Yes - A	Fee
18.03	Property		1	Los Robles	NAP	NAP	9/11/2024	NAP	9/11/2024	NAP	NAP	No	Fee
18.04	Property		1	Fairview	NAP	NAP	9/11/2024	NAP	9/11/2024	NAP	NAP	Yes - AE	Fee
18.05	Property		1	Silver City RV Park	NAP	NAP	9/11/2024	NAP	9/11/2024	NAP	NAP	No	Fee
19	Loan	5, 6, 7, H	11	Ignite Portfolio
19.01	Property		1	Candlewood	NAP	NAP	6/20/2024	NAP	6/20/2024	NAP	NAP	No	Fee
19.02	Property		1	Auburn Crossing	NAP	NAP	6/12/2024	NAP	6/12/2024	NAP	NAP	No	Fee
19.03	Property		1	Fawn Creek	NAP	NAP	6/12/2024	NAP	6/12/2024	NAP	NAP	No	Fee
19.04	Property		1	Harborton Estates	NAP	NAP	6/12/2024	NAP	6/12/2024	NAP	NAP	No	Leasehold
19.05	Property		1	Fawn Brook	NAP	NAP	6/20/2024	NAP	6/20/2024	NAP	NAP	No	Fee
19.06	Property		1	Fox Meadows	NAP	NAP	6/12/2024	NAP	6/12/2024	NAP	NAP	No	Fee
19.07	Property		1	South Town	NAP	NAP	6/12/2024	NAP	6/12/2024	NAP	NAP	No	Fee
19.08	Property		1	Rabbit River	NAP	NAP	6/12/2024	NAP	6/12/2024	NAP	NAP	No	Fee
19.09	Property		1	Westview Estates	NAP	NAP	6/12/2024	NAP	6/12/2024	NAP	NAP	No	Fee
19.1	Property		1	Country Meadows	NAP	NAP	6/12/2024	NAP	6/12/2024	NAP	NAP	No	Fee
19.11	Property		1	Lake View	NAP	NAP	6/20/2024	NAP	6/20/2024	NAP	NAP	No	Fee
20	Loan	21, I	1	Two Towne Square	6.2%	50,040	10/9/2024	NAP	10/17/2024	NAP	NAP	No	Fee
21	Loan		1	Greens at Fort Mill	NAP	NAP	10/10/2024	NAP	10/10/2024	NAP	NAP	No	Fee
22	Loan		1	Division Street Apartments	NAP	NAP	8/6/2024	NAP	8/6/2024	8/6/2024	10%	No	Fee
23	Loan	22	1	Commerce Station RV Park	NAP	NAP	10/9/2024	NAP	10/9/2024	NAP	NAP	No	Fee
24	Loan		1	CityLine Lumpkin 400	NAP	NAP	9/11/2024	NAP	9/11/2024	NAP	NAP	No	Fee
25	Loan	6	3	GK Retail Portfolio
25.01	Property		1	Canton Plaza	9.7%	1/31/2030	9/13/2024	NAP	9/12/2024	NAP	NAP	No	Fee
25.02	Property		1	Lansing Plaza	NAP	NAP	9/16/2024	NAP	9/16/2024	NAP	NAP	No	Fee
25.03	Property		1	Okemos Plaza	NAP	NAP	9/18/2024	NAP	9/17/2024	NAP	NAP	Yes - AE	Fee
26	Loan	J	1	Greenlaw MHC	NAP	NAP	7/20/2024	NAP	7/22/2024	NAP	NAP	No	Fee
27	Loan	K	1	Anna Crossing MHC	NAP	NAP	8/7/2024	NAP	7/12/2024	NAP	NAP	No	Fee

A-1-16

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)
1	Loan	5, 8, 9, A	1	Queens Center	5/31/2048	None	6/13/3530
2	Loan	5, 6, 7, 10, 11	52	Mini Mall Self Storage
2.01	Property		1	Carroll	NAP	NAP	NAP
2.02	Property		1	Enterprise - Rucker Blvd	NAP	NAP	NAP
2.03	Property		1	West Memphis	NAP	NAP	NAP
2.04	Property		1	Belpre	NAP	NAP	NAP
2.05	Property		1	Marietta	NAP	NAP	NAP
2.06	Property		1	Enterprise - Geneva Hwy	NAP	NAP	NAP
2.07	Property		1	Parkersburg - Garfield Ave	NAP	NAP	NAP
2.08	Property		1	Bridgeport	NAP	NAP	NAP
2.09	Property		1	Enterprise - Salem Rd	NAP	NAP	NAP
2.10	Property		1	Elizabethton	NAP	NAP	NAP
2.11	Property		1	Cedar Lake	NAP	NAP	NAP
2.12	Property		1	Kannapolis	NAP	NAP	NAP
2.13	Property		1	Johnson City - South Roan	NAP	NAP	NAP
2.14	Property		1	Cincinnati	NAP	NAP	NAP
2.15	Property		1	Mooresville	NAP	NAP	NAP
2.16	Property		1	Bloomington	NAP	NAP	NAP
2.17	Property		1	Newton	NAP	NAP	NAP
2.18	Property		1	Proctorville	NAP	NAP	NAP
2.19	Property		1	Kingsport - Brookside School	NAP	NAP	NAP
2.2	Property		1	Bristol	NAP	NAP	NAP
2.21	Property		1	Hurricane	NAP	NAP	NAP
2.22	Property		1	Blountville	NAP	NAP	NAP
2.23	Property		1	Little Rock	NAP	NAP	NAP
2.24	Property		1	Cedar Lake - Wicker Ave	NAP	NAP	NAP
2.25	Property		1	Clarksville	NAP	NAP	NAP
2.26	Property		1	Parkersburg	NAP	NAP	NAP
2.27	Property		1	Piney Flats	NAP	NAP	NAP
2.28	Property		1	Cross Lanes	NAP	NAP	NAP
2.29	Property		1	Shelby	NAP	NAP	NAP
2.30	Property		1	Batesville	NAP	NAP	NAP
2.31	Property		1	Greeneville	NAP	NAP	NAP
2.32	Property		1	Cleveland - N. Washington	NAP	NAP	NAP
2.33	Property		1	Morgantown - Lower Aarons	NAP	NAP	NAP
2.34	Property		1	Morgantown - Canyon Rd	NAP	NAP	NAP
2.35	Property		1	Asheville	NAP	NAP	NAP
2.36	Property		1	Splendora - Old Hwy 59N	NAP	NAP	NAP
2.37	Property		1	Nitro - 1st Ave S	NAP	NAP	NAP
2.38	Property		1	Elkview	NAP	NAP	NAP
2.39	Property		1	Nitro - 4131 1st St	NAP	NAP	NAP
2.40	Property		1	Splendora - US-59	NAP	NAP	NAP
2.41	Property		1	Conroe - Hwy 105E	NAP	NAP	NAP
2.42	Property		1	Coolville	NAP	NAP	NAP
2.43	Property		1	Little Hocking	NAP	NAP	NAP
2.44	Property		1	Ravenswood	NAP	NAP	NAP
2.45	Property		1	Racine	NAP	NAP	NAP
2.46	Property		1	Cedar Lake - 127th Pl.	NAP	NAP	NAP
2.47	Property		1	Conroe - Woodland Forest	NAP	NAP	NAP
2.48	Property		1	Nitro - 11th St	NAP	NAP	NAP
2.49	Property		1	Conroe - Bryant Rd	NAP	NAP	NAP
2.50	Property		1	Cleveland - CR388	NAP	NAP	NAP
2.51	Property		1	Nitro - 503 Main Ave	NAP	NAP	NAP
2.52	Property		1	Nitro - 1202 Main Ave	NAP	NAP	NAP
3	Loan		1	Elevate on Main	NAP	NAP	NAP
4	Loan	5, B	1	Gateway Center North	NAP	NAP	NAP
5	Loan		1	Polsinelli Headquarters	Office: 12/1/2037; Parking: 6/14/2040	None	Office: Sum of monthly bond payments; Parking: $1.00
6	Loan	5, 6, 7, 12, 13, 14, 15	15	Rockefeller Center
6.01	Property		1	30 Rockefeller Plaza	NAP	NAP	NAP
6.02	Property		1	45 Rockefeller Plaza	NAP	NAP	NAP
6.03	Property		1	10 Rockefeller Plaza	NAP	NAP	NAP
6.04	Property		1	1230 Avenue Of The Americas	NAP	NAP	NAP
6.05	Property		1	50 Rockefeller Plaza	NAP	NAP	NAP
6.06	Property		1	1 Rockefeller Plaza	NAP	NAP	NAP
6.07	Property		1	600 Fifth Avenue	NAP	NAP	NAP
6.08	Property		1	620 Fifth Avenue	NAP	NAP	NAP
6.09	Property		1	610 Fifth Avenue	NAP	NAP	NAP
6.1	Property		1	1270 Avenue Of The Americas	NAP	NAP	NAP
6.11	Property		1	30 Rock Condos	NAP	NAP	NAP
6.12	Property		1	The Little Nell	NAP	NAP	NAP
6.13	Property		1	Radio City Music Hall	NAP	NAP	NAP
6.14	Property		1	1240 Avenue Of The Americas	NAP	NAP	NAP
6.15	Property		1	1258 Avenue Of The Americas	NAP	NAP	NAP
7	Loan		1	Renaissance Newport Beach	NAP	NAP	NAP
8	Loan	5, 16, C	1	Bay Plaza Community Center	NAP	NAP	NAP
9	Loan	5, 6, 7, D	21	Sunbelt MHC Portfolio
9.01	Property		1	River Run	NAP	NAP	NAP
9.02	Property		1	Las Quintas	NAP	NAP	NAP
9.03	Property		1	Del Pueblo	NAP	NAP	NAP
9.04	Property		1	River Grove	NAP	NAP	NAP
9.05	Property		1	Indian Skies	NAP	NAP	NAP
9.06	Property		1	Quail Run	NAP	NAP	NAP
9.07	Property		1	Kastaway Key	NAP	NAP	NAP
9.08	Property		1	Landing Resort	NAP	NAP	NAP
9.09	Property		1	Ridgecrest	NAP	NAP	NAP
9.1	Property		1	Olive Hill	NAP	NAP	NAP
9	Property		1	Wildwood Acres	NAP	NAP	NAP
9.12	Property		1	Orange Grove	NAP	NAP	NAP
9.13	Property		1	Elmwood	NAP	NAP	NAP

A-1-17

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)
9.14	Property		1	Seabranch	NAP	NAP	NAP
9.15	Property		1	Royal Palms	NAP	NAP	NAP
9.16	Property		1	Sandbar	NAP	NAP	NAP
9.17	Property		1	San Tan Vista	NAP	NAP	NAP
9.18	Property		1	Lake Ridge	NAP	NAP	NAP
9.19	Property		1	Cliftwood	NAP	NAP	NAP
9.2	Property		1	Zephyr Palms	NAP	NAP	NAP
9.21	Property		1	Bamboo	NAP	NAP	NAP
10	Loan	17	1	Artisan Circle	NAP	NAP	NAP
11	Loan		1	Fifth Third Center	NAP	NAP	NAP
12	Loan	7, 18, E	1	Holiday City MHC	NAP	NAP	NAP
13	Loan	6, 7, 19	16	Oklahoma Industrial Portfolio
13.01	Property		1	1700 South Eastern Avenue	NAP	NAP	NAP
13.02	Property		1	3300 North Banner Road	NAP	NAP	NAP
13.03	Property		1	6701 South Eastern Avenue	NAP	NAP	NAP
13.04	Property		1	401 North Sara Road	NAP	NAP	NAP
13.05	Property		1	3280 Davinion Road	NAP	NAP	NAP
13.06	Property		1	4700 North Bryant Avenue	NAP	NAP	NAP
13.07	Property		1	5204 West I-40 Service Road	NAP	NAP	NAP
13.08	Property		1	7408-7424 Southwest 69th Street	NAP	NAP	NAP
13.09	Property		1	3105 Davinion Road	NAP	NAP	NAP
13.1	Property		1	3380 Davinion Road	NAP	NAP	NAP
13.11	Property		1	3205 Davinion Road	NAP	NAP	NAP
13.12	Property		1	9111 West 96th Street South	NAP	NAP	NAP
13.13	Property		1	5311 Southwest 11th Street	NAP	NAP	NAP
13.14	Property		1	5055 South Eastern Avenue	NAP	NAP	NAP
13.15	Property		1	5302 Southwest 11th Street	NAP	NAP	NAP
13.16	Property		1	5230 Southwest 11th Street	NAP	NAP	NAP
14	Loan	6, 7, F	5	ARX Portfolio
14.01	Property		1	Birchwood	NAP	NAP	NAP
14.02	Property		1	Driftwood	NAP	NAP	NAP
14.03	Property		1	Freemansburg	NAP	NAP	NAP
14.04	Property		1	Barton Court	NAP	NAP	NAP
14.05	Property		1	Malaga	NAP	NAP	NAP
15	Loan		1	Helena Skyway	NAP	NAP	NAP
16	Loan		1	Ventura Apartments	NAP	NAP	NAP
17	Loan	20	1	833-837 Maple Street	NAP	NAP	NAP
18	Loan	6, G	5	Saratoga MHC Portfolio
18.01	Property		1	Oakhill	NAP	NAP	NAP
18.02	Property		1	Holly Hill Ashland and Holly Hill Iowa	NAP	NAP	NAP
18.03	Property		1	Los Robles	NAP	NAP	NAP
18.04	Property		1	Fairview	NAP	NAP	NAP
18.05	Property		1	Silver City RV Park	NAP	NAP	NAP
19	Loan	5, 6, 7, H	11	Ignite Portfolio
19.01	Property		1	Candlewood	NAP	NAP	NAP
19.02	Property		1	Auburn Crossing	NAP	NAP	NAP
19.03	Property		1	Fawn Creek	NAP	NAP	NAP
19.04	Property		1	Harborton Estates	9/30/2050

The Ground Lease may be extended at the lesse's option under the same terms of the existing ground lease, except (i) the term shall be extended for 99 years from the effectve date of the extension and (ii) rent shall continue as is through the current expiration date and therafter, at fair market rent either mutually agreed to by the parties or as approved by the Court of Common Pleas, Dauphin County, Pennsylvania Orphan's Court Division based on the proofs of the parties.

							11/7/1901
19.05	Property		1	Fawn Brook	NAP	NAP	NAP
19.06	Property		1	Fox Meadows	NAP	NAP	NAP
19.07	Property		1	South Town	NAP	NAP	NAP
19.08	Property		1	Rabbit River	NAP	NAP	NAP
19.09	Property		1	Westview Estates	NAP	NAP	NAP
19.1	Property		1	Country Meadows	NAP	NAP	NAP
19.11	Property		1	Lake View	NAP	NAP	NAP
20	Loan	21, I	1	Two Towne Square	NAP	NAP	NAP
21	Loan		1	Greens at Fort Mill	NAP	NAP	NAP
22	Loan		1	Division Street Apartments	NAP	NAP	NAP
23	Loan	22	1	Commerce Station RV Park	NAP	NAP	NAP
24	Loan		1	CityLine Lumpkin 400	NAP	NAP	NAP
25	Loan	6	3	GK Retail Portfolio
25.01	Property		1	Canton Plaza	NAP	NAP	NAP
25.02	Property		1	Lansing Plaza	NAP	NAP	NAP
25.03	Property		1	Okemos Plaza	NAP	NAP	NAP
26	Loan	J	1	Greenlaw MHC	NAP	NAP	NAP
27	Loan	K	1	Anna Crossing MHC	NAP	NAP	NAP

A-1-18

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)
1	Loan	5, 8, 9, A	1	Queens Center	Yes	0	Springing	0	Springing	0	Springing	206,017	0	Springing	641,476
2	Loan	5, 6, 7, 10, 11	52	Mini Mall Self Storage		261,988	119,946	0	Springing	0	27,659	0	0	0	0
2.01	Property		1	Carroll	NAP
2.02	Property		1	Enterprise - Rucker Blvd	NAP
2.03	Property		1	West Memphis	NAP
2.04	Property		1	Belpre	NAP
2.05	Property		1	Marietta	NAP
2.06	Property		1	Enterprise - Geneva Hwy	NAP
2.07	Property		1	Parkersburg - Garfield Ave	NAP
2.08	Property		1	Bridgeport	NAP
2.09	Property		1	Enterprise - Salem Rd	NAP
2.10	Property		1	Elizabethton	NAP
2.11	Property		1	Cedar Lake	NAP
2.12	Property		1	Kannapolis	NAP
2.13	Property		1	Johnson City - South Roan	NAP
2.14	Property		1	Cincinnati	NAP
2.15	Property		1	Mooresville	NAP
2.16	Property		1	Bloomington	NAP
2.17	Property		1	Newton	NAP
2.18	Property		1	Proctorville	NAP
2.19	Property		1	Kingsport - Brookside School	NAP
2.2	Property		1	Bristol	NAP
2.21	Property		1	Hurricane	NAP
2.22	Property		1	Blountville	NAP
2.23	Property		1	Little Rock	NAP
2.24	Property		1	Cedar Lake - Wicker Ave	NAP
2.25	Property		1	Clarksville	NAP
2.26	Property		1	Parkersburg	NAP
2.27	Property		1	Piney Flats	NAP
2.28	Property		1	Cross Lanes	NAP
2.29	Property		1	Shelby	NAP
2.30	Property		1	Batesville	NAP
2.31	Property		1	Greeneville	NAP
2.32	Property		1	Cleveland - N. Washington	NAP
2.33	Property		1	Morgantown - Lower Aarons	NAP
2.34	Property		1	Morgantown - Canyon Rd	NAP
2.35	Property		1	Asheville	NAP
2.36	Property		1	Splendora - Old Hwy 59N	NAP
2.37	Property		1	Nitro - 1st Ave S	NAP
2.38	Property		1	Elkview	NAP
2.39	Property		1	Nitro - 4131 1st St	NAP
2.40	Property		1	Splendora - US-59	NAP
2.41	Property		1	Conroe - Hwy 105E	NAP
2.42	Property		1	Coolville	NAP
2.43	Property		1	Little Hocking	NAP
2.44	Property		1	Ravenswood	NAP
2.45	Property		1	Racine	NAP
2.46	Property		1	Cedar Lake - 127th Pl.	NAP
2.47	Property		1	Conroe - Woodland Forest	NAP
2.48	Property		1	Nitro - 11th St	NAP
2.49	Property		1	Conroe - Bryant Rd	NAP
2.50	Property		1	Cleveland - CR388	NAP
2.51	Property		1	Nitro - 503 Main Ave	NAP
2.52	Property		1	Nitro - 1202 Main Ave	NAP
3	Loan		1	Elevate on Main	NAP	48,250	48,250	0	Springing	0	8,333	500,000	0	0	0
4	Loan	5, B	1	Gateway Center North	NAP	0	Springing	0	Springing	0	Springing	143,599	0	Springing	957,344
5	Loan		1	Polsinelli Headquarters	No	0	Springing	0	Springing	0	5,287	0	0	0	0
6	Loan	5, 6, 7, 12, 13, 14, 15	15	Rockefeller Center		0	Springing	0	Springing	0	Springing	2,162,241	0	1,801,868	$85.00 per rentable square foot of the applicable Lease Sweep Premises
6.01	Property		1	30 Rockefeller Plaza	NAP
6.02	Property		1	45 Rockefeller Plaza	NAP
6.03	Property		1	10 Rockefeller Plaza	NAP
6.04	Property		1	1230 Avenue Of The Americas	NAP
6.05	Property		1	50 Rockefeller Plaza	NAP
6.06	Property		1	1 Rockefeller Plaza	NAP
6.07	Property		1	600 Fifth Avenue	NAP
6.08	Property		1	620 Fifth Avenue	NAP
6.09	Property		1	610 Fifth Avenue	NAP
6.1	Property		1	1270 Avenue Of The Americas	NAP
6.11	Property		1	30 Rock Condos	NAP
6.12	Property		1	The Little Nell	NAP
6.13	Property		1	Radio City Music Hall	NAP
6.14	Property		1	1240 Avenue Of The Americas	NAP
6.15	Property		1	1258 Avenue Of The Americas	NAP
7	Loan		1	Renaissance Newport Beach	NAP	260,617	130,309	150,471	15,047	0	Springing	0	0	0	0
8	Loan	5, 16, C	1	Bay Plaza Community Center	NAP	0	Springing	0	Springing	7,110	7,110	170,644	1,000,000	Springing	1,000,000
9	Loan	5, 6, 7, D	21	Sunbelt MHC Portfolio		1,290,508	143,390	271,467	90,489	0	16,707	0	0	0	0
9.01	Property		1	River Run	NAP
9.02	Property		1	Las Quintas	NAP
9.03	Property		1	Del Pueblo	NAP
9.04	Property		1	River Grove	NAP
9.05	Property		1	Indian Skies	NAP
9.06	Property		1	Quail Run	NAP
9.07	Property		1	Kastaway Key	NAP
9.08	Property		1	Landing Resort	NAP
9.09	Property		1	Ridgecrest	NAP
9.1	Property		1	Olive Hill	NAP
9	Property		1	Wildwood Acres	NAP
9.12	Property		1	Orange Grove	NAP
9.13	Property		1	Elmwood	NAP

A-1-19

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)
9.14	Property		1	Seabranch	NAP
9.15	Property		1	Royal Palms	NAP
9.16	Property		1	Sandbar	NAP
9.17	Property		1	San Tan Vista	NAP
9.18	Property		1	Lake Ridge	NAP
9.19	Property		1	Cliftwood	NAP
9.2	Property		1	Zephyr Palms	NAP
9.21	Property		1	Bamboo	NAP
10	Loan	17	1	Artisan Circle	NAP	0	116,283	197,374	Springing	3,729	3,729	0	7,000,000	0	NAP
11	Loan		1	Fifth Third Center	NAP	756,220	151,244	0	Springing	0	9,219	0	3,000,000	57,730	0
12	Loan	7, 18, E	1	Holiday City MHC	NAP	47,755	11,939	133,237	13,324	0	3,379	0	0	0	0
13	Loan	6, 7, 19	16	Oklahoma Industrial Portfolio		381,047	35,472	71,090	Springing	0	2,893	0	0	10,125	0
13.01	Property		1	1700 South Eastern Avenue	NAP
13.02	Property		1	3300 North Banner Road	NAP
13.03	Property		1	6701 South Eastern Avenue	NAP
13.04	Property		1	401 North Sara Road	NAP
13.05	Property		1	3280 Davinion Road	NAP
13.06	Property		1	4700 North Bryant Avenue	NAP
13.07	Property		1	5204 West I-40 Service Road	NAP
13.08	Property		1	7408-7424 Southwest 69th Street	NAP
13.09	Property		1	3105 Davinion Road	NAP
13.1	Property		1	3380 Davinion Road	NAP
13.11	Property		1	3205 Davinion Road	NAP
13.12	Property		1	9111 West 96th Street South	NAP
13.13	Property		1	5311 Southwest 11th Street	NAP
13.14	Property		1	5055 South Eastern Avenue	NAP
13.15	Property		1	5302 Southwest 11th Street	NAP
13.16	Property		1	5230 Southwest 11th Street	NAP
14	Loan	6, 7, F	5	ARX Portfolio		0	13,962	0	Springing	0	1,846	0	0	0	0
14.01	Property		1	Birchwood	NAP
14.02	Property		1	Driftwood	NAP
14.03	Property		1	Freemansburg	NAP
14.04	Property		1	Barton Court	NAP
14.05	Property		1	Malaga	NAP
15	Loan		1	Helena Skyway	NAP	186,787	31,132	80,872	7,352	0	2,717	97,812	0	$20,376.00 monthly; Springing	0
16	Loan		1	Ventura Apartments	NAP	10,370	5,263	95,220	9,618	0	3,458	0	0	0	0
17	Loan	20	1	833-837 Maple Street	NAP	22,583	7,528	13,128	Springing	0	688	0	0	0	0
18	Loan	6, G	5	Saratoga MHC Portfolio		47,178	11,795	90,661	12,564	0	1,529	0	0	0	0
18.01	Property		1	Oakhill	NAP
18.02	Property		1	Holly Hill Ashland and Holly Hill Iowa	NAP
18.03	Property		1	Los Robles	NAP
18.04	Property		1	Fairview	NAP
18.05	Property		1	Silver City RV Park	NAP
19	Loan	5, 6, 7, H	11	Ignite Portfolio		114,328	38,109	151,444	18,930	0	10,371	0	0	0	0
19.01	Property		1	Candlewood	NAP
19.02	Property		1	Auburn Crossing	NAP
19.03	Property		1	Fawn Creek	NAP
19.04	Property		1	Harborton Estates	No
19.05	Property		1	Fawn Brook	NAP
19.06	Property		1	Fox Meadows	NAP
19.07	Property		1	South Town	NAP
19.08	Property		1	Rabbit River	NAP
19.09	Property		1	Westview Estates	NAP
19.1	Property		1	Country Meadows	NAP
19.11	Property		1	Lake View	NAP
20	Loan	21, I	1	Two Towne Square	NAP	255,745	51,473	0	Springing	3,029	3,029	0	1,000,000	22,716	0
21	Loan		1	Greens at Fort Mill	NAP	0	26,375	0	Springing	0	1,387	16,646	0	0	0
22	Loan		1	Division Street Apartments	NAP	111,396	9,283	0	2,400	0	1,229	0	0	0	0
23	Loan	22	1	Commerce Station RV Park	NAP	3,230	1,615	22,688	1,891	0	742	0	0	0	0
24	Loan		1	CityLine Lumpkin 400	NAP	3,547	3,547	4,653	1,551	0	738	0	0	0	0
25	Loan	6	3	GK Retail Portfolio		78,883	15,777	10,845	2,711	151,084	649	0	325,000	4,053	0
25.01	Property		1	Canton Plaza	NAP
25.02	Property		1	Lansing Plaza	NAP
25.03	Property		1	Okemos Plaza	NAP
26	Loan	J	1	Greenlaw MHC	NAP	2,570	1,285	21,760	1,978	0	296	0	0	0	0
27	Loan	K	1	Anna Crossing MHC	NAP	28,687	2,869	1,235	617	0	483	0	0	0	0

A-1-20

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description
1	Loan	5, 8, 9, A	1	Queens Center	0	0	0	0	12,211,534	0	Outstanding TI/LC Reserve ($11,562,092); Gap Rent Reserve ($649,442)	0	0	NAP
2	Loan	5, 6, 7, 10, 11	52	Mini Mall Self Storage	0	0	0	240,160	0	0	NAP	0	0	NAP
2.01	Property		1	Carroll
2.02	Property		1	Enterprise - Rucker Blvd
2.03	Property		1	West Memphis
2.04	Property		1	Belpre
2.05	Property		1	Marietta
2.06	Property		1	Enterprise - Geneva Hwy
2.07	Property		1	Parkersburg - Garfield Ave
2.08	Property		1	Bridgeport
2.09	Property		1	Enterprise - Salem Rd
2.10	Property		1	Elizabethton
2.11	Property		1	Cedar Lake
2.12	Property		1	Kannapolis
2.13	Property		1	Johnson City - South Roan
2.14	Property		1	Cincinnati
2.15	Property		1	Mooresville
2.16	Property		1	Bloomington
2.17	Property		1	Newton
2.18	Property		1	Proctorville
2.19	Property		1	Kingsport - Brookside School
2.2	Property		1	Bristol
2.21	Property		1	Hurricane
2.22	Property		1	Blountville
2.23	Property		1	Little Rock
2.24	Property		1	Cedar Lake - Wicker Ave
2.25	Property		1	Clarksville
2.26	Property		1	Parkersburg
2.27	Property		1	Piney Flats
2.28	Property		1	Cross Lanes
2.29	Property		1	Shelby
2.30	Property		1	Batesville
2.31	Property		1	Greeneville
2.32	Property		1	Cleveland - N. Washington
2.33	Property		1	Morgantown - Lower Aarons
2.34	Property		1	Morgantown - Canyon Rd
2.35	Property		1	Asheville
2.36	Property		1	Splendora - Old Hwy 59N
2.37	Property		1	Nitro - 1st Ave S
2.38	Property		1	Elkview
2.39	Property		1	Nitro - 4131 1st St
2.40	Property		1	Splendora - US-59
2.41	Property		1	Conroe - Hwy 105E
2.42	Property		1	Coolville
2.43	Property		1	Little Hocking
2.44	Property		1	Ravenswood
2.45	Property		1	Racine
2.46	Property		1	Cedar Lake - 127th Pl.
2.47	Property		1	Conroe - Woodland Forest
2.48	Property		1	Nitro - 11th St
2.49	Property		1	Conroe - Bryant Rd
2.50	Property		1	Cleveland - CR388
2.51	Property		1	Nitro - 503 Main Ave
2.52	Property		1	Nitro - 1202 Main Ave
3	Loan		1	Elevate on Main	0	0	0	25,990	0	0	NAP	0	0	NAP
4	Loan	5, B	1	Gateway Center North	0	0	0	0	3,084,213	0	Landlord Obligation Reserve ($1,353,710), Gap Rent Reserve ($1,730,503)	0	0	NAP
5	Loan		1	Polsinelli Headquarters	0	0	0	0	1,340,000	0	Polsinelli Refurbishment Reserve ($1,000,000); Office Lease Rent Reserve ($340,000)	0	0	NAP
6	Loan	5, 6, 7, 12, 13, 14, 15	15	Rockefeller Center	0	0	0	0	246,794,668	Springing	Specified Tenant Reserves ($246,794,668), Condominium Common Charges Account (Springing)	0	0	NAP
6.01	Property		1	30 Rockefeller Plaza
6.02	Property		1	45 Rockefeller Plaza
6.03	Property		1	10 Rockefeller Plaza
6.04	Property		1	1230 Avenue Of The Americas
6.05	Property		1	50 Rockefeller Plaza
6.06	Property		1	1 Rockefeller Plaza
6.07	Property		1	600 Fifth Avenue
6.08	Property		1	620 Fifth Avenue
6.09	Property		1	610 Fifth Avenue
6.1	Property		1	1270 Avenue Of The Americas
6.11	Property		1	30 Rock Condos
6.12	Property		1	The Little Nell
6.13	Property		1	Radio City Music Hall
6.14	Property		1	1240 Avenue Of The Americas
6.15	Property		1	1258 Avenue Of The Americas
7	Loan		1	Renaissance Newport Beach	0	0	0	0	0	Springing	PIP Reserve	0	0	NAP
8	Loan	5, 16, C	1	Bay Plaza Community Center	0	0	0	0	1,941,930	0	Outstanding TI/LC Reserve	0	0	NAP
9	Loan	5, 6, 7, D	21	Sunbelt MHC Portfolio	0	0	0	51,953	0	Springing	DSCR Resizing Escrow	0	0	NAP
9.01	Property		1	River Run
9.02	Property		1	Las Quintas
9.03	Property		1	Del Pueblo
9.04	Property		1	River Grove
9.05	Property		1	Indian Skies
9.06	Property		1	Quail Run
9.07	Property		1	Kastaway Key
9.08	Property		1	Landing Resort
9.09	Property		1	Ridgecrest
9.1	Property		1	Olive Hill
9	Property		1	Wildwood Acres
9.12	Property		1	Orange Grove
9.13	Property		1	Elmwood

A-1-21

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description
9.14	Property		1	Seabranch
9.15	Property		1	Royal Palms
9.16	Property		1	Sandbar
9.17	Property		1	San Tan Vista
9.18	Property		1	Lake Ridge
9.19	Property		1	Cliftwood
9.2	Property		1	Zephyr Palms
9.21	Property		1	Bamboo
10	Loan	17	1	Artisan Circle	0	0	0	36,570	3,276,272	Springing	Free Rent Reserve ($794,282); Outstanding TI Reserve ($2,481,990); Condominium Assessments Reserve (Springing)	0	0	NAP
11	Loan		1	Fifth Third Center	0	0	0	0	1,285,565	0	Rent Concession Reserve Funds ($258,579); Existing TI/LC Reserve Funds ($1,026,986)	0	0	NAP
12	Loan	7, 18, E	1	Holiday City MHC	0	0	0	863	0	0	NAP	0	0	NAP
13	Loan	6, 7, 19	16	Oklahoma Industrial Portfolio	0	0	0	93,450	0	0	NAP	0	0	NAP
13.01	Property		1	1700 South Eastern Avenue
13.02	Property		1	3300 North Banner Road
13.03	Property		1	6701 South Eastern Avenue
13.04	Property		1	401 North Sara Road
13.05	Property		1	3280 Davinion Road
13.06	Property		1	4700 North Bryant Avenue
13.07	Property		1	5204 West I-40 Service Road
13.08	Property		1	7408-7424 Southwest 69th Street
13.09	Property		1	3105 Davinion Road
13.1	Property		1	3380 Davinion Road
13.11	Property		1	3205 Davinion Road
13.12	Property		1	9111 West 96th Street South
13.13	Property		1	5311 Southwest 11th Street
13.14	Property		1	5055 South Eastern Avenue
13.15	Property		1	5302 Southwest 11th Street
13.16	Property		1	5230 Southwest 11th Street
14	Loan	6, 7, F	5	ARX Portfolio	0	0	0	0	219,661	0	Environmental Reserve ($155,000); Birchwood Lien Reserve ($64,661)	0	0	NAP
14.01	Property		1	Birchwood
14.02	Property		1	Driftwood
14.03	Property		1	Freemansburg
14.04	Property		1	Barton Court
14.05	Property		1	Malaga
15	Loan		1	Helena Skyway	0	0	0	30,636	514,600	0	Existing TI/LC Reserve ($450,545); Rent Concession Reserve ($64,055),	0	0	NAP
16	Loan		1	Ventura Apartments	0	0	0	159,313	0	0	NAP	0	0	NAP
17	Loan	20	1	833-837 Maple Street	0	0	0	0	740,215	0	Unabated Real Estate Tax Reserve Funds ($241,669); Prepaid Rent Reserve Funds ($44,986); Earnout Reserve Funds ($453,560)	0	0	NAP
18	Loan	6, G	5	Saratoga MHC Portfolio	0	0	0	22,742	0	0	NAP	0	0	NAP
18.01	Property		1	Oakhill
18.02	Property		1	Holly Hill Ashland and Holly Hill Iowa
18.03	Property		1	Los Robles
18.04	Property		1	Fairview
18.05	Property		1	Silver City RV Park
19	Loan	5, 6, 7, H	11	Ignite Portfolio	0	0	0	271,347	124,509	0	JB Water Litigation Reserve: ($86,009); Water Supply Repairs Reserve: ($38,500)	0	0	NAP
19.01	Property		1	Candlewood
19.02	Property		1	Auburn Crossing
19.03	Property		1	Fawn Creek
19.04	Property		1	Harborton Estates
19.05	Property		1	Fawn Brook
19.06	Property		1	Fox Meadows
19.07	Property		1	South Town
19.08	Property		1	Rabbit River
19.09	Property		1	Westview Estates
19.1	Property		1	Country Meadows
19.11	Property		1	Lake View
20	Loan	21, I	1	Two Towne Square	0	0	0	0	1,524,755	0	Free Rent Reserve ($200,255); Outstanding TI Reserve ($1,324,500)	0	0	NAP
21	Loan		1	Greens at Fort Mill	0	0	0	0	0	0	NAP	0	0	NAP
22	Loan		1	Division Street Apartments	0	0	0	0	0	0	NAP	0	0	NAP
23	Loan	22	1	Commerce Station RV Park	0	0	0	0	0	0	NAP	0	0	NAP
24	Loan		1	CityLine Lumpkin 400	0	0	0	0	0	0	NAP	0	0	NAP
25	Loan	6	3	GK Retail Portfolio	0	0	0	67,500	0	Springing	Pet Supplies Plus Leasing Reserve	0	0	NAP
25.01	Property		1	Canton Plaza
25.02	Property		1	Lansing Plaza
25.03	Property		1	Okemos Plaza
26	Loan	J	1	Greenlaw MHC	0	0	0	9,075	0	0	NAP	0	0	NAP
27	Loan	K	1	Anna Crossing MHC	0	0	0	17,500	0	0	NAP	0	0	NAP

A-1-22

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate
1	Loan	5, 8, 9, A	1	Queens Center	Hard	Springing	Yes	No	Yes	No	85,000,000	440,000,000	1,996,347.22	2,382,005.21	NAP	NAP
2	Loan	5, 6, 7, 10, 11	52	Mini Mall Self Storage	Springing	Springing	Yes	No	Yes	No	83,250,000	96,750,000	488,016.41	907,937.50	NAP	NAP
2.01	Property		1	Carroll
2.02	Property		1	Enterprise - Rucker Blvd
2.03	Property		1	West Memphis
2.04	Property		1	Belpre
2.05	Property		1	Marietta
2.06	Property		1	Enterprise - Geneva Hwy
2.07	Property		1	Parkersburg - Garfield Ave
2.08	Property		1	Bridgeport
2.09	Property		1	Enterprise - Salem Rd
2.10	Property		1	Elizabethton
2.11	Property		1	Cedar Lake
2.12	Property		1	Kannapolis
2.13	Property		1	Johnson City - South Roan
2.14	Property		1	Cincinnati
2.15	Property		1	Mooresville
2.16	Property		1	Bloomington
2.17	Property		1	Newton
2.18	Property		1	Proctorville
2.19	Property		1	Kingsport - Brookside School
2.2	Property		1	Bristol
2.21	Property		1	Hurricane
2.22	Property		1	Blountville
2.23	Property		1	Little Rock
2.24	Property		1	Cedar Lake - Wicker Ave
2.25	Property		1	Clarksville
2.26	Property		1	Parkersburg
2.27	Property		1	Piney Flats
2.28	Property		1	Cross Lanes
2.29	Property		1	Shelby
2.30	Property		1	Batesville
2.31	Property		1	Greeneville
2.32	Property		1	Cleveland - N. Washington
2.33	Property		1	Morgantown - Lower Aarons
2.34	Property		1	Morgantown - Canyon Rd
2.35	Property		1	Asheville
2.36	Property		1	Splendora - Old Hwy 59N
2.37	Property		1	Nitro - 1st Ave S
2.38	Property		1	Elkview
2.39	Property		1	Nitro - 4131 1st St
2.40	Property		1	Splendora - US-59
2.41	Property		1	Conroe - Hwy 105E
2.42	Property		1	Coolville
2.43	Property		1	Little Hocking
2.44	Property		1	Ravenswood
2.45	Property		1	Racine
2.46	Property		1	Cedar Lake - 127th Pl.
2.47	Property		1	Conroe - Woodland Forest
2.48	Property		1	Nitro - 11th St
2.49	Property		1	Conroe - Bryant Rd
2.50	Property		1	Cleveland - CR388
2.51	Property		1	Nitro - 503 Main Ave
2.52	Property		1	Nitro - 1202 Main Ave
3	Loan		1	Elevate on Main	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	5, B	1	Gateway Center North	Hard	Springing	Yes	No	Yes	No	65,000,000	235,000,000	1,355,522.97	1,730,454.86	NAP	NAP
5	Loan		1	Polsinelli Headquarters	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	5, 6, 7, 12, 13, 14, 15	15	Rockefeller Center	Hard	Springing	Yes	Yes	Yes	No	60,000,000	1,908,500,000	8,575,669.80	8,845,274.30	1,531,500,000	7.29912823832844%
6.01	Property		1	30 Rockefeller Plaza
6.02	Property		1	45 Rockefeller Plaza
6.03	Property		1	10 Rockefeller Plaza
6.04	Property		1	1230 Avenue Of The Americas
6.05	Property		1	50 Rockefeller Plaza
6.06	Property		1	1 Rockefeller Plaza
6.07	Property		1	600 Fifth Avenue
6.08	Property		1	620 Fifth Avenue
6.09	Property		1	610 Fifth Avenue
6.1	Property		1	1270 Avenue Of The Americas
6.11	Property		1	30 Rock Condos
6.12	Property		1	The Little Nell
6.13	Property		1	Radio City Music Hall
6.14	Property		1	1240 Avenue Of The Americas
6.15	Property		1	1258 Avenue Of The Americas
7	Loan		1	Renaissance Newport Beach	Soft	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	5, 16, C	1	Bay Plaza Community Center	Hard	Springing	Yes	Yes	Yes	No	51,000,000	229,000,000	1,186,055.67	1,450,199.07	NAP	NAP
9	Loan	5, 6, 7, D	21	Sunbelt MHC Portfolio	Springing	Springing	Yes	No	Yes	No	50,000,000	75,000,000	360,374.13	600,623.55	NAP	NAP
9.01	Property		1	River Run
9.02	Property		1	Las Quintas
9.03	Property		1	Del Pueblo
9.04	Property		1	River Grove
9.05	Property		1	Indian Skies
9.06	Property		1	Quail Run
9.07	Property		1	Kastaway Key
9.08	Property		1	Landing Resort
9.09	Property		1	Ridgecrest
9.1	Property		1	Olive Hill
9	Property		1	Wildwood Acres
9.12	Property		1	Orange Grove
9.13	Property		1	Elmwood

A-1-23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate
9.14	Property		1	Seabranch
9.15	Property		1	Royal Palms
9.16	Property		1	Sandbar
9.17	Property		1	San Tan Vista
9.18	Property		1	Lake Ridge
9.19	Property		1	Cliftwood
9.2	Property		1	Zephyr Palms
9.21	Property		1	Bamboo
10	Loan	17	1	Artisan Circle	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan		1	Fifth Third Center	Soft	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	7, 18, E	1	Holiday City MHC	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	6, 7, 19	16	Oklahoma Industrial Portfolio	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.01	Property		1	1700 South Eastern Avenue
13.02	Property		1	3300 North Banner Road
13.03	Property		1	6701 South Eastern Avenue
13.04	Property		1	401 North Sara Road
13.05	Property		1	3280 Davinion Road
13.06	Property		1	4700 North Bryant Avenue
13.07	Property		1	5204 West I-40 Service Road
13.08	Property		1	7408-7424 Southwest 69th Street
13.09	Property		1	3105 Davinion Road
13.1	Property		1	3380 Davinion Road
13.11	Property		1	3205 Davinion Road
13.12	Property		1	9111 West 96th Street South
13.13	Property		1	5311 Southwest 11th Street
13.14	Property		1	5055 South Eastern Avenue
13.15	Property		1	5302 Southwest 11th Street
13.16	Property		1	5230 Southwest 11th Street
14	Loan	6, 7, F	5	ARX Portfolio	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Birchwood
14.02	Property		1	Driftwood
14.03	Property		1	Freemansburg
14.04	Property		1	Barton Court
14.05	Property		1	Malaga
15	Loan		1	Helena Skyway	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan		1	Ventura Apartments	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	20	1	833-837 Maple Street	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	6, G	5	Saratoga MHC Portfolio	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.01	Property		1	Oakhill
18.02	Property		1	Holly Hill Ashland and Holly Hill Iowa
18.03	Property		1	Los Robles
18.04	Property		1	Fairview
18.05	Property		1	Silver City RV Park
19	Loan	5, 6, 7, H	11	Ignite Portfolio	Springing	Springing	Yes	No	Yes	No	11,100,000	83,000,000	426,374.08	483,395.19	NAP	NAP
19.01	Property		1	Candlewood
19.02	Property		1	Auburn Crossing
19.03	Property		1	Fawn Creek
19.04	Property		1	Harborton Estates
19.05	Property		1	Fawn Brook
19.06	Property		1	Fox Meadows
19.07	Property		1	South Town
19.08	Property		1	Rabbit River
19.09	Property		1	Westview Estates
19.1	Property		1	Country Meadows
19.11	Property		1	Lake View
20	Loan	21, I	1	Two Towne Square	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	Greens at Fort Mill	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan		1	Division Street Apartments	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	22	1	Commerce Station RV Park	Soft	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	CityLine Lumpkin 400	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	6	3	GK Retail Portfolio	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.01	Property		1	Canton Plaza
25.02	Property		1	Lansing Plaza
25.03	Property		1	Okemos Plaza
26	Loan	J	1	Greenlaw MHC	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	K	1	Anna Crossing MHC	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-24

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
1	Loan	5, 8, 9, A	1	Queens Center	525,000,000	2,382,005.21	49.5%	1.84	10.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
2	Loan	5, 6, 7, 10, 11	52	Mini Mall Self Storage	180,000,000	907,938	73.8%	1.71	10.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
2.01	Property		1	Carroll
2.02	Property		1	Enterprise - Rucker Blvd
2.03	Property		1	West Memphis
2.04	Property		1	Belpre
2.05	Property		1	Marietta
2.06	Property		1	Enterprise - Geneva Hwy
2.07	Property		1	Parkersburg - Garfield Ave
2.08	Property		1	Bridgeport
2.09	Property		1	Enterprise - Salem Rd
2.10	Property		1	Elizabethton
2.11	Property		1	Cedar Lake
2.12	Property		1	Kannapolis
2.13	Property		1	Johnson City - South Roan
2.14	Property		1	Cincinnati
2.15	Property		1	Mooresville
2.16	Property		1	Bloomington
2.17	Property		1	Newton
2.18	Property		1	Proctorville
2.19	Property		1	Kingsport - Brookside School
2.2	Property		1	Bristol
2.21	Property		1	Hurricane
2.22	Property		1	Blountville
2.23	Property		1	Little Rock
2.24	Property		1	Cedar Lake - Wicker Ave
2.25	Property		1	Clarksville
2.26	Property		1	Parkersburg
2.27	Property		1	Piney Flats
2.28	Property		1	Cross Lanes
2.29	Property		1	Shelby
2.30	Property		1	Batesville
2.31	Property		1	Greeneville
2.32	Property		1	Cleveland - N. Washington
2.33	Property		1	Morgantown - Lower Aarons
2.34	Property		1	Morgantown - Canyon Rd
2.35	Property		1	Asheville
2.36	Property		1	Splendora - Old Hwy 59N
2.37	Property		1	Nitro - 1st Ave S
2.38	Property		1	Elkview
2.39	Property		1	Nitro - 4131 1st St
2.40	Property		1	Splendora - US-59
2.41	Property		1	Conroe - Hwy 105E
2.42	Property		1	Coolville
2.43	Property		1	Little Hocking
2.44	Property		1	Ravenswood
2.45	Property		1	Racine
2.46	Property		1	Cedar Lake - 127th Pl.
2.47	Property		1	Conroe - Woodland Forest
2.48	Property		1	Nitro - 11th St
2.49	Property		1	Conroe - Bryant Rd
2.50	Property		1	Cleveland - CR388
2.51	Property		1	Nitro - 503 Main Ave
2.52	Property		1	Nitro - 1202 Main Ave
3	Loan		1	Elevate on Main	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
4	Loan	5, B	1	Gateway Center North	300,000,000	1,730,454.86	67.7%	1.20	8.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
5	Loan		1	Polsinelli Headquarters	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
6	Loan	5, 6, 7, 12, 13, 14, 15	15	Rockefeller Center	3,500,000,000	18,160,787	57.4%	1.54	10.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Mezzanine
6.01	Property		1	30 Rockefeller Plaza
6.02	Property		1	45 Rockefeller Plaza
6.03	Property		1	10 Rockefeller Plaza
6.04	Property		1	1230 Avenue Of The Americas
6.05	Property		1	50 Rockefeller Plaza
6.06	Property		1	1 Rockefeller Plaza
6.07	Property		1	600 Fifth Avenue
6.08	Property		1	620 Fifth Avenue
6.09	Property		1	610 Fifth Avenue
6.1	Property		1	1270 Avenue Of The Americas
6.11	Property		1	30 Rock Condos
6.12	Property		1	The Little Nell
6.13	Property		1	Radio City Music Hall
6.14	Property		1	1240 Avenue Of The Americas
6.15	Property		1	1258 Avenue Of The Americas
7	Loan		1	Renaissance Newport Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
8	Loan	5, 16, C	1	Bay Plaza Community Center	280,000,000	1,450,199	59.6%	1.54	10.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Mezzanine
9	Loan	5, 6, 7, D	21	Sunbelt MHC Portfolio	125,000,000	600,624	50.4%	1.58	9.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
9.01	Property		1	River Run
9.02	Property		1	Las Quintas
9.03	Property		1	Del Pueblo
9.04	Property		1	River Grove
9.05	Property		1	Indian Skies
9.06	Property		1	Quail Run
9.07	Property		1	Kastaway Key
9.08	Property		1	Landing Resort
9.09	Property		1	Ridgecrest
9.1	Property		1	Olive Hill
9	Property		1	Wildwood Acres
9.12	Property		1	Orange Grove
9.13	Property		1	Elmwood

A-1-25

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
9.14	Property		1	Seabranch
9.15	Property		1	Royal Palms
9.16	Property		1	Sandbar
9.17	Property		1	San Tan Vista
9.18	Property		1	Lake Ridge
9.19	Property		1	Cliftwood
9.2	Property		1	Zephyr Palms
9.21	Property		1	Bamboo
10	Loan	17	1	Artisan Circle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
11	Loan		1	Fifth Third Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
12	Loan	7, 18, E	1	Holiday City MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
13	Loan	6, 7, 19	16	Oklahoma Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
13.01	Property		1	1700 South Eastern Avenue
13.02	Property		1	3300 North Banner Road
13.03	Property		1	6701 South Eastern Avenue
13.04	Property		1	401 North Sara Road
13.05	Property		1	3280 Davinion Road
13.06	Property		1	4700 North Bryant Avenue
13.07	Property		1	5204 West I-40 Service Road
13.08	Property		1	7408-7424 Southwest 69th Street
13.09	Property		1	3105 Davinion Road
13.1	Property		1	3380 Davinion Road
13.11	Property		1	3205 Davinion Road
13.12	Property		1	9111 West 96th Street South
13.13	Property		1	5311 Southwest 11th Street
13.14	Property		1	5055 South Eastern Avenue
13.15	Property		1	5302 Southwest 11th Street
13.16	Property		1	5230 Southwest 11th Street
14	Loan	6, 7, F	5	ARX Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
14.01	Property		1	Birchwood
14.02	Property		1	Driftwood
14.03	Property		1	Freemansburg
14.04	Property		1	Barton Court
14.05	Property		1	Malaga
15	Loan		1	Helena Skyway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
16	Loan		1	Ventura Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
17	Loan	20	1	833-837 Maple Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
18	Loan	6, G	5	Saratoga MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
18.01	Property		1	Oakhill
18.02	Property		1	Holly Hill Ashland and Holly Hill Iowa
18.03	Property		1	Los Robles
18.04	Property		1	Fairview
18.05	Property		1	Silver City RV Park
19	Loan	5, 6, 7, H	11	Ignite Portfolio	94,100,000	483,395	64.5%	1.44	9.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
19.01	Property		1	Candlewood
19.02	Property		1	Auburn Crossing
19.03	Property		1	Fawn Creek
19.04	Property		1	Harborton Estates
19.05	Property		1	Fawn Brook
19.06	Property		1	Fox Meadows
19.07	Property		1	South Town
19.08	Property		1	Rabbit River
19.09	Property		1	Westview Estates
19.1	Property		1	Country Meadows
19.11	Property		1	Lake View
20	Loan	21, I	1	Two Towne Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
21	Loan		1	Greens at Fort Mill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
22	Loan		1	Division Street Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
23	Loan	22	1	Commerce Station RV Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
24	Loan		1	CityLine Lumpkin 400	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
25	Loan	6	3	GK Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
25.01	Property		1	Canton Plaza
25.02	Property		1	Lansing Plaza
25.03	Property		1	Okemos Plaza
26	Loan	J	1	Greenlaw MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
27	Loan	K	1	Anna Crossing MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP

A-1-26

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)
1	Loan	5, 8, 9, A	1	Queens Center	The Macerich Partnership, L.P.	The Macerich Partnership, L.P.	No	No	Refinance		525,000,000
2	Loan	5, 6, 7, 10, 11	52	Mini Mall Self Storage	Mini Mall U.S. Storage Properties Master LP	Mini Mall U.S. Storage Properties Master LP	No	No	Refinance		180,000,000
2.01	Property		1	Carroll
2.02	Property		1	Enterprise - Rucker Blvd
2.03	Property		1	West Memphis
2.04	Property		1	Belpre
2.05	Property		1	Marietta
2.06	Property		1	Enterprise - Geneva Hwy
2.07	Property		1	Parkersburg - Garfield Ave
2.08	Property		1	Bridgeport
2.09	Property		1	Enterprise - Salem Rd
2.10	Property		1	Elizabethton
2.11	Property		1	Cedar Lake
2.12	Property		1	Kannapolis
2.13	Property		1	Johnson City - South Roan
2.14	Property		1	Cincinnati
2.15	Property		1	Mooresville
2.16	Property		1	Bloomington
2.17	Property		1	Newton
2.18	Property		1	Proctorville
2.19	Property		1	Kingsport - Brookside School
2.2	Property		1	Bristol
2.21	Property		1	Hurricane
2.22	Property		1	Blountville
2.23	Property		1	Little Rock
2.24	Property		1	Cedar Lake - Wicker Ave
2.25	Property		1	Clarksville
2.26	Property		1	Parkersburg
2.27	Property		1	Piney Flats
2.28	Property		1	Cross Lanes
2.29	Property		1	Shelby
2.30	Property		1	Batesville
2.31	Property		1	Greeneville
2.32	Property		1	Cleveland - N. Washington
2.33	Property		1	Morgantown - Lower Aarons
2.34	Property		1	Morgantown - Canyon Rd
2.35	Property		1	Asheville
2.36	Property		1	Splendora - Old Hwy 59N
2.37	Property		1	Nitro - 1st Ave S
2.38	Property		1	Elkview
2.39	Property		1	Nitro - 4131 1st St
2.40	Property		1	Splendora - US-59
2.41	Property		1	Conroe - Hwy 105E
2.42	Property		1	Coolville
2.43	Property		1	Little Hocking
2.44	Property		1	Ravenswood
2.45	Property		1	Racine
2.46	Property		1	Cedar Lake - 127th Pl.
2.47	Property		1	Conroe - Woodland Forest
2.48	Property		1	Nitro - 11th St
2.49	Property		1	Conroe - Bryant Rd
2.50	Property		1	Cleveland - CR388
2.51	Property		1	Nitro - 503 Main Ave
2.52	Property		1	Nitro - 1202 Main Ave
3	Loan		1	Elevate on Main	Vikram Raya and Ravindra Gupta	Vikram Raya and Ravindra Gupta	No	No	Refinance		72,500,000
4	Loan	5, B	1	Gateway Center North	The Related Companies, L.P.	The Related Companies, L.P.	No	No	Refinance		300,000,000
5	Loan		1	Polsinelli Headquarters	Platform Ventures, LLC and United States Beef Corporation	Platform Ventures, LLC and United States Beef Corporation	No	Yes	Refinance		65,000,000
6	Loan	5, 6, 7, 12, 13, 14, 15	15	Rockefeller Center	Tishman Speyer Properties, L.P. and Henry Crown and Company S LLC	Tishman Speyer Crown Equities LLC	No	No	Refinance		3,500,000,000
6.01	Property		1	30 Rockefeller Plaza
6.02	Property		1	45 Rockefeller Plaza
6.03	Property		1	10 Rockefeller Plaza
6.04	Property		1	1230 Avenue Of The Americas
6.05	Property		1	50 Rockefeller Plaza
6.06	Property		1	1 Rockefeller Plaza
6.07	Property		1	600 Fifth Avenue
6.08	Property		1	620 Fifth Avenue
6.09	Property		1	610 Fifth Avenue
6.1	Property		1	1270 Avenue Of The Americas
6.11	Property		1	30 Rock Condos
6.12	Property		1	The Little Nell
6.13	Property		1	Radio City Music Hall
6.14	Property		1	1240 Avenue Of The Americas
6.15	Property		1	1258 Avenue Of The Americas
7	Loan		1	Renaissance Newport Beach	WJ Irvine LLC	WJ Irvine LLC	No	No	Refinance		59,000,000
8	Loan	5, 16, C	1	Bay Plaza Community Center	Prestige Properties & Development	Sami Shalem and Irving Pergament	No	No	Refinance		280,000,000
9	Loan	5, 6, 7, D	21	Sunbelt MHC Portfolio	Cobblestone Real Estate LLC	Cobblestone MHC Fund II LP	No	No	Refinance		125,000,000
9.01	Property		1	River Run
9.02	Property		1	Las Quintas
9.03	Property		1	Del Pueblo
9.04	Property		1	River Grove
9.05	Property		1	Indian Skies
9.06	Property		1	Quail Run
9.07	Property		1	Kastaway Key
9.08	Property		1	Landing Resort
9.09	Property		1	Ridgecrest
9.1	Property		1	Olive Hill
9	Property		1	Wildwood Acres
9.12	Property		1	Orange Grove
9.13	Property		1	Elmwood

A-1-27

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)
9.14	Property		1	Seabranch
9.15	Property		1	Royal Palms
9.16	Property		1	Sandbar
9.17	Property		1	San Tan Vista
9.18	Property		1	Lake Ridge
9.19	Property		1	Cliftwood
9.2	Property		1	Zephyr Palms
9.21	Property		1	Bamboo
10	Loan	17	1	Artisan Circle	Younger Partners Investments	Moody Younger and Jennifer Kathleen Permenter	No	No	Refinance		50,000,000
11	Loan		1	Fifth Third Center	PFP Holding Company VI, LLC	PFP Holding Company VI, LLC	No	No	Recapitalization		27,500,000
12	Loan	7, 18, E	1	Holiday City MHC	AM Partners LLC	John O. Fairey, Jr. and Tim J. Manson IV	No	No	Acquisition		27,500,000
13	Loan	6, 7, 19	16	Oklahoma Industrial Portfolio	Randy W. Timms	Randy W. Timms	No	No	Recapitalization		27,000,000
13.01	Property		1	1700 South Eastern Avenue
13.02	Property		1	3300 North Banner Road
13.03	Property		1	6701 South Eastern Avenue
13.04	Property		1	401 North Sara Road
13.05	Property		1	3280 Davinion Road
13.06	Property		1	4700 North Bryant Avenue
13.07	Property		1	5204 West I-40 Service Road
13.08	Property		1	7408-7424 Southwest 69th Street
13.09	Property		1	3105 Davinion Road
13.1	Property		1	3380 Davinion Road
13.11	Property		1	3205 Davinion Road
13.12	Property		1	9111 West 96th Street South
13.13	Property		1	5311 Southwest 11th Street
13.14	Property		1	5055 South Eastern Avenue
13.15	Property		1	5302 Southwest 11th Street
13.16	Property		1	5230 Southwest 11th Street
14	Loan	6, 7, F	5	ARX Portfolio	ARX Communities	Arx Fund I, L.P. and Nathan Jameson	No	No	Refinance		23,000,000
14.01	Property		1	Birchwood
14.02	Property		1	Driftwood
14.03	Property		1	Freemansburg
14.04	Property		1	Barton Court
14.05	Property		1	Malaga
15	Loan		1	Helena Skyway	Patrick Wood	Patrick Wood	No	No	Refinance		20,300,000
16	Loan		1	Ventura Apartments	Raven Capital Group	Yehuda Dershowitz, Chaim Rosenwasser and David Yshua	No	No	Refinance
17	Loan	20	1	833-837 Maple Street	Chaim Wurzberger	Chaim Wurzberger	No	No	Refinance
18	Loan	6, G	5	Saratoga MHC Portfolio	Saratoga Group	Samuel Lee Hales	No	No	Refinance
18.01	Property		1	Oakhill
18.02	Property		1	Holly Hill Ashland and Holly Hill Iowa
18.03	Property		1	Los Robles
18.04	Property		1	Fairview
18.05	Property		1	Silver City RV Park
19	Loan	5, 6, 7, H	11	Ignite Portfolio	Alexander Cabot	Alexander Cabot	No	No	Refinance
19.01	Property		1	Candlewood
19.02	Property		1	Auburn Crossing
19.03	Property		1	Fawn Creek
19.04	Property		1	Harborton Estates
19.05	Property		1	Fawn Brook
19.06	Property		1	Fox Meadows
19.07	Property		1	South Town
19.08	Property		1	Rabbit River
19.09	Property		1	Westview Estates
19.1	Property		1	Country Meadows
19.11	Property		1	Lake View
20	Loan	21, I	1	Two Towne Square	REDICO	REDICO Properties LLC	No	No	Refinance
21	Loan		1	Greens at Fort Mill	Deborah Kaplan Brooks and Michael Cohan	Deborah Kaplan Brooks and Michael Cohan	No	No	Refinance
22	Loan		1	Division Street Apartments	Arie van Gemeren and BBT Real Assets LLC	Arie van Gemeren and BBT Real Assets LLC	No	No	Refinance
23	Loan	22	1	Commerce Station RV Park	Douglas C. Davidson, Mahlon M Stead III, Mahlon M. Stead, Jr., Brandon Crim and Lawrence Todd Baldree	Douglas C. Davidson, Mahlon M Stead III, Mahlon M. Stead, Jr., Brandon Crim and Lawrence Todd Baldree	No	No	Refinance
24	Loan		1	CityLine Lumpkin 400	Werner Haase	Richard Schontz, Lawrence Charles Kaplan, George Thacker and Peter J. Veltri	No	No	Acquisition
25	Loan	6	3	GK Retail Portfolio	Ronald S. Thompson and Jeffrey Kashat	Jeffrey Kashat, Vicki M. Sylvestre and Kim T. Zoski	No	No	Refinance
25.01	Property		1	Canton Plaza
25.02	Property		1	Lansing Plaza
25.03	Property		1	Okemos Plaza
26	Loan	J	1	Greenlaw MHC	The Churchlight Communities (TCC)	Jay Yang and Michael Mirski	No	No	Refinance
27	Loan	K	1	Anna Crossing MHC	Comfort Communities	Jennifer Purcell and Blake Comfort	No	No	Acquisition

A-1-28

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)
1	Loan	5, 8, 9, A	1	Queens Center	91,238,851	0	0	616,238,851	601,802,949	0	2,224,368	12,211,534	0	0	616,238,851	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	5, 6, 7, 10, 11	52	Mini Mall Self Storage	0	0	0	180,000,000	150,772,564	0	9,036,922	502,148	19,688,366	0	180,000,000	NAP	NAP	NAP	NAP	NAP	NAP
2.01	Property		1	Carroll												NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	Enterprise - Rucker Blvd												NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	West Memphis												NAP	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	Belpre												NAP	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	Marietta												NAP	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	Enterprise - Geneva Hwy												NAP	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	Parkersburg - Garfield Ave												NAP	NAP	NAP	NAP	NAP	NAP
2.08	Property		1	Bridgeport												NAP	NAP	NAP	NAP	NAP	NAP
2.09	Property		1	Enterprise - Salem Rd												NAP	NAP	NAP	NAP	NAP	NAP
2.10	Property		1	Elizabethton												NAP	NAP	NAP	NAP	NAP	NAP
2.11	Property		1	Cedar Lake												NAP	NAP	NAP	NAP	NAP	NAP
2.12	Property		1	Kannapolis												NAP	NAP	NAP	NAP	NAP	NAP
2.13	Property		1	Johnson City - South Roan												NAP	NAP	NAP	NAP	NAP	NAP
2.14	Property		1	Cincinnati												NAP	NAP	NAP	NAP	NAP	NAP
2.15	Property		1	Mooresville												NAP	NAP	NAP	NAP	NAP	NAP
2.16	Property		1	Bloomington												NAP	NAP	NAP	NAP	NAP	NAP
2.17	Property		1	Newton												NAP	NAP	NAP	NAP	NAP	NAP
2.18	Property		1	Proctorville												NAP	NAP	NAP	NAP	NAP	NAP
2.19	Property		1	Kingsport - Brookside School												NAP	NAP	NAP	NAP	NAP	NAP
2.2	Property		1	Bristol												NAP	NAP	NAP	NAP	NAP	NAP
2.21	Property		1	Hurricane												NAP	NAP	NAP	NAP	NAP	NAP
2.22	Property		1	Blountville												NAP	NAP	NAP	NAP	NAP	NAP
2.23	Property		1	Little Rock												NAP	NAP	NAP	NAP	NAP	NAP
2.24	Property		1	Cedar Lake - Wicker Ave												NAP	NAP	NAP	NAP	NAP	NAP
2.25	Property		1	Clarksville												NAP	NAP	NAP	NAP	NAP	NAP
2.26	Property		1	Parkersburg												NAP	NAP	NAP	NAP	NAP	NAP
2.27	Property		1	Piney Flats												NAP	NAP	NAP	NAP	NAP	NAP
2.28	Property		1	Cross Lanes												NAP	NAP	NAP	NAP	NAP	NAP
2.29	Property		1	Shelby												NAP	NAP	NAP	NAP	NAP	NAP
2.30	Property		1	Batesville												NAP	NAP	NAP	NAP	NAP	NAP
2.31	Property		1	Greeneville												NAP	NAP	NAP	NAP	NAP	NAP
2.32	Property		1	Cleveland - N. Washington												NAP	NAP	NAP	NAP	NAP	NAP
2.33	Property		1	Morgantown - Lower Aarons												NAP	NAP	NAP	NAP	NAP	NAP
2.34	Property		1	Morgantown - Canyon Rd												NAP	NAP	NAP	NAP	NAP	NAP
2.35	Property		1	Asheville												NAP	NAP	NAP	NAP	NAP	NAP
2.36	Property		1	Splendora - Old Hwy 59N												NAP	NAP	NAP	NAP	NAP	NAP
2.37	Property		1	Nitro - 1st Ave S												NAP	NAP	NAP	NAP	NAP	NAP
2.38	Property		1	Elkview												NAP	NAP	NAP	NAP	NAP	NAP
2.39	Property		1	Nitro - 4131 1st St												NAP	NAP	NAP	NAP	NAP	NAP
2.40	Property		1	Splendora - US-59												NAP	NAP	NAP	NAP	NAP	NAP
2.41	Property		1	Conroe - Hwy 105E												NAP	NAP	NAP	NAP	NAP	NAP
2.42	Property		1	Coolville												NAP	NAP	NAP	NAP	NAP	NAP
2.43	Property		1	Little Hocking												NAP	NAP	NAP	NAP	NAP	NAP
2.44	Property		1	Ravenswood												NAP	NAP	NAP	NAP	NAP	NAP
2.45	Property		1	Racine												NAP	NAP	NAP	NAP	NAP	NAP
2.46	Property		1	Cedar Lake - 127th Pl.												NAP	NAP	NAP	NAP	NAP	NAP
2.47	Property		1	Conroe - Woodland Forest												NAP	NAP	NAP	NAP	NAP	NAP
2.48	Property		1	Nitro - 11th St												NAP	NAP	NAP	NAP	NAP	NAP
2.49	Property		1	Conroe - Bryant Rd												NAP	NAP	NAP	NAP	NAP	NAP
2.50	Property		1	Cleveland - CR388												NAP	NAP	NAP	NAP	NAP	NAP
2.51	Property		1	Nitro - 503 Main Ave												NAP	NAP	NAP	NAP	NAP	NAP
2.52	Property		1	Nitro - 1202 Main Ave												NAP	NAP	NAP	NAP	NAP	NAP
3	Loan		1	Elevate on Main	0	0	0	72,500,000	65,650,837	0	5,380,897	74,240	1,394,025	0	72,500,000	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	5, B	1	Gateway Center North	6,527,983	0	0	306,527,983	301,105,790	0	2,337,979	3,084,213	0	0	306,527,983	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan		1	Polsinelli Headquarters	4,773,617	0	0	69,773,617	67,850,432	0	583,184	1,340,000	0	0	69,773,617	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	5, 6, 7, 12, 13, 14, 15	15	Rockefeller Center	0	0	0	3,500,000,000	2,926,402,997	0	89,694,962	246,794,668	160,315,156	76,792,216	3,500,000,000	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	30 Rockefeller Plaza												NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	45 Rockefeller Plaza												NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	10 Rockefeller Plaza												NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	1230 Avenue Of The Americas												NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	50 Rockefeller Plaza												NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	1 Rockefeller Plaza												NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	600 Fifth Avenue												NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	620 Fifth Avenue												NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	610 Fifth Avenue												NAP	NAP	NAP	NAP	NAP	NAP
6.1	Property		1	1270 Avenue Of The Americas												NAP	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	30 Rock Condos												NAP	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	The Little Nell												NAP	NAV	NAV	NAV	NAV	NAV
6.13	Property		1	Radio City Music Hall												NAP	NAP	NAP	NAP	NAP	NAP
6.14	Property		1	1240 Avenue Of The Americas												NAP	NAP	NAP	NAP	NAP	NAP
6.15	Property		1	1258 Avenue Of The Americas												NAP	NAP	NAP	NAP	NAP	NAP
7	Loan		1	Renaissance Newport Beach	62,504	0	0	59,062,504	55,928,541	0	2,722,874	411,088	0	0	59,062,504	12/31/2049	188.91	141.36	74.8%	188.91	141.36
8	Loan	5, 16, C	1	Bay Plaza Community Center	0	0	0	280,000,000	265,439,060	0	1,456,753	2,949,040	10,155,147	0	280,000,000	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	5, 6, 7, D	21	Sunbelt MHC Portfolio	0	0	0	125,000,000	113,707,753	0	4,506,390	1,613,928	5,171,930	0	125,000,000	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	River Run												NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Las Quintas												NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Del Pueblo												NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	River Grove												NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Indian Skies												NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	Quail Run												NAP	NAP	NAP	NAP	NAP	NAP
9.07	Property		1	Kastaway Key												NAP	NAP	NAP	NAP	NAP	NAP
9.08	Property		1	Landing Resort												NAP	NAP	NAP	NAP	NAP	NAP
9.09	Property		1	Ridgecrest												NAP	NAP	NAP	NAP	NAP	NAP
9.1	Property		1	Olive Hill												NAP	NAP	NAP	NAP	NAP	NAP
9	Property		1	Wildwood Acres												NAP	NAP	NAP	NAP	NAP	NAP
9.12	Property		1	Orange Grove												NAP	NAP	NAP	NAP	NAP	NAP
9.13	Property		1	Elmwood												NAP	NAP	NAP	NAP	NAP	NAP

A-1-29

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)
9.14	Property		1	Seabranch												NAP	NAP	NAP	NAP	NAP	NAP
9.15	Property		1	Royal Palms												NAP	NAP	NAP	NAP	NAP	NAP
9.16	Property		1	Sandbar												NAP	NAP	NAP	NAP	NAP	NAP
9.17	Property		1	San Tan Vista												NAP	NAP	NAP	NAP	NAP	NAP
9.18	Property		1	Lake Ridge												NAP	NAP	NAP	NAP	NAP	NAP
9.19	Property		1	Cliftwood												NAP	NAP	NAP	NAP	NAP	NAP
9.2	Property		1	Zephyr Palms												NAP	NAP	NAP	NAP	NAP	NAP
9.21	Property		1	Bamboo												NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	17	1	Artisan Circle	319,155	0	0	50,319,155	36,496,429	0	3,308,781	10,513,945	0	0	50,319,155	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan		1	Fifth Third Center	0	0	0	27,500,000	0	0	505,575	5,041,785	21,952,640	0	27,500,000	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	7, 18, E	1	Holiday City MHC	15,823,232	0	0	43,323,232	0	39,900,000	3,241,378	181,854	0	0	43,323,232	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	6, 7, 19	16	Oklahoma Industrial Portfolio	0	0	0	27,000,000	206,218	0	1,186,056	545,587	25,062,139	0	27,000,000	NAP	NAP	NAP	NAP	NAP	NAP
13.01	Property		1	1700 South Eastern Avenue												NAP	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	3300 North Banner Road												NAP	NAP	NAP	NAP	NAP	NAP
13.03	Property		1	6701 South Eastern Avenue												NAP	NAP	NAP	NAP	NAP	NAP
13.04	Property		1	401 North Sara Road												NAP	NAP	NAP	NAP	NAP	NAP
13.05	Property		1	3280 Davinion Road												NAP	NAP	NAP	NAP	NAP	NAP
13.06	Property		1	4700 North Bryant Avenue												NAP	NAP	NAP	NAP	NAP	NAP
13.07	Property		1	5204 West I-40 Service Road												NAP	NAP	NAP	NAP	NAP	NAP
13.08	Property		1	7408-7424 Southwest 69th Street												NAP	NAP	NAP	NAP	NAP	NAP
13.09	Property		1	3105 Davinion Road												NAP	NAP	NAP	NAP	NAP	NAP
13.1	Property		1	3380 Davinion Road												NAP	NAP	NAP	NAP	NAP	NAP
13.11	Property		1	3205 Davinion Road												NAP	NAP	NAP	NAP	NAP	NAP
13.12	Property		1	9111 West 96th Street South												NAP	NAP	NAP	NAP	NAP	NAP
13.13	Property		1	5311 Southwest 11th Street												NAP	NAP	NAP	NAP	NAP	NAP
13.14	Property		1	5055 South Eastern Avenue												NAP	NAP	NAP	NAP	NAP	NAP
13.15	Property		1	5302 Southwest 11th Street												NAP	NAP	NAP	NAP	NAP	NAP
13.16	Property		1	5230 Southwest 11th Street												NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	6, 7, F	5	ARX Portfolio	0	0	0	23,000,000	11,452,133	0	1,350,546	219,661	9,977,660	0	23,000,000	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Birchwood												NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Driftwood												NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Freemansburg												NAP	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	Barton Court												NAP	NAP	NAP	NAP	NAP	NAP
14.05	Property		1	Malaga												NAP	NAP	NAP	NAP	NAP	NAP
15	Loan		1	Helena Skyway	561,844	0	0	20,861,844	18,795,866	0	1,253,083	812,895	0	0	20,861,844	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan		1	Ventura Apartments												NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	20	1	833-837 Maple Street												NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	6, G	5	Saratoga MHC Portfolio												NAP	NAP	NAP	NAP	NAP	NAP
18.01	Property		1	Oakhill												NAP	NAP	NAP	NAP	NAP	NAP
18.02	Property		1	Holly Hill Ashland and Holly Hill Iowa												NAP	NAP	NAP	NAP	NAP	NAP
18.03	Property		1	Los Robles												NAP	NAP	NAP	NAP	NAP	NAP
18.04	Property		1	Fairview												NAP	NAP	NAP	NAP	NAP	NAP
18.05	Property		1	Silver City RV Park												NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	5, 6, 7, H	11	Ignite Portfolio												NAP	NAP	NAP	NAP	NAP	NAP
19.01	Property		1	Candlewood												NAP	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	Auburn Crossing												NAP	NAP	NAP	NAP	NAP	NAP
19.03	Property		1	Fawn Creek												NAP	NAP	NAP	NAP	NAP	NAP
19.04	Property		1	Harborton Estates												NAP	NAP	NAP	NAP	NAP	NAP
19.05	Property		1	Fawn Brook												NAP	NAP	NAP	NAP	NAP	NAP
19.06	Property		1	Fox Meadows												NAP	NAP	NAP	NAP	NAP	NAP
19.07	Property		1	South Town												NAP	NAP	NAP	NAP	NAP	NAP
19.08	Property		1	Rabbit River												NAP	NAP	NAP	NAP	NAP	NAP
19.09	Property		1	Westview Estates												NAP	NAP	NAP	NAP	NAP	NAP
19.1	Property		1	Country Meadows												NAP	NAP	NAP	NAP	NAP	NAP
19.11	Property		1	Lake View												NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	21, I	1	Two Towne Square												NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	Greens at Fort Mill												NAP	NAP	NAP	NAP	NAP	NAP
22	Loan		1	Division Street Apartments												NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	22	1	Commerce Station RV Park												NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	CityLine Lumpkin 400												NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	6	3	GK Retail Portfolio												NAP	NAP	NAP	NAP	NAP	NAP
25.01	Property		1	Canton Plaza												NAP	NAP	NAP	NAP	NAP	NAP
25.02	Property		1	Lansing Plaza												NAP	NAP	NAP	NAP	NAP	NAP
25.03	Property		1	Okemos Plaza												NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	J	1	Greenlaw MHC												NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	K	1	Anna Crossing MHC												NAP	NAP	NAP	NAP	NAP	NAP

A-1-30

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
1	Loan	5, 8, 9, A	1	Queens Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	5, 6, 7, 10, 11	52	Mini Mall Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.01	Property		1	Carroll	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	Enterprise - Rucker Blvd	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	West Memphis	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	Belpre	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	Marietta	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	Enterprise - Geneva Hwy	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	Parkersburg - Garfield Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.08	Property		1	Bridgeport	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.09	Property		1	Enterprise - Salem Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.10	Property		1	Elizabethton	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.11	Property		1	Cedar Lake	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.12	Property		1	Kannapolis	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.13	Property		1	Johnson City - South Roan	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.14	Property		1	Cincinnati	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.15	Property		1	Mooresville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.16	Property		1	Bloomington	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.17	Property		1	Newton	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.18	Property		1	Proctorville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.19	Property		1	Kingsport - Brookside School	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.2	Property		1	Bristol	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.21	Property		1	Hurricane	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.22	Property		1	Blountville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.23	Property		1	Little Rock	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.24	Property		1	Cedar Lake - Wicker Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.25	Property		1	Clarksville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.26	Property		1	Parkersburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.27	Property		1	Piney Flats	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.28	Property		1	Cross Lanes	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.29	Property		1	Shelby	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.30	Property		1	Batesville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.31	Property		1	Greeneville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.32	Property		1	Cleveland - N. Washington	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.33	Property		1	Morgantown - Lower Aarons	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.34	Property		1	Morgantown - Canyon Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.35	Property		1	Asheville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.36	Property		1	Splendora - Old Hwy 59N	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.37	Property		1	Nitro - 1st Ave S	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.38	Property		1	Elkview	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.39	Property		1	Nitro - 4131 1st St	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.40	Property		1	Splendora - US-59	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.41	Property		1	Conroe - Hwy 105E	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.42	Property		1	Coolville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.43	Property		1	Little Hocking	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.44	Property		1	Ravenswood	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.45	Property		1	Racine	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.46	Property		1	Cedar Lake - 127th Pl.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.47	Property		1	Conroe - Woodland Forest	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.48	Property		1	Nitro - 11th St	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.49	Property		1	Conroe - Bryant Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.50	Property		1	Cleveland - CR388	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.51	Property		1	Nitro - 503 Main Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.52	Property		1	Nitro - 1202 Main Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan		1	Elevate on Main	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	5, B	1	Gateway Center North	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan		1	Polsinelli Headquarters	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	5, 6, 7, 12, 13, 14, 15	15	Rockefeller Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	30 Rockefeller Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	45 Rockefeller Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	10 Rockefeller Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	1230 Avenue Of The Americas	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	50 Rockefeller Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	1 Rockefeller Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	600 Fifth Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	620 Fifth Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	610 Fifth Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.1	Property		1	1270 Avenue Of The Americas	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	30 Rock Condos	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	The Little Nell	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.13	Property		1	Radio City Music Hall	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.14	Property		1	1240 Avenue Of The Americas	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.15	Property		1	1258 Avenue Of The Americas	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan		1	Renaissance Newport Beach	74.8%	191.34	140.41	73.4%	185.57	127.96	69.0%
8	Loan	5, 16, C	1	Bay Plaza Community Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	5, 6, 7, D	21	Sunbelt MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	River Run	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Las Quintas	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Del Pueblo	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	River Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Indian Skies	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	Quail Run	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.07	Property		1	Kastaway Key	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.08	Property		1	Landing Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.09	Property		1	Ridgecrest	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.1	Property		1	Olive Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Property		1	Wildwood Acres	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.12	Property		1	Orange Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.13	Property		1	Elmwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-31

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
9.14	Property		1	Seabranch	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.15	Property		1	Royal Palms	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.16	Property		1	Sandbar	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.17	Property		1	San Tan Vista	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.18	Property		1	Lake Ridge	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.19	Property		1	Cliftwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.2	Property		1	Zephyr Palms	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.21	Property		1	Bamboo	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	17	1	Artisan Circle	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan		1	Fifth Third Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	7, 18, E	1	Holiday City MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	6, 7, 19	16	Oklahoma Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.01	Property		1	1700 South Eastern Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	3300 North Banner Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.03	Property		1	6701 South Eastern Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.04	Property		1	401 North Sara Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.05	Property		1	3280 Davinion Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.06	Property		1	4700 North Bryant Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.07	Property		1	5204 West I-40 Service Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.08	Property		1	7408-7424 Southwest 69th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.09	Property		1	3105 Davinion Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.1	Property		1	3380 Davinion Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.11	Property		1	3205 Davinion Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.12	Property		1	9111 West 96th Street South	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.13	Property		1	5311 Southwest 11th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.14	Property		1	5055 South Eastern Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.15	Property		1	5302 Southwest 11th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.16	Property		1	5230 Southwest 11th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	6, 7, F	5	ARX Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Birchwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Driftwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Freemansburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	Barton Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.05	Property		1	Malaga	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan		1	Helena Skyway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan		1	Ventura Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	20	1	833-837 Maple Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	6, G	5	Saratoga MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.01	Property		1	Oakhill	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.02	Property		1	Holly Hill Ashland and Holly Hill Iowa	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.03	Property		1	Los Robles	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.04	Property		1	Fairview	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.05	Property		1	Silver City RV Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	5, 6, 7, H	11	Ignite Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.01	Property		1	Candlewood	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	Auburn Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.03	Property		1	Fawn Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.04	Property		1	Harborton Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.05	Property		1	Fawn Brook	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.06	Property		1	Fox Meadows	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.07	Property		1	South Town	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.08	Property		1	Rabbit River	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.09	Property		1	Westview Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.1	Property		1	Country Meadows	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.11	Property		1	Lake View	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	21, I	1	Two Towne Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	Greens at Fort Mill	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan		1	Division Street Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	22	1	Commerce Station RV Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	CityLine Lumpkin 400	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	6	3	GK Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.01	Property		1	Canton Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.02	Property		1	Lansing Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.03	Property		1	Okemos Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	J	1	Greenlaw MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	K	1	Anna Crossing MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP

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  BANK5 2024-5YR12

Footnotes to Annex A-1

(1)	BANA—Bank of America, N.A.; WFB—Wells Fargo Bank, National Association; MSBNA—Morgan Stanley Bank, N.A.; MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; JPMCB—JPMorgan Chase Bank, National Association.

(2)	Certain tenants may not be in occupancy or may be in free rent periods. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, which, in each case, are not in occupancy, are in free rent periods or have subleased their space.

(3)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties.

(5)	With respect to Mortgage Loan No. 1, Queens Center, Mortgage Loan No. 2, Mini Mall Self Storage, Mortgage Loan No. 4, Gateway Center North, Mortgage Loan No. 6, Rockefeller Center, Mortgage Loan No. 8, Bay Plaza Community Center, Mortgage Loan No. 9, Sunbelt MHC Portfolio, and Mortgage Loan No. 19, Ignite Portfolio, each such Mortgage Loan is part of a whole loan related to the Issuing Entity. For further information, with respect to each serviced whole loan, see “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”, and with respect to each non-serviced whole loan, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “—Servicing of the Servicing Shift Mortgage Loans” in this prospectus.

(6)	With respect to Mortgage Loan No. 2, Mini Mall Self Storage, Loan No. 6, Rockefeller Center, Mortgage Loan No. 9, Sunbelt MHC Portfolio, Mortgage Loan No. 13, Oklahoma Industrial Portfolio, Mortgage Loan No. 14, ARX Portfolio, Mortgage Loan No. 18, Saratoga MHC Portfolio, Mortgage Loan No. 19, Ignite Portfolio, and Mortgage Loan No. 25, GK Retail Portfolio, such Mortgage Loans are secured by multiple mortgaged properties. For purposes of the statistical information set forth in this prospectus as to such mortgage loans, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Units/Rooms/Pads calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each mortgaged property based on the respective Appraised Values and/or UW NCF, among other methods.

(7)	With respect to Mortgage Loan No. 2, Mini Mall Self Storage, Mortgage Loan No. 6, Rockefeller Center, Mortgage Loan No. 9, Sunbelt MHC Portfolio, Mortgage Loan No. 12, Holiday City MHC, Mortgage Loan No. 13, Oklahoma Industrial Portfolio, Mortgage Loan No. 14, ARX Portfolio, and Mortgage Loan No. 19, Ignite Portfolio, the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, and/or other release conditions, in connection with a partial defeasance or prepayment of the related mortgage loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Releases; Partial Releases; Property Additions” in this prospectus.

(8)	With respect to Mortgage Loan No. 1, Queens Center, the related loan documents permit one or more outparcel or other releases without prepayment or defeasance. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in this prospectus.

(9)	With respect to Mortgage Loan No. 1, Queens Center, Units/SF does not include 556,724 SF of space associated with Macy’s and JCPenney which are non-collateral anchor tenants. However, a portion of the Mortgaged Property to the west of 92nd Street and the parcel occupied by Macy’s together constitute a single tax lot (the “Shared Tax Lot”). The real estate taxes on the Shared Tax Lot are allocated between Macy’s and one of the two borrowers which owns the Mortgaged Property (the “Property Borrower”) under a reciprocal easement agreement (the “REA”).

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Under the REA, Macy's pays approximately 40% of the total property taxes assessed against the shared tax lot to the Property Borrower, who then makes the required tax payments to the applicable taxing authority. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in this prospectus for additional information.

(10)	With respect to Mortgage Loan No. 2, Mini Mall Self Storage, the appraised value represents the “As-Portfolio” Appraised Value for the Mini Mall Self Storage Portfolio of $244,000,000, which reflects a portfolio premium of 4.1%, as of August 10, 2024. The sum of the individual appraised values is $234,300,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 76.8%.

(11)	With respect to Mortgage Loan No. 2, Mini Mall Self Storage, the Most Recent Period reflects Trailing 11 Months for 18 of the properties where a TTM was not available due to the borrower acquiring the assets in August and September 2023.

(12)	With respect to Mortgage Loan No. 6, Rockefeller Center, the borrower sponsors own approximately 56% of 30 Rockefeller Plaza property. NBC is a tenant in the portion of 30 Rockefeller Plaza that will serve as collateral for the Rockefeller Center Whole Loan and owns the remaining portion of 30 Rockefeller Plaza building which will not serve as collateral for the Rockefeller Center Whole Loan. All figures referencing 30 Rockefeller Plaza property are to the collateral for the Rockefeller Center Whole Loan.

(13)	With respect to Mortgage Loan No. 6, Rockefeller Center, with respect to The Little Nell property, the borrower sponsors have entered in a 99-year lease with respect to the 7th through 17th floors (160,019 SF) of 10 Rockefeller Plaza (which were previously utilized as office space) with Little Nell Big Apple, LLC, to convert such floors to hotel use. Little Nell Big Apple, LLC, is currently under a free rent period and the rent on the hotel lease will commence on the earlier of (i) the hotel opening date or (ii) March 1, 2026. All tenant and financial information related to The Little Nell property is included in the 10 Rockefeller Plaza property information.

(14)	With respect to Mortgage Loan No. 6, Rockefeller Center, the 30 Rock Condos property includes six floors (22, 23, 25, 26, 48 and 49) of 30 Rockefeller Plaza property. The condos were purchased from NBC in 2007. All tenant and financial information related to the 30 Rock Condos property is included in the 30 Rockefeller Plaza property information.

(15)	With respect to Mortgage Loan No. 6, Rockefeller Center, the Appraised Value represents the “as-is” value for the Mortgaged Properties of $6,100,000,000. The individual Rockefeller Center Properties have a combined appraised value of $6,090,000,000, which was rounded to $6,100,000,000 by the appraiser for the portfolio value.

(16)	With respect to Mortgage Loan No. 8, Bay Plaza Community Center, the Mortgaged Property is comprised of 384,769 SF of retail space and 184,044 SF of office space, constituting 67.6% and 32.4% of the net rentable area at the Mortgaged Property, respectively.

(17)	With respect to Mortgage Loan No. 10, Artisan Circle, the Mortgaged Property is comprised of 233,886 SF of retail space and 48,858 SF of office space, constituting 82.7% and 17.3% of the net rentable area at the Mortgaged Property, respectively.

(18)	With respect to Mortgage Loan No. 12, Holiday City MHC, the Mortgaged Property is comprised of 491 manufactured housing pads, representing approximately 77.9% of the underwritten base rent, and 64 apartment units, representing approximately 22.1% of the underwritten base rent.

(19)	With respect to Mortgage Loan No. 13, Oklahoma Industrial Portfolio , the Appraised Value represents the “as portfolio” value which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “As Is” appraised values on a stand-alone basis is $45,240,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate stand-alone appraised “as-is” values are 59.7% and 59.7%, respectively. Individual appraisal dates for the Mortgaged Properties Properties range from August 16, 2024 to August 27, 2024.

(20)	With respect to Mortgage Loan No. 17, 833-837 Maple Street, the borrower is in the process of applying for a 421-a tax exemption, which has not been approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”. The appraisal for the 833-837 Maple Street Mortgaged Property calculates the net present value of such 421-a exemption to be $4,312,617. If such net present value were to be subtracted from the $21,000,000 appraised value of the 833-837 Maple Street Mortgaged Property, the appraised value would be $16,687,383, which would result in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 80.9%. Further, debt service coverage ratios and debt yields set forth in this prospectus for the Mortgage Loan have been calculated assuming the 421-a

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tax abatement will be approved. Without assuming the approval of the 421-a tax abatement, the Underwritten NCF DSCR would be 1.06x and the Underwritten NCF Debt Yield would be 6.4%. In addition, the Mortgage Loan was underwritten assuming that 10 units would be leased pursuant to the CityFHEPs program. However, there are 6 units for which the lender has not received the required CityFHEPs paperwork. If Underwritten NCF were calculated assuming that rents were paid under the Section 8 Program (rather than the CityFHEPs program), and that the 421-a tax exemption was not received, the Underwritten NCF DSCR and Underwritten NCF Debt Yield would be 1.03x and 6.2%, respectively.

(21)	With respect to Mortgage Loan No. 20, Two Towne Square, the appraised value represents the “Hypothetical As If TIs and LCs are Funded” Appraised Value, which reflects hypothetical condition that all reported outstanding tenant improvements and leasing commissions have been funded. The Appraised Value is inclusive of excess land value of $1.5MM. The “as is” Appraised Value is $20,300,000, which results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 45.4% and 45.4%, respectively. At origination, the related borrower deposited $1,324,500 for outstanding tenant improvements.

(22)	With respect to Mortgage Loan No. 23, Commerce Station RV Park, the Mortgaged Property is comprised of 178 rentable units which includes 165 RV sites, eleven cabins, one apartment unit, and one single family home.

A.	Yield Maintenance Premium” shall mean, with respect to any Note or Note component, an amount equal to the greater of the following two amounts: (a) an amount equal to 1% of the amount prepaid; or (b) an amount equal to (i) the amount, if any, by which (x) the sum of the present values as of the prepayment date of all unpaid principal and interest payments on such Note or Note Component required hereunder to the Open Prepayment Date (including the balloon payment assuming the outstanding principal balance of the Loan is due on the Open Prepayment Date), calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Maturity Date (assuming the outstanding principal balance of the Loan is due on the Open Prepayment Date), from the Open Prepayment Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds (y) the outstanding principal balance of such Note or Note component as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of such Note or Note component as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean the arithmetic mean of the rates published as “Treasury Constant Maturities” as of 5:00 p.m., New York time, for the date on which a prepayment subject to Yield Maintenance Premium is made, as shown on the USD screen of Reuters (or such other page as may replace that page on that service, or such other page or replacement therefor on any successor service), or if such service is not available, the Bloomberg Service (or any successor service), or if neither Reuters nor the Bloomberg Service is available, under Section 504 in the weekly statistical release designated H.15(519) (or any successor publication) published by the Board of Governors of the Federal Reserve System, for “On the Run” U.S. Treasury obligations corresponding to the Open Prepayment Date. If no such maturity shall so exactly correspond, yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Periodic Treasury Yield shall be interpolated or extrapolated (as applicable) from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month). Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

B.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (i) one percent (1%) of the principal amount of the Loan being prepaid and (ii) the excess, if any, of (A) the present value (determined using a discount rate equal to the Treasury Note Rate at such time) of all scheduled monthly payments of principal and interest payable in respect of the principal amount of the Loan being prepaid; provided that the Note shall be deemed, for purposes of this definition, to be due and payable on the Open Prepayment Commencement Date, over (B) the principal amount of the Loan being prepaid. Lender’s calculation of the Yield Maintenance Premium, and all component calculations (including, without limitation, the Treasury Note Rate), shall be conclusive and binding on Borrower absent manifest error.
“Treasury Note Rate” shall mean, at the time of the prepayment, as applicable, the rate of interest per annum equal to (x) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Open Prepayment Commencement Date (or if two or more such securities have maturity dates equally close to the Open Prepayment Commencement Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth (5th) Business Day preceding the prepayment date, divided by (y) twelve (12).

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C.	“Yield Maintenance Premium” shall mean, with respect to any repayment of the outstanding principal balance of the Loan, an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the portion of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note to be made with respect to the portion of the Loan under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the Loan being prepaid is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.
"Prepayment Rate” shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date as most recently published in “Statistical Release H.15 (519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select

D.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid and (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Permitted Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Stated Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication (in its sole but reasonable determination) to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

E.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid and (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Stated Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Stated Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

F.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid and (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Permitted Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield

A-1-36

Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Permitted Prepayment Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

G.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid and (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Stated Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Stated Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

H.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid and (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Permitted Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Stated Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

I.	"Yield Maintenance Premium" shall mean, with respect to any repayment of the outstanding principal balance of the Loan, an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the portion of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note to be made with respect to the portion of the Loan under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the Loan being prepaid is paid on the Permitted Par Prepayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

"Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Permitted Par

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Prepayment Date as most recently published in "Statistical Release H.15 (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or n the basis of such other publication or statistical guide as Lender may reasonably select.

J.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid and (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Permitted Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Stated Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

K.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date (defined below) of the Calculated Payments (defined below) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (defined below). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

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Annex A-2

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-2

Mortgage Pool Information

Mortgage Loan Sellers

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Loan Seller	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Bank of America, National Association	11	$391,835,000	44.7%	6.5565%	59	1.73x	12.2%	56.9%	56.4%
Morgan Stanley Mortgage Capital Holdings LLC	9	$156,635,000	17.9%	5.9620%	59	1.41x	8.6%	58.9%	58.9%
JPMorgan Chase Bank, National Association	3	$111,500,000	12.7%	6.8082%	59	1.61x	11.5%	55.7%	55.7%
Wells Fargo Bank, National Association	2	$47,800,000	5.5%	6.7716%	60	1.87x	14.3%	54.9%	54.9%
Morgan Stanley Mortgage Capital Holdings LLC/JPMorgan Chase Bank, National Association	1	$85,000,000	9.7%	5.3700%	59	1.84x	10.2%	49.5%	49.5%
Wells Fargo Bank, National Association/JPMorgan Chase Bank, National Association	1	$83,250,000	9.5%	5.9700%	59	1.71x	10.5%	73.8%	73.8%
Total/Wtd. Avg.	27	$876,020,000	100.0%	6.3231%	59	1.67x	11.2%	57.9%	57.7%

Cut-off Date Balances

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Balance ($)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
4,500,000 - 5,000,000	1	$4,500,000	0.5%	6.0740%	59	1.33x	8.3%	43.3%	43.3%
5,000,001 - 15,000,000	11	$105,470,000	12.0%	6.5656%	59	1.43x	10.0%	62.3%	62.3%
15,000,001 - 25,000,000	2	$43,300,000	4.9%	6.0959%	59	1.38x	8.9%	66.8%	66.8%
25,000,001 - 35,000,000	3	$82,000,000	9.4%	6.8571%	60	1.66x	12.5%	54.7%	54.7%
35,000,001 - 55,000,000	3	$151,000,000	17.2%	6.3611%	59	1.58x	10.5%	54.7%	54.7%
55,000,001 - 85,000,000	7	$489,750,000	55.9%	6.1922%	59	1.79x	11.8%	57.8%	57.4%
Total/Wtd. Avg.	27	$876,020,000	100.0%	6.3231%	59	1.67x	11.2%	57.9%	57.7%

Minimum: $4,500,000
Maximum: $85,000,000
Average: $32,445,185

States

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
State	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
New York	19	$274,500,000	31.3%	5.8910%	59	1.90x	11.4%	52.7%	52.7%
Indiana	7	$82,107,115	9.4%	5.5496%	58	1.38x	7.9%	68.7%	68.7%
Missouri	1	$65,000,000	7.4%	7.8280%	60	1.39x	12.5%	57.2%	54.7%
California	3	$62,610,800	7.1%	6.7971%	60	2.00x	16.7%	49.6%	49.6%
Texas	10	$60,354,690	6.89%	7.0594%	60	1.60x	11.6%	54.7%	54.7%
Ohio	10	$47,351,441	5.41%	6.7185%	60	1.97x	14.7%	56.3%	56.3%
North Carolina	6	$35,010,148	4.00%	6.1169%	60	1.37x	8.6%	63.4%	63.4%
Florida	15	$31,733,340	3.62%	5.7655%	58	1.52x	9.1%	53.3%	53.3%
Oklahoma	16	$27,000,000	3.08%	7.1700%	60	1.51x	11.5%	59.0%	59.0%
Tennessee	7	$22,830,625	2.61%	6.6570%	58	1.49x	10.2%	67.6%	67.6%
Arizona	6	$20,778,000	2.37%	5.7820%	59	1.51x	9.0%	55.1%	55.1%
Montana	1	$20,300,000	2.32%	6.1140%	59	1.47x	9.8%	69.8%	69.8%
Michigan	6	$17,237,955	1.97%	7.8035%	60	1.65x	14.6%	49.9%	49.9%
Pennsylvania	4	$17,016,774	1.94%	6.0800%	59	1.31x	8.1%	64.1%	64.1%
Georgia	2	$15,385,000	1.76%	6.4577%	60	1.67x	11.1%	62.5%	62.5%
West Virginia	14	$14,726,000	1.68%	5.9700%	59	1.71x	10.5%	73.8%	73.8%
Alabama	3	$12,341,813	1.4%	5.9700%	59	1.71x	10.5%	73.8%	73.8%
Arkansas	4	$9,973,813	1.1%	5.9700%	59	1.71x	10.5%	73.8%	73.8%
South Carolina	1	$9,000,000	1.0%	6.1800%	60	1.27x	8.1%	64.7%	64.7%
Oregon	1	$8,300,000	0.9%	6.3500%	58	1.25x	8.2%	70.3%	70.3%
New Hampshire	1	$5,793,600	0.7%	5.6870%	58	1.58x	9.3%	50.4%	50.4%
Delaware	1	$4,549,000	0.5%	6.0800%	59	1.30x	8.1%	64.1%	64.1%
Illinois	1	$3,415,993	0.4%	6.0800%	57	1.44x	9.0%	64.5%	64.5%
Iowa	4	$2,472,552	0.3%	6.0800%	57	1.44x	9.0%	64.5%	64.5%
New Jersey	1	$2,370,000	0.3%	6.0800%	59	1.30x	8.1%	64.1%	64.1%
Nevada	1	$1,867,985	0.2%	6.0700%	60	1.31x	8.2%	64.4%	64.4%
Virginia	1	$1,468,438	0.2%	5.9700%	59	1.71x	10.5%	73.8%	73.8%
Kentucky	1	$524,920	0.1%	6.0800%	57	1.44x	9.0%	64.5%	64.5%
Total/Wtd. Avg.	147	$876,020,000	100.0%	6.3231%	59	1.67x	11.2%	57.9%	57.7%

A-2-1

Annex A-2

Mortgage Pool Information

Property Types

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Property Type	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV

Retail
Anchored	3	$85,562,286	9.8%	6.6534%	59	1.27x	8.8%	68.1%	68.1%
Super Regional Mall	1	$85,000,000	9.7%	5.3700%	59	1.84x	10.2%	49.5%	49.5%
Unanchored	3	$6,000,000	0.7%	7.8500%	60	1.41x	12.2%	56.1%	56.1%
Single Tenant	1	$204,000	0.0%	5.3921%	59	3.17x	18.2%	32.3%	32.3%
Subtotal:	8	$176,766,286	20.2%	6.0754%	59	1.55x	9.6%	58.7%	58.7%
Mixed Use
Retail/Office	2	$101,000,000	11.5%	6.6949%	59	1.58x	11.0%	56.8%	56.8%
Office/Retail	7	$48,378,857	5.5%	5.3921%	59	3.17x	18.2%	32.3%	32.3%
Subtotal:	9	$149,378,857	17.1%	6.2729%	59	2.10x	13.4%	48.9%	48.9%
Manufactured Housing
Manufactured Housing	31	$97,672,600	11.1%	6.0219%	59	1.38x	8.5%	59.8%	59.8%
RV Park	6	$22,352,200	2.6%	6.0650%	59	1.67x	10.5%	53.9%	53.9%
Manufactured Housing/RV Park	9	$22,195,200	2.5%	5.7760%	58	1.51x	9.0%	54.8%	54.8%
Subtotal:	46	$142,220,000	16.2%	5.9903%	59	1.44x	8.9%	58.1%	58.1%
Multifamily
Garden	3	$94,450,000	10.8%	5.8010%	58	1.34x	8.0%	67.9%	67.9%
Mid Rise	2	$22,500,000	2.6%	6.0600%	60	1.32x	8.2%	64.5%	64.5%
Subtotal:	5	$116,950,000	13.4%	5.8508%	58	1.34x	8.0%	67.2%	67.2%
Office
CBD	7	$112,365,143	12.8%	7.4918%	60	1.77x	14.6%	50.8%	49.3%
Subtotal:	7	$112,365,143	12.8%	7.4918%	60	1.77x	14.6%	50.8%	49.3%
Self Storage
Self Storage	53	$90,550,000	10.3%	5.9848%	59	1.69x	10.4%	73.1%	73.1%
Subtotal:	53	$90,550,000	10.3%	5.9848%	59	1.69x	10.4%	73.1%	73.1%
Hospitality
Full Service	2	$59,984,000	6.8%	6.8408%	60	2.05x	17.1%	49.2%	49.2%
Subtotal:	2	$59,984,000	6.8%	6.8408%	60	2.05x	17.1%	49.2%	49.2%
Industrial
Warehouse/Distribution	8	$10,868,432	1.2%	7.1700%	60	1.51x	11.5%	59.0%	59.0%
Flex	5	$9,863,719	1.1%	7.1700%	60	1.51x	11.5%	59.0%	59.0%
Warehouse	3	$6,267,849	0.7%	7.1700%	60	1.51x	11.5%	59.0%	59.0%
Subtotal:	16	$27,000,000	3.1%	7.1700%	60	1.51x	11.5%	59.0%	59.0%
Other
Theater	1	$805,714	0.1%	5.3921%	59	3.17x	18.2%	32.3%	32.3%
Subtotal:	1	$805,714	0.1%	5.3921%	59	3.17x	18.2%	32.3%	32.3%
Total/Wtd. Avg.	147	$876,020,000	100.0%	6.3231%	59	1.67x	11.2%	57.9%	57.7%

Mortgage Rates

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Rate (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
5.3700 - 5.9999	6	$364,250,000	41.6%	5.6008%	59	1.88x	10.9%	56.7%	56.7%
6.0000 - 6.9999	14	$312,120,000	35.6%	6.4282%	59	1.49x	10.5%	61.4%	61.4%
7.0000 - 7.8980	7	$199,650,000	22.8%	7.4767%	60	1.59x	13.0%	54.6%	53.7%
Total/Wtd. Avg.	27	$876,020,000	100.0%	6.3231%	59	1.67x	11.2%	57.9%	57.7%

Minimum: 5.3700%
Maximum: 7.8980%
Weighted Average: 6.3231%

A-2-2

Annex A-2

Mortgage Pool Information

Original Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
60	27	$876,020,000	100.0%	6.3231%	59	1.67x	11.2%	57.9%	57.7%
Total/Wtd. Avg.	27	$876,020,000	100.0%	6.3231%	59	1.67x	11.2%	57.9%	57.7%

Minimum: 60 mos.
Maximum: 60 mos.
Weighted Average: 60 mos.

Remaining Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
57 - 60	27	$876,020,000	100.0%	6.3231%	59	1.67x	11.2%	57.9%	57.7%
Total/Wtd. Avg.	27	$876,020,000	100.0%	6.3231%	59	1.67x	11.2%	57.9%	57.7%

Minimum: 57 mos.
Maximum: 60 mos.
Weighted Average: 59 mos.

Original Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	26	$811,020,000	92.6%	6.2025%	59	1.70x	11.1%	57.9%	57.9%
360	1	$65,000,000	7.4%	7.8280%	60	1.39x	12.5%	57.2%	54.7%
Total/Wtd. Avg.	27	$876,020,000	100.0%	6.3231%	59	1.67x	11.2%	57.9%	57.7%

Minimum: 360 mos.
Maximum: 360 mos.
Weighted Average: 360 mos.

Remaining Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	26	$811,020,000	92.6%	6.2025%	59	1.70x	11.1%	57.9%	57.9%
360	1	$65,000,000	7.4%	7.8280%	60	1.39x	12.5%	57.2%	54.7%
Total/Wtd. Avg.	27	$876,020,000	100.0%	6.3231%	59	1.67x	11.2%	57.9%	57.7%

Minimum: 360 mos.
Maximum: 360 mos.
Weighted Average: 360 mos.

A-2-3

Annex A-2

Mortgage Pool Information

Debt Service Coverage Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Debt Service Coverage Ratio (x)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.20 - 1.70	20	$542,685,000	61.9%	6.4867%	59	1.41x	9.6%	61.4%	61.1%
1.71 - 2.10	5	$245,835,000	28.1%	6.0848%	59	1.84x	12.3%	57.9%	57.9%
2.11 - 2.50	1	$27,500,000	3.1%	7.2570%	60	2.16x	17.7%	43.9%	43.9%
2.51 - 3.17	1	$60,000,000	6.8%	5.3921%	59	3.17x	18.2%	32.3%	32.3%
Total/Wtd. Avg.	27	$876,020,000	100.0%	6.3231%	59	1.67x	11.2%	57.9%	57.7%

Minimum: 1.20x
Maximum: 3.17x
Weighted Average: 1.67x

Cut-off Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
32.3 - 40.0	1	$60,000,000	6.8%	5.3921%	59	3.17x	18.2%	32.3%	32.3%
40.1 - 50.0	5	$186,500,000	21.3%	6.2805%	60	1.93x	13.8%	48.3%	48.3%
50.1 - 60.0	7	$257,085,000	29.3%	6.8634%	59	1.53x	11.2%	56.0%	55.3%
60.1 - 65.0	7	$110,375,000	12.6%	6.2207%	59	1.33x	8.5%	63.5%	63.5%
65.1 - 70.0	5	$170,510,000	19.5%	6.1202%	59	1.31x	8.3%	68.2%	68.2%
70.1 - 73.8	2	$91,550,000	10.5%	6.0045%	59	1.67x	10.3%	73.5%	73.5%
Total/Wtd. Avg.	27	$876,020,000	100.0%	6.3231%	59	1.67x	11.2%	57.9%	57.7%

Minimum: 32.3%
Maximum: 73.8%
Weighted Average: 57.9%

Maturity Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Maturity Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
32.3 - 40.0	1	$60,000,000	6.8%	5.3921%	59	3.17x	18.2%	32.3%	32.3%
40.1 - 50.0	5	$186,500,000	21.3%	6.2805%	60	1.93x	13.8%	48.3%	48.3%
50.1 - 60.0	7	$257,085,000	29.3%	6.8634%	59	1.53x	11.2%	56.0%	55.3%
60.1 - 65.0	7	$110,375,000	12.6%	6.2207%	59	1.33x	8.5%	63.5%	63.5%
65.1 - 70.0	5	$170,510,000	19.5%	6.1202%	59	1.31x	8.3%	68.2%	68.2%
70.1 - 73.8	2	$91,550,000	10.5%	6.0045%	59	1.67x	10.3%	73.5%	73.5%
Total/Wtd. Avg.	27	$876,020,000	100.0%	6.3231%	59	1.67x	11.2%	57.9%	57.7%

Minimum: 32.3%
Maximum: 73.8%
Weighted Average: 57.7%

Amortization Type

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Amortization Type	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	26	$811,020,000	92.6%	6.2025%	59	1.70x	11.1%	57.9%	57.9%
Amortizing Balloon	1	$65,000,000	7.4%	7.8280%	60	1.39x	12.5%	57.2%	54.7%
Total/Wtd. Avg.	27	$876,020,000	100.0%	6.3231%	59	1.67x	11.2%	57.9%	57.7%

A-2-4

Annex A-2

Mortgage Pool Information

Underwritten NOI Debt Yield

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Underwritten NOI Debt Yield (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
7.6 - 9.0	11	$252,435,000	28.8%	6.1164%	59	1.30x	8.1%	65.9%	65.9%
9.1 - 10.0	5	$142,250,000	16.2%	6.0681%	58	1.52x	9.7%	58.5%	58.5%
10.1 - 11.0	2	$168,250,000	19.2%	5.6669%	59	1.78x	10.3%	61.5%	61.5%
11.1 - 14.0	5	$156,085,000	17.8%	7.4798%	60	1.51x	12.2%	56.6%	55.5%
14.1 - 18.2	4	$157,000,000	17.9%	6.4399%	60	2.47x	17.6%	41.7%	41.7%
Total/Wtd. Avg.	27	$876,020,000	100.0%	6.3231%	59	1.67x	11.2%	57.9%	57.7%

Minimum: 7.6%
Maximum: 18.2%
Weighted Average: 11.2%

A-2-5

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-
COLLATERALIZED MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$85,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

A-3-1

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$85,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

A-3-2

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$85,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

A-3-3

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$85,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

A-3-4

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$85,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

East River
Rikers Island
College Point
Powell Cove
Whitepoint Shopping Ctr.
Cross Is. Pkwy
14th Ave
College Point Center
Pepsi Cola Bottling Co.
20th Ave
College Point Blvd
678
Flushing Bay
La Guardia Airport
New York Times Distribution
Linden Hill
Parsons Blvd
Grand Central Pkwy
Whitestone Expwy
Whitestone Expressway Plaza
Flushing
East Elmhurst
Northern Blvd
25A
Astoria Blvd
Roosevelt Ave
Murray Hill
Main St/ Flushing
New World Mall
LIRR
Flushing/ Main St
Flushing Hosp. Medical Center
Downtown Flushing
The Shops at SkyView
East Flushing
Astoria
278
31st Ave
82nd St
Junction Blvd
108th St
Citi Field
Willets Point
Broadway
Northern Blvd
Plaza 48
Woodside
Jackson Heights
111th St
Arthur Ashe Stadium
Mets/ Willets Point
Louis Armstrong Stadium
NY Presbyterian Queens Hospital
Kissena Blvd
65th St
Junction Blvd
103rd St/ Corona Plaza
Flushing Meadows Corona Park
Skillman Ave
61st St/ Woodside
69th St/ Fisk Ave
74th St/ B'way
82nd St
90th St/ Elmhurst
Elmhurst
Elmhurst Ave
QUEENS
Long Island Expwy
495
52nd St/ Lincoln Ave
25
Bklyn-Queens Expwy
Queens Blvd
51st Ave
99th St
Queens Center
90-15 Queens Boulevard
Elmhurst, NY 11373
Queens Mall
Meadow Lake
Cedar Grove Cemetery
Main St
Queens College, CUNY
Van Wyck Expwy
Maspeth
Grand Ave
Rego Center
63rd Dr/ Rego Park
108th St
Jewel Ave
Kew Gardens Hills
58th St
69th St
Long Island Expwy
67th Ave
Woodhaven Blvd
LIRR
Queens Blvd
71st Ave/ Forest Hills
Willow Lake
Eliot Ave
Rego Park
Forest Hills Stadium
Forest Hills
75th Ave
Grand Ave
Middle Village
Fresh Pond Rd
St. Johns Cemetery
Union Turnpike
Jamaica
Metropolitan Ave
Metro Mall
Metropolitan Ave
Kew Gardens
Briarwood
Ridgewood
Cooper Ave
Glendale
Interboro Pkwy
Union Tpke
Forest Park
Kew Gardens
Fresh Pond Rd
Forest Ave
Central Ave
Myrtle Ave
Seneca Ave
Myrtle Ave
121 St/ Jamaica Ave
Van Wyck/ Jamaica
Jamaica Hospital Center
Wyckoff Ave/Myrtle
Mt. Lebanon Cemetery
Halsey St/ Canarsie
Cypress Hills St
Interboro Pkwy
111 St/ Jamaica Ave
Lefferts Blvd
JFK Intl. Airport 3 miles
BROOKLYN
102nd St
Woodhaven Blvd
Atlantic Ave
Richmond Hills
Cypress Hills
Elderts Lane/75th St
Forest Pkwy/ 85th St
Paterson
Yonkers
Bronx
Manhattan
New York City
Queens
Brooklyn
Newark
Jersey City
Staten Island
Long Island
New Rochelle
Atlantic Ocean

A-3-5

Mortgage Loan No. 1 – Queens Center

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	MSMCH/JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	BBB/BBB/NR			Location:	Elmhurst, NY 11373
Original Balance(1):	$85,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$85,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	9.7%			Title Vesting(4):	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1973/2004
Borrower Sponsor:	The Macerich Partnership, L.P.			Size(5):	412,033 SF
Guarantor:	The Macerich Partnership, L.P.			Cut-off Date Balance Per SF(1):	$1,274
Mortgage Rate:	5.3700%			Maturity Date Balance Per SF(1):	$1,274
Note Date:	10/28/2024			Property Manager:	Macerich Property Management
Maturity Date:	11/6/2029				Company, LLC (borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$53,620,566
IO Period:	60 months			UW NCF:	$52,532,319
Seasoning:	1 month			UW NOI Debt Yield(1):	10.2%
Prepayment Provisions(2):	L(25),DorYM1(28),O(7)			UW NCF Debt Yield(1):	10.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	10.2%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.84x
Additional Debt Balance(1):	$440,000,000			Most Recent NOI:	$49,730,304 (9/30/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$52,482,275 (12/31/2023)
				3rd Most Recent NOI:	$55,476,544 (12/31/2022)
Reserves(3)				Most Recent Occupancy:	95.4% (10/7/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.9% (12/31/2023)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	98.7% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$1,060,000,000 (9/19/2024)
Replacement Reserve:	$0	Springing	$206,017	Appraised Value Per SF:	$2,573
TI/LC Reserve:	$0	Springing	$641,476	Cut-off Date LTV Ratio(1):	49.5%
Outstanding TI/LC and Gap Rent:	$12,211,534	$0	NAP	Maturity Date LTV Ratio(1):	49.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$525,000,000	85.2%	Loan Payoff:	$601,802,949	97.7%
Borrower Sponsor Equity:	$91,238,851	14.8%	Upfront Reserves:	$12,211,534	2.0%
			Closing Costs:	$2,224,368	0.4%
Total Sources:	$616,238,851	100.0%	Total Uses:	$616,238,851	100.0%

(1)	The Queens Center Mortgage Loan (as defined below) is part of a whole loan evidenced by 27 pari passu promissory notes with an aggregate original principal balance of $525,000,000. The information presented is based on the Queens Center Whole Loan (as defined below).
(2)	Defeasance or Yield Maintenance of the Queens Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Queens Center Whole Loan to be securitized and (b) December 6, 2027. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in December 2024.
(3)	See “Escrows and Reserves” below for further discussion.
(4)	See “Ground Lease” section below for further discussion.
(5)	Size is exclusive of 556,724 SF associated with Macy’s and JCPenney, both of which are non-collateral anchor tenants.

The Mortgage Loan. The largest mortgage loan (the “Queens Center Mortgage Loan”) is part of a whole loan evidenced by 27 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $525,000,000 (the “Queens Center Whole Loan”). The Queens Center Whole Loan is secured by the borrowers’ non-overlapping fee and leasehold interest in a 412,033 SF retail property located in Elmhurst, New York (the “Queens Center Property”) as well as the Pledgor Borrower’s (as defined below) membership interest in the Property Borrower (as defined below). The Queens Center Mortgage Loan is evidenced by the non-controlling notes A-3-2, A-3-4, A-3-5, A-5-2, A-5-3 and A-5-4, with an aggregate outstanding principal balance as of the Cut-off Date of $85,000,000. The Queens Center Whole Loan was originated by German American Capital Corporation (“GACC”), Goldman Sachs Bank USA (“GS”), JPMorgan Chase Bank, National Association (“JPMCB”), Bank of Montreal (“BMO”) and Morgan Stanley Bank, N.A. (“MSBNA”) on October 28, 2024. JPMCB is selling Note A-3-2, Note A-3-4 and Note A-3-5 with an aggregate outstanding principal balance as of the Cut-off Date of $42,000,000 and MSMCH, an affiliate of MSBNA, is selling Note A-5-2, Note A-5-3 and Note A-5-4 with an aggregate outstanding principal balance as of the Cut-off Date of $43,000,000. The Queens Center Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR11 securitization trust until the controlling Note A-1-1 is securitized, at which time servicing will shift to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Queens Center Mortgage Loan, the Gateway Center North Mortgage Loan and the Sunbelt MHC Portfolio Mortgage Loan” in the prospectus.

A-3-6

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$85,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

The table below summarizes the promissory notes that comprise the Queens Center Whole Loan.

Queens Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1(1)	$50,000,000	$50,000,000	GACC	Yes
A-1-2(1)	$25,000,000	$25,000,000	GACC	No
A-1-3(1)	$25,000,000	$25,000,000	GACC	No
A-1-4(1)	$20,000,000	$20,000,000	GACC	No
A-1-5(1)	$15,000,000	$15,000,000	GACC	No
A-1-6(1)	$15,000,000	$15,000,000	GACC	No
A-2-1	$15,000,000	$15,000,000	WFCM 2024-5C2(2)	No
A-2-2(1)	$15,000,000	$15,000,000	GS	No
A-2-3(1)	$15,000,000	$15,000,000	GS	No
A-2-4(1)	$15,000,000	$15,000,000	GS	No
A-2-5(1)	$15,000,000	$15,000,000	GS	No
A-2-6(1)	$25,000,000	$25,000,000	GS	No
A-3-1	$43,000,000	$43,000,000	BANK5 2024-5YR11(3)	No
A-3-2	$20,000,000	$20,000,000	BANK5 2024-5YR12	No
A-3-3	$15,000,000	$15,000,000	WFCM 2024-5C2(2)	No
A-3-4	$15,000,000	$15,000,000	BANK5 2024-5YR12	No
A-3-5	$7,000,000	$7,000,000	BANK5 2024-5YR12	No
A-4-1(1)	$15,000,000	$15,000,000	BMO	No
A-4-2(1)	$15,000,000	$15,000,000	BMO	No
A-4-3(1)	$15,000,000	$15,000,000	BMO	No
A-4-4(1)	$15,000,000	$15,000,000	BMO	No
A-4-5(1)	$15,000,000	$15,000,000	BMO	No
A-4-6(1)	$25,000,000	$25,000,000	BMO	No
A-5-1	$32,000,000	$32,000,000	BANK5 2024-5YR11(3)	No
A-5-2	$20,000,000	$20,000,000	BANK5 2024-5YR12	No
A-5-3	$15,000,000	$15,000,000	BANK5 2024-5YR12	No
A-5-4	$8,000,000	$8,000,000	BANK5 2024-5YR12	No
Whole Loan	$525,000,000	$525,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(2)	The WFCM 2024-5C2 securitization transaction is expected to close on or about November 27, 2024.
(3)	The BANK5 2024-5YR11 securitization transaction is expected to close on or about November 20, 2024.

The Borrowers and the Borrower Sponsor. The borrowers for the Queens Center Whole Loan are Queens Center SPE LLC (the “Property Borrower”) and Queens Center Pledgor LLC (the “Pledgor Borrower”; together with the Property Borrower, the “Borrowers”), each a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor is The Macerich Partnership, L.P., which is a subsidiary of The Macerich Company (“Macerich”). Macerich is a fully integrated, self-managed and self-administered real estate investment trust. The Macerich Partnership, L.P. is the non-recourse carveout guarantor. Developing and managing properties that serve as community cornerstones, Macerich currently owns 44 million SF of real estate consisting primarily of interests in 41 retail centers.

The Property. Built in 1973 and renovated in 2004, Queens Center (the “Queens Center Mall”) is a 968,757 SF (412,033 collateral SF) super regional shopping center located in Elmhurst, New York and situated on an 8.41-acre parcel with 1,903 parking spaces. Of the 968,757 total SF, 412,033 SF constitutes the collateral for the Queens Center Whole Loan, with the remaining non-collateral areas of the Queens Center Mall occupied by Macy’s and JCPenney and owned by third parties.

Representing the sole enclosed super-regional shopping center in Queens, the Queens Center Mall attracts 9.4 million visitors annually and has a trade area of 2.4 million people. The Queens Center Mall has historically benefited from high tenant demand with occupancy averaging 98.4% over the last 10 years. Further, the Queens Center Property is currently 95.4% leased to 120 national and regional tenants. Since 2022, Macerich has been able to successfully re-tenant or renew over 60% of the collateral SF. Recently, the borrower sponsor has leased to several new high-performing tenants including Primark (54,832 SF), ZARA (36,463 SF) and H&M (19,694 SF).

The Queens Center Mall was originally acquired by Macerich in 1995. In 2004, Macerich invested $275.0 million to fully redevelop and expand the Queens Center Property. The expansion featured the addition of 250,000 in-line SF and JCPenney’s development of a 204,340 SF box, which JCPenney subsequently sold to Ashkenazy Acquisition Corporation in January 2022. Since 2019, the Borrowers have invested $65.2 million in leasing capital, common area renovations, and operational upgrades with plans to invest an additional $13.0 million by the end of 2024 (such additional investment is not required or reserved for under the Queens Center Whole Loan documents). Of the $78.2 million spent or budgeted from 2019 through year end 2024, $15.2 million has been allocated toward the buildout of ZARA’s new 36,463 SF store, which combined 10 in-line units across two floors. Furthermore, Macerich has invested $19.7 million and $6.3 million in tenant allowances and buildout costs for Primark (54,832 SF) and H&M (19,694 SF), respectively.

A-3-7

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$85,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

According to the appraisal, the Queens Center Mall is a top-producing center in New York City, attracting significant foot traffic and generating over $500 million in annual sales. The Queens Center Mall’s sales PSF are significantly higher than the national average, with comparable mall shop sales reported at $1,731 PSF ($1,165 PSF excluding Apple). According to the borrower sponsor, as of TTM July 2024, the non-collateral Macy’s and JCPenney reported annual sales of $132,000,000 and $26,000,000, respectively.

Major Tenants.

Primark (54,832 SF; 13.3% of NRA; 5.6% of underwritten base rent): Founded in 1969, Primark is an international fashion retailer that offers affordable fashion, home goods and accessories. Primark operates over 450 stores in 17 countries across Europe and the United States. The Queens Center Property hosts Primark's newest location in the Tri-State area. Primark is not yet in occupancy and expected to take possession of its space in December 2024. Primark’s lease expires in January 2035, has two, five-year extension options remaining and contains a termination option in the event that gross sales between December 2027 and November 2028 do not exceed $23,000,000, provided it gives notice within 90 days following November 30, 2028.

ZARA (36,463 SF; 8.8% of NRA; 3.2% of underwritten base rent): Founded in 1974, ZARA is an international fashion retailer and part of the Inditex Group. ZARA operates approximately 3,000 stores in 96 countries, offering a wide range of fashion-forward apparel. ZARA’s forecasted annual sales for the TTM July 2024 period are $23,559,201 ($646 PSF). ZARA’s lease expires in November 2033, has one, five-year extension option remaining and contains a termination option in the event that it gives notice 270 days prior to (i) December 31, 2028 or (ii) May 31, 2031.

H&M (19,694 SF; 4.8% of NRA; 2.8% of underwritten base rent): Founded in 1947, H&M, part of the H&M Group, is a global fashion retailer offering a broad range of clothing and accessories for men, women, and children. H&M has over 3,800 stores across 77 markets worldwide, H&M is known for its commitment to affordable fashion. H&M’s lease expires in January 2035, has two, 4-year extension options remaining and contains options to terminate its lease if its gross sales (i) between January 2028 and December 2028 do not exceed $16,000,000 or (ii) between January 2031 and December 2031 do not exceed $18,000,000, in each case, provided that it gives notice within 120 days following such period.

American Eagle Outfitters (10,268 SF; 2.5% of NRA; 3.4% of underwritten base rent): Founded in 1977, American Eagle Outfitters is a global specialty retailer that offers various types of apparel, intimates, activewear, accessories, and personal care products. With over 1,000 stores worldwide, American Eagle focuses on providing a unique shopping experience for the 15 to 25 year-old consumer demographic. American Eagle Outfitters reported annual sales for the TTM July 2024 period of $10,541,311 ($1,027 PSF). American Eagle Outfitters’ lease expires in September 2032 and has no extension or termination options.

A-3-8

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$85,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to tenancy at the Queens Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Primark	NR/NR/NR	54,832	13.3%	$2,967,306	5.6%	$54.12	1/31/2035	2 x 5 yr	Y(3)
ZARA	NR/NR/NR	36,463	8.8%	$1,700,000	3.2%	$46.62	11/30/2033	1 x 5 yr	Y(4)
H&M	NR/NR/NR	19,694	4.8%	$1,477,050	2.8%	$75.00	1/31/2035	2 x 4 yr	Y(5)
American Eagle Outfitters	NR/NR/NR	10,268	2.5%	$1,773,181	3.4%	$172.69	9/30/2032	None	N

Select In-line < 10,000 SF
Apple	NR/Aaa/AA+	8,706	2.1%	$1,558,044	3.0%	$178.96	7/31/2025	1 x 5 yr	N
Finish Line	NR/NR/NR	8,625	2.1%	$1,669,923	3.2%	$193.61	8/31/2025	None	N
Adidas	NR/NR/NR	8,183	2.0%	$1,104,705(6)	2.1%	$135.00	1/31/2029	None	Y(7)
The Cheesecake Factory	NR/NR/NR	8,077	2.0%	$848,085	1.6%	$105.00	1/31/2037	2 x 5 yr	N
Hollister Co.	NR/NR/NR	8,028	1.9%	$879,028	1.7%	$109.50	1/31/2027	None	N
Victoria’s Secret	NR/NR/NR	7,767	1.9%	$1,285,796	2.4%	$165.55	1/31/2033	None	N
Subtotal/Wtd. Avg.		49,386	12.0%	$7,345,580	13.9%	$148.74

Remaining Occupied		222,284	54.0%	$37,530,596	71.1%	$168.84
Occupied Total		392,927	95.4%	$52,793,713	100.0%	$134.36
Vacant		19,106	4.6%
Total/Wtd. Avg.		412,033	100.0%

(1)	Based on the underwritten rent roll dated as of October 7, 2024 and exclusive of 556,724 SF associated with Macy’s and JCPenney, both of which are non-collateral anchors.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Primark has the right to terminate its lease if its gross sales between December 2027 and November 2028 do not exceed $23,000,000, provided it gives notice within 90 days following November 30, 2028, with the payment of a termination fee in an amount equal to the unamortized portion, as of the end of the fifth lease year, of the sum of certain allowances for construction and other interior work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(4)	ZARA has the right to terminate its lease, provided it gives notice 270 days prior to (i) December 31, 2028 or (ii) May 31, 2031, with the payment of a termination fee in an amount equal to the unamortized portion, as of the end of the fifth lease year, of the sum of certain allowances for construction work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(5)	H&M has the right to terminate its lease if its gross sales (i) between January 2028 and December 2028 do not exceed $16,000,000 or (ii) between January 2031 and December 2031 do not exceed $18,000,000, in each case, provided that it gives notice within 120 days following such period, with the payment of a termination fee in an amount equal to 50% (if terminated based on sales in 2028) or 25% (if terminated based on sales in 2031) of the unamortized portion of the sum of certain allowances for construction and other interior work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(6)	During the period commencing January 2024 and continuing through December 2024 (the "Rent Reduction Period"), in lieu of fixed minimum rent and percentage rent set forth in the lease, Adidas benefits from reduced monthly rent in the amount of (a) $92,058.75 plus (b) the product obtained by multiplying 6% by annual gross sales in excess of $14,452,452.47.
(7)	If Adidas’ gross sales for calendar year 2024 (the “Test Period”) do not exceed $7,000,000, anytime during the 60-day period immediately following the Test Period, Adidas will have the one-time right to terminate its lease upon 90 days' prior written notice and the payment of a termination fee in an amount equal to five times the monthly fixed minimum rent and monthly amount of the tenant's share of variable costs as set forth in the lease and in effect on the date of tenant's notice to terminate its lease. Adidas’ sales for the TTM July 2024 period were $5,438,309.
(8)	Vacant includes 8,351 SF currently occupied that is underwritten as vacant though currently occupied by tenants known to be vacating. The Queens Center Property was 97.4% physically occupied inclusive of such tenants as of October 7, 2024.

The following table presents certain comparable sales history at the Queens Center Mall:

Comparable Sales(1)
	2019	2021	2022	2023	TTM July 2024
Inline (<10,000 SF) Sales PSF	$1,581	$1,615	$1,717	$1,751	$1,731
Inline (<10,000 SF excluding Apple) Sales PSF	$1,145	$1,122	$1,189	$1,147	$1,165
Inline (<10,000 SF excluding Apple) Occupancy Cost(2)	22.5%	21.7%	21.1%	22.8%	22.1%
Non-collateral Anchor Sales(3)	$173,300,000	$159,700,000	$164,000,000	$164,000,000	$158,000,000
Total Queens Center Mall Sales	$616,120,375	$536,343,372	$561,506,309	$562,896,033	$533,839,416

(1)	All sales information presented above is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	Occupancy Cost is calculated based on gross sales divided by the sum of (i) contractual rent and (ii) reimbursements, each based on the underwritten rent roll dated October 7, 2024.
(3)	Includes sales of Macy’s and JCPenney, both of which are non-collateral anchors, as provided by the borrower sponsor.

A-3-9

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$85,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the lease rollover schedule at the Queens Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	10	21,754	5.3%	5.3%	$4,334,114	8.2%	8.2%	$199.23
2025	28	77,642	18.8%	24.1%	$9,690,548	18.4%	26.6%	$124.81
2026	17	37,142	9.0%	33.1%	$7,896,124	15.0%	41.5%	$212.59
2027	13	25,249	6.1%	39.3%	$3,456,921	6.5%	48.1%	$136.91
2028	11	19,816	4.8%	44.1%	$3,090,862	5.9%	53.9%	$155.98
2029(3)	16	32,294	7.8%	51.9%	$6,424,947	12.2%	66.1%	$198.95
2030	5	8,572	2.1%	54.0%	$1,167,451	2.2%	68.3%	$136.19
2031	1	389	0.1%	54.1%	$175,873	0.3%	68.6%	$452.12
2032	2	11,788	2.9%	56.9%	$1,966,221	3.7%	72.4%	$166.80
2033	8	52,114	12.6%	69.6%	$3,599,219	6.8%	79.2%	$69.06
2034	10	12,981	3.2%	72.7%	$3,290,888	6.2%	85.4%	$253.52
2035 & Thereafter	8	93,186	22.6%	95.4%	$7,700,543	14.6%	100.0%	$82.64
Vacant	0	19,106	4.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	129	412,033	100.0%		$52,793,713	100.0%		$134.36(4)

(1)	Based on the underwritten rent roll dated October 7, 2024.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	The Queens Center Whole Loan has a maturity date of November 6, 2029.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Queens Center Property is located in the Elmhurst neighborhood of Queens, New York. Elmhurst is a densely populated area with a mix of residential and commercial developments. The neighborhood is well-connected via public transportation, including the Long Island Rail Road and New York City subway system, providing access to Manhattan and other parts of the city. The area is characterized by a diverse population and a variety of housing types, including multi-tenant rentals and cooperative apartments. The average household income within a one-mile radius is $86,791, increasing to $92,204 within three miles, and $98,765 within five miles. The population in these areas is 191,469, 907,210, and 2,357,847, respectively.

The Queens Center Mall benefits from its location and strong tenant mix, making it a key retail center in the region. Notably, Apple is a significant draw, with sales of approximately $130 million. According to the appraisal, the Queens retail market, as of the second quarter of 2024, has a total inventory is approximately 5.7 million SF with an 11.3% vacancy rate.

Positioned as the only enclosed super regional shopping center in Queens County, the Queens Center Property serves a trade area of 2.4 million people and approximately 861,000 households. Queens County spans 108.1 square miles and is home to 2.4 million residents, making Queens the 4th densest county in the United States. The Queens Center Mall’s trade area is characterized by a dynamic and culturally rich population with an average household income of approximately $104,000. The Queens Center Mall has two retail centers in its trade area; however, the Queens Center Mall offers convenient access via car, bus, subway or foot, as it is located adjacent to a highly trafficked subway station and the intersection of Queens Boulevard, Woodhaven Boulevard, and the Long Island Expressway.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Queens Center Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
0 – 1,000 SF	$225.00	5	3% per annum	$100.00	$25.00
1,001 – 2,000 SF	$200.00	5	3% per annum	$100.00	$25.00
2,001 – 3,000 SF	$200.00	5	3% per annum	$100.00	$25.00
3,001 – 5,000 SF	$175.00	5	3% per annum	$100.00	$25.00
5,001 – 7,500 SF	$150.00	10	3% per annum	$100.00	$25.00
7,501+ SF	$150.00	10	3% per annum	$100.00	$25.00
Jewelry	$400.00	10	3% per annum	$100.00	$25.00
Food Court	$410.00	10	3% per annum	$250.00	$75.00
Kiosk 0-100 SF	$2,000.00	5	3% per annum	$0.00	$0.00
Kiosk 100+ SF	$650.00	5	3% per annum	$0.00	$0.00
Major	$75.00	10	10% in Year 6	$100.00	$25.00
Junior Anchor	$50.00	10	10% in Year 6	$100.00	$25.00

A-3-10

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$85,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

The table below presents certain information relating to retail centers comparable to the Queens Center Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built / Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Queens Center Property
Queens Center	1973 / 2004	412,033(2)	95.4%(2)	Primark, ZARA(2)	NAP
Queens Place Retail Center	1965 / 2001	445,953	96.0%	Target, Macy’s Furniture Store, DSW Shoes, Best Buy, Lidl	One Block North
Rego Park Center I	1996 / 2005	342,869	75.0%	Burlington, Marshalls	Two Blocks South
Rego Park Center II	2010 / NAP	616,820	100.0%	Costco, At Home, Aldi, Petco, TJ Maxx	Two Blocks South
The Shops at Atlas Park	2006 / NAP	372,000	95.0%	Ashley Furniture, Forever 21, HomeGoods, NYSC, Regal Cinemas, Ulta, TJ Maxx	1.8 Miles South
Kings Plaza(3)	1969 / 2018	1,146,035	88.0%	Burlington, Lowe’s, Macy’s, Target, Primark	10.0 Miles South
Green Acres Mall	1956 / 2016	2,075,000	93.0%	Macy’s, Kohl’s, Primark	11.0 Miles Southeast
Staten Island Mall(3)	1972 / 2018	1,700,000	94.0%	Primark, JC Penney, Macy’s, Lidl, AMC Theatres	22.0 Miles Southwest
Roosevelt Field	1956 / 2014	2,330,000	98.0%	Bloomingdales, JC Penney, Primark, Macy’s, Nordstrom, Dick’s Sporting Goods, Neiman Marcus	15.0 Miles East
Weighted Average			93.9%(4)

(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of October 7, 2024 and does not include 556,724 SF of space associated with Macy’s and JCPenney which are non-collateral anchor tenants.
(3)	Owned by the borrower sponsor.
(4)	Weighted Average excludes the Queens Center Property.

Appraisal. The appraiser concluded to an “as-is” value for the Queens Center Property of $1,060,000,000 as of September 19, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated October 18, 2024, there was no evidence of any recognized environmental conditions at the Queens Center Property.

A-3-11

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$85,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Queens Center Property:

Cash Flow Analysis
	2019	2020	2021	2022	2023	TTM 9/30/2024	UW	UW PSF
Base Rent	$67,057,833	$59,301,650	$52,916,768	$51,918,944	$52,818,458	$51,520,695	$52,793,713	$128.13
Rent Steps	$0	$0	$0	$0	$0	$0	$1,247,807	$3.03
Vacant Income	$0	$0	$0	$0	$0	$0	$4,370,011	$10.61
Gross Potential Rent	$67,057,833	$59,301,650	$52,916,768	$51,918,944	$52,818,458	$51,520,695	$58,411,531	$141.76
Reimbursements	$30,790,847	$29,765,742	$27,453,264	$29,305,910	$29,580,066	$30,900,451	$31,470,373	$76.38
Percentage Rent	$87,927	$284,409	$1,504,768	$1,176,649	$211,061	$4,663	$0	$0.00
Other Income(1)	$18,077,641	$9,515,462	$14,790,599	$20,746,611	$16,405,772	$15,580,030	$15,262,235	$37.04
Net Rental Income	$116,014,248	$98,867,263	$96,665,399	$103,148,114	$99,015,357	$98,005,839	$105,144,139	$255.18
Less Vacancy/Bad Debt(2)	($482,316)	($7,429,704)	$3,086,693	($396,362)	$285,757	($1,035,603)	($4,370,011)	($10.61)
Effective Gross Income	$115,531,932	$91,437,559	$99,752,092	$102,751,752	$99,301,114	$96,970,236	$100,774,128	$244.58

Real Estate Taxes	$28,285,488	$29,999,255	$29,577,588	$27,309,540	$26,831,221	$26,587,630	$26,925,545	$65.35
Insurance	$254,934	$356,236	$424,981	$453,227	$419,257	$486,435	$531,957	$1.29
Management Fee	$1,106,734	$952,496	$923,502	$1,003,129	$876,335	$860,247	$1,000,000	$2.43
Ground Rent	$441,719	$441,719	$461,478	$471,358	$471,358	$502,544	$608,041	$1.48
Other Expenses	$17,087,387	$11,923,051	$16,497,949	$18,037,954	$18,220,668	$18,803,076	$18,088,019	$43.90
Total Expenses	$47,176,262	$43,672,757	$47,885,498	$47,275,208	$46,818,839	$47,239,932	$47,153,562	$114.44

Net Operating Income	$68,355,670	$47,764,802	$51,866,594	$55,476,544	$52,482,275	$49,730,304	$53,620,566	$130.14
TI/LC	$0	$0	$0	$0	$0	$0	$968,757	$2.35
Replacement Reserves	$0	$0	$0	$0	$0	$0	$119,490	$0.29
Net Cash Flow(3)	$68,355,670	$47,764,802	$51,866,594	$55,476,544	$52,482,275	$49,730,304	$52,532,319	$127.50

Occupancy (%)	98.9%	97.9%	97.6%	98.7%	98.9%	95.4%(4)	95.8%(5)
NOI DSCR(6)	2.39x	1.67x	1.81x	1.94x	1.84x	1.74x	1.88x
NCF DSCR(6)	2.39x	1.67x	1.81x	1.94x	1.84x	1.74x	1.84x
NOI Debt Yield(6)	13.0%	9.1%	9.9%	10.6%	10.0%	9.5%	10.2%
NCF Debt Yield(6)	13.0%	9.1%	9.9%	10.6%	10.0%	9.5%	10.0%

(1)	Other Income is based on the borrower sponsor’s budget and includes income from parking, business development/advertising, specialty leasing, overage rent and other miscellaneous income.
(2)	Vacancy/Bad Debt reflects bad debt for historical periods and vacancy for UW. Positive periods reflect recovery of bad debt.
(3)	The decrease in Net Cash Flow from 2019 to 2020 and subsequent increase from 2020 to 2021 is primarily attributable to impacts from the COVID-19 pandemic.
(4)	Based on the underwritten rent roll dated as of October 7, 2024 and includes tenants that have leases that have been executed but have not yet commenced, and excludes non-collateral anchor tenants.
(5)	The underwritten economic vacancy is 4.2%. The Queens Center Property was 97.4% physically occupied inclusive of known vacates as of October 7, 2024.
(6)	DSCRs and Debt Yields are based on the Queens Center Whole Loan

Escrows and Reserves.

Real Estate Taxes – During the continuance of a Trigger Period (as defined below), the Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next ensuing twelve months (initially estimated to be approximately $2,243,795 monthly).

Insurance – During the continuance of a Trigger Period, unless the Queens Center Property is insured under an acceptable blanket policy and no event of default for which the lender has commenced an enforcement action is continuing, the Borrowers are required to escrow 1/12 of the annual estimated insurance payments on a monthly basis.

Replacement Reserve – During the continuance of a Trigger Period, the Borrowers are required to escrow approximately $8,584 on a monthly basis for replacement reserves, subject to a cap of $206,017.

TI/LC Reserve – During the continuance of a Trigger Period, the Borrowers are required to escrow approximately $26,728 on a monthly basis for ongoing rollover reserves, subject to a cap of $641,476.

Outstanding TI/LC and Gap Rent Reserve – On the loan origination date, the Borrowers were required to make an upfront deposit of $12,211,534 into a reserve for unfunded obligations for the tenant improvements, leasing commissions and free or abated rent.

A-3-12

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$85,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

Lockbox and Cash Management. The Queens Center Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. So long as no Trigger Period is continuing, the Borrowers will have access to the funds deposited into the lockbox account, and may utilize the lockbox account as an operating account. During the continuance of a Trigger Period, the Borrowers will no longer have any further access to the funds in the lockbox account, and such funds in the lockbox account are required to be swept to a lender-controlled cash management account, and applied and disbursed in accordance with the Queens Center Whole Loan documents, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Queens Center Whole Loan during the continuance of such Trigger Period, or (ii) if no Trigger Period is continuing, disbursed to the Borrowers.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio based on the trailing two calendar quarters is less than 1.40x. A Trigger Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender or (b) with respect to clause (ii) above, (x) the debt service coverage ratio based on the trailing two calendar quarters is greater than or equal to 1.40x, or (y) Borrowers will have (1) after the prepayment lockout release date, prepaid the Queens Center Whole Loan in an amount that would result in a debt service coverage ratio of 1.40x in accordance with the Queens Center Whole Loan documents or (2) delivered to the lender cash or other securities acceptable to the lender in accordance with the Queens Center Whole Loan documents as additional collateral for the Queens Center Whole Loan in an amount that when added to underwritten net operating income would result in a debt service coverage ratio at least equal to 1.40x.

Release of Property. The Borrowers are permitted to obtain the free release (without prepayment or defeasance) of Out Parcels (as defined below) provided certain conditions are satisfied, including among others, (i) certification by the Borrowers that the release will not materially and adversely affect the use, operations, economic value of, or the revenue produced by (exclusive of the economic value or revenue loss attributable to the Out Parcel being released) the remaining improvements located on the Queens Center Property as a retail shopping center; (ii) separate tax lots (or the owner of the released Out Parcel is contractually obligated to pay its share of taxes), (iii) compliance with all applicable laws, reciprocal easement agreements and material leases, and (iv) compliance with REMIC related conditions.

“Out Parcels” means (A) certain real property that is as of the date of any potential release non-income producing and unimproved for tenant occupancy and the release of which does not have a material adverse effect on (i) the business, profits, operations or condition (financial) of Borrowers, (ii) the ability of Borrowers to repay the debt in accordance with the terms of the loan documents, or (iii) the ongoing operations of the remaining Queens Center Property; and (B) certain real property that is as of the date of any potential release non-income producing and improved by structures that (i) were vacant as of the origination date and (ii) have been vacant and non-income producing continuously since the origination date and for at least three years prior to the date of any potential release.

Ground Lease. A 17,450 SF portion of the Queens Center Property located on the northeast corner of 92nd Street and 59th Avenue (the "Ground Leased Parcel") is subject to a ground lease (the “Ground Lease”) between Tiliakos Enterprises LLC, as the ground landlord (the “Ground Landlord”), and the Property Borrower, as the ground tenant (in such capacity, the “Ground Tenant”). The Ground Lease has a maturity date of May 31, 2048, with no renewal options, but with a purchase option for the Property Borrower, exercisable as follows: Between May 1, 2039 and April 30, 2046, the Ground Landlord must serve notice to the Ground Tenant for the Ground Tenant to purchase the ground-leased parcel (the "Put Right"), with the notice date being deemed to be March 2, 2046, if the Ground Landlord fails to provide such notice by April 30, 2046, and the Ground Tenant will subsequently have three years to send notice of its acceptance of the Put Right beginning 60 days after Ground Landlord's notice is sent (the "Call Right"). The Ground Landlord and the Ground Tenant are each required to appoint an appraiser, and to agree to a third, disinterested appraiser, to obtain a fair market value of the Ground Leased Parcel, and the average of the two closest valuations will be treated as the purchase price to be paid by the Ground Tenant for the Ground Leased Parcel. The current annual base rent is $595,510, which is required to increase every three years to the greater of (a) $325,000 (which was the initial annual base rent) or (b) the adjusted annual base rent based on the Consumer Price Index.

Shared Tax Lot. A portion of the Queens Center Property to the west of 92nd Street and the Macy's parcel together constitute a single tax lot (the “Shared Tax Lot”). The real estate taxes on the shared tax lot are allocated between Macy’s and the Property Borrower under a reciprocal easement agreement (the “REA”). Under the REA, Macy's pays approximately 40% of the total property taxes assessed against the shared tax lot to the Property Borrower, who then makes the required tax payments. There are no other operating covenants in place governing the operation of the Shared Tax Lot.

In the event of default under the Queens Center Whole Loan documents, the lender has the right to require, among other related rights, the Borrowers to exercise the rights of the Property Borrower under the REA to pursue the creation of a separate tax lot for the portion of the Queens Center Property that is part of the Shared Tax Lot, such that no portion of the Queens Center Property shares a tax lot with any real property that is not subject to the lien of the Queens Center Whole Loan.

In September 2005, the City of New York advised that it would no longer accept deeds for recordation which affect only a portion of a tax lot, although the recordation of mortgages or instruments other than deeds is not affected by this advisement. The Borrowers and non-recourse carveout guarantor have provided a non-recourse carveout (subject to certain limitations set forth in the loan documents) for any losses arising from the lender’s inability to foreclose on the portion of the Queens Center Property that is part of the Shared Tax Lot caused by (i) the City of New York’s refusal to accept for recordation a deed in foreclosure with respect to such portion of the Queens Center Property and (ii) the Borrowers’ failure to promptly pursue the creation of a separate tax lot for the portion of the Queens Center Property comprising the Shared Tax Lot.

Terrorism Insurance. The Borrowers are required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. If TRIPRA is no longer in effect, the Borrowers will not be required to pay any annual insurance premiums solely with respect to such terrorism coverage in excess of 2x the amount of the then annual premiums paid by the Borrowers for all-risk coverage under a stand-alone all-risk policy (the “Terrorism Premium Cap”) and, if the cost for such coverage exceeds the Terrorism Premium Cap, the Borrowers will be required to purchase the maximum amount of terrorism coverage available with funds equal to the Terrorism Premium Cap. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-13

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$83,250,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various, Various		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	10.5%

A-3-14

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$83,250,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various, Various		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	10.5%

CHICAGO
MICHIGAN
INDIANA
OHIO
ILLINOIS
INDIANAPOLIS
FORT WAYNE
TOLEDO
DAYTON
CINCINNATI
LOUISVILLE
LEXINGTON
KENTUCKY

PITTSBURGH
OHIO
PENNSYLVANIA
COLUMBUS
WEST VIRGINIA
KENTUCKY
VIRGINIA
Parkersburg
Charleston

Mini Mall Self Storage

Carroll	Carroll, OH
Enterprise - Rucker Blvd	Enterprise, AL
West Memphis	West Memphis, AR
Belpre	Belpre, OH
Marietta	Marietta, OH
Enterprise - Geneva Hwy	Enterprise, AL
Parkersburg - Garfield Ave	Parkersburg, WV
Bridgeport	Bridgeport, WV
Enterprise - Salem Rd	Enterprise, AL
Elizabethton	Elizabethton, TN
Cedar Lake	Cedar Lake, IN
Kannapolis	Kannapolis, NC
Johnson City - South Roan	Johnson City, TN
Cincinnati	Cincinnati, OH
Mooresville	Mooresville, IN
Bloomington	Bloomington, IN
Newton	Newton, NC
Proctorville	Proctorville, OH
Kingsport - Brookside School	Kingsport, TN
Bristol	Bristol, VA
Hurricane	Hurricane, WV
Blountville	Blountville, TN
Little Rock	Little Rock, AR
Cedar Lake - Wicker Ave	Cedar Lake, IN
Clarksville	Clarksville, AR
Parkersburg	Parkersburg, WV
Piney Flats	Piney Flats, TN
Cross Lanes	Cross Lanes, WV
Shelby	Shelby, NC
Batesville	Southside, AR
Greeneville	Greeneville, TN
Cleveland - N. Washington	Cleveland, TX
Morgantown - Lower Aarons	Morgantown, WV
Morgantown - Canyon Rd	Morgantown, WV
Asheville	Asheville, NC
Splendora - Old Hwy 59N	Splendora, TX
Nitro - 1st Ave S	Nitro, WV
Elkview	Elkview, WV
Nitro - 4117 1st St	Nitro, WV
Splendora - US-59	Splendora, TX
Conroe - Hwy 105E	Conroe, TX
Coolville	Coolville, OH
Little Hocking	Little Hocking, OH
Ravenswood	Ravenswood, WV
Racine	Racine, OH
Cedar Lake - 127th Pl.	Cedar Lake, IN
Conroe - Woodland Forest	Conroe, TX
Nitro - 11th St	Nitro, WV
Conroe - Bryant Rd	Conroe, TX
Cleveland - CR388	Cleveland, TX
Nitro - 803 Main Ave	Nitro, WV
Nitro - 1202 Main Ave	Nitro, WV

MISSOURI
KY
NASHVILLE
ARKANSAS
MEMPHIS
TENNESSEE
MISSISSIPPI
ALABAMA
LOUISIANA
TEXAS
FLORIDA
NEW ORLEANS
Gulf of Mexico

Conroe
The Woodlands
Spring
Atascocita
HOUSTON
Cleveland
Splendora
Baytown
Katy

KENTUCKY
VIRGINIA
TENNESSEE
NORTH CAROLINA
SOUTH CAROLINA
Roanoke
Kingsport
Johnson City
Asheville
Winston-Salem
CHARLOTTE
Concord
Greenville

A-3-15

Mortgage Loan No. 2 – Mini Mall Self Storage

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	WFB/JPMCB			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Various, Various
Original Balance(1):	$83,250,000			General Property Type:	Self Storage
Cut-off Date Balance(1):	$83,250,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	9.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	Mini Mall U.S. Storage Properties Master LP			Size:	2,460,347 SF
Guarantor:	Mini Mall U.S. Storage Properties Master LP			Cut-off Date Balance per SF(1):	$73
Mortgage Rate:	5.9700%			Maturity Balance per SF(1):	$73
Note Date:	10/31/2024			Property Manager:	Mini Mall U.S. Storage Properties Master LP (borrower-related)
Maturity Date:	11/6/2029			Underwriting and Financial Information
Original Term to Maturity:	60 months			UW NOI:	$18,908,524
Original Amortization Term:	0 months			UW NCF:	$18,576,612
IO Period:	60 months			UW NOI Debt Yield(1):	10.5%
Seasoning:	1 month			UW NCF Debt Yield(1):	10.3%
Prepayment Provisions(2):	L(25),D(28),O(7)			UW NOI Debt Yield at Maturity(1):	10.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	1.71x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$18,244,484 (8/31/2024 TTM)
Additional Debt Balance(1):	$96,750,000			2nd Most Recent NOI(4):	NAV
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(4):	NAV
				Most Recent Occupancy:	75.8% (10/7/2024)
Reserves(3)				2nd Most Recent Occupancy(4):	NAV
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(4):	NAV
RE Taxes:	$261,988	$119,946	NAP	Appraised Value (as of)(5):	$244,000,000 (8/10/2024)
Insurance:	$0	Springing	NAP	Appraised Value per SF(5):	$99
Replacement Reserve:	$0	$27,659	NAP	Cut-off Date LTV Ratio(1)(5):	73.8%
Deferred Maintenance:	$240,160	$0	NAP	Maturity Date LTV Ratio(1)(5):	73.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$180,000,000	100.0%	Loan Payoff:	$150,772,564	83.8%
			Return of Equity:	$19,688,366	10.9%
			Closing Costs:	$9,036,922	5.0%
			Upfront Reserves:	$502,148	0.3%
Total Sources:	$180,000,000	100.0%	Total Uses:	$180,000,000	100.0%

(1)	The Mini Mall Self Storage Mortgage Loan (as defined below) is part of the Mini Mall Self Storage Whole Loan (as defined below), which is comprised of eight pari passu promissory notes with an aggregate original principal balance of $180,000,000. The information presented is based on the aggregate Cut-off Date principal balance of the Mini Mall Self Storage Whole Loan.
(2)	Defeasance of the Mini Mall Self Storage Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Mini Mall Self Storage Whole Loan to be securitized and (b) December 6, 2027. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in December 2024.
(3)	See "Escrows and Reserves" below for further discussion.
(4)	Historical information is not available due to the borrower sponsor purchasing the Mini Mall Self Storage Portfolio in separate transactions between June 2022 and September 2023.
(5)	The Appraised Value is based on the “As Portfolio” value, inclusive of a 4.1% portfolio premium. The sum of the individual appraised values is $234,300,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 76.8%.

The Mortgage Loan. The second largest mortgage loan (the “Mini Mall Self Storage Mortgage Loan”) is part of a whole loan (the “Mini Mall Self Storage Whole Loan”) evidenced by a eight pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $180,000,000. The Mini Mall Self Storage Whole Loan is secured by a first lien mortgage on the borrower’s fee interest in a 2,460,347 SF, self-storage portfolio consisting of 52 properties containing 60 individual assets (each, a “Mini Mall Self Storage Property” and collectively, the “Mini Mall Self Storage Properties” or the “Mini Mall Self Storage Portfolio”) located across nine states. The Mini Mall Self Storage Mortgage Loan is evidenced by the non-controlling Notes A-1-B, A-1-C, A-3-A and A-3-C with an outstanding principal balance as of the Cut-off Date of $83,250,000. The Mini Mall Self Storage Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), JPMorgan Chase Bank, National Association (“JPM”), and Citi Real Estate Funding Inc. (“CREFI”) on October 31, 2024. The relationship between the holders of the Mini Mall Self Storage Whole Loan is governed by a co-lender agreement. The Mini Mall Self Storage Whole Loan is being serviced pursuant to the pooling and servicing agreement for the WFCM 2024-5C2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans,” and “Pooling and Servicing Agreement” in the prospectus.

A-3-16

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$83,250,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various, Various		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	10.5%

The table below summarizes the promissory notes that comprise the Mini Mall Self Storage Whole Loan.

Mini Mall Self Storage Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-A	$34,500,000	$34,500,000	WFCM 2024-5C2(2)	Yes
A-1-B	$52,500,000	$52,500,000	BANK5 2024-5YR12	No
A-1-C	$3,000,000	$3,000,000	BANK5 2024-5YR12	No
A-2-A	$17,250,000	$17,250,000	WFCM 2024-5C2(2)	No
A-2-B(1)	$27,750,000	$27,750,000	CREFI	No
A-3-A	$18,750,000	$18,750,000	BANK5 2024-5YR12	No
A-3-B	$17,250,000	$17,250,000	WFCM 2024-5C2(2)	No
A-3-C	$9,000,000	$9,000,000	BANK5 2024-5YR12	No
Whole Loan	$180,000,000	$180,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(2)	The WFCM 2024-5C2 securitization transaction is expected to close on or about November 27, 2024.

The Borrowers and the Borrower Sponsor. The borrowers are MMUS OH SPE 1, LLC, MMUS OH SPE 2, LLC, MMUS OH SPE 3, LLC, MMUS OH SPE 4, LLC, MMUS OH SPE 5, LLC, MMUS OH SPE 6, LLC, MMUS OH SPE 7, LLC, MMUS OH SPE 8, LLC, MMUS OH SPE 9, LLC, MMUS OH SPE 10, LLC, MMUS WV SPE 1, LLC, MMUS WV SPE 2, LLC, MMUS WV SPE 3, LLC, MMUS WV SPE 4, LLC, MMUS WV SPE 5, LLC, MMUS WV SPE 6, LLC, MMUS WV SPE 7, LLC, MMUS WV SPE 8, LLC, MMUS WV SPE 9, LLC, OHU3003CI LLC, ALU4407EE LP, ARU3319LK LP, ARU3318WS LP, ARU3320CE LP, INU2905BN LP, INU2906ME LP, INU2907CE LP, NCU4001KS LP, VAU3508BL LP, TXU4801SA LP and WVU3601CS LP, each a Delaware limited liability company or Delaware limited partnership. Each borrower is a single purpose entity having at least two independent directors in its organizational structure.

The borrower sponsor and non-recourse carveout guarantor is Mini Mall U.S. Storage Properties Master LP. Mini Mall U.S. Storage Properties Master LP is a subsidiary of Mini Mall Storage Properties Trust which owns and operates over 210 self storage facilities totaling over eight million SF across the United States and Canada. Mini Mall Storage Properties Trust focuses on acquiring legacy-run assets and applies institutional-grade technology and strategies to increase profitability. These include 24/7 access, improved security, and dynamic pricing models.

The Properties. The Mini Mall Self Storage Portfolio is comprised of 52 properties containing 60 individual self storage assets totaling 18,338 units and 2,460,347 SF, located across nine states. The Mini Mall Self Storage Portfolio includes 12,707 (69.3% of total units) non-climate-controlled units, 4,406 (24.0%) climate controlled units, 1,016 (5.5%) parking units and 209 (1.1%) other units. The Mini Mall Self Storage Portfolio has a weighted average year built of 1993 and no individual Mini Mall Self Storage Property accounts for more than 8.8% of underwritten net cash flow or 8.0% of units across the Mini Mall Self Storage Portfolio. As of October 2024, the portfolio was 75.8% occupied. The borrower sponsor purchased the Mini Mall Self Storage Portfolio in separate transactions between June 2022 and September 2023 and has invested approximately $11.0 million in capital expenditures.

The following table presents certain information relating to the Mini Mall Self Storage Properties:

Portfolio Summary
Property(1) Address	City, State	Year Built / Renovated	Units	Net Rentable Area (SF)(2)	Occ %(2)	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value	UW NCF(2)	% of UW NCF
Carroll 3900 Columbus-Lancaster Road	Carroll, OH	1994-2005 / NAP	1,472	219,400	77.3%	$16,250,000	9.0%	$21,200,000	$1,640,836	8.8%
Enterprise - Rucker Blvd 2801 Rucker Boulevard	Enterprise, AL	2005 / 2019	1,315	186,240	81.1%	$14,525,000	8.1%	$18,900,000	$1,454,009	7.8%
West Memphis 701 AR-77	West Memphis, AR	2004 / 2022	892	131,220	76.9%	$12,980,000	7.2%	$16,900,000	$1,205,117	6.5%
Belpre 138 Lee Street, 485 Lee Street and 1924 Washington Boulevard	Belpre, OH	1989-2015 / NAP	799	136,250	75.1%	$7,750,000	4.3%	$9,300,000	$784,584	4.2%
Marietta 1306 Pike Street and 104 Ellsworth Avenue	Marietta, OH	1980-2019 / NAP	717	107,700	74.1%	$7,650,000	4.3%	$9,950,000	$733,296	3.9%
Enterprise - Geneva Hwy 1232 Geneva Highway	Enterprise, AL	1997 / 2019	743	142,125	75.4%	$6,585,000	3.7%	$8,350,000	$690,506	3.7%
Parkersburg - Garfield Ave 2351 Garfield Avenue	Parkersburg, WV	1982 / 1987, 1988, 1991, 1996, 2003, 2007	743	98,750	89.9%	$6,500,000	3.6%	$7,775,000	$931,996	5.0%
Bridgeport 61 Ocean Mines Road	Bridgeport, WV	2019 / 2020, 2023	502	75,080	87.2%	$5,750,000	3.2%	$6,875,000	$754,350	4.1%
Enterprise - Salem Rd 4021 Salem Road	Enterprise, AL	1964, 2016 / NAP	495	74,585	85.4%	$5,575,000	3.1%	$6,800,000	$599,627	3.2%

A-3-17

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$83,250,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various, Various		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	10.5%

Portfolio Summary (continued)
Property(1) Address	City, State	Year Built / Renovated	Units	Net Rentable Area (SF)(2)	Occ %(2)	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value	UW NCF(2)	% of UW NCF
Elizabethton 480 TN-91	Elizabethton, TN	2019 / 2023	614	48,550	66.0%	$4,500,000	2.5%	$7,600,000	$396,961	2.1%
Cedar Lake 10630 and 10706 West 133rd Street	Cedar Lake, IN	1930-1999 / NAP	405	73,317	56.1%	$4,110,000	2.3%	$6,850,000	$292,282	1.6%
Kannapolis 2745 North Cannon Boulevard	Kannapolis, NC	1987 / 2018	357	41,375	85.0%	$4,030,000	2.2%	$5,250,000	$396,811	2.1%
Johnson City - South Roan 2501 South Roan Street	Johnson City, TN	2004 / 2009	312	34,500	91.9%	$4,025,000	2.2%	$5,000,000	$427,871	2.3%
Cincinnati 1109 Alfred Street	Cincinnati, OH	1901 / 2001	450	46,165	73.4%	$3,840,000	2.1%	$5,000,000	$308,732	1.7%
Mooresville 1242 South Old State Route 67	Mooresville, IN	1985 / 2003	348	48,260	75.4%	$3,690,000	2.1%	$4,800,000	$346,530	1.9%
Bloomington 4910 and 4990 North Lakeview Drive	Bloomington, IN	2000-2001 / NAP	317	34,325	72.9%	$3,535,000	2.0%	$4,350,000	$311,904	1.7%
Newton 3005 Nathan Street	Newton, NC	1983 / NAP	345	42,050	69.8%	$3,530,000	2.0%	$4,600,000	$267,139	1.4%
Proctorville 700 County Road 411	Proctorville, OH	2019-2022 / 2022	324	47,050	84.5%	$3,450,000	1.9%	$4,100,000	$381,771	2.1%
Kingsport - Brookside School 149 Brookside School Lane	Kingsport, TN	1956 / 2019	303	29,375	75.3%	$3,350,000	1.9%	$4,550,000	$246,385	1.3%
Bristol 818 Commonwealth Avenue	Bristol, VA	1999 / NAP	301	35,250	82.4%	$3,175,000	1.8%	$3,775,000	$367,117	2.0%
Hurricane 316 Putnam Village Drive	Hurricane, WV	2017 / 2021	275	31,175	92.5%	$3,150,000	1.8%	$3,750,000	$414,845	2.2%
Blountville 2851 TN-394	Blountville, TN	2013 / NAP	331	30,950	73.6%	$3,125,000	1.7%	$4,000,000	$312,166	1.7%
Little Rock 19501 Arch Street Northwest	Little Rock, AR	1994 / 2022	419	45,150	54.5%	$3,110,000	1.7%	$4,050,000	$243,616	1.3%
Cedar Lake - Wicker Ave 13077 West Wicker Avenue	Cedar Lake, IN	2018-2022 / NAP	433	65,600	50.3%	$3,100,000	1.7%	$7,000,000	$170,329	0.9%
Clarksville 677 South Crawford Street and 1802 Freeway Lane	Clarksville, AR	2001 / 2011	494	56,350	70.6%	$2,975,000	1.7%	$3,750,000	$310,822	1.7%
Parkersburg 112 College Parkway and 5239 Emerson Avenue	Parkersburg, WV	2002 / 2018, 2019	343	54,525	76.5%	$2,925,000	1.6%	$3,475,000	$455,625	2.5%
Piney Flats 6460 Bristol Highway	Piney Flats, TN	2012 / 2014	319	28,275	77.2%	$2,550,000	1.4%	$3,150,000	$293,967	1.6%
Cross Lanes 5290 Big Tyler Road	Cross Lanes, WV	2014 / NAP	227	26,150	89.1%	$2,550,000	1.4%	$3,050,000	$293,322	1.6%
Shelby 612 Smith Street and 516 East Dixon Boulevard	Shelby, NC	1978, 1994 / NAP	380	43,250	70.6%	$2,500,000	1.4%	$3,750,000	$185,101	1.0%
Batesville 1009 Batesville Boulevard	Southside, AR	2000 / 2013	316	35,950	75.8%	$2,500,000	1.4%	$3,000,000	$269,848	1.5%
Greeneville 1375 West Andrew Johnson Highway	Greeneville, TN	2006 / NAP	185	19,350	82.2%	$2,300,000	1.3%	$2,900,000	$243,219	1.3%
Cleveland - N. Washington 201 North Washington	Cleveland, TX	2000 / NAP	170	23,090	81.0%	$2,150,000	1.2%	$2,700,000	$211,085	1.1%
Morgantown - Lower Aarons 482 Lower Aarons Creek Road	Morgantown, WV	1998 / NAP	229	32,200	82.8%	$2,150,000	1.2%	$2,550,000	$316,161	1.7%
A-3-18

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$83,250,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various, Various		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	10.5%
Portfolio Summary (continued)
Property(1) Address	City, State	Year Built / Renovated	Units	Net Rentable Area (SF)(2)	Occ %(2)	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value	UW NCF(2)	% of UW NCF
Morgantown - Canyon Rd 855 Canyon Road	Morgantown, WV	2008 / 2014	273	34,050	80.0%	$2,100,000	1.2%	$2,500,000	$302,862	1.6%
Asheville 241 Old Weaverville Road	Asheville, NC	2015 / NAP	95	12,080	84.4%	$2,000,000	1.1%	$2,550,000	$194,004	1.0%
Splendora - Old Hwy 59N 14098 Old Highway 59 North	Splendora, TX	1992 / NAP	239	23,300	61.8%	$1,690,000	0.9%	$2,200,000	$171,835	0.9%
Nitro - 1st Ave S 901 1st Avenue South	Nitro, WV	2008 / 2010	154	19,250	75.6%	$1,575,000	0.9%	$1,875,000	$196,062	1.1%
Elkview 5116 and 5149 Elk River Road	Elkview, WV	1994, 1999 / 2009	247	29,150	77.9%	$1,500,000	0.8%	$1,800,000	$216,511	1.2%
Nitro - 4131 1st St 4131 1st Avenue	Nitro, WV	1982 / 1991, 1999, 2004, 2008	192	25,775	86.5%	$1,450,000	0.8%	$1,725,000	$202,635	1.1%
Splendora - US-59 13952 US-59 Business	Splendora, TX	2006 / NAP	154	21,400	49.3%	$1,200,000	0.7%	$1,500,000	$123,820	0.7%
Conroe - Hwy 105E 16842 TX-105	Conroe, TX	2001 / 2013	118	16,200	56.8%	$1,150,000	0.6%	$1,500,000	$86,447	0.5%
Coolville 792 State Route 7	Coolville, OH	2014 / NAP	135	19,800	79.0%	$1,075,000	0.6%	$1,300,000	$135,738	0.7%
Little Hocking 21 Clifton Road	Little Hocking, OH	2009 / NAP	119	19,910	78.9%	$1,000,000	0.6%	$1,200,000	$124,125	0.7%
Ravenswood 514 Washington Street	Ravenswood, WV	2021 / NAP	99	11,925	85.5%	$970,000	0.5%	$1,150,000	$131,557	0.7%
Racine 52691 OH-124	Racine, OH	1999 / NAP	108	19,650	58.9%	$920,000	0.5%	$1,200,000	$88,051	0.5%
Cedar Lake - 127th Pl. 11220 and 11221 127th Place	Cedar Lake, IN	2004 / NAP	90	12,600	60.7%	$810,000	0.5%	$1,350,000	$52,466	0.3%
Conroe - Woodland Forest 18401 Woodland Forest Drive	Conroe, TX	2001 / NAP	101	10,200	62.3%	$650,000	0.4%	$850,000	$64,926	0.3%
Nitro - 11th St 1101 11th Street	Nitro, WV	1994 / NAP	105	9,950	70.9%	$590,000	0.3%	$700,000	$85,838	0.5%
Conroe - Bryant Rd 419 Bryant Road	Conroe, TX	1995 / NAP	78	9,200	58.7%	$430,000	0.2%	$600,000	$40,475	0.2%
Cleveland - CR388 288 County Road 388	Cleveland, TX	1970 / 1983	65	10,800	65.7%	$375,000	0.2%	$500,000	$32,166	0.2%
Nitro - 503 Main Ave 503 Main Avenue	Nitro, WV	1996 / NAP	51	6,175	82.6%	$335,000	0.2%	$400,000	$36,409	0.2%
Nitro - 1202 Main Ave 1202 Main Avenue	Nitro, WV	1956 / 2001	40	5,350	72.0%	$295,000	0.2%	$350,000	$32,754	0.2%
Total			18,338	2,460,347	75.8%	$180,000,000	100.0%	$244,000,000(3)	$18,576,612	100.0%

(1)	Certain properties listed above may be comprised of multiple addresses or locations, but are treated as a single property for appraisal and loan underwriting purposes.
(2)	Based on the underwritten rent roll as of October 7, 2024.
(3)	Represents the “As Portfolio” value, inclusive of a 4.1% portfolio premium. The sum of the individual appraised values is $234,300,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 76.8%.

The following table presents information with respect to the unit mix of the Mini Mall Self Storage Properties:

Unit Mix(1)
Unit Type	Net Rentable Area	% of Net Rental Area	# of Units	Current Occupancy(2)	UW Rent Per Unit
Non-Climate Controlled	1,800,755	73.2%	12,707	76.0%	$1,357
Climate Controlled	501,240	20.4%	4,406	75.6%	$1,686
Parking	98,215	4.0%	1,016	83.9%	$1,050
Other	60,137	2.4%	209	60.6%	$2,835
Total/Weighted Average	2,460,347	100%	18,338	75.8%	$1,439

(1)	Based on the underwritten rent roll as of October 7, 2024.
(2)	Includes containers, apartment, billboard, office, retail, and car wash.

A-3-19

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$83,250,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various, Various		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	10.5%

The Market. The Mini Mall Self Storage Properties are located across nine states: West Virginia (14 properties, 23.5% of UW NCF), Ohio (8 properties, 22.6% of UW NCF), Alabama (3 properties, 14.8% of UW NCF), Arkansas (4 properties, 10.9% of UW NCF), Tennessee (6 properties, 10.3% of UW NCF), Indiana (5 properties, 6.3% of UW NCF), North Carolina (4 properties, 5.6% of UW NCF), Texas (7 properties, 3.9% of UW NCF), Virginia (1 property, 2.0% of UW NCF).

The following table presents a market summary related to the Mini Mall Self Storage Properties:

Property Summary
State	Property Count	# of Units	SF	Allocated Loan Amount	% of ALA	UW NCF
West Virginia	14	3,480	459,505	$31,840,000	17.7%	$4,370,927
Ohio	8	4,124	615,925	$41,935,000	23.3%	$4,197,133
Alabama	3	2,553	402,950	$26,685,000	14.8%	$2,744,143
Arkansas	4	2,121	268,670	$21,565,000	12.0%	$2,029,403
Tennessee	6	2,064	191,000	$19,850,000	11.0%	$1,920,569
Indiana	5	1,593	234,102	$15,245,000	8.5%	$1,173,511
North Carolina	4	1177	138,755	$12,060,000	6.7%	$1,043,054
Texas	7	925	114,190	$7,645,000	4.2%	$730,754
Virginia	1	301	35,250	$3,175,000	1.8%	$367,117
Total	52	18,338	2,460,347	$180,000,000	100.0%	$18,576,612

Appraisal. According to the appraisal, the Mini Mall Self Storage Portfolio had an “As Portfolio” appraised value of $244,000,000 as of August 10, 2024, which is inclusive of an approximately 4.1% portfolio premium. Additionally, the appraisal appraised the Mini Mall Self Storage Portfolio Properties as of various dates in August 2024, which produced an aggregate “as is” appraised value of $234,300,000.

Environmental Matters. According to the Phase I environmental site assessment with various dates in August 2024, there was no evidence of any recognized environmental conditions at any of the Mini Mall Self Storage Portfolio properties.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Mini Mall Self Storage Properties:

Cash Flow Analysis(1)
	TTM 8/31/2024(2)	UW	UW PSF
Base Rent	$19,063,831	$19,092,667	$7.76
Grossed Up Vacant Space	$0	$6,341,118	$2.58
Gross Potential Rent	$19,063,831	$25,433,785	$10.34
Other Income(3)	$5,474,113	$6,406,208	$2.60
Net Rental Income	$24,537,945	$31,839,993	$12.94
(Vacancy)	$0	($6,341,118)	($2.58)
Effective Gross Income	$24,537,945	$25,498,875	$10.36

Real Estate Taxes	$1,328,884	$1,383,945	$0.56
Insurance	$1,226,111	$1,257,953	$0.51
Management Fee	$981,518	$1,019,955	$0.41
Other Expenses	$2,756,949	$2,928,498	$1.19
Total Operating Expenses	$6,293,461	$6,590,351	$2.68

Net Operating Income	$18,244,484	$18,908,524	$7.69
Replacement Reserves	$0	$331,912	$0.13
Net Cash Flow	$18,244,484	$18,576,612	$7.55

Occupancy	75.8%(4)	75.1%(4)
NOI DSCR(5)	1.67x	1.74x
NCF DSCR(5)	1.67x	1.71x
NOI Debt Yield(5)	10.1%	10.5%
NCF Debt Yield(5)	10.1%	10.3%

(1)	Historical information is not available due to the borrower sponsor purchasing the Mini Mall Self Storage Portfolio in separate transactions between June 2022 and September 2023.
(2)	Represents the Trailing 11 Months for 18 of the 52 properties where a TTM was not available due to the borrower acquiring the assets in August and September 2023.
(3)	Other Income includes late fees, NSF fees, tenant insurance, miscellaneous income storage and administrative fees.
(4)	The underwritten vacancy is 24.9%. The Mini Mall Self Storage Portfolio was 75.8% occupied as of October 7, 2024.
(5)	DSCRs and Debt Yields are based on the Mini Mall Self Storage Whole Loan.

A-3-20

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$83,250,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various, Various		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	10.5%

Escrows and Reserves.

Real Estate Taxes – The Mini Mall Self Storage Whole Loan documents require an upfront reserve of $261,988 for real estate taxes plus ongoing monthly reserves in an amount equal to 1/12 of the taxes that the lender estimates will be payable during the next twelve months, initially $119,946.

Insurance – The Mini Mall Self Storage Whole Loan documents require ongoing monthly reserves in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the next twelve months. Ongoing monthly reserves for insurance are not required as long as (i) no event of default under the Mini Mall Self Storage Whole Loan documents has occurred and is continuing; (ii) the Mini Mall Self Storage Properties are part of a blanket or umbrella policy approved by the lender; (iii) the borrowers provide the lender with evidence of renewal of insurance policies; and (iv) the borrowers provide the lender with paid receipts for insurance premiums by no later than 10 business days prior to the policy expiration dates.

Replacement Reserve – The Mini Mall Self Storage Whole Loan documents require ongoing monthly reserves in an amount equal to $27,659 for replacements.

Deferred Maintenance Reserve – The Mini Mall Self Storage Whole Loan documents require an upfront reserve of $240,160 for immediate repairs.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below) the Mini Mall Self Storage borrowers are required to establish a lender-controlled lockbox account and deposit all rents and direct all credit card companies to pay all amounts due directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Mini Mall Self Storage Whole Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the Mini Mall Self Storage Whole Loan documents;
(ii)	the net cash flow debt yield (“NCF DY”) falling below 8.0%; and
(iii)	for any individual property having legal non-conforming zoning status where a casualty occurs and full rebuild-related approvals are not issued within an application period (90 days following the casualty, subject to a 60-day lender-approved extension for delays beyond the borrower’s control), the Mini Mall Self Storage borrower’s failure to prepay the loan in an amount equal to the allocated loan amount for such property, less any net proceeds received by the lender (the “LNC Casualty Prepayment Amount”).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default;
●	with regard to clause (ii) above, the NCF DY is equal to or greater than 8.5% for 2 consecutive calendar quarters; or
●	with regard to clause (iii) above, the earlier of (A) borrower pays the LNC Casualty Prepayment Amount and (B) the amount of funds in the excess cash flow subaccount equaling the LNC Casualty Prepayment Amount.

Release of Property. Provided no event of default is ongoing, the Mini Mall Self Storage Portfolio borrowers have the right, at any time after the lockout period and prior to the open period start date, to obtain the release of any of the Mini Mall Self Storage Properties from the lien of the Mini Mall Self Storage Whole Loan, provided that certain conditions are satisfied, including, but not limited to, the following:

(i)	partial defeasance in an amount equal to the greater of (a) 130.0% of the allocated loan amount for the property being released or (b) 100.0% of net sale proceeds;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) immediately following the release being equal to or greater than the greater of (a) 1.71x and (b) the NCF DSCR ratio immediately prior to the release;
(iii)	the NCF DY immediately following the release being equal to or greater than the greater of (a) 10.32% and (b) the NCF DY immediately prior to the release;
(iv)	compliance with all applicable REMIC requirements; and
(v)	rating agency confirmation that such release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the BANK5 2024-5YR12 certificates.

Terrorism Insurance. The Mini Mall Self Storage Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower, in an amount equal to the full replacement cost of the Mini Mall Self Storage Properties, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-21

Multifamily – Garden	Loan #3	Cut-off Date Balance:	$72,500,000
5504 Town Center Drive	Elevate on Main	Cut-off Date LTV:	68.4%
Granger, IN 46530		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	7.6%

A-3-22

Multifamily – Garden	Loan #3	Cut-off Date Balance:	$72,500,000
5504 Town Center Drive	Elevate on Main	Cut-off Date LTV:	68.4%
Granger, IN 46530		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	7.6%

Elevate on Main
5504 Town Center Drive
Granger, IN 46530
Niles
BERRIEN COUNTY
CASS COUNTY
MICHIGAN
INDIANA
Redfield Rd
St. Patrick's County Park
Knollwood Country Club
Adams Rd
Auten Rd
Arlington Heights
Brick Rd
Granger
Indiana Toll Road
Darden Rd
Chicago 96 miles
Cleveland Rd
Heritage Square
University Crossings Shopping Center of Mishawaka
University Park Mall
Indian Ridge Plaza
Juday Creek GC
Warren Golf Course
Douglas Rd
St. Mary's College
University of Notre Dame
Notre Dame Stadium
Wilshire Plaza of Mishawaka
St. Joseph Health System
Main Street Marketplace
Princess City Plaza
E. Day Rd
Hawthorne Square
Edison Rd
SOUTH BEND
Town & Country Shopping Center
Better World Books Global HQ
Memorial Hospital
Morris Park CC
W. McKinley Ave
AM General
Jefferson Blvd
Mullen Automotive Mishawaka Assembly Plant
Studebaker National Museum
DOWNTOWN SOUTH BEND
Century Center
Four Winds Field
Bethel University
Eberhart-Petro Mun. Golf Course
Potawatomi Zoo
Mishawaka Ave
Indiana University South Bend
St. Joseph River
Lincoln Way
AMTRAK
Ignition Park
Ivy Tech Comm. College South Bend-Elkhart
W. 8th St
Mishawaka
E. 12th St
Ewing Ave
Rum Village Park
ST. JOSEPH COUNTY
Dragon Trl
Rum Village
Deer Run
Erskine GC
Ireland Rd
St. Joseph Valley Pkwy
Jackson Rd
Johnson Rd
Kern Rd
Crest Manor
Lilac Rd
Ironwood Rd
Grape Rd
Gumwood Rd
Beech Rd
Portage Ave
Michigan St
Fir Rd
Capital Ave
Bittersweet Rd
Gertrude St
Miami St
Grass Rd
Bremen Hwy
Elm Rd
Skokie
Lake Michigan
Portage
Elgin
Aurora
CHICAGO
Gary
Granger
Elkhart
Joliet
Hammond
South Bend
Westville
TOLEDO
Kankakee
FORT WAYNE
Findlay
Wabash
INDIANA
Kokomo
OHIO
Bloomington
Lafayette
Muncie
Anderson
Champaign
Carmel
Springfield
Decatur
INDIANAPOLIS
DAYTON
ILLINOIS
Terre Haute
Richmond
Hamilton
Greenwood
Columbus
CINCINNATI
Effingham
Seymour
Vincennes
Mount Vernon
Jeffersonville
Frankfort
LOUISVILLE
LEXINGTON
Evansville
Marion
Owensboro
Elizabethtown
KENTUCKY

A-3-23

Mortgage Loan No. 3 – Elevate on Main

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Granger, IN 46530
Original Balance:	$72,500,000			General Property Type:	Multifamily
Cut-off Date Balance:	$72,500,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	8.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2000/2023
Borrower Sponsors:	Vikram Raya and Ravindra Gupta			Size:	400 Units
Guarantors:	Vikram Raya and Ravindra Gupta			Cut-off Date Balance per Unit:	$181,250
Mortgage Rate:	5.4900%			Maturity Date Balance per Unit:	$181,250
Note Date:	9/10/2024			Property Manager:	Asset Living Southeast, LLC
Maturity Date:	10/1/2029			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$5,535,128
Amortization Term:	0 months			UW NCF:	$5,435,128
IO Period:	60 months			UW NOI Debt Yield:	7.6%
Seasoning:	2 months			UW NCF Debt Yield:	7.5%
Prepayment Provisions:	L(26),D(27),O(7)			UW NOI Debt Yield at Maturity:	7.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.35x
Additional Debt Type:	NAP			Most Recent NOI:	$5,091,517 (7/31/2024 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$4,809,101 (12/31/2023)
Future Debt Permitted (Type):	NAP			3rd Most Recent NOI:	$4,317,458 (12/31/2022)
				Most Recent Occupancy:	97.0% (10/15/2024)
Reserves(1)				2nd Most Recent Occupancy:	94.6% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	90.8% (12/31/2022)
RE Taxes:	$48,250	$48,250	NAP	Appraised Value (as of):	$106,000,000 (8/26/2024)
Insurance:	$0	Springing	NAP	Appraised Value per Unit:	$265,000
Replacement Reserve:	$0	$8,333	$500,000	Cut-off Date LTV Ratio:	68.4%
Deferred Maintenance:	$25,990	$0	NAP	Maturity Date LTV Ratio:	68.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$72,500,000	100.0%	Loan Payoff:	$65,650,837	90.6%
			Closing Costs:	$5,380,897	7.4%
			Return of Equity:	$1,394,025	1.9%
			Upfront Reserves:	$74,240	0.1%
Total Sources:	$72,500,000	100.0%	Total Uses:	$72,500,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion.

The Mortgage Loan. The third largest mortgage loan (the “Elevate on Main Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $72,500,000 and secured by a first priority fee mortgage encumbering a 400-unit garden-style multifamily property located in Granger, Indiana (the “Elevate on Main Property”).

The Borrower and the Borrower Sponsors. The borrower is 5504 Town Center LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsors and non-recourse carveout guarantors are Vikram Raya and Ravindra Gupta.

Vikram Raya and Ravindra Gupta are the founders and principals of Viking Capital. Founded in 2015, Viking Capital acquires and operates multifamily properties as value-add and core plus investments in primary and secondary markets. The firm currently has $501.5 million of multifamily assets under management, which includes 14 properties with 2,907 units located in Atlanta, San Antonio, South Bend and Washington, D.C. markets.

The Property. The Elevate on Main Property consists of a Class A, 400-unit garden-style multifamily property located in Granger, Indiana. Constructed in 2000, the Elevate on Main Property is situated on a 38.53-acre site. The site includes 951 parking spaces (2.38 spaces per unit), consisting of 615 surface parking spaces, 184 attached garage spaces and 152 detached garage spaces. The Elevate on Main Property is comprised of 36 two-story apartment buildings totaling 370,876 SF, as well a leasing office and clubhouse. The amenities at the Elevate on Main Property include a clubhouse, business center, movie theater, indoor basketball court, billiards lounge, cyber café, fitness center, sauna and tanning salon, swimming pool, gas grilling station, car care center, dog park and valet trash. Unit amenities include white, black or stainless-steel appliance packages with electric range/oven with microwave hood or microwave drawer, disposal, dishwasher and refrigerator, washer and dryer, and a private patio or balcony.

The borrower sponsors acquired the Elevate on Main Property in October of 2021 and have since invested approximately $4.2 million into capital improvements, including asphalt repairs, roof replacement, office repainting, clubhouse updates, the addition of a dog park and unit interior renovations. The previous owner renovated 170 units between 2014 and 2021. Since acquisition, the borrower sponsors renovated all of the remaining units (230), plus nine of the previously renovated units, at a total cost for interior unit renovation of $2,580,108 ($10,795 per unit). The borrower sponsors have plans to re-renovate the older units as they turn over. However, no reserves have been established for such planned renovations and the borrower is under no obligation to complete such renovations.

A-3-24

Multifamily – Garden	Loan #3	Cut-off Date Balance:	$72,500,000
5504 Town Center Drive	Elevate on Main	Cut-off Date LTV:	68.4%
Granger, IN 46530		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	7.6%
Since the borrower sponsors acquired the Elevate on Main Property in 2021, historical occupancy has ranged from 88% to 96%, with a three-year average of 92.3%. As of October 15, 2024, the Elevate on Main Property was 97.0% occupied.

The following table presents certain information relating to the unit mix at the Elevate on Main Property:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
1 BR 1 BA	184	181	98.4%	739	135,896	$1,384	$1,416
2 BR 2 BA	188	180	95.7%	1,048	196,984	$1,762	$1,799
3 BR 2 BA	28	27	96.4%	1,357	37,996	$2,284	$2,334
Total/Wtd. Avg.	400	388	97.0%	927	370,876	$1,622	$1,660

(1)	Based on the borrower rent roll dated October 15, 2024.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal.

The Market. The Elevate on Main Property is located on the east side of Town Center Drive, just north of East Douglas Street, a major commercial thoroughfare in the neighborhood. The Elevate on Main Property is well located in Granger, Indiana, approximately 3.7 miles east of the University of Notre Dame. The Elevate on Main Property is located in the Granger apartment submarket, within the South Bend - IN USA apartment market. The area surrounding the Elevate on Main Property is serviced by the Indiana Toll Road (IN 80/IN 90), US-31 and US-20, enabling access to Chicago, Cleveland, and Indianapolis. Major employers in the area include the University of Notre Dame du Lac (5,802 employees), Beacon Health System (4,683 employees), St. Joseph’s Regional Medical Center (2,626 employees), Martin’s Super Markets (1,555 employees) and Indiana University (1,277 employees). St. Joseph Mishawaka Medical Center is located directly across East Douglas Road from the Elevate on Main Property.

According to the appraisal, as of the second quarter of 2024, the South Bend - IN USA apartment market had an inventory of 16,748 units, a vacancy rate of 5.9%, and an average asking rental rate of $1,199 per unit, while the Granger apartment submarket had an inventory of 1,105 units, a vacancy rate of 4.6%, and an average asking rental rate of $1,673 per unit.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Elevate on Main Property was 5,201, 50,771 and 144,992, respectively. The 2024 average household income within the same radii was $100,574, $92,347 and $94,046, respectively.

The following table presents information regarding certain competitive properties to the Elevate on Main Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built / Renovated	Property Subtype	Total Occupancy	Number of Units	Distance to Subject
Elevate on Main 5504 Town Center Drive Granger, IN	2000 / 2023	Garden	97.0%(2)	400(2)	-
Summer Place 825 Summer Place Lane Granger, IN	2000 / NAP	Garden	97.0%	180	0.6 miles
The Villas on Fir 6205 North Fir Road Granger, IN	2018 / NAP	Garden	97.0%	290	0.5 miles
The Mill at Ironworks 235 Ironworks Avenue Mishawaka, IN	2019 / NAP	Mid/High Rise	96.0%	232	3.4 miles
The Residences at Toscana Park 314 Toscana Boulevard Granger, IN	2013 / NAP	Garden	90.0%	100	1.3 miles
Grandview Flats & Townhomes 210 Perspective Drive Granger, IN	2015 / NAP	Mid/High Rise	96.0%	381	1.3 miles
300 E LaSalle 300 East Lasalle Avenue South Bend, IN	2022 / NAP	Mid/High Rise	92.0%	144	4.6 miles

(1)	Source: Appraisal.
(2)	Based on the borrower rent roll dated October 15, 2024.

Appraisal. The appraiser concluded to an “as-is” value for the Elevate on Main Property of $106,000,000 as of August 26, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated September 4, 2024, there was no evidence of any recognized environmental conditions at the Elevate on Main Property.

A-3-25

Multifamily – Garden	Loan #3	Cut-off Date Balance:	$72,500,000
5504 Town Center Drive	Elevate on Main	Cut-off Date LTV:	68.4%
Granger, IN 46530		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	7.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Elevate on Main Property:

Cash Flow Analysis(1)
	2022	2023	7/31/2024 TTM	UW	UW Per Unit
Gross Potential Rent(2)	$6,674,103	$7,258,263	$7,505,905	$7,773,456	$19,434
Utility Reimbursement	$282,729	$304,495	$307,893	$307,893	$770
Concessions	($35,645)	($31,830)	($11,502)	($11,450)	($29)
Potential Gross Income	$6,921,187	$7,530,928	$7,802,296	$8,069,899	$20,175
Vacancy/Credit Loss	($729,590)	($592,052)	($482,742)	($388,673)	($972)
Other Income	$476,121	$427,456	$420,572	$518,663	$1,297
Effective Gross Income	$6,667,718	$7,366,332	$7,740,126	$8,199,889	$20,500

Real Estate Taxes	$537,748	$574,841	$564,387	$556,730	$1,392
Insurance	$121,743	$139,554	$152,042	$152,803	$382
Other Operating Expenses	$1,690,769	$1,842,836	$1,932,180	$1,955,228	$4,888
Total Operating Expenses	$2,350,260	$2,557,231	$2,648,609	$2,664,761	$6,662

Net Operating Income	$4,317,458	$4,809,101	$5,091,517	$5,535,128	$13,838
Replacement Reserves	$0	$0	$0	$100,000	$250
Net Cash Flow	$4,317,458	$4,809,101	$5,091,517	$5,435,128	$13,588

Occupancy	90.8%	94.6%	97.0%(3)	95.2%(4)
NOI DSCR	1.07x	1.19x	1.26x	1.37x
NCF DSCR	1.07x	1.19x	1.26x	1.35x
NOI Debt Yield	6.0%	6.6%	7.0%	7.6%
NCF Debt Yield	6.0%	6.6%	7.0%	7.5%

(1)	The Elevate on Main Property was acquired by the borrower sponsors in October 2021. Prior historical periods are not available.
(2)	UW Gross Potential Rent is based on the borrower rent roll dated August 23, 2024.
(3)	Represents occupancy based on the borrower rent roll dated October 15, 2024.
(4)	Based on an economic vacancy of 4.8%

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $48,250 for real estate taxes and (ii) $25,990 for deferred maintenance.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $48,250.

Insurance – If there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. The Elevate on Main Property is currently insured under a blanket insurance policy.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $8,333 for replacement reserves, subject to a cap of $500,000.

Lockbox and Cash Management. The Elevate on Main Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (defined below) or an event of default, the borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Elevate on Main Property are required to be deposited by the borrower; provided that, upon the termination of a Cash Sweep Period so long as no event of default exists, the borrower will have right to close the lockbox account until the occurrence of a subsequent Cash Sweep Period or event of default. During a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Elevate on Main Mortgage Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Elevate on Main Mortgage Loan.

A “Cash Sweep Period” will commence on the first day of the calendar month following the month during which the lender notifies the borrower of its determination that the debt service coverage ratio is either (a) less than 1.15x for two consecutive calendar quarters or (b) less than 1.10x for any calendar quarter, and will end on the last day of the calendar month during which the lender notifies the borrower of its determination that the debt service coverage ratio equals or exceeds 1.20x for two consecutive calendar quarters.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and is required to obtain and maintain business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-26

Retail – Anchored	Loan #4	Cut-off Date Balance:	$65,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

A-3-27

Retail – Anchored	Loan #4	Cut-off Date Balance:	$65,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

A-3-28

Retail – Anchored	Loan #4	Cut-off Date Balance:	$65,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

Gateway Center North
501 Gateway Drive
Brooklyn, NY 11239
QUEENS
BROOKLYN
Middle Village
Ridgewood
Glendale
Forest Hills
Forest Park
Kew Gardens
Jamaica
Richmond Hills
Ozone Park
Wakefield
Brownsville
East New York
Howard Beach
Canarsie
Bergen Beach
Spring Creek Park
Canarsie Beach Park
GATEWAY NATIONAL RECR. AREA
Jamaica Bay
John F. Kennedy International Airport
Resort World New York City
Aqueduct Race Track
QUEENS COUNTY
KINGS COUNTY
Interboro Pkwy
Belt Pkwy
Belt Parkway
LONG ISLAND RAILROAD
Atlantic Ave
Linden Blvd
Liberty Ave
Rockaway Blvd
Nassau Expwy
Woodhaven Blvd
Cross Bay Blvd
Pennsylvania Ave
Van Wyck Expwy
Metropolitan Ave
Myrtle Ave
Jamaica Ave
Grand Central Pkwy
NEW YORK CITY
MANHATTAN
BROOKLYN
QUEENS
BRONX
STATEN ISLAND
NEWARK
JERSEY CITY
LONG ISLAND
Atlantic Ocean

A-3-29

Mortgage Loan No. 4 – Gateway Center North

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):		NR/NR/NR		Location:	Brooklyn, NY 11239
Original Balance(1):		$65,000,000		General Property Type:	Retail
Cut-off Date Balance(1):		$65,000,000		Detailed Property Type:	Anchored
% of Initial Pool Balance:		7.4%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2014/NAP
Borrower Sponsor:		The Related Companies, L.P.		Size:	601,212 SF
Guarantor:		The Related Companies, L.P.		Cut-off Date Balance PSF(1):	$499
Mortgage Rate:		6.8270%		Maturity Date Balance PSF(1):	$499
Note Date:		10/22/2024		Property Manager:	Related Gateway Phase II, LLC
Maturity Date:		11/6/2029			(borrower-related)
Original Term to Maturity:		60 months		Underwriting and Financial Information
Original Amortization Term:		0 months		UW NOI:	$25,481,475
IO Period:		60 months		UW NCF:	$24,931,003
Seasoning:		1 month		UW NOI Debt Yield(1):	8.5%
Prepayment Provisions(2):		L(23),YM1(2),DorYM1(28),O(7)		UW NCF Debt Yield(1):	8.3%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	8.5%
Additional Debt Type(1):		Pari Passu		UW NCF DSCR(1):	1.20x
Additional Debt Balance(1):		$235,000,000		Most Recent NOI:	$25,542,737 (8/31/2024 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$24,988,506 (12/31/2023)
				3rd Most Recent NOI:	$24,542,492 (12/31/2022)
Reserves(3)				Most Recent Occupancy:	96.3% (9/3/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2023)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	99.6% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$443,000,000 (9/6/2024)
Replacement Reserve:	$0	Springing	$143,599	Appraised Value PSF:	$737
TI/LC Reserve:	$0	Springing	$957,344	Cut-off Date LTV Ratio(1):	67.7%
Other Reserves(4):	$3,084,213	$0	NAP	Maturity Date LTV Ratio(1):	67.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$300,000,000	97.9%	Loan Payoff:	$301,105,790	98.2%
Borrower Sponsor Equity:	$6,527,983	2.1%	Upfront Reserves:	$3,084,213	1.0%
			Closing Costs:	$2,337,979	0.8%
Total Sources:	$306,527,983	100.0%	Total Uses:	$306,527,983	100.0%

(1)	The Gateway Center North Mortgage Loan (as defined below) is part of the Gateway Center North Whole Loan (as defined below), which is evidenced by seven pari passu promissory notes with an aggregate principal balance of $300,000,000. The information presented is based on the aggregate principal balance of the promissory notes comprising the Gateway Center North Whole Loan.
(2)	Defeasance of the Gateway Center North Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Gateway Center North Whole Loan to be securitized and (b) December 6, 2027. The assumed defeasance lockout period of 23 payments is based on the closing date of this transaction in December 2024.
(3)	See “Escrows and Reserves” below for further discussion.
(4)	Other Reserves include upfront landlord obligations reserve of $1,353,710 and a gap rent reserve of $1,730,503 for the sixth largest tenant, Urban Air.

The Mortgage Loan. The fourth largest mortgage loan (the “Gateway Center North Mortgage Loan”) is part of a whole loan (the “Gateway Center North Whole Loan”) that is evidenced by seven pari passu promissory notes in the aggregate original principal amount of $300,000,000 and secured by a first priority fee mortgage encumbering a 601,212 SF anchored retail center located in Brooklyn, New York (the “Gateway Center North Property”). The Gateway Center North Mortgage Loan is evidenced by the non-controlling Note A-4 and Note A-7, with an original principal balance of $65,000,000. The remaining promissory notes comprising the Gateway Center North Whole Loan are summarized in the below table. The Gateway Center North Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR11 securitization trust. The relationship between the holders of the Gateway Center North Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-30

Retail – Anchored	Loan #4	Cut-off Date Balance:	$65,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

Gateway Center North Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$77,000,000	$77,000,000	BANK5 2024-5YR11(1)	Yes
A-2(2)	$60,000,000	$60,000,000	Bank of America, N.A.	No
A-3(2)	$53,000,000	$53,000,000	Bank of America, N.A.	No
A-4	$50,000,000	$50,000,000	BANK5 2024-5YR12	No
A-5(2)	$25,000,000	$25,000,000	Bank of America, N.A.	No
A-6(2)	$20,000,000	$20,000,000	Bank of America, N.A.	No
A-7	$15,000,000	$15,000,000	BANK5 2024-5YR12	No
Whole Loan	$300,000,000	$300,000,000

(1)	The BANK5 2024-5YR11 securitization transaction is expected to close on or about November 20, 2024.
(2)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower for the Gateway Center North Whole Loan is Gateway Center Properties Phase II Owner, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The non-recourse carveout guarantor and borrower sponsor for the Gateway Center North Whole Loan is The Related Companies, L.P. (“Related”).

Founded in 1972, Related is a privately-owned, fully integrated global real estate and lifestyle company with experience in development, acquisition, management, finance, marketing and sales. Headquartered in New York City, Related has offices and major developments in Boston, Chicago, Los Angeles, San Francisco, Austin, West Palm Beach, Miami, Washington, D.C., Abu Dhabi and London, with a team of approximately 4,000 professionals. Related’s assets include the 28-acre Hudson Yards neighborhood on Manhattan’s West Side, The Square in Downtown West Palm Beach, The Grand LA and Related Santa Clara in California and The 78 in Chicago.

The Property. The Gateway Center North Property consists of a 601,212 SF anchored retail power center situated on 40.49 acres in Brooklyn, New York. The Gateway Center North Property is comprised of eight one- and two-story buildings and three pad sites. The Gateway Center North Property has a total of 1,542 parking spaces, resulting in a ratio of approximately 2.56 spaces per 1,000 SF. The Gateway Center North Property was constructed by the borrower sponsor in 2014 and is anchored by JCPenney, as the tenant under a ground lease, ShopRite, and Burlington Coat Factory, which account for 47.6% of the rentable area and 26.7% of the underwritten base rent. The Gateway Center North Property was the second phase expansion to Gateway Center South (not part of the collateral), which was originally developed and opened by the borrower sponsor in 2002, and is currently owned by the borrower sponsor. Gateway Center South is 100.0% leased and is anchored by BJ’s Wholesale Club, Home Depot, and Target, and together with the Gateway Center North Property, makes up Gateway Center, which serves as the primary retail location within the Brooklyn market.

The Gateway Center North Property has a granular rent roll, with no tenant contributing greater than 11.4% of the total underwritten rent. The top 10 tenants at the Gateway Center North Property represent 77.5% of total SF and generate 60.3% of total underwritten rent. There are six investment-grade rated tenants at the Gateway Center North Property representing 13.8% of underwritten rent. The Gateway Center North Property has averaged 99.0% occupancy since 2020. As of September 3, 2024, the Gateway Center North Property was 96.3% leased to 35 tenants.

Major Tenants.

JCPenney (122,473 SF, 20.4% of NRA, 4.7% of underwritten base rent). JCPenney was founded in Wyoming in 1902 and has been one of the United States’ largest retailers of apparel, home, jewelry and beauty merchandise, with a growing portfolio of national brands. JCPenney has more than 650 stores across the United States and Puerto Rico and employs more than 50,000 people worldwide. JCPenney has been wholly owned and operated by Brookfield Asset Management and Simon Property Group after emerging from Chapter 11 bankruptcy in 2020. JCPenney has been a tenant at the Gateway Center North Property since 2014. JCPenney is the tenant under a ground lease that has a current expiration of August 31, 2034, with eleven five-year renewal options remaining, and no termination options. JCPenney currently pays a base rent of $10.23 PSF, increasing to $11.05 PSF effective September 1, 2029. JCPenney reported sales of $146 PSF, $146 PSF, and $139 PSF in 2022, 2023 and TTM August 2024.

ShopRite (89,774 SF, 14.9% of NRA, 10.6% of underwritten base rent). ShopRite is a grocery chain owned by the parent company Wakefern Food Corporation. ShopRite started in the 1940’s, when eight mom-and-pop grocers came together to start Wakefern Food Corporation. ShopRite has grown into the largest cooperative in the United States and the largest employer in New Jersey. ShopRite operates 50 individually-owned and 365 affiliate-owned stores, all under its corporate and distribution arm, Wakefern Food Corporation, in nine states: Connecticut, Delaware, Maryland, New Jersey, New York, Pennsylvania, Massachusetts, New Hampshire and Rhode Island. ShopRite has been a tenant at the Gateway Center North Property since 2014. ShopRite operates under a lease that has a current expiration of October 31, 2034, with five five-year renewal options and one three year and eleven month renewal option. ShopRite currently pays a base rent of $29.43 PSF, increasing to $31.48 PSF effective November 1, 2024. ShopRite is not required to report sales.

Burlington Coat Factory (73,864 SF, 12.3% of NRA, 11.4% of underwritten base rent). Burlington Coat Factory (S&P: BB+) started approximately 50 years ago as a business selling off-price coats out of a factory building. The company sells an assortment of low priced brand name ladies, men’s, and kids/baby apparel and accessories, home décor and various other products. Burlington Coat Factory operates more than 1,000 stores in 46 states and Puerto Rico, with its corporate headquarters located in Burlington Township, New Jersey. Burlington Coat Factory has been a tenant at the Gateway Center North Property since 2014 and currently has a lease expiration date of February 28, 2030, with three five-year renewal options. Burlington Coat Factory currently pays a base rent of $41.14 PSF and pays 3.0% of annual sales over a $31,281,404 ($424 PSF) sales breakpoint. Burlington Coat Factory reported sales of $419 PSF in 2022 and $427 PSF in 2023.

A-3-31

Retail – Anchored	Loan #4	Cut-off Date Balance:	$65,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

The following table presents sales information for certain tenants at the Gateway Center North Property:

Tenant Sales(1)
				August 2024 TTM
Tenant	SF	2022 Sales(2)	2023 Sales(2)	Sales	Sales PSF
JCPenney	122,473	$17,936,910	$17,862,294	$17,012,579	$139
Burlington Coat Factory	73,864	$30,930,333	$31,525,577	NAV	NAV
DSW Shoe Warehouse	20,088	$5,705,268	$3,947,682	NAV	NAV
Petco	12,117	$3,896,310	$2,913,461	NAV	NAV
Nike	11,940	$9,698,923	$11,059,264	$9,412,061	$788
Buffalo Wild Wings	8,002	$4,109,414	$2,630,923	NAV	NAV
Applebee's	7,881	$7,300,506	$5,409,442	NAV	NAV
Victoria's Secret	7,401	$2,218,993	$4,475,645	$4,137,535	$559
Lane Bryant	5,909	$2,022,821	$1,917,178	NAV	NAV
Panera Bread	4,208	$2,506,574	$3,365,669	NAV	NAV
Carter's Retail	4,041	$2,213,071	$1,934,224	$1,825,254	$452
Bath & Body Works	3,502	$5,895,523	$5,887,539	$5,962,095	$1,702
Smashburger	2,155	$3,180,694	$3,240,034	$3,030,106	$1,406
Davis Visionworks	1,919	$1,714,925	$1,782,552	NAV	NAV
Pizza Studio	1,156	$1,333,908	$504,742	NAV	NAV

(1)	Tenant Sales were provided by the borrower sponsor and represent all tenants that report sales data.
(2)	Shown as of December 31 of each respective year.

The following table presents certain information relating to the tenancy at the Gateway Center North Property:

Tenant Summary(1)
							August 2024 TTM Sales(3)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $	Sales PSF	Occ Cost	Lease Exp	Renewal Option	Term. Option
Anchor Tenants
JCPenney (Ground Lease)(4)	NR/NR/NR	122,473	20.4%	$1,253,465	4.7%	$10.23	$17,012,579	$139	7.4%	8/31/2034	11 x 5 yr	None
ShopRite	NR/NR/NR	89,774	14.9%	$2,826,086	10.6%	$31.48	NAV	NAV	NAV	10/31/2034	(5)	None
Burlington Coat Factory	NR/NR/BB+	73,864	12.3%	$3,038,765	11.4%	$41.14	$31,525,577	$427	9.6%	2/28/2030	3 x 5 yr	None
Anchor Tenants Subtotal/Wtd. Avg.		286,111	47.6%	$7,118,316	26.7%	$24.88
Junior Anchors
P.C. Richard & Son	NR/NR/NR	33,593	5.6%	$1,274,854	4.8%	$37.95	NAV	NAV	NAV	1/31/2027	(6)	None
T.J. Maxx	NR/A2/A	32,960	5.5%	$1,595,264	6.0%	$48.40	NAV	NAV	NAV	8/31/2029	2 x 5 yr	None
Urban Air(7)	NR/NR/NR	32,718	5.4%	$1,730,503	6.5%	$52.89	NAV	NAV	NAV	10/1/2034	2 x 5 yr	None
Raymour & Flanigan	NR/NR/NR	31,479	5.2%	$1,752,121	6.6%	$55.66	NAV	NAV	NAV	7/31/2027	3 x 5 yr	None
DSW Shoe Warehouse	NR/NR/NR	20,088	3.3%	$775,000	2.9%	$38.58	$3,947,682	$197	19.6%	1/31/2030	1 x 5 yr	None
Aldi	NR/NR/NR	16,859	2.8%	$925,650	3.5%	$54.91	NAV	NAV	NAV	11/30/2033	4 x 5 yr	None
Petco	NR/B3/B	12,117	2.0%	$911,198	3.4%	$75.20	$2,913,461	$240	31.3%	9/30/2027	3 x 5 yr	None
Junior Anchors Subtotal/Wtd. Avg.		179,814	29.9%	$8,964,591	33.6%	$49.85
Other Tenants		112,771	18.8%	$10,609,318	39.7%	$94.08
Occupied Collateral Total / Wtd. Avg.		578,696	96.3%	$26,692,225	100.0%	$46.12

Vacant Space		22,516	3.7%
Total/Wtd. Avg.		601,212	100.0%

(1)	Based on the underwritten rent roll dated September 3, 2024, inclusive of rent steps through October 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	All sales information is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported by tenants, such information is not independently verified by the borrower sponsor. Sales information for Burlington Coat Factory, DSW Shoe Warehouse and Petco is as of year-end 2023.
(4)	JCPenney operates under a ground lease and owns its own improvements.
(5)	ShopRite has five five-year renewal options and one three-year and eleven-month renewal option.
(6)	P.C. Richard & Son has 5 extension periods of 3 years for the first extension, 5 years for the second, third and fourth extensions, and 2 years for the fifth extension.
(7)	Urban Air executed its lease in October 2024 and is currently building out its space and is expected to commence rent payments in October 2025. All outstanding landlord obligations and gap rent for twelve months was reserved at loan closing. We cannot assure you that the tenant will take occupancy or commence paying rent.

A-3-32

Retail – Anchored	Loan #4	Cut-off Date Balance:	$65,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

The following table presents certain information relating to the lease rollover schedule at the Gateway Center North Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	1	4,208	0.7%	0.7%	$336,640	1.3%	1.3%	$80.00
2026	4	21,212	3.5%	4.2%	$1,459,035	5.5%	6.7%	$68.78
2027	6	94,525	15.7%	20.0%	$5,834,770	21.9%	28.6%	$61.73
2028	1	8,002	1.3%	21.3%	$577,500	2.2%	30.8%	$72.17
2029(3)	7	63,186	10.5%	31.8%	$4,500,743	16.9%	47.6%	$71.23
2030	6	102,684	17.1%	48.9%	$4,823,644	18.1%	65.7%	$46.98
2031	1	6,006	1.0%	49.9%	$420,420	1.6%	67.3%	$70.00
2032	1	7,401	1.2%	51.1%	$592,080	2.2%	69.5%	$80.00
2033	2	19,018	3.2%	54.3%	$1,206,320	4.5%	74.0%	$63.43
2034	6	252,454	42.0%	96.3%	$6,941,074	26.0%	100.0%	$27.49
2035 & Thereafter	0	0	0.0%	96.3%	$0	0.0%	100.0%	$0.00
Vacant	0	22,516	3.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	35	601,212	100.0%		$26,692,225	100.0%		$46.12(4)

(1)	Based on the underwritten rent roll dated September 3, 2024, inclusive of rent steps through October 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	The Gateway Center North Mortgage Loan has a maturity date of November 6, 2029.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Gateway Center North Property is located in Brooklyn, New York, along Gateway Drive just north of the Belt Parkway, a major regional expressway. The Gateway Center North Property is visible from the Belt Parkway and is located five miles west of JFK International Airport. The area surrounding the Gateway Center North Property is primarily residential, with commercial and industrial development serving the needs of the local population of over 525,000 residents.

The Gateway Center North Property is located in the New York retail market and the North Brooklyn submarket, which includes the neighborhoods of Greenpoint, Williamsburg, Park Slope, Crown Heights, and East New York. According to the appraisal, as of the second quarter of 2024, the New York retail market contains approximately 645.8 million SF of space and the North Brooklyn submarket contains approximately 51.3 million SF, or 7.94% of the total market’s inventory. As of second quarter 2024, the overall vacancy rate for the market was 4.03%, with asking rents of $47.56 PSF, and the North Brooklyn submarket had a vacancy rate of 3.05% with asking rents of $54.45 PSF.

According to the appraisal, the 2024 population within a 1-, 3- and 5-mile radius of the Gateway Center North Property was 40,386, 560,297 and 1,732,087, respectively. The 2024 average household income within the same radii was $66,933, $89,647 and $105,003, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Gateway Center North Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Anchor	$40.00	10	10% Yr. 6
Jr. Anchor	$50.00	10	10% Yr. 6
In-Line (>10,000 SF)	$65.00	10	10% Yr. 6
In-Line (5,000 - 10,000 SF)	$80.00	10	10% Yr. 6
In-Line (<5,000 SF)	$125.00	10	10% Yr. 6
Outparcel - Restaurant	$85.00	10	10% Yr. 6
Outparcel - Bank	$200.00	10	10% Yr. 6

A-3-33

Retail – Anchored	Loan #4	Cut-off Date Balance:	$65,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

The following table presents information regarding certain competitive properties to the Gateway Center North Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built/ Renovated	Total NRA (SF)	Total Occupancy	Distance to Subject	Major Tenants
Gateway Center North 501 Gateway Drive Brooklyn, NY	2014/NAP	601,212(2)	96.3%(2)	NAP	JCPenney, ShopRite, Burlington Coat Factory, P.C. Richard & Son, T.J.Maxx(2)
Shops at Atlantic Center 625 Atlantic Ave Brooklyn, NY	1996/NAP	482,550	92.2%	7.1 miles	Burlington, Marshalls, Old Navy, Stop & Shop
Gateway Center South(3) 339-579 Gateway Dr Brooklyn, NY	2001/NAP	669,293	100.0%	0.2 miles	The Home Depot, Target, BJ’s
Kings Plaza Shopping Center 5100 Kings Plz Brooklyn, NY	1970/2018	1,146,000	100.0%	5.0 miles	Burlington, Lowe’s, Macy’s
Green Acres Mall 1150-2034 Green Acres Mall Valley Stream, NY	1956/2016	2,042,000	95.8%	8.6 miles	BJ’s, Macy’s, Walmart
Five Towns Shopping Center 253-01 Rockaway Blvd Rosedale, NY	1968/1990	408,096	99.0%	8.2 miles	Lowe’s, Party City, T.J.Maxx
The Shops at Atlas Park 8000 Cooper Ave Glendale, NY	2006/NAP	509,068	93.5%	6.0 miles	Burlington, Marshalls, Old Navy, Stop & Shop

(1)	Source: Third party report, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated September 3, 2024.
(3)	Gateway Center South is also owned by the borrower sponsor.

Appraisal. The appraisal concluded to an “as-is” value for the Gateway Center North Property of $443,000,000 as of September 6, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated September 19, 2024, there was no evidence of any recognized environmental conditions at the Gateway Center North Property.

A-3-34

Retail – Anchored	Loan #4	Cut-off Date Balance:	$65,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Gateway Center North Property:

Cash Flow Analysis
	2021	2022	2023	8/31/2024 TTM	UW	UW PSF
Base Rental Income(1)	$25,317,063	$25,398,637	$25,943,888	$26,383,569	$27,818,025	$46.27
Straight Line Rent(2)	$0	$0	$0	$0	$2,616	$0.00
Percentage Rent(3)	$436,246	$290,290	$86,412	$109,523	$57,476	$0.10
Expense Reimbursements	$7,853,283	$8,161,537	$8,203,391	$8,325,205	$8,614,796	$14.33
Deferred Rent Repay/Abatements	($182,186)	$0	$0	$0	$0	$0.00
Net Rental Income	$33,424,407	$33,850,465	$34,233,691	$34,818,297	$36,492,912	$60.70
(Vacancy & Credit Loss)	$0	$0	$0	$0	($1,470,739)	($2.45)
Direct Billed Income	$299,728	$187,180	$226,992	$242,864	$198,320	$0.33
Other Income(4)	$472,736	$441,596	$388,014	$390,231	$420,104	$0.70
Effective Gross Income	$34,196,870	$34,479,241	$34,848,697	$35,451,392	$35,640,597	$59.28

Real Estate Taxes(5)	$3,882,864	$4,046,170	$4,035,096	$4,049,038	$4,186,595	$6.96
Insurance	$251,891	$298,571	$368,493	$402,043	$377,939	$0.63
Other Operating Expenses	$6,195,429	$5,592,007	$5,456,601	$5,457,574	$5,594,587	$9.31
Total Operating Expenses	$10,330,185	$9,936,749	$9,860,190	$9,908,655	$10,159,122	$16.90

Net Operating Income	$23,866,686	$24,542,492	$24,988,506	$25,542,737	$25,481,475	$42.38
Replacement Reserves	$0	$0	$0	$0	$71,801	$0.12
TI/LC	$0	$0	$0	$0	$478,672	$0.80
Net Cash Flow	$23,866,686	$24,542,492	$24,988,506	$25,542,737	$24,931,003	$41.47

Occupancy %	100.0%	99.6%	100.0%	96.3%(6)	94.7%(7)
NOI DSCR(8)	1.15x	1.18x	1.20x	1.23x	1.23x
NCF DSCR(8)	1.15x	1.18x	1.20x	1.23x	1.20x
NOI Debt Yield(8)	8.0%	8.2%	8.3%	8.5%	8.5%
NCF Debt Yield(8)	8.0%	8.2%	8.3%	8.5%	8.3%

(1)	UW Base Rental Income is based on the underwritten rent roll dated September 3, 2024, inclusive of rent steps through October 2025 and rent for Urban Air, which executed its lease in October 2024 and is expected to commence paying rent in October 2025. All outstanding landlord obligations and gap rent for twelve months was reserved at loan closing. We cannot assure you that the tenant will take occupancy or commence paying rent.
(2)	UW Straight Line Rent includes rent averaged over the loan term for T-Mobile and Bank of America.
(3)	UW Percentage Rent is based on the terms of applicable leases using TTM August 2024 sales figures.
(4)	Other income is based on the borrower sponsor’s budget and includes income from solar lease, storage income, late fees, vending income and other miscellaneous income.
(5)	The Gateway North Center Property currently benefits from a 25-year ICAP Tax Abatement, which has been in place since the 2015/2016 tax year and will continue through the 2040/2041 tax year. The tax abatement for the 2024/2025 tax year is approximately $8.0 million and the underwritten real estate taxes and expense reimbursements shown above are net of the abatement.
(6)	Represents occupancy per the underwritten rent roll dated September 3, 2024.
(7)	Based on the economic vacancy of 5.3%.
(8)	DSCRs and Debt Yields are based on the Gateway Center North Whole Loan.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) $1,353,710 for tenant improvement allowances and leasing commissions related to Urban Air and (ii) $1,730,503 for a gap rent reserve related to Urban Air.

Real Estate Taxes – During a Cash Sweep Event Period (as defined below), the borrower is required make monthly deposits equal to 1/12th of the annual estimated tax payments during the ensuing 12 months.

Insurance – During a Cash Sweep Event Period, the borrower is required to make monthly deposits equal to 1/12th of the annual estimated insurance premiums; however, provided no event of default is continuing, the borrower will not be required to make monthly deposits so long as the Gateway Center North Property is insured under a blanket policy and the borrower provides evidence of renewal and proof of payment of insurance premiums.

Replacement Reserve – During a Cash Sweep Event Period, the borrower is required to make monthly deposits of approximately $5,983 for capital expenditures, capped at approximately $143,599.

TI/LC Reserve – During a Cash Sweep Event Period, the borrower is required to make monthly deposits of approximately $39,889 for tenant improvements and leasing commissions, capped at $957,344.

A-3-35

Retail – Anchored	Loan #4	Cut-off Date Balance:	$65,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

Lockbox and Cash Management. The Gateway Center North Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all tenants at the Gateway Center North Property to pay rents directly into the account controlled by the lender (the “Lockbox Account”), and to deposit any rents otherwise received by the borrower or property manager into such Lockbox Account within two business days after receipt. If a Cash Sweep Event Period is not in effect, all funds in the Lockbox Account will be swept daily to the borrower’s operating account. During a Cash Sweep Event Period, all funds deposited into the Lockbox Account are required to be swept each business day into a cash management account controlled by the lender to be applied and disbursed in accordance with the Gateway Center North Whole Loan documents.

A “Cash Sweep Event Period” will commence upon the occurrence of any of the following events:

(i)	an event of default;
(ii)	the borrower filing for bankruptcy; or
(iii)	the net cash flow debt service coverage ratio (“NCF DSCR”) on the Gateway Center North Whole Loan being less than 1.10x, tested quarterly.

A “Cash Sweep Event Period” will end upon:

●	with respect to clause (i) above, the cure of such event of default;
●	with respect to clause (ii) above, the bankruptcy proceeding being discharged; or
●	with respect to clause (iii) above, the NCF DSCR being greater than 1.10x for one calendar quarter.

For purposes of the NCF DSCR test, the net cash flow is the difference between (A) the annualized amount of all operating income including (i) leases with rent commencing during the succeeding 12 months provided all rent abatements have been reserved by the lender and (ii) contractual rent escalations during the succeeding 12 months, and excluding disqualified leases and non-recurring revenue minus (B) actual costs and expenses paid for operations, maintenance and management for the trailing twelve months, adjusted for (i) known increases in taxes and insurance premiums, TI/LCs equal to $0.35 PSF (the “TI Deduction”) and capital expenditures equal to $0.10 PSF and (ii) excluding one-time expenses, extraordinary expenses, non-cash items, debt service and contributions to any reserve accounts. The TI Deduction will be reduced by 1/10th the positive difference of the amount deposited to the TI/LC reserve minus the amount disbursed (so long as the related tenant’s rent is included in operating income in clause (A) above). The NCF DSCR on the Gateway Center North Whole Loan at the time of loan origination was 1.10x.

Terrorism Insurance.  The Gateway Center North Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event plus a 6-month extended period of indemnity (provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the then-applicable annual premium for the property insurance coverage). The Gateway Center North Whole Loan documents allow Relsure Vermont Inc., a licensed captive insurance company (“RVI”), to provide terrorism coverage, so long as (i) the policy issued by RVI has (A) no aggregate limit, and (B) a deductible of no greater than $250,000, and (ii) certain conditions are satisfied, including that RVI obtains reinsurance with a cut through endorsement acceptable to the lender and the rating agencies from an insurance company meeting the rating requirements set forth in the related loan documents for the remaining portion of terrorism coverage not subject to the applicable federal backstop percentage, the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar statute is in effect and except with respect to the $250,000 deductible permitted, those covered losses which are not reinsured by the federal government under the Terrorism Risk Insurance Program Reauthorization Act of 2007 and paid to RVI will be reinsured with a cut through endorsement acceptable to the lender and the rating agencies by insurance companies that are qualified insurers or maintain such higher rating as may be required by a rating agency, not to exceed “AA-” with S&P and “A2” with Moody’s. The related loan documents also allow the borrower to utilize a “Retention Amount” which is funded by RVI in addition to the required deductible for all losses, excluding wind and earthquake related losses, so long as (1) the retention amount is aggregated annually, (2) the retention amount remain prefunded at all times during the term of the Gateway Center North Whole Loan and (3) the borrower has submitted evidence satisfactory to the lender and rating agencies of such prefunded arrangement at the request of the lender or a rating agency. The “Retention Amount” is $5,000,000 aggregate deductible, subject to a $2,500,000 per occurrence deductible. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-36

Office – CBD	Loan #5	Cut-off Date Balance:	$65,000,000
900 West 48th Place	Polsinelli Headquarters	Cut-off Date LTV:	57.2%
Kansas City, MO 64112		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	12.5%

A-3-37

Office – CBD	Loan #5	Cut-off Date Balance:	$65,000,000
900 West 48th Place	Polsinelli Headquarters	Cut-off Date LTV:	57.2%
Kansas City, MO 64112		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	12.5%

Polsinelli Headquarters
900 West 48th Place
Kansas City, MO 64112
Downtown Kansas City
West Bottoms
POWER AND LIGHT DISTRICT
Kansas City Intl. Airport 20 miles
KC Conv. Center
T-Mobile Center
CROSSROADS ARTS DISTRICT
Lyric Opera
Gregg/Klice Community Center
Negro Leagues Baseball Museum
Hy-Vee Arena
Sealy Mattress Co.
Westside
KC AMTRAK
KC STREETCAR
Union Station KC
Children's Mercy Hospital
Natl. WW I Mus. and Memorial
CROWN CENTER
Hallmark Corporate
Penn Valley Park
Federal Reserve Bank of Kansas City
Beacon Hill
Ingleside
Penn Valley Community College
Midtown Marketplace
KANSAS CITY
Uptown Shoppes
JACKSON COUNTY
Mill Street Station
Manor Square
Westport
Gillham Park
Saint Lukes Hospital
KC Art Institute
Kemper Mus. of Contemp. Art
The Nelson-Atkins Museum of Art
Country Club Plaza
Kansas City Plaza
Anita B. Gorman Discovery Ctr.
Brush Creek Park
Russell Stover Chocolates Corp. Office
University of Missouri - Kansas City
Rockhurst University
Jacob Loose Mem. Park
Crestwood Shopping Ctr.
Brookside Park
Brookside Shops
Kansas City
Frito Lay
Pepsico
Kansas River
AMTRAK
WYANDOTTE COUNTY
KANSAS
MISSOURI
Rosedale Park
University of Kansas Medical Ctr.
Roeland Park
Westwood Hills
Mission Hills Country Club
Fairway
Mission
Kansas City Country Club
JOHNSON COUNTY
Mission Hills
Prairie Village
The Village Shopping Center
Indian Hills Country Club
Central Ave.
S. 10th St.
Kansas Ave.
Southwest Blvd.
Merriam Ln.
Mission Rd.
Rainbow Blvd.
County Line Rd.
Roe Blvd.
W. 63rd St.
W. 71st St.
Ward Pkwy.
Wornall Rd.
Gregory Blvd.
E. 63rd St.
Oak St.
E. 55th St.
Belleview Ave.
Broadway St.
Main St.
W. 39th St.
E. 39th St.
Troost Ave.
Paseo Blvd.
Prospect Ave.
Benton Blvd.
Cleveland Ave.
E. 35th St.
E. Linwood Blvd.
E. 27th St.
E. 23rd St.
E. 12th St.
E. 9th St.
70
670
35
169
69
71
40
56
32
Leavenworth
MISSOURI
KANSAS
Liberty
Gladstone
Kansas City
KANSAS CITY
Independence
Blue Springs
Raytown
Shawnee
Overland Park
Lenexa
Olathe
Lee's Summit
Leawood
Grandview
Belton

A-3-38

Mortgage Loan No. 5 – Polsinelli Headquarters

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Kansas City, MO 64112
Original Balance:	$65,000,000			General Property Type:	Office
Cut-off Date Balance:	$65,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	7.4%			Title Vesting(3):	Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	2013/NAP
Borrower Sponsors:	Platform Ventures, LLC and United States Beef Corporation			Size:	253,796 SF
Guarantors:	Platform Ventures, LLC and United States Beef Corporation			Cut-off Date Balance Per SF:	$256
Mortgage Rate:	7.8280%			Maturity Date Balance Per SF:	$245
Note Date:	11/8/2024			Property Manager:	Platform Asset Services, LLC
Maturity Date:	12/1/2029				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	360 months			UW NOI:	$8,124,104
IO Period:	0 months			UW NCF:	$7,806,857
Seasoning:	0 months			UW NOI Debt Yield:	12.5%
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF Debt Yield:	12.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	13.1%
Additional Debt Type:	NAP			UW NCF DSCR:	1.39x
Additional Debt Balance:	NAP			Most Recent NOI:	$8,473,588 (9/30/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$8,204,116 (12/31/2023)
				3rd Most Recent NOI:	$7,987,917 (12/31/2022)
				Most Recent Occupancy:	100.0% (10/23/2024)
Reserves(1)				2nd Most Recent Occupancy:	100.0% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	97.9% (12/31/2022)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of)(4):	$113,700,000 (9/3/2024)
Insurance:	$0	Springing	NAP	Appraised Value PSF(4):	$448
Replacement Reserve:	$0	$5,287	NAP	Cut-off Date LTV Ratio(4):	57.2%
Other Reserves(2):	$1,340,000	$0	NAP	Maturity Date LTV Ratio:	54.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$65,000,000	93.2%	Loan Payoff:	$67,850,432	97.2%
Borrower Sponsor Equity:	$4,773,617	6.8%	Upfront Reserves:	$1,340,000	1.9%
			Closing Costs:	$583,184	0.8%
Total Sources:	$69,773,617	100.0%	Total Uses:	$69,773,617	100.0%

(1)	See “Escrows and Reserves” section below for further discussion.
(2)	Other Reserves consist of a Polsinelli Refurbishment Reserve ($1,000,000) and an Office Lease Rent Reserve ($340,000).
(3)	See “Ground Lease” section below for further discussion.
(4)	The appraiser also estimated a hypothetical market value "as dark" value of $85,900,000 ($338 PSF), assuming the Polsinelli Headquarters Property (as defined below) was vacant and available for lease. The Cut-off Date LTV Ratio based on the hypothetical market value "as dark" value is 75.7%.

The Mortgage Loan. The fifth largest mortgage loan (the “Polsinelli Headquarters Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $65,000,000 and secured by a first mortgage encumbering the leasehold interest in two condominium units comprising a 253,796 SF office tower and six-story parking garage located in Kansas City, Missouri (the “Polsinelli Headquarters Property”).

The Borrowers and the Borrower Sponsors. The borrowers are KC Davis, L.L.C. and PV 48th Place, LLC, each a Delaware limited liability company and single purpose entity with one independent director, as a tenants-in-common. The borrower sponsors and non-recourse carveout guarantors are Platform Ventures, LLC and United States Beef Corporation.

Platform Ventures, LLC was founded in 2008 by Ryan Anderson and Terry Anderson, who are both Kansas City-based. Platform Ventures, LLC is an entrepreneurial real estate investment firm with approximately $3.2 billion in assets under management, with primary focuses across logistics, industrial, multifamily, hospitality and office. Terry Anderson and Ryan Anderson serve as co-presidents, co-founders and voting members of Platform Ventures, LLC’s Investment Committee. They lead the firm’s financial management, acquisition and investor relations functions and provide overall strategic direction for the firm. Both are entrepreneurs who have started and continue to be involved in various real estate operating companies, including Vertical Cold Storage, Silverwest Hotels, Inspired Homes, Scott Felder Homes, AREA and APD Management.

United States Beef Corporation was founded in 1969 by the Davis family and is based in Tulsa, Oklahoma. United States Beef Corporation was the largest Arby's franchisee and a longtime system leader prior to the sale of its 368 Arby's locations to Flynn Restaurant Group, LLC. United States Beef Corporation used equity from the sale to diversify into other investments. Their portfolio of investment real estate owned includes 10 retail properties leased to QuikTrip, Arby's and Dollar General.

A-3-39

Office – CBD	Loan #5	Cut-off Date Balance:	$65,000,000
900 West 48th Place	Polsinelli Headquarters	Cut-off Date LTV:	57.2%
Kansas City, MO 64112		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	12.5%

The Property. The Polsinelli Headquarters Property comprises a 253,796 SF, Class A, LEED Certified Silver 10-story office building and a six level, subterranean parking structure located in Kansas City, Missouri. Situated on a 2.6-acre site, the Polsinelli Headquarters Property is located within the Country Club Plaza district of Kansas City, a premier shopping, dining and entertainment district, serving as a central hub for the city's cultural and social activities. Adjacent to the Polsinelli Headquarters Property is The Fontaine Hotel, a 132-room boutique hotel.

The Polsinelli Headquarters Property is comprised of two of three total condominium units: the "Office Unit", consisting of the 10-story office building, and the “Garage Unit", consisting of the parking structure. The third (non-collateral) unit is the "Hotel Unit", consisting of The Fontaine Hotel. The borrowers maintain a combined 71.43% voting interest in the condominium association. The borrower has effective operational control over the condominium association, except the amendment or termination of the condominium regime, new easements, assignment of association income and certain common element improvements, which require unanimous consent of all unit owners.

As of October 23, 2024, the Polsinelli Headquarters Property was 100.0% leased to five tenants, including Polsinelli PC, one of the largest law firms in Kansas City, which accounts for 92.5% of the NRA. Additional tenants at the Polsinelli Headquarters Property consist of Firm Foundation Group, LLC, Compass Missouri, LLC, JJ's Bar & Grill, Inc. and The Monarch Bar, LLC, which account for the remaining 7.4% of the total NRA. The six-level subterranean parking garage at the Polsinelli Headquarters Property offers 940 spaces, resulting in a parking ratio of approximately 3.7 spaces per 1,000 SF.

Major Tenants.

Polsinelli PC (234,877 SF, 92.5% of NRA, 93.4% of UW Rent). Polsinelli PC is an Am Law 100 firm with more than 1,000 attorneys in 22 offices nationwide, offering comprehensive corporate, transactional, litigation and regulatory services with a focus on health care, real estate, finance, technology, private equity and life sciences. Founded Kansas City in 1972, Polsinelli PC was formed as a small shop servicing business and real estate clients. The firm has grown to major cities in the U.S. including New York, Chicago, San Francisco, Washington D.C., Boston, Atlanta, and more. As of April 2024, Polsinelli PC was ranked number 60 in the Am Law 100 annual law firm ranking. The company’s core practices include finance, health care, intellectual property, labor & employment, litigation, real estate, and corporate & transactional. Polsinelli PC is a leader in healthcare law, with a practice backed by one of the largest concentrations of healthcare attorneys in the country. The firm has been rated a top patent firm based on factors like number of patents filed, allowance rate, average number of office actions before allowance, and average time to allowance.

Polsinelli PC has been headquartered in the Country Club Plaza district since 1972. The Polsinelli Headquarters Property has served as the tenant's national headquarters since its construction in 2013. Polsinelli PC’s lease expires on October 31, 2033, with two five-year renewal options, each with an 18-month notice. Polsinelli PC currently pays $38.61 PSF, with a scheduled increase to $40.73 PSF in November 2028. The tenant recently executed its sixteenth amendment whereby the tenant removed its right to terminate the lease in 2028, and the lease contains no further termination options. In connection with the sixteenth amendment to the lease, the tenant received a rent abatement in the amount of $700,000 (for the month of October 2024). Additionally, the landlord is providing a $1,000,000 refurbishment allowance to be used at tenant's reasonable discretion for leasehold improvements to the Polsinelli Headquarters Property, purchase of equipment, furniture or fixtures and related expenses, which amount was fully reserved at loan closing.

Firm Foundation Group, LLC (5,276 SF, 2.1% of NRA, 1.6% of UW Rent). Firm Foundation Group, LLC (dba T‘aha Mexican Kitchen) is a family run and operated scratch kitchen focusing on ancestral cuisine from Central Mexico through an American Midwest perspective. Firm Foundation Group, LLC recently executed a new lease at the Polsinelli Headquarters Property for a five-year term through June 30, 2029, with one five-year renewal option and no termination options. Firm Foundation Group, LLC currently pays $30.00 PSF, with a scheduled increase to $35.00 PSF in July 2026.

Compass Missouri, LLC (5,197 SF, 2.0% of NRA, 2.0% of UW Rent). Compass Missouri, LLC is an affiliate of Compass, Inc. (NYSE: COMP), an independent real estate brokerage founded in 2012. With more than 300 offices across 72 markets, Compass, Inc. has more than 28,000 agents. Compass Missouri, LLC originally took occupancy at the Polsinelli Headquarters Property in 2023. Compass Missouri, LLC’s lease expires on September 30, 2026, with one three-year renewal option and no termination options. Compass Missouri, LLC currently pays base rent of $36.72 PSF, with 2.0% annual increases.

The following table presents certain information relating to the tenancy at the Polsinelli Headquarters Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Polsinelli PC	NR/NR/NR	234,877	92.5%	$9,177,226	93.4%	$39.07	10/31/2033	2 x 5 yr	N
Firm Foundation Group, LLC	NR/NR/NR	5,276	2.1%	$158,280	1.6%	$30.00	6/30/2029	1 x 5 yr	N
Compass Missouri, LLC	NR/NR/NR	5,197	2.0%	$194,651	2.0%	$37.45	9/30/2026	1 x 3 yr	N
JJ's Bar & Grill, Inc.	NR/NR/NR	4,888	1.9%	$175,968	1.8%	$36.00	12/31/2029	2 x 5 yr	N
The Monarch Bar, LLC	NR/NR/NR	3,498	1.4%	$122,955	1.3%	$35.15	8/17/2027	2 x 5 yr	N
Occupied Subtotal/Wtd. Avg.		253,736	100.0%	$9,829,080	100.0%	$38.74

Vacant Space		60	0.0%
Total/Wtd. Avg.		253,796	100.0%

(1)	Information is based on the underwritten rent roll dated October 23, 2024 and includes rent steps through October 1, 2025.

A-3-40

Office – CBD	Loan #5	Cut-off Date Balance:	$65,000,000
900 West 48th Place	Polsinelli Headquarters	Cut-off Date LTV:	57.2%
Kansas City, MO 64112		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	12.5%

The following table presents certain information relating to the lease rollover schedule at the Polsinelli Headquarters Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	1	5,197	2.0%	2.0%	$194,651	2.0%	2.0%	$37.45
2027	1	3,498	1.4%	3.4%	$122,955	1.3%	3.2%	$35.15
2028	0	0	0.0%	3.4%	$0	0.0%	3.2%	$0.00
2029(2)	2	10,164	4.0%	7.4%	$334,248	3.4%	6.6%	$32.89
2030	0	0	0.0%	7.4%	$0	0.0%	6.6%	$0.00
2031	0	0	0.0%	7.4%	$0	0.0%	6.6%	$0.00
2032	0	0	0.0%	7.4%	$0	0.0%	6.6%	$0.00
2033	1	234,877	92.5%	100.0%	$9,177,226	93.4%	100.0%	$39.07
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	60	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	5	253,796	100.0%		$9,829,080	100.0%		$38.74(3)

(1)	Information is based on the underwritten rent roll dated October 23, 2024 and includes rent steps through October 1, 2025.
(2)	The Polsinelli Headquarters Mortgage Loan has a maturity date of December 1, 2029.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Polsinelli Headquarters Property is located in Kansas City, Missouri, directly between Belleview Avenue and Roanoke Parkway. The Polsinelli Headquarters Property is situated along West 48th Place, within walking distance of Country Club Plaza, a premier shopping, dining and entertainment district, serving as a central hub for the city's cultural and social activities. Country Club Plaza offers a full complement of walkable amenities, including more than 150 upscale retail shops, and dozens of restaurants. Country Club Plaza boasts a wide range of stores, from high-end retailers like Tiffany & Co. and the Apple Store to local boutiques, and offers a variety of dining options, including The Capital Grille, Fogo de Chão and Gram & Dun. In addition to shopping and dining, Country Club Plaza provides a number of entertainment options including live music events, Plaza Art Fair, Plaza Lights holiday ceremony and horse drawn carriage rides. In June 2024, the owners Country Club Plaza released plans for a $100 million upgrade plan to the area.

The Polsinelli Headquarters Property’s location and accessibility caters to a broad employment base of both executives and non-executive employees. The Kansas City MSA is home to a growing base of tech, finance and engineering/design firms, fueled by highly educated residents and low business costs. According to the appraisal, the Polsinelli Headquarters Property is located in The Plaza office submarket, which contains approximately 5.2 million SF of office space and with no office properties currently under construction. As of the second quarter of 2024, The Plaza office submarket vacancy rate was 9.5% and the overall office base rent PSF was $27.79.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Polsinelli Headquarters Property was 19,372, 116,290 and 273,700, respectively. The estimated 2024 average household income within the same radii was $126,774, $113,437 and $99,676, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Polsinelli Headquarters Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Months)	Rent Increase Projection
Office Space	$38.50	120	2.0% per annum
Retail Space	$35.00	120	2.0% per annum

A-3-41

Office – CBD	Loan #5	Cut-off Date Balance:	$65,000,000
900 West 48th Place	Polsinelli Headquarters	Cut-off Date LTV:	57.2%
Kansas City, MO 64112		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	12.5%

The following table presents certain information relating to comparable office leases with respect to the Polsinelli Headquarters Property:

Summary of Comparable Office Leases(1)
Property / Location	Year Built/ Renovated	Occupancy	Distance to Subject	Tenant Name	Lease Start Date	Term (mos.)	Lease Type	Tenant Size (SF)	Base Rent PSF
Polsinelli Headquarters Kansas City, MO	2013/NAP	100.0%(2)	-	Polsinelli PC(2)	Aug-11(2)	266(2)	Full Service(2)	234,877(2)	$39.07(2)
CityPlace Corporate Center IV Overland Park, KS	2023/NAP	94.0%	13.5 miles	WellSky	Sep-23	180	Full Service	132,142	$35.00
Plaza Colonnade Kansas City, MO	2004/NAP	94.0%	0.8 miles	United Way	Oct-23	120	Full Service	15,265	$31.50
46 Penn Kansas City, MO	2020/NAP	94.0%	0.4 miles	Gallagher Risk	Nov-22	120	Full Service	8,817	$37.15
8900 Renner Boulevard Lenexa, KS	2014/2019	100.0%	13.5 miles	Kiewit Corporation	Jul-23	240	Absolute Net	395,300	$32.00

(1)	Source: Appraisal, unless otherwise noted.
(2)	Information is based on the underwritten rent roll dated October 23, 2024.

Appraisal. The appraiser concluded to an “as-is” value for the Polsinelli Headquarters Property of $113,700,000 as of September 3, 2024. The appraiser also estimated a hypothetical market value "as dark" value of $85,900,000 ($338 PSF), assuming the Polsinelli Headquarters Property was vacant and available for lease. The Cut-off Date LTV Ratio based on the hypothetical market value "as dark" value is 75.7%.

Environmental Matters. According to the Phase I environmental site assessment dated September 19, 2024, there are no recognized environmental conditions at the Polsinelli Headquarters Property.

A-3-42

Office – CBD	Loan #5	Cut-off Date Balance:	$65,000,000
900 West 48th Place	Polsinelli Headquarters	Cut-off Date LTV:	57.2%
Kansas City, MO 64112		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	12.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Polsinelli Headquarters Property:

Cash Flow Analysis(1)
	2021	2022	2023	9/30/2024 TTM	UW	UW PSF
Gross Potential Rent(2)	$9,135,990	$9,181,176	$9,295,655	$9,626,177	$9,829,080	$38.73
Expense Reimbursements	$833,111	$1,012,135	$1,228,556	$1,210,232	$1,322,210	$5.21
Net Rental Income	$9,969,101	$10,193,311	$10,524,211	$10,836,409	$11,151,289	$43.94
Parking Income(3)	$305,385	$287,530	$328,867	$361,255	$364,967	$1.44
Other Income(4)	$300,461	$304,183	$306,178	$303,435	$292,859	$1.15
(Vacancy & Credit Loss)	$0	$0	$0	$0	($557,564)	($2.20)
Effective Gross Income	$10,574,947	$10,785,024	$11,159,256	$11,501,099	$11,251,551	$44.33

Real Estate Taxes(5)	$0	$0	$0	$0	$0	$0.00
Insurance	$92,208	$100,335	$108,532	$137,281	$156,239	$0.62
Other operating expenses	$2,467,335	$2,696,772	$2,846,608	$2,890,230	$2,971,208	$11.71
Total Operating Expenses	$2,559,543	$2,797,107	$2,955,140	$3,027,511	$3,127,447	$12.32
Net Operating Income	$8,015,404	$7,987,917	$8,204,116	$8,473,588	$8,124,104	$32.01
Replacement Reserves	$0	$0	$0	$0	$63,449	$0.25
TI/LC	$0	$0	$0	$0	$253,798	$1.00
Net Cash Flow	$8,015,404	$7,987,917	$8,204,116	$8,473,588	$7,806,857	$30.76

Occupancy %	97.9%	97.9%	100.0%	100.0%(6)	95.0%(7)
NOI DSCR	1.42x	1.42x	1.46x	1.51x	1.44x
NCF DSCR	1.42x	1.42x	1.46x	1.51x	1.39x
NOI Debt Yield	12.3%	12.3%	12.6%	13.0%	12.5%
NCF Debt Yield	12.3%	12.3%	12.6%	13.0%	12.0%

(1)	Based on the underwritten rent roll as of October 23, 2024.
(2)	UW Gross Potential Rent includes rent steps through October 1, 2025 and the average rent for Polsinelli PC through the loan term.
(3)	UW Parking Income includes additional revenue from The Fontaine Hotel, which pays a contracted rental amount for guaranteed 148 spaces to accommodate their guests. The hotel currently pays an annual base rent of $154,776 for the parking spaces (with an annual increase of 4.0% every January 1st, with the next rent step being January 1, 2025). Additionally, property management is actively renting additional parking spots at a rate of $65 per month to maximize revenue from the structure.
(4)	Other Income includes storage income, roof/antenna income, and miscellaneous income. Miscellaneous income includes city-granted reimbursements based on economic activity such as sales taxes, food and beverage taxes, and payroll earnings taxes.
(5)	The Polsinelli Headquarters Property benefits from a tax abatement program for a 100% property tax abatement for 25 years (from 2014 through December 1, 2037). See “Chapter 100 Bonds/Tax Abatement/Redirected Tax Incentives” below for further information.
(6)	Represents occupancy based on the underwritten rent roll as of October 23, 2024.
(7)	Represents economic occupancy.

Escrows and Reserves. At origination, the borrowers deposited (i) $1,000,000 for refurbishments payable by the borrowers under the Polsinelli PC lease and (ii) $340,000 related to payments under the outstanding Chapter 100 Bonds (as defined below).

Real Estate Taxes – In the event the Polsinelli Headquarters Property is no longer exempt from ad valorem real property taxes, the borrowers are required to escrow monthly payments equal to 1/12th of the annual estimated tax payments.

Insurance – If there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. The Polsinelli Headquarters Property is currently insured under a blanket insurance policy.

Replacement Reserve – On a monthly basis, the borrowers are required to escrow approximately $5,287 for replacement reserves.

Lockbox and Cash Management. The Polsinelli Headquarters Mortgage Loan documents require a hard lockbox with springing cash management. All rents from the Polsinelli Headquarters Property are required to be deposited directly into the lockbox account by tenants and, so long as a Cash Sweep Period (as defined below) is not continuing, funds in the lockbox account will be transferred to the borrowers’ operating account. During a Cash Sweep Period, the borrowers will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the Polsinelli Headquarters Mortgage Loan documents. During a Cash Sweep Period, all excess cash is required to be held by the lender as additional security for the Polsinelli Headquarters Mortgage Loan.

A “Cash Sweep Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the net cash flow debt service coverage ratio is less than 1.20x, (iii) a default in the payment of rent under the Polsinelli PC lease; (iv) Polsinelli PC going dark or vacating 50% or more of its leased space on a permanent basis, (v) Polsinelli PC’s failure to maintain a minimum paid in capital and minimum adjusted net income above fiscal year 2017 amounts, (vi) Polsinelli PC or its lease guarantor becomes subject to a bankruptcy action, or (vii) June 1, 2028.

A Cash Sweep Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the net cash flow debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters; with regard to clause (iii), upon the cure of such default;

A-3-43

Office – CBD	Loan #5	Cut-off Date Balance:	$65,000,000
900 West 48th Place	Polsinelli Headquarters	Cut-off Date LTV:	57.2%
Kansas City, MO 64112		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	12.5%

with regard to clause (iv), upon Polsinelli PC recommencing business operations in 50% or more of its space and paying full contractual rent or an acceptable replacement tenant (as determined by the lender) is in occupancy, open for business and paying rent; with regard to clause (v), upon the lender’s receipt of an officer’s certificate from the borrowers certifying that Polsinelli PC now maintains minimum paid in capital and minimum adjusted net income above fiscal year 2017 amounts with regard to clause (vi), upon Polsinelli PC or its lease guarantor having assumed its lease, as affirmed by the applicable court, or the bankruptcy action being discharged, stayed or dismissed; and with regard to clause (vii), upon the term of the Polsinelli PC lease being extended to a lease expiration date no earlier than October 31, 2038 and such extended lease being on terms and conditions reasonably acceptable to the lender.

Ground Lease. The Polsinelli Headquarters Property was built in 2013 under a development agreement with the City of Kansas City that allows for a property tax abatement (see “Chapter 100 Bonds/Tax Abatement/Redirected Tax Incentives” below). In order to facilitate the property tax abatement and the issuance Chapter 100 bonds, the Polsinelli Headquarters Property is subject to two ground leases with the City of Kansas City, Missouri (the “City”): the “Polsinelli Headquarters Office Ground Lease” and the “Polsinelli Headquarters Garage Ground Lease”. The Polsinelli Headquarters Office Ground Lease has an expiration date of December 1, 2037, and the Polsinelli Headquarters Garage Ground Lease has an expiration date of June 14, 2040.

The annual rent payment due from the borrowers to the City under the Polsinelli Headquarters Office Ground Lease is $4,080,000, which is equal to the annual interest payment due back to the borrowers as the holders of the Chapter 100 Bonds. The Polsinelli Headquarters Mortgage Loan documents require an Office Lease Rent Reserve from which monthly disbursements will be made to the City to fund the ground lease payments; the City will then remit monthly interest on the Chapter 100 Bonds to the borrowers as bondholders. The annual rent payment due under the Polsinelli Headquarters Garage Ground Lease is $1.00.

The fee interest in the Polsinelli Headquarters Office Ground Lease will revert to the borrowers in December 2037 for nominal consideration and surrender of the Chapter 100 Bonds for redemption. The fee interest in the Polsinelli Headquarters Garage Ground Lease will revert to the borrowers in June 2040 for nominal consideration. The borrowers have the option to purchase the garage portion of the Polsinelli Headquarters Property for the lesser of (i) fair market value or (ii) a fixed price, $9,500,000 currently, that decreases by $475,000 effective January 1st of each calendar year. Effective January 1, 2034, the purchase price for the garage portion will be $100.00.

Chapter 100 Bonds/Tax Abatement/Redirected Tax Incentives. The development of the office portion of the Polsinelli Headquarters Property was financed by the issuance of $120.0 million of industrial development revenue bonds (“Chapter 100 Bonds”) arranged by the Missouri Development Finance Board and issued by the City. The borrowers are the holders of the related Chapter 100 Bonds and the Chapter 100 Bonds were pledged as collateral for the Polsinelli Headquarters Mortgage Loan. The interest payments due to the borrowers as the bondholders is equal to the ground lease payment that the borrowers make under the Polsinelli Headquarters Office Ground Lease (as described above). For the duration of the Chapter 100 Bonds, which mature simultaneously with the Polsinelli Headquarters Office Ground Lease and the Polsinelli Headquarters Garage Ground Lease, expirations, December 1, 2037 and June 14, 2040, respectively, the City has authorized a property tax abatement for the Polsinelli Headquarters Property.

In addition, the related development agreement provides that the City pay the borrowers a redirected tax incentive derived from the earnings tax, sales tax and tourism tax-related revenue generated by the Polsinelli Headquarters Property, subject to Polsinelli substantially occupying its leased space, for a period of 20 years.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 18 months plus a six-month extended period of indemnity, in each case that cover perils and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-44

Various – Various	Loan #6	Cut-off Date Balance:	$60,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		UW NCF DSCR:	3.17x
		UW NOI Debt Yield:	18.2%

A-3-45

Various – Various	Loan #6	Cut-off Date Balance:	$60,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		UW NCF DSCR:	3.17x
		UW NOI Debt Yield:	18.2%

A-3-46

Various – Various	Loan #6	Cut-off Date Balance:	$60,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		UW NCF DSCR:	3.17x
		UW NOI Debt Yield:	18.2%

CENTRAL PARK
The Pond
W. 59th St.
5TH AVE/ 59TH ST
222 Central Park South
JW Marriott Essex House
The Ritz-Carlton New York
Plaza Hotel
W. 58th St.
Central Park Tower
111 West 57th Street
9 West 57th
Theodore Roosevelt Home
The Crown Building
W. 57th St.
57TH ST/ 7TH AVE
Carnegie Hall
Le Méridien New York
57TH ST
W. 56th St.
Park Central Hotel NY
New York City Center
W. 55th St.
St. Regis Hotel
The Peninsula New York
Conrad New York Midtown
W. 54th St.
MANHATTAN
New York Hilton Midtown
53W53
Museum of Modern Art
W. 53rd St.
E. 53rd St.
Broadway Theater
7TH AVE/ 53RD ST
Midtown
Baccarat Hotel
666 Fifth Avenue
5TH AVE/ 53RD ST
Park Avenue Plaza
Wells Fargo
W. 52nd St.
E. 52nd St.
AXA Equitable Building
75 Rockefeller Plaza
345 Park
W. 51st St.
E. 51st St.
51ST ST/ LEXINGTON
METRO NORTH
50TH ST/ BROADWAY
The Michelangelo
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Lotte NY Palace
ITT Building
The Fifty Sonesta New York
W. 50th St.
50th St.
E. 50th St.
Ice Rink
ROCKEFELLER CENTER
Saks Fifth Avenue
Santander Bank Financial Center
Waldorf Astoria
1251 Ave. of the Americas
W. 49th St.
E. 49th St.
GE Building
1 Rockefeller Plaza
Tower 49
Inter Continental NY Barclay
49TH ST
ROCKEFELLER CTR.
W. 48th St.
E. 48th St.
Morgan Stanley Building
Cort Theatre
News Corp. Building
Diamond District
JPMorgan Chase Tower
The Lexington Hotel
W. 47th St.
E. 47th St.
Kimpton Muse Hotel
Gemological Institute of America
383 Madison
245 Park Avenue
W. 46th St.
E. 46th St.
NY Marriott Marquis
Lyceum Theatre
AKA Times Square
Hotel St. James
The Roosevelt Hotel
W. 45th St.
E. 45th St.
Viacom Intl.
Belasco Theatre
Cassa Hotel NY 45th Street
Sofitel New York
The Yale Club of NYC
MetLife Building
450 Lexington Avenue
W. 44th St.
E. 44th St.
Bank of America Tower
The Chatwal
Grand Central Terminal
W. 43rd St.
E. 43rd St.
Paramount Building
TIMES SQUARE
4 Times Square
505 Fifth Ave.
One Vanderbilt
TIMES SQUARE
W. 42nd St.
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
Consulate General of Australia
E. 41st St.
E. 40th St.
E. 39th St.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Vanderbilt Ave.
Lexington Ave.
Broadway
N R W
N Q R W
B D
B D F M
1 2 3
E
4 5 6
7
S
Q
F
M
Upper West Side
Upper East Side
Astoria
QUEENS
West New York
Central Park
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Greenpoint
HUDSON COUNTY
MANHATTAN
Chelsea
Williamsburg
Hoboken
Hudson River
Greenwich Village
East River
NEW JERSEY
Little Italy
Lower East Side
SoHo
Chinatown
Tribeca
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Park Slope
Rockefeller Center
1 30 Rockefeller Plaza New York, NY
2 45 Rockefeller Plaza New York, NY
3 10 Rockefeller Plaza New York, NY
4 1230 Avenue Of The Americas New York, NY
5 50 Rockefeller Plaza New York, NY
6 1 Rockefeller Plaza New York, NY
7 600 Fifth Avenue New York, NY
8 620 Fifth Avenue New York, NY
9 610 Fifth Avenue New York, NY
10 1270 Avenue Of The Americas New York, NY
11 30 Rock Condos New York, NY
12 The Little Nell New York, NY
13 Radio City Music Hall New York, NY
14 1240 Avenue Of The Americas New York, NY
15 1258 Avenue Of The Americas New York, NY

A-3-47

Mortgage Loan No. 6 – Rockefeller Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/Moody’s):	AAA/A+/Aaa			Location:	New York, NY Various
Original Balance(1):	$60,000,000			General Property Type(5):	Various
Cut-off Date Balance(1):	$60,000,000			Detailed Property Type(5):	Various
% of Initial Pool Balance:	6.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(5):	Various/Various
Borrower Sponsors:	Tishman Speyer Properties, L.P. and Henry Crown and Company S LLC			Size:	7,207,470 SF
Guarantor:	Tishman Speyer Crown Equities LLC			Cut-off Date Balance Per SF(1):	$273
Mortgage Rate(2):	5.392090%			Maturity Date Balance Per SF:(1)	$273
Note Date:	10/18/2024			Property Manager:	Tishman Speyer Properties, L.L.C.
Maturity Date:	11/9/2029				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$359,078,938
IO Period:	60 months			UW NCF:	$336,015,034
Seasoning:	1 month			UW NOI Debt Yield(1):	18.2%
Prepayment Provisions:	L(25),D(28),O(7)			UW NCF Debt Yield(1):	17.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	18.2%
Additional Debt Type(1)(3):	Pari Passu/B-Note			UW NCF DSCR(1):	3.17x
Additional Debt Balance(1)(3):	$1,908,500,000/$1,531,500,000			Most Recent NOI:	$305,588,525 (7/31/2024 TTM)
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			2nd Most Recent NOI:	$272,403,335 (12/31/2023)
				3rd Most Recent NOI:	$256,670,015 (12/31/2022)
Reserves(4)				Most Recent Occupancy:	92.6% (7/1/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	90.7% (12/31/2023)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	90.7% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(6):	$6,100,000,000 (7/31/2024)
Replacement Reserve:	$0	Springing	$2,162,241	Appraised Value PSF(6):	$846
TI/LC Reserve:	$0	$1,801,868	(4)	Cut-off Date LTV Ratio(1)(6):	32.3%
Specified Tenant Reserves:	$246,794,668	$0	NAP	Maturity Date LTV Ratio(1)(6):	32.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$3,500,000,000	100.0%	Senior CMBS Loan Payoff:	$1,693,761,952	48.4%
			Mezzanine Loan Payoff:	$1,232,641,045	35.2%
			Upfront Reserves:	$246,794,668	7.1%
			Return of Equity:	$160,315,156	4.6%
			Closing Costs:	$89,694,962	2.6%
			30 Rock Condo Acquisition Loan(7):	$76,792,216	2.2%
Total Sources:	$3,500,000,000	100.0%	Total Uses:	$3,500,000,000	100.0%

(1)	The Rockefeller Center Mortgage Loan (as defined below) is part of the Rockefeller Center Whole Loan (as defined below), which is comprised of six senior promissory notes and two subordinate B-Notes. The information presented is based on the principal balance of the Rockefeller Center Senior Loan (as defined below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the principal balance of the Rockefeller Center Whole Loan are $486, $486, 10.3%, 9.6%, 10.3%,1.54x, 57.4% and 57.4%, respectively.
(2)	Reflects the Rockefeller Center Senior Loan only. The Rockefeller Center Subordinate Companion Loan (as defined below) bears interest at a rate of 7.29912823832844% per annum.
(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Permitted Mezzanine Loan” sections below for a discussion of additional debt.
(4)	See “Escrows and Reserves” section below for further discussion.
(5)	See “The Properties” section below for further discussion.
(6)	The individual Rockefeller Center Properties (as defined below) have a combined as-is appraised value of $6,090,000,000, which was rounded to $6,100,000,000 by the appraiser for the portfolio value.
(7)	The 30 Rock Condo Acquisition Loan encumbers approximately 215,031 SF (approximately 15% of 30 Rockefeller Plaza property's SF) across six floors at the 30 Rockefeller Plaza property. The condos were purchased from NBC in 2007 and separately financed.

A-3-48

Various – Various	Loan #6	Cut-off Date Balance:	$60,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		UW NCF DSCR:	3.17x
		UW NOI Debt Yield:	18.2%

The Mortgage Loan. The sixth largest mortgage loan (the “Rockefeller Center Mortgage Loan”) is part of a whole loan evidenced by six senior promissory notes in the aggregate original principal amount of $1,968,500,000 (the “Rockefeller Center Senior Loan”) and two subordinate B-Notes in the aggregate original principal amount of $1,531,500,000 that are subordinate to the Rockefeller Center Senior Loan (the “Rockefeller Center Subordinate Companion Loan”, and together with the Rockefeller Center Senior Loan, the “Rockefeller Center Whole Loan”). The Rockefeller Center Whole Loan was co-originated by Bank of America, N.A. (“BANA”) and Wells Fargo Bank, National Association (“WFB”). The Rockefeller Center Whole Loan is secured by the borrowers’ fee simple interest in a 7,207,470 SF, 13-building, primarily mixed use office and retail (including attractions) complex located in New York, New York (the “Rockefeller Center Properties” or “Rockefeller Center”). The Rockefeller Center Mortgage Loan is evidenced by the non-controlling Note A-3 and the non-controlling Note A-5, with an aggregate original principal amount of $60,000,000. The Rockefeller Center Whole Loan will be serviced pursuant to the trust and servicing agreement for the ROCK Trust 2024-CNTR securitization trust, and the relationship between the holders of the Rockefeller Center Whole Loan will be governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Rockefeller Center Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The table below summarizes the promissory notes that comprise the Rockefeller Center Whole Loan.

Rockefeller Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$1,121,100,000	$1,121,100,000	ROCK Trust 2024-CNTR	No
A-2	$747,400,000	$747,400,000	ROCK Trust 2024-CNTR	No
A-3	$30,000,000	$30,000,000	BANK5 2024-5YR12	No
A-4	$20,000,000	$20,000,000	WFCM 2024-5C2(1)	No
A-5	$30,000,000	$30,000,000	BANK5 2024-5YR12	No
A-6	$20,000,000	$20,000,000	WFCM 2024-5C2(1)	No
B-1	$918,900,000	$918,900,000	ROCK Trust 2024-CNTR	Yes
B-2	$612,600,000	$612,600,000	ROCK Trust 2024-CNTR	Yes
Whole Loan	$3,500,000,000	$3,500,000,000

(1)	The WFCM 2024-5C2 securitization transaction is expected to close on or about November 27, 2024.

The Borrowers and the Borrower Sponsors. The borrowers are RCPI Landmark Properties, L.L.C., RCPI 30 Rock 22234849, L.L.C. and RCPI 600 Fifth Holdings, L.L.C., each a Delaware limited liability company and single purpose entity with two independent directors. The borrowers are owned by a joint venture between the borrower sponsors, Tishman Speyer Properties, L.P. (“Tishman Speyer”) and Henry Crown and Company S LLC (“HCC”). The non-recourse carveout guarantor for the Rockefeller Center Whole Loan is Tishman Speyer Crown Equities LLC. The obligations of the non-recourse carveout guarantors are limited as set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the prospectus.

Tishman Speyer is a leading owner, developer, operator, and fund manager of real estate around the world. Founded in 1978, Tishman Speyer is active across the United States, Europe, Brazil and Asia, building and managing premier office, residential, life science, and retail space in over 35 key global markets for industry-leading tenants. In addition to Rockefeller Center, their assets include The Springs in Shanghai, Paris Bourse in Paris, and Frankfurt’s OpernTurm and TaunusTurm. Tishman Speyer operates and owns a portfolio of over 84 million SF.

HCC has origins dating back to 1919 and is a Chicago-based, privately-held organization that oversees the interests of the Crown family. Their portfolio includes investments in publicly-traded securities, real estate, private investments, and privately-held operating companies.

The Properties. The Rockefeller Center Properties are comprised of 7,207,470 SF across 13 mixed-use office and retail Class A buildings located on a 12-acre site in Midtown Manhattan, New York. The Rockefeller Center Properties encompass the six square blocks between Fifth Avenue and Avenue of the Americas to the east and the west, respectively, and West 48th and West 51st Streets to the south and the north, respectively. The Rockefeller Center Properties were constructed in phases from 1890-1952, centered around a private street, known as Rockefeller Plaza (the “Plaza”). In 1985, the original sections of Rockefeller Center (building exteriors and interior portions of 30 Rockefeller Plaza, 45 Rockefeller Plaza, 1 Rockefeller Plaza and Radio City Music Hall) were declared as landmarked by the New York City Landmarks Preservation Commission. From 2019 through July 2024, the borrower sponsors invested approximately $419.3 million across Rockefeller Center to add to the existing entertainment options at the Rockefeller Center Properties, modified the elevators at 45 Rockefeller Plaza, and made other base building improvements.

In total, the Rockefeller Center Properties consist of approximately 5.5 million SF of office space, approximately 1.4 million SF of retail space, approximately 280,000 SF of storage space and a 652-space garage. As of July 1, 2024, the Rockefeller Center Properties were 92.6% leased to a diverse tenant roster of more than 400 unique tenants with a weighted average remaining lease term of approximately 10 years. Historical occupancy since 2015 has averaged 92.9%. Rockefeller Center is the corporate headquarter location for tenants including Deloitte LLP, Lazard Group LLC, Christie’s, NBC, and Simon & Schuster, Inc. Major retail tenants include FAO Schwarz, Lego, Nintendo World, Alo Yoga and Tiffany & Co., among others. The approximately 100 retail tenants generated approximately $369 million in total sales during TTM July 2024. The approximately 40 restaurant tenants at the Rink Level generated approximately $55.2 million in total sales during TTM July 2024.

Rockefeller Center is an internationally known destination that contains a wide range of attractions, including: the Top of the Rock Observation Deck, with recently added features including The Beam and Skylift, The Rink at Rockefeller Center, with the adjacent Rink Level retail dining center, Radio City Music Hall (a 6,000-seat theater operated by Madison Square Garden), Rainbow Room, 620 Loft & Gardens and Radio Park, a 24,000 SF private outdoor park atop Radio City Music Hall exclusively for Rockefeller Center tenants during business hours, but open to the public for private events. During TTM July 2024, the Rockefeller Center Properties have seen more than 35 million visitors.

The collateral includes the borrowers’ condominium interest in several floors across three interconnected buildings (30 Rockefeller Plaza, 1250 Avenue Of The Americas, and the Studio building), including the subbasement, concourse, exterior patio, street level, mezzanine level, mechanical space on floor 2, 19, 20, 22-45, 48-50, 54-69 and the roof, and excluding floors 2 (with the exception of select mechanical space) 3-18, 21, 46- 47 and 51-53. This

A-3-49

Various – Various	Loan #6	Cut-off Date Balance:	$60,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		UW NCF DSCR:	3.17x
		UW NOI Debt Yield:	18.2%

condominium interest totals 54 condominium units, and an approximately 53.1% undivided interest in the common elements, and has the right to appoint three of the five condominium board members. The balance of the condominium units are owned by an NBC-affiliated entity (NBCUniversal Atlas LLC, a Delaware limited liability company) and leased (or sub-leased) to NBC.

The following table presents certain information for the Rockefeller Center Properties:

Rockefeller Center Properties Summary
Property	Year Built	Property Type/Sub Type	Allocated Loan Amount	Size(1)	Occ.(1)	Top Tenant(1)	% SF	UW NOI	% UW NOI	Appraised Value(2)
30 Rockefeller Plaza(3)(4)	1932	Mixed Use/ Office/Retail	$25,698,857	1,627,738	89.9%	Deloitte LLP	31.1%	$162,927,882	45.4%	$2,602,679,711
45 Rockefeller Plaza	1934	Mixed Use/ Office/Retail	$8,458,286	1,299,726	91.4%	Baker & Hostetler LLP	11.8%	$54,313,260	15.1%	$860,000,000
10 Rockefeller Plaza(5)	1939	Mixed Use/ Office/Retail	$4,584,000	481,299	100.0%	Christie's	54.0%	$22,308,605	6.2%	$466,000,000
1230 Avenue Of The Americas	1939	Office/CBD	$4,476,000	739,920	99.5%	Simon & Schuster, Inc.	40.6%	$30,639,067	8.5%	$455,000,000
50 Rockefeller Plaza	1938	Mixed Use/ Office/Retail	$3,245,143	508,677	95.1%	Katten Muchin Rosenman LLP	28.3%	$21,715,563	6.0%	$330,000,000
1 Rockefeller Plaza	1936	Office/ CBD	$2,410,286	613,308	91.5%	Atalaya Capital Management LP	4.2%	$13,970,917	3.9%	$245,000,000
600 Fifth Avenue	1952	Mixed Use/ Office/Retail	$2,360,571	436,788	90.0%	Lazard Group LLC	19.3%	$14,557,163	4.1%	$240,000,000
620 Fifth Avenue(6)	1936	Mixed Use/ Office/Retail	$2,213,143	124,152	99.2%	NBC	40.7%	$8,856,480	2.5%	$225,000,000
610 Fifth Avenue	1932	Mixed Use/ Office/Retail	$1,818,857	134,265	89.8%	Catterton Latin America Management L.L.C.	13.6%	$10,060,108	2.8%	$185,000,000
1270 Avenue Of The Americas	1931	Office/CBD	$1,494,857	521,518	77.4%	1270 Office Suites LLC	7.1%	$8,823,398	2.5%	$152,000,000
30 Rock Condos(7)	1932	Office/CBD	$984,000	NAP	NAP	NAP	NAP	NAV	NAV	$100,000,000
The Little Nell(5)	1939	Hospitality/ Full Service	$984,000	160,019	100.0%	Little Nell Big Apple	100.0%	NAV	NAV	$100,000,000
Radio City Music Hall(8)	1932	Other/ Theater	$805,714	548,250	100.0%	Radio City Productions LLC	100.0%	$8,107,253	2.3%	$82,000,000
1240 Avenue Of The Americas	1890	Retail/ Anchored	$262,286	5,761	100.0%	Rock Center Townhouse F & B, LLC	63.4%	$1,571,077	0.4%	$26,606,122
1258 Avenue Of The Americas	1933	Retail/ Single Tenant	$204,000	6,049	100.0%	Warby Parker Retail Inc	100.0%	$1,228,165	0.3%	$20,714,166
Total / Wtd. Avg.			$60,000,000	7,207,470	92.6%			$359,078,938		$6,100,000,000

(1)	Based on the underwritten rent roll dated July 1, 2024.
(2)	The individual Rockefeller Center Properties have a combined appraised value of $6,090,000,000, which was rounded to $6,100,000,000 by the appraiser for the portfolio value.
(3)	The borrower sponsors own approximately 56% of 30 Rockefeller Plaza represented by its condominium interests. NBC is a tenant in the portion of 30 Rockefeller Plaza that will serve as collateral for the Rockefeller Center Whole Loan and also owns the remaining portion of the condominium units at 30 Rockefeller Plaza (which are not a part of the collateral). All figures referencing 30 Rockefeller Plaza in this term sheet are to the collateral for the Rockefeller Center Whole Loan.
(4)	30 Rockefeller Plaza includes the following tourist attractions: Top of the Rock Observation Deck, including The Beam and Skylift (17.0% of UW NOI), The Rink at Rockefeller Center (2.1% of UW NOI) and Rainbow Room (0.6% of UW NOI). Top of the Rock Observation Deck (including The Beam and Skylift) is a three-level indoor and outdoor space at 30 Rockefeller Plaza, occupying floors 67, 69 and 70. The Rink at Rockefeller Center is an ice-skating rink located at the base of 30 Rockefeller Plaza in the middle of the Rockefeller Center campus. The ice-skating rink is seasonal, typically open from October to March. Rainbow Room is a premier private event space for corporate receptions, galas, weddings, celebrations and other special events.
(5)	With respect The Little Nell, the borrower sponsors have entered in a 99-year lease with respect to the 7th through 17th floors (160,019 SF) of 10 Rockefeller Plaza (which were previously utilized as office space) with Little Nell Big Apple, to convert such floors to hotel use. Little Nell Big Apple is currently under a free rent period and the rent on the hotel lease will commence on the earlier of (i) the hotel opening date or (ii) March 1, 2026. All tenant and financial information related to The Little Nell is included in the 10 Rockefeller Plaza property information.
(6)	620 Fifth Avenue includes RC Venues (0.5% of UW NOI), which is comprised of an indoor loft and outdoor garden with a reflection pool that offers views of historic Saint Patrick’s Cathedral and all of Rockefeller Center.
(7)	All tenant and financial information related to the 30 Rock Condos property is included in the 30 Rockefeller Plaza property information.
(8)	Radio City Music Hall is the largest indoor theatre in the world, well-known for the annual Radio City Christmas Spectacular featuring the Rockettes. Radio City Music Hall is a designated landmark by the New York City Landmarks Preservation Commission. In 2021, Radio City renewed its lease for 15 years starting in 2023. Radio City Music Hall is operated by Madison Square Garden Entertainment Corp.

A-3-50

Various – Various	Loan #6	Cut-off Date Balance:	$60,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		UW NCF DSCR:	3.17x
		UW NOI Debt Yield:	18.2%

Major Tenants.

Deloitte LLP (506,091 SF, 7.0% of NRA, 8.7% of underwritten base rent). Deloitte LLP (“Deloitte”) is a provider of audit and assurance, tax and legal, consulting, financial advisory, and risk advisory services across more than 150 countries and territories. Deloitte has been a tenant at 30 Rockefeller Plaza since 2011, and currently leases 506,091 SF across 14 floors in three contiguous blocks. Deloitte’s lease has a current expiration of September 30, 2028, with two five-year or one ten-year renewal options remaining and no termination options. Based on the underwritten rent roll dated July 1, 2024, Deloitte pays a base rent of $83.65 PSF, which is inclusive of rent steps through September 2025.

Lazard Group LLC (444,100 SF, 6.2% of NRA, 8.0% of underwritten base rent). Founded in 1848, Lazard Group LLC (“Lazard”) is a financial advisory and asset management firm, with operations in North America, South America, Europe, the Middle East, Asia, and Australia. Lazard provides advice on mergers and acquisitions, capital markets and capital solutions, restructuring and liability management, geopolitics, and other strategic matters, as well as asset management and investment solutions to institutions, corporations, governments, partnerships, family offices, and high-net-worth individuals. Lazard leases space at four properties: 30 Rockefeller Plaza (324,180 SF), 30 Rock Condos (35,103 SF), 600 Fifth Avenue (84,335 SF) and 50 Rockefeller Plaza (482 SF). Lazard’s lease has a current expiration of October 31, 2033, with two five-year or one ten-year renewal options remaining and no termination options. Based on the underwritten rent roll dated July 1, 2024, Lazard pays an annual base rent of $86.85 PSF, which represents straight lined rent through the end of the loan term.

Christie's (373,212 SF, 5.2% of NRA, 5.6% of underwritten base rent). Founded in 1766, Christie's is an art and luxury business with a physical presence in 46 countries throughout the Americas, Europe, Middle East, and Asia-Pacific, and flagship international sales hubs in New York, London, Hong Kong, Paris and Geneva. Christie’s network of specialists offers its clients a full portfolio of global services, including art appraisal, art financing, international real estate and education. Christie’s auctions span more than 80 art and luxury categories, at price points ranging from $500 to over $100 million. Christie’s leases both office (144,475 SF) and retail (228,737 SF) space at two properties: 10 Rockefeller Plaza (259,712 SF) and 1230 Avenue Of The Americas (113,500 SF). Christie’s lease has a current expiration of March 31, 2050, with two ten-year renewal options remaining and no termination options. Based on the underwritten rent roll dated July 1, 2024, Christie's pays an annual base rent of $72.34 PSF, which is inclusive of rent steps through September 2025.

The following table presents sales information for certain retail tenants at the Rockefeller Center Properties:

Tenant Sales(1)
Tenant Name	Building	2019(2)	2020(2)	2021(2)	2022(2)	2023(2)	TTM July 2024	TTM July 2024 Sales PSF
Banana Republic	45 Rockefeller Plaza	$19,038,269	$4,123,230	$7,617,356	$11,959,817	$11,617,332	$13,196,192	$277
FAO ROC Holdings LLC (FAO Schwarz)	30 Rockefeller Plaza	$23,219,653	$4,770,887	$13,706,152	$24,081,707	$31,160,656	$34,775,747	$1,713
Urbn US Retail LLC (Anthropologie)	50 Rockefeller Plaza	$12,720,885	$2,439,595	$4,771,098	$8,278,731	$13,285,501	$13,537,050	$620
Grace Holmes, Inc. (J.Crew)	30 Rockefeller Plaza	$12,924,379	$4,655,393	$5,623,264	$9,499,137	$11,739,208	$11,994,154	$871
NES Merchandising, Inc. (Nintendo World)	10 Rockefeller Plaza	$19,636,952	$5,515,369	$14,530,156	$19,267,693	$21,423,658	$19,624,649	$1,523
Lego Brand Retail, Inc.	45 Rockefeller Plaza	$12,679,477	$3,872,609	$7,864,670	$17,953,695	$20,579,995	$22,066,095	$1,832
Alo, LLC	600 Fifth Avenue	$0	$0	$0	$4,565,333	$14,174,628	$16,293,409	$1,717
Del Frisco's Grille of New York LLC	50 Rockefeller Plaza	$12,138,089	$5,045,499	$8,578,896	$10,470,379	$10,712,434	$10,453,475	$2,226
Bill's Bar & Burger R.C., LLC	45 Rockefeller Plaza	$10,155,397	$2,046,318	$3,350,709	$8,821,509	$10,915,380	$11,197,691	$1,145
Limani 51, LLC	45 Rockefeller Plaza	$8,460,852	$2,602,482	$5,196,117	$8,429,001	$8,810,762	$8,009,770	$1,010

(1)	All sales and sales PSF information is based upon information provided by the borrower sponsors. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported by tenants, such information is not independently verified by the borrower sponsors.
(2)	Shown as of December 31 of each respective year.

A-3-51

Various – Various	Loan #6	Cut-off Date Balance:	$60,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		UW NCF DSCR:	3.17x
		UW NOI Debt Yield:	18.2%

The following table presents certain information relating to the tenancy at the Rockefeller Center Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Deloitte LLP	(3)	NR/NR/NR	506,091	7.0%	$42,333,317	8.7%	$83.65	9/30/2028	2 x 5 yr or 1 x 10 yr	N
Lazard Group LLC	(4)	BBB+/Baa3/BBB+	444,100	6.2%	$38,571,135	8.0%	$86.85	10/31/2033	2 x 5 yr or 1 x 10 yr	N
Christie’s	(5)	NR/NR/NR	373,212	5.2%	$26,996,815	5.6%	$72.34	3/31/2050	2 x 10 yr	N
JPMorgan Chase Bank, National Association	(6)	AA-/A1/A-	280,253	3.9%	$22,689,474	4.7%	$80.96	8/31/2037	1 x 5 yr	N
NBC	(7)	A-/A3/A-	194,277	2.7%	$21,173,609	4.4%	$108.99	Various	2 x 5 yr	N
Simon & Schuster, Inc.	1230 Avenue Of The Americas	NR/NR/NR	300,120	4.2%	$19,193,544	4.0%	$63.95	11/30/2034	1 x 5 yr	N
Radio City Productions LLC	(8)	NR/NR/NR	578,313	8.0%	$13,000,000	2.7%	$22.48	8/31/2038	1 x 10 yr	N
Baker & Hostetler LLP	45 Rockefeller Plaza	NR/NR/NR	153,592	2.1%	$11,442,604	2.4%	$74.50	2/28/2027	2 x 5 yr	N
Katten Muchin Rosenman LLP	50 Rockefeller Plaza	NR/NR/NR	143,899	2.0%	$11,850,620	2.4%	$82.35	7/31/2032	2 x 5 yr or 1 x 10 yr	N
Tishman Speyer Properties, L.P.	(9)	NR/NR/NR	128,917	1.8%	$11,140,513	2.3%	$86.42	Various	1 x 5 yr, 1 x 1 yr	N
Subtotal/Wtd. Avg.			3,102,774	43.0%	$218,391,631	45.1%	$70.39

Other Tenants			3,571,597	49.6%	$265,905,034	54.9%	$74.45
Subtotal/Wtd. Avg.			6,674,371	92.6%	$484,296,665	100.0%	$72.56
Vacant Space			533,099	7.4%
Total/Wtd. Avg.			7,207,470	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2024, inclusive of rent steps through September 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Deloitte LLP leases spaces across two properties: 30 Rockefeller Plaza and 30 Rock Condos.
(4)	Lazard Group LLC leases spaces across four properties: 30 Rockefeller Plaza, 30 Rock Condos, 50 Rockefeller Plaza and 600 Fifth Avenue.
(5)	Christie’s leases spaces across two properties (1230 Avenue Of The Americas and 10 Rockefeller Plaza). Christie’s recently signed an extension through 2050.
(6)	JPMorgan Chase Bank, National Association leases spaces across two properties (1230 Avenue Of The Americas and 10 Rockefeller Plaza).
(7)	NBC occupies space across seven properties (620 Fifth Avenue – 50,570 SF, 4/30/2031; 600 Fifth Avenue – 9,063 SF, 1/26/2031; 50 Rockefeller Plaza – 3,100 SF, 9/30/2030, 3,362 SF, 1/26/2031, 4,582 SF, 2/29/2032; 45 Rockefeller Plaza – 629 SF, 1/26/2031; 30 Rockefeller Plaza – 93,043 SF, 2024-2034; 10 Rockefeller Plaza – 25,808 SF, 12/31/2038; and 1 Rockefeller Plaza – 556 SF, 1/26/2031, 3,564 SF, 12/31/2040).
(8)	Radio City Productions LLC leases spaces across three properties (Radio City Music Hall, 50 Rockefeller Plaza and 1270 Avenue Of The Americas).
(9)	Tishman Speyer Properties, L.P. is one of the borrower sponsors and occupies space across three properties (50 Rockefeller Plaza – 1,367 SF, 3/31/2039; 45 Rockefeller Plaza – 118,967 SF, 3/31/2039; 1270 Avenue Of The Americas – 552 SF, 11/30/2024, 8,031 SF, 4/30/2025).

The following table presents certain information relating to the lease rollover schedule at the Rockefeller Center Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	53	154,190	2.1%	2.1%	$5,189,399	1.1%	1.1%	$33.66
2025	73	271,100	3.8%	5.9%	$20,746,563	4.3%	5.4%	$76.53
2026	66	218,472	3.0%	8.9%	$18,576,718	3.8%	9.2%	$85.03
2027	82	483,449	6.7%	15.6%	$47,431,002	9.8%	19.0%	$98.11
2028	94	747,567	10.4%	26.0%	$64,772,555	13.4%	32.4%	$86.64
2029(3)	55	166,944	2.3%	28.3%	$14,397,233	3.0%	35.3%	$86.24
2030	109	234,410	3.3%	31.6%	$18,307,244	3.8%	39.1%	$78.10
2031	40	209,922	2.9%	34.5%	$17,959,154	3.7%	42.8%	$85.55
2032	39	243,395	3.4%	37.9%	$18,635,896	3.8%	46.7%	$76.57
2033	59	734,522	10.2%	48.1%	$64,078,905	13.2%	59.9%	$87.24
2034	48	730,908	10.1%	58.2%	$56,204,188	11.6%	71.5%	$76.90
2035 & Thereafter	237	2,479,492	34.4%	92.6%	$137,997,807	28.5%	100.0%	$55.66
Vacant	0	533,099	7.4%	100.0%	$0	0.0%	0.0%	$0.00
Total/Wtd. Avg.	955	7,207,470	100.0%		$484,296,665	100.0%		$72.56(4)

(1)	Based on the underwritten rent roll dated July 1, 2024, inclusive of rent steps through September 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	The Rockefeller Center Whole Loan has a maturity date of November 9, 2029.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.
A-3-52

Various – Various	Loan #6	Cut-off Date Balance:	$60,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		UW NCF DSCR:	3.17x
		UW NOI Debt Yield:	18.2%

The Market. The Rockefeller Center Properties are located across six full blocks bounded by Fifth Avenue, Avenue of the Americas, West 48th and West 51st Streets, in proximity to several notable landmarks, including Grand Central Station, the Chrysler Building, the United Nations, St. Patrick’s Cathedral, the Empire State Building, the New York Public Library, Carnegie Hall, Bryant Park and Central Park. Other attractions in the area include the Museum of Modern Art and a variety of high-end retail stores. The Rockefeller Center Properties are situated within one block of multiple subway lines, 0.5 miles from Grand Central Terminal, and 0.4 miles from one of New York’s largest tourist destinations, Times Square. Due to the proximity to Grand Central Station, tenants, shoppers and visitors have access to the Metro-North Railroad, NJ Transit and the Long Island Railroad. The Rockefeller Center Properties provide direct access to the 47th-50th Street Subway Station (B, D, F and M trains) via the street and rink level and is within a 10-minute walk of Times Square Station (1, 2, 3, 7, A, C, E, N, Q, R, S and W trains) and Grand Central Terminal (4, 5, 6, 7 and S trains).

The Rockefeller Center Properties are located in New York City’s Plaza District office submarket. The Plaza District is generally bounded by 47th Street to the south and 65th Street to the north, from Avenue of the Americas to Park Avenue. The Plaza District office submarket is one of Manhattan’s largest submarket by SF, with a robust mix of financial, legal, and professional service tenants. Historically, the Plaza District office submarket has had the highest rents in Midtown Manhattan, with a direct asking rental rate for Class A space of $96.30 PSF, as of July 2024. The total submarket saw a 1.5% rental increase from 2022 to 2023, as compared to a 0.9% increase seen in the total New York City CBD.

The Rockefeller Center Properties are located in New York City’s Midtown Manhattan retail submarket, which includes a variety of department stores, boutiques, jewelers, furriers, art galleries, antique shops, rare collector shops, wine cellars and gourmet food shops. Occupants include Saks Fifth Avenue, Cartier, Tiffany & Co., Louis Vuitton, Gucci, Prada, Chanel, Christian Dior, Gianni Versace, Canada Goose, Oscar De La Renta and Burberry. Within the Midtown Manhattan retail submarket, retail tenants from 49th-60th Street along Fifth Avenue command the highest rents within the city. As of the second quarter of 2024, asking rents grew approximately 8% year-over-year from $590 PSF to $637 PSF, as availability decreased by nearly 43%.

Appraisal. The appraiser concluded to an “as-is” value for the Rockefeller Center Properties of $6,100,000,000 as of July 31, 2024. The individual Rockefeller Center Properties have a combined appraised value of $6,090,000,000, which was rounded to $6,100,000,000 by the appraiser for the portfolio value.

Environmental Matters. According to the Phase I environmental site assessment dated September 6, 2024, a recognized environmental condition was identified at the 10 Rockefeller Center property related to underground storage tanks (“USTs”) that were removed in 1990. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

According to the Phase I environmental site assessments dated September 6, 2024, there were no recognized environmental conditions identified at any of the other individual properties.

A-3-53

Various – Various	Loan #6	Cut-off Date Balance:	$60,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		UW NCF DSCR:	3.17x
		UW NOI Debt Yield:	18.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Rockefeller Center Properties:

Cash Flow Analysis
	2019	2020	2021	2022	2023	7/31/2024 TTM	UW	UW PSF
In-Place Rent(1)	$469,246,185	$456,301,805	$408,505,537	$409,801,259	$436,059,731	$449,007,744	$472,577,190	$65.57
Rent Steps(2)	$0	$0	$0	$0	$0	$0	$9,092,872	$1.26
SL Rent(3)	$0	$0	$0	$0	$0	$0	$2,626,603	$0.36
Gross-Up Vacant Rent	$0	$0	$0	$0	$0	$0	$38,290,058	$5.31
Net Rentable Income	$469,246,185	$456,301,805	$408,505,537	$409,801,259	$436,059,731	$449,007,744	$522,586,724	$72.51
Recoveries	$81,267,448	$67,159,607	$53,993,015	$52,381,284	$49,755,985	$42,823,716	$47,063,817	$6.53
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	$0	($41,578,749)	($5.77)
Observation Deck Income(4)	$87,810,972	$13,905,668	$20,758,855	$56,815,949	$63,377,324	$74,374,418	$102,230,616	$14.18
Other Income(5)	$91,715,321	$53,249,746	$76,009,185	$108,507,095	$130,503,958	$128,226,540	$115,760,212	$16.06
Effective Gross Income	$730,039,926	$590,616,826	$559,266,592	$627,505,587	$679,696,998	$694,432,418	$746,062,620	$103.51

Real Estate Taxes	$141,090,777	$145,843,480	$143,384,782	$135,797,910	$132,727,079	$132,809,056	$133,986,693	$18.59
Insurance	$7,287,699	$9,440,987	$10,964,123	$12,265,953	$12,529,642	$13,435,619	$15,091,435	$2.09
Other Expenses	$237,506,619	$200,063,967	$193,949,282	$222,771,709	$262,036,942	$242,599,218	$237,905,554	$33.01
Total Expenses	$385,885,095	$355,348,434	$348,298,187	$370,835,572	$407,293,663	$388,843,893	$386,983,682	$53.69

Net Operating Income	$344,154,831	$235,268,392	$210,968,405	$256,670,015	$272,403,335	$305,588,525	$359,078,938	$49.82
Replacement Reserves	$0	$0	$0	$0	$0	$0	$1,441,494	$0.20
TI/LC	$0	$0	$0	$0	$0	$0	$21,622,410	$3.00
Net Cash Flow	$344,154,831	$235,268,392	$210,968,405	$256,670,015	$272,403,335	$305,588,525	$336,015,034	$46.62

Occupancy (%)	94.0%	92.4%	89.4%	90.7%	90.7%	92.6%	92.7%(6)
NOI DSCR(7)	3.24x	2.22x	1.99x	2.42x	2.57x	2.88x	3.38x
NCF DSCR(7)	3.24x	2.22x	1.99x	2.42x	2.57x	2.88x	3.17x
NOI Debt Yield(7)	17.5%	12.0%	10.7%	13.0%	13.8%	15.5%	18.2%
NCF Debt Yield(7)	17.5%	12.0%	10.7%	13.0%	13.8%	15.5%	17.1%

(1)	UW In-Place Rent is based on the underwritten rent roll as of July 1, 2024.
(2)	UW Rent Steps were taken through September 2025.
(3)	UW SL Rent represents average rents for investment grade rated tenants through the lesser of the Rockefeller Center Whole Loan term or the lease term.
(4)	UW Observation Deck Income is calculated based on an estimated per capita spend of approximately $42 and 2.4 million annual visitors. The per capita spend is based on assumptions for average general admission ticket prices, average ticket prices and penetration rates for The Beam and Skylift attractions, and average spend on ancillary revenue sources including retail, photos and tours.
(5)	UW Other Income includes studio coworking and gather income (15.6%), parking income (4.2%), percentage rent income (8.5%), ice rink income (11.8%), Rainbow Room income (20.0%), cleaning company income (14.1%), RC Venues income (3.1%), plaza income (3.7%) and other miscellaneous income.
(6)	Based on the economic vacancy of 7.3%.
(7)	DSCRs and Debt Yields are based on the Rockefeller Center Senior Loan.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis during a Cash Trap Event Period (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments.

Insurance – On a monthly basis during a Cash Trap Event Period and if there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments.

Replacement Reserve – On a monthly basis during a Cash Trap Event Period, the borrowers are required to escrow $120,125 for replacement reserves, capped at $2,162,241.

TI/LC Reserve – On a monthly basis, the borrowers are required to make deposits of $1,801,868 into a TI/LC reserve account. If on any monthly payment date, provided no event of default exists, the amount of funds on deposit in the TI/LC reserve account equals or exceeds $85.00 per rentable square foot of the applicable lease sweep premises (the “Lease Sweep Cap”), the borrowers will no longer be obligated to deposit a monthly TI/LC reserve; provided that, in the event that the amount of funds on deposit in the TI/LC reserve account is less than the Lease Sweep Cap, the borrowers will again be required to make monthly TI/LC deposits until the Lease Sweep Cap has been achieved.

Specified Tenant Reserve – At origination, the borrowers deposited $246,794,668 into a Specified Tenant Reserve for outstanding landlord obligations of free rent, gap rent and leasing reserves for certain tenants.

A-3-54

Various – Various	Loan #6	Cut-off Date Balance:	$60,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		UW NCF DSCR:	3.17x
		UW NOI Debt Yield:	18.2%

Condominium Common Charges Reserve – On a monthly basis during a Cash Trap Event Period, the borrowers are required to escrow an amount equal to the monthly amount set forth in the annual budget and/or in any written notice received by borrowers from the condominium board for condominium common charges related to 30 Rockefeller Plaza and 10 Rockefeller Plaza.

Lockbox and Cash Management. The Rockefeller Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to establish at origination a deposit account (which, absent the continuation of a Cash Trap Event Period, may be a borrower operating account) for the benefit of the lender (in which the lender was granted a security interest and will have control pursuant to the deposit account control agreement) at a financial institution acceptable to the lender into which all tenants at the Rockefeller Center Properties are required to be instructed to directly deposit all rents and revenues. The borrowers may access and expend the funds in the deposit account in their sole discretion absent the continuation of a Cash Trap Event Period. On each business day during a Cash Trap Event Period, funds on deposit in the deposit account are required to be transferred to a cash management account established by the lender. Provided no event of default exists, funds on deposit in the cash management account are required to be used on each monthly payment date to fund debt service payments, escrow and reserve deposits and other payments due under the loan documents (including amounts required on account of a Lease Sweep Trigger (as defined below)), to pay operating expenses related to the Rockefeller Center Properties in accordance with an annual budget approved by the lender (subject to variances not to exceed 10% of the applicable budget line item or 5% of the budget in the aggregate), and any excess funds (“Excess Cash”) are required to be held in escrow as additional collateral for the Rockefeller Center Whole Loan. Notwithstanding the foregoing, until (x) an event of default has occurred and (y) the lender has commenced foreclosure proceedings or obtained a receiver, the lender is required to make cash flow from the Rockefeller Center Properties and Excess Cash available for the payment of real estate taxes and similar charges, insurance premiums, utilities, wages and benefits of employees and other budgeted non-discretionary operating expenses. Excess Cash held by the lender is required to be returned to the borrowers following the discontinuance of a Cash Trap Event Period (provided no other Cash Trap Event Period is then continuing).

A “Cash Trap Event Period” will commence upon the first to occur of (i) an event of default under the Rockefeller Center Whole Loan or an approved mezzanine loan, (ii) the debt yield falling below 7.75% on a trailing 12 month basis (tested quarterly), (iii) the debt service coverage ratio falling below 1.25x on a trailing 12 month basis (tested quarterly), or (iv) a Lease Sweep Trigger (as defined below), and continues until such time as (a) with respect to clause (i) above the cure or waiver of such event of default under the Rockefeller Center Whole Loan or such approved mezzanine loan, (b) with respect to clause (ii), the debt yield is at least 7.75% on a trailing 12 month basis (tested quarterly for one calendar quarter) or the borrowers deposit Cash Trap Event Cure Collateral, (c) with respect to clause (iii), the debt service coverage ratio is at least 1.25x on a trailing 12 month basis (tested quarterly for one calendar quarter) or the borrowers deposit Cash Trap Event Cure Collateral, and (d) with respect to clause (iv), a Lease Sweep Trigger Cure Event (as defined below) has occurred.

During a Cash Trap Event Period, the borrowers may post cash or an acceptable letter of credit or utilize Excess Cash in an amount necessary to achieve the applicable debt yield or debt service coverage ratio if drawn and hypothetically applied to reduce principal (“Cash Trap Event Cure Collateral”). Such cash or letter of credit is required to be released to the borrowers following the discontinuance of a Cash Trap Event Period.

A “Lease Sweep Trigger” will occur upon the first monthly payment date following the first to occur of (i) the date that is the earlier of (a) 12 months prior to the expiration of the applicable major lease, (b) the expiration date of the notice period to exercise any extension option contained within any such major lease, and (c) the date the subject Major Tenant (as defined below) gives notice, in accordance with the applicable major lease, of its intention not to extend the applicable major lease as to more than 50% of the total rentable square footage of the subject major lease, in each case (a), (b), and (c), unless the subject Major Tenant has given notice of renewal or extension of the applicable major lease in accordance with the terms thereof as to at least 50% of the applicable premises; provided, however, that no Lease Sweep Trigger will occur if the borrowers simultaneously or theretofore enters into one or more replacement leases in accordance with the loan documents covering at least 90% of the terminated space (or an equivalent amount of space elsewhere in the Rockefeller Center Properties); (ii) the date on which a Major Tenant terminates or gives a valid notice to terminate as to more than 50% of the total rentable square footage of the subject major lease and such termination is to occur within 12 months thereafter; provided, however, that no Lease Sweep Trigger will occur if the borrowers simultaneously or theretofore enters into one or more replacement leases in accordance with the loan documents covering at least 90% of the terminated space (or an equivalent amount of space elsewhere in the Rockefeller Center Properties); (iii) the date on which a Major Tenant goes dark (unless such Major Tenant or any replacement tenant is investment grade rated) as to more than 50% of its total rentable square footage; (iv) a monetary default or material non-monetary default by a Major Tenant under its lease taking into account any notice, grace or cure provisions with respect thereto, provided that a Major Tenant’s non-payment of rents up to $2,500,000 in the aggregate will not constitute a Lease Sweep Trigger if such non-payment is the result of a good faith dispute and the borrowers are pursuing an expeditious resolution of such dispute in a commercially reasonable manner and such dispute is resolved within 180 days; or (v) a Major Tenant or guarantor becomes subject to insolvency proceedings.

A “Major Tenant” means each tenant that (i) is an affiliate of a borrower (other than leases covering the offices of the manager (except to the extent that the same would constitute major leases pursuant to clause (ii) of this definition) and the operating leases), (ii) occupies more than 250,000 net rentable SF of space at the Rockefeller Center Properties, when aggregated with all the other leases with the same tenant and its affiliates, and assuming the exercise of all rights to lease additional space contained in such lease(s), or (iii) whose lease contains an option, offer, right of first refusal or other similar entitlement to purchase all or any portion of the Rockefeller Center Properties.

A “Lease Sweep Trigger Cure Event” will occur upon the earliest of, (a) with respect to clauses (i),(ii), (iii), (iv) and (v) of the definition of Lease Sweep Trigger, entry into one or more replacement leases in accordance with the loan documents covering at least 90% of the applicable square footage that was the subject of the Lease Sweep Trigger (or an equivalent amount of space elsewhere in the Rockefeller Center Properties); (b) with respect to clause (iii) of the definition of Lease Sweep Trigger, the date on which the Major Tenant re-occupies at least 50% of its total rentable square footage for a period of not less than three months, (c) with respect to clause (iv) of the definition of Lease Sweep Trigger, the date on which the event of default has been cured; or (d) with respect to clause (v) of the definition of Lease Sweep Trigger, the Major Tenant or guarantor insolvency proceedings have terminated and the major lease or the applicable guaranty has been affirmed, assumed or assigned in a manner reasonably satisfactory to lender. The amount of excess cash flow collected during a Cash Trap Event Period for a Lease Sweep Trigger and moved to the TI/LC reserve account will be capped at $85 per square foot of affected space (and upon first achieving the same, the applicable Cash Trap Event Period will cease, assuming no other Cash Trap Event Period is continuing).

Additional Secured Indebtedness (not including trade debts).  The Rockefeller Center Properties also secure the Rockefeller Center Subordinate Companion Loan, which has a Cut-off Date principal balance of $1,531,500,000. The Rockefeller Center Subordinate Companion Loan is coterminous with the Rockefeller Center Senior Loan and accrues interest at a rate of 7.29912823832844% per annum. The Rockefeller Center Senior Loan is senior

A-3-55

Various – Various	Loan #6	Cut-off Date Balance:	$60,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		UW NCF DSCR:	3.17x
		UW NOI Debt Yield:	18.2%

in right of payment to the Rockefeller Center Subordinate Companion Loan. The holders of the Rockefeller Center Senior Loan and the Rockefeller Center Subordinate Companion Loan have entered into a co-lender agreement, which sets forth the allocation of collections on the Rockefeller Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Rockefeller Center Pari Passu-A/B Whole Loan” in the prospectus.

Subordinate Note Summary
	Original Principal Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio
Rockefeller Center Senior Loan	$1,968,500,000	5.39209%	60	0	60	3.17x	18.2%	32.3%
Rockefeller Center Subordinate Companion Loan	$1,531,500,000	7.29912823832844%	60	0	60	1.54x	10.3%	57.4%
Total/Weighted Average:	$3,500,000,000	6.22655544628571%

Permitted Mezzanine Loan. The borrowers have a right to obtain mezzanine financing from an approved mezzanine lender upon the satisfaction of certain conditions set forth in the loan documents. Such mezzanine financing may not exceed the lesser of $175,000,000 and such amount which, when added to the principal balance of the Rockefeller Center Whole Loan will result in (a) a combined loan-to-value ratio of no more 57.38%, (b) a combined debt service coverage ratio of not less than 1.34x and (c) a combined debt yield of not less than 9.03%.

Release of Property. Provided no event of default exists, the borrowers will have the right at any time after the lockout period to obtain a partial release of one or more individual properties (including the condominium unit(s) comprising the hotel property if the borrowers have completed a new condominium conversion of 10 Rockefeller Plaza) and the release of the applicable individual borrower’s obligations under the loan documents with respect to such released property, upon the satisfaction of each of the conditions set forth in the loan agreement, including (i) (a) if the release occurs prior to the payment date in May 2029, the borrowers partially defease the Rockefeller Center Whole Loan or (b) thereafter, the borrowers prepay the Rockefeller Center Whole Loan, in each case in an amount equal to 110% (or 120% with respect to 30 Rockefeller Plaza, excluding the 30 Rockefeller Center condo floors, and 45 Rockefeller Plaza) of the allocated loan amount for the applicable individual property, (ii) as of the date of consummation of the partial release, after giving effect to the release of the released property or hotel released property and the partial defeasance or prepayment of the Rockefeller Center Whole Loan, the debt yield with respect to the remaining properties must be equal to or greater than the debt yield immediately preceding such partial release, (iii) as of the date of consummation of the partial release, after giving effect to the release of the released property or hotel released property and the partial defeasance or prepayment of the Rockefeller Center Whole Loan, the debt service coverage ratio with respect to the remaining properties must be equal to or greater than the debt service coverage ratio immediately preceding such partial release, and (iv) satisfaction of the applicable REMIC requirements.

Terrorism Insurance.  The borrowers are required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism (provided that if TRIPRA or a similar statute is not in effect, the borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the premium then payable in respect of the property and business interruption coverages). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-56

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$59,000,000
4500 MacArthur Boulevard	Renaissance Newport Beach	Cut-off Date LTV:	49.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

A-3-57

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$59,000,000
4500 MacArthur Boulevard	Renaissance Newport Beach	Cut-off Date LTV:	49.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

Renaissance Newport Beach
4500 MacArthur Boulevard
Newport Beach, CA 92660
SANTA ANA
Costa Mesa
Mesa Del Mar
East Side Costa Mesa
IRVINE
Woodbridge
University Park
Turtle Ridge
Newport Beach
Big Canyon
ORANGE COUNTY
Upper Newport Bay
Upper Newport Bay Ecological Preserve
John Wayne Orange County Airport
LAX 36 miles
Warner Ave.
Memorial Park
South Coast Global Medical Center
Segerstrom Ave.
Dyer Rd.
Bristol St.
Flower St.
Main St.
MacArthur Blvd.
Bristol Center
Segerstrom Center for the Arts
Segerstrom Stage
Sunflower Ave.
Metro Pointe at South Coast
South Coast Plaza
Experian
The MET
San Diego Fwy
Costa Mesa Fwy
Mazda North America
IRVINE BUSINESS COMPLEX
The Square
Crossroads
Westpark Plaza
Main St.
Jamboree Rd.
Red Hill Ave.
Baker St.
Pacific College
Lyon Air Museum
Ultimate Software
Jack & Shanaz Langson Institute & Museum of California Art
Western Digital
Michelson Dr.
Harvard Place Shopping Center
Yale Loop
San Diego Creek
Costa Mesa Speedway
Orange County Fairgrounds
UCI Health Susan Samueli Center
Santa Ana Country Club
Vanguard University
Campus Dr.
Koll Center Newport
Tower Semiconductor
Harvard Ave.
University Park Ctr.
Rancho San Joaquin Golf Course
University Dr.
William R. Mason Regional Park
Concordia University-Irvine
Strawberry Farms Golf Course
Newport Beach GC
Santa Ana Ave.
Irvine Ave.
Newport Beach Vineyards & Winery
USAA Real Estate
Google
San Joaquin Transportation Corridor
Cicerone Field at Anteater Ballpark
University Center
Irvine Barclay Theatre
Anteater Stadium
UCI Student Center
Bren Events Center
Langson Library
Anteater Recreation Center
UNIVERSITY RESEARCH PARK
Cisco Systems
University of California - Irvine
Anteater Dr.
Culver Dr.
Turtle Rock Dr.
Bayview Park
Bonita Creek Park
Santiago Dr.
E. 19th St.
Eastbluff Village Ctr.
Eastbluff Dr.
Newport North Shopping Centre
Skyworks Solutions
Bonita Canyon Dr.
Irvine Farmers Market
Westcliff Plaza
Big Canyon Country Club
San Joaquin Hills Rd.
Pacific Life
Fashion Island
Irvine Company
Newport Beach Country Club
Coast Hwy.
San Miguel Dr.
San Joaquin Reservoir
405
55
73
1
SAN GABRIEL MTS
Burbank
Glendale
Pasadena
LOS ANGELES
Santa Monica
Pomona
Ontario
Chino
Rancho Cucamonga
Torrance
Fullerton
ANAHEIM
Corona
Orange
LONG BEACH
SANTA ANA
Huntington Beach
IRVINE
Pacific Ocean

A-3-58

Mortgage Loan No. 7 – Renaissance Newport Beach

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Newport Beach, CA 92660
Original Balance:	$59,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$59,000,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	6.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1985/2018
Borrower Sponsor:	WJ Irvine LLC			Size:	444 Rooms
Guarantor:	WJ Irvine LLC			Cut-off Date Balance Per Room:	$132,883
Mortgage Rate:	6.8650%			Maturity Date Balance Per Room:	$132,883
Note Date:	11/8/2024			Property Manager:	Pyramid Newport Beach Management L.P.

Maturity Date:	12/1/2029			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$10,115,413
Amortization Term:	0 months			UW NCF:	$8,352,713
IO Period:	60 months			UW NOI Debt Yield:	17.1%
Seasoning:	0 months			UW NCF Debt Yield:	14.2%
Prepayment Provisions:	L(24),D(29),O(7)			UW NOI Debt Yield at Maturity:	17.1%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	2.03x
Additional Debt Type:	NAP			Most Recent NOI:	$9,772,250 (9/30/2024 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$9,359,424 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$8,326,815 (12/31/2022)
				Most Recent Occupancy:	74.8% (9/30/2024)
Reserves(1)				2nd Most Recent Occupancy:	73.4% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	69.0% (12/31/2022)
RE Taxes:	$260,617	$130,309	NAP	Appraised Value (as of):	$119,200,000 (9/13/2024)
Insurance:	$150,471	$15,047	NAP	Appraised Value Per Room:	$268,468
FF&E Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio:	49.5%
PIP Reserve:	$0	(1)	NAP	Maturity Date LTV Ratio:	49.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$59,000,000	99.9%	Loan Payoff:	$55,928,541	94.7%
Borrower Sponsor Equity:	$62,504	0.1%	Closing Costs:	$2,722,874	4.6%
			Upfront Reserves:	$411,088	0.7%
Total Sources:	$59,062,504	100.0%	Total Uses:	$59,062,504	100.0%

(1)	See “Escrows and Reserves” section below for further discussion.

The Mortgage Loan. The seventh largest mortgage loan (the “Renaissance Newport Beach Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $59,000,000 and secured by a first mortgage encumbering the fee interest in a 444-room full-service hotel located in Newport Beach, California (the “Renaissance Newport Beach Property”).

The Borrower and the Borrower Sponsor. The borrower is WJ Newport LLC, a single-purpose, Delaware limited liability company with two independent directors. The non-recourse carveout guarantor and borrower sponsor of the Renaissance Newport Beach Mortgage Loan is WJ Irvine LLC.

WJ Irvine LLC is 99.9% owned by Wenjiang Yang. Mr. Yang is a citizen and resident of Hong Kong and the founder of Guangzhou Yuyin Technology Co. The firm manufactures and distributes ATMs and ATM-related software in China. The firm went public in China in 2007 as Guangzhou Kingteller Technology, and Mr. Yang holds approximately 16% of the company's total shares. In addition to his business holdings and the Renaissance Newport Beach Property, Mr. Yang owns three commercial and residential properties in China with an aggregate market value of approximately $120.4 million.

The Property. The Renaissance Newport Beach Property is a 444-room full-service hotel located in Newport Beach, California. The improvements are located on a 7.33-acre site and are comprised of a ten-story tower that totals approximately 347,106 SF of gross building area. The Renaissance Newport Beach Property provides 479 parking spaces (1.08 spaces per room), which includes both surface and garage spaces.

The Renaissance Newport Beach Property has operated under several prominent flag affiliations over the past 40 years. The borrower sponsor acquired the Renaissance Newport Beach Property in February of 2017 for approximately $125 million, when it operated as The Fairmont Hotel Newport Beach. After acquisition, the borrower sponsor commenced a comprehensive Property Improvement Plan (“PIP”) to convert and renovate the hotel to Marriott International, Inc.'s (“Marriot”) latest Renaissance brand standard. The renovation totaled $25.02 million and improved all aspects of the Renaissance Newport Beach Property, including a renovation of the guestrooms, guest bathrooms, lobby, restaurant, bar, corridors, meeting space, recreation facilities and all guest common areas. Following the completion of the guestroom and common area renovations, the hotel opened as the Renaissance Newport Beach in October of 2018 and became formally managed by Marriott.

A-3-59

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$59,000,000
4500 MacArthur Boulevard	Renaissance Newport Beach	Cut-off Date LTV:	49.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

In 2020, the borrower sponsor and Marriott entered into a 29-year franchise agreement expiring December 31, 2049. As part of the new franchise agreement, the borrower sponsor completed a $1.2 million PIP, which included HVAC upgrades, sprinkler repairs and roof upgrades. The Renaissance Newport Beach Mortgage Loan will become full recourse to the borrower if the franchise agreement is terminated, surrendered or otherwise cancelled without the lender's prior written consent.

The guestroom mix at the Renaissance Newport Beach Property is comprised of 276 king rooms, 114 double/double rooms and 54 suites. Each of the guestrooms features a flat-screen television, desk with chair, dresser, nightstand and lounge chair. The majority of the suites have separate living areas with sofas, coffee tables and an entertainment center. Hotel amenities include restaurant and bar, rooftop pool, fitness center, business center, outdoor tennis courts, full-service spa with seven treatment rooms, and 33,441 SF of meeting space.

According to the appraisal, the property segmentation at the Renaissance Newport Beach Property is estimated at 80% transient and 20% meeting and group.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Renaissance Newport Beach Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Renaissance Newport Beach Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2021	49.9%	$159.64	$79.65	47.8%	$155.75	$74.49	95.9%	97.6%	93.5%
12/31/2022	66.6%	$194.13	$129.21	69.0%	$185.57	$127.95	103.6%	95.6%	99.0%
12/31/2023	69.3%	$199.97	$138.51	73.4%	$191.34	$140.41	105.9%	95.7%	101.4%
9/30/2024 TTM	68.7%	$201.42	$138.46	74.8%	$190.38	$142.32	108.7%	94.5%	102.8%

Source: Industry Report

(1)	The competitive set includes Hyatt Regency Newport Beach, Marriott Irvine, Avenue Of The Arts Costa Mesa, Newport Beach Marriott Bayview, Westin South Coast Plaza Costa Mesa, Hilton Orange County Costa Mesa, Hilton Irvine Orange County Airport, Sonesta Irvine and Hyatt Regency John Wayne Airport Newport Beach. The appraisal’s competitive set excludes Avenue Of The Arts Costa Mesa and Newport Beach Marriott Bayview.
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Renaissance Newport Beach Property are attributable in part to variances in reporting methodologies and/or timing differences.

The Market. The Renaissance Newport Beach Property is located in Newport Beach, California and is part of the Orange County market and the Greater Airport Area submarket. Newport Beach is located in the coastal center portion of Orange County, approximately 46 miles southeast of downtown Los Angeles, and approximately 90 miles northwest of San Diego. Newport Beach is generally bounded by Huntington Beach and Costa Mesa to the north, Irvine to the east, and Laguna Beach to the southeast. The Pacific Ocean bounds the city on the west, southwest and south.

The Renaissance Newport Beach Property is located immediately south of Orange County's John Wayne Airport and is surrounded by Class-A office development. There is approximately 9.1 million SF of office supply located within 0.75 miles of the Renaissance Newport Beach Property, which provides corporate demand. The majority of the Renaissance Newport Beach Property's top corporate accounts are affiliated with the airport or have offices within the immediate area, including Edwards Lifesciences Corporation (5,998 rooms), Delta Air Lines, Inc. (5,002 rooms), American Airlines Group Inc. (2,449 rooms), AbbVie Inc. (2,978 rooms) and University of California (1,697 rooms). The University of California, Irvine campus is located approximately two miles south of the Renaissance Newport Beach Property and is home to an estimated student enrollment of 37,350. The Renaissance Newport Beach Property is located in close proximity to leisure demand drivers in Orange County, including the beach communities of Newport Beach, Huntington Beach and Laguna Beach. Due to the proximity of I-405 and SR-73, both Disneyland and California Adventure are within approximately 25 minutes of the Renaissance Newport Beach Property.

The Renaissance Newport Beach Property is located in the Anaheim-Santa Ana-Irvine Metropolitan Division, which includes Orange County. Orange County has a 2022 estimated population of 3.2 million, making it the third most populous county in California and the sixth most populous county in the United States. The top employers in Orange County include Disney Resorts (32,000), University of California, Irvine (21,700), St. Joseph Health (14,000), Kaiser Permanente (8,178), Target Brands Inc. (6,300) and Walmart Inc. (6,200).

According to the appraisal, the estimated 2023 population within a one-, three-, and five-mile radius of the Renaissance Newport Beach Property was 7,528, 170,456 and 475,181, respectively. The 2023 average household income within the same radii was $137,195, $140,371 and $148,329, respectively.

A-3-60

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$59,000,000
4500 MacArthur Boulevard	Renaissance Newport Beach	Cut-off Date LTV:	49.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

The following table presents the primary competitive properties to the Renaissance Newport Beach Property:

Competitive Property Summary(1)
Property	Year Built/Renov.	Rooms	Transient	Meeting & Group	2023 Occupancy	2023 ADR	2023 RevPAR
Renaissance Newport Beach (subject)	1985/2018	444	80%	20%	73.4%	$191.34	$140.41
Marriott Irvine	1983	496	78%	22%	70% - 75%	$200 - $220	$120 - $140
Hilton Irvine Orange County Airport	1985	306	75%	25%	70% - 75%	$180 - $200	$40 - $60
Hyatt Regency Irvine	1985	516	75%	25%	25% - 30%	$140 - $160	$60 - $80
Sonesta Irvine	1986	339	74%	26%	45% - 50%	$160 - $180	$160 - $180
Westin South Coast Plaza Costa Mesa	1975	393	80%	20%	75% - 80%	$220 - $240	$120 - $140
Hilton Orange County Costa Mesa	1987	486	79%	21%	75% - 80%	$140 - $160	$80 - $100
Hyatt Regency John Wayne Airport Newport Beach	1974	343	85%	15%	50% - 55%	$180 - $200	$140 - $160
Subtotal/Average		3,323			65.3%	$187.29	$122.27

Source: Appraisal

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.

Appraisal. The appraiser concluded to an “as-is” value for the Renaissance Newport Beach Property of $119,200,000 as of September 13, 2024.

Environmental Matters. A Phase I environmental site assessment (“ESA”) dated September 25, 2024 identified a recognized environmental condition due to drycleaning operations formerly conducted at the Renaissance Newport Beach Property. In lieu of a Phase II subsurface investigation, the lender obtained an opinion of probable cost to complete additional evaluation and remediate potential contamination. The estimated maximum probable cost was $1,983,977. The borrower has obtained an environmental policy from SiriusPoint Specialty Insurance Corporation, which has a term of 8 years commencing on the loan origination date, a limit of $10,000,000 for each pollution condition and in the aggregate, and a $25,000 per claim self-insurance retention. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance at the Renaissance Newport Beach Property:

Cash Flow Analysis
	2021	2022	2023	9/30/2024 TTM	UW	UW per Room
Occupancy(1)	44.0%	69.0%	73.4%	74.8%	74.8%
ADR(1)	$155.75	$185.57	$191.34	$188.91	$188.91
RevPAR(1)	$68.50	$127.96	$140.41	$141.36	$141.36

Room Revenue	$11,046,599	$20,736,065	$22,754,588	$23,127,662	$23,064,472	$51,947
Food & Beverage Revenue	$2,929,294	$7,786,452	$7,782,924	$8,898,421	$8,898,421	$20,041
Other Income(2)	$1,563,259	$2,865,777	$3,097,565	$3,291,111	$3,291,111	$7,412
Total Revenue	$15,539,152	$31,388,294	$33,635,077	$35,317,194	$35,254,004	$79,401

Room Expense	$3,190,111	$5,369,436	$5,641,161	$5,761,664	$5,745,922	$12,941
Food & Beverage Expense	$1,985,124	$4,891,452	$4,859,007	$5,361,661	$5,361,661	$12,076
Other Income Expense	$653,059	$1,235,495	$1,288,672	$1,231,545	$1,231,545	$2,774
Real Estate Taxes	$1,498,958	$1,350,764	$1,458,883	$1,615,556	$1,624,550	$3,659
Insurance(3)	$499,475	$510,875	$548,593	$680,980	$246,848	$556
Other Expenses	$6,095,099	$9,703,457	$10,479,337	$10,893,538	$10,928,065	$24,613
Total Expenses	$13,921,826	$23,061,479	$24,275,653	$25,544,944	$25,138,591	$56,618

Net Operating Income	$1,617,326	$8,326,815	$9,359,424	$9,772,250	$10,115,413	$22,782
FF&E	$558,094	$1,255,635	$1,324,705	$1,668,774	$1,762,700	$3,970
Net Cash Flow	$1,059,232	$7,071,180	$8,034,719	$8,103,476	$8,352,713	$18,812

NOI DSCR	0.39x	2.03x	2.28x	2.38x	2.46x
NCF DSCR	0.26x	1.72x	1.96x	1.97x	2.03x
NOI Debt Yield	2.7%	14.1%	15.9%	16.6%	17.1%
NCF Debt Yield	1.8%	12.0%	13.6%	13.7%	14.2%

(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Renaissance Newport Beach Property are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	Other Income includes parking income, fee income, retail income, guest fees, laundry income and telephone income.
(3)	Historical insurance includes payments made by the borrower for earthquake insurance that were not required and not underwritten by the lender.
A-3-61

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$59,000,000
4500 MacArthur Boulevard	Renaissance Newport Beach	Cut-off Date LTV:	49.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $260,617 for real estate taxes and (ii) $150,471 for insurance premiums.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently is approximately $130,309.

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently is approximately $15,047.

FF&E Reserve – The FF&E reserves are held with the property manager pursuant to the property management agreement, and the borrower is therefore not required to make monthly deposits into the FF&E reserve. If at any time the FF&E reserve is not held with the property manager, the borrower will be required to deposit on each monthly payment date an amount equal to the greater of (i) the amount required under franchise agreement and (ii) 5% of operating income applicable to such month.

PIP Reserve – The borrower is required to deposit into the PIP reserve account (i) on each payment date prior to the deposit of the PIP Amount (as described below), an amount equal to the lesser of (x) all excess cash for the calendar month immediately preceding such payment date or (y) $175,000 (in either case, the “PIP Monthly Deposit”) and (ii) within 30 days after any PIP is imposed by the franchisor pursuant to the franchise agreement, an amount (the “PIP Amount”) that, together with (A) any PIP funds in the PIP reserve account and (B) any FF&E reserve funds in the FF&E reserve account, equals 100% of the sum required to pay for the PIP.

Lockbox and Cash Management. The Renaissance Newport Beach Mortgage Loan is structured with a soft lockbox and springing cash management. So long as Pyramid Newport Beach Management L.P. is managing the hotel, the borrower is required to deposit on a monthly basis all amounts due to the borrower under the property management agreement after payment of all operating costs. If a Cash Sweep Period (as defined below) is continuing, all funds in the lockbox account are required to be swept to a lender-controlled cash management account and applied, provided that no event of default is continuing under the Renaissance Newport Beach Mortgage Loan, to fund debt service, reserves and operating expenses, with all excess cash flow to be held as additional collateral for the Renaissance Newport Beach Mortgage Loan.

A “Cash Sweep Period” will commence upon the amortizing debt service coverage ratio falling below 1.25x on a trailing twelve-month basis (tested quarterly) and will expire upon (i) the amortizing debt service coverage ratio being at least 1.25x on a trailing twelve-month basis (tested quarterly) for two consecutive calendar quarters or (ii) the borrower making a Cash Sweep Cure Payment.

A “Cash Sweep Cure Payment” means delivery to the lender of cash amounts (if any) for deposit into the excess cash reserve account that, together with any excess cash reserve funds to be utilized as part of such Cash Sweep Cure Payment if requested by the borrower, is equal to the amount necessary to cause the amortizing debt service coverage ratio to be greater than or equal to 1.25x on a trailing twelve-month basis, calculated as if the amount of such Cash Sweep Cure Payment had been applied to the reduction of the principal balance of the Renaissance Newport Beach Mortgage Loan.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a six-month extended period of indemnity, in each case that cover perils and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-62

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$51,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

A-3-63

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$51,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

A-3-64

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$51,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

Bay Plaza Community Center
2100 Bartow Avenue
Bronx, NY 10475
Yonkers
Mount Vernon
WESTCHESTER COUNTY
New Rochelle
Pelham Manor
Pelham Country Club
Van Cortlandt Park
WOODLAND CEMETERY
Mosholu Golf Course
Montefiore Medical Center Wakefield Campus
Montefiore Medical Center Moses Campus
Williamsbridge
Williamsbridge Oval
Seton Falls Park
Co-Op City
The Mall at Bay Plaza
Pelham Bay and Split Rock Golf Courses
Pelham Bay Park
City Island
BRONX
Bronx Botanical Gardens
Fordham University
Jack Coffey Field
Bronx Zoo
Morris Park
NYC Health + Hospitals/ Jacobi
Montefiore Medical Center Hutchinson Campus
Yeshiva Univ. Jack & Pearl Campus
Mercy College - Bronx Campus
Jack D. Weiler Hosp.
Albert Einstein Coll. of Medicine
Calvary Hospital
Aileen B. Ryan Recreational Complex
The Fountain at Metropolitan Oval
G.W. Bridge 3 miles
Long Island Sound
Amazon
Throggs Neck Shopping Ctr.
Castle Hill
Ferry Point Park
Throgs Neck
SUNY Maritime College
East River
Throgs Neck Bridge
Whitestone Br.
New England Thruway
Hutchinson River Pkwy
Bronx River Pkwy
Bruckner Expwy
NYS Thruway
Mosholu Pkwy
METRO NORTH
E. 223rd St.
E 233rd St.
E. 222nd St.
E. Gun Hill Rd.
Gun Hill Rd.
Pelham Pkwy.
Morris Park Ave.
Tremont Ave.
Boston Rd.
Williamsbridge Rd.
Eastchester Rd.
Baychester Ave.
Nereid Ave.
Sandford Blvd.
S. Columbus Ave.
Pelhamdale Ave.
Weyman Ave.
Pelham Rd.
City Island Rd.
Jerome Ave.
Webster Ave.
Crotona Ave.
87
95
695
295
678
22
1
PATERSON
NEW JERSEY
NEWARK
JERSEY CITY
MANHATTAN
QUEENS
BROOKLYN
STATEN ISLAND
LONG ISLAND
Atlantic Ocean

A-3-65

Mortgage Loan No. 8 – Bay Plaza Community Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Bronx, NY 10475
Original Balance(1):	$51,000,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$51,000,000			Detailed Property Type:	Retail/Office
% of Initial Pool Balance:	5.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1988, 2013/2023
Borrower Sponsor:	Prestige Properties & Development			Size(3):	568,813 SF
Guarantors:	Sami Shalem and Irving Pergament			Cut-off Date Balance Per SF(1):	$492
Mortgage Rate:	6.1300%			Maturity Date Balance Per SF(1):	$492
Note Date:	9/17/2024			Property Manager:	Prestige Properties & Development
Maturity Date:	10/1/2029				Co., Inc. (borrower-related)
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(4):	$28,058,636
Seasoning:	2 months			UW NCF:	$26,795,419
Prepayment Provisions:	L(24),YM1(29),O(7)			UW NOI Debt Yield(1):	10.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	9.6%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	10.0%
Additional Debt Balance(1):	$229,000,000			UW NCF DSCR(1):	1.54x
Future Debt Permitted (Type):	Yes (Mezzanine)			Most Recent NOI(4):	$23,454,156 (6/30/2024 TTM)
				2nd Most Recent NOI:	$23,030,484 (12/31/2023)
				3rd Most Recent NOI:	$22,148,647 (12/31/2022)
Reserves(2)				Most Recent Occupancy:	89.7% (6/1/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	92.0% (12/31/2023)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	90.0% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$470,000,000 (7/25/2024)
Replacement Reserve:	$7,110	$7,110	$170,644	Appraised Value Per SF:	$826
TI/LC Reserve:	$1,000,000	Springing	$1,000,000	Cut-off Date LTV Ratio(1):	59.6%
Outstanding TI/LC:	$1,941,930	$0	NAP	Maturity Date LTV Ratio(1):	59.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$280,000,000	100.0%	Loan Payoff:	$265,439,060	94.8%
			Return of Equity:	$10,155,147	3.6%
			Upfront Reserves:	$2,949,040	1.1%
			Closing Costs:	$1,456,753	0.5%
Total Sources:	$280,000,000	100.0%	Total Uses:	$280,000,000	100.0%

(1)	The Bay Plaza Community Center Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $280,000,000. The information presented is based on the Bay Plaza Community Center Whole Loan (as defined below).
(2)	See “Escrows and Reserves” below for further discussion.
(3)	The Bay Plaza Community Center Property (as defined below) is a 568,813 SF mixed-use property with 384,769 SF of retail space and 184,044 SF of office space.
(4)	The increase in NOI from Most Recent to UW is primarily attributable to recent office leases executed by NYC – ACS (as defined below) and UFT (as defined below), and burn-off of associated free rent.

The Mortgage Loan. The eighth largest mortgage loan (the “Bay Plaza Community Center Mortgage Loan”) is part of a fixed rate whole loan evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $280,000,000 (the “Bay Plaza Community Center Whole Loan”). The Bay Plaza Community Center Whole Loan is secured by the borrower’s fee interest in a 568,813 SF mixed-use, retail/office property located in the Bronx, New York (the “Bay Plaza Community Center Property”). The Bay Plaza Community Center Mortgage Loan is evidenced by the non-controlling notes A-2-2 and A-4, with an outstanding principal balance as of the Cut-off Date of $51,000,000. The Bay Plaza Community Center Whole Loan was originated by JPMorgan Chase Bank, National Association (“JPMCB”) on September 17, 2024. The Bay Plaza Community Center Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR10 securitization trust. The relationship between the holders of the Bay Plaza Community Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-66

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$51,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

The table below summarizes the promissory notes that comprise the Bay Plaza Community Center Whole Loan.

Bay Plaza Community Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$83,000,000	$83,000,000	BANK5 2024-5YR10	Yes
A-2-1	$69,000,000	$69,000,000	WFCM 2024-5C2(1)	No
A-2-2	$11,000,000	$11,000,000	BANK5 2024-5YR12	No
A-3	$67,000,000	$67,000,000	BANK5 2024-5YR11(2)	No
A-4	$40,000,000	$40,000,000	BANK5 2024-5YR12	No
A-5	$10,000,000	$10,000,000	BANK5 2024-5YR11(2)	No
Whole Loan	$280,000,000	$280,000,000

(1)	The WFCM 2024-5C2 securitization transaction is expected to close on or about November 27, 2024.
(2)	The BANK5 2024-5YR11 securitization transaction is expected to close on or about November 20, 2024.

The Borrowers and the Borrower Sponsor. The borrower entities for the Bay Plaza Community Center Whole Loan are SP Center, LLC and BPCC Lease, LLC, each a New York limited liability company and single purpose entity with two independent directors. The non-recourse carveout guarantors are Sami Shalem and Irving Pergament, each an individual, who are the Chief Executive Officer and President, respectively, of the borrower sponsor, Prestige Properties & Development. Founded in 1984, Prestige Properties & Development is a real estate company specializing in the ownership, development and management of Class A retail and office properties.

The Property. Built in 1988 and renovated in 2023, the Bay Plaza Community Center Property is a 568,813 SF mixed-use property with 384,769 SF of retail space and 184,044 SF of office space located in the Baychester neighborhood of the Bronx. The Bay Plaza Community Center Property comprises a four-story retail and office building, a two-story multi-tenant retail building, a two-story single tenant building and two one-story outparcel retail buildings situated on a 29.42-acre parcel with 1,950 parking spaces. According to the appraisal, the Bay Plaza Community Center Property is part of the greater Bay Plaza retail complex, which comprises 2.0 million SF and is the prime retail destination in the Bronx. The Bay Plaza Community Center Property is bordered directly to the north by Co-op City, the largest single residential development in the United States, with 15,372 residential units across 35 high-rise buildings.

As of June 1, 2024, the Bay Plaza Community Center Property was approximately 89.7% occupied by a granular tenant base comprising 54 tenants, with no single tenant accounting for greater than 10.6% of underwritten base rent or 11.8% of net rentable area. As of June 1, 2024, the retail component was 97.6% occupied by 44 unique tenants, while the office component was 73.3% occupied by 11 unique tenants. The Bay Plaza Community Center Property has demonstrated consistent performance, maintaining an occupancy rate at or above 90.0% between 2019 and 2023. The Bay Plaza Community Center Property is anchored by Stop & Shop (10.2% of underwritten base rent), which has been a tenant since August 1996, and AMC (10.6% of underwritten base rent), which is the sole movie theater in the Bronx. The remaining tenancy is largely comprised of institutional quality national retail brands.

The office space at the Bay Plaza Community Center Property underwent significant renovations in 2023 in connection with the recent leasing and buildout of the New York City Administration for Children’s Services (“NYC – ACS”) and United Federation of Teachers (“UFT”) spaces. Both NYC – ACS and UFT executed long term leases expiring in 2044. The borrower sponsor invested approximately $13.7 million in the buildout of the spaces, including mechanical upgrades and base building improvements. The borrower sponsor invested a total of approximately $21.5 million in capital expenditures on the office space between 2022 and 2023.

Major Tenants.

Stop & Shop (Fitch/Moody’s/S&P: NR/Baa1/BBB+; 67,333 SF; 11.8% of NRA; 10.2% of underwritten base rent): Founded in 1914, Stop & Shop is a subsidiary for Koninklijke Ahold Delhaize N.V., which operates retail food stores and e-commerce primarily in the United States and Europe. Stop & Shop has over 50,000 associates across over 350 stores throughout Massachusetts, Connecticut, Rhode Island and New York. Stop & Shop has steadily increased sales at the Bay Plaza Community Center Property since 2018, increasing from $35,314,144 ($524.47 PSF) in 2018 to $51,839,003 ($769.89 PSF) in 2023. Stop & Shop is a long-standing retail tenant that has been at the Bay Plaza Community Center Property since 1996. Stop & Shop’s lease expires in October 2033, has two, five-year extension options remaining and no unilateral termination options.

AMC (55,700 SF; 9.8% of NRA; 10.6% of underwritten base rent): Founded in 1920 and headquartered in Leawood, Kansas, AMC is a theatrical exhibition company that has pioneered many of the industry’s innovations. As of December 31, 2023, the company owned, leased or operated 898 theatres and 10,059 screens in 11 countries, including 562 theaters with a total of 7,369 screens in the United States and 336 theaters with a total of 2,690 screens in European markets. AMC’s sales have largely recovered from post-COVID-19 pandemic lows, increasing from $6,837,927 ($525,994 per screen) in 2021 to $14,207,861 ($1,092,912 per screen) in 2023, nearly reaching pre-pandemic performance. The AMC location at the Bay Plaza Community Center Property is the sole movie theater in the borough of the Bronx, which the appraisal suggests will support future demand and subsequent sales growth. AMC is a long-standing retail tenant that has been at the Bay Plaza Community Center Property since 1989. AMC’s lease expires in June 2029, has three, five-year extension options remaining and no termination options.

United Federation of Teachers (“UFT”) (45,008 SF; 7.9% of NRA; 6.5% of underwritten base rent): The UFT is a labor union that is the sole bargaining agent for most of New York’s public schools. In total, the UFT represents nearly 200,000 members, including approximately 75,000 teachers, 25,000 classroom paraprofessionals and many other school-based employees, including secretaries, counselors and physical therapists. UFT has been an office tenant at the Bay Plaza Community Center Property since September 2023 and is under a long-term lease through July 2044. The borrower sponsor invested approximately $14.2 million in the buildout of the UFT and NYC – ACS spaces in 2023. UFT has two, 10-year extension options remaining and no termination options.

A-3-67

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$51,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

The following table presents certain information relating to the tenancy at the Bay Plaza Community Center Property:

Tenant Summary(1)
Tenant Name	Tenant Type	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Stores
Stop & Shop	Retail	NR/Baa1/BBB+	67,333	11.8%	$2,943,523	10.2%	$43.72	10/31/2033	2 x 5 yr	N
AMC	Retail	NR/NR/NR	55,700	9.8%	$3,060,158	10.6%	$54.94	6/30/2029	3 x 5 yr	N

Major Tenants
UFT	Office	NR/NR/NR	45,008	7.9%	$1,867,382	6.5%	$41.49	7/31/2044	2 x 10 yr	N
Raymour & Flanigan	Retail	NR/NR/NR	43,000	7.6%	$1,441,790	5.0%	$33.53	12/31/2029	1 x 5 yr	N
NYC - ACS	Office	AA/Aa2/AA	37,500	6.6%	$1,352,291	4.7%	$36.06	9/25/2044	1 x 5 yr	Y(3)
Bob's Furniture	Retail	NR/NR/NR	29,428	5.2%	$1,369,096	4.8%	$46.52	2/29/2028	1 x 5 yr	N
Montefiore Medical	Office	NR/NR/NR	27,600	4.9%	$1,163,074	4.0%	$42.14	12/31/2029	1 x 5 yr	N
DSW Shoes	Retail	NR/NR/NR	21,000	3.7%	$1,251,180	4.4%	$59.58	1/31/2034	1 x 5 yr	Y(4)
Dallas BBQ(5)	Retail	NR/NR/NR	13,106	2.3%	$862,410	3.0%	$65.80	7/31/2033	None	N
Adidas	Retail	NR/A3/A-	10,595	1.9%	$766,385	2.7%	$72.33	1/31/2033	1 x 5 yr	Y(6)
Subtotal/Wtd. Avg.			350,270	61.6%	$16,077,289	55.9%	$45.90

Remaining Occupied Retail			135,517	23.8%	$11,707,374	40.7%	$86.39
Remaining Occupied Office			22,467	3.9%	$969,849	3.4%	$43.17
Occupied Subtotal/Wtd. Avg.			508,254	89.4%	$28,754,513	100.0%	$56.58

Vacant Space			60,559	10.6%
Total/Wtd. Avg.			568,813	100.0%

(1)	Based on the underwritten rent roll dated as of June 1, 2024 inclusive of contractual rent steps through October 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Effective between March 26, 2034 and March 26, 2035 upon 360 days’ notice, NYC – ACS has a one-time right to terminate its lease upon payment of a termination fee in an amount equal to the unamortized portion of the sum of (i) the brokerage commission that the borrower paid NYC – ACS’s broker, (ii) the borrower’s contribution towards the buildout of NYC – ACS’s space, and (iii) $1,012,500.
(4)	DSW has the right to terminate its lease if at least one of Bob’s Furniture or Stop & Shop plus retailers having an aggregate of 65% of NRA of the Bay Plaza Community Center Property are not open for a continuous period of 18 months.
(5)	Dallas BBQ also pays percentage rent equal to the product of gross sales in excess of $8,000,000 multiplied by 6% which is excluded from Annual UW Rent PSF above.
(6)	Adidas has the right to terminate its lease if its gross sales between February 2027 and January 2028 do not exceed $4,000,000, provided it gives notice within 90 days of February 1, 2028.

The following table presents a summary of sales for certain tenants at the Bay Plaza Community Center Property:

Tenant Sales PSF
	SF	2018 Sales PSF	2019 Sales PSF	2021 Sales PSF	2022 Sales PSF	2023 Sales PSF	2023 Occupancy Cost(1)
Stop & Shop	67,333	$524.47	$516.12	$611.54	$687.19	$769.89	9.5%
AMC(2)	55,700	$1,342,379	$1,319,639	$525,994	$836,167	$1,092,912	28.5%
Raymour & Flanigan	43,000	$565.07	$549.31	$680.27	$560.29	$488.27	12.3%
Bob's Furniture	29,428	$760.79	$922.32	$731.40	$697.58	$632.41	10.6%
DSW Shoes	21,000	$266.41	$262.91	$321.47	$317.23	$257.45	30.0%
Dallas BBQ	13,106	$767.96	$762.19	$718.33	$763.52	$769.18	11.3%
Five Below	10,586	$473.69	$516.77	$462.03	$434.15	$454.77	17.0%

(1)	Occupancy Cost is calculated by dividing gross sales of each tenant by the sum of (i) its contractual rent based on the underwritten rent roll dated June 1, 2024 and (ii) its reimbursements based on the underwritten rent roll dated June 1, 2024.
(2)	Calculated based on a sales per screen (with 13 screens).

A-3-68

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$51,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

The following table presents certain information relating to the lease rollover schedule at the Bay Plaza Community Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	1	3,488	0.6%	0.6%	$285,863	1.0%	1.0%	$81.96
2025	3	7,597	1.3%	1.9%	$625,670	2.2%	3.2%	$82.36
2026	10	35,654	6.3%	8.2%	$2,622,557	9.1%	12.3%	$73.56
2027	3	11,708	2.1%	10.3%	$1,127,292	3.9%	16.2%	$96.28
2028	2	31,419	5.5%	15.8%	$1,533,354	5.3%	21.5%	$48.80
2029(3)	8	144,190	25.3%	41.1%	$7,388,890	25.7%	47.2%	$51.24
2030	4	20,637	3.6%	44.8%	$1,687,016	5.9%	53.1%	$81.75
2031	4	11,476	2.0%	46.8%	$858,933	3.0%	56.1%	$74.85
2032	2	3,565	0.6%	47.4%	$270,251	0.9%	57.0%	$75.81
2033	8	111,455	19.6%	67.0%	$6,059,411	21.1%	78.1%	$54.37
2034	4	30,192	5.3%	72.3%	$1,830,006	6.4%	84.5%	$60.61
2035 & Thereafter	5	96,873	17.0%	89.4%	$4,465,270	15.5%	100.0%	$46.09
Vacant	0	60,559	10.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	54	568,813	100.0%		$28,754,513	100.0%		$56.58(4)

(1)	Based on the underwritten rent roll dated June 1, 2024 inclusive of contractual rent steps through October 2025.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	The Bay Plaza Community Center Whole Loan has a maturity date of October 1, 2029.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The following table presents historical occupancy percentages at the Bay Plaza Community Center Property:

Historical Occupancy(1)
	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2023	6/1/2024(2)
Retail	98.0%	96.0%	91.0%	93.0%	99.0%	97.6%
Office	73.3%	77.5%	87.9%	83.7%	77.4%	73.3%
Overall	90.0%	90.0%	90.0%	90.0%	92.0%	89.7%

(1)	Includes tenants that have leases that have not yet commenced, but have executed leases.
(2)	Current occupancy is based on the underwritten rent roll dated as of June 1, 2024.

The Market. The Bay Plaza Community Center Property is located at the intersection of Hutchinson River Parkway and Bartow Avenue within the Baychester neighborhood of the Bronx. The Baychester neighborhood is bordered by the Eastchester neighborhood to the north, Williamsbridge neighborhood to the west, Pelham Gardens to the south and Hutchinson River to the east. The New England Thruway bifurcates the Baychester neighborhood and provides access into Queens through the Throggs Neck Bridge and arterial access into Manhattan and New Jersey.

Baychester is a residential, self-contained community. The streets are improved with mainly middle-income residential housing types, including multi-tenant rentals, cooperative apartments and condominium buildings. Located in the northern section of Baychester is Co-op City, the largest single residential development in the United States. Co-op City has 15,372 residential units across 35 high-rise buildings. Co-op City also features a school system, parking garages and shopping centers.

The Bay Plaza Community Center Property is located within the Bay Plaza retail complex, adjacent to the Mall at Bay Plaza. The retail complex contains a total of approximately two million SF of retail space and is the prime retail center in the Bronx. The Mall at Bay Plaza contains tenants including JCPenney, Macy’s, Victoria’s Secret, Hollister Co., Vans, Express, Charlotte Russe and H&M. According to a third party market data provider, the Bay Plaza retail complex receives more than 15 million visitors each year, with visitors spending an average of 84 minutes in the center with each visit. Additionally, according to a third party market data provider, the center contains several tenants which rank among the most visited chains in the State of New York, such as Chase Bank, Starbucks, Bank of America and Sephora.

Within a 0.5-, one- and three-mile radius of the Bay Plaza Community Center Property, the 2022 average household income was approximately $68,328, $76,059 and $77,983, respectively; and within the same radii, the 2022 population was 27,314, 59,931 and 499,018, respectively.

According to the appraisal, the Bay Plaza Community Center Property is situated within the Bronx shopping center market. As of the second quarter of 2024, the Bronx shopping center market reported total inventory of approximately 5.3 million SF with a 6.0% vacancy rate and average asking rents of $51.95 PSF. Additionally, the Bay Plaza Community Center Property is located within the Bronx office market. As of the second quarter of 2024, the Bronx office market reported total inventory of approximately 15.7 million SF with a 8.3% vacancy rate and average rents of $35.60 PSF.

A-3-69

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$51,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Bay Plaza Community Center Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF
Anchor – Stop & Shop	$45.00	15	10% every 60 months	$40.00
Anchor – AMC	$50.00	15	10% every 60 months	$40.00
Junior Anchor (>25,000 SF)	$55.00	10	10% every 60 months	$40.00
Junior Anchor (11,000 - 25,000 SF)	$60.00	10	10% every 60 months	$40.00
In-Line – Large (6,000 - 11,000 SF)	$65.00	10	10% every 60 months	$30.00
In-Line – Mid (3,000 - 6,000 SF)	$75.00	10	3% per annum	$30.00
In-Line – Small (<3,000 SF)	$85.00	10	3% per annum	$30.00
Outparcel – Bank	$125.00	10	3% per annum	$30.00
Office – Large (>30,000 SF)	$35.00	10	10% every 60 months	$120.00
Office – Mid (5,000 - 30,000 SF)	$40.00	10	3% per annum	$100.00
Office – Small (<5,000 SF)	$45.00	10	3% per annum	$100.00

The table below presents certain information relating to comparable retail centers pertaining to the Bay Plaza Community Center Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built / Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Bay Plaza Community Center Property
Bay Plaza Community Center	1988, 2013/2023	384,769(2)	97.6%(3)	AMC Theaters, Stop & Shop	NAP
The Mall at Bay Plaza	2014 / NAP	490,314	98.0%	JCPenney, Macy’s, Forever 21	0.3 Miles South
Bay Plaza Shopping Center	1988 / NAP	864,327	98.0%	Marshalls, PC Richards & Son, Staples, Ashley’s HomeStore	0.2 Miles South
Peartree Square	2003 / NAP	141,156	98.0%	Stop & Shop	1.1 Miles North
Gun Hill Commons	1986 / NAP	81,177	100.0%	ALDI, Planet Fitness	1.2 Miles Southwest
Post Road Plaza	1990 / 2009	257,143	85.0%	Fairway Market, Dave & Buster’s, 24 Hour Fitness, HomeGoods	2.2 Miles North
Throggs Neck Shopping Center	2013 / NAP	473,312	98.0%	Target, TJ Maxx	4.4 Miles South
Mount Vernon Shopping Center	2005 / NAP	290,852	83.0%	Target, TJ Maxx	4.5 Miles North
Bruckner Commons	1964 / 1989	369,301	89.0%	Target, Burlington, Leonardo Furniture	5.0 Miles Southwest
Bronx Terminal Market	2009 / NAP	918,537	97.0%	Target, BJ’s Wholesale Club, Home Depot	10.1 Miles Southwest
Weighted Average			95.0%(4)

(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of June 1, 2024.
(3)	Based on the retail occupancy at the Bay Plaza Community Center Property. Total occupancy inclusive of office SF is 89.7%.
(4)	Weighted Average excludes the Bay Plaza Community Center Property.

Appraisal. The appraiser concluded to an “as-is” value for the Bay Plaza Community Center Property of $470,000,000 as of July 25, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated July 31, 2024, there was no evidence of any recognized environmental conditions at the Bay Plaza Community Center Property.

A-3-70

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$51,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Bay Plaza Community Center Property:

Cash Flow Analysis
	2022	2023	6/30/2024TTM	UW	UW PSF
Rents In Place(1)	$24,211,177	$24,010,544	$24,260,443	$28,754,513	$50.55
Vacant Income	$0	$0	$0	$2,628,762	$4.62
Gross Potential Rent	$24,211,177	$24,010,544	$24,260,443	$31,383,275	$55.17
Reimbursements	$6,657,426	$7,326,455	$7,582,157	$11,541,016	$20.29
Percentage Rent	$214,844	$425,964	$254,540	$298,449	$0.52
Other Rental Storage	$268,434	$425,117	$56,524	$250,025	$0.44
Net Rental Income	$31,351,881	$32,188,080	$32,153,664	$43,472,765	$76.43
Less Vacancy	$0	$0	$0	($3,641,416)	($6.40)
Effective Gross Income	$31,351,881	$32,188,080	$32,153,664	$39,831,349	$70.03

Real Estate Taxes(2)	$2,423,583	$2,578,213	$2,709,774	$4,447,961	$7.82
Insurance	$634,343	$730,780	$753,822	$565,042	$0.99
Management Fee	$471,380	$529,838	$523,245	$1,000,000	$1.76
Other Expenses	$5,673,928	$5,318,765	$4,712,667	$5,759,710	$10.13
Total Expenses	$9,203,234	$9,157,596	$8,699,508	$11,772,713	$20.70

Net Operating Income	$22,148,647	$23,030,484	$23,454,156	$28,058,636	$49.33
Capital Expenditure Reserve(3)	$0	$0	$0	($100,000)	($0.18)
TI/LC	$0	$0	$0	$1,277,896	$2.25
Replacement Reserves	$0	$0	$0	$85,322	$0.15
Net Cash Flow(4)	$22,148,647	$23,030,484	$23,454,156	$26,795,419	$47.11

Occupancy (%)	90.0%	92.0%	89.7%(5)	91.6%(5)
NOI DSCR(6)	1.27x	1.32x	1.35x	1.61x
NCF DSCR(6)	1.27x	1.32x	1.35x	1.54x
NOI Debt Yield(6)	7.9%	8.2%	8.4%	10.0%
NCF Debt Yield(6)	7.9%	8.2%	8.4%	9.6%

(1)	UW Rents in Place are based on the underwritten rent roll dated June 1, 2024 inclusive of contractual rent steps through October 2025.
(2)	The increase in Real Estate Taxes from TTM 6/30/2024 to UW is primarily attributable to the burn-off abatements associated with ICAP and ICIP programs. Nearly all tenants are subject to NNN leases under which they are required to be reimbursed for their share of real estate taxes.
(3)	UW Capital Expenditure Reserve represents a credit against anticipated TI/LCs during the term of the term of the loan for the $1,000,000 reserved at loan origination.
(4)	The increase in Net Cash Flow from TTM 6/30/2024 to UW is primarily attributable to recent office leases executed by NYC – ACS and UFT, and the burn-off of their associated free rent.
(5)	The underwritten economic vacancy is 8.4%. The Bay Plaza Community Center Property was 89.7% leased as of June 1, 2024.
(6)	DSCRs and Debt Yields are based on the Bay Plaza Community Center Whole Loan.

Escrows and Reserves.

At loan origination, the borrowers were required to deposit into escrow (i) approximately $7,110 for replacement reserves, (ii) $1,000,000 for rollover reserves and (iii) $1,941,930 for outstanding tenant improvements and free rent.

Real Estate Taxes – On a monthly basis during the continuance of a Cash Sweep Event Period (as defined below) or at any time taxes are not paid by the borrowers prior to the assessment of any penalty, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance – During the continuance of an event of default or if the Bay Plaza Community Center Property is not insured under an acceptable blanket policy, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserve – The borrowers are required to escrow approximately $7,110 on a monthly basis for replacements and repairs to be made at the Bay Plaza Community Center Property, subject to a cap of approximately $170,644.

Rollover Reserve – The borrowers are required to escrow approximately $47,401 on a monthly basis for ongoing rollover reserves, subject to a cap of $1,000,000.

Lease Sweep Reserve – During a Lease Sweep Period (as defined below), all excess cash flow is deposited into the cash management account.

A-3-71

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$51,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

Lockbox and Cash Management. The Bay Plaza Community Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. During the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds to be (i) deposited into an excess cash flow reserve account held by the lender as cash collateral for the Bay Plaza Community Center Whole Loan, or (ii) if no Cash Sweep Event Period is continuing, disbursed to the borrowers.

A “Cash Sweep Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrowers or property manager, (iii) the debt service coverage ratio based on the trailing one calendar quarter is less than 1.15x or (iv) the commencement of a Lease Sweep Period (as defined below). A Cash Sweep Event Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender, (b) with respect to clause (ii) above, if the property manager is replaced within 60 days, (c) with respect to clause (iii) above, the debt service coverage ratio based on the trailing two calendar quarters is greater than or equal to 1.15x for two consecutive calendar quarters and (d) with respect to clause (iv) above, the Lease Sweep Period has ended; provided, however, that (A) no event of default or other Cash Sweep Event Period is continuing, (B) the borrowers have paid all of the lender’s reasonable expenses incurred in connection with the cure of the Cash Sweep Event Period, including reasonable attorney’s fees and expenses, (C) with respect to clause (ii) above, the borrowers may not cure a Cash Sweep Event Period more than a total of two times in the aggregate during the term of the Bay Plaza Community Center Whole Loan, and (D) in no event may the borrowers cure a Cash Sweep Event Period caused by a bankruptcy action of the borrowers.

A “Lease Sweep Period” (a) commences on the first payment date following the occurrence of (i) with respect to the AMC lease, the Raymour & Flanigan lease and any replacement lease (as described in the Bay Plaza Community Center Whole Loan documents) (each, a “Lease Sweep Lease”), the earlier to occur of (A) six months prior to stated expiration of the AMC lease or (B) six months prior to the stated expiration of the Raymour & Flanigan lease; (ii) the date any tenant under a Lease Sweep Lease discontinues business or gives notice that it intends to discontinue business; or (iii) the occurrence of an insolvency event or proceedings or a similar event with respect to a tenant or its direct or indirect parent company (the “Lease Sweep Tenant Party”) under the Lease Sweep Lease (each, a “Lease Sweep Tenant Party Insolvency Proceeding”); and (b) ends (i) in the case of clause (a)(i) above, upon the earlier of (x) the date that an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $25.00 (the “Lease Sweep Deposit Amount”) applicable to the applicable Lease Sweep Lease has been accumulated in the related reserve account (the “Lease Sweep Account”) or the borrowers make a deposit into the Lease Sweep Account in the amount of the Lease Sweep Deposit Amount or deliver a letter of credit in the amount of the Lease Sweep Deposit Amount and (y) the date on which (i) the entirety of the space under the applicable Lease Sweep Lease (the “Lease Sweep Space”) is leased pursuant to one or more qualified leases with a tenant acceptable to the lender, (ii) the entire Lease Sweep Space is tenanted and such tenants have taken occupancy, as more fully described in the Bay Plaza Community Center Whole Loan documents (the “Occupancy Conditions”) and (iii) the applicable tenant thereunder has delivered an estoppel reasonably acceptable to the lender; (ii) in the case of clause (a)(iii) above, either (A) the applicable Lease Sweep Tenant Party Insolvency Proceeding has terminated, and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (B) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender; (iii) in the case of clauses (a)(i) (a)(ii), and (a)(iii) above, the date on which the funds in the Lease Sweep Account collected with respect to the Lease Sweep Lease in question are equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Space, subject to certain conditions set forth in the Bay Plaza Community Center Whole Loan documents.

Permitted Mezzanine Loan. The borrowers have a one-time right to cause a new mezzanine borrower (the “New Mezzanine Borrower”) to incur additional indebtedness in the form of a mezzanine loan (the “New Mezzanine Loan”), subject to the satisfaction of certain conditions set forth in the related Bay Plaza Community Center Whole Loan documents, including, without limitation, the following: (a) the aggregate principal amount of the New Mezzanine Loan may in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate loan-to-value ratio not greater than the loan-to-value ratio on the loan origination date and (y) an aggregate debt service coverage ratio not less than the debt service coverage ratio on the loan origination date; (b) the collateral for the New Mezzanine Loan may include only pledges of the direct or indirect equity interests in each special purpose entity that is the member of a borrower; (c) the lender of the New Mezzanine Loan (the “New Mezzanine Lender”) must be a person approved by the lender under the Bay Plaza Community Center Whole Loan; and (d) the lender of the New Mezzanine Loan must enter into an intercreditor agreement on terms acceptable to such New Mezzanine Lender and the lender under the Bay Plaza Community Center Whole Loan in its sole discretion and obtain a rating agency confirmation with respect to such intercreditor agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the prospectus for additional information.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-72

Manufactured Housing	Loan #9	Cut-off Date Balance:	$50,000,000
Various	Sunbelt MHC Portfolio	Cut-off Date LTV:	50.4%
Various		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	9.3%

A-3-73

Manufactured Housing	Loan #9	Cut-off Date Balance:	$50,000,000
Various	Sunbelt MHC Portfolio	Cut-off Date LTV:	50.4%
Various		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	9.3%

Chico
Oroville
Grass Valley
Truckee
Sparks
Reno
Fernley
NEVADA
Carson City
Lake Tahoe
S. Lake Tahoe
Willits
Ukiah
Roseville
SACRAMENTO
Folsom
Elk Grove
Santa Rosa
Napa
Vacaville
Lodi
San Rafael
Stockton
SAN FRANCISCO
OAKLAND
Tracy
Modesto
SAN JOSE
Merced
SIERRA NEVADA MTS.
YOSEMITE NATIONAL PARK
CALIFORNIA
Santa Cruz
Los Banos
Fresno
Salinas
Monterey
Hanford
Visalia
Tulare
Porterville
Pacific Ocean
COAST RANGES
Paso Robles
San Luis Obispo
Bakersfield
DEATH VALLEY NATIONAL PARK
SEQUOIA NATIONAL PARK

Claremont
MAINE
Rochester
NEW HAMPSHIRE
Concord
Portsmouth
Keene
Manchester
Exeter
Hampton
Merrimack
Haverhill
Newburyport
Atlantic Ocean
Nashua
Lawrence
Lowell
Gloucester
Fitchburg
Peabody
Leominster
Burlington
Salem
Lynn
MASS.
Cambridge
Massachusetts Bay
Newton
BOSTON
Worcester
Framingham
Quincy
CAPE COD NATIONAL SEASHORE
Brockton
Provincetown
Woonsocket
Plymouth
Taunton
CONN.
Providence
Pawtucket
Cape Cod Bay
Cranston
RI
Warwick
Fall River
New Bedford
Barnstable
Harwich
Chatham

PRESCOTT NATIONAL FOREST
Prescott Valley
Snowflake
Lake Havasu City
Prescott
CALIF.
COLORADO RIVER RESERVATION
Wickenburg
TONTO NATIONAL FOREST
FORT APACHE RESERVATION
Blythe
Glendale
Scottsdale
PHOENIX
Buckeye
MESA
ARIZONA
Chandler
San Tan Valley
Maricopa
Coolidge
SAN CARLOS RES.
Yuma
Eloy
Arizona City
Marana
ORGAN PIPE CACTUS NAT'L PARK
TOHONO O'ODHAM NATION RESERVATION
TUCSON
SAGUARO NAT'L PARK
Sahuarita
MEXICO
Gulf of California
Nogales

Sunbelt MHC Portfolio		
1	River Run	Exeter, NH
2	Las Quintas	Yuma, AZ
3	Del Pueblo	Yuma, AZ
4	River Grove	Sebastian, FL
5	Indian Skies	Coolidge, AZ
6	Quail Run	Arizona City, AZ
7	Kastaway Key	Bradenton, FL
8	Landing Resort	Zephyrhills, FL
9	Ridgecrest	Ormond Beach, FL
10	Olive Hill	Oroville, CA
11	Wildwood Acres	Wildwood, FL
12	Orange Grove	Fort Myers, FL
13	Elmwood	South Daytona, FL
14	Seabranch	Stuart, FL
15	Royal Palms	Tulare, CA
16	Sandbar	Dade City, FL
17	San Tan Vista	San Tan Valley, AZ
18	Lake Ridge	Tavares, FL
19	Cliftwood	Ocala, FL
20	Zephyr Palms	Zephyrhills, FL
21	Bamboo	Hallandale Beach, FL

Lake City
JACKSONVILLE
Middleburg
St. Augustine
Gainesville
Palatka
Atlantic Ocean
Palm Coast
Ormond Beach
Ocala
OCALA NATIONAL FOREST
Daytona Beach
Homosassa Springs
Wildwood
CANAVERAL NATIONAL SEASHORE
Tavares
Leesburg
ORLANDO
Titusville
Spring Hill
Dade City
Merritt Island
Kissimmee
Viera
Palm Harbor
Zephyrhills
TAMPA
Melbourne
Clearwater
Lakeland
Palm Bay
Riverview
ST. PETERSBURG
Sebastian
Vero Beach
Bradenton
Sebring
Sarasota
Fort Pierce

Sebring
Fort Pierce
Port St. Lucie
Stuart
North Port
Punta Gorda
Lake Okeechobee
Jupiter
Palm Beach Gardens
West Palm Beach
Belle Glade
Cape Coral
Fort Myers
Boca Raton
Bonita Springs
Coral Springs
Naples
Everglades Pkwy
Fort Lauderdale
Weston
Big Cypress National Preserve
Hallandale Bch.
Marco Island
Miami Beach
MIAMI
Gulf of Mexico
Cutler Bay
EVERGLADES NATIONAL PARK
Homestead
Atlantic Ocean
FLORIDA KEYS
Key Largo

A-3-74

Mortgage Loan No. 9 – Sunbelt MHC Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Various
Original Balance(1):	$50,000,000			General Property Type:	Manufactured Housing
Cut-off Date Balance(1):	$50,000,000			Detailed Property Type:	Various
% of Initial Pool Balance:	5.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/NAP
Borrower Sponsor:	Cobblestone Real Estate LLC			Size:	3,932 Pads
Guarantor:	Cobblestone MHC Fund II LP			Cut-off Date Balance Per Pad(1):	$31,790
Mortgage Rate:	5.6870%			Maturity Date Balance Per Pad(1):	$31,790
Note Date:	9/19/2024			Property Manager:	Cobblestone Property Management
Maturity Date:	10/1/2029				LLC (borrower-affiliated)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$11,569,951
IO Period:	60 months			UW NCF:	$11,369,831
Seasoning:	2 months			UW NOI Debt Yield(1):	9.3%
Prepayment Provisions:	YM1(53),O(7)			UW NCF Debt Yield(1):	9.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	9.3%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR:	1.58x
Additional Debt Balance(1):	$75,000,000			Most Recent NOI:	$10,144,371 (8/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$9,404,404 (12/31/2023)
				3rd Most Recent NOI(3):	NAV
Reserves(2)				Most Recent Occupancy:	71.2% (8/31/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	71.2% (12/31/2023)
RE Taxes:	$1,290,508	$143,390	NAP	3rd Most Recent Occupancy:	69.3% (12/31/2022)
Insurance:	$271,467	$90,489	NAP	Appraised Value (as of):	$248,170,000 (Various)
Deferred Maintenance:	$51,953	$0	NAP	Appraised Value per Pad:	$63,115
Replacement Reserve:	$0	$16,707	NAP	Cut-off Date LTV Ratio(1):	50.4%
DSCR Resizing Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(1):	50.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$125,000,000	100.0%	Loan Payoff:	$113,707,753	91.0%
			Return of Equity:	$5,171,930	4.1%
			Closing Costs:	$4,506,390	3.6%
			Upfront Reserves:	$1,613,928	1.3%
Total Sources:	$125,000,000	100.0%	Total Uses:	$125,000,000	100.0%

(1)	The Sunbelt MHC Portfolio Mortgage Loan (as defined below) is part of the Sunbelt MHC Portfolio Whole Loan (as defined below), with an aggregate original principal amount of $125,000,000. The information presented is based on the Sunbelt MHC Portfolio Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion.
(3)	The Sunbelt MHC Portfolio Properties (as defined below) were purchased by the borrower sponsor between November 3, 2011 and July 27, 2022 and as such, further historical information is not available.

The Mortgage Loan. The ninth largest mortgage loan (the “Sunbelt MHC Portfolio Mortgage Loan”) is part of a whole loan (the “Sunbelt MHC Portfolio Whole Loan”) evidenced by 4 pari passu promissory notes with an aggregate original principal amount of $125,000,000. The Sunbelt MHC Portfolio Whole Loan is secured by a first priority fee mortgage encumbering the borrowers’ fee interests in 21 manufactured housing properties totaling 3,932 pads located across four states (collectively the “Sunbelt MHC Portfolio Properties”) of which 20 are age restricted to 55+. The Sunbelt MHC Portfolio Mortgage Loan is evidenced by the non-controlling Notes A-2, A-3, and A-4, with an original principal balance of $50,000,000. The Sunbelt MHC Portfolio Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR11 transaction. See “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The table below summarizes the promissory notes that comprise the Sunbelt MHC Portfolio Whole Loan.

Sunbelt MHC Portfolio Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$75,000,000	$75,000,000	BANK5 2024-5YR11(1)	Yes
A-2	$25,000,000	$25,000,000	BANK5 2024-5YR12	No
A-3	$15,000,000	$15,000,000	BANK5 2024-5YR12	No
A-4	$10,000,000	$10,000,000	BANK5 2024-5YR12	No
Whole Loan	$125,000,000	$125,000,000

(1)	The BANK5 2024-5YR11 securitization transaction is expected to close on or about November 20, 2024.
A-3-75

Manufactured Housing	Loan #9	Cut-off Date Balance:	$50,000,000
Various	Sunbelt MHC Portfolio	Cut-off Date LTV:	50.4%
Various		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	9.3%

The Borrowers and the Borrower Sponsor. The borrowers for the Sunbelt MHC Portfolio Whole Loan are Cobblestone II LRV LLC, Cobblestone II LEX LLC, Cobblestone II RPM LLC, Cobblestone II SND LLC, Cobblestone II LEX A LLC, Cobblestone II BMB LLC, Cobblestone II QRV LLC, Cobblestone II ELW LLC, Cobblestone II OLH LLC, Cobblestone II WLF LLC, Cobblestone II STV LLC, Cobblestone II OGR LLC, Cobblestone II DPR LLC, Cobblestone II LQR LLC, Cobblestone II RGC LLC, Cobblestone II ZPR LLC, Cobblestone II CLW LLC, Cobblestone II ISK LLC, Cobblestone II RVG LLC, Cobblestone II LKR LLC and Cobblestone II SBR LLC, each a single-purpose Delaware limited liability company, with two independent directors in its organizational structure.

The non-recourse carve-out guarantor for the Sunbelt MHC Portfolio Whole Loan is Cobblestone MHC Fund II LP. The borrower sponsor for the Sunbelt MHC Portfolio Whole Loan is Cobblestone Real Estate LLC. Founded in 2013, Cobblestone Real Estate LLC is a privately held, fully integrated real estate company that acquires, repositions, and operates manufactured housing and recreational vehicle community properties in the United States, with a focus on the sunbelt markets. Since inception, Cobblestone Real Estate LLC has collectively acquired, owned and/or operated over 160 communities totaling over 42,000 homesites. Cobblestone Real Estate LLC currently owns 33 communities totaling 6,000 sites with an additional 31 communities totaling 8,500 sites under fee management. Cobblestone Real Estate LLC’s management team has more than 60 combined years of management experience.

The Properties. The Sunbelt MHC Portfolio Properties comprise 21 manufactured housing properties totaling 3,932 pads and located across four states. The Sunbelt MHC Portfolio Properties are located in Florida (13 properties, 46.9% of pads), Arizona (5 properties, 40.6% of pads), New Hampshire (one property, 6.8% of pads) and California (2 properties, 5.7% of pads). The Sunbelt MHC Portfolio Properties are comprised of 2,630 manufactured housing pads and 1,301 recreational vehicle pads. Of the 1,301 RV pads across the Sunbelt MHC Portfolio Properties, 389 are leased annually and 912 are leased seasonally, leading to a total of 88% of the rent revenue for the Sunbelt MHC Portfolio Properties being derived from manufactured housing or recreational vehicles that are rented on an annual basis. 20 of the 21 Sunbelt MHC Portfolio Properties are 55+ retirement communities.

Mobile homes owned by borrower affiliates are minimal at the Sunbelt MHC Portfolio Properties, occupying only 2% of the total pads as of the origination date. The Sunbelt MHC Portfolio Properties are well maintained with rolled curbs, tandem paved drives, skirted Mobile Home sites with covered or removed hitches, and paved roadways. The communities include amenities such as clubhouse, pool, tennis, pickleball, shuffleboard, and mini golf.

Portfolio Summary
Property Name	City, State	Unit	Year Built / Renovated	Occupancy(1)	Allocated Loan Cut-off Date Balance	% of Allocated Loan Cut-off Date Balance	Appraised Value	UW NOI	% of UW NOI
River Run	Exeter, NH	267	1970 / NAP	95.1%	$5,793,600	11.6%	$26,760,000	$1,397,031	12.1%
Las Quintas	Yuma, AZ	453	1997 / NAP	71.1%	$3,939,200	7.9%	$23,100,000	$879,387	7.6%
Del Pueblo	Yuma, AZ	479	2001 / NAP	41.1%	$3,490,800	7.0%	$20,300,000	$755,009	6.5%
River Grove	Sebastian, FL	173	1982 / NAP	99.4%	$3,442,400	6.9%	$18,700,000	$907,644	7.8%
Indian Skies	Coolidge, AZ	288	1950 / NAP	64.6%	$3,238,400	6.5%	$13,475,000	$729,421	6.3%
Quail Run	Arizona City, AZ	311	1989 / NAP	65.9%	$3,177,200	6.4%	$15,200,000	$702,721	6.1%
Kastaway Key	Bradenton, FL	175	1947 / NAP	85.1%	$2,916,400	5.8%	$16,300,000	$652,542	5.6%
Landing Resort	Zephyrhills, FL	270	1990 / NAP	54.4%	$2,774,800	5.5%	$10,700,000	$597,237	5.2%
Ridgecrest	Ormond Beach, FL	131	1950 / NAP	80.2%	$2,470,000	4.9%	$12,600,000	$584,914	5.1%
Olive Hill	Oroville, CA	128	1968 / NAP	98.4%	$2,051,200	4.1%	$12,010,000	$512,442	4.4%
Wildwood Acres	Wildwood, FL	131	2015 / NAP	83.2%	$1,944,000	3.9%	$7,800,000	$456,165	3.9%
Orange Grove	Fort Myers, FL	128	1964 / NAP	42.2%	$1,889,600	3.8%	$7,600,000	$389,959	3.4%
Elmwood	South Daytona, FL	102	1949 / NAP	89.2%	$1,736,000	3.5%	$8,400,000	$416,754	3.6%
Seabranch	Stuart, FL	91	1958 / NAP	89.0%	$1,582,000	3.2%	$6,600,000	$358,091	3.1%
Royal Palms	Tulare, CA	96	1968 / NAP	90.6%	$1,559,600	3.1%	$8,350,000	$351,431	3.0%
Sandbar	Dade City, FL	239	1954 / NAP	50.6%	$1,536,000	3.1%	$7,000,000	$352,779	3.0%
San Tan Vista	San Tan Valley, AZ	67	1966 / NAP	100.0%	$1,522,400	3.0%	$7,975,000	$367,241	3.2%
Lake Ridge	Tavares, FL	96	1961 / NAP	95.8%	$1,460,400	2.9%	$7,600,000	$344,512	3.0%
Cliftwood	Ocala, FL	105	1973 / NAP	88.6%	$1,340,800	2.7%	$5,400,000	$311,980	2.7%
Zephyr Palms	Zephyrhills, FL	156	1982 / NAP	64.7%	$1,137,600	2.3%	$7,100,000	$274,683	2.4%
Bamboo	Hallandale Beach, FL	46	1960 / NAP	89.1%	$997,600	2.0%	$5,200,000	$228,007	2.0%
Total/Wtd. Avg.		3,932		71.2%	$50,000,000	100.0%	$248,170,000	$11,569,951	100.0%

Source: Appraisals, unless otherwise noted

(1)	Occupancy is based on the underwritten rent rolls dated August 31, 2024.

A-3-76

Manufactured Housing	Loan #9	Cut-off Date Balance:	$50,000,000
Various	Sunbelt MHC Portfolio	Cut-off Date LTV:	50.4%
Various		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	9.3%

Portfolio Unit Mix
Property Name	Total Pads	MH Pads	Annual RV Pads	Seasonal RV Pads	Total RV Pads	% MHC Pads	% RV Pads
River Run	267	267	0	0	0	100.0%	0.0%
Las Quintas	453	302	29	122	151	66.7%	33.3%
Del Pueblo	479	135	75	269	344	28.2%	71.8%
River Grove	173	173	0	0	0	100.0%	0.0%
Indian Skies	288	172	23	93	116	60.0%	39.9%
Quail Run	311	199	18	94	112	64.0%	36.0%
Kastaway Key	175	175	0	0	0	100.0%	0.0%
Landing Resort	270	78	78	114	192	28.9%	71.1%
Ridgecrest	131	114	6	11	17	87.0%	13.0%
Olive Hill	128	128	0	0	0	100.0%	0.0%
Wildwood Acres	131	131	0	0	0	100.0%	0.0%
Orange Grove	128	48	9	71	80	37.5%	62.5%
Elmwood	102	102	0	0	0	100.0%	0.0%
Seabranch	91	45	45	1	46	49.5%	50.5%
Royal Palms	96	91	2	3	5	94.8%	5.2%
Sandbar	239	107	47	85	132	44.8%	55.2%
San Tan Vista	67	67	0	0	0	100.0%	0.0%
Lake Ridge	96	96	0	0	0	100.0%	0.0%
Cliftwood	105	78	24	3	27	74.3%	25.7%
Zephyr Palms	156	76	28	52	80	48.7%	51.3%
Bamboo	46	46	0	0	0	100.0%	0.0%
Total/Wtd. Avg.	3,932	2,630	384	918	1,302	66.9%	33.1%

Appraisal. According to the appraisals dated between July 19, 2024 and August 7, 2024, the Sunbelt MHC Portfolio Properties had an aggregate “As-is” appraised value of $248,170,000.

Environmental Matters. According to the Phase I environmental site assessments dated July 31, 2024, there was no evidence of any recognized environmental conditions at the Sunbelt MHC Portfolio Properties. There is a controlled recognized environmental condition at the Wildwood Acres property.

A-3-77

Manufactured Housing	Loan #9	Cut-off Date Balance:	$50,000,000
Various	Sunbelt MHC Portfolio	Cut-off Date LTV:	50.4%
Various		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	9.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Sunbelt MHC Portfolio Properties:

Cash Flow Analysis(1)
	2023	8/31/2024 TTM	UW	UW Per Pad
Gross Potential Rent(2)	$15,782,284	$17,054,704	$17,965,708	$4,569.10
RV Income	$2,229,136	$2,291,895	$2,291,895	$582.88
Reimbursements	$0	$0	$0	$0.00
Other Income	$ 2,653,071	$2,636,048	$2,636,048	$670.41
(Vacancy / Credit Loss)	$0	$0	$0	$0.00
Effective Gross Income	$20,664,491	$21,982,648	$22,893,651	$5,822.39

Real Estate Taxes	$1,809,975	$2,049,377	$1,857,859	$472.50
Insurance	$837,748	$1,066,098	$1,054,239	$268.12
Other Operating Expenses	$8,612,364	$8,722,802	$8,411,602	$2,139.27
Total Operating Expenses	$11,260,087	$11,838,277	$11,323,701	$2,879.88

Net Operating Income	$9,404,404	$10,144,371	$11,569,951	$2,942.51
Replacement Reserves	$0	$0	$200,120	$50.90
TI/LC	$0	$0	$0	$0.00
Net Cash Flow	$9,404,404	$10,144,371	$11,369,831	$2,891.62

Occupancy (%)(3)	71.2%	71.2%	71.3%
NOI DSCR(4)	1.30x	1.41x	1.61x
NCF DSCR(4)	1.30x	1.41x	1.58x
NOI Debt Yield(4)	7.5%	8.1%	9.3%
NCF Debt Yield(4)	7.5%	8.1%	9.1%

(1)	Further historical periods are not available as the Sunbelt Portfolio Properties were purchased by the borrower sponsor between November 3, 2011 and July 27, 2022.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated August 31, 2024.
(3)	UW Occupancy (%) represents physical occupancies, and does not include seasonal RV pads. Historical occupancies represent physical occupancies. TTM 8/31/2024 Occupancy (%) is based on the underwritten rent roll dated August 31, 2024.
(4)	DSCRs and Debt Yields are based on the Sunbelt MHC Portfolio Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The Sunbelt MHC Portfolio Whole Loan documents required the borrowers to deposit approximately $1,290,508 into an upfront reserve for real estate taxes on the origination date. In addition, the Sunbelt MHC Portfolio Whole Loan documents require ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender reasonably estimates will be payable during the next ensuing twelve months (initially, $143,390).

Insurance – The Sunbelt MHC Portfolio Whole Loan documents required the borrowers to deposit approximately $271,467 into an upfront reserve for insurance premiums on the origination date and to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially, $90,489). Notwithstanding the foregoing, the borrowers are not required to make deposits into such reserve so long as (i) the liability and casualty insurance policies covering the Sunbelt MHC Portfolio Properties are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (ii) no event of default is continuing under the Sunbelt MHC Portfolio Whole Loan documents and (iii) the borrowers provide the lender with evidence of renewal of such insurance policies and paid receipts for the insurance premiums no later than 10 days prior to their expiration.

Replacement Reserve – The Sunbelt MHC Portfolio Whole Loan documents provide for ongoing monthly deposits of approximately $16,707 into a reserve for capital expenditures.

Deferred Maintenance – The Sunbelt MHC Portfolio Whole Loan documents required the borrowers to deposit approximately $51,952 into an upfront reserve for deferred maintenance on the origination date.

Lockbox and Cash Management. The Sunbelt MHC Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the borrowers are required to establish and maintain a lockbox account for the benefit of the lender, and to deposit any funds received by the borrowers or property manager into the lockbox account within one business day of receipt. In addition, upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, at the borrowers’ sole cost and expense, and the borrowers are required to cooperate with the lender to establish, a lender-controlled cash management account. During the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept to the cash management account and, provided no event of default is continuing under the Sunbelt MHC Portfolio Whole Loan documents, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Sunbelt MHC Portfolio Whole Loan, (iii) to make the monthly deposits into the replacement reserve, if any, as described above under “Escrows and Reserves,” and (iv) to deposit all

A-3-78

Manufactured Housing	Loan #9	Cut-off Date Balance:	$50,000,000
Various	Sunbelt MHC Portfolio	Cut-off Date LTV:	50.4%
Various		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	9.3%

remaining amounts (“Excess Cash Flow”) into an excess cash flow reserve, to be held as additional security for the Sunbelt MHC Portfolio Whole Loan during such Cash Sweep Event Period; provided that the lender will release a portion of such Excess Cash Flow to the borrowers to pay actually incurred operating expenses set forth in the borrowers’ annual budget (which is required to be approved by the lender during a Cash Sweep Event Period), or if a Cash Sweep Event Period no longer exists, to be disbursed to the borrowers.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the Sunbelt MHC Portfolio Whole Loan documents, and ending upon the cure (if applicable) of such event of default; or
(ii)	commencing upon the debt service coverage ratio of the Sunbelt MHC Portfolio Whole Loan being less than 1.15x at the end of any calendar quarter and ending upon the date such debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters. However, if at any time, the debt service coverage ratio of the Sunbelt MHC Portfolio Whole Loan is above 1.00x but below 1.15x, the borrowers may avoid a Cash Sweep Event Period by posting cash or an acceptable letter of credit in the amount which (if applied to the Sunbelt MHC Portfolio Whole Loan balance and debt service were recalculated), would result in the debt service coverage ratio of the Sunbelt MHC Portfolio Whole Loan reaching 1.15x.

Release of Property. The borrowers have the right to obtain the release of any one or more Eligible Sunbelt Individual Properties (as defined below) upon prepayment of the applicable Sunbelt Release Price (as defined below), together with, if prior to the open prepayment period, a prepayment fee equal to the greater of 1.0% of the principal amount prepaid and a yield maintenance premium, and upon satisfaction of various conditions, including but not limited to (i) the debt service coverage ratio of all of the Sunbelt MHC Portfolio Properties after the release is greater than the greater of the debt service coverage ratio immediately prior to the release and the debt service coverage ratio as of the origination date, (ii) the loan-to-value ratio of all of the Sunbelt MHC Portfolio Properties after the release is no greater than the lesser of the loan-to-value ratio immediately prior to the release and the loan-to-value ratio as of the origination date, (iii) with respect to any Sunbelt MHC Portfolio Properties located in Florida, the borrower has delivered to the lender a waiver from any homeowner’s association then in effect acknowledging receipt of notice of its right to purchase the applicable individual Sunbelt MHC Portfolio Property pursuant to Florida law, and waiving such homeowner’s association’s right of first refusal to purchase such Sunbelt MHC Portfolio Property, and (iv) compliance with REMIC related conditions. “Eligible Sunbelt Individual Property” means each Sunbelt MHC Portfolio Property; provided, however, that each of the River Run (Main) Property and the River Run (Beech Hill) Property will only qualify as an Eligible Sunbelt Individual Property collectively, and not individually. “Sunbelt Release Price” means (i) with respect to each of the first five released Sunbelt MHC Portfolio Properties, an amount equal to the greater of (a) 105% of the allocated loan amount with respect to such Sunbelt MHC Portfolio Property and (b) 60% of the net sales proceeds for such Sunbelt MHC Portfolio Property, (ii) with respect to each of the next five released Sunbelt MHC Portfolio Properties, an amount equal to the greater of (a) 110% of the allocated loan amount with respect to such Sunbelt MHC Portfolio Property and (b) 65% of the net sales proceeds for such Sunbelt MHC Portfolio Property, and (iii) with respect to each of the remaining released Sunbelt MHC Portfolio Properties, an amount equal to the greater of (a) 115% of the allocated loan amount with respect to such Sunbelt MHC Portfolio Property and (b) 70% of the net sales proceeds applicable to such released Sunbelt MHC Portfolio Property.

Terrorism Insurance. The borrowers are required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Sunbelt MHC Portfolio Properties together with 12 months of business income insurance with a six-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA) (i) is in effect and (ii) continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-79

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$50,000,000
816 Foch Road & 2973 Crockett Street	Artisan Circle	Cut-off Date LTV:	53.9%
Fort Worth, TX 76107		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.1%

A-3-80

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$50,000,000
816 Foch Road & 2973 Crockett Street	Artisan Circle	Cut-off Date LTV:	53.9%
Fort Worth, TX 76107		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.1%

one medical
snap
AMAZING lash STUDIO
WEST 7TH STREET
PNC
Formula Wellness
Fidelity
PMG
TRUE AUTO
Removery
B
Movie TAVERN
SANDBOX
Mash'd
TERRA
ROSE COUTURE NAIL BAR
COLLECTIV ACADEMY
THEATER LOBBY
UNIVERSITY DRIVE NORTH
NORWOOD STREET
CROCKETT STREET
Social House
CURRIE STREET
LA FITNESS
FOCH STREET
It's A SECRET MEDSPA
PLA UNIVERSITY
hiatus
MANAGEMENT OFFICE
MORTON STREET

A-3-81

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$50,000,000
816 Foch Road & 2973 Crockett Street	Artisan Circle	Cut-off Date LTV:	53.9%
Fort Worth, TX 76107		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.1%

Artisan Circle
816 Foch Road & 2973 Crockett Street
Fort Worth, TX 76107
FORT WORTH
CULTURAL DISTRICT
Downtown Fort Worth
Terrace Avenue
Greenway
University Park
Arlington Heights
Fairmount
MEDICAL DISTRICT
TARRANT COUNTY
Rockwood Park
Trinity Park
Marine Park
OAKWOOD CEMETERY
West Fork Trinity River
Clear Fork Trinity River
TexRAIL/AMTRAK
TRE
T&P STATION
FORT WORTH CENTRAL
LaGrave Field
Charles H. Haws Athletic Center
Tarrant County College - Trinity River Campus East
Tarrant County College - Trinity River Campus
Panther Island Pavilion
Tarrant County Court
Tom Vandergriff Civil Court Bldg.
Bank of America Tower
Wells Fargo Tower
Sundance Square
Bass Perf. Hall
777 Main
Burnett Plaza
Ft. Worth Convention Center
Fort Worth Water Gardens
Montgomery Plaza
Ft Worth Police & Firefighters Memorial
University of North Texas Health Science Center
Amon Carter Museum of American Art
Modern Art Museum of Fort Worth
Kimbell Art Museum
Will Rogers Auditorium
Casa Mañana Theatre
Farrington Field
Ft. Worth Museum of Science and History
Will Rogers Memorial Center
John Justin Arena
W.R. Watt Arena
National Cowgirl Museum & Hall of Fame
Botanical Research Inst. of Texas
Ft. Worth Botanic Garden
Japanese Garden
University Park Village
Fort Worth Zoo
Cook Children's Medical Center
Texas Health Harris Methodist Hospital Fort Worth
Medical City Fort Worth
Baylor Scott & White All Saints Medical Center
John Peter Smith Hospital
Northside Dr
Samuels Ave
Cold Springs Rd
Northpark Dr
Houston St
Central Ave
N. Main St
Circle Park Blvd
Gould Ave
Northside Dr
Grand Ave
Jacksboro Hwy
Bailey Ave
White Settlement Rd
University Dr
Lancaster Ave
W. 7th St
W. 5th St
W. Belknap St
Burnett St
Summit Ave
Henderson St
Forest Park Blvd
Camp Bowie Blvd
Crestline Rd
Montgomery St
Clover Ln
Alamo Ave
Vickery Blvd
Chisholm Trail Pkwy
Pennsylvania Ave
8th Ave
Hemphill St
Main St
Rosedale St
Magnolia Ave
Allen Ave
Park Place Ave
199
30
377
121
Denton
DENTON COUNTY
Prosper
McKinney
COLLIN COUNTY
Frisco
WISE COUNTY
Allen
Justin
Northlake
Flower Mound
Lewisville
PLANO
Carrollton
Westlake
Keller
Grapevine
Coppell
Farmers Branch
Richardson
Garland
North Richland Hills
TARRANT COUNTY
Bedford
Euless
Irving
FORT WORTH
DALLAS
Mesquite
ARLINGTON
Grand Prairie
Benbrook
Rendon
Mansfield
Duncanville
DeSoto
Lancaster
DALLAS COUNTY
Cedar Hill
Burleson
JOHNSON COUNTY
Midlothian
ELLIS COUNTY
Alvarado
Cleburne
Waxahachie

A-3-82

Mortgage Loan No. 10 – Artisan Circle

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Fort Worth, TX 76107
Original Balance:	$50,000,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$50,000,000			Detailed Property Type:	Retail/Office
% of Initial Pool Balance:	5.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2008/NAP
Borrower Sponsor:	Younger Partners Investments			Size:	282,744 SF
Guarantors:	Moody Younger and Jennifer Kathleen Permenter			Cut-off Date Balance PSF:	$177
Mortgage Rate:	7.2710%			Maturity Date Balance PSF:	$177
Note Date:	11/8/2024			Property Manager:	Younger Partners Property Services, LLC (borrower-related)
Maturity Date:	12/5/2029
Term to Maturity:	60 months
Amortization Term:	0 months
IO Period:	60 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions:	L(24),D(30),O(6)			UW NOI(2)(3):	$6,038,622
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF:	$5,994,090
Additional Debt Type:	NAP			UW NOI Debt Yield:	12.1%
Additional Debt Balance:	NAP			UW NCF Debt Yield:	12.0%
Future Debt Permitted (Type):	No (NAP)			UW NOI Debt Yield at Maturity:	12.1%
Reserves(1)				UW NCF DSCR:	1.63x
Type	Initial	Monthly	Cap	Most Recent NOI(3):	$5,780,083 (5/31/2024 TTM)
RE Taxes:	$0	$116,283	NAP	2nd Most Recent NOI:	$5,488,034 (12/31/2023)
Insurance:	$197,374	Springing	NAP	3rd Most Recent NOI(4):	NAV
Replacement Reserve:	$3,729	$3,729	NAP	Most Recent Occupancy(3):	83.4% (11/1/2024)
TI/LC Reserves:	$7,000,000	$0	NAP	2nd Most Recent Occupancy:	78.4% (12/31/2023)
Outstanding TI Reserves:	$2,481,990	$0	NAP	3rd Most Recent Occupancy:	71.9% (12/31/2022)
Deferred Maintenance:	$36,570	$0	NAP	Appraised Value (as of):	$92,700,000 (10/16/2024)
Free Rent Reserve:	$794,282	$0	NAP	Appraised Value PSF:	$328
Condominium				Cut-off Date LTV Ratio:	53.9%
Assessments Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio:	53.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$50,000,000	99.4%	Loan Payoff(5):	$36,496,429	72.5%
Borrower Sponsor Equity:	$319,155	0.6%	Upfront Reserves:	$10,513,945	6.6%
			Closing Costs:	$3,308,781	20.9%
Total Sources:	$50,319,155	100.0%	Total Uses:	$50,319,155	100.0%

(1)	See “Escrows and Reserves” below.
(2)	Increase in NOI is primarily attributable to leasing activity.
(3)	Most Recent Occupancy and UW NOI are inclusive of two tenants, Collectiv Academy and PLA, whose leases have been executed but are not yet in occupancy, or, in the case of Collectiv Academy, is not yet paying rent. All outstanding free rent and TI/LCs in connection with these leases were reserved at closing.
(4)	Historical financials are not available as the borrower sponsor acquired the Artisan Circle Property in August 2022.
(5)	Loan Payoff is net of approximately $9.3 million in reserves/escrows held with the prior lender. The gross outstanding loan balance on the prior financing was approximately $45.2 million at closing.

The Mortgage Loan. The tenth largest mortgage loan (the “Artisan Circle Mortgage Loan”) is a mortgage loan in the original principal amount of $50,000,000 and secured by the borrower’s fee interest in a 282,744 SF mixed-use office and retail property located in Fort Worth, Texas (the “Artisan Circle Property”).

The Borrower and the Borrower Sponsor. The borrower is Block Younger LLC, a Delaware limited liability company structured as a single purpose entity with one independent director. The non-recourse carveout guarantors are Moody Younger, an individual, and Jennifer Kathleen Permenter, an individual. The borrower sponsor is Younger Partners Investments, a full-service boutique commercial real estate firm providing investment, leasing, and management services to investors and tenants in the Dallas/Fort Worth region. Established in 2020 to acquire retail investment properties in Texas, Younger Partners Investments specializes in the acquisition and disposition of land, multifamily, office, industrial and retail properties. Younger Partners Investments is an affiliate of Younger Partners which, with over 100 employees, provides services across its portfolio of more than 12 million SF in the Dallas-Fort Worth metro area. Younger Partners was named a finalist in the Dallas Business Journal’s 2024 Best Real Estate Deals in the Commercial Property Sale category, attesting to its continued success.

A-3-83

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$50,000,000
816 Foch Road & 2973 Crockett Street	Artisan Circle	Cut-off Date LTV:	53.9%
Fort Worth, TX 76107		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.1%

The Property. The Artisan Circle Property is a 282,744 SF mixed-use retail and office development situated in Fort Worth, Texas, generally comprised of the ground floor and second level retail and office components of a larger mixed use development, including nearly 4,000 residential units (non-collateral). The Artisan Circle Property features 233,886 SF (82.7% of the rentable area) of dedicated retail space and 48,858 SF (17.3% of the rentable area) allocated for office use. The Artisan Circle Property is located at the intersection of University Boulevard and West 7th Street in Fort Worth’s Cultural District and is proximate to Downtown Fort Worth. The Property is integrated within the West 7th Development which includes 3,900 multifamily units, 1.2 million SF of office space and 1.1 million SF of retail/entertainment options, creating built-in demand drivers via tenancy of the surrounding multifamily units, which are generally well occupied, per the borrower sponsor. The Artisan Circle Property, formerly known as Crockett Row, was acquired by the borrower sponsor, Younger Partners Investments, in August 2022 for $61.7 million and subsequently rebranded as Artisan Circle. At the time of acquisition, the Artisan Circle Property had recently hovered between the mid 60% to low 70% occupancy, while generating a net operating income (NOI) of approximately $3.4 million. Since acquiring the property, Younger Partner Investments has invested $3 million in capital improvements to significantly enhance the Artisan Circle Property’s appeal and functionality. Capital investments have been directed toward modernizing and upgrading the five multi-level parking garages, adding new exterior signage and mapping, and redeveloping the shared common areas as part of a revitalization plan. These enhancements have played a crucial role in the property's successful rebranding, making it more attractive and user-friendly for tenants and visitors alike. The Artisan Circle Property features five parking garages with 2,038 parking spaces.

As of November 1, 2024, the Artisan Circle Property is 83.4% leased to 29 tenants from various sectors, including fitness, entertainment, dining, financial and medical services. The Artisan Circle Property is anchored by strong service-oriented tenants in LA Fitness and Movie Tavern, and is further complimented by a diverse mix of local restaurants and dining options.

The Artisan Circle Property has benefitted from significant leasing momentum, most recently securing two new leases with Collectiv Academy and PLA in November 2024, collectively accounting for 8.0% of net rentable area and 10.6% of underwritten base rent. In total, the borrower sponsor has achieved nearly 50,000 SF of new and renewed leasing in the prior twelve months.

Also of note, for those retail tenants reporting sales (excluding Movie Tavern and Common Desk) the Artisan Circle Property achieved 2023 sales of approximately $351 PSF.

Major Tenants.

LA Fitness (44,531 SF, 15.7% of NRA, 14.4% of underwritten base rent). LA Fitness is a privately-owned fitness club chain that operates more than 700 locations in the U.S. and Canada, respectively. LA Fitness serves over 4.9 million members across the U.S. and Canada. Established in Southern California in 1984, LA Fitness continues to seek innovative ways to enhance the wellbeing of its members through a wide range of amenities and highly trained staff. LA Fitness provides engaging and effective workout options to family members of all ages and interests, contributing to its success. Today, LA Fitness's state-of-the-art clubs span the continent and continue to expand. LA Fitness’ strong and successful growth further stems from its commitment to understanding and meeting the distinct needs of each community it serves. Per the borrower sponsor, the Artisan Circle location currently sees 700 to 900 check-ins per day and is the number one location in the district out of 12 clubs. The Artisan Circle Property has been targeted by LA Fitness to become one of its premier fitness concepts, “Club Studio”, which represents an upgrade relative to the current LA Fitness concept. LA Fitness initially took occupancy at the Artisan Circle Property in July 2010, with a current lease expiration in September 2025. LA Fitness’s current lease has no termination options and three, five-year renewal options remaining. Though performance would indicate a likely renewal, in the event LA Fitness does not renew its lease, the Artisan Circe Mortgage Loan is structured with a $7 million upfront reserve available to the borrower sponsor to be used for new leasing, equating to approximately $157 PSF for the LA Fitness leased space.

Movie Tavern (34,260 SF, 12.1% of NRA, 11.7% of underwritten base rent). Movie Tavern stands as the largest in-cinema dining experience in the United States, boasting 208 all-digital screens across 22 locations in nine states. Movie Tavern is part of the Marcus Theatres (NYSE:MCS) family as it was acquired by the Marcus Corporation in 2019 in a $139 million deal. Movie Tavern offers a premium moviegoing experience that appeals to adults while remaining family-friendly. Movie Tavern offers an in-theater dining experience featuring first-run movies paired with a diverse selection of chef-prepared menu items. Headquartered in Milwaukee, the Marcus Corporation is a leader in the lodging and entertainment industries, with substantial company-owned real estate assets. Its theatre division, Marcus Theatres, ranks as the fourth largest theatre circuit in the U.S., operating 995 screens at 79 locations across 17 states under the Marcus Theatres, Movie Tavern by Marcus and BistroPlex brands. From August 2023 to July 2024, Movie Tavern generated approximately $320,439 in sales per screen. Movie Tavern has leased space at the Artisan Circle Property since taking occupancy in May 2018, with a lease expiration in June 2030. Movie Tavern’s current lease has no termination options and has one, five year renewal option.

PMG Worldwide (33,606 SF, 11.9% of NRA, 17.0% of underwritten base rent). PMG, the largest office tenant at the Artisan Circle Property, is an independent digital marketing and technology agency that enhances results for global brands, including Apple, Best Western Hotels & Resorts, CKE Restaurants, Experian, Intuit, Kohler, Nike, Old Navy, Sephora, Therabody, and Whole Foods, across over 85 countries. Named as Agency of the Year multiple times by Digiday, MediaPost, Adweek, Campaign US, and Ad Age and ranked among Fast Company’s Best Workplaces for innovators, PMG has rapidly carved out a unique space for the firm through both the breadth and depth of its audience marketing expertise, building on its own unique measures of success. With over $4 billion in annual media spend globally, over 900 employees, and 90% employee retention, PMG leverages its team of strategists, technologists, creatives, data analysts, and its proprietary Alli marketing intelligence platform to provide ambitious brands across the world with creative marketing solutions. PMG initially began in Fort Worth, Texas in 2010, and today has expanded globally, with locations in New York, Dallas, Austin, Fort Worth, Atlanta, Cleveland, Boston, Cleveland, San Jose, Brighton, Dusseldorf and London. PMG Worldwide has leased space at the Artisan Circle Property since taking occupancy in March 2022, with a lease expiration in February 2027. PMG Worldwide’s current lease has no termination option and has no renewal option.

A-3-84

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$50,000,000
816 Foch Road & 2973 Crockett Street	Artisan Circle	Cut-off Date LTV:	53.9%
Fort Worth, TX 76107		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.1%

The following table presents certain information relating to the tenancy at the Artisan Circle Property:

Tenant Summary(1)
Tenant Name	Tenant Type	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
LA Fitness	Gym	NR/B1/B+	44,531	15.7%	$952,963	14.4%	$21.40	9/30/2025	N	3 x 5 yr
Movie Tavern	Theatre	NR/NR/NR	34,260	12.1%	$770,850	11.7%	$22.50	6/30/2030	N	1 x 5 yr
PMG Worldwide	Office	NR/NR/NR	33,606	11.9%	$1,125,801	17.0%	$33.50	2/28/2027	N	None
Common Desk	Office	NR/NR/NR	13,063	4.6%	$215,540	3.3%	$16.50	10/31/2027	N	2 x 5 yr
Collectiv Academy(3)	Retail	NR/NR/NR	12,398	4.4%	$396,736	6.0%	$32.00	10/31/2030	N	3 x 5 yr
True Auto(4)	Retail	NR/NR/NR	10,374	3.7%	$238,602	3.6%	$23.00	4/1/2026	Y	None
PLA	Retail	NR/NR/NR	10,192	3.6%	$305,760	4.6%	$30.00	1/31/2036	N	2 x 5 yr
Terra Mediterranean Grill	Retail	NR/NR/NR	7,966	2.8%	$242,963	3.7%	$30.50	5/31/2034	N	2 x 5 yr
Fidelity Investments(5)	Retail	NR/A1/A+	7,147	2.5%	$240,068	3.6%	$33.59	5/31/2030	Y	2 x 5 yr
One Medical	Retail	NR/NR/NR	6,503	2.3%	$315,136	4.8%	$48.46	12/31/2032	N	2 x 5 yr
Subtotal/Wtd. Avg			180,040	63.7%	$4,804,419	72.7%	$26.69

Other Tenants			55,832	19.7%	1,806,129	27.3%	$32.35
Occupied Collateral Total			235,872	83.4%	$6,610,548	100.0%	$28.03

Vacant Space(6)			46,872	16.6%
Total/Wtd. Avg.			282,744	100.0%

(1)	Based on the underwritten rent roll dated November 1, 2024.
(2)	Rating represents that of the parent company whether or not the parent guarantees the lease.
(3)	Collectiv Academy has executed its lease, but is not yet in occupancy or paying rent. Collectiv Academy is expected to take occupancy in August, 2025.
(4)	True Auto is subleasing its space from C.H. Robinson Company, Inc. at an annual rent of $238,602 (approximately $23 PSF) pursuant to a sublease (the “Existing Sublease”) among the borrower, as landlord, C.H. Robinson Company, Inc., as the tenant, and True Auto, as the subtenant. The Existing Sublease is scheduled to expire on April 30, 2025. The Existing Sublease is subject to early termination in accordance with the C.H. Robinson Company, Inc. lease, under which the tenant has the right to terminate (the “Early Termination Option”) its lease at any time during the initial lease term after November 30, 2026 with at least six months’ prior notice and the payment of a termination fee in an amount equal to the unamortized portion of the sum of the unamortized portion of any amount paid by the landlord as construction allowances, architectural allowances, brokerage commissions or reasonable legal fees plus accrued interest thereon at the rate of 5% per annum amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination. The borrower and True Auto have executed a sublease conversion agreement (the “Sublease Conversion Agreement”), pursuant to which True Auto will convert to a direct tenant pursuant to the same terms under the existing prime lease, subject to the terms set forth in the Sublease Conversion Agreement, including, without limitation, a one-year term expiring on April 30, 2026, and a monthly rent of $19,883.50 ($23.00 PSF). In addition, the Early Termination Option will be applicable under the Sublease Conversion Agreement.
(5)	Fidelity Investments has the right to terminate its lease on May 31, 2027, with a notice by no later than 180 days prior to May 31, 2027, and the payment of a termination fee of $27,405, which is the amount of the unamortized portion of leasing commissions amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(6)	Vacant space includes 20,605 SF underwritten as vacant though currently occupied by tenants known to be vacating.

A-3-85

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$50,000,000
816 Foch Road & 2973 Crockett Street	Artisan Circle	Cut-off Date LTV:	53.9%
Fort Worth, TX 76107		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.1%

The following table presents certain information relating to the lease rollover schedule at the Artisan Circle Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
2024/MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	3	53,428	18.9%	18.9%	$1,255,038	19.0%	19.0%	$23.49
2026	1	10,374	3.7%	22.6%	$238,602	3.6%	22.6%	$23.00
2027	2	46,669	16.5%	39.1%	$1,341,341	20.3%	42.9%	$28.74
2028	3	4,762	1.7%	40.8%	$145,680	2.2%	45.1%	$30.59
2029(3)	3	10,883	3.8%	44.6%	$395,167	6.0%	51.1%	$36.31
2030	5	58,586	20.7%	65.3%	$1,581,328	23.9%	75.0%	$26.99
2031	2	3,591	1.3%	66.6%	$123,463	1.9%	76.9%	$34.38
2032	3	13,843	4.9%	71.5%	$549,116	8.3%	85.2%	$39.67
2033	1	3,466	1.2%	72.7%	$121,379	1.8%	87.0%	$35.02
2034	2	12,241	4.3%	77.0%	$384,968	5.8%	92.8%	$31.45
2035 & Beyond(4)	4	18,029	6.4%	83.4%	$474,466	7.2%	100.0%	$26.32
Vacant	0	46,872	16.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	29	282,744	100.0%		$6,610,548	100.0%		$28.03(5)

(1)	Based on the underwritten rent roll dated November 1, 2024.
(2)	Certain tenants may have termination or contraction options that are not considered in the above Lease Rollover Schedule.
(3)	The Artisan Circle Mortgage Loan has a maturity date of December 5, 2029.
(4)	2035 & Beyond is inclusive of a management office and police station with no underwritten rent.
(5)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market.

The Artisan Circle Property is located in the Dallas-Fort Worth-Arlington, Texas Metropolitan Statistical Area (Dallas MSA), which is a rapidly growing region, currently the fourth most populous in the U.S., with an estimated 2024 population of approximately 8.2 million. The area has experienced a strong annual growth rate of 1.8% since 2020, with projections of 1.5% growth through 2029, outpacing Texas’s overall growth rate. The Dallas MSA is economically robust with approximately 4.2 million jobs and a 28.6% employment increase over the past decade. The unemployment rate is 4.3%, which is lower than the Texas average. Key employment sectors include Trade, Transportation, and Utilities, accounting for 21% of employment, as well as Professional, Business Services and Financial Activities. The region's GDP ranks fifth nationally, with a per capita GDP of $74,671, which is significantly higher than the state average. Median household income in the Dallas MSA is $88,391, sitting 14.5% above the Texas median.

According to the appraisal, the Artisan Circle Property is located in the West Fort Worth submarket, which is an integral component of the Dallas-Fort Worth metro area, offering robust opportunities in both retail and office sectors. The submarket encompasses 15,998,358 SF, with an asking rent of $23.12 per SF and a vacancy rate of 8.0%. This area demonstrates stable demand and a trend of increasing rental rates. More specifically, the Artisan Circle Property is located within the West Southwest Fort Worth submarket, which features 18,708,480 SF of inventory, with a competitive asking rent of $28.40 per SF and a notably lower vacancy rate of 8.9% as compared to the metro average. The office market is supported by stable demand and a modest construction pipeline, indicating a positive outlook for future leasing activity. Both submarkets benefit from strategic locations with excellent access to major highways and proximity to significant demand generators, making them attractive for continued growth and investment.

The Artisan Circle Property is situated within Fort Worth’s Cultural District, an area known for its dynamic concentration of museums, arts venues, historical landmarks and award-winning dining options. Demand drivers within the Cultural District include the Kimbell Art Museum, the Modern Art Museum of Fort Worth, the Amon Carter Museum of American Art and the National Cowgirl Museum and Hall of Fame. Fort Worth’s Cultural District is also home to the Will Rogers Memorial Center, a 120-acre renowned equestrian and event facility that attracts more than two million visitors per year and hosts a variety of corporate, educational, agriculture and sports events. Additional demand drivers located within the area include The Fort Worth Botanic Garden, a combined 120-acre campus offering 23 specialty gardens, and Dickies Arena, named the second best venue in the world by Billboard Magazine, attracting a wide range of entertainment and musical events, including the annual Fort Worth Stock Show & Rodeo. Both Interstate 20 and Interstate 30 provide access from the Cultural District to the greater Dallas metro area, contributing to the accessibility of the area.

A-3-86

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$50,000,000
816 Foch Road & 2973 Crockett Street	Artisan Circle	Cut-off Date LTV:	53.9%
Fort Worth, TX 76107		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.1%

The following table presents certain information relating to the appraisal’s market leasing conclusions for the Artisan Circle Property:

Market Rent Summary(1)
	Retail - West 7th	Retail - Interior	Retail - Anchor	Retail - Junior Anchor	Office
Market Rent (PSF)	$34.00	$33.00	$25.00	$30.00	$30.00
Lease Term (Years)	5.25	5.25	11.00	10.50	7.58
Lease Type	NNN	NNN	NNN.	NNN	NNN
Escalations	3.0% annually	3.0% annually	3.0% annually	3.0% annually	3.0% annually
Tenant Improvements (New/Renewal)	$50 / $25	$50 / $25	$30 / $15	$30 / $15	$30 / $15
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%
Free Rent (Months)	3	3	12	6	7

The appraisal concluded that comparable market rents for larger, anchor tenants indicate a contractual rental rate range from $25.57 to $35.00 per SF with an average of $28.64 per SF. According to the appraisal, the most suitable comparable for the Artisan Circle Property’s anchor tenant, LA Fitness, maintains a contractual base rent of $26.00 per SF.

Appraisal. According to the appraisal dated November 1, 2024, the Artisan Circle Property had an “As-Is” appraised value of $92,700,000 as of October 16, 2024.

Environmental Matters. According to the Phase I environmental assessment dated October 16, 2024, there was no evidence of any recognized environmental conditions at the Artisan Circle Property.

A-3-87

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$50,000,000
816 Foch Road & 2973 Crockett Street	Artisan Circle	Cut-off Date LTV:	53.9%
Fort Worth, TX 76107		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Artisan Circle Property:

Cash Flow Analysis(1)
	2023	TTM 5/31/2024	UW(3)	UW PSF
Base Rent(2)	$5,884,789	$6,015,121	$6,610,549	$23.38
Credit Rent Steps	$0	$0	$0	$0.00
Rent Steps	$0	$0	$0	$0.00
Grossed Up Vacant Space	$0	$0	$1,408,064	$4.98
Gross Potential Rent	$5,884,789	$6,015,121	$8,018,612	$28.36
Other Income	$1,321,054	$1,415,487	$1,402,516	$4.96
Total Recoveries	$2,408,929	$2,554,087	$3,098,827	$10.96
Net Rental Income	$9,614,772	$9,984,695	$12,519,955	$44.28
(Vacancy & Credit Loss)	$0	$0	($1,952,216)	($6.90)
Effective Gross Income	$9,614,772	$9,984,695	$10,567,740	$37.38

Management Fee	$302,725	$310,379	$317,032	$1.12
Real Estate Taxes	$1,376,531	$1,301,550	$1,615,594	$5.71
Insurance	$179,202	$212,222	$339,281	$1.20
Other Operating Expenses	$2,268,280	$2,380,461	$2,257,211	$7.98
Total Expenses	$4,126,738	$4,204,612	$4,529,118	$16.02

Net Operating Income	$5,488,034	$5,780,083	$6,038,622	$21.36
Replacement Reserves	$0	$0	$44,532	$0.16
TI/LC(4)	$0	$0	$0	$0.00
Net Cash Flow	$5,488,034	$5,780,083	$5,994,090	$21.20

Occupancy %	78.4%	83.4%	82.4%
NOI DSCR	1.49x	1.57x	1.64x
NCF DSCR	1.49x	1.57x	1.63x
NOI Debt Yield	11.0%	11.6%	12.1%
NCF Debt Yield	11.0%	11.6%	12.0%

(1)	Historical financials are not available as the borrower sponsor acquired the Artisan Circle Property in August 2022.
(2)	UW Base Rent is based on the underwritten rent roll, dated November 1, 2024. UW Base Rent is exclusive of six tenants, comprising a total of 20,605 SF for which the tenants are assumed to be vacating upon lease expiration and are not anticipated to renew its lease.
(3)	UW Base Rent and UW Occupancy % are inclusive of two tenants, Collectiv Academy and PLA, whose leases have been executed but are not yet in occupancy, and, in the case of Collectiv Academy, is not yet paying rent. All outstanding free rent and TI/LCs in connection with these leases were reserved at closing.
(4)	U/W TI/LC's are based on $1.50 PSF per year, which were credited back due to the initial TI/LC reserve of $7,000,000 to be allocated towards future leasing during the term of the Artisan Circle Mortgage Loan.

Escrows and Reserves

Real Estate Taxes – On a monthly basis thereafter, the borrower is required to escrow 1/12th of the estimated annual real estate tax payments (initially estimated to be $116,283). Such reserve has been conditionally waived with respect to the portion of the Artisan Circle Property subject to the LA Fitness lease so long as (a) no event of default has occurred and is continuing, (b) the LA Fitness lease is in full force and effect, (c) LA Fitness is not subject to a bankruptcy action, (d) the LA Fitness lease requires LA Fitness to deposit the amount of taxes due with respect to the portion of the Artisan Circle Property subject to the LA Fitness lease no later than 15 days prior to the date such tax payment would be delinquent and (e) the borrower deposits (or causes LA Fitness to deposit) the amount of taxes due with respect to the portion of the Artisan Circle Property subject to the LA Fitness lease upon the earlier to occur of (i) receipt by the borrower of such amounts from LA Fitness and (ii) 15 days prior the date such taxes would be delinquent. The Artisan Circle Mortgage Loan documents provide for a non-recourse carveout for any loss associated with failure to deposit the taxes as required by the foregoing.

Insurance – On the loan origination date, the borrower was required to make an upfront deposit of $197,374. In addition, on a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as (i) no event of default has occurred and is continuing and (ii) the insurance coverage for the Artisan Circle Property is included in a blanket policy approved by the lender.

Replacement Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $3,729. In addition, on a monthly basis, the borrower is required to escrow approximately $3,729 for the payment or reimbursement of approved capital expenses.

TI/LC Reserve – On the loan origination date, the borrower was required to make an upfront deposit into a rollover reserve $7,000,000.

Free Rent Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $794,282 into a reserve to cover free rent, gap rent or rent abatement for concessions associated with certain tenants, including PLA, Collectiv Academy and LA Cabrona.

A-3-88

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$50,000,000
816 Foch Road & 2973 Crockett Street	Artisan Circle	Cut-off Date LTV:	53.9%
Fort Worth, TX 76107		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.1%

Outstanding TI Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $2,481,990 to cover outstanding tenant improvement obligation and/or leasing commissions.

Deferred Maintenance – On the loan origination date, the borrower was required to make an upfront deposit of $36,570 to perform required repairs at the property.

Condominium Assessments Reserve – During the continuance of a Cash Sweep Event (as defined below), the borrower is required to deposit into a Condominium Assessments Reserve account an amount such that the balance in the Condominium Assessments Reserve account at all times equals at least the aggregate amount of condominium assessments due from the borrower to the association with respect to the units for the next ensuing two-month period as determined by the lender based on the most recent annual budget of the association provided to the lender.

Lockbox and Cash Management. The Artisan Circle Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. During the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account. Funds in the cash management account are to be applied and disbursed in accordance with the Artisan Circle Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Artisan Circle Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Artisan Circle Mortgage Loan. The lockbox account is required to remain in effect until the Artisan Circle Mortgage Loan has been repaid or defeased in full.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower or property manager, (iii) the debt service coverage ratio is less than 1.15x (a “DSCR Trigger Event”). A Cash Sweep Event will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender, (b) with respect to clause (ii) above solely with respect to the property manager, if the property manager is replaced within 60 days with a qualified manager in accordance with the Artisan Circle Mortgage Loan documents, (c) with respect to clause (iii) above, the achievement of a debt service coverage ratio of 1.20x or greater for two consecutive calendar quarters; provided, however, that (A) no event of default is continuing, (B) a cure of a Cash Sweep Event resulting from an event of default or a bankruptcy event of a property manager may occur no more than a total of four times in the aggregate during the term of the Artisan Circle Mortgage Loan, (C) a cure of a Cash Sweep Event resulting from a DSCR Trigger Event may occur an unlimited number of times during the term of the Artisan Circle Mortgage Loan, (D) the borrower has paid all of the lender’s reasonable expenses incurred in connection with the cure of the Cash Sweep Event, including reasonable attorney’s fees and expenses, and (E) in no event may the borrower cure a Cash Sweep Event caused by a bankruptcy action of the borrower.

Condominium: The Artisan Circle Property is subject to a condominium structure comprised of six units. The borrower sponsor owns two retail units, which constitute 29.41% ownership of the condominium structure, but controls 73.33% of voting interest in the condominium association and the election of the majority of the board of directors, thereby controlling any matters coming before the condominium association for a vote, except any separate voting mechanism expressly set out in the condominium declaration.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-89

Mortgage Loan No. 11 – Fifth Third Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Cleveland, OH 44114
Original Balance:	$27,500,000			General Property Type:	Office
Cut-off Date Balance:	$27,500,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose(1):	Recapitalization			Year Built/Renovated:	1991/2019-2021
Borrower Sponsor:	PFP Holding Company VI, LLC			Size:	513,152 SF
Guarantor:	PFP Holding Company VI, LLC			Cut-off Date Balance PSF:	$54
Mortgage Rate:	7.2570%			Maturity Balance PSF:	$54
Note Date:	11/12/2024			Property Manager:	Farbman Group IV, LLC
Maturity Date:	12/11/2029
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(3):	$4,868,093
IO Period:	60 months			UW NCF:	$4,364,707
Seasoning:	0 months			UW NOI Debt Yield:	17.7%
Prepayment Provisions:	L(24), D(29),O(7)			UW NCF Debt Yield:	15.9%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	17.7%
Additional Debt Type:	NAP			UW NCF DSCR:	2.16x
Additional Debt Balance:	NAP			Most Recent NOI(3):	$6,529,139 (9/30/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$4,896,472 (9/30/2023 TTM)
Reserves				3rd Most Recent NOI:	$4,598,151 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	70.3% (11/5/2024)
RE Taxes:	$756,220	$151,244	NAP	2nd Most Recent Occupancy:	72.5% (12/31/2023)
Insurance(2):	$0	Springing	NAP	3rd Most Recent Occupancy:	72.1% (12/31/2022)
Replacement Reserve:	$0	$9,219	NAP	Appraised Value (as of):	$62,700,000 (10/21/2024)
Outstanding TI/LC:	$1,026,986	$0	NAP	Appraised Value PSF:	$122
TI/LC Reserve:	$3,000,000	$57,730	NAP	Cut-off Date LTV Ratio:	43.9%
Free Rent:	$258,579	$0	NAP	Maturity Date LTV Ratio:	43.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,500,000	100.0%	Equity Recapture(1):	$21,952,640	79.8%
			Upfront Reserves:	$5,041,785	18.3%
			Closing Costs:	$505,575	1.8%
Total Sources:	$27,500,000	100.0%	Total Uses:	$27,500,000	100.0%

(1)	The Fifth Third Center Property (as defined below) was previously unencumbered.
(2)	The Fifth Third Center Mortgage Loan documents do not require ongoing monthly insurance reserves; so long as no event of default is continuing, the borrower maintains insurance coverage for the Fifth Third Center Property as part of blanket or umbrella coverage reasonably approved by the lender, and provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 days prior to the expiration dates of the policies. If such conditions are not satisfied, the loan documents require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums.
(3)	The decrease from the 9/30/2024 TTM NOI to the UW NOI is due primarily to a non-recurring termination fee of $828,938 that was paid during the 9/30/2024 TTM period along with 19,798 SF of sublease space being marked to the lower of primary and sublease rents.

The Mortgage Loan. The eleventh largest mortgage loan (the “Fifth Third Center Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $27,500,000 and secured by a first priority fee interest in a 513,152 SF Class “A” office property located in Cleveland, Ohio (the “Fifth Third Center Property”).

The Borrower and the Borrower Sponsor. The borrower is PFP 6 Fifth Third Owner, LLC, a Delaware limited liability company and single purpose entity with one independent director.

The borrower sponsor and non-recourse carveout guarantor is PFP Holding Company VI, LLC, which is wholly owned by Prime Finance Partners VI, Inc. Prime Finance is a commercial real estate lender and investor founded in 2008 with $12.8 billion of assets under management. The borrower sponsor acquired the Fifth Third Center Property in connection with the 2023 foreclosure.

The Property. The Fifth Third Center Property comprises a 27-story Class A office building totaling 513,152 SF of net rentable area. Situated on a 1.57 acre site, the Fifth Third Center Property was constructed in 1991 and renovated from 2019 to 2021. Amenities at the property include a 24/7 access & security, on-site parking, a recently renovated fitness center, sundry shop, a full-service bank and a conference center fully equipped with A/V and Wi-Fi. The Fifth Third Center Property includes a five-story, 429-space parking garage on site, resulting in a parking ration of approximately 0.84 spaces per 1,000 SF. As of November 5, 2024, the Fifth Third Center Property was 70.3% leased to 30 tenants and has averaged 76.6% over the last 10 years.

A-3-90

Office – CBD	Loan #11	Cut-off Date Balance:	$27,500,000
600 Superior Avenue East	Fifth Third Center	Cut-off Date LTV:	43.9%
Cleveland, OH 44114		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	17.7%

Major Tenants.

McDonald Hopkins, LLC (59,190 SF, 11.5% of NRA; 16.4% of underwritten base rent). McDonald Hopkins, LLC (“McDonald Hopkins”) is a law firm founded in 1930 with offices in Baltimore, Maryland, Chicago, Illinois, Cleveland and Columbus, Ohio, Detroit, Michigan, and West Palm Beach, Florida. McDonald Hopkins has been at the property since 2004, has a lease expiring in January 2035 with two five-year renewal options remaining. The tenant has an early termination right effective January 31, 2031 with 12 months’ notice and also has a contraction right for 10,000 SF effective January 31, 2028 with 12 months’ notice.

Fifth Third Bank, N.A. (42,416 SF, 8.3% of NRA; 14.2% of underwritten base rent). Fifth Third Bank, N.A (“Fifth Third Bank”) has 1,084 branches serving 10 states and is headquartered in Cincinnati, Ohio. Fifth Third Bank has been at the property since 2004 and occupies three suites on leases expiring in October 2027 (4,755 SF) and October 2029 (37,661 SF). Fifth Third Bank has one, five-year renewal option and one, three-year renewal option on two suites comprising 36,602 SF and no renewal options on 5,814 SF of space (expiring in October 2029). The tenant has no termination options remaining. Fifth Third Bank also has naming rights on the Fifth Third Center Property.

HWH Architects Engineers Planners Inc. (29,125 SF, 5.7% of NRA; 8.6% of underwritten base rent). HWH is a Cleveland-based architecture firm headquartered at the Fifth Third Center Property that provides engineering, architectural and design services. HWH Architects Engineers Planners Inc. has been at the property since 2017, has a lease expiring in August 2028 with two, five-year renewal options and no termination options remaining.

The following table presents certain information relating to the tenancy at the Fifth Third Center Property:

Tenant Summary
Tenant Name	Credit Rating Moody's/Fitch/S&P) (1)	Tenant SF	Approx % of Total SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent (PSF) (2)	Lease Expiration	Renewal Options	Term. Option (Y/N)
McDonald Hopkins	NR/NR/NR	59,190	11.5%	$1,293,302	16.4%	$21.85	1/31/2035	2 x 5 yr	Y(3)
Fifth Third Bank	Baa1/A-/BBB+	42,416	8.3%	$1,116,885	14.2%	$26.33	Various(4)	Various(4)	N
HWH Architects Engineers Planners Inc.	NR/NR/NR	29,125	5.7%	$677,156	8.6%	$23.25	8/31/2028	2 x 5 yr	N
Roetzel & Andress(5)	NR/NR/NR	28,608	5.6%	$606,623	7.7%	$21.20	4/30/2030	2 x 5 yr	N
Buckley King, L.P.A.	NR/NR/NR	19,235	3.7%	$423,170	5.4%	$22.00	2/28/2031	1 x 5 yr	N
Nurenberg, Paris, Heller & Maccarthy Co.	NR/NR/NR	19,235	3.7%	$394,317	5.0%	$20.50	5/31/2028	2 x 5 yr	N
Subtotal/Wtd. Avg.		197,809	38.5%	$4,511,453	57.2%	$22.81

Other Tenants		162,771	31.7%	$3,371,368	42.8%	$20.71
Occupied Collateral Total		360,580	70.3%	$7,882,821	100.0%	$21.86
Vacant Space		152,572	29.7%
Total/Wtd. Avg.		513,152	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The Annual UW Rent and Annual UW Rent PSF shown above include contractual rent steps through November 2025 and straight-line rent averaging for certain investment grade tenants through the earlier of lease or loan maturity.
(3)	McDonald Hopkins has an early termination right effective January 31, 2031 with 12 months’ notice and also has contraction right for 10,000 SF (1.9% of total SF) effective January 31, 2028 with 12 months’ notice.
(4)	Fifth Third Bank is occupying three suites with one suite (4,755 SF) expiring on October 31,2027 with one, three-year renewal option and two suites (37,661 SF) expiring on October 31,2029 where 31,847 SF has one, five-year renewal option and the remaining 5,814 SF of space has no remaining renewal options.
(5)	Roetzel & Andress is subleasing 9,628 SF (33.7% of tenant SF) of their space through April 30, 2030. The Annual UW Rent and Annual UW Rent (PSF) are blended figures based on the Roetzel & Andress contractual rent and the sublease rent.

A-3-91

Office – CBD	Loan #11	Cut-off Date Balance:	$27,500,000
600 Superior Avenue East	Fifth Third Center	Cut-off Date LTV:	43.9%
Cleveland, OH 44114		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	17.7%

The following table presents certain information relating to the lease rollover schedule at the Fifth Third Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling(3)
MTM/2024	2	5,102	1.0%	1.0%	$0	0.0%	0.0%	$0.00
2025	3	19,533	3.8%	4.8%	$356,625	4.5%	4.5%	$18.26
2026	7	36,199	7.1%	11.9%	$801,097	10.2%	14.7%	$22.13
2027	4	30,517	5.9%	17.8%	$721,041	9.1%	23.8%	$23.63
2028	3	55,196	10.8%	28.6%	$1,218,448	15.5%	39.3%	$22.07
2029(3)	5	46,442	9.1%	37.6%	$1,146,816	14.5%	53.8%	$24.69
2030	6	66,276	12.9%	50.5%	$1,420,130	18.0%	71.9%	$21.43
2031	4	42,125	8.2%	58.7%	$925,363	11.7%	83.6%	$21.97
2032	0	0	0.0%	58.7%	$0	0.0%	83.6%	$0.00
2033	0	0	0.0%	58.7%	$0	0.0%	83.6%	$0.00
2034	0	0	0.0%	58.7%	$0	0.0%	83.6%	$0.00
2035 & Thereafter	1	59,190	11.5%	70.3%	$1,293,302	16.4%	100.0%	$21.85
Vacant	0	152,572	29.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	35	513,152	100.0%		$7,882,821	100.0%		$21.86(4)
(1)	Based on the underwritten rent roll dated November 5, 2024.
(2)	Certain tenants may have termination options that are not accounted for in the lease rollover schedule.
(3)	The Fifth Third Center Mortgage Loan has a maturity date of December 11, 2029.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Fifth Third Center Property is located in the downtown Cleveland central business district at the intersection of Superior Avenue and E 6th St. in the city of Cleveland, Ohio. Major employers include Cleveland Clinic and University Hospitals. The key access to the property market area is provided by Interstate 71, begins just southwest of downtown and is the major route from downtown Cleveland to the airport. I-71 runs through the southwestern suburbs and eventually connects Cleveland with Columbus and Cincinnati.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Fifth Third Center Property was 15,773, 78,350, and 234,390, and the median household income within the same radii was $64,979, $43,492, and $38,998, respectively.

According to the appraisal, the property is located in the CBD submarket of the Cleveland metro area office market. As of Q2 2024, the submarket reported a total inventory of approximately 32.7 million SF with a 12.2% vacancy rate and average asking rent of $21.66 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Fifth Third Center Property:

Market Rent Summary
	Office Low Rise < 10,000 SF	Office High Rise > 10,000 SF	Food Retail	Office High Rise < 10,000 SF	Office Low Rise > 10,000 SF	Retail
Market Rent (PSF)	$22.50	$24.00	$9.00	$24.00	$22.50	$19.00
Lease Term (Years)	5.3	10.5	5	5.3	10.5	5
Lease Type	Base Year	Base Year	Base Year	Base Year	Base Year	Base Year
Escalations	2.5% annually	2.5% annually	2.5% annually	2.5% annually	2.5% annually	2.5% annually
Tenant Improvements (New/Renewal)	$25 / $12.50	$50 / $25	$20 / $10	$25 / $12.50	$50 / $25	$20 / $10
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%
Free Rent (Months) (New)	3	6	0	3	6	0

A-3-92

Office – CBD	Loan #11	Cut-off Date Balance:	$27,500,000
600 Superior Avenue East	Fifth Third Center	Cut-off Date LTV:	43.9%
Cleveland, OH 44114		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	17.7%

The following table presents information relating to comparable sales pertaining to the Fifth Third Center Property:

		Sales Comparables(1)
Property Name/Location	Year Built/ Renovated	Size (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Fifth Third Center Cleveland, OH	1991 / 2019 - 2021	513,152(2)	70.3%(2)
West Wacker 333 Chicago, IL	1982 / 2022	867,821	79.0%	Jun-2024	$125,000,000	$144
200 Public Square Cleveland, OH	1985 / 2012	1,287,001	66.0%	Apr-2024	$54,000,000(3)	$42(3)
150 N Michigan Chicago, IL	1984 / 2018	654,508	68.0%	Jan-2024	$60,000,000	$92
Centre Pointe I – V West Chester, OH	2000 / 2008	640,177	82.0%	Jun-2023	$64,500,000	$101
Salesforce Tower Indianapolis, IN	1990 / 2016	1,104,178	84.0%	Jan-2021	$192,500,000	$174

(1)	Information obtained from appraisal.
(2)	Information obtained from the underwritten rent roll dated November 5, 2024.
(3)	200 Public Square Sale Price and Sale Price (PSF) did not include the 750-space parking garage, which was acquired in a separate transaction for $31,000,000.

The following table presents certain information relating to the appraiser’s Office Comparable for the Fifth Third Center Property:

Comparable Office Properties(1)
Property Name/Location	Total NRA (SF)	Year Built/Renovated	Stories	% Occupied
Fifth Third Center Cleveland, OH	513,152(2)	1991 / 2019-2021	27	70.3%(2)
200 Public Square Cleveland, OH	1,287,001	1985 / 2012	45	66.0%
North Point Tower II Cleveland, OH	591,338	1989 / 2000	19	NAV
1300 E 9th St Cleveland, OH	603,120	1971 / 2020	20	NAV
1350 Euclid Ave Cleveland, OH	255,927	1989 / 2016	16	NAV
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll dated November 5, 2024.

Appraisal. The appraisal concluded to an “as-is” value for the Fifth Third Center Property of $62,700,000 as of October 21, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated October 24, 2024, there was no evidence of any recognized environmental conditions at the Fifth Third Center Property.

A-3-93

Office – CBD	Loan #11	Cut-off Date Balance:	$27,500,000
600 Superior Avenue East	Fifth Third Center	Cut-off Date LTV:	43.9%
Cleveland, OH 44114		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	17.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Fifth Third Center Property:

Cash Flow Analysis
	2020	2021	2022	TTM 9/30/2023	TTM 9/30/2024(1)	UW(1)	UW PSF
Base Rent(2)	$8,301,943	$8,306,045	$7,616,127	$8,171,439	$8,223,783	$7,882,821	$15.36
Grossed Up Vacant Space	$0	$0	$0	$0	$0	$3,488,693	$6.80
Gross Potential Rent	$8,301,943	$8,306,045	$7,616,127	$8,171,439	$8,223,783	$11,371,514	$22.16
Other Income	$447,508	$360,770	$836,613	$421,127	$1,398,567	$446,240	$0.87
Parking/Garage/Other	$901,865	$854,630	$983,021	$1,003,005	$1,236,564	$1,149,323	$2.24
Total Recoveries	$392,980	$467,465	$532,476	$649,171	$761,703	$636,520	$1.24
Net Rental Income	$10,044,296	$9,988,910	$9,968,237	$10,244,742	$11,620,617	$13,603,596	$26.51
(Vacancy & Credit Loss)	$0	$0	$0	$0	$0	($3,488,693)	($6.80)
Effective Gross Income	$10,044,296	$9,988,910	$9,968,237	$10,244,742	$11,620,617	$10,114,904	$19.71

Real Estate Taxes	$2,029,999	$1,955,592	$1,951,456	$1,948,866	$1,728,498	$1,803,470	$3.51
Insurance	$65,779	$107,299	$148,491	$184,183	$130,266	$138,230	$0.27
Management Fee	$289,118	$306,106	$292,438	$296,964	$233,137	$303,447	$0.59
Other Operating Expenses	$2,811,199	$2,829,735	$2,977,701	$2,918,257	$2,983,165	$2,983,165	$5.81
Other Fixed Expense	$0	$0	$0	$0	$16,412	$18,499	$0.04
Total Expenses	$5,196,095	$5,198,732	$5,370,086	$5,348,270	$5,091,478	$5,246,811	$10.22

Net Operating Income	$4,848,201	$4,790,178	$4,598,151	$4,896,472	$6,529,139	$4,868,093	$9.49
Replacement Reserves	$0	$0	$0	$0	$0	$110,631	$0.22
TI/LC	$0	$0	$0	$0	$0	$392,755	$0.77
Net Cash Flow	$4,848,201	$4,790,178	$4,598,151	$4,896,472	$6,529,139	$4,364,707	$8.51

Occupancy %(3)	76.6%	75.5%	72.1%	72.5%	70.3%	69.3%
NOI DSCR	2.40x	2.37x	2.27x	2.42x	3.23x	2.41x
NCF DSCR	2.40x	2.37x	2.27x	2.42x	3.23x	2.16x
NOI Debt Yield	17.6%	17.4%	16.7%	17.8%	23.7%	17.7%
NCF Debt Yield	17.6%	17.4%	16.7%	17.8%	23.7%	15.9%

(1)	The decrease from the 9/30/2024 TTM NOI to the UW NOI is due primarily to a non-recurring termination fee of $828,938 that was paid during the 9/30/2024 TTM period along with 19,798 SF of sublease space being marked to the lower of primary and sublease rents.
(2)	UW Base Rent includes contractual rent steps through November 2025 and straight-line rent averaging for certain investment grade tenants through the earlier of lease or loan maturity.
(3)	UW Occupancy % represents the economic occupancy based on the underwritten rent roll dated November 5, 2024. Historical occupancies represent physical occupancies.

A-3-94

Mortgage Loan No. 12 – Holiday City MHC

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Jacksonville, NC 28546
Original Balance:	$27,500,000			General Property Type:	Manufactured Housing
Cut-off Date Balance:	$27,500,000			Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1985/NAP
Borrower Sponsor:	AM Partners, LLC			Size:	491 Pads(1)
Guarantors:	John O. Fairey, Jr. and Tim J. Manson, IV			Cut-off Date Balance Per Pad:	$56,008
Mortgage Rate:	6.1500%			Maturity Date Balance Per Pad:	$56,008
Note Date:	11/7/2024			Property Manager:	Morning View Communities LLC
Maturity Date:	12/1/2029				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,287,917
IO Period:	60 months			UW NCF:	$2,247,367
Seasoning:	0 months			UW NOI Debt Yield:	8.3%
Prepayment Provisions:	L(23),YM1(30),O(7)			UW NCF Debt Yield:	8.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	8.3%
Additional Debt Type:	No			UW NCF DSCR:	1.31x
Additional Debt Balance:	NAP			Most Recent NOI:	$2,082,392 (8/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$1,908,789 (12/31/2023)
				3rd Most Recent NOI:	$1,509,941 (12/31/2022)
				Most Recent Occupancy(1):	85.9% (9/1/2024)
Reserves				2nd Most Recent Occupancy:	86.6% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	80.3% (12/31/2022)
RE Taxes:	$47,755	$11,939	NAP	Appraised Value (as of):	$44,900,000 (8/12/2024)
Insurance:	$133,237	$13,324	NAP	Appraised Value per Pad:	$91,446
Deferred Maintenance:	$863	$0	NAP	Cut-off Date LTV Ratio:	61.2%
Replacement Reserve:	$0	$3,379	NAP	Maturity Date LTV Ratio:	61.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,500,000	63.5%	Purchase Price:	$39,900,000	92.1%
Borrower Sponsor Equity:	$15,823,232	36.5%	Closing Costs:	$3,241,378	7.5%
			Upfront Reserves:	$181,854	0.4%
Total Sources:	$43,323,232	100.0%	Total Uses:	$43,323,232	100.0%

(1)	The Holiday City MHC Property (as defined below) also includes 64 apartment units. Occupancy is inclusive of the apartment units.

The Mortgage Loan. The twelfth largest mortgage loan (the “Holiday City MHC Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $27,500,000 and secured by the borrower’s fee interest in a 491-pad manufactured housing property located in Jacksonville, North Carolina (the “Holiday City MHC Property”).

The Borrowers and the Borrower Sponsor. The borrowers for the Holiday City MHC Mortgage Loan are Holiday City Property, LLC and Holiday City APT, LLC, each a single-purpose Delaware limited liability company. The non-recourse carveout guarantors for the Holiday City MHC Mortgage Loan are John O. Fairey, Jr. and Tim J. Manson IV, who own and control the borrower sponsor, AM Partners, LLC. Founded in 2018 by John O. Fairey, Jr. and Tim J. Manson, IV, AM Partners, LLC is a real estate investment firm focused on the acquisition, development and management of self-storage and manufactured housing communities located in the United States. The company currently owns and operates a portfolio that includes more than 759 lots across eight properties in the southeast region of the United States. AM Partners LLC reports 90% average occupancy across its portfolio. Prior to founding AM Partners, LLC, the management team played integral roles in the development of self-storage properties across the United States.

John O. Fairey, Jr. has more than 15 years of experience in the finance and commercial real estate industries, having started his career in investment banking and held roles in underwriting, financial analysis and portfolio asset management. Most recently, prior to forming AM Partners in 2018, Mr. Fairey was the Director of Operations of Johnson Development Associates Self-Storage Division, where he managed third-party relationships as well as oversaw project underwriting and financial analysis for a national development roll out of self-storage properties. Tim J. Manson, IV has more than 16 years of experience in the real estate industry, having started his career with Clark Construction Group in 2008. Later, Mr. Manson acted as the Director of Development for the Johnson Development Associates’ Self-Storage Division, leading the development, design and construction efforts for the company’s self-storage projects. At Johnson Development Associates, he orchestrated the growth of a self-storage development pipeline with a focus on top 20 MSAs along the East and West coasts.

A-3-95

Manufactured Housing – Manufactured Housing	Loan #12	Cut-off Date Balance:	$27,500,000
553 Corbin Street	Holiday City MHC	Cut-off Date LTV:	61.2%
Jacksonville, NC 28546		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.3%

The borrowers are owned by a joint venture between entities owned or managed by AM Partners, LLC and funds or accounts controlled or managed by Westport Capital Partners LLC or Westport III GP, LLC (the “Westport Funds”). The Westport Funds are permitted to buy out the other owners of the joint venture and obtain control of the borrowers.

The Property. Constructed in 1985, the Holiday City MHC Property is an all-age manufactured housing community that is situated on a 66.2-acres site in Jacksonville, North Carolina. The Holiday City MHC Property contains 491 manufactured housing community (“MHC”) pads and 64 apartment units that were 87.6% occupied as of September 1, 2024, with average rents of $540 per unit/pad per month. Community amenities include a pool, clubhouse, paved streets, a playground, on-site management and security cameras. The Holiday City MHC Property has city water and private sewer hook-ups as well as paved off street parking. The 491 manufactured housing units were 86.4% occupied as of September 1, 2024, with average in place monthly rent of $484 per pad. Of the 491 MHC pads, 227 are occupied by mobile homes owned by a borrower affiliate, which were 93.9% occupied as of September 1, 2024. Underwritten revenue only includes rent of the underlying pads for the affiliate owned homes, and no rent for such affiliated owned homes has been underwritten. The apartment portion of the Holiday City MHC Property is comprised of 64 apartment units, that were 100% occupied as of September 1, 2024, with average in place monthly rent of $908 per unit. Approximately 77.9% of underwritten base rent is from the MHC pads and approximately 22.1% from the apartment units.

The Market. The Holiday City MHC Property is located in Jacksonville, North Carolina, located along Corbin Street, approximately 125 miles southeast of Raleigh and 75 miles south of Greenville. The Holiday City MHC Property site is approximately 0.4 miles north of State Route 24 and is surrounded by residential houses to the northwest, a city park to the northeast, the New River to the southeast and commercial property to the southwest. The Holiday City MHC Property is located across from Marine Corps Base Camp Lejeune, a 246-square-mile United States military training facility. Camp Lejeune is the largest Marine Corps base on the East Coast, encompassing 156,000 acres with 18 kilometers of beach capable of supporting amphibious operations.

With regard to the apartment units, the Holiday City MHC Property is located in the Greenville-New Bern-Washington, NC designated market area, (“DMA”)multifamily submarket of the Onslow County multifamily market. According to the appraisal, the Greenville-New Bern-Washington, NC DMA multifamily submarket had an inventory of 44,979 units with a 7.4% vacancy rate, and average asking rents of $1,045 per unit. According to the appraisal, the Onslow County multifamily market had an inventory of 98,894 units with a 4.7% vacancy rate, and average asking rents of $1,504 per unit.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Holiday City MHC Property was 8,062, 33,517 and 66,563, respectively. The estimated 2024 average household income within the same one-, three- and five-mile radius was $63,570, $74,778 and $79,441, respectively.

The following table presents recent comparable manufactured housing properties with respect to the manufactured housing community portion of the Holiday City MHC Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent
Holiday City MHC (subject)(1) 553 Corbin Street Jacksonville, NC	-	1985	491	85.9%	$500
Collins Estates 1138 Rocky Run Road Midway Pak, NC	5.0 miles	1970	105	95%	$350
Atlantic Rentals 1200 Canady Road Jacksonville, NC	8.4 miles	1950	23	100%	$475
Rainbow Acres 105 Golden Court Jacksonville, NC	8.9 miles	1975	6	100%	$475
Sherwood MHP 1325 Blue Creek Road Jacksonville, NC	8.6 miles	1980	39	95%	$450
Twin Pines MHP 4851 Gum Branch Road Jacksonville, NC	10.0 miles	1960	16	100%	$475

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated September 1, 2024.

A-3-96

Manufactured Housing – Manufactured Housing	Loan #12	Cut-off Date Balance:	$27,500,000
553 Corbin Street	Holiday City MHC	Cut-off Date LTV:	61.2%
Jacksonville, NC 28546		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.3%

The following table presents recent comparable multifamily apartment properties with respect to the apartment portion of the Holiday City MHC Property:

Comparable Properties Summary
Property/Location	Year Built	Units	Occupancy	Unit Size	Average Rent	Average Rent PSF
Holiday City MHC (subject)(1) 553 Corbin Street Jacksonville, NC	1985 / NAP	64(2)	100%	718 SF	$949	$1.32
Lauradale Apartments 2 Aragona Boulevard Jacksonville, NC	1972 / 2022	154	100%	900 SF	$1,068	$1.19
Cardinal Village Apartments 2301 Indian Drive Jacksonville, NC	1964 / NAP	134	98%	1,000 SF	$1,112	$1.11
Park West Apartments 203 Valencia Drive Jacksonville, NC	1986 / 2019	104	100%	940 SF	$1,051	$1.12
Azalea Gardens Apartments 902 Gum Branch Road Jacksonville, NC	1978 / 2018	90	94%	1,100 SF	$1,228	$1.12
Ashley Park Apartments 2100 Country Club Road Jacksonville, NC	1984 / 1999	152	100%	985 SF	$955	$0.97

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated September 1, 2024.
(2)	Represents the apartment units at the Holiday City MHC Property.

The following table presents information relating to comparable sales pertaining to the Holiday City MHC Property:

Comparable Properties Summary
Property/Location	Year Built / Renovated	Size (Pads)	Occupancy	Sale Date	Sale Price	Sale Price per Pad
Holiday City MHC (subject)(1) 553 Corbin Street Jacksonville, NC	1985	491
Bell Crossing 750 Dunlop Lane Clarksville, TN	2005	237	0%	Jul. 2024	$16,585,470	$69,981
Swan Lake MHC 20 Harbour Road Northeast Rome, GA	2000	300	87%	May 2024	$18,250,000	$60,833
Hillsborough/Pasco County MHP Portfolio 5035 Pine Street Seffner, FL	1975	1,000	0%	Jun. 2023	$83,000,000	$83,000
Winter Haven MHC 50 Lake Charlotte Drive West Winter Haven, FL	1960	238	92%	Sep. 2022	$16,800,000	$70,588
Clover Ranch 100 Oxford Circle Hampton, GA	1970	331	89%	Sep. 2022	$21,350,000	$64,502
Birchwood Mobile Home Park 18 Birchwood Mobile Home Park Durham, NC	1990	143	96%	Jun. 2022	$9,600,000	$67,133

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated September 1, 2024.

Appraisal. According to the appraisal, the Holiday City MHC Property had an “as-is” value of $44,900,000 as of August 12, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated August 7, 2024, there was no evidence of any recognized environmental conditions at the Holiday City MHC Property.

A-3-97

Manufactured Housing – Manufactured Housing	Loan #12	Cut-off Date Balance:	$27,500,000
553 Corbin Street	Holiday City MHC	Cut-off Date LTV:	61.2%
Jacksonville, NC 28546		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Holiday City MHC Property:

Cash Flow Analysis
	2022	2023	TTM 8/31/2024	T3 Annualized 8/31/2024	UW	UW Per Pad
Gross Potential Rent(1)	$2,995,361	$3,226,570	$3,335,393	$3,396,792	$4,288,716	$8,734.66
Reimbursements	$0	$0	$0	$0	$0	$0.00
Other Income	$523,693	$601,932	$618,033	$645,031	$618,033	$1,258.72
(Vacancy / Credit Loss / Discounts / Concessions)	($603,034)	($492,573)	($387,986)	($335,925)	($1,227,849)	($2,500.71)
Effective Gross Income	$2,916,020	$3,335,928	$3,565,440	$3,705,898	$3,678,900	$7,492.67

Real Estate Taxes	$139,716	$139,238	$139,265	$139,092	$139,092	$283.28
Insurance	$107,598	$136,651	$150,611	$150,835	$155,277	$316.25
Other Operating Expenses	$1,158,766	$1,151,250	$1,193,171	$1,288,508	$1,096,614	$2,233.43
Total Operating Expenses	$1,406,079	$1,427,139	$1,483,048	$1,578,434	$1,390,983	$2,832.96

Net Operating Income	$1,509,941	$1,908,789	$2,082,392	$2,127,463	$2,287,917	$4,659.71
Replacement Reserves	$0	$0	$0	$0	$40,550	$82.59
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$1,509,941	$1,908,789	$2,082,392	$2,127,463	$2,247,367	$4,577.12

Occupancy (%)(2)	80.3%	86.6%	85.9%	85.9%	87.0%
NOI DSCR	0.88x	1.11x	1.21x	1.24x	1.33x
NCF DSCR	0.88x	1.11x	1.21x	1.24x	1.31x
NOI Debt Yield	5.5%	6.9%	7.6%	7.7%	8.3%
NCF Debt Yield	5.5%	6.9%	7.6%	7.7%	8.2%

(1)	UW Gross Potential Rent is based on the borrower rent rolls dated September 1, 2024.
(2)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies. TTM 8/31/2024 and T3 Annualized 8/31/2024 Occupancy (%) is based on the borrower rent roll dated September 1, 2024.

A-3-98

Mortgage Loan No. 13 – Oklahoma Industrial Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location(3):	Various, OK Various
Original Balance:	$27,000,000			General Property Type:	Industrial
Cut-off Date Balance:	$27,000,000			Detailed Property Type(3):	Various
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose(1):	Recapitalization			Year Built/Renovated(3):	Various/Various
Borrower Sponsor:	Randy W. Timms			Size(3):	347,136 SF
Guarantor:	Randy W. Timms			Cut-off Date Balance Per SF:	$78
Mortgage Rate:	7.1700%			Maturity Date Balance Per SF:	$78
Note Date:	11/8/2024			Property Manager:	XCEED Management Group, LLC
Maturity Date:	12/1/2029				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$3,116,827
IO Period:	60 months			UW NCF:	$2,967,736
Seasoning:	0 months			UW NOI Debt Yield:	11.5%
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF Debt Yield:	11.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	11.5%
Additional Debt Type:	NAP			UW NCF DSCR:	1.51x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,176,580 (8/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(4):	NAV
				3rd Most Recent NOI(4):	NAV
Reserves				Most Recent Occupancy:	100.0% (12/1/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	NAV
RE Taxes:	$381,047	$35,472	NAP	3rd Most Recent Occupancy(4):	NAV
Insurance(2):	$71,090	Springing	NAP	Appraised Value (as of)(5):	$45,800,000 (8/27/2024)
Replacement Reserve:	$0	$2,893	NAP	Appraised Value PSF(5):	$132
TI/LC Reserve:	$0	$10,125	NAP	Cut-off Date LTV Ratio(5):	59.0%
Deferred Maintenance:	$93,450	$0	NAP	Maturity Date LTV Ratio(5):	59.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,000,000	100.0%	Equity Recapture(1):	$25,062,139	92.8%
			Closing Costs:	$1,186,056	4.4%
			Upfront Reserves:	$545,587	2.0%
			Loan Payoff:	$206,218	0.8%
Total Sources:	$27,000,000	100.0%	Total Uses:	$27,000,000	100.0%

(1)	The Oklahoma Industrial Portfolio Properties (as defined below) were previously unencumbered. The borrower sponsor has a combined cost basis in the Oklahoma Industrial Portfolio Properties of $42,540,000.
(2)	The borrower is required to deposit 1/12th of insurance premiums upon failure of the borrower to maintain a blanket policy acceptable to the lender.
(3)	See “The Properties” section below.
(4)	Historical financial information is not available as the borrower sponsor acquired the Oklahoma Industrial Portfolio Properties in various stages since 2004.
(5)	The Appraised Value represents the “as portfolio” value, which includes a portfolio premium to the properties if sold together on a bulk basis. The sum of the individual “As Is” appraised values is $45,240,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 59.7% and 59.7%, respectively. Individual appraisal dates for the Oklahoma Industrial Portfolio Properties range from August 16, 2024 to August 27, 2024. The appraiser also concluded a combined dark value of $39,560,000, which would result in a dark value Cut-off Date LTV Ratio of 68.3%.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Oklahoma Industrial Portfolio Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $27,000,000 and secured by the fee interests in 16 single-tenant industrial properties located across Oklahoma (the “Oklahoma Industrial Portfolio Properties”).

The Borrower and the Borrower Sponsor. The borrower is RKST Investments LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor and non-recourse carveout guarantor is Randy W. Timms.

Randy W. Timms is the CEO of Western Flyer Xpress, an Oklahoma-based logistics carrier that provides product distribution services to businesses. Western Flyer was founded in 1996 with four trucks and four refrigerated trailers, and has grown to a fleet of more than 1,000 trucks and 3,000 trailers. Currently, Western Flyer Xpress has terminals in Oklahoma, Texas, Nebraska, Missouri and Arizona, along with drop yards in Georgia, Tennessee, Kansas, New Jersey, Colorado, Washington, Illinois, North Carolina, Florida and California. Randy W. Timms has over 10 years of experience acquiring both residential and commercial real estate assets, specifically within industrial markets. Randy W. Timms owns RW Timms Investments, LLC, an industrial investment portfolio comprising over 300,000 SF of industrial properties in Oklahoma.

A-3-99

Industrial – Various	Loan #13	Cut-off Date Balance:	$27,000,000
Various	Oklahoma Industrial Portfolio	Cut-off Date LTV:	59.0%
Various, OK Various		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.5%

The Properties. The Oklahoma Industrial Portfolio Properties are comprised of 16 single-tenant industrial properties totaling 347,136 SF and located across a total of approximately 89 acres in the following cities in Oklahoma: Oklahoma City (nine properties, 69.2% of NRA), El Reno (five properties, 21.6% of NRA), Sapulpa (one property, 5.9% of NRA) and Yukon (one property, 3.3% of NRA).

The Oklahoma Industrial Portfolio Properties were built between 1977 and 2020, with individual property acreage ranging from 0.909-acres to 13.069-acres, with an average of 5.56-acres per property. Each property has outdoor industrial storage area and office space to support the business operations, with total office build-out space ranging from 7% of NRA to 24% of NRA, with an average office build-out space of 17% of NRA. Each property has clear heights ranging from 16 feet to 30 feet and two to 17 loading doors. Additionally, two of the properties contain bridge cranes. There are a total of 25 buildings in the portfolio.

The Oklahoma Industrial Portfolio Properties are 100.0% leased to 14 tenants (with one tenant expected to vacate in January 2025), with two of the largest tenants (Ace Transfer & Storage, Co. (35.0% of NRA, 16.8% underwritten base rent) and Sunstate Equipment Co. LLC (13.1% of NRA, 12.7% underwritten base rent)) each occupying two different properties within the portfolio. Since 2023, the borrower sponsor has executed five new leases and seven lease renewals, representing 50.2% of NRA or 67.3% of underwritten base rent. The Oklahoma Industrial Portfolio Properties have a weighted average remaining lease term of 4.2 years. The properties owned by the borrower in the last five years have maintained an average occupancy near 100.0%.

The following table presents certain information relating to the Oklahoma Industrial Portfolio Properties, which are presented in descending order of their Allocated Loan Amount:

Portfolio Summary
Property Name City	Year Built / Renovated	SF(1)	Acreage	% of Portfolio SF	Allocated Loan Amount	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent(1)	% of Annual UW Base Rent
1700 South Eastern Avenue Oklahoma City	1992, 2003, 2013, 2019 / NAP	100,820	7.815	29.0%	$3,570,737	$8,200,000	18.1%	$462,974	13.2%
3300 North Banner Road El Reno	2019 / NAP	28,466	11.54	8.2%	$3,191,102	$4,700,000	10.4%	$413,751	11.8%
6701 South Eastern Avenue Oklahoma City	2009 / NAP	40,000	13.069	11.5%	$2,831,735	$4,400,000	9.7%	$367,156	10.5%
401 North Sara Road Yukon	2016 / NAP	11,600	2.91	3.3%	$2,498,887	$3,600,000	8.0%	$324,000	9.3%
3280 Davinion Road El Reno	2018 / NAP	11,600	5.23	3.3%	$1,846,585	$2,800,000	6.2%	$239,424	6.8%
4700 North Bryant Avenue Oklahoma City	1977 / 1998	35,040	5.156	10.1%	$1,742,743	$2,700,000	6.0%	$225,960	6.5%
5204 West I-40 Service Road Oklahoma City	1978, 1982, 2013 / NAP	24,000	8.510	6.9%	$1,665,925	$2,300,000	5.1%	$216,000	6.2%
7408-7424 Southwest 69th Street Oklahoma City	2020 / NAP	11,610	5.293	3.3%	$1,619,649	$2,370,000	5.2%	$210,000	6.0%
3105 Davinion Road El Reno	2018 / NAP	11,600	5.060	3.3%	$1,573,374	$2,700,000	6.0%	$204,000	5.8%
3380 Davinion Road El Reno	2018 / NAP	11,600	5.23	3.3%	$1,470,814	$2,800,000	6.2%	$190,702	5.4%
3205 Davinion Road El Reno	2018 / NAP	11,600	5.0	3.3%	$1,463,237	$2,800,000	6.2%	$189,720	5.4%
9111 West 96th Street South Sapulpa	2014 / NAP	20,550	4.639	5.9%	$954,369	$2,150,000	4.8%	$123,741	3.5%
5311 Southwest 11th Street Oklahoma City	1980, 2016 / NAP	11,250	5.0	3.2%	$933,397	$1,400,000	3.1%	$121,022	3.5%
5055 South Eastern Avenue Oklahoma City	1997 / NAP	5,400	2.658	1.6%	$607,812	$890,000	2.0%	$78,807	2.3%
5302 Southwest 11th Street Oklahoma City	1981 / NAP	6,000	1.817	1.7%	$555,308	$710,000	1.6%	$72,000	2.1%
5230 Southwest 11th Street Oklahoma City	1998, 2002 / NAP	6,000	0.909	1.7%	$474,326	$720,000	1.6%	$61,500	1.8%
Total/Weighted Average		347,136	89.836	100.0%	$27,000,000	$45,240,000(2)	100.0%	$3,500,758	100.0%

(1)	Based on underwritten rent roll dated December 1, 2024.
(2)	The appraisal concluded to an “as portfolio” appraised value for the Oklahoma Industrial Portfolio Properties of $45,800,000 as of August 27, 2024. The properties were valued individually between August 16, 2024 and August 27, 2024, with the individual values reflecting an aggregate “as-is” appraised value of $45,240,000. The appraiser also concluded a combined dark value of $39,560,000.

A-3-100

Industrial – Various	Loan #13	Cut-off Date Balance:	$27,000,000
Various	Oklahoma Industrial Portfolio	Cut-off Date LTV:	59.0%
Various, OK Various		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.5%

Property Summary
Property Name City	Tenant Name(1)	Tenant SF(1)	% of Portfolio SF	Lease Expiration Date(1)	Renewal Options	Term. Options	Annual UW Base Rent(1)	Annual UW Base Rent Per Acre(1)	Annual UW Base Rent PSF(1)	% of Annual UW Base Rent(1)
1700 South Eastern Avenue Oklahoma City	Ace Transfer & Storage, Co.	100,820	29.0%	3/31/2032	2 x 5 yr	N	$462,974	$59,242	$4.59	13.2%
3300 North Banner Road El Reno	AAA Person-to- Person Listing, Co.(2)	28,466	8.2%	3/31/2028	3 x 5 yr	N	$413,751	$35,854	$14.53	11.8%
6701 South Eastern Avenue Oklahoma City	Sunstate Equipment Co. LLC(2)	40,000	11.5%	2/28/2029	3 x 5 yr	N	$367,156	$28,094	$9.18	10.5%
401 North Sara Road Yukon	MHC Truck Leasing, LLC(2)	11,600	3.3%	7/31/2028	1 x 5 yr	N	$324,000	$111,340	$27.93	9.3%
3280 Davinion Road El Reno	RelaDyne, Inc.	11,600	3.3%	12/31/2028	1 x 5 yr	N	$239,424	$45,779	$20.64	6.8%
4700 North Bryant Avenue Oklahoma City	White’s Welding, LLC	35,040	10.1%	1/31/2026	1 x 1 yr	N	$225,960	$43,825	$6.45	6.5%
5204 West I-40 Service Road Oklahoma City	American Truck Training	24,000	6.9%	8/31/2027	NAP	N	$216,000	$25,382	$9.00	6.2%
7408-7424 Southwest 69th Street Oklahoma City	Gravity Power & Rental, LLC	11,610	3.3%	8/31/2027	1 x 3 yr	N	$210,000	$39,675	$18.09	6.0%
3105 Davinion Road El Reno	Vault Pressure Control, LLC(3)	11,600	3.3%	1/31/2025	1 x 5 yr	N	$204,000	$40,316	$17.59	5.8%
3380 Davinion Road El Reno	DTE Enterprises, LLC	11,600	3.3%	6/30/2025	NAP	N	$190,702	$36,463	$16.44	5.4%
3205 Davinion Road El Reno	CTE Properties, LLC	11,600	3.3%	4/30/2026	NAP	N	$189,720	$37,944	$16.36	5.4%
9111 West 96th Street South Sapulpa	Ace Transfer & Storage, Co.	20,550	5.9%	12/31/2029	1 x 5 yr	N	$123,741	$26,674	$6.02	3.5%
5311 Southwest 11th Street Oklahoma City	R&D Truck and Trailer Repairs, Inc.	11,250	3.2%	7/31/2030	1 x 3 yr	N	$121,022	$24,204	$10.76	3.5%
5055 South Eastern Avenue Oklahoma City	Sunstate Equipment Co. LLC(2)	5,400	1.6%	6/30/2027	1 x 3 yr	N	$78,807	$29,649	$14.59	2.3%
5302 Southwest 11th Street Oklahoma City	Eden’s Garden Supply, LLC	6,000	1.7%	10/31/2027	NAP	N	$72,000	$39,626	$12.00	2.1%
5230 Southwest 11th Street Oklahoma City	Flow Control Services, LLC	6,000	1.7%	10/31/2027	1 x 2 yr	N	$61,500	$67,657	$10.25	1.8%
Total/Weighted Average		347,136	100.0%				$3,500,758	$38,968	$10.08	100.0%

(1)	Based on underwritten rent roll dated December 1, 2024 and includes rent steps through December 1, 2025.
(2)	AAA Person-to Person Listing, Co, Sunstate Equipment Co. LLC and MHC Truck Leasing, LLC have rights of first refusal to purchase the related properties.
(3)	Vault Pressure Control, LLC is currently in occupancy at the 3105 Davinion Road property but has given notice that they will vacate upon lease expiration on January 31, 2025. The tenant was underwritten as vacant.

A-3-101

Industrial – Various	Loan #13	Cut-off Date Balance:	$27,000,000
Various	Oklahoma Industrial Portfolio	Cut-off Date LTV:	59.0%
Various, OK Various		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.5%

The following table presents certain information relating to the lease rollover schedule at the Oklahoma Industrial Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025(2)	2	23,200	6.7%	6.7%	$394,702	11.3%	11.3%	$17.01
2026	2	46,640	13.4%	20.1%	$415,680	11.9%	23.1%	$8.91
2027	4	47,010	13.5%	33.7%	$576,807	16.5%	39.6%	$12.27
2028	4	57,666	16.6%	50.3%	$1,038,675	29.7%	69.3%	$18.01
2029(3)	2	60,550	17.4%	67.7%	$490,898	14.0%	83.3%	$8.11
2030	1	11,250	3.2%	71.0%	$121,022	3.5%	86.8%	$10.76
2031	0	0	0.0%	71.0%	$0	0.0%	86.8%	$0.00
2032	1	100,820	29.0%	100.0%	$462,974	13.2%	100.0%	$4.59
2033	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	16	347,136	100.0%		$3,500,758	100.0%		$10.08

(1)	Information is based on the underwritten rent roll dated December 1, 2024 and includes rent steps through December 1, 2025.
(2)	Vault Pressure Control, LLC is currently in occupancy at the 3105 Davinion Road property but has given notice that they will vacate upon lease expiration on January 31, 2025. The tenant was underwritten as vacant.
(3)	The Oklahoma Industrial Portfolio Mortgage Loan has a maturity date of December 1, 2029.

The Market. The Oklahoma Industrial Portfolio Properties are 16 properties located across two different markets in Oklahoma. The Oklahoma Industrial Portfolio Properties are located in the Oklahoma City MSA (15 properties, 94.1% NRA) and the Tulsa MSA (1 property, 5.9% NRA). More specifically, the Oklahoma Industrial Portfolio Properties are spread throughout four cities: 9 properties (69.2% NRA) are located in Oklahoma City, 5 properties (21.6% NRA) are located in El Reno, 1 property (5.9% NRA) is located in Sapulpa and 1 property (3.3% NRA) is located in Yukon. The Oklahoma City properties benefit from proximity to Interstate 35 and Will Rogers World Airport, which is the busiest commercial airport in the state of Oklahoma and serves approximately 3.6 million airline passengers annually. The El Reno properties (with the exception of 3330 Banner Road property) are located within walking distance of each other and are located approximately 25 miles from the Oklahoma City properties. The El Reno properties benefit from proximity to Interstate-40 and Clarence E. Page Municipal Airport. The only property located in the Tulsa market is in Sapulpa, Oklahoma, which is approximately 95 miles northeast of downtown Oklahoma City and 120 miles northeast of El Reno, Oklahoma.

The Oklahoma Industrial Portfolio Properties are located in submarkets with vacancy rates ranging from 1.5% to 11.6%. The appraiser’s concluded market rents per SF range from $5.89 to $7.96.

A-3-102

Industrial – Various	Loan #13	Cut-off Date Balance:	$27,000,000
Various	Oklahoma Industrial Portfolio	Cut-off Date LTV:	59.0%
Various, OK Various		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.5%

The following table presents certain market and submarket data related to the Oklahoma Industrial Portfolio Properties:

Market Summary(1)
Property Name City, State	Market	Submarket	Submarket Inventory (SF)	Submarket Vacancy (%)	Concluded Market Rent PSF
1700 South Eastern Avenue Oklahoma City, OK	Oklahoma City	Southeast	19,410,420	5.4%	$7.55
3300 North Banner Road El Reno, OK	Oklahoma City	Canadian County	9,922,083	11.6%	$7.96
6701 South Eastern Avenue Oklahoma City, OK	Oklahoma City	Southeast	19,410,420	5.4%	$7.55
401 North Sara Road Yukon, OK	Oklahoma City	Canadian County	9,922,083	11.6%	$7.96
3280 Davinion Road El Reno, OK	Oklahoma City	Canadian County	9,922,083	11.6%	$7.96
4700 North Bryant Avenue Oklahoma City, OK	Oklahoma City	East	7,539,792	5.0%	$7.53
5204 West I-40 Service Road Oklahoma City, OK	Oklahoma City	Southwest	35,755,651	5.0%	$7.55
7408-7424 Southwest 69th Street Oklahoma City, OK	Oklahoma City	Southwest	35,755,651	5.0%	$7.55
3105 Davinion Road El Reno, OK	Oklahoma City	Canadian County	9,922,083	11.6%	$7.96
3380 Davinion Road El Reno, OK	Oklahoma City	Canadian County	9,922,083	11.6%	$7.96
3205 Davinion Road El Reno, OK	Oklahoma City	Canadian County	9,922,083	11.6%	$7.96
9111 West 96th Street South Sapulpa, OK	Tulsa MSA	Creek County	8,407,220	1.5%	$5.89
5311 Southwest 11th Street Oklahoma City, OK	Oklahoma City	Southwest	35,755,651	5.0%	$7.55
5055 South Eastern Avenue Oklahoma City, OK	Oklahoma City	Southeast	19,410,420	5.4%	$7.55
5302 Southwest 11th Street Oklahoma City, OK	Oklahoma City	Southwest	35,755,651	5.0%	$7.55
5230 Southwest 11th Street Oklahoma City, OK	Oklahoma City	Southwest	35,755,651	5.0%	$7.55

(1)	Source: Appraisals. Information as of the second quarter of 2024.

A-3-103

Industrial – Various	Loan #13	Cut-off Date Balance:	$27,000,000
Various	Oklahoma Industrial Portfolio	Cut-off Date LTV:	59.0%
Various, OK Various		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.5%

The following table presents certain local demographic data related to the Oklahoma Industrial Portfolio Properties:

Demographic Information (1)
Property Name City, State	2024 Population (within 1-mi. / 3-mi. / 5-mi- Radius)	2024 Average Household Income (within 1-mi. / 3-mi. / 5-mi- Radius)
1700 South Eastern Avenue Oklahoma City, OK	1,876 / 62,426 / 211,835	$50,534 / $67,215 / $70,976
3300 North Banner Road El Reno, OK	129 / 1,150 / 5,442	$94,600 / $110,909 / $118,731
6701 South Eastern Avenue Oklahoma City, OK	1,876 / 62,426 / 211,835	$50,534 / $67,215 / $70,976
401 North Sara Road Yukon, OK	4,321 / 64,404 / 126,528	$90,040 / $98,224 / $95,678
3280 Davinion Road El Reno, OK	129 / 1,099 / 6,149	$94,600 / $104,822 / $101,346
4700 North Bryant Avenue Oklahoma City, OK	466 / 22,559 / 95,570	$123,116 / $60,600 / $85,212
5204 West I-40 Service Road Oklahoma City, OK	1,515 / 47,867 / 190,515	$64,502 / $60,984 / $70,446
7408-7424 Southwest 69th Street Oklahoma City, OK	1,515 / 47,867 / 190,515	$64,502 / $60,984 / $70,446
3105 Davinion Road El Reno, OK	129 / 1,099 / 6,149	$94,600 / $104,822 / $101,346
3380 Davinion Road El Reno, OK	129 / 1,099 / 6,149	$94,600 / $104,822 / $101,346
3205 Davinion Road El Reno, OK	129 / 1,099 / 6,149	$94,600 / $104,822 / $101,346
9111 West 96th Street South Sapulpa, OK	1,612 / 18,343 / 43,729	$85,753 / $85,068 / $95,212
5311 Southwest 11th Street Oklahoma City, OK	1,515 / 47,867 / 190,515	$64,502 / $60,984 / $70,446
5055 South Eastern Avenue Oklahoma City, OK	1,876 / 62,426 / 211,835	$50,534 / $67,215 / $70,976
5302 Southwest 11th Street Oklahoma City, OK	1,515 / 47,867 / 190,515	$64,502 / $60,984 / $70,446
5230 Southwest 11th Street Oklahoma City, OK	1,515 / 47,867 / 190,515	$64,502 / $60,984 / $70,446

(1)	Source: Appraisals.

Appraisal. The appraisal concluded to an “as portfolio” appraised value for the Oklahoma Industrial Portfolio Properties of $45,800,000 as of August 27, 2024. The properties were valued individually between August 16, 2024 and August 27, 2024, with the individual values reflecting an aggregate “as-is” appraised value of $45,240,000. The appraiser also concluded a combined dark value of $39,560,000.

Environmental Matters. According to the Phase I environmental site assessments dated between September 13, 2024 and September 16, 2024, there are recognized environmental conditions at the following properties: 1700 South Eastern Avenue, 6701 South Eastern Avenue, 4700 North Bryant Avenue, 5204 West I-40 Service Road and 5055 South Eastern Avenue. The borrower has obtained an environmental policy from Alliant Insurance Services Inc. with a policy term of 8 years commencing on the origination date, a limit of $20,000,000 for each pollution condition and in the aggregate and a $25,000 per claim self insurance retention. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Release of Property. The borrower has the right at any time after two years from the closing date of the BANK5 2024-5YR12 securitization transaction to obtain the release of no more than three individual properties (with the exception of the 1700 South Eastern Avenue property) in connection with a bona fide third-party sale of such properties, subject to the satisfaction of certain conditions, including but not limited to the following: (i) the borrower partially defeases the Oklahoma Industrial Portfolio Mortgage Loan in an amount equal to the greater of (a) the net proceeds from the sale of such individual property and (b)125% of the allocated loan amount for such property; (ii) after giving effect to such release, the loan-to-value ratio does not exceed 59.7%, (iii) after giving effect to such release, debt service coverage ratio is not less than the greater of (a) debt service coverage ratio prior to such release and (b) 1.60x; and (iii) after giving effect to such release, the debt yield is not less than the greater of (a) debt yield prior to such release and (b) 11.25%.

A-3-104

Industrial – Various	Loan #13	Cut-off Date Balance:	$27,000,000
Various	Oklahoma Industrial Portfolio	Cut-off Date LTV:	59.0%
Various, OK Various		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Oklahoma Industrial Portfolio Properties:

Cash Flow Analysis(1)
	8/31/2024 TTM	UW	UW PSF
Gross Potential Rent(2)	$3,227,089	$3,500,758	$10.08
Expense Reimbursements	$296,427	$834,154	$2.40
Potential Gross Income	$3,523,516	$4,334,913	$12.49
(Vacancy & Credit Loss)	$0	($224,301)	($0.65)
Effective Gross Income	$3,523,516	$4,110,612	$11.84

Real Estate Taxes	$344,698	$404,707	$1.17
Insurance	$0	$328,157	$0.95
Other operating expenses	$2,238	$260,921	$0.75
Total Operating Expenses	$346,936	$993,785	$2.86

Net Operating Income	$3,176,580	$3,116,827	$8.98
Replacement Reserves	$0	$34,714	$0.10
TI/LC	$99,055	$114,377	$0.33
Net Cash Flow	$3,077,525	$2,967,736	$8.55

Occupancy %	100.0%(3)	94.8%(4)
NOI DSCR	1.62x	1.59x
NCF DSCR	1.57x	1.51x
NOI Debt Yield	11.8%	11.5%
NCF Debt Yield	11.4%	11.0%

(1)	Historical financial information is not available as the borrower sponsor acquired the Oklahoma Industrial Portfolio Properties in various stages since 2004.
(2)	UW Gross Potential Rent is based on the underwritten rent roll as of December 1, 2024 and includes rent steps through December 1, 2025.
(3)	Represents occupancy based on the underwritten rent roll as of December 1, 2024.
(4)	Represents economic occupancy. Vault Pressure Control, LLC is currently in occupancy at the 3105 Davinion Road property but has given notice that they will vacate upon lease expiration on January 31, 2025.

A-3-105

Mortgage Loan No. 14 – ARX Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Various, Various
Original Balance:	$23,000,000			General Property Type:	Manufactured Housing
Cut-off Date Balance:	$23,000,000			Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	2.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/NAP
Borrower Sponsor:	ARX Communities			Size:	443 Pads
Guarantors:	ARX Fund I, L.P. and Nathan Jameson			Cut-off Date Balance Per Pad:	$51,919
Mortgage Rate:	6.0800%			Maturity Date Balance Per Pad:	$51,919
Note Date:	10/30/2024			Property Manager:	Self-Managed
Maturity Date:	11/1/2029			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$1,867,710
Amortization Term:	0 months			UW NCF:	$1,844,819
IO Period:	60 months			UW NOI Debt Yield:	8.1%
Seasoning:	1 month			UW NCF Debt Yield:	8.0%
Prepayment Provisions:	L(23),YM1(30),O(7)			UW NOI Debt Yield at Maturity:	8.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.30x
Additional Debt Type:	NAP			Most Recent NOI:	$1,843,719 (8/31/2024 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$1,569,802 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$1,530,100 (12/31/2022)
Reserves				Most Recent Occupancy:	80.4% (9/30/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	79.1% (12/31/2023)
RE Taxes:	$0	$13,962	NAP	3rd Most Recent Occupancy:	80.3% (12/31/2022)
Insurance:	$0	Springing(1)	NAP	Appraised Value (as of):	$35,900,000 (Various)
Replacement Reserve:	$0	$1,846	NAP	Appraised Value per Pad:	$81,038
Environmental Reserve(2):	$155,000	$0	NAP	Cut-off Date LTV Ratio:	64.1%
Water Company Reserve(3):	$64,661	$0	NAP	Maturity Date LTV Ratio:	64.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,000,000	100.0%	Loan Payoff:	$11,452,133	49.8%
			Return of Equity:	$9,977,660	43.4%
			Closing Costs:	$1,350,546	5.9%
			Upfront Reserves:	$219,661	1.0%
Total Sources:	$23,000,000	100.0%	Total Uses:	$23,000,000	100.0%

(1)	Monthly payments to the insurance reserve of 1/12th of the insurance premiums are springing upon (i) an event of default, (ii) blanket policy is unacceptable to the lender, (iii) the borrower does not provide evidence of renewal, or (iv) the borrower does not provide receipts for payment of insurance premiums 10 days prior to the policy expiration.
(2)	See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.
(3)	Represents amount needed to release lien upon the Birchwood Property (as defined below) for sewage maintenance fees. The borrower is contesting the amount of such fees.

The Mortgage Loan. The fourteenth largest mortgage loan (the “ARX Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,000,000 and secured by a first priority mortgage encumbering the borrowers’ fee interests in 5 manufactured housing properties, totaling 443 pads located across three states, Pennsylvania (three properties), Delaware (one property), and New Jersey (one property) (collectively, the “ARX Portfolio Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the ARX Portfolio Mortgage Loan are Barton Court MHC, LLC, Birchwood Village MHC, LLC, Driftwood Village MHC, LLC, Freemansburg MHC, LLC and Malaga MHC, LLC, each a single-purpose Delaware limited liability company. The borrowers are wholly owned by ARX Fund I, L.P., which is owned by general partner ARX Fund I GP, LLC (1%) and a pool of limited partners (99%). Within the 99% limited partner ownership, 67% is owned by Nathan Jameson and the remaining 33% is owned by various individuals, none of which have more than a 10% equity interest. ARX Fund I GP, LLC is wholly owned and controlled by Nathan Jameson.

The non-recourse carve-out guarantors are Nathan Jameson and ARX Fund I, L.P. Nathan Jameson is the founder and managing director of the borrower sponsor, ARX Communities, a manufactured housing community (“MHC”) owner and operator based in the Mid-Atlantic and Northeastern United States. The company was founded in 2016 and operates a current portfolio of 13 MHC assets (including the ARX Portfolio Properties).

The Properties. The ARX Portfolio Properties comprise a 207-pad manufactured housing property located in Pittston, Pennsylvania (the “Birchwood Property”), a 72-pad manufactured housing property located in Millsboro, Delaware (the “Driftwood Property”), a 57-pad manufactured housing property located in Easton, Pennsylvania (the “Freemansburg Property”), a 60-pad manufactured housing property located in Bartonsville, Pennsylvania (the “Barton Court Property”), and a 47-pad manufactured housing property located in Malaga, New Jersey (the “Malaga Property”). As of September 30, 2024, the ARX Portfolio Properties were 80.4% leased.

A-3-106

Manufactured Housing – Manufactured Housing	Loan #14	Cut-off Date Balance:	$23,000,000
Various	ARX Portfolio	Cut-off Date LTV:	64.1%
Various, Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.1%

Birchwood Property

Constructed in 1972, the Birchwood Property is a manufactured housing community that is situated on a 27.3-acre site in Pittston, Pennsylvania. The Birchwood Property contains 207 MHC pads that were 70.5% occupied as of September 30, 2024. The Birchwood Property has an approximate pad mix of 85% single-wide pads and 15% double-wide pads. The Birchwood Property is connected to city water and city sewer, with tenants reimbursing for such expenses and tenants paying electric and gas directly. The Birchwood Property includes 30 manufactured homes which are owned by an affiliate of the borrowers. Such homes are not collateral for the ARX Portfolio Mortgage Loan, and no income from home rentals has been included in underwritten rent.

Driftwood Property

Constructed in 1975, the Driftwood Property is a manufactured housing community that is situated on a 20.3-acre site in Millsboro, Delaware. The Driftwood Property contains 72 MHC pads that were 97.2% occupied as of September 30, 2024. The Driftwood Property has an approximate pad mix of 70% single-wide pads and 30% double-wide pads. The Driftwood Property is connected to city water and city sewer, with tenants paying electric and gas directly. The Driftwood Property includes 15 manufactured homes which are owned by an affiliate of the borrowers. Such homes are not collateral for the ARX Portfolio Mortgage Loan, and no income from home rentals has been included in underwritten rent.

Freemansburg Property

Constructed in 1971, the Freemansburg Property is a manufactured housing community that is situated on a 6.4-acre site in Easton, Pennsylvania. The Freemansburg Property contains 57 MHC pads that were 89.5% occupied as of September 30, 2024. The Freemansburg Property has an approximate pad mix of 95% single-wide pads and 5% double-wide pads. The Freemansburg Property has on-site well water, and is connected to city sewer, with tenants reimbursing for such expenses and tenants paying electric and gas directly.

Barton Court Property

Constructed in 1980, the Barton Court Property is a manufactured housing community that is situated on a 16.4-acre site in Bartonsville, Pennsylvania. The Barton Court Property contains 60 MHC pads that were 85.0% occupied as of September 30, 2024. The Barton Court Property has an approximate pad mix of 90% single-wide pads and 10% double-wide pads. The Barton Court Property has on-site well water and on-site sewer systems, with tenants paying electric and gas directly. Additionally, the Barton Court Property has community amenities of a laundry facility and a barbecue grill area. The Barton Court Property includes 16 manufactured homes which are owned by an affiliate of the borrowers. Such homes are not collateral for the ARX Portfolio Mortgage Loan, and no income from home rentals has been included in underwritten rent.

Malaga Property

Constructed in 1987, the Malaga Property is a manufactured housing community that is situated on a 6.3-acre site in Malaga, New Jersey. The Malaga Property contains 47 MHC pads that were 80.9% occupied as of September 30, 2024. The Malaga Property has an approximate pad mix of 80% single-wide pads and 20% double-wide pads. The Malaga Property has on-site well water and on-site sewer systems, with tenants paying electric and gas directly. The Malaga Property includes 2 manufactured homes which are owned by an affiliate of the borrowers. Such homes are not collateral for the ARX Portfolio Mortgage Loan, and no income from home rentals has been included in underwritten rent.

Portfolio Summary
Property Name	City, State	Unit	Year Built / Renovated	Occupancy(1)	Allocated Loan Cut-off Date Balance	% of Allocated Loan Cut-off Date Balance	Appraised Value	UW NOI(1)	% of UW NOI
Birchwood	Pittston, PA	207	1972 / NAP	70.5%	$9,162,000	39.8%	$14,300,000	$634,983	34.0%
Driftwood	Millsboro, DE	72	1975 / NAP	97.2%	$4,549,000	19.8%	$7,100,000	$437,318	23.4%
Freemansburg	Easton, PA	57	1971 / NAP	89.5%	$3,908,000	17.0%	$6,100,000	$338,416	18.1%
Barton Court	Bartonsville, PA	60	1980 / NAP	85.0%	$3,011,000	13.1%	$4,700,000	$264,160	14.1%
Malaga	Malaga, NJ	47	1987 / NAP	80.9%	$2,370,000	10.3%	$3,700,000	$192,832	10.3%
Total/Wtd. Avg.		443		80.4%	$23,000,000	100.0%	$35,900,000	$1,867,710	100.0%

Source: Appraisals, unless otherwise noted

(1)	Occupancy is based on the borrower rent roll dated September 30, 2024.

The Market. The Birchwood Property is located within the Scranton--Wilkes-Barre—Hazleton metropolitan statistical area (“MSA”), which reported a 2024 total population of 567,841. The Driftwood Property is located within the Salisbury MSA, which reported a 2024 total population of 129,790. The Freemansburg Property is located within the Allentown-Bethlehem-Easton MSA, which reported a 2024 total population of 879,176. The Barton Court Property is located within the East Stroudsburg MSA, which reported a 2024 total population of 167,623. The Malaga Property is located within the Philadelphia-Camden-Wilmington MSA, which reported a 2024 total population of 6,307,532.

A-3-107

Manufactured Housing – Manufactured Housing	Loan #14	Cut-off Date Balance:	$23,000,000
Various	ARX Portfolio	Cut-off Date LTV:	64.1%
Various, Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.1%

The following table presents recent comparable manufactured housing properties with respect to the Freemansburg Property and Barton Court Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent
Freemansburg(1) 5200 Freemansburg Avenue Easton, PA	-	1971	57	89.5%	$699
Barton Court(1) Barton Court Drive Bartonsville, PA	-	1980	60	85.0%	$605
Saylors Hanover Landings 3350 Airport Road Allentown, PA	6.4 miles 25.8 miles	1974	93	98.0%	$635
Glencrest Mobile Home Park 6000 Glencrest Road Slatington, PA	16.7 miles 27.3 miles	1972	272	98.0%	$595
Blue Mountain Village Blue Mountain Circle Saylorsburg, PA	14.4 miles 12.3 miles	1990	47	100.0%	$690
Estates at Hamilton Hills 5005 Old Timber Road Stroudsburg, PA	22.7 miles 2.6 miles	1975	30	96.0%	$565
Rocky Ridge Estates Rocky Ridge Road East Stroudsburg, PA	32.0 miles 10.0 miles	1998	89	95.0%	$605
Whispering Hollow South MHP 139 Country Club Road Northampton, PA	10.0 miles 22.4 miles	1973	134	98.0%	$580

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated September 30, 2024, other than Year Built.

The following table presents recent comparable manufactured housing properties with respect to the Birchwood Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent
Birchwood(1) 1946 Wyoming Road Pittston, PA	-	1972	207	70.5%	$503
Valley Stream Mobile Village 60 Valley Stream Park Mountain Top, PA	17.3 miles	2007	150	96.7%	$530
Pleasant View 363 Stone Church Road Berwick, PA	25.4 miles	1980	108	95.4%	$575
Country Estates Lane 365 Mingle Inn Road Berwick, PA	23.7 miles	1980	15	86.7%	$540
Tall Timbers Village 39 Timber Trail Factoryville, PA	15.0 miles	1950	114	85.0%	$537
Oakwood Lake Village 308 Gruver Lane Tunkhannock, PA	15.2 miles	1972	79	92.0%	$607
Heather Highlands 117 Main Street Pittston, PA	4.4 miles	1969	400	90.0%	$625

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated September 30, 2024, other than Year Built.

A-3-108

Manufactured Housing – Manufactured Housing	Loan #14	Cut-off Date Balance:	$23,000,000
Various	ARX Portfolio	Cut-off Date LTV:	64.1%
Various, Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.1%

The following table presents recent comparable manufactured housing properties with respect to the Driftwood Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent
Driftwood(1) South Route 5 Millsboro, DE	-	1975	72	97.2%	$601
Sussex East / West & Colonial Estates 14 Manor House Lane Lewes, DE	11.4 miles	2001	690	100.0%	$700
Rehoboth Shores MHC 26335 Goosepond Road Millsboro, DE	8.5 miles	1960	494	92.0%	$650
Riverwinds MHC 27825 Sandy Drive Millsboro, DE	5.4 miles	1980	122	98.0%	$720
Mariner’s Cove 35356 Sussex Lane #1 Millsboro, DE	8.9 miles	1970	374	99.0%	$721

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated September 30, 2024, other than Year Built.

The following table presents recent comparable manufactured housing properties with respect to the Malaga Property:

Comparable Properties Summary
Property/Location	Distance from Fawn Creek / Fawn Brook / South Town / Lake View	Year Built	Pads	Occupancy	Average Rent
Malaga(1) 260 Marshall Mill Road Malaga, NJ	-	1987	47	80.9%	$636
Picnic Grove MHC 215 Harding Highway Pittsgrove, NJ	4.3 miles	1966	101	93.0%	$530
Grove Acres Community 576 Forest Grove Road Vineland, NJ	3.4 miles	1985	58	97.0%	$550
Chapman MHC 768 East Garden Road Vineland, NJ	4.2 miles	1971	158	98.0%	$679
Country Club Estates MHC 248 Harding Highway Newfield, NJ	4.6 miles	1973	87	97.7%	$540
Little Flower Estates 1887 North Delsea Drive Vineland, NJ	4.3 miles	1975	171	98.0%	$771

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated September 30, 2024, other than Year Built.

Appraisal. The appraisal concluded to an “as-is” value for the Birchwood Property of $14,300,000 as of September 10, 2024. The appraisal concluded to an “as-is” value for the Driftwood Property of $7,100,000 as of September 18, 2024. The appraisal concluded to an “as-is” value for the Freemansburg Property of $6,100,000 as of September 10, 2024. The appraisal concluded to an “as-is” value for the Barton Court Property of $4,700,000 as of September 10, 2024.The appraisal concluded to an “as-is” value for the Malaga Property of $3,700,000 as of September 19, 2024.

Together, the ARX Portfolio Properties have an “as-is” value of $35,900,000.

Environmental Matters. According to the Phase I environmental site assessments dated September 10, 2024, recognized environmental conditions were identified at the Birchwood Property relating to a release of heating oil and at the Barton Court Property relating to a release resulting in soil contamination, and a business environmental risk was identified at the Malaga Property relating to an expired septic system permit. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

A-3-109

Manufactured Housing – Manufactured Housing	Loan #14	Cut-off Date Balance:	$23,000,000
Various	ARX Portfolio	Cut-off Date LTV:	64.1%
Various, Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the ARX Portfolio Properties:

Cash Flow Analysis
	2022	2023	8/31/2024 TTM	T3 Annualized 8/31/2024	T1 Annualized 8/31/2024	UW	UW Per Pad
Gross Potential Rent(1)	$2,060,178	$2,167,792	$2,282,881	$2,382,627	$2,406,499	$3,059,062	$6,905.33
Reimbursements	$0	$0	$0	$0	$0	$0	$0.00
Other Income	$298,067	$333,259	$328,670	$328,670	$328,670	$358,743	$809.80
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	($641,287)	($1,447.60)
Effective Gross Income	$2,358,245	$2,501,051	$2,611,551	$2,711,297	$2,735,169	$2,776,518	$6,267.53

Real Estate Taxes	$157,277	$150,809	$153,594	$153,594	$153,594	$151,307	$341.55
Insurance	$16,779	$20,428	$17,813	$17,813	$17,813	$13,308	$30.04
Other Operating Expenses	$654,088	$760,011	$596,425	$596,425	$596,425	$744,194	$1,679.90
Total Operating Expenses	$828,145	$931,248	$767,832	$767,832	$767,832	$908,808	$2,051.49

Net Operating Income	$1,530,100	$1,569,802	$1,843,719	$1,943,465	$1,967,337	$1,867,710	$4,216.05
Replacement Reserves	$0	$0	$0	$0	$0	$22,891	$51.67
TI/LC	$0	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$1,530,100	$1,569,802	$1,843,719	$1,943,465	$1,967,337	$1,844,819	$4,164.38

Occupancy (%)(2)	80.3%	79.1%	80.4%	80.4%	80.4%	79.0%
NOI DSCR	1.08x	1.11x	1.30x	1.37x	1.39x	1.32x
NCF DSCR	1.08x	1.11x	1.30x	1.37x	1.39x	1.30x
NOI Debt Yield	6.7%	6.8%	8.0%	8.4%	8.6%	8.1%
NCF Debt Yield	6.7%	6.8%	8.0%	8.4%	8.6%	8.0%

(1)	UW Gross Potential Rent is based on the borrower rent rolls dated September 30, 2024.
(2)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies. TTM 8/31/2024, T3 Annualized 8/31/2024, and T1 Annualized 8/31/2024 Occupancy (%) is based on the borrower rent rolls dated September 30, 2024.

A-3-110

Mortgage Loan No. 15 – Helena Skyway

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Helena, MT 59602
Original Balance:	$20,300,000			General Property Type:	Retail
Cut-off Date Balance:	$20,300,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2007/2010
Borrower Sponsor:	Patrick Wood			Size:	163,003 SF
Guarantor:	Patrick Wood			Cut-off Date Balance PSF:	$125
Mortgage Rate:	6.1140%			Maturity Date Balance PSF:	$125
Note Date:	10/21/2024			Property Manager:	Atoll Property Group, Inc.
Maturity Date:	11/11/2029				(borrower affiliated)
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(2):	$1,990,830
Seasoning:	1 month			UW NCF:	$1,844,823
Prepayment Provisions:	L(25),D(31),O(4)			UW NOI Debt Yield:	9.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	9.1%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	9.8%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.47x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(2):	$1,516,068 (7/31/2024 TTM)
Reserves				2nd Most Recent NOI:	$1,502,933 (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$1,534,612 (12/31/2022)
RE Taxes:	$186,787	$31,132	NAP	Most Recent Occupancy:	100.0% (9/27/2024)
Insurance:	$80,872	$7,352	NAP	2nd Most Recent Occupancy:	86.1% (9/1/2023)
Replacement Reserve:	$0	$2,717	$97,812	3rd Most Recent Occupancy:	97.5% (9/1/2022)
TI/LC Reserve(1):	$0	$20,376	NAP	Appraised Value (as of):	$29,100,000 (9/18/2024)
Rent Concession Reserve:	$64,055	$0	NAP	Appraised Value PSF:	$179
Immediate Repairs:	$30,636	$0	NAP	Cut-off Date LTV Ratio:	69.8%
Existing TI/LC Reserve:	$450,545	$0	NAP	Maturity Date LTV Ratio:	69.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,300,000	97.3%	Loan Payoff:	$18,795,866	90.1%
Borrower Sponsor Equity:	$561,844	2.7%	Closing Costs:	$1,253,083	3.9%
			Upfront Reserves:	$812,895	6.0%
Total Sources:	$20,861,844	100.0%	Total Uses:	$20,861,844	100.0%

(1)	Within five days of Furniture Design Center vacating their space, the Borrower is required to deposit $346,811.00 (or such other amounts for tenant improvements and/or leasing commissions as specified by executed leases for the Furniture Design Center space).
(2)	The increase in Net Operating Income between TTM 2024 and UW is primarily attributed to the addition of Sierra Trading Post, whose lease commenced on 10/1/2024, backfilling the vacant Bed Bath & Beyond space.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Helena Skyway Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $20,300,000 and secured by the fee interest in a 163,003 SF anchored retail property located in Helena, Montana (the “Helena Skyway Property”).

The Borrower and the Borrower Sponsor. The borrower for the Helena Skyway Mortgage Loan is Helena Skyway II, LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor and non-recourse carveout guarantor is Patrick Wood.

Patrick Wood owns, operates and manages Wood Investments Companies, Inc., which was founded in 1973 and specializes in the development of ground up shopping centers, rehabilitation of existing assets as well as single tenant properties. Wood Investments Companies currently has 35 properties in their portfolio with five under development.

The Property. The Helena Skyway Property is an anchored retail center totaling 163,003 SF located in Helena, Montana. Built in 2007 and renovated in 2010, the property is situated on a 19.29-acre site comprised of 5 buildings and a ground leased pad to Chick Fil-A. The property is anchored by Hobby Lobby, Sierra Trading Post, TJ Maxx and Ulta, The property contains 456 parking spaces, resulting in a parking ratio of 2.80 spaces per 1,000 SF of rentable area. As of September 27, 2024, the Helena Skyway Property was 100.0% leased to 19 tenants.

A-3-111

Retail - Anchored	Loan #15	Cut-off Date Balance:	$20,300,000
2005-2080 Cromwell Dixon Lane and 2790	Helena Skyway	Cut-off Date LTV:	69.8%
Washington Street		UW NCF DSCR:	1.47x
Helena, MT 59602		UW NOI Debt Yield:	9.8%

Major Tenants.

Hobby Lobby (NR/NR/NR by F/M/S&P; 55,000 SF; 33.7% of NRA; 23.9% of UW rent). Hobby Lobby stores offer arts and crafts as well as party and home supplies. Founded by David and Barbara Green in 1970, Hobby Lobby has more than 1,000 stores operating in 48 states. The tenant has been located at the property since 2015, and recently extended its lease, expiring October 31, 2030, with three 5-year renewal options and no termination options remaining.

TJ Maxx (NR/A2/A by F/M/S&P; 23,841 SF; 14.6% of NRA; 9.9% of UW rent). TJX Companies, Inc is an American discount department store corporation, headquartered in Framingham, Massachusetts. TJX Companies, Inc. operates over 5,000 stores, across nine countries. The tenant has been located at the property since 2013, and recently extended its lease, expiring October 31, 2028, with three 5-year renewal options and no termination options remaining. The tenant reported 2023 sales of $457 PSF and an occupancy cost of 3.0%.

Sierra Trading Post (NR/A2/A by F/M/S&P; 20,000 SF; 12.3% of NRA; 9.9% of UW rent). Sierra Trading Post is a retailer of off-price merchandise operated by the TJX Companies. Founded in 1986, Sierra Trading Post offers products related to outdoor recreation, fitness and adventure gear, footwear, clothing, and home decor. The tenant has been located at the property since November 2024, and has a lease expiring November 30, 2034, with four 5-year renewal options and no termination options remaining.

The following table presents certain information relating to the tenancy at the Helena Skyway Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)
							2023 Sales $ (PSF)	Occ Cost %(3)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Hobby Lobby	NR/NR/NR	55,000	33.7%	$577,500	23.9%	$10.50	NAV	NAV	10/31/2030	3 x 5 yr	N
TJ Maxx	NR/A2/A	23,841	14.6%	$238,410	9.9%	$10.00	$457	3.0%	10/31/2028	3 x 5 yr	N
Sierra Trading Post	NR/A2/A	20,000	12.3%	$238,000	9.9%	$11.90	NAV	NAV	11/30/2034	4 x 5 yr	N
ULTA	NR/NR/NR	10,085	6.2%	$196,658	8.1%	$19.50	NAV	NAV	5/31/2033	3 x 5 yr	N
Shoe Department(4)	NR/NR/NR	9,600	5.9%	$75,000	3.1%	$7.81	NAV	NAV	MTM	2 x 5 yr	Y
Major Tenant Subtotal/Wtd. Avg.		118,526	72.7%	$1,325,568	54.9%	$11.18

Non-Major Tenants(5)		44,476	27.3%	$1,087,675	45.1%	$24.46
Occupied Collateral Subtotal/Wtd. Avg.		163,002	100.0%	$2,413,242	100.0%	$14.80
Vacant Space(6)		0	0.0%
Total/Wtd. Avg.		163,003	100.0%

(1)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through October 2025 totaling $13,213.
(3)	Occ Cost % is based on underwritten base rent, reimbursements and any applicable percentage rent divided by most recent reported sales.
(4)	Shoe Department is currently paying reduced rent of $75,000 year in lieu of base rent and reimbursements. Additionally the tenant is on a lease expiring April 30, 2031; however, tenant or landlord may terminate at any time with 90 days' notice; therefore, the tenant was underwritten as MTM.
(5)	Non-Major Tenants include Furniture Design Center (5.6% NRA and 7.8% of UW base rent), which is expected to purchase an undeveloped site from the borrower and build a non-collateral retail building at its sole cost. Upon completion of the non-collateral building, the borrower may terminate the Furniture Design Center lease. Furniture Design’s 9,055 SF space is expected to be backfilled by Buckle (lease signed) and Bath & Body Works (lease will be signed soon after loan closing). Underwritten base rent reflects the Furniture Design Center rent of $187,998 per year.
(6)	Vacant space includes Chick Fil A, which has an executed lease; however, the borrower has not delivered the pad site to the tenant as of loan origination.

The following table presents a summary of sales and occupancy costs for certain Major Tenants at the Helena Skyway Property.

Tenant Sales(1)(2)
	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	Occupancy Cost(3)
TJ Maxx	NAV	$411	$457	3.0%

(1)	Information obtained from the borrower.
(2)	Tenants shown in the Tenant Summary table above and not included in the Tenant Sales table did not provide historical sales information.
(3)	Occupancy cost is based on underwritten base rent and reimbursements divided by most recent reported sales.

.

A-3-112

Retail - Anchored	Loan #15	Cut-off Date Balance:	$20,300,000
2005-2080 Cromwell Dixon Lane and 2790	Helena Skyway	Cut-off Date LTV:	69.8%
Washington Street		UW NCF DSCR:	1.47x
Helena, MT 59602		UW NOI Debt Yield:	9.8%

The following table presents certain information relating to the lease rollover schedule at the Helena Skyway Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling(3)
MTM / 2024(4)	1	9,600	5.9%	5.9%	$75,000	3.1%	3.1%	$7.81
2025	0	0	0.0%	5.9%	$0	0.0%	3.1%	$0.00
2026	1	1,484	0.9%	6.8%	$35,675	1.5%	4.6%	$24.04
2027	5	18,311	11.2%	18.0%	$419,493	17.4%	22.0%	$22.91
2028	6	35,103	21.5%	39.6%	$504,710	20.9%	42.9%	$14.38
2029(5)	1	2,500	1.5%	41.1%	$68,750	2.8%	45.7%	$27.50
2030	1	55,000	33.7%	74.8%	$577,500	23.9%	69.7%	$10.50
2031	0	0	0.0%	74.8%	$0	0.0%	69.7%	$0.00
2032	0	0	0.0%	74.8%	$0	0.0%	69.7%	$0.00
2033	2	14,105	8.7%	83.5%	$301,218	12.5%	82.1%	$21.36
2034	2	26,899	16.5%	100.0%	$430,896	17.9%	100.0%	$16.02
Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	1	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	19	163,003	100.0%		$2,413,242	100.0%		$14.80

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Total UW UW Rent Rolling and Annual UW Rent PSF Rolling include contractual rent steps through October 2025 totaling $13,213.
(4)	Shoe Department is currently paying reduced rent of $75,000 year in lieu of base rent and reimbursements. Additionally the tenant or landlord may terminate at any time with 90 days' notice; therefore, the tenant was underwritten as MTM.
(5)	The Helena Skyway Mortgage Loan has a maturity date of November 11, 2029.

The Market. The Helena Skyway Property is located in northeastern portion of Helena, Montana, which is approximately 2.9 miles away from downtown Helena and 0.8 miles from the Helena regional airport. Major employers in the area include University of Montana, St. Patrick's Hospital, Montana Rail Link, Community Medical Center, U.S. Forest Service.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius was approximately 3,483, 38,082 and 50,769, respectively, and the average household income within the same radii was $86,249, $102,311 and $101,856, respectively.

According to a third-party market research report, the Helena Skyway Property is located within the Lewis & Clark County submarket of the Montana retail market. As of the second quarter of 2024, the submarket reported total inventory of approximately 4.21 million SF with a 3.3% vacancy rate and average asking rent of $17.00 PSF. The appraisal concluded to market rents for the Helena Skyway Property ranging from $9.50 PSF for the anchor space, to $32.00 for full service restaurant space (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the Helena Skyway Property:

Market Rent Summary
	Anchor	Major	Large Inline	Small Inline	Quick-Serve Restaurant	Full-Service Restaurant
Market Rent (PSF)	$9.50	$13.00	$19.00	$25.00	$45.00	$32.00
Lease Term (Years)	10	10	5	5	10	10
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN
Tenant Improvements New (PSF)	$5.00	$10.00	$15.00	$20.00	$30.00	$25.00
Rent Increase Projection	10% Midterm	10% Midterm	2.00%/year	2.00%/year	10% Midterm	10% Midterm

Appraisal. The appraisal concluded to an “as-is” value of $29,100,000 as of September 18, 2024 for the Helena Skyway Property.

Environmental Matters. According to the Phase I environmental site assessment dated September 04, 2024, there was no evidence of any recognized environmental conditions at the Helena Skyway Property.

A-3-113

Retail - Anchored	Loan #15	Cut-off Date Balance:	$20,300,000
2005-2080 Cromwell Dixon Lane and 2790	Helena Skyway	Cut-off Date LTV:	69.8%
Washington Street		UW NCF DSCR:	1.47x
Helena, MT 59602		UW NOI Debt Yield:	9.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Helena Skyway Property:

Cash Flow Analysis
	2020	2021	2022	2023	TTM 7/31/2024(1)	UW(1)	UW PSF
Base Rent(2)	$1,634,248	$1,675,845	$1,957,577	$2,031,834	$2,058,501	$2,411,330	$14.79
Grossed Up Vacant Space	$0	$0	$0	$0	$0	$126,912	$0.78
Gross Potential Rent	$1,634,248	$1,675,845	$1,957,577	$2,031,834	$2,058,501	$2,538,242	$15.57

Total Recoveries	$224,517	$239,405	$176,576	$203,719	$223,675	$387,922	$2.38
	$0	$0	$10	$0	$0	$0	$0.00
Net Rental Income	$1,858,765	$1,915,250	$2,134,163	$2,235,553	$2,282,176	$2,926,164	$17.95
(Vacancy & Credit Loss)	($0)	($0)	($0)	($0)	($0)	($126,912)	($0.78)
Effective Gross Income	$1,858,765	$1,915,250	$2,134,163	$2,235,553	$2,282,176	$2,799,252	$17.17

Real Estate Taxes	$376,520	$377,180	$383,947	$383,947	$383,947	$412,182	$2.53
Insurance	$30,416	$39,304	$36,001	$58,313	$77,629	$84,021	$0.52
Management Fee	$55,840	$55,078	$47,736	$65,772	$66,983	$83,978	$0.52
Other Operating Expenses	$134,771	$162,735	$131,867	$224,588	$237,549	$228,241	$1.40
Total Operating Expenses	$597,547	$634,297	$599,551	$732,620	$766,108	$808,422	$4.96

Net Operating Income	$1,261,218	$1,280,954	$1,534,612	$1,502,933	$1,516,068	$1,990,830	$12.21
Replacement Reserves	$0	$0	$0	$0	$0	$32,601	$0.20
TI/LC	$0	$0	$0	$0	$0	$113,406	$0.70
Net Cash Flow	$1,261,218	1,280,954	$1,534,612	$1,502,933	$1,516,068	$1,844,823	$11.32

Occupancy %(3)	85.5%	91.0%	97.5%	86.1%	100.0%	95.0%
NOI DSCR	1.00x	1.02x	1.22x	1.19x	1.20x	1.58x
NCF DSCR	1.00x	1.02x	1.22x	1.19x	1.20x	1.47x
NOI Debt Yield	6.2%	6.3%	7.6%	7.4%	7.5%	9.8%
NCF Debt Yield	6.2%	6.3%	7.6%	7.4%	7.5%	9.1%

(1)	The increase in Net Operating Income and Occupancy % between TTM 2024 and UW is primarily attributed to the addition of Sierra Trading Post backfilling the vacant Bed Bath & Beyond Space.
(2)	UW Base Rent includes contractual rent steps through October 2025 totaling $13,213.
(3)	UW Occupancy % represents the in-place economic occupancy based on the underwritten rent roll dated September 27, 2024. Historical occupancies represent physical occupancies.

A-3-114

Annex B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Contacts
Role	Party and Contact Information
Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc.
	Leland F. Bunch, III	(646) 855-3953
Bank of America Tower, One Bryant Park, NY1-100-11-07 | New York, NY 10036 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Wells Fargo Bank, National Association
	Attention: Commercial Servicing		commercial.servicing@wellsfargo.com
MAC D1086-23A, 550 South Tryon Street | Charlotte, NC 28202 | United States
Special Servicer	KeyBank National Association
	Attention: Michael Tilden		michael_a_tilden@keybank.com
11501 Outlook Street, Suite 300 | Overland Park, KS 66211 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	Surveillance Manager		cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 40th Floor | New York, NY 10016 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-J		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-J		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-J	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Exchangeable Certificate Detail
Class	CUSIP	Pass-Through Rate	Maximum Initial Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Exchangeable Certificate Details
A-2 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Exchangeable Certificates Total			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Exchangeable Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-2-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
A-2-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00
Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Current Mortgage Loan and Property Stratification

Group

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Current Mortgage Loan and Property Stratification

Group

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Current Mortgage Loan and Property Stratification

Group

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Current Mortgage Loan and Property Stratification

Group

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Current Mortgage Loan and Property Stratification

Group

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals
Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Jan-25	0	0	0	0	0	0
Dec-24	0	0	0	0	0	0
Nov-24	0	0	0	0	0	0
Oct-24	0	0	0	0	0	0
Sep-24	0	0	0	0	0	0
Aug-24	0	0	0	0	0	0
Jul-24	0	0	0	0	0	0
Jun-24	0	0	0	0	0	0
May-24	0	0	0	0	0	0
Apr-24	0	0	0	0	0	0
Mar-24	0	0	0	0	0	0
Feb-24	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 26 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 27 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1	Property Type Codes
	HC - Health Care	MU - Mixed Use	WH - Warehouse
	MF - Multi-Family	SS - Self Storage	LO - Lodging
	RT - Retail	SF - Single Family Rental	98 - Other
	IN - Industrial	OF - Office	MH - Mobile Home Park
	SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2	Resolution Strategy Code
	1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
	2 - Foreclosure	7 - REO	11- Full Payoff
	3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
	4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
	5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 28 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals

1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 29 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 30 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 31 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 32 of 33

Distribution Date:	01/17/25	BANK5 2024-5YR12
Determination Date:	01/13/25
Record Date:	12/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5YR12

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 33 of 33

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of December 1, 2024 (the “Pooling and Servicing Agreement”).

Transaction: BANK5 2024-5YR12,

Commercial Mortgage Pass-Through Certificates, Series 2024-5YR12

Operating Advisor: Park Bridge Lender Services LLC

Special Servicer: KeyBank National Association

Directing Certificateholder: CMBS 4 Sub 6, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.].

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

1This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1-1

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]
2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculation, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.
III.	Specific Items of Review
1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].
2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.
3.	Appraisal Reduction Amount calculations and net present value calculations:
4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the Special Servicer.
(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.
(b)	After consultation with the Special Servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.
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5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].
6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.             Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Except as may have been reflected in any Major Decision Reporting Package or Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.
5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.
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7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.
8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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Annex D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller. The exceptions to the representations and warranties set forth below are identified on Annex D-2. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the Depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related Non-Serviced Securitization Trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan

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is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the

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Mortgage Loan Seller, or its affiliate, as applicable. Each related mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a Crossed Underlying Loan, the lien of the mortgage for another Mortgage Loan contained in the same Crossed Mortgage Loan Group, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are

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senior to or coordinate and co-equal with the lien of the related mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related assignment of leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to

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the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject

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to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related Non-Serviced Securitization Trust).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (A) the maximum amount available

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under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan and (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer or insurers meeting the Insurance Ratings Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Ratings Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies

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will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22. REMIC. Each Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the

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Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal

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non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property

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(but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29. Mortgage Releases. The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC provisions of the Code.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for

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single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2-1 to this Annex D-1, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Mortgage Loan that is cross-collateralized

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and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1, or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto)

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and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)   The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage. No material change in the terms of the Ground Lease has occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(b)   The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)   The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)   The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(e)  Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its

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successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)    The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)   The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)   A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)    The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)    Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)   In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)    Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

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38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its

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successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related

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Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the U.S. Anti-Money Laundering Act of 2020 and USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Mortgage Loan Number as Identified on Annex A-1	Bank of America, National Association Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	JPMorgan Chase Bank, National Association Mortgage Loans	Wells Fargo Bank, National Association Mortgage Loans
6	Rockefeller Center
8			Bay Plaza Community Center

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

None.

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Annex D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment.	Gateway Center North (Loan No. 4)	J.C. Penney Properties, Inc., as ground lessee, has a right of first refusal (ROFR) under the related ground lease to purchase its pad site if a bona fide offer is received from a third party to purchase its pad site that the borrower is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed-in-lieu thereof.
(7) Lien; Valid Assignment.	Rockefeller Center (Loan No. 6)

The New York City Landmarks Commission has recorded Notices of Designation assigning landmark status to the exteriors of all of the constituent individual properties. The Landmarks Commission has also designated as landmarks portions of the interiors of the 30 Rockefeller Plaza, 45 Rockefeller Plaza, One Rockefeller Plaza and Radio City Music Hall. As a result, such properties may be subject to preservation requirements and regulations that may result in increased costs and delays or otherwise impede alterations or renovations, or restoration following casualty, among other things.

In addition, with respect to the individual property identified as 30 Rock Condo Floors, the borrower owns 54 condominium units and an approximately 53.1% undivided interest in the common elements. The balance of the condominium units are owned by an NBC-affiliated entity (NBCUniversal Atlas LLC), and leased or sub-leased to NBC. Expenses of the condominium are shared among the owners in accordance with their respective interests therein. The condominium is governed by a five-member board of managers, three of whom are selected by the borrower and two of whom are selected by NBC. Substantially all management decisions are vested in an executive committee consisting of the three managers selected by the borrower, provided that certain capital improvements and/or alterations that may adversely affect NBC or the condominium are subject to prior review and comment by NBC.

(7) Lien; Valid Assignment.	Oklahoma Industrial Portfolio (Loan No. 13)	The indicated single-tenants at the following Mortgaged Properties have ROFRs to purchase the related Mortgaged Property: (i) 3300 North Banner Road (AAA Person-to-Person Listing, Co.), (ii) 6701 South Eastern Avenue (Sunstate Equipment Co. LLC), (iii) 401 North Sara Road (MHC Truck Leasing, LLC) and (iv) 5055 South Eastern Avenue (Sunstate Equipment Co. LLC). Pursuant to subordination, non-disturbance and attornment
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Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
agreements (SNDAs) received from AAA Person-to-Person Listing Co. and MHC Truck Leasing, LLC, the applicable tenant's ROFR will not apply to a transfer of the related Mortgaged Property in connection with foreclosure or deed-in-lieu of foreclosure or a subsequent sale. Pursuant to SNDAs received from Sunstate Equipment Co., such tenant’s ROFR will not apply to a transfer of the related Mortgaged Property in connection with foreclosure or deed-in-lieu of foreclosure, but will apply to a subsequent sale.
(8) Permitted Liens; Title Insurance.	Gateway Center North (Loan No. 4) Rockefeller Center (Loan No. 6) Oklahoma Industrial Portfolio (Loan No. 13)	See exception to Representation 7.
(18) Insurance.	Gateway Center North (Loan No. 4)

The related Mortgage Loan documents permit the related Mortgagor to maintain a portion of the coverage required under the related loan documents with insurance companies which do not meet the insurance requirements (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate of insurers; provided that (1) in the event that S&P is rating any securitization in which any portion of such Whole Loan is allocated, the related Mortgagor is required to replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the related Mortgage Loan agreement and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, such Mortgagor is required to replace any Otherwise Rated Insurer.

The related loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is $12,000,000.

The related Mortgage Loan documents permit borrower to utilize a “Retention Amount” funded by Relsure Vermont Inc., a licensed captive insurance company owned by affiliates of The Related Companies, L.P., in addition to the required deductible, for all losses, excluding wind and earthquake related losses, so long as (1) the Retention Amount is aggregated annually, (2) the Retention Amount remain prefunded at all times during the Mortgage Loan term and (3) the related Mortgagee has submitted evidence satisfactory to the Mortgagee and rating agencies of such prefunded arrangement at the request of the Mortgagee or a Rating Agency. The Retention Amount

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Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
is a $5,000,000 aggregate deductible, subject to a $2,500,000 per occurrence deductible.
(18) Insurance.	Rockefeller Center (Loan No. 6)

The related loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration of any individual Mortgaged Property is equal to 5% of the allocated loan amount for such Mortgaged Property.

In addition, the loan documents permit a $500,000 property insurance deductible.

(28) Recourse Obligations.	Polsinelli Headquarters (Loan No. 5)	The obligations of the borrower and guarantor under the environmental indemnity agreement are limited such that such indemnitors will not have any indemnification obligations with respect to (i) any losses which any indemnified party may directly or indirectly sustain as a result of such indemnified party’s own gross negligence or willful misconduct or (ii) any losses, action, cause of action or liability attributable to or arising from any act or event occurring after the date on which the borrower is removed from possession or control of the Mortgaged Property by the indemnitee in the exercise of any of its remedies under the loan documents or the lien of the mortgage is foreclosed or a conveyance by deed-in-lieu of foreclosure is fully effective and the borrower and/or its affiliates are no longer in possession of the Mortgaged Property.
(28) Recourse Obligations.	Rockefeller Center (Loan No. 6)

The aggregate liability of the borrower and guarantor following the occurrence of one or more of the full recourse events related to voluntary or involuntary bankruptcy actions will be capped at 10% of the outstanding principal balance of the Whole Loan at the time of the occurrence of such event, plus any and all reasonable third-party costs actually incurred by the lender (including reasonable attorneys’ fees and costs reasonably incurred) in connection with the collection of such amount.

The guarantor is not a party to the environmental indemnity agreement and initially has no environmental liability under the loan documents, as only the borrowers, operating lessees and certain subsidiaries of the borrowers that own certain facilities located at the Mortgaged Property are indemnitors under the environmental indemnity agreement. Both the borrowers and guarantor will be liable for any losses to the lender pursuant to a carveout related to the breach of any obligations under the loan documents specifically concerning environmental laws or hazardous substances, at any time the borrowers do not maintain in full force and effect the environmental insurance required in accordance with the terms of the loan agreement. Under

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Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

the terms of the loan agreement, the borrowers are required to maintain pollution legal liability insurance (a “PLL Policy”) protecting against existing conditions and new pollution events related to the Mortgaged Property in form and substance acceptable to the lender. The PLL Policy is required to (A) cover a period commencing no later than the origination date and continuing through the date that is 36 months beyond the fully extended maturity date; (B) have a minimum limit of liability of $35,000,000 for each incident and $35,000,000 in the aggregate, (C) have a self-insured retention or deductible not to exceed $100,000 for each incident; and (D) name the lender as an additional named insured. In the event the limits in place as of the origination date are eroded by 50% or more due to claims, the borrowers are required to reinstate the available environmental coverage limits within 60 days to the limits in place as of the origination date

Further, there is no recourse for any recourse provision where the circumstance, event or condition that could otherwise give rise thereto is attributable to one or more of the following:

1.       insufficient revenue from the Mortgaged Property;

2.       the borrower’s lack of access to revenue from the Mortgaged Property as a result of Mortgage lender’s exercise of its remedies with respect to Mortgaged Property cash flow or otherwise;

3.       insolvency of the borrower or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context;

4.       the payment of the borrower’s debts and obligations as they become due and payable from sources other than revenues from the Mortgaged Property;

5.       failure to pay the Mortgage Loan or other obligations or debts of the borrower, as a result of (1), (2) or (3) above;

6.       the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the borrower, through a judgment or exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as a result of (1), (2) or (3) above; and/or

7.       the acts or omissions of the lender, servicer or any receiver appointed by the lender, or any events, circumstances or conditions first arising after the lender acquires title to the Mortgaged Property or, if an approved mezzanine loan is outstanding, the acts or omissions of approved mezzanine lender, servicer or any receiver

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Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
appointed by approved mezzanine lender, or any events, circumstances or conditions first arising after approved mezzanine lender under the approved mezzanine loan exercises remedies against, or control of, the borrower (including, without limitation, via the exercise of proxy voting rights pursuant to the approved mezzanine loan documents) or completes a foreclosure upon or assignment-in-lieu thereof as to any pledged equity interest in the borrower.
(28) Recourse Obligations.	Renaissance Newport Beach (Loan No. 7)

The obligations of the borrower and guarantor under the environmental indemnity agreement are limited such that such indemnitors will not have any indemnification obligations with respect to any losses that arise from (x) hazardous materials not present on the Mortgaged Property on the date the indemnitee or its designee acquires title to or possession of the Mortgaged Property or the Mortgaged Property is sold pursuant to a foreclosure sale, at a sale pursuant to a power of sale under the mortgage or by deed-in-lieu of foreclosure or otherwise unless and to the extent that such hazardous materials are present on the Mortgaged Property as a result of the acts or omissions of the indemnitor, (y) the gross negligence or willful misconduct of any indemnified party, or (z) acts or omissions of the indemnitee, its designee or transferee (including any purchaser at a foreclosure sale, a sale pursuant to a power of sale under the mortgage or by deed in lieu of foreclosure or otherwise), or the property manager or agent employed by indemnitee, such designee or transferee occurring on or after the date title to the Mortgaged Property transfers to the indemnitee, such designee or transferee.

(28) Recourse Obligations.	Commerce Station RV Park (Loan No. 23) CityLine Lumpkin 400 (Loan No. 24)	The obligations of the borrower and guarantor under the environmental indemnity agreement are limited such that such indemnitors will not have any indemnification obligations with respect to any losses that they can prove to the satisfaction of the lender (in the lender’s sole, but good faith determination) arose solely from hazardous materials that: (a) were not present on, in, under or about the Mortgaged Property prior to the date that the lender or its nominee (including any trustee) acquired possession, control and/or title to the Mortgaged Property or the beneficial ownership of the borrower, whether by foreclosure, exercise of power of sale or otherwise and (b) were not the result of any act or negligence on the part of the borrower, guarantor or any of their affiliates, agents or contractors.
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Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(31) Acts of Terrorism Exclusion.	Gateway Center North (Loan No. 4)	The related Mortgage Loan documents permit borrower to utilize a “Retention Amount” funded by Relsure Vermont Inc., a licensed captive insurance company owned by affiliates of The Related Companies, L.P., in addition to the required deductible, for all losses, excluding wind and earthquake related losses, so long as (1) the Retention Amount is aggregated annually, (2) the Retention Amount remain prefunded at all times during the Mortgage Loan term and (3) the related Mortgagee has submitted evidence satisfactory to the Mortgagee and rating agencies of such prefunded arrangement at the request of the Mortgagee or a rating agency. The Retention Amount is a $5,000,000 aggregate deductible, subject to a $2,500,000 per occurrence deductible.
(33) Single-Purpose Entity.

Elevate on Main
(Loan No. 3)

Gateway Center North
(Loan No. 4)

Polsinelli Headquarters
(Loan No. 5)

Rockefeller Center (Loan No. 6)

Renaissance Newport Beach
(Loan No. 7)

Ventura Apartments
(Loan No. 16)

Division Street Apartments
(Loan No. 22)

Commerce Station RV Park
(Loan No. 23)

GK Retail Portfolio
(Loan No. 25)

Each related borrower is a recycled single-purpose entity, however, such borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.
(34) Defeasance.	Gateway Center North (Loan No. 4)	In connection with a defeasance, the borrower’s obligation to pay servicing and trustee fees is capped at 5 basis points of the outstanding principal balance of the related Whole Loan (which had an original principal balance of $300,000,000), and will only be paid upon successful closing of the defeasance.
D-2-6

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(34) Defeasance.	Rockefeller Center (Loan No. 6)	In connection with a defeasance, the related borrower is not required to pay defeasance fees charged by the master servicer or special servicer in excess of $25,000.
(34) Ground Leases.	Polsinelli Headquarters (Loan No. 5)

The Mortgaged Property consists of leasehold interests in two units (the office and garage units) of a three unit condominium regime (the hotel unit is not collateral).

(C) The office lease expires on the earlier to occur of (i) the last day the office unit is owned by the City or (ii) December 1, 2037, and the garage lease expires on the earlier to occur of (i) the borrower’s exercise of the repurchase option thereunder or (ii) June 15, 2040. The borrower has a purchase option to acquire the parking garage for $100 in 2032, and the fee interest reverts to the borrower in 2037 for $10.

(E) Ground lessor consent is not required in connection with the exercise of foreclosure remedies, but any further assignment would require ground lessor’s consent, not to be unreasonably withheld.

(L) The office and garage ground leases do not include a new lease provision.

D-2-7

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(2) Whole Loan; Ownership of Mortgage Loans, (13) Taxes and Assessments and (26) Local Law Compliance.	ARX Portfolio (Loan No. 14)	There is a municipal tax lien on the Birchwood Mortgaged Property in the amount of approximately $56,000, which amount is currently being disputed with the city by the borrower. Failure to pay such amount constitutes an open ordinance violation. A reserve of 125% of such amount was funded at closing.
(7) Lien; Valid Assignment and (8) Permitted Liens; Title Insurance.	Queens Center (Loan No. 1)	For so long as no event of default under the related Whole Loan exists, the Whole Loan documents prohibit the lender from selling any portion of the Whole Loan, other than sales of securities as a result of a securitization, to Simon Property Group, Brookfield Property Partners LP, Westfield Group, Taubman Centers, Inc., CBL & Associates, Pennsylvania Real Estate Investment Trust (PREIT), Washington Prime, Kimco Realty, Starwood Retail, Pyramid Management Group, Unibail-Rodaemco, Ashkenazy Development Inc. or Centennial (or any entity controlled by any of the foregoing).
(9) Junior Liens and (32) Due on Sale or Encumbrance.	Queens Center (Loan No. 1)	The Mortgagor has the right to obtain a PACE Loan (as defined below) for an amount not to exceed $10,000,000. “PACE Loan” means (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property.
(18) Insurance.	All MSMCH Mortgage Loans (Loan Nos. 1, 9, 12, 14, 17, 18, 19, 21, 26 and 27)

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies. The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

The Mortgage Loan documents may provide that the Mortgagor may obtain insurance that does not meet the requirements otherwise set forth in the Mortgage Loan documents, and may not meet the requirements of Representation 18, provided that approval of the lender

D-2-8

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

or rating confirmation is obtained for such non-compliant insurance.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

(18) Insurance.	Queens Center (Loan No. 1)	The Whole Loan documents permit (i) a property insurance deductible up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property subject to a $500,000 minimum and (ii) a liability insurance deductible up to $500,000.
(19) Access; Utilities; Separate Tax Parcels.	Queens Center (Loan No. 1)	A portion of the Mortgaged Property shares a tax lot with Macy’s (one of the non-collateral anchors at the mall of which the Mortgaged Property constitutes a portion). Provisions providing for separation of the tax lots upon foreclosure are included in the Mortgage Loan documents and the Mortgagor and Macy’s have a tax sharing arrangement pursuant to a reciprocal easement agreement.
(26) Local Law Compliance and (27) Licenses and Permits.	Sunbelt MHC Portfolio (Loan No. 9)	The use of the Elmwood and Seabranch Mortgaged Properties as mobile home parks is a legal non-conforming use, and with respect to the River Grove Mortgaged Property, the use of a building at the Mortgaged Property as a mobile home management office is non-conforming. In addition, the following Mortgaged Properties are legal non-conforming in a material respect as to density, lot width, setbacks or similar issues (in addition to other non-conformities at other Mortgaged Properties and at such Mortgaged Properties): Bamboo (lot width deficient by 11.6 feet and depth by 11.4 feet), Cliftwood (lot width deficient by up to 39.5 feet and density exceeds maximum allowed by up to 4.75 dwelling units per acre), Elmwood (lot width deficient by 12 feet and density exceeds maximum by 1.1 dwelling unit per acre), Indian Skies (lot width deficient minimum of ten feet and recreational vehicle or park model space encroaches into separation requirement by maximum of 10 feet), Kastaway Key (lot size deficient by 5.786 acres, several mobile home lots appear to be deficient by up to 1.65 feet, density exceeds requirements by 6.31 units per acre, and various encroachments), Lake Ridge (living units encroach into separation requirement by up to five feet), Olive Hill (setback requirements encroached by mobile homes by up to 14.9 feet), Ridgecrest (lot size deficient by 1.073 acres, lot width deficient by up to 45.58 feet), River Run (lot size deficient by 374,329 square feet), Royal Palms (mobile homes encroach various setbacks by up to 4 feet), Seabranch (lot area
D-2-9

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
deficient by 2.699 acres in one district and 1,500 square feet in another district) and Wildwood Acres (individual mobile home lot widths deficient by an estimated five feet, density exceeds maximum by 1.4 dwelling units per acre, mobile homes encroach into setbacks by up to 35 feet, building separation of certain mobile homes is deficient by 8.2 feet).
(26) Local Law Compliance and (27) Licenses and Permits.	ARX Portfolio (Loan No. 14)	The use of the Birchwood and Malaga Mortgaged Properties as mobile home parks is a legal non-conforming use. In addition, the following Mortgaged Properties are legal non-conforming in a material respect as to density, lot width, setbacks or similar issues (in addition to other non-conformities at other Mortgaged Properties and at such Mortgaged Properties): Barton Court (density approximately 60% higher than permitted, lot widths generally deficient by 15 feet, buildings encroach upon setbacks by up to 13 feet and parking deficient by 14 spaces), Freemansburg (separation between buildings is deficient, setback from commercial or industrial buildings is deficient, density exceeds maximum by 4.9 units per acre, impervious surface area exceeds maximum by 5% and parking deficient by 97 spaces) and Malaga (buildings encroach upon setbacks).
(26) Local Law Compliance and (27) Licenses and Permits.	Saratoga MHC Portfolio (Loan No. 18)	The use of the Ashland/Iowa Mortgaged Property, the Silver City Mortgaged Property and, with respect to one district in which it is located, the Oakhill Mortgaged Property as mobile home parks is a legal non-conforming use. In addition, the following Mortgaged Properties are legal non-conforming in a material respect as to setbacks, lot size or similar issues (in addition to other non-conformities at other Mortgaged Properties and at such Mortgaged Properties): Ashland/Iowa (setbacks deficient), Silver City (setbacks deficient by up to 7 feet), Los Robles (setbacks deficient by up to 6 feet and lot width deficient) and Oakhill (setbacks deficient, lot size deficient by 13.04 acres and block face and block perimeter in excess of maximum).
(26) Local Law Compliance and (27) Licenses and Permits.	Ignite Portfolio (Loan No. 19)	With respect to the Rabbit River, Fox Meadows, Country Meadows, Harborton, Westview and Candlewood Mortgaged Properties, the use of such Mortgaged Properties for manufactured housing communities is a legal non-conforming use.
(26) Local Law Compliance and (27) Licenses and Permits.	Greenlaw MHC (Loan No. 26)	The use of the Greenlaw MHC Property as a mobile home park is a legal non-conforming use. In addition, the Mortgaged Property is legal non-conforming in a material respect as to, minimum common space (less than the 5,000 square foot minimum) minimum setback from other mobile homes (deficient 6 feet), minimum setback
D-2-10

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
from property boundaries (over property line), minimum mobile home site setbacks (deficient 6 feet in front of mobile home and 5 feet from side of mobile home) and minimum outdoor living space per mobile home (not provided).
(26) Local Law Compliance and (27) Licenses and Permits.	Anna Crossing MHC (Loan No. 27)	The use of the Anna Crossing Property as a mobile home park is a legal non-conforming use.
(26) Local Law Compliance and (27) Licenses and Permits.	Sunbelt MHC Portfolio (Loan No. 9) ARX Portfolio (Loan No. 14) Saratoga MHC Portfolio (Loan No. 18) Ignite Portfolio (Loan No. 19) Greenlaw MHC (Loan No. 26) Anna Crossing MHC (Loan No. 27)	With respect to each of the related Mortgaged Properties, as to which a legal non-conforming use or legal non-conforming improvements exist, under the related zoning ordinances, the Mortgagors may not be able to continue the use or the current configurations of the Mortgaged Properties in certain circumstances, including but not limited to if the use is discontinued or abandoned for a specified period, if there is a casualty above a specified threshold (or in the case of certain Mortgaged Properties, if there is any casualty), or if the zoning ordinance requires the use to be discontinued after a specified period. The insurable value and land value of such Mortgaged Properties is materially and substantially less than their related allocated loan amounts, and would be insufficient to repay such allocated loan amounts if the use were unable to be continued.
(28) Recourse Obligations.	All MSMCH Mortgage Loans (Loan Nos. 1, 9, 12, 14, 17, 18, 19, 21, 26 and 27)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties (or, if applicable, the indemnitors) are required to first make a claim under such environmental insurance policy, or to allow the environmental indemnitors to make such a claim, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties (or the indemnitors, if applicable) commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the

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Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

(28) Recourse Obligations.	Queens Center (Loan No. 1)

The loss carveout for misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards is limited to the intentional misappropriation thereof.

A voluntary transfer in violation of the Mortgage Loan documents triggers only a loss carveout instead of a full recourse carveout.

(29) Mortgage Releases.	Sunbelt MHC Portfolio (Loan No. 9)	The Mortgage Loan permits release of individual Mortgaged Properties, and the first five Mortgaged Properties to be released are permitted to be released upon prepayment of a release price equal to the greater of 105% of the allocated loan amount of such Mortgaged Property and 60% of the net sales proceeds of such Mortgaged Property. Accordingly such Mortgaged Properties may be released at a release price that is less than 110% of their allocated loan amounts.
(31) Acts of Terrorism Exclusion.	All MSMCH Mortgage Loans (Loan Nos. 1, 9, 12, 14, 17, 18, 19, 21, 26 and 27)

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000. In addition, the Mortgage Loan documents may provide that if TRIPRA or a similar statute is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism, earthquake, and in some cases, flood and/or windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy).

All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 31.

(32) Due on Sale or Encumbrance.	Ignite Portfolio (Loan No. 19)	The Mortgage Loan documents permit a transfer resulting in a change of control of the Mortgagors provided that
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Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
one of the then-current non-recourse carveout guarantors continues to control the day-to-day operation of the Mortgaged Properties.
(33) Single-Purpose Entity.	Queens Center (Loan No. 1)	The Mortgagor previously owned the parcel that contains a J.C. Penney store, which is part of the mall of which the Mortgaged Property forms a part. The Mortgagor sold that parcel prior to the origination of the Mortgage Loan.
(33) Single-Purpose Entity.	Greenlaw MHC (Loan No. 26)	The Mortgagor previously owned certain manufactured homes located on the Mortgaged Property. Such manufactured homes were transferred to an affiliate prior to origination.
(34) Defeasance.	Queens Center (Loan No. 1)	In connection with a defeasance, the Mortgagor’s obligation to pay servicing fees is capped at $25,000.
(36) Ground Leases.	Queens Center (Loan No. 1)

The Mortgagor has a ground leasehold interest in a portion of the Mortgaged Property. With respect to the related ground lease:

36(C) The term of the ground lease expires on May 31, 2048.

36(H) The ground lease does not expressly provide a cure period that includes sufficient time to gain possession of the interest of the lessee under the ground lease; however the ground lease does provide the lender an additional 10 days for payment of rent and 30 days for other defaults.

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment.	Queens Center (Loan No. 1) Mini Mall Self Storage (Loan No. 2) Bay Plaza Community Center (Loan No. 8)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(7) Lien; Valid Assignment.	Queens Center (Loan No. 1)	For so long as no event of default exists, the Mortgage Loan documents prohibit the lender from selling any portion of the Mortgage Loan, other than sales of securities as a result of a securitization, to Simon Property Group, Brookfield Property Partners LP, Westfield Group, Taubman Centers, Inc., CBL & Associates, Pennsylvania Real Estate Investment Trust (PREIT), Washington Prime, Kimco Realty, Starwood Retail, Pyramid Management Group, Unibail-Rodaemco, Ashkenazy Development Inc. or Centennial (or any entity controlled by any of the foregoing).
(7) Lien; Valid Assignment and (8) Permitted Liens; Title Insurance.	Mini Mall Self Storage (Loan No. 2)	With respect to the Mortgaged Property located at 2801 Rucker Road, Enterprise, Alabama, having an allocated loan amount of $14,525,000, a commercial billboard tenant at the Mortgaged Property has a right of first refusal (“ROFR”) to acquire its leased billboard parcel only if the borrower receives an offer to purchase such property on terms which it would otherwise agree to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.
(8) Permitted Liens; Title Insurance.	Mini Mall Self Storage (Loan No. 2)	The Mortgaged Property is comprised of 52 self-storage properties, and is security for eight pari passu notes aggregating $180,000,000. With respect to the 2801 Rucker Road, Enterprise, Alabama, property, having an allocated loan amount of $14,525,000, or 8.1% of the original loan amount, a commercial billboard tenant at the property has a Right of First Refusal (“ROFR”) to acquire its leased billboard parcel only if the Mortgagor receives an offer to purchase such property on terms which it would otherwise agree to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.
(9) Junior Liens.	Queens Center (Loan No. 1)	The borrower has the right to obtain a PACE Loan (as defined below) for an amount not to exceed $10,000,000. “PACE Loan” means (x) any Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing
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use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property.
(10) Assignment of Leases and Rents.	Queens Center (Loan No. 1) Mini Mall Self Storage (Loan No. 2) Bay Plaza Community Center (Loan No. 8)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(15) Actions Concerning Mortgage Loan.	Two Towne Square (Loan No. 20)	Gary Shiffman, one of the managers of the related Mortgagor, is a defendant in a lawsuit currently pending before the Michigan Court of Appeals, alleging that Shiffman wrongly benefitted from a payout on a life insurance that belonged to the plaintiff. The case was initially dismissed in May 2023, but the plaintiff has appealed and the case is currently pending.
(18) Insurance.	Queens Center (Loan No. 1)

The Mortgage Loan documents permit (i) a property insurance deductible up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property subject to a $500,000 minimum and (ii) a liability insurance deductible up to $500,000.

The Mortgagors are permitted to hold insurance policies that do not meet the Insurance Rating Requirements if they have prior written consent from the lender and Rating Agency Confirmation.

(18) Insurance.	Artisan Circle (Loan No. 10)

The Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such Policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor will have (1) received the lender’s prior written consent thereto and (2) confirmed that the lender has received a Rating Agency Confirmation with respect to any such Non-Conforming Policy.

With respect to the insurance policies maintained by the condominium association (the “Association”) that cover the common elements (the “Association Policies”), if, at any time and from time to time during the term of the Mortgage Loan, the Association Policies do not fully comply with the requirements set forth in the Mortgage Loan documents, then the Mortgagor will promptly notify the lender in writing and the Mortgagor will, at its sole

D-2-15

cost and expense, promptly procure and maintain, or cause the Association to promptly procure and maintain, either (x) “primary” insurance coverage in the event that the Association does not provide the applicable insurance coverage for the common elements required in the Mortgage Loan documents under insurance policies satisfying the conditions set forth in the Mortgage Loan documents with respect to the Mortgaged Property or (y) “excess and contingent” insurance coverage in the event that the Association does not have the sufficient insurance coverage for the common elements required under the Mortgage Loan documents with respect to the Mortgaged Property, in each case, over and above any other valid and collectible coverage then in existence, as will be necessary to bring such insurance coverage into full compliance with all of the terms and conditions of the Mortgage Loan documents.

(19) Access; Utilities; Separate Tax Parcels.	Queens Center (Loan No. 1)	A portion of the Mortgaged Property to the west of 92nd Street and the parcel occupied by Macy’s, the latter of which is not part of the Mortgaged Property, together constitute a single tax lot (the “Shared Tax Lot”). The real estate taxes on the shared tax lot are allocated between Macy’s and one of the two Mortgagors which owns the Mortgaged Property (the “Property Borrower”) under a reciprocal easement agreement (the “REA”). Under the REA, Macy's pays approximately 40% of the total property taxes assessed against the shared tax lot to the Property Borrower, who then makes the required tax payments to the applicable taxing authority. There are no other operating covenants in place governing the operation of the Shared Tax Lot. In the event of default under the Mortgage Loan documents, the lender has the right to require, among other related rights, the Property Borrower to exercise the rights of the Property Borrower under the REA to pursue the creation of a separate tax lot for the portion of the Mortgaged Property that is part of the Shared Tax Lot, such that no portion of the Mortgaged Property shares a tax lot with any real property that is not subject to the lien of the Mortgage Loan. The Mortgagors have provided a non-recourse carveout for any losses arising from the lender’s inability to foreclose on the portion of the Mortgaged Property that is part of the Shared Tax Lot caused by (i) the City of New York’s refusal to accept for recordation a deed in foreclosure with respect to such portion of the Mortgaged Property, and (ii) the Mortgagors’ failure to promptly pursue the creation of a separate tax lot for the portion of the Mortgaged Property comprising the Shared Tax Lot.
(26) Local Law Compliance and (27) Licenses and Permits.	Mini Mall Self Storage (Loan No. 2)	According to the zoning reports obtained in connection with origination of the Mortgage Loan, the following Mortgaged Properties are legal non-conforming as to self-storage use under the applicable zoning ordinances: (1) 2801 Rucker Boulevard, Enterprise, AL; (2) 4201 Salem Road, Enterprise, AL; (3) 1232 Geneva Highway, Enterprise, AL; (4) 10630 W 133rd Ave, Cedar Lake, IN;
D-2-16

(5) 10706 W. 133rd Ave., Cedar Lake, IN; (6) 11220 W 127th Place, Cedar Lake, IN; (7) 11221 W 127th Place, Cedar Lake, IN; (8) 13077 Wicker Ave, Cedar Lake, IN; (9) 2745 North Cannon Boulevard, Kannapolis, NC; (10) 612 Smith Street, Shelby, NC; (11) 710 S Morgan St, Shelby, NC; (12) 138 Lee Street, Belpre, OH; (13) 1924 Washington Boulevard, Belpre, OH; (14) 14098 Old Highway 59 North, Splendora, TX; (15) 13952 US-59 Bus, Splendora, TX; (16) 1202 Main Avenue, Nitro, WV; and (17) 503 Main Avenue, Nitro, WV.
(28) Recourse Obligations.	Queens Center (Loan No. 1)

The loss carveout for misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards is limited to the intentional misappropriation thereof.

A voluntary transfer in violation of the Mortgage Loan documents triggers only a loss carveout instead of a full recourse carveout.

The obligations and liabilities of the indemnitors under the environmental indemnity agreement will terminate two years after the earlier to occur of (i) the repayment of the Mortgage Loan in full and the satisfaction of all obligations of indemnitors under the Mortgage Loan documents (except any such obligations, such as indemnification obligations which expressly survive repayment in full of the Mortgage Loan), and (ii) an indemnified party or an agent thereof will have acquired possession of or title to the Mortgaged Property by foreclosure, exercise of power of sale or deed in lieu thereof.

(28) Recourse Obligations.	Two Towne Square (Loan No. 20)	The lender is required under the Mortgage Loan documents to pursue a claim against under any pollution legal liability policy (“PLL Policy”) acceptable to the lender in its reasonable discretion prior to invoking its rights against the Mortgagor or the related non-recourse carveout guarantor (the “Guarantor”) for environmental loss or damage covered by such PLL Policy. If (i) the PLL Policy does not fully cover the applicable loss (including, without limitation, if the insurance company has denied coverage or refused in writing the defense of any claim after a written claim is made upon the insurance company under the PLL Policy), (ii) such claim is not paid in full within 120 days, (iii) the lender, in its sole discretion, determines that the insurance company issuing the PLL Policy has not or will not take such appropriate steps to pay such claim in full or (iv) the lender determines that any delay experienced by the lender in recovering under the PLL Policy will have, or is expected to have, a material adverse effect on the Mortgagor, Guarantor or the Mortgaged Property, then the lender may invoke its rights against the Mortgagor and Guarantor for such environmental loss or damage in accordance with the Mortgage Loan documents.
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(32) Due on Sale or Encumbrance.	Queens Center (Loan No. 1)	The borrower has the right to obtain a PACE Loan (as defined below) for an amount not to exceed $10,000,000. “PACE Loan” means (x) any Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property.
(33) Single-Purpose Entity.	Queens Center (Loan No. 1)	The Mortgagor previously owned the parcel that contains a J.C. Penney store, which is part of the mall of which the Mortgaged Property forms a part. The Mortgagor sold that parcel prior to the origination of the Mortgage Loan.
(33) Single-Purpose Entity.	Mini Mall Self Storage (Loan No. 2)	The Mortgaged Property is comprised of 52 self-storage properties, and is security for eight pari passu notes aggregating $180,000,000. There are 31 SPE co-borrowers that own individual or multiple properties comprising the Mortgaged Property. With respect to co-borrower ALU4407EE LP, which owns three properties located in Enterprise, AL, having an aggregate allocated loan amount of $26,685,000, or 14.8% of the original loan amount, such co-borrower previously owned an unimproved parcel that was out-conveyed to a non-co-borrower affiliate prior to loan origination. With respect to co-borrower VAU3508BL LP, which owns seven properties located in TN and VA, having an aggregated allocated loan amount of $23,025,000, or 12.8% of the original loan amount, such co-borrower previously owned a leasehold interest in a self-storage property that was out-conveyed to a non-co-borrower affiliate prior to loan origination. Both prior owned properties were included in the Phase I environmental site assessments required in connection with loan origination, and no recognized environmental conditions were identified.
(34) Defeasance.	Queens Center (Loan No. 1)	In connection with a defeasance, the Mortgagor’s obligation to pay servicing fees is capped at $25,000.
(36) Ground Leases.	Queens Center (Loan No. 1)

The Mortgagor has a ground leasehold interest in a portion of the Mortgaged Property. With respect to the related ground lease:

36(C) The term of the ground lease expires on May 31, 2048.

36(H) The ground lease does not expressly provide a cure period that includes sufficient time to gain possession of the interest of the lessee under the ground lease; however the ground lease does provide the lender an additional 10 days for payment of rent and 30 days for other defaults.

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(40) No Material Default; Payment Record.	All JPMCB Mortgage Loans (Loan No. 1, 2, 8, 10 and 20)	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or the related Mortgaged Property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.
(47) Cross-Collateralization.	Queens Center (Loan No. 1) Mini Mall Self Storage (Loan No. 2) Bay Plaza Community Center (Loan No. 8)	The Mortgage Loan is cross-collateralized and cross- defaulted with the related Companion Loans.

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens; Title Insurance.	Mini Mall Self Storage (Loan No. 2)	The mortgaged property is comprised of 52 self-storage properties, and is security for eight pari passu notes aggregating $180,000,000. With respect to the 2801 Rucker Road, Enterprise, AL property, having an allocated loan amount of $14,525,000, or 8.1% of the original loan amount, a commercial billboard tenant at the property has a Right of First Refusal (“ROFR”) to acquire its leased billboard parcel only if the borrower receives an offer to purchase such property on terms which it would otherwise agree to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.
(18) Insurance.	Helena Skyway (Loan No. 15)	Out-parcel tenant (Chick Fil-A) is a leased fee, where the tenant or other non-borrower party will construct its improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee.
(28) Recourse Obligations.	All Wells Fargo Bank Loans (Loan No. 2, 11 and 15)	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, including those related to knowledge or intent, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
(31) Acts of Terrorism Exclusion.	All Wells Fargo Bank Loans (Loan No. 2, 11 and 15)	To the extent exceptions have been taken to the Insurance representation (#17) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.
(33) Single-Purpose Entity.	Mini Mall Self Storage (Loan No. 2)	The mortgaged property is comprised of 52 self-storage properties, and is security for eight pari passu notes aggregating $180,000,000. There are 31 SPE co-
D-2-20

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
borrowers that own individual or multiple properties comprising the mortgaged property. With respect to co-borrower ALU4407EE LP, which owns three properties located in Enterprise, AL, having an aggregate allocated loan amount of $26,685,000, or 14.8% of the original loan amount, such co-borrower previously owned an unimproved parcel that was out-conveyed to a non-co-borrower affiliate prior to loan origination. With respect to co-borrower VAU3508BL LP, which owns seven properties located in TN and VA, having an aggregated allocated loan amount of $23,025,000, or 12.8% of the original loan amount, such co-borrower previously owned a leasehold interest in a self-storage property that was out-conveyed to a non-co-borrower affiliate prior to loan origination. Both prior owned properties were included in the Phase I environmental site assessments required in connection with loan origination, and no recognized environmental conditions were identified.
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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates and VRR Interest	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	25
Summary of Risk Factors	66
Risk Factors	68
Description of the Mortgage Pool	175
Transaction Parties	266
Credit Risk Retention	342
Description of the Certificates	346
Description of the Mortgage Loan Purchase Agreements	397
Pooling and Servicing Agreement	410
Certain Legal Aspects of Mortgage Loans	545
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	564
Pending Legal Proceedings Involving Transaction Parties	565
Use of Proceeds	565
Yield and Maturity Considerations	566
Material Federal Income Tax Considerations	581
Certain State and Local Tax Considerations	597
Plan of Distribution (Conflicts of Interest)	597
Incorporation of Certain Information by Reference	601
Where You Can Find More Information	602
Financial Information	602
Certain ERISA Considerations	603
Legal Investment	607
Legal Matters	608
Ratings	608
Index of Defined Terms	611

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$740,674,000
(Approximate)

Banc of America Merrill Lynch
Commercial Mortgage Inc.

Depositor

BANK5 2024-5YR12
Issuing Entity

Commercial Mortgage Pass-Through

Certificates, Series 2024-5YR12

Class A-1	$2,556,000	Class A-S	$81,141,000
Class A-2	$0 – $275,000,000	Class A-S-1	$0
		Class A-S-2	$0
Class A-2-1	$0	Class A-S-X1	$0
Class A-2-2	$0	Class A-S-X2	$0
Class A-2-X1	$0	Class B	$43,692,000
Class A-2-X2	$0	Class B-1	$0
Class A-3	$304,997,000 - $579,997,000	Class B-2	$0
		Class B-X1	$0
Class A-3-1	$0	Class B-X2	$0
Class A-3-2	$0	Class C	$33,288,000
Class A-3-X1	$0	Class C-1	$0
Class A-3-X2	$0	Class C-2	$0
Class X-A	$582,553,000	Class C-X1	$0
Class X-B	$158,121,000	Class C-X2	$0

PROSPECTUS

BofA Securities

Co-Lead Manager and Joint Bookrunner

Morgan Stanley

Co-Lead Manager and Joint Bookrunner

J.P. Morgan

Co-Lead Manager and Joint Bookrunner

Wells Fargo Securities

Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc.

Co-Manager

Drexel Hamilton

Co-Manager

November      , 2024